FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-166711-02

Prospectus Supplement
to Prospectus dated September 4, 2012

$728,147,000 (Approximate)

Citigroup Commercial Mortgage Trust 2012-GC8
as Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
as Depositor

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Natixis Real Estate Capital LLC
as Sponsors

Commercial Mortgage Pass-Through Certificates, Series 2012-GC8

The Commercial Mortgage Pass-Through Certificates, Series 2012-GC8 will consist of 16 classes of certificates, 5 of which Citigroup Commercial Mortgage Securities Inc. is offering pursuant to this prospectus supplement.  The Series 2012-GC8 certificates will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2012-GC8.  The issuing entity’s main assets will be a pool of 57 fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Classes of Offered Certificates	Initial Certificate Principal Amount or Notional Amount(1)	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Rated Final Distribution Date

Class A-1	$58,955,000	0.685%	Fixed	September 2045
Class A-2	$181,568,000	1.813%	Fixed	September 2045
Class A-3	$27,725,000	2.631%	Fixed	September 2045
Class A-4	$379,626,000	3.024%	Fixed	September 2045
Class A-AB	$80,273,000	2.608%	Fixed	September 2045

(Footnotes to table begin on page S-12)

You should carefully consider the risk factors beginning on page S-47 of this prospectus supplement and page 19 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2012-GC8 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in October 2012.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this prospectus supplement.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Natixis Securities Americas LLC and RBS Securities Inc. when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part.  The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale.  The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about September 27, 2012.  Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 102.3% of the aggregate principal balance of the offered certificates, plus accrued interest from September 1, 2012, before deducting expenses payable by the depositor.  See “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Citigroup	Goldman, Sachs & Co.

Co-Lead Managers and Joint Bookrunners
Natixis	RBS

Co-Managers

September 10, 2012

CITIGROUP COMMERCIAL MORTGAGE TRUST 2012-GC8

Commercial Mortgage Pass-Through Certificates, Series 2012-GC8

Kansas
1 property
$981,830
0.1% of total
South Dakota
1 property
$1,577,305
0.2% of total
Missouri
5 properties
$2,525,716
0.2% of total
Iowa
1 property
$407,809
0.04% of total
Minnesota
1 property
$408,698
0.04% of total
Illinois
11 properties
$98,841,924
9.5% of total
Wisconsin
1 property
$4,386,720
0.4% of total
Indiana
1 property
$801,845
0.1% of total
Michigan
17 properties
$50,531,289
4.9% of total
Pennsylvania
4 properties
$47,506,145
4.6% of total
New Hampshire
1 property
$5,445,000
0.5% of total
Utah
2 properties
$6,483,228
0.6% of total
Ohio
5 properties
$19,293,285
1.9% of total
New York
7 properties
$326,294,384
31.4% of total
Nevada
3 properties
$1,342,468
0.1% of total
Maryland
2 properties
$16,805,605
1.6% of total
Virginia
4 properties
$24,100,627
2.3% of total
California
1 property
$23,400,000
2.2% of total
North Carolina
4 properties
$35,441,825
3.4% of total
Arizona
4 properties
$36,267,492
3.5% of total
South Carolina
1 property
$411,457
0.04% of total
Colorado
3 properties
$1,996,057
0.2% of total
New Mexico
1 property
$1,152,447
0.1% of total
Georgia
2 properties
$18,397,246
1.8% of total
Oklahoma
7 properties
$6,535,969
0.6% of total
Arkansas
2 properties
$3,129,917
0.3% of total
Mississippi
8 properties
$8,177,540
0.8% of total
Texas
20 properties
$154,878,737
14.9% of total
Louisiana
1 property
$456,508
0.04% of total
Tennessee
3 properties
$4,333,677
0.4% of total
Florida
15 properties
$137,897,771
13.3% of total
>15.0% of Initial Pool Balance
>10.0 – 15.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
0.04 – 5.0% of Initial Pool Balance

Mortgaged Properties by Property Type

Manufactured Housing 2.4%
Mixed Use 2.4%
Parking 0.2%
Self Storage 5.3%
Multifamily 8.5%
Office 44.2%
Hospitality 17.4%
Retail 19.6%

CERTIFICATE SUMMARY	S-11	Performance of the Certificates Will Be
SUMMARY	S-12	Highly Dependent on the
RISK FACTORS	S-47	Performance of Tenants and Tenant
The Offered Certificates May Not Be a		Leases	S-58
Suitable Investment for You	S-47	Concentrations Based on Property
The Offered Certificates Are Limited		Type, Geography, Related
Obligations	S-47	Borrowers and Other Factors May
The Volatile Economy, Credit Crisis and		Disproportionately Increase Losses	S-61
Downturn in the Real Estate Market		Risks Relating to Enforceability of
Have Adversely Affected and May		Cross-Collateralization	S-62
Continue To Adversely Affect the		The Performance of a Mortgage Loan
Value of CMBS	S-47	and Its Related Mortgaged Property
External Factors May Adversely Affect		Depends in Part on Who Controls
the Value and Liquidity of Your		the Borrower and Mortgaged
Investment	S-48	Property	S-62
The Certificates May Have Limited		The Borrower’s Form of Entity May
Liquidity and the Market Value of		Cause Special Risks	S-63
the Certificates May Decline	S-49	A Bankruptcy Proceeding May Result in
Limited Information Causes		Losses and Delays in Realizing on
Uncertainty	S-50	the Mortgage Loans	S-64
Legal and Regulatory Provisions		Mortgage Loans Are Nonrecourse and
Affecting Investors Could Adversely		Are Not Insured or Guaranteed	S-64
Affect the Liquidity of the Offered		Seasoned Mortgage Loans Present
Certificates	S-51	Additional Risks of Repayment	S-65
Your Yield May Be Affected by Defaults,		Adverse Environmental Conditions at or
Prepayments and Other Factors	S-53	Near Mortgaged Properties May
Nationally Recognized Statistical Rating		Result in Losses	S-65
Organizations May Assign Different		Risks Related to Redevelopment and
Ratings to the Certificates; Ratings		Renovation at Mortgaged Properties	S-65
of the Certificates Reflect Only the		Risks Relating to Costs of Compliance
Views of the Applicable Rating		with Applicable Laws and
Agencies as of the Dates Such		Regulations	S-66
Ratings Were Issued; Ratings May		Litigation Regarding the Mortgaged
Affect ERISA Eligibility; Ratings May		Properties or Borrowers May Impair
Be Downgraded	S-55	Your Distributions	S-66
Commercial, Multifamily and		Other Financings or Ability To Incur
Manufactured Housing Community		Other Financings Entails Risk	S-67
Lending Is Dependent on Net		Risks of Anticipated Repayment Date
Operating Income	S-56	Loans	S-67
Underwritten Net Cash Flow Could Be		Risks of Shari’ah Compliant Loans	S-67
Based On Incorrect or Failed		Borrower May Be Unable To Repay
Assumptions	S-56	Remaining Principal Balance on
The Mortgage Loans Have Not Been		Maturity Date or Anticipated
Reunderwritten by Us; Some		Repayment Date	S-68
Mortgage Loans May Not Have		Risks Relating to Interest on Advances
Complied With Another Originator’s		and Special Servicing
Underwriting Criteria	S-57	Compensation	S-69
Static Pool Data Has Not Been Provided		Increases in Real Estate Taxes May
and Would Not Be Indicative of the		Reduce Available Funds	S-69
Performance of this Pool	S-57	Some Mortgaged Properties May Not
Appraisals May Not Reflect Current or		Be Readily Convertible to
Future Market Value of Each		Alternative Uses	S-69
Property	S-58	Risks Related to Zoning Non-
		Compliance and Use Restrictions	S-70

Risks Relating to Inspections of		Book-Entry Registration Will Mean You
Properties	S-70	Will Not Be Recognized as a Holder
Availability of Earthquake, Flood and		of Record	S-84
Other Insurance	S-70	Tax Matters and Changes in Tax Law
Terrorism Insurance May Not Be		May Adversely Impact the Mortgage
Available for All Mortgaged		Loans or Your Investment	S-84
Properties	S-71	DESCRIPTION OF THE MORTGAGE
Risks Associated with Blanket Insurance		POOL	S-87
Policies or Self-Insurance	S-72	General	S-87
State and Local Mortgage Recording		Certain Calculations and Definitions	S-87
Taxes May Apply Upon a		Statistical Characteristics of the
Foreclosure or Deed in Lieu of		Mortgage Loans	S-94
Foreclosure and Reduce Net		Environmental Considerations	S-105
Proceeds	S-73	Litigation Considerations	S-107
Risks Relating to a Bankruptcy of an		Redevelopment and Renovation	S-109
Originator, a Sponsor or the		Bankruptcy Issues and Other
Depositor, or a Receivership or		Proceedings	S-109
Conservatorship of Goldman Sachs		Tenant Issues	S-111
Bank USA	S-73	Insurance Considerations	S-117
Interests and Incentives of the		Use Restrictions	S-118
Originators, the Sponsors and Their		Appraised Value	S-118
Affiliates May Not Be Aligned With		Nonrecourse Carve-out Limitations	S-119
Your Interests	S-74	Certain Terms of the Mortgage Loans	S-119
Interests and Incentives of the		Significant Obligor	S-129
Underwriter Entities May Not Be		Exceptions to Underwriting
Aligned With Your Interests	S-76	Guidelines	S-129
Potential Conflicts of Interest of the		The Whole Loans	S-129
Master Servicer and the Special		Representations and Warranties	S-133
Servicer	S-77	Sale of Mortgage Loans; Mortgage File
Potential Conflicts of Interest of the		Delivery	S-134
Operating Advisor	S-78	Cures, Repurchases and
Potential Conflicts of Interest of the		Substitutions	S-135
Controlling Class Representative		Additional Information	S-137
and the Companion Loan Holders;		TRANSACTION PARTIES	S-137
Special Servicer May Be Directed		The Sponsors	S-137
To Take Actions by an Entity That		The Depositor	S-146
Has No Duty or Liability to Other		The Originators	S-147
Certificateholders	S-78	The Issuing Entity	S-159
Potential Conflicts of Interest in the		The Trustee	S-160
Selection of the Underlying		The Certificate Administrator and the
Mortgage Loans	S-79	Custodian	S-162
Other Potential Conflicts of Interest May		Trustee and Certificate Administrator
Affect Your Investment	S-80	Fee	S-165
Your Lack of Control Over the Issuing		The Operating Advisor	S-166
Entity and Servicing of the Mortgage		Servicers	S-167
Loans Can Create Risks	S-81	Servicing Compensation, Operating
Rights of the Operating Advisor and the		Advisor Compensation and
Controlling Class Representative		Payment of Expenses	S-173
Could Adversely Affect Your		Affiliates and Certain Relationships	S-182
Investment	S-82	DESCRIPTION OF THE OFFERED
The Whole Loans Pose Special Risks	S-82	CERTIFICATES	S-183
Sponsors May Not Be Able To Make		General	S-183
Required Repurchases or		Distributions	S-185
Substitutions of Defective Mortgage		Subordination	S-198
Loans	S-83	Appraisal Reductions	S-199
		Voting Rights	S-202

Delivery, Form, Transfer and		Reports to Certificateholders; Available
Denomination	S-203	Information	S-261
Certificateholder Communication	S-206	USE OF PROCEEDS	S-267
YIELD, PREPAYMENT AND MATURITY		MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS	S-207	CONSEQUENCES	S-267
Yield	S-207	General	S-267
Weighted Average Life of the Offered		Tax Status of Offered Certificates	S-268
Certificates	S-210	Taxation of Offered Certificates	S-268
Price/Yield Tables	S-213	Further Information	S-269
THE POOLING AND SERVICING		STATE AND LOCAL TAX
AGREEMENT	S-216	CONSIDERATIONS	S-270
General	S-216	ERISA CONSIDERATIONS	S-270
Servicing of the Whole Loans	S-216	Exempt Plans	S-273
Assignment of the Mortgage Loans	S-216	Further Warnings	S-273
Servicing of the Mortgage Loans	S-217	LEGAL INVESTMENT	S-274
Advances	S-221	CERTAIN LEGAL ASPECTS OF THE
Accounts	S-224	MORTGAGE LOANS	S-274
Application of Penalty Charges,		RATINGS	S-276
Modification Fees and Assumption		PLAN OF DISTRIBUTION
Fees	S-226	(UNDERWRITER CONFLICTS OF
Withdrawals from the Collection		INTEREST)	S-277
Account	S-227	LEGAL MATTERS	S-279
Enforcement of “Due-On-Sale” and		INDEX OF SIGNIFICANT
“Due-On-Encumbrance” Clauses	S-229	DEFINITIONS	S-280
Inspections	S-230
Evidence as to Compliance	S-230
Certain Matters Regarding the		ANNEX A – STATISTICAL
Depositor, the Master Servicer, the		CHARACTERISTICS OF THE
Special Servicer and the Operating		MORTGAGE LOANS	A-1
Advisor	S-231	ANNEX B – STRUCTURAL AND
Servicer Termination Events	S-233	COLLATERAL TERM SHEET	B-1
Rights Upon Servicer Termination		ANNEX C – MORTGAGE POOL
Event	S-234	INFORMATION	C-1
Waivers of Servicer Termination		ANNEX D – FORM OF DISTRIBUTION
Events	S-236	DATE STATEMENT	D-1
Termination of the Special Servicer	S-236	ANNEX E-1 – SPONSOR
Amendment	S-237	REPRESENTATIONS AND
Realization Upon Mortgage Loans	S-240	WARRANTIES	E-1-1
Controlling Class Representative	S-246	ANNEX E-2 – EXCEPTIONS TO
Operating Advisor	S-251	SPONSOR REPRESENTATIONS
Asset Status Reports	S-257	AND WARRANTIES	E-2-1
Rating Agency Confirmations	S-258	ANNEX F – CLASS A-AB SCHEDULED
Termination; Retirement of		PRINCIPAL BALANCE SCHEDULE	F-1
Certificates	S-260	ANNEX G – 17 BATTERY PLACE
Optional Termination; Optional		SOUTH AMORTIZATION SCHEDULE	G-1
Mortgage Loan Purchase	S-260

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The terms of the offered certificates contained in this prospectus supplement, including the annexes to this prospectus supplement, are intended to supplement the terms contained in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this  prospectus supplement and the prospectus.  The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with two introductory sections describing the Series 2012-GC8 certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary” commencing on page S-11 of this prospectus supplement, which sets forth important statistical information relating to the Series 2012-GC8 certificates; and

●
the “Summary” commencing on page S-12 of this prospectus supplement, which gives a brief introduction to the key features of the Series 2012-GC8 certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page S-47 of this prospectus supplement, describes the material risks that apply to the Series 2012-GC8 certificates which are in addition to those described in the prospectus with respect to the securities issued by the issuing entity generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Significant Definitions” commencing on page S-280 of this prospectus supplement.  The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Glossary” commencing on page 189 of the prospectus.

In this prospectus supplement:

●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the trust as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement.

The Annexes attached to this prospectus supplement are incorporated into and made a part of this prospectus supplement.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE

OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS SUPPLEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY EITHER AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2), OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “EXEMPT PERSONS”).  IT MAY NOT BE PASSED ON EXCEPT TO EXEMPT PERSONS OR OTHER PERSONS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 DOES NOT APPLY TO THE DEPOSITOR (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS SUPPLEMENT.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EUROPEAN UNION’S DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO) AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (THE “EU PROSPECTUS DIRECTIVE”).  THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EEA OF CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS.  NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, AND NONE OF

SUCH ENTITIES AUTHORIZES, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE OFFERED CERTIFICATES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT.

HONG KONG

THE OFFERED CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN (I) IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), OR (II) TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER, OR (III) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32, LAWS OF HONG KONG), AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES MAY BE ISSUED OR MAY BE IN THE POSSESSION OF ANY PERSON FOR THE PURPOSE OF ISSUE (IN EACH CASE WHETHER IN HONG KONG OR ELSEWHERE), WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571, LAWS OF HONG KONG) AND ANY RULES MADE THEREUNDER.

SINGAPORE

THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE.  ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:  (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 EXCEPT:  (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY SECURITIES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

FORWARD-LOOKING STATEMENTS

In this prospectus supplement and the prospectus, we use certain forward-looking statements.  These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.  Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words.  These statements are intended to convey our projections or expectations as of the date of this prospectus supplement.  These statements are inherently subject to a variety of risks and uncertainties.  Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,

●	political and/or social conditions, and

●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

CERTIFICATE SUMMARY

Classes of Certificates	Initial Certificate Principal Amount or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(9)	Expected Principal Window(9)

Offered Certificates
Class A-1	$58,955,000		30.000	%(10)	0.685%	Fixed	2.46	10/12 – 04/17
Class A-2	$181,568,000		30.000	%(10)	1.813%	Fixed	4.71	04/17 – 09/17
Class A-3	$27,725,000		30.000	%(10)	2.631%	Fixed	6.87	08/19 – 08/19
Class A-4	$379,626,000		30.000	%(10)	3.024%	Fixed	9.73	05/22 – 07/22
Class A-AB	$80,273,000		30.000	%(10)	2.608%	Fixed	7.38	09/17 – 05/22

Non-Offered Certificates
Class X-A	$821,766,000	(3)	N/A		2.268%	Variable IO(4)	N/A	N/A
Class X-B	$218,444,520	(3)	N/A		0.166%	Variable IO(4)	N/A	N/A
Class A-S	$93,619,000		21.000%		3.683%	Fixed	9.79	07/22 – 07/22
Class B	$61,112,000		15.125%		4.285%	Fixed	9.79	07/22 – 07/22
Class C	$39,008,000		11.375%		4.878%	Variable(5)	9.80	07/22 – 08/22
Class D	$45,509,000		7.000%		4.878%	Variable(5)	9.87	08/22 – 08/22
Class E	$19,504,000		5.125%		4.878%	WAC Cap(6)	9.87	08/22 – 08/22
Class F	$19,504,000		3.250%		4.878%	WAC Cap(6)	9.87	08/22 – 08/22
Class G	$33,807,520		0.000%		4.878%	WAC Cap(6)	9.90	08/22 – 09/22
Class S(7)	N/A		N/A		N/A	N/A	N/A	N/A
Class R(8)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
The Class X-A and Class X-B certificates will not have certificate principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-S certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate certificate principal amounts of the Class B, Class C, Class D, Class E, Class F, and Class G certificates.

(4)
The pass-through rate of the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-S certificates as described in this prospectus supplement.  The pass-through rate of the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, and Class G certificates as described in this prospectus supplement.

(5)
For any distribution date, the pass-through rates of the Class C and Class D certificates will each generally be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(6)
For any distribution date, the pass-through rates of the Class E, Class F, and Class G certificates will each generally be equal to a per annum rate equal to the lesser of (i) 5.000%, and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(7)
The Class S certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus supplement.

(8)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interests in each of two separate REMICs, as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

(9)
Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

(10)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates are represented in the aggregate.

The Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class S, and Class R certificates are not offered by this prospectus supplement.

SUMMARY

          The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See “Index of Significant Definitions” in this prospectus supplement and “Glossary” in the prospectus for definitions of capitalized terms.

Title, Registration and Denomination of Certificates

          The certificates to be issued are known as the Citigroup Commercial Mortgage Trust 2012-GC8, Commercial Mortgage Pass Through Certificates, Series 2012-GC8. The offered certificates will be issued in book-entry form through The Depository Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System in Europe. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination,” and “—Book-Entry Registration” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration” in the prospectus. All the offered certificates will be issued in registered form without coupons. The offered certificates that are initially offered and sold will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Transaction Parties and Significant Dates, Events and Periods

Issuing Entity
Citigroup Commercial Mortgage Trust 2012-GC8, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Citigroup Commercial Mortgage Securities Inc., a Delaware corporation. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-6000. See “Transaction Parties—The Depositor” in this prospectus supplement and “Transaction Participants—The Depositor” in the prospectus.

Sponsors	The mortgage loans will be sold to the depositor by the following sponsors, which have organized and initiated the transaction in which the certificates will be issued:

	•	Citigroup Global Markets Realty Corp., a New York corporation (52.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Goldman Sachs Mortgage Company, a New York limited partnership (35.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

	•	Natixis Real Estate Capital LLC, a Delaware limited liability company (12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

See “Transaction Parties—The Sponsors” in this prospectus supplement.

Originators	The mortgage loans were originated by the entities set forth in the following chart.
Originator	Sponsor	Number of Mortgage Loans	% of Initial Pool Balance

Citigroup Global Markets Realty Corp	Citigroup Global Markets Realty Corp.	39	52.8%
Goldman Sachs Commercial Mortgage Capital, L.P.	Goldman Sachs Mortgage Company	11	29.0
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	4	12.0
GS Commercial Real Estate LP	Goldman Sachs Mortgage Company	2	3.9
Goldman Sachs Mortgage Company	Goldman Sachs Mortgage Company	1	2.2
		57	100.0%

See “Transaction Parties—The Originators” in this prospectus supplement.

Trustee
U.S. Bank National Association, a national banking association. The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th floor, Chicago, Illinois 60603. Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” in this prospectus supplement.

Certificate Administrator
Citibank, N.A., a national banking association. Citibank, N.A. will initially act as certificate administrator, certificate registrar and custodian. The corporate trust office of Citibank, N.A. responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services—Citigroup Commercial Mortgage Trust 2012-GC8, and the office responsible for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window. See “Transaction Parties—The Certificate Administrator” in this prospectus supplement.

Operating Advisor
Situs Holdings LLC, a Delaware limited liability company. At any time that (i) none of the classes of Class E, Class F, and Class G certificates has an outstanding certificate principal amount (as notionally reduced by appraisal reductions then allocable to such class) that is at least equal to 25% of the initial certificate principal amount of that class of certificates or (ii) a control termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Control Termination Event”), the operating advisor will generally review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, at any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will consult with the special servicer with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and the pooling and servicing agreement.

At any time after the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to review certain operational activities related to specially serviced mortgage loans in general on a platform level basis. Based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report to be provided to the trustee and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

At any time that (i) none of the classes of Class E, Class F and Class G certificates has an outstanding certificate principal amount, without regard to the application of any appraisal reductions, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates or (ii) a consultation termination event is deemed to occur as described under “The Pooling and Servicing Agreement—Controlling Class Representative—General” in this prospectus supplement (each, a “Consultation Termination Event”), the operating advisor may recommend the replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Additionally, if the holders of at least 15% of the voting rights of the certificates other than the Class X-A, Class X-B, Class S, and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by appraisal reductions then allocable to the subject class, equal to or greater than 25% of the initial certificate principal amount of such class as reduced by payments of principal previously made with respect to such class) request a vote to replace the operating advisor, then the operating advisor may be replaced by the holders of more than 50% of the voting rights of the certificates other than the Class X-A, Class X-B, Class S, and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by appraisal reductions then allocable to the subject class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal previously made with respect to such class) that exercise their right to vote; provided that holders of at least 50% of the voting rights of such certificates exercise their right to vote. See “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—Operating Advisor” and “Transaction Parties—The Operating Advisor” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association. The master servicer will initially service all of the mortgage loans either directly or through a sub-servicer pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the initial special servicer with respect to all of the mortgage loans pursuant to the pooling and servicing agreement. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer at the request of Raith-Green Investors LLC, which is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint an affiliate, Raith Capital Management, LLC, to be the initial controlling class representative. The primary servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Special Servicer” and “—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The special servicer for the pool of mortgage loans may be removed, with or without cause, and a successor special servicer appointed, from time to time, as follows:

	●	prior to the occurrence and continuance of a Control Termination Event, the special servicer may be removed at the direction of the controlling class representative upon satisfaction of certain conditions specified in the pooling and servicing agreement; and

●
after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer. The subsequent vote may result in the termination and replacement of the special servicer if within 180 days of the initial request for that vote the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by appraisal reductions then allocable to the subject class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal previously made with respect to such class), vote affirmatively to so replace.

Additionally, at any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer. In connection with such a recommendation, the special servicer would be replaced if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that, in each case, have an outstanding certificate principal amount, as notionally reduced by appraisal reductions then allocable to the subject class, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal previously made with respect to such class), vote affirmatively to so replace.

Further, in the case of each mortgage loan that is part of a whole loan structure as described herein, if a servicer termination event on the part of the special servicer affects the companion loan that is part of such whole loan, the holder of such companion loan or the rating on a class of securities backed by such companion loan, then, at the direction of the holder of such companion loan, the trustee will be required to terminate the special servicer solely with respect to the applicable whole loan, as further described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon Servicer Termination Event” in this prospectus supplement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for a discussion of whole loans and companion loans.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Controlling Class Representative
The controlling class representative will be the controlling class certificateholder or representative selected by more than 50% of the controlling class certificateholders (by certificate principal amount).

The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate principal amount, as notionally reduced by any appraisal reductions then allocable to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

So long as a Control Termination Event does not exist, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters relating to the mortgage loans.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the controlling class representative will terminate, and the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the mortgage loans.

After the occurrence and during the continuance of a Consultation Termination Event, the consultation rights of the controlling class representative will terminate. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Raith-Green Investors LLC is expected to purchase the Class E, Class F and Class G certificates and, on the closing date, is expected to appoint an affiliate, Raith Capital Management, LLC, to be the initial controlling class representative. It is also anticipated that Raith-Green Investors LLC will sell the Class E certificates to unaffiliated third parties shortly after the closing date.

So long as a Control Termination Event does not exist, (i) the special servicer may, at the direction of the controlling class representative, take actions with respect to the servicing of the mortgage loans that could adversely affect the holders of some or all of the classes of certificates, and (ii) the special servicer may be removed without cause by the controlling class representative. Furthermore, the controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders; Special Servicer May Be Directed To

Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by certificate principal amount) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor. Any such waiver will remain effective with respect to such holder and the Class E certificates until such time as that certificateholder has (i) sold a majority of the Class E certificates (by certificate principal amount) to an unaffiliated third party and (ii) certified to the depositor, certificate administrator, trustee, master servicer, special servicer and operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor, and (c) the transferor retains no direct or indirect controlling interest in the Class E certificates. Following any such transfer, the successor holder of more than 50% of the Class E certificates (by certificate principal amount), if the Class E certificates are the controlling class certificates, will again have the rights of the controlling class representative as described in this prospectus supplement without regard to any prior waiver by the predecessor certificateholder. The successor certificateholder will also have the right to irrevocably waive its right to act as or appoint a controlling class representative or to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative. No successor certificateholder described above will have any consent rights with respect to any mortgage loan that became a specially serviced mortgage loan prior to its acquisition of a majority of the Class E certificates that had not also become a corrected mortgage loan prior to such acquisition until such mortgage loan becomes a corrected mortgage loan.

Whenever such an “opt-out” by a controlling class certificateholder is in effect:

● a Control Termination Event and a Consultation Termination Event will both be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E certificates (by certificate principal amount), if they are the controlling class certificates, to act as or appoint a controlling class representative and the rights of the controlling class representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

Companion Loan Holders
The following three (3) mortgage loans are each part of a split loan structure comprised of two (2) pari passu mortgage loans secured by the same mortgage or deed of trust on the same mortgaged property: (i) the mortgage loan included in the issuing entity; and (ii) a “companion loan” that is held outside the issuing entity and that is pari passu in right of payment to the related mortgage loan included in the issuing entity:

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Miami Center, representing approximately 11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

●
the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Gansevoort Park Avenue, representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Each companion loan together with the related mortgage loan included in the issuing entity is referred to as a “whole loan.”

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the companion loan that governs the relative rights and obligations of such holders. Each co-lender agreement provides, among other things, that one of the holders will be the “directing holder” entitled to (i) approve or direct material servicing decisions involving the related whole loan and (ii) replace the special servicer with respect to such related whole loan with or without cause. The directing holder for each such whole loan under the related co-lender agreement is the trustee as holder of the mortgage loan, whose rights will be exercised by the controlling class representative unless a Control Termination Event has occurred and is continuing.

In addition, each co-lender agreement provides, among other things, that the special servicer will be required (i) to provide to the companion loan holder (or its representative) copies of all information that it is required to provide to the controlling class representative pursuant to the pooling and servicing agreement with respect to certain major decisions or the implementation of any recommended actions outlined in an asset status report relating to the subject whole loan (within the same time frames such information would be provided to the controlling class representative without regard to the occurrence of a Control Termination Event or Consultation Termination Event), and (ii) upon request, to consult with the companion loan holder (or its representative) on a strictly non-binding basis and for a limited period of time and consider alternative actions recommended by the companion loan holder (or its representative, as further described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” in this prospectus supplement.

The companion loans will be serviced under the pooling and servicing agreement by the master servicer and the special servicer (subject to replacement as described above). None of the companion loan holders or the companion loan holders’ representatives will be a party to the pooling and servicing agreement, but their rights may affect the servicing of the related mortgage loans. See “Risk Factors—The Whole Loans Pose Special Risks” and “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders” and “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Significant Affiliations
and Relationships
Citigroup Global Markets Realty Corp. and its affiliates are playing several roles in this transaction. Citigroup Commercial Mortgage Securities Inc. is the depositor and an affiliate of Citigroup Global Markets Realty Corp., a sponsor and an originator, Citigroup Global Markets Inc., one of the underwriters for the offering of the offered certificates, and Citibank, N.A., the certificate administrator, certificate registrar and custodian.

In addition, Goldman Sachs Mortgage Company, a sponsor and an originator, is an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an originator, GS Commercial Real Estate LP, an originator, and Goldman, Sachs & Co., one of the underwriters for the offering of the offered certificates.

In addition, Natixis Real Estate Capital LLC, a sponsor and an originator, and Natixis Securities Americas LLC, one of the underwriters for the offering of the offered certificates, are affiliated with each other.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Natixis Real Estate Capital LLC will, as of the date of initial issuance of the offered certificates, hold a mezzanine loan secured by direct or indirect equity interests in the related borrower.

U.S. Bank National Association, the trustee, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the pooling and servicing agreement. In such vendor capacity, U.S. Bank National Association will hold and safeguard the mortgage notes and other contents of the mortgage file with respect to all mortgage loans under the pooling and servicing agreement.

With respect to each of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Miami Center and Gansevoort Park Avenue, representing approximately 11.0% and 7.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Citigroup Global Markets Realty Corp. will, as of the date of initial issuance of the offered certificates, hold the related companion loan.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Goldman Sachs Mortgage Company will, as of the date of initial issuance of the offered certificates, hold the related companion loan.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association, the master servicer, and Citigroup Global Markets Realty Corp., a sponsor and an originator, or certain of its affiliates, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned by Citigroup Global Markets Realty Corp. or its affiliates from time to time, including, prior to their inclusion in the issuing entity, mortgage loans with an aggregate cut-off date principal balance of approximately $23,988,738 to be sold to the depositor by Citigroup Global Markets Realty Corp.

Wells Fargo, National Association is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

Pursuant to certain interim servicing agreements between Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, and Natixis Real Estate Capital LLC, a sponsor and an originator, and certain of its affiliates, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned by Natixis Real Estate Capital LLC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be sold to the depositor by Natixis Real Estate Capital LLC.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “Risk Factors—Other Potential Conflicts of Interest May Affect Your

Investment” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Significant Obligor
The mortgaged property identified on Annex A to this prospectus supplement as Miami Center, securing a mortgage loan representing approximately 11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a “significant obligor,” as such term is used in Items 1101 and 1112 of Regulation AB, with respect to this offering. See “Structural and Collateral Term Sheet—Miami Center” in Annex B to this prospectus supplement.

Cut-off Date	With respect to each mortgage loan, the due date in September 2012 for that mortgage loan.

Closing Date	On or about September 27, 2012.

Distribution Date
The certificate administrator will make distributions on the certificates, to the extent of available funds, on the 4th business day following the related determination date of each month, beginning in October 2012, to the holders of record at the end of the previous month. The first distribution date will be October 15, 2012.

Determination Date	The 6th day of the calendar month of the related distribution date or, if the 6th day is not a business day, the next business day.

Expected Final Distribution	Class A-1	April 2017
Date	Class A-2	September 2017
	Class A-3	August 2019
	Class A-4	July 2022
	Class A-AB	May 2022

The expected final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in September 2045.

Collection Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date (without regard to grace periods) for that mortgage loan in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in October 2012, beginning on the day after the cut-off date) and ending on and including the due date (without regard to grace periods) for that mortgage loan in the month in which that distribution date occurs.

Transaction Overview
On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date. That common law trust, which will be the issuing entity, will be formed pursuant to a pooling and servicing agreement, to be dated as of September 1, 2012, among the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator and the trustee. The master servicer will service the mortgage loans and the companion loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and provide information to the certificate administrator as necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

The Mortgage Loans

General
The issuing entity’s primary assets will be 57 fixed rate mortgage loans with an aggregate outstanding principal balance as of the cut-off date of $1,040,210,521. The mortgage loans are secured by first liens on 139 commercial, multifamily and manufactured housing community properties located in 31 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income” in this prospectus supplement.

Fee Simple / Leasehold
One hundred thirty-seven (137) mortgaged properties, representing approximately 97.4% of the aggregate principal balances of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. With respect to one (1) additional mortgaged property, securing a mortgage loan representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, both the fee and leasehold interests in the entire related mortgaged property are encumbered, and we have treated that as simply an encumbered fee interest. One (1) mortgaged property, representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans (by allocated loan amount) as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the entire related mortgaged property.

The Whole Loans
As described under “—Transaction Parties and Dates—The Companion Loan Holders” above, each of the three (3) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Miami Center, 222 Broadway and Gansevoort Park Avenue, representing approximately 11.0%, 9.6% and 7.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a split loan structure comprised of the mortgage loan and the related companion loan, both of which are secured by the same mortgage or deed of trust on the same mortgaged property. The mortgage loans comprising each whole loan are pari passu in right of payment with each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Certain information regarding the aforementioned whole loans is identified in the following table.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as a % of Initial Pool Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance

Miami Center	$114,765,852	11.0%	$57,382,926	$172,148,778
222 Broadway	$100,000,000	9.6%	$35,000,000	$135,000,000
Gansevoort Park Avenue	$75,000,000	7.2%	$65,000,000	$140,000,000

Each such whole loan will be serviced under the pooling and servicing agreement.

For more information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Due Dates / Grace Periods	Subject in some cases to a next business day convention, monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	53	88.0%
9(1)	0	1	8.7
5	0	3	3.3
		57	100.0%

(1)
With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the due date for scheduled monthly payments (other than the maturity date payment) is the 9th of each calendar month, however, the due date for the payment due on the maturity date is the 6th of the applicable calendar month.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. See Annex A for information on the number of days before late payment charges are due under each mortgage loan. The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the mortgage loans. Some jurisdictions may impose a statutorily longer period.

Interest-Only Mortgage Loans / Amortizing Mortgage Loans

Three (3) of the mortgage loans, representing approximately 11.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of interest-only until their stated maturity dates or, in the case of one (1) mortgage loan, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, its anticipated repayment date. The remaining fifty-three (53) mortgage loans, representing approximately 86.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for monthly payments of principal and interest based on an amortization schedule that is significantly longer than the remaining term of the mortgage loan. However, five (5) of these fifty-three (53) mortgage loans, representing approximately 23.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an initial interest-only period ranging from 24 months to 36 months following the related origination date.

Balloon Loans / ARD Loans
All of the mortgage loans will have substantial principal payments due on their maturity dates or anticipated repayment dates, unless prepaid earlier, subject to the terms and conditions of the prepayment provisions of each mortgage loan.

One (1) of the mortgage loans, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date, if the related borrower has not repaid the mortgage loan in full. The interest accrued in excess of the original rate will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time any such deferred “excess interest” that is collected will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement. In addition, from and after the anticipated repayment date, cash flow in excess of that required for debt service, funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for a borrower to repay the related mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus supplement.

Loans With Non-Standard Amortization Schedules

One (1) of the mortgage loans secured by the mortgaged property identified as 17 Battery Place South on Annex A to this prospectus supplement, and representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement.

Additional Characteristics of the Mortgage Loans	General characteristics of the mortgage loans as of the cut-off date:

All Mortgage Loans
Initial Pool Balance(1)	$1,040,210,521
Number of Mortgage Loans	57
Number of Mortgaged Properties	139
Average Cut-off Date Mortgage Loan Balance	$18,249,307
Weighted Average Mortgage Loan Rate	4.9537%
Range of Mortgage Loan Rates	3.7000% - 5.9000%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	63.1%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)(5)(6)	51.9%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(4)	106
Weighted Average Cut-off Date DSCR(2)(3)(6)	1.73x
Full-Term Amortizing Balloon Mortgage Loans	62.8%
Partial Interest-Only Balloon Mortgage Loans	23.3%
Interest-Only Balloon Mortgage Loans(4)	14.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each mortgage loan that is part of a whole loan, the related companion loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, and Cut-off Date DSCR.

(3)
With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Verizon Wireless & Mattress Firm and Pensacola Marketplace, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those mortgage loans are presented in the aggregate unless otherwise indicated.

(4)
Includes the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A to this prospectus supplement as Cole Family Dollar Portfolio that has an anticipated repayment date and is assumed to mature and pay in full on its anticipated repayment date.

(5)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” appraised value instead of the related “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(6)
The mortgage loan secured by the mortgaged property identified as 17 Battery Place South on Annex A to this prospectus supplement, representing approximately 8.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement. See the definition of “Annual Debt Service” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios.

Modified and Refinanced Mortgage Loans

Two (2) of the mortgage loans, representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were refinancings of defaulted loans or otherwise involved discounted pay-offs as described below:

●
The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Sutton Place Apartments, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, refinanced a discounted payoff of a prior loan secured by the related mortgaged property. The mortgage loan represented 76.4% of the discounted payoff amount, with the remainder, as well as closing costs, supplied by new equity from the borrower.

●
The mortgage loan secured by the mortgaged properties identified on Annex A to this prospectus supplement as Chicago Multifamily Portfolio, representing approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, refinanced three (3) prior loans that had not been repaid at their respective maturity dates and were therefore in maturity default. The proceeds from the mortgage loan repaid the principal of each prior loan in full, as well as an additional loan that was repaid solely from equity and other sources.

Interest Accrual Basis	All of the mortgage loans accrue interest on the basis of the actual number of days in each applicable one-month accrual period, assuming a 360-day year.

Prepayment / Defeasance / Property Release Provisions	The terms of each mortgage loan (or whole loan, if applicable) restrict the ability of the borrower to prepay the mortgage loan as follows:

●
Fifty (50) mortgage loans, representing approximately 68.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of at least 2 years following the closing date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property (or, if applicable, one of the related mortgaged properties) instead of prepaying the mortgage loan (or whole loan, if applicable).

●
Four (4) of the mortgage loans, representing approximately 12.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 27 payments from origination to prepay the mortgage loan in whole or, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open period.

●
Two (2) of the mortgage loans, representing approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit the related borrower, after a 2-year lockout period following the closing date and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan or (b) to prepay the mortgage loan in whole or, in the case of a partial release of a portion of the mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related open period.

●
One (1) of the mortgage loans, representing approximately 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits the related borrower, prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related mortgaged property instead of prepaying the mortgage loan after a 2-year lockout period following the closing date or (b) to prepay the mortgage loan in whole or, in the case of a partial release of a portion of the mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge and 1% of the prepaid amount if such prepayment occurs prior to the related open period.

In addition, certain of the mortgage loans permit partial prepayment in connection with releases of individual mortgaged properties or portions of individual mortgaged properties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

2	1	1.4%
3	29	25.2
4	24	70.5
5	1	2.2
6	1	0.2
37	1	0.5
Total	57	100.0%

Property Types	The following table lists the various property types of the mortgaged properties:

Property Types of the Mortgaged Properties(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Office	9	$459,313,184	44.2%
Retail	77	204,030,725	19.6
Hospitality	10	180,731,054	17.4
Multifamily	13	88,395,609	8.5
Self Storage	16	55,254,581	5.3
Manufactured Housing	11	24,959,533	2.4
Mixed Use(2)	2	24,935,856	2.4
Parking	1	2,589,978	0.2
Total	139	$1,040,210,521	100.0%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

(2)	The mixed use properties include office and retail.

Property Locations
The mortgaged properties are located in 31 states. The following table lists the states that have concentrations of mortgaged properties that secure 5.0% or more of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance

New York	7	$326,294,384	31.4%
Texas	20	$154,878,737	14.9%
Florida	15	$137,897,771	13.3%
Illinois	11	$98,841,924	9.5%

(1)
Because this table presents information relating to mortgaged properties and not the mortgage loans, the information for the mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A.

Certain Calculations and Definitions

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the closing date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on any mortgage loan or companion loan on or prior to the cut-off date, and (iii) the mortgage loan with an anticipated repayment date is paid in full on the anticipated repayment date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this “Summary” are calculated as described under “Description of the Mortgage Pool” in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the entire pool of mortgage loans as of the cut-off date.

When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one mortgaged property, the percentages are based on an allocated loan amount that has been assigned to those related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.

Unless otherwise specifically indicated, all information presented in this prospectus supplement with respect to each of the mortgage loans that are part of a whole loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that mortgage loan and the related companion loan. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for more information regarding the whole loans.

Unless otherwise specifically indicated, references in this prospectus supplement to “Mortgage Loan Name” refer to the name of the mortgaged property as identified on Annex A to this prospectus supplement.

Certain Variances from
Underwriting Standards
Three (3) of the mortgage loans, representing approximately 13.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, vary from the underwriting guidelines described under “Transaction Parties—The Originators” in this prospectus supplement with respect to the related insurance, loan to value ratio, escrow and third party materials requirements. See “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria,” “—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria,” and “—Natixis Real Estate Capital LLC—Exceptions to Underwriting Criteria” in this prospectus supplement.

Mortgaged Properties with Limited or No Operating History

Four (4) of the mortgage loans, representing approximately 14.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by recently constructed or renovated mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information. Four (4) of the mortgage loans, representing approximately 13.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured in whole or in part by recently acquired mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information. See “Description of the Mortgage Pool—General” in this prospectus supplement. See “Description of the Mortgage Pool—General” in this prospectus supplement.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options. See Annex B to this prospectus supplement for information regarding material lease termination options for the largest twenty (20) mortgage loans by principal balance as of the cut-off date.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus supplement, (b) the exercise of a purchase option by a mezzanine lender, if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be

Affected by Defaults, Prepayments and Other Factors—The Timing of Prepayments and Repurchases May Change Your Anticipated Yield,” “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of Commercial Mortgage Pass-Through Certificates from the Series 2012-GC8:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-AB

The Series 2012-GC8 certificates will consist of the above classes, together with the following classes that are not being offered through this prospectus supplement and the prospectus: Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class S, and Class R certificates.

B. Certificate Principal Amounts	Each class of the offered certificates will have the approximate initial certificate principal amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$58,955,000
Class A-2	$181,568,000
Class A-3	$27,725,000
Class A-4	$379,626,000
Class A-AB	$80,273,000

The certificate principal amount of each class of offered certificates will be reduced from time to time by payments of principal made with respect to, and realized losses allocated to, such class of certificates.

See “Description of the Offered Certificates—General” in this prospectus supplement.

Pass-Through Rates

A.	Offered Certificates
Each class of the offered certificates will accrue interest on its certificate principal amount at an fixed annual rate called a pass-through rate. The pass-through rate for each class of offered certificates is set forth below.

		Class A-1	0.685%
		Class A-2	1.813%
		Class A-3	2.631%
		Class A-4	3.024%
		Class A-AB	2.608%

B.	Interest Rate Calculation Convention

Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360” basis. For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

		●
the mortgage interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

		●
with respect to each mortgage loan, the related mortgage interest rate (net of the administrative fee rate) for any month that is not a 30-day month will equal the rate at which interest would have to accrue in that month, calculated on a 30/360 basis, in order to produce the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement.

		See “Description of the Offered Certificates—Distributions— Payment Priorities” in this prospectus supplement.

Distributions

A.	Amount and Order of Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

		First: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: To the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus supplement for the relevant distribution date;

(B)
to principal on the Class A-1 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)
to principal on the Class A-2 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)
to principal on the Class A-3 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)
to principal on the Class A-4 certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)
to principal on the Class A-AB certificates until their certificate principal amount has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate principal amounts of each and every class of certificates entitled to distributions of principal, other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates, have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates, pro rata, based on their respective certificate principal amounts and without regard to the Class A-AB scheduled principal balance.

Third: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

Fourth: To the non-offered certificates, in the amounts and order of priority described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

For more information, see “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

B.	Interest and Principal Entitlements

A description of each class’s interest entitlement can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.  As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s principal amount.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

C.	Servicing and Administrative Fees

The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or the whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer.  The master servicing fee for each distribution date is calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each companion loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate, and which ranges on a loan-by-loan basis from 0.07000% to 0.13000% per annum (although with respect to each companion loan, the master servicing fee rate will be lower than the indicated rate).  The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (or whole loan, if applicable) that is a specially serviced mortgage loan or REO loan and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of at least $2,000 for the related month.  The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus supplement and the pooling and servicing agreement.  In addition, the special servicer is entitled to (a) liquidation fees from the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced mortgage loan and (b) workout fees from collections on the related mortgage loan in connection with the workout of a specially serviced mortgage loan, in each case net of certain amounts and calculated as further described under “Transaction Parties—Servicing Compensation, Operating

Advisor Compensation and Payment of Expenses” in this prospectus supplement.  The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00125% per annum.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the trustee/certificate administrator fee rate of 0.00150% per annum.  Each of the master servicing fee, the special servicing fee, the operating advisor fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or the whole loan) and prorated for any partial period.  See “Transaction Parties—Servicing Compensation, Operating Advisor Compensation and Payment of Expenses” in this prospectus supplement.

The administrative fee rate will be the sum of the master servicing fee rate, the operating advisor fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus supplement for each mortgage loan.  The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, and the trustee/certificate administrator fees will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Offered Certificates—Distributions—Method, Timing and Amount” in this prospectus supplement.

D.	Prepayment Premiums
The manner in which any prepayment premiums and yield maintenance charges received prior to the related determination date will be allocated on each distribution date to the Class X-A and/or Class X-B certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.

E.	Excess Interest
On each distribution date, any excess interest collected from time to time in respect of the mortgage loan in the issuing entity with an anticipated repayment date will be distributed to the holders of the Class S certificates, which are not offered by this prospectus supplement. This interest will not be available to provide credit support for other classes of certificates or to offset any interest shortfalls. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus supplement.

Advances

A.	Principal and Interest Advances

The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (but not the companion loans) if it determines that the advance will be recoverable from collections on that mortgage loan.  The master servicer will not be required to advance (a) balloon payments due at maturity, (b) interest in excess of a mortgage loan’s regular interest rate (without considering any default rate or excess interest on the mortgage loan with an anticipated repayment date), or (c) delinquent monthly debt service payments on the companion loans.  The master servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges.  In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  If an advance is made, the master servicer will not advance its servicing fee, but will advance the certificate administrator’s fee, the trustee’s fee and the operating advisor’s fee.  The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

B.	Property Protection Advances

The master servicer also is required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related loan documents with respect to the mortgage loans (or the whole loans, if applicable).  In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections.  The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.  The master servicer or trustee, as applicable will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections.  This may result in losses on your certificates.

C.	Interest on Advances
The master servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus supplement.  Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.  No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to that mortgage loan has expired.

The master servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually.  If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a realized loss.

See “Description of the Offered Certificates—Distributions—Realized Losses” and “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

Priority of Payments

A.	Subordination / Allocation of Losses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, and Class X-B certificates).  Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, and Class X-B certificates, payment rights of certain classes will be more particularly described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain certificates that are not being offered by this prospectus supplement).  Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal amount of that class.  However, no such principal losses will be allocated to the Class S, Class R, Class X-A, or Class X-B certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, or Class A-S certificates) and Class X-B certificates (to the extent such losses are allocated to the Class B, Class C, Class D, Class E, Class F, or Class G certificates) and, therefore, the amount of interest they accrue.

Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class X-A*, Class X-B*

Non-Offered
Certificates**

		*	Class X-A and Class X-B certificates are interest-only

		**	Other than the Class S, Class R, Class X-A and Class X-B certificates

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Subordination” in this prospectus supplement.

To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates with interest at the pass-through rate on those certificates.

B.	Shortfalls in Available Funds
In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or other amounts collected from borrowers that are not paid to the master servicer or the special servicer as compensation, to the extent described in this prospectus supplement), the special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by the special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated expenses of the issuing entity. These shortfalls, if they occur, would reduce distributions to the classes of certificates with the lowest payment priorities. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates, on a pro rata basis, to reduce the amount of interest payment on the certificates.

Additional Aspects of the Certificates

A.	Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the issuing entity. See “The

Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

B.	Optional Termination
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus supplement. Exercise of this option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, and Class D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

C.	Required Repurchase or Substitution of Mortgage Loans

Under the circumstances described in this prospectus supplement, the applicable sponsor will be required to repurchase or substitute for any mortgage loan for which it cannot remedy a breach of a representation and warranty or a document defect, that, in each case, materially and adversely affects (or is deemed to materially and adversely affect) the value of that mortgage loan (or related REO Property) or the interests of the certificateholders in that mortgage loan. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

D.	Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement, the special servicer is required to solicit offers for defaulted mortgage loans (or, in the case of the whole loans, defaulted whole loans) and REO properties and (subject to the controlling class representative’s right of first refusal with respect to defaulted mortgage loans or defaulted whole loans, if applicable) accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted whole loan, if applicable) or REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

If a mortgage loan that is part of a whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell the related companion loan together with such mortgage loan as one whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

In the case of mortgage loans with respect to which there is existing mezzanine debt or which permit equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loan—Additional Indebtedness” in this prospectus supplement, pursuant to the intercreditor agreement between the mortgage lender and mezzanine lender, the holder of the related mezzanine loan has (in the case of existing mezzanine debt) or may have (in the case of future mezzanine debt in the event such mezzanine debt is incurred and an intercreditor agreement is entered into) the right to purchase the related mortgage loan in certain circumstances, such as in the event of a mortgage loan default, if the mortgage loan becomes a specially serviced mortgage loan and/or if certain enforcement actions are commenced under the mortgage loan, at a price generally equal to the unpaid principal balance of the mortgage loan plus all accrued interest, together with such other fees and expenses, including special servicing fees and other compensation, as are set forth in the related intercreditor agreement.

Other Investment Considerations

Potential Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

	●	the ownership of any certificates by the depositor, sponsors, underwriters, master servicer, special servicer, operating advisor, or any of their affiliates;

●
the relationships, including financial dealings, of the sponsors, master servicer, special servicer, operating advisor, or any of their affiliates with each other or with any borrower or any of its affiliates;

	●	the obligation of the special servicer to take actions at the direction of the controlling class representative or at the recommendation of a companion loan holder;

●	fee-sharing arrangements between one or more certificate holders or their respective representative and the special servicer;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans; and

●	the activities of the master servicer, special servicer, operating advisor, sponsors or any of their affiliates in connection with any other transaction.

See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests,” “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests,” “—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “—Potential Conflicts of Interest of the Operating Advisor,” “—Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders; Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans,” “—Conflicts of Interest May Occur as a Result of the Rights of Third Parties To Terminate the Special Servicer of the Whole Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Material Federal Income Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to certain assets of the issuing entity, as follows:

	●	The first REMIC will hold the mortgage loans and certain other assets and will issue certain classes of uncertificated regular interests to a second REMIC.

●
The second REMIC will hold the uncertificated regular interests issued by the first REMIC and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates as classes of regular interests in the second REMIC.

Pertinent federal income tax consequences of an investment in the offered certificates include:

	●	Each class of offered certificates will evidence ownership of REMIC “regular interests.”

	●	The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

	●	You will be required to report income on your certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class A-2, Class A-3, Class A-4, and Class A-AB certificates will be issued at a premium, and that the Class A-1 certificates will be issued with de minimis original issue discount.

The portion of the issuing entity representing the excess interest accrued on the mortgage loan with an anticipated repayment date will be treated as a grantor trust for federal income tax purposes, and the Class S certificates (which are not offered by this prospectus supplement) will represent undivided beneficial interests in such portion of that grantor trust.

See “Material Federal Income Tax Consequences” below in this prospectus supplement.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement, which may affect significantly the yields on your investment.

ERISA Considerations
Fiduciaries of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, commonly known as ERISA, or plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or governmental plans (as defined in Section 3(32) of ERISA) that are subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986, as amended, should carefully review with their legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code of 1986, as amended, or similar law.

The U.S. Department of Labor has granted an administrative exemption to a predecessor of Citigroup, Prohibited Transaction Exemption 91-23 (April 18, 1991), which may exempt from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by a selling group of which Citigroup serves as a manager or co-manager, and the servicing and operation of related mortgage pools, so long as certain conditions are met. See “ERISA Considerations” in this prospectus supplement.

Ratings
It is a condition to the issuance of the offered certificates that each class of offered certificates be assigned investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Pursuant to an agreement between the depositor and the engaged rating agencies, on a subscription basis, each of these rating agencies will provide ongoing ratings feedback with respect to the offered certificates for as long as they remain issued and outstanding. The depositor is responsible for the fees paid to the rating agencies to rate the offered certificates.

A rating is not a recommendation to purchase, hold or sell the rated certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. Any security rating assigned to the offered certificates should be evaluated independently of any other security rating. A securities rating on mortgage pass-through certificates does not address the tax attributes of the certificates in question or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood, timing or frequency of prepayments on the related mortgage loans. A securities rating on mortgage pass-through certificates does not address the frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which the prepayments might differ from those originally anticipated, the yield to maturity that purchasers may experience as a result of the rate of principal prepayments, the likelihood of collection of default interest, excess interest, late payment charges, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates in question.

A rating agency may downgrade, qualify or withdraw a rating at any time. Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the engaged rating agencies may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other such nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will rating agency confirmations from any nationally recognized statistical rating organization (other than the engaged rating agencies or, in the case of a whole loan, rating agencies engaged by the depositor for the securitization of the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that one or more of the engaged rating agencies no longer qualifies as a nationally recognized statistical rating organization or is no longer qualified to rate the offered certificates, and that determination also may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors,” “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such

Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded,” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,” “—The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates,” “—The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates,” and “Yield and Maturity Considerations” in the prospectus.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the prospectus.

RISK FACTORS

You should carefully consider the following risks and the risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

The Offered Certificates Are Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.  The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Certificates—General” in the prospectus.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans.  In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate.  Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the values of such CMBS.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrowers’ ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

External Factors May Adversely Affect the Value and Liquidity of Your Investment

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global, National and Local Economic Factors

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Other Events May Affect Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●
Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●
Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS,” the secondary market for mortgage-backed securities recently experienced extremely limited liquidity.  The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.  Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally.  The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization.  A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●
increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are mortgage loans or senior notes in whole loans that were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed.  The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels.  However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.  We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source.  The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except with regard to the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●
Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States. Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area (“EEA”)  insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers.  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  None of the sponsors, depositor, mortgage loan sellers, or any other party to the transaction intends to retain a 5% net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
Section 939A of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the U.S. federal banking agencies to modify their existing regulations that require an assessment of the creditworthiness of an instrument (which assessment currently relies on credit ratings). As a general rule, national banks are permitted to invest only in “investment grade” instruments, which under existing regulations has been determined based on the credit ratings assigned to these instruments. These national bank investment-grade standards are incorporated into statutes governing the investing authority of most state banks, and thus most state banks are required to adhere to these same investment grade standards. The same is true for United States branches and agencies of foreign banks, and similar requirements apply to certain investments made by federally licensed thrifts. In June 2012, the regulator of national banks (the Office of the Comptroller of the Currency) revised its regulatory definition of “investment grade” to require a bank’s determination regarding whether “the issuer of the security has adequate capacity to meet financial commitments under the security for the projected life of the asset or exposure.” While national banks may continue to consider credit ratings, they may not rely exclusively on such ratings and must conduct separate due diligence to confirm the investment grade of the securities. These changes become effective January 1, 2013. Once implemented, these changes may increase the costs or otherwise adversely affect the ability of banks to invest in such securities.

●
In connection with Section 939A, the federal banking agencies have also proposed regulations that would remove references to credit ratings in the agencies’ risk-based capital guidelines applicable to depository institutions and their holding companies.  Final regulations have not been adopted; however, depending on the final regulations that are adopted, any changes to these guidelines may cause investments in commercial mortgaged-backed securities by depository institutions and their holding companies to be subject to different, and possibly greater, capital charges, or otherwise may adversely affect the treatment of CMBS for regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking law to generally prohibit various entities affiliated with depository institutions from engaging in proprietary trading or acquiring or retaining an ownership interest in, sponsoring, or having certain relationships with, a hedge fund or private equity fund, subject to certain exemptions.  The Volcker Rule also provides for certain supervised nonbank financial companies that engage in such activities or have such interests or relationships to be subject to additional capital requirements, quantitative limits or other restrictions. Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but have not yet been adopted. While the Volcker Rule and its proposed regulations contain exemptions relevant to securitizations of loans, these exemptions and their applicability to certain securitized products are unclear as proposed.  In addition, final rules have not been adopted and the likely date of their adoption is uncertain.  As a result, the effect of the Volcker Rule and the final implementing regulations on the ability or desire of certain investors subject to the Volcker Rule to invest in or to continue to hold CMBS is uncertain, as is the effect, if any, of  the Volcker Rule as finally implemented on the market value or liquidity of the offered certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●
the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.  If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment.  Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●
the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” in the prospectus.

In addition, if a sponsor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable.  Additionally, any mezzanine loan lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  As a result of such a repurchase or purchase, investors in any certificates purchased at a premium might not fully recoup their initial investment.  A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.  In this respect, see “Description of the Mortgage Pool—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates.  In addition, if the master servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount (or notional amount) of a class of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date.  This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average lives of the offered certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

In addition, to the extent losses are realized on the mortgage loans, first the G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB certificates, based on their respective certificate principal amounts, will bear such losses up to an amount equal to the respective outstanding certificate principal amount thereof. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any such offered certificate.  See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●
may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could affect the ability of an employee benefit plan or other investor to purchase those offered certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of those offered certificates.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions,” “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” in this prospectus supplement for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties.  The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow.  However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.  See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below. See “Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” in the prospectus for a discussion of factors that could adversely affect the net operating income and property value of commercial properties.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement and Annex A to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents future net cash flows. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  The actual net cash flow could be significantly different than the underwritten net cash flow presented in this prospectus supplement, and this would change other numerical information presented in this prospectus supplement based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus supplement.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents.

The Mortgage Loans Have Not Been Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

We have not reunderwritten the mortgage loans or the related whole loans.  Instead, we have relied on the representations and warranties made by the related sponsor, and the remedies for breach of a representation and warranty as described under  “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See “—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” below, “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the unrelated originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Static Pool Data Has Not Been Provided and Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  See Annex A to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property.  The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.  Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.  Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results.  In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the appraised value reflected in this prospectus supplement with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, the “as stabilized” value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  See “Description of the Mortgage Pool—Appraised Value” in this prospectus supplement.

We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values, we cannot assure you that those assumptions are or will be accurate or that the “as stabilized” value will be the value of the related mortgaged property at maturity.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  See “Transaction Parties—The Originators—The Goldman Originators—Origination and Underwriting Process,” “—Citigroup Global Markets Realty Corp.—Third Party Reports” and  “—Natixis Real Estate Capital LLC—Third Party Reports” in this prospectus supplement for additional information regarding the appraisals.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.  If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●
space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●
leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans.  In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue.  See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” in this prospectus supplement for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties.  Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations.  We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  See “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant).  Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in this prospectus supplement for information regarding purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing the top 10 mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  Any such vacated space may not be re-let.  Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.  See “Description of the Mortgage Pool—Tenant Issues—Lease Terminations and Expirations” in this prospectus supplement for information on tenant lease expirations and early termination options.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus supplement for a stratification of the remaining terms to maturity of the mortgage loans.  Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.  Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, multifamily and self storage properties.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.  For a description of the risks relating to the specific property types, see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” in the prospectus.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.  Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Texas, Florida and Illinois. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations” in this prospectus supplement.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●
if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●
a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●
mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents.  Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization.  If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements” in the prospectus.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Mortgage Loan Concentrations” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine/subordinate debt, and mezzanine/subordinate debt is permitted in the future, in the case of certain mortgage loans.  We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals.  Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals.  For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws.  Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.  The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements.  Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended.  That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.  Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

However, any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants in common.  Delaware statutory trusts are restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property. Absent other arrangements, a tenancy-in-common entails the risk that a bankruptcy, dissolution or action for partition by one or more of the tenants-in-common will result in significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management, a substantial decrease in the amount recoverable upon the related mortgage asset and/or early repayment of the related mortgage asset.  Although the conditions to a conversion to a tenancy-in-common include arrangements intended to lessen these risks, such as waivers of the right to partition, we cannot assure you that such arrangements are in all cases implemented or, if challenged, would be enforced.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding.  Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien.  Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See  “—Other Financings or Ability To Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Bankruptcy Issues” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee.  The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans.  If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure.  The legislative session of the Georgia State House of Representatives ended without a vote on the bill.  As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are nonrecourse in nature, certain mortgage loans contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters.  Certain mortgage loans set forth under “Description of the Mortgage Pool—Nonrecourse Carve-out Limitations” in this prospectus supplement either do not contain nonrecourse carve-outs or contain material limitations to nonrecourse carve-outs.  Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope or the guarantor’s sole asset may be its interest in the related borrower.  In all cases, however, the mortgage loans should be considered to be nonrecourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.  No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Seasoned Mortgage Loans Present Additional Risks of Repayment

Certain mortgage loans described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Other” in this prospectus supplement are seasoned mortgage loans.  There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.  For example:

●	property values and the surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loan were originated were different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrowers and the tenants may have changed in other respects since origination.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.  Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations” in this prospectus supplement, however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For a more detailed description of environmental matters that may affect the mortgaged properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

Risks Related to Redevelopment and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations. In some circumstances, these renovations may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests.

We cannot assure you that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the related mortgaged property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.  See “Description of the Mortgage Pool—Redevelopment and Renovation” in this prospectus supplement for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive” and “Certain Legal Aspects of the Mortgage Loans—Americans With Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  In some cases, those pending or threatened legal proceedings or disputes also involve the originators, sponsors and/or Underwriter Entities.  We have not undertaken a search for all legal proceedings that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates.  Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision.  Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs.  We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated or unsecured loans), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

●
the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan;

●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●
if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

For additional information, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” and “The Pooling and Servicing Agreement—Servicing of the Whole Loans” in this prospectus supplement.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate.  Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain budgeted or reasonable expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero.  Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so.  While interest at the initial mortgage rate continues to accrue and be payable on a current basis on these mortgage loans after their respective anticipated repayment dates, the payment of excess interest will be deferred and will be required to be paid (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates, which are not offered by this prospectus supplement.

Risks of Shari’ah Compliant Loans

Two (2) mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Pinnacle at Westchase and Sutton Place Apartments, representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each structured to comply with Islamic law (Shari’ah).  Title to the related mortgaged property is held by the borrower, who master leases the related mortgaged property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith.  The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the related mortgage loan.  At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property.  In addition, the lender secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease.  In addition, only with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Pinnacle at Westchase, the related master lessee executed a leasehold mortgage secured by the master lease in favor of the related fee owning borrower, which leasehold mortgage was subordinated and collaterally assigned to lender.  There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease.  If such recharacterization occurs, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan.  For additional information regarding the foregoing mortgage loan and certain structural features mitigating such risk of recharacterization, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Shari’ah Compliant Lending Structure” in this prospectus supplement.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●
significant tenant rollover at the related mortgaged properties (see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” and “—Office Properties” in the prospectus);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date, as applicable, that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance commercial mortgage loans at maturity.  These factors have increased the risks of refinancing mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus supplement, the master servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements.  Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.  For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.  Additionally, any vacancy with respect to self storage facilities, hospitality properties, bowling alleys, restaurants, theater space, medical offices, health clubs, gas stations, data centers, parking garages and warehouses would not be easily converted to other uses due to their unique construction requirements.  In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses.  The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.  See “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure

Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Zoning or other restrictions also may prevent alternative uses.  See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Use Restrictions” in this prospectus supplement for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  No additional property inspections were conducted in connection with the closing of the offered certificates.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss.  As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, nine (9) mortgaged properties, securing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4).  Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss in excess of 18%.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates.  As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement.  As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced.  In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress created the Terrorism Insurance Program pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”). See “Certain Legal Aspects of the Mortgage Loans—Terrorism Insurance Program” in the prospectus.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration on December 31, 2014.

If TRIPRA is not extended or renewed upon its expiration:

●	premiums for terrorism insurance coverage will likely increase;

●
the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available); and

●
to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.

We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance.  See ”Structural and Collateral Term Sheet” in Annex B to this prospectus supplement for a description of any requirements for terrorism insurance for the largest ten (10) mortgage loans by principal balance as of the cut-off date.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or  self-insured or insured by a sole tenant.  See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations” in this prospectus supplement.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage.  In particular, in the case of two (2) mortgaged properties, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related mortgaged properties are located in Maryland and secure a guaranty of the mortgage loan rather than securing the mortgage loan directly.  Such a mortgage (referred to as an “indemnity deed of trust”) is exempt from mortgage recording tax under Maryland law, and no Maryland mortgage recording tax was paid with respect to the mortgages securing these mortgage loans at the time the mortgage loans were originated.  Recently, however, certain counties in Maryland are asserting that in order to record a foreclosure deed or a deed in lieu of foreclosure, the mortgage recording tax must be paid.  In addition, the Maryland Office of the Attorney General has voiced concern that indemnity deeds of trust may be being misused as a tax avoidance mechanism.  This could occur in circumstances in which the guarantor whose property is encumbered by the indemnity deed of trust, rather than the borrowing entity, has the effective use of the proceeds of the loan.  Under either of these circumstances, Maryland governmental authorities could assert that an indemnity deed of trust securing a mortgage loan could not be foreclosed without payment of the mortgage recording tax, and possibly interest and penalties as well.  Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged.  If such challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor, is a direct subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”).  If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract is entitled to payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor, will not qualify for the FDIC Safe Harbor.  However, this transfer is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.  Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor would generally be respected as a sale in the event of a bankruptcy or insolvency of Goldman Sachs Mortgage Company and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship.

Likewise, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each other sponsor to the depositor would generally be respected as a sale in the event of a bankruptcy proceeding involving that sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases.  In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale.  If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the FDIC issued an opinion (the “Acting General Counsel’s Opinion”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, will not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code.  The opinion further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts, and until such time, the opinion would remain in effect. If, however, the FDIC were to disregard or differently interpret the Acting General Counsel’s Opinion, delays or reductions in payments on the offered certificates would occur.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates.  The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates.  In addition, certain mortgaged properties may have tenants that are affiliated with the related originator.  See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in this prospectus supplement.  This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.  The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans.  The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or the companion loans related to their mortgage loans. On the closing date, Citigroup Global Markets Realty Corp., an originator and a sponsor, or one of its affiliates, will be the holder of each of the companion loans related to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Miami Center and Gansevoort Park Avenue, representing approximately 11.0% and 7.2%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date.  Further, on the closing date, Goldman Sachs Mortgage Company, an originator and a sponsor, will be the holder of the companion loan related to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the aggregate principal balance of the mortgage pool as of the cut-off date.  In their respective capacities as the holders of the companion loans, Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company (or their companion loan holder representatives) will generally be entitled to consult with the special servicer and make recommendations with respect to certain material servicing decisions involving the related whole loan, however, the special servicer is not required to follow the advice or recommendations of any companion loan holder or its representative.  On the closing date, Natixis Real Estate Capital LLC is the holder of the mezzanine loan related to the 17 Battery Place South mortgage loan.  In its capacity as holder of the 17 Battery Place South mezzanine loan, Natixis Real Estate Capital LLC will generally be entitled to consent to certain modifications, and exercise certain cure rights and purchase options, with respect to the 17 Battery Place South mortgage loan, to the extent set forth in the related intercreditor agreement.

Such originators and/or their respective affiliates may retain such mezzanine loans and/or companion loans, as applicable. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates.  In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets.  The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to the mezzanine loans and/or companion loans, as applicable, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement for more information about the rights of the holder of a companion loan.

Wells Fargo Bank, National Association, the master servicer, may act as interim servicer or interim custodian for the Sponsors with regard to some or all of the mortgage loans contributed to this securitization (prior to the transfer of such mortgage loans to the issuing entity) and other mortgage loans not contributed to this securitization.

Pursuant to certain interim servicing agreements between Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, and Natixis Real Estate Capital LLC and certain of its affiliates, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned  by Natixis Real Estate Capital LLC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be sold to the depositor by Natixis Real Estate Capital LLC.

U.S. Bank National Association, the trustee, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the pooling and servicing agreement.  In such vendor capacity, U.S. Bank National Association will hold and safeguard the mortgage notes and other contents of the mortgage file with respect to all mortgage loans under the pooling and servicing agreement.

Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.  See “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.  The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.  To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates.  The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions).  The Underwriter Entities expect to derive fees and other revenues from these transactions.  In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction.  Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Realty Corp., a sponsor and an originator, and Citibank, N.A., the certificate administrator and certificate registrar.  In addition, Goldman, Sachs & Co., one of the underwriters, is an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an originator, GS Commercial Real Estate LP, an originator, and Goldman Sachs Mortgage Company, a sponsor and an originator.  In addition, Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis Real Estate Capital LLC, a sponsor and an originator.

U.S. Bank National Association, the trustee, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the pooling and servicing agreement.  In such vendor capacity, U.S. Bank National Association will hold and safeguard the mortgage notes and other contents of the mortgage file with respect to all mortgage loans under the pooling and servicing agreement.

See “Summary—Significant Affiliations and Relationships” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.  Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or any companion loans, or has financial interests in or financial dealings with a borrower or a sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Series 2012-GC8 non-offered certificates or the related companion loans.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the holder of a companion loan or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings LLC has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor” in this prospectus supplement. After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, after the occurrence and during the continuance of a Control Termination Event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision, to the extent not prohibited by the related loan documents.  In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

The operating advisor services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the operating advisor, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the operating advisor.

The operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest of the Controlling Class Representative and the Companion Loan Holders;  Special Servicer May Be Directed To Take Actions by an Entity That Has No Duty or Liability to Other Certificateholders

It is expected that Raith Capital Management, LLC will be the initial controlling class representative.  For so long as a Control Termination Event does not exist, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder.  See “The Pooling and

Servicing Agreement—Controlling Class Representative” in this prospectus supplement.  The controlling class certificateholders  may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the controlling class representative on behalf of the controlling class certificateholders (for so long as a Control Termination Event does not exist) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

The controlling class representative and its affiliates may have interests that are in conflict with those of certain certificateholders, especially if the controlling class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

It is expected that Citigroup Global Markets Realty Corp. will be the initial holder of the Miami Center companion loan and the Gansevoort Park Avenue companion loan, and that Goldman Sachs Mortgage Company will be the initial holder of the 222 Broadway companion loan.  Each of Citigroup Global Markets Realty Corp. and Goldman Sachs Mortgage Company intends, but is not required, to securitize the companion loan(s) held by it.  The special servicer, upon consultation with the holder of a companion loan or its representative, may take actions with respect to the related whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.  In connection with the whole loans, the companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders.  As a result, it is possible that the holder of a companion loan (solely with respect to the related whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  In such event, the controlling class representative will be entitled to appoint a replacement special servicer for the mortgage loans and the whole loans. The controlling class representative may have special relationships or interests that conflict with those of the holders of one or more classes of the certificates.  In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so.

No certificateholder may take any action against the controlling class representative, the holder of a companion loan or a companion loan holder representative for having acted solely in its own interests.  See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor (the “B-Piece Buyer”) in the Class E, Class F and Class G certificates was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans.  The B-Piece Buyer adjusted the mortgage pool as originally proposed by the sponsors by removing certain mortgage loans.  In addition, the B-Piece Buyer received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative.  The controlling class representative will have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, controlling class certificateholder, a holder of a companion loan or other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.  See “The Pooling and Servicing Agreement—General” in this prospectus supplement.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.  Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, the special servicer may be removed without cause by the controlling class representative (for so long as a Control Termination Event does not exist).  See “The Pooling and Servicing Agreement—Controlling Class Representative” and “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

After the occurrence and during continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by appraisal reductions then allocable to the subject class of certificates, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal previously made with respect to such class of certificates) vote affirmatively to so terminate and replace.  In addition, after the occurrence and during the continuance of a Consultation Termination Event, the Operating Advisor may recommend the replacement of the special servicer.  That recommendation may result in the termination and replacement of the special servicer if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class S, Class X-A, Class X-B and Class R certificates (but only those classes of certificates that have, in each such case, an outstanding certificate principal amount, as notionally reduced by appraisal reductions then allocable to the subject class of certificates, equal to or greater than 25% of the initial certificate principal amounts of such class of certificates, as reduced by payments of principal previously made with respect to such class of certificates) vote affirmatively to so terminate and replace.  See “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

In addition, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances, as described in this prospectus supplement; provided, however, that the controlling class representative may lose any such rights upon the occurrence of certain events.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor has no control rights over actions by the special servicer at any time, no consultation rights over actions by the special servicer prior to the occurrence and continuance of a Control Termination Event and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class.  In all cases voting is based on the outstanding certificate principal amount, which is reduced by realized losses.  In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions.  These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Offered Certificates—Voting Rights” in this prospectus supplement.

Rights of the Operating Advisor and the Controlling Class Representative Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or whole loan, if applicable, for so long as a Control Termination Event does not exist, the special servicer generally will be required to obtain the consent of the controlling class representative.  After the occurrence and during the continuance of a Control Termination Event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a Consultation Termination Event) and the operating advisor. These actions and decisions include, among others, certain modifications to the mortgage loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of the mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus supplement for a list of actions and decisions requiring consultation with the operating advisor and the controlling class representative. As a result of these obligations, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the controlling class representative: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in the interests of the holders of the controlling class; (iii) does not have any duties to the holders of any class of certificates other than the controlling class; (iv) may take actions that favor the interests of the holders of the controlling class over the interests of the holders of one or more other classes of certificates; and (v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against the controlling class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the controlling class representative for having so acted.

The Whole Loans Pose Special Risks

Realization on the Mortgage Loans That are Part of a Whole Loan May Be Adversely Affected by the Rights of the Holders of the Related Companion Loans

Each co-lender agreement requires the special servicer, in the event it determines to sell a defaulted mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell any related companion loan together with such defaulted mortgage loan, and we cannot assure you that such required sale of the whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default thereon.  Further, given that, pursuant to the co-lender agreement for each whole loan, the related companion loan holder is not the directing holder, and the trust as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer), with respect to such whole loan, the related companion loan may not be as marketable as the related mortgage loan held by the issuing entity.  Accordingly, if any such sale does occur with respect to a whole loan, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Rights of the Companion Loan Holders Could Adversely Affect Your Investment

In connection with the servicing of the whole loans, the holders of the related companion loans or their representatives will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. Each companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that a companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates.  Notwithstanding the foregoing, any such consultation with a companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such companion loan holder (or its representative).

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in their own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor their interests over the interests of the holders of one or more classes of certificates; and

●
will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

See “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us.  Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so.  We cannot assure you that the sponsors will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement for a summary of certain representations and warranties.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Offered Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus supplement and “Risk Factors—Problems with Book-Entry Registration” in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property subsequent to a default on the related mortgage loan or companion loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property.  Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent.  Any net income from such operation (other than qualifying “rents from real property”) will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%).  In such event, the net proceeds available for distribution to certificateholders will be reduced.  “Rents from real property” does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.  The special servicer may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally Effecting Foreclosure or the Sale of Defaulted Loans” in this prospectus supplement.  In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties.  Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and  “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (the “IRS”) has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, final regulations and other guidance issued under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured by real property” (within the meaning of the final regulations and such guidance). The IRS has issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not principally secured by real property, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be principally secured by real property following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents that occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less.  These regulations and other guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Federal Income Tax Consequences” in the prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates.  We cannot assure you that holders of offered certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the offered certificates.

DESCRIPTION OF THE MORTGAGE POOL

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2012-GC8 (the “Issuing Entity”).  The assets of the Issuing Entity will consist of a pool of 57 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans” or the “Mortgage Pool”) with an aggregate principal balance as of the respective due dates in September 2012 for the Mortgage Loans (collectively, the “Cut-off Date”), after deducting payments of principal due on such date, of approximately $1,040,210,521 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).  Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and in each case secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, hospitality, multifamily, self storage, manufactured housing community, mixed use or parking facility property (each, a “Mortgaged Property”).  The Mortgage Loans are generally non-recourse loans.  In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets.

Of the Mortgage Loans to be included in the Issuing Entity:

●
Thirty-nine (39) Mortgage Loans (the “CGMRC Mortgage Loans”), representing approximately 52.8% of the Initial Pool Balance, were originated by Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”);

●
Eleven (11) Mortgage Loans (the “GSCMC Mortgage Loans”), representing approximately 29.0% of the Initial Pool Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership (“GSCMC”);

●
Four (4) Mortgage Loans (the “Natixis RE Mortgage Loans”), representing approximately 12.0% of the Initial Pool Balance, were originated by Natixis Real Estate Capital LLC, a Delaware limited liability company (“Natixis RE”);

●
Two (2) Mortgage Loans (the “GSCRE Mortgage Loans”), representing approximately 3.9% of the Initial Pool Balance, were originated by GS Commercial Real Estate LP, a Delaware limited partnership (“GSCRE”);

●
One (1) Mortgage Loan (together with the GSCMC Mortgage Loans and the GSCRE Mortgage Loans, the “GSMC Mortgage Loans”), representing approximately 2.2% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”); and

CGMRC, GSCMC, Natixis RE, GSCRE and GSMC are referred to in this prospectus supplement as the “Originators”.  The GSCMC Mortgage Loans and the GSCRE Mortgage Loans were originated for sale to GSMC.  GSMC has acquired or will acquire the GSCMC Mortgage Loans and the GSCRE Mortgage Loans on or prior to the Closing Date.  Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, GSMC and Natixis RE (collectively, the “Sponsors”) on or about September 27, 2012 (the “Closing Date”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Certain Calculations and Definitions

This prospectus supplement sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties.  The sum in any column of the tables presented in Annex B and Annex C may not equal the indicated total due to rounding.  The information in Annex A, Annex B, and Annex C to this prospectus supplement with respect to the Mortgage Loans (or Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date and (iii) the Mortgage Loan with an anticipated repayment date pays in full on its anticipated repayment date.  When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related loan documents as set forth on Annex A to this prospectus supplement.  The statistics in Annex A, Annex B, and Annex C to this prospectus supplement were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

All information presented in this prospectus supplement with respect to the Mortgage Loan with a Companion Loan is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Companion Loan, unless otherwise indicated.

With respect to each Mortgaged Property, the appraisal or value of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report (each a “Third Party Report”) were prepared prior to the date of this prospectus supplement.  The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties.  The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports.  The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” means, for any Mortgage Loan, the current annualized debt service payable as of September 2012 on the related Mortgage Loan; provided that with respect to each Mortgage Loan with a partial interest-only period, the annual debt service is calculated based on the debt service due under the Mortgage Loan during the amortization period.  Additionally, with respect to the Mortgage Loan secured by the Mortgaged Property identified as 17 Battery Place South on Annex A to this prospectus supplement, representing approximately 8.7% of the Initial Pool Balance, that amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement, annual debt service reflects the aggregate of the monthly debt service payments due during the initial 12 months following the expiration of the related interest-only period.

“Appraised Value” means, for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards made not more than six months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus supplement.  With respect to each Mortgaged Property, the Appraised Value is the “as-is” appraised value, except that with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as ARCT III Portfolio - Family Dollar - Tulsa, OK, which secures approximately 0.1% of the Initial Pool Balance by allocated loan amount, the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have already been satisfied at the Mortgaged Property.  The appraisals for certain of the Mortgaged Properties also state an “as stabilized” or “as renovated” value (as well as an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement.   For such Appraised Values and other values on a property-by-property basis, see Annex A of this prospectus supplement and the related footnotes.  In addition, for certain mortgage loans, the LTV Ratio at Maturity was calculated based on the “as-stabilized” appraised value for the related mortgaged property, as described under the definition of “LTV Ratio at Maturity.”

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other.  Each Crossed Group is identified by a separate letter on Annex A to this prospectus supplement.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus supplement divided by (2) the Appraised Value of the related Mortgaged Property set forth on Annex A to this prospectus supplement, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balances of the applicable Crossed Group, divided by the aggregate Appraised Values of the related Mortgaged Properties.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Operating Income, produced by the related Mortgaged Properties divided by the aggregate Cut-off Date Balances of the applicable Crossed Group.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●
with respect to each Mortgage Loan with a Companion Loan, the calculation of the DSCR is based on the aggregate monthly debt service that is due in connection with such Mortgage Loan and the related Companion Loan unless expressly stated otherwise; and

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of the applicable Crossed Group.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox (or, in the case of the Mortgage Loan secured by the Mortgaged Property identified in Annex A to this prospectus supplement as Hyatt Regency - Buffalo, funds directed into the third party property manager’s account), such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity,” “LTV Ratio at Maturity/ARD,” “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the balloon balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or anticipated repayment date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property shown on Annex A to this prospectus supplement, except as set forth below:

●	with respect to each Mortgage Loan with a Companion Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate principal balance of such Mortgage Loan and the related Companion Loan;

●
with respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate balloon balances of the applicable Crossed Group divided by the aggregate Appraised Values of the related Mortgaged Properties; and

●
with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using the related “as stabilized” appraised values, as opposed to the “as-is” Appraised Values, each as set forth below.

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (“As-Stabilized”)	“As- Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value

222 Broadway	9.6%	50.0%	$270,000,000	58.7%	$230,000,000
Gansevoort Park Avenue	7.2%	39.9%	$304,000,000	43.6%	$278,000,000
25 East Oak Street	4.8%	53.2%	$75,600,000	54.5%	$73,800,000
Sonora Village	3.2%	59.1%	$49,200,000	61.6%	$47,200,000
Hyatt Regency - Buffalo	2.4%	44.0%	$43,500,000	49.1%	$39,000,000
West Valley Shopping Center	2.2%	51.6%	$39,000,000	53.0%	$38,000,000
SpringHill Suites - Frazer Mills	1.4%	40.1%	$28,000,000	44.9%	$25,000,000
SpringHill Suites - Southside Works	1.4%	32.4%	$33,500,000	40.2%	$27,000,000
TownePlace Suites - Fayetteville	1.0%	50.5%	$15,200,000	52.9%	$14,500,000
1026-1044 Market Street	1.0%	44.7%	$18,250,000	53.4%	$15,275,000
Hilton Garden Inn Odessa	0.8%	41.9%	$14,500,000	44.6%	$13,600,000
Dallas & OKC MHC Portfolio (Stonetown Acquisitions)(1)	0.8%	50.3%	$12,050,000	51.1%	$11,850,000
Holiday Inn Express Fayetteville	0.7%	40.9%	$13,700,000	43.7%	$12,800,000
807 Church Street	0.6%	39.8%	$12,900,000	43.5%	$11,800,000
Residence Inn Southern Pines	0.6%	52.5%	$10,600,000	53.0%	$10,500,000
Lakes of the Hills Apartments	0.3%	53.3%	$5,460,000	58.5%	$4,970,000

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised values for only the Bill’s MHC Mortgaged Property and “as-is” appraised values for the remaining properties.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus supplement) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations.  Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization.  In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures.  Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles.  Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental, manufactured housing community and mixed-use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed-use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date.  In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.  See footnotes to Annex A to this prospectus supplement for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment and/or (iii) permits defeasance or permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool.  Each Related Group is identified by a separate number on Annex A to this prospectus supplement.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.  Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. In determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus supplement.  No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus supplement intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in this prospectus supplement.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue based on leases in place and leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees.  In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.

“Units,” “Rooms,” “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms (or beds) in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Loan Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,040,210,521
Number of Mortgage Loans	57
Number of Mortgaged Properties	139
Average Cut-off Date Mortgage Loan Balance	$18,249,307
Weighted Average Mortgage Loan Rate	4.9537%
Range of Mortgage Loan Rates	3.7000% - 5.9000%
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)	63.1%
Weighted Average Maturity Date Loan-to-Value Ratio(2)(3)(4)(5)(6)	51.9%
Weighted Average Cut-off Date Remaining Term to Maturity (months)(4)	106
Weighted Average Cut-off Date DSCR(2)(3)(6)	1.73x
Full-Term Amortizing Balloon Mortgage Loans	62.8%
Partial Interest-Only Balloon Mortgage Loans	23.3%
Interest-Only Balloon Mortgage Loans(4)	14.0%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
With respect to each Whole Loan (as defined herein), the related Companion Loan is included for the purposes of calculating the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio, and Cut-off Date DSCR.

(3)
With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Verizon Wireless & Mattress Firm and Pensacola Marketplace, which are cross-collateralized and cross-defaulted with each other, the Cut-off Date Loan-to-Value Ratio, Maturity Date Loan-to-Value Ratio and Cut-off Date DSCR of those Mortgage Loans are presented in the aggregate unless otherwise indicated.

(4)
Includes the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Cole Family Dollar Portfolio that has an Anticipated Repayment Date and is assumed to mature and pay in full on its Anticipated Repayment Date.

(5)
In certain cases the Maturity Date Loan-to-Value Ratio was calculated using an “as stabilized” or “as renovated” Appraised Value instead of the related “as-is” Appraised Value.  See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

(6)
The Mortgage Loan secured by the Mortgaged Property identified as 17 Battery Place South on Annex A to this prospectus supplement, representing approximately 8.7% of the Initial Pool Balance, amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement.  See the definition of “Annual Debt Service” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement.

All of the Mortgage Loans (and the Whole Loans) are expected to have substantial remaining principal balances as of their respective stated maturity dates or anticipated repayment date.  This includes Forty-eight (48) Mortgage Loans, representing approximately 62.8% of the Initial Pool Balance which pay principal and interest for their entire terms, five (5) Mortgage Loans, representing approximately 23.3% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and four (4) Mortgage Loans, representing approximately 14.0% of the Initial Pool Balance, that pay interest-only for their entire terms through maturity or anticipated repayment date, as applicable.

The issuing entity will include ten (10) Mortgage Loans, representing approximately 9.2% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

Property Types

Office Properties

Nine (9) office properties, representing collateral for approximately 44.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, nine (9) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of office properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties” in the prospectus.

One (1) of the office properties identified on Annex A to this prospectus supplement as Miami Center, which secures a Mortgage Loan representing approximately 11.0% of the Initial Pool Balance, has a parking garage as part of the collateral and such parking garage accounts for approximately 6.1% of Underwritten Revenues at the related Mortgaged Property.  There are additional office properties that have a parking garage as part of the collateral for the related Mortgage Loan.  These office properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.  See “Risk Factors—Some Mortgaged Properties May Be Readily Convertible to Alternative Uses” in this prospectus supplement.

Retail Properties

Seventy-seven (77) retail properties, representing collateral for approximately 19.6% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, fourteen (14) of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Seven (7) of the Mortgaged Properties, representing collateral for approximately 8.7% of the Initial Pool Balance by allocated loan amount, consist of a regional mall or other retail property that is considered by the related sponsor to have at least one “anchor tenant.”  Four (4) of the Mortgaged Properties, representing collateral for approximately 5.9% of the Initial Pool Balance by allocated loan amount, are retail properties that are considered by the applicable sponsor to be “unanchored.”

One (1) of the retail Mortgaged Properties, identified on Annex A to this prospectus supplement as Sonora Village, which secures a Mortgage Loan representing approximately 3.2% of the Initial Pool Balance, has a theater as part of the Mortgaged Property.  Certain of the retail Mortgaged Properties, including the Mortgaged Property identified on Annex A to this prospectus supplement as Countryside Plaza, representing collateral for approximately 0.8% of the Initial Pool Balance by allocated loan amount, have health clubs or fitness centers as part of the Mortgaged Property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Five (5) of the retail Mortgaged Properties, including the Mortgaged Properties identified on Annex A to this prospectus supplement as Sonora Village, West Valley Shopping Center, Mountain Marketplace, 807 Church Street and Merrimack Village Center, which secure approximately 3.2%, 2.2%, 0.9%, 0.6% and 0.5%, respectively, or in the aggregate, 7.5% of the Initial Pool Balance by allocated loan amount, have a restaurant as one of the five largest tenants (based on net rentable area) or as a single tenant operating at the related mortgaged property.  Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

A large number of factors may adversely affect the operation and value of retail properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties” in the prospectus.

Hospitality Properties

Ten (10) hospitality properties, representing collateral for approximately 17.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, ten (10) of the Mortgage Loans.  Nine (9) of the hospitality Mortgaged Properties, representing collateral for approximately 10.2% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.  The Mortgaged Property identified on Annex A to this prospectus supplement as Gansevoort Park Avenue, representing collateral for approximately 7.2% of the Initial Pool Balance by allocated loan amount, is not affiliated with a national franchise.  However, such Mortgaged Property is subject to a management agreement with Gansevoort Park Management LLC, an affiliate of the related borrower, which owns the name under which the hotel at such Mortgaged Property is operated.  A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation.  We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name.

The following table shows each Mortgaged Property associated with a hotel brand through a license, franchise agreement or management agreement with an expiration date during the term of such Mortgage Loan and the expiration date of such agreement.

Mortgage Loan Name	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration Year of Related License/Franchise Agreement
Holiday Inn Express Fayetteville	0.7%	2019
Residence Inn Southern Pines	0.6%	2015
Holiday Inn Express - Long Island East End	0.5%	2015

In each case described above, we cannot assure you the related franchise, licensing or management agreement will be renewed.

In addition, renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements.  See “—Redevelopment and Renovation” below.

A large number of factors may adversely affect the operation and value of hospitality properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties” in the prospectus.

Multifamily Properties

Thirteen (13) multifamily properties, representing collateral for approximately 8.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, nine (9) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Additionally, the Mortgaged Property identified on Annex A to this prospectus supplement as University Manors, representing collateral for approximately 1.2% of the Initial Pool Balance, is primarily occupied by student tenants.

A large number of factors may adversely affect the operation and value of multifamily properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Rental Properties” in the prospectus.

Self Storage Properties

Sixteen (16) self storage properties, representing collateral for approximately 5.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, seven (7) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of self storage properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Warehouse, Mini-Warehouse and Self-Storage Facilities” in the prospectus.

Manufactured Housing Community Properties

Eleven (11) manufactured housing community properties, representing collateral for approximately 2.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, five (5) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of manufactured housing community properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks” in the prospectus.

Several of the manufactured housing community Mortgaged Properties have a material number of rent-to-own and leased homes that are currently owned by the related borrower or an affiliate thereof.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such rent-to-own and leased homes do not constitute collateral for the related Mortgage Loan.

Several of the manufactured housing community Mortgaged Properties are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Three (3) of the manufactured housing community Mortgaged Properties that are included in the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Dallas & OKC MHC Portfolio (Stonetown Acquisitions), which represents collateral for approximately 0.8% of the Initial Pool Balance, have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for the related Mortgaged Property may be subject to greater fluctuations.

Mixed Use Properties

Two (2) mixed use properties, representing collateral for approximately 2.4% of the Initial Pool Balance by allocated loan amount, secure two (2) of the Mortgage Loans.  Each of these mixed use properties has one or more retail and office components.  To the extent a mixed use property has retail, office or multifamily components, such mortgaged property is subject to the risks relating to the property types described in “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties,” “—Office Properties,” “—Manufactured Housing Communities, Mobile Home Parks and

Recreational Vehicle Parks,” “—Warehouse, Mini-Warehouse and Self-Storage Facilities” and “—Multifamily Rental Properties” in the prospectus.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Parking Facility Properties

One (1) parking facility property, representing collateral for approximately 0.2% of the Initial Pool Balance by allocated loan amount, secures, in whole or in part, one (1) of the Mortgage Loans.  A large number of factors may adversely affect the operation and value of parking facility properties; see “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Parking Lots and Garages” in the prospectus.

Mortgage Loan Concentrations

The table below presents information regarding Mortgage Loans and related Mortgage Loan concentrations:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	% of Initial Pool Balance

Largest Single Mortgage Loan	$114,765,852	11.0%
Largest 5 Mortgage Loans or Group of Cross-Collateralized Mortgage	$460,593,050	44.3%
Largest 10 Mortgage Loans or Group of Cross-Collateralized Mortgage	$621,316,214	59.7%
Largest Related-Borrower Concentration(1)	$59,927,124	5.8%
Next Largest Related-Borrower Concentration(1)	$40,006,333	3.8%

(1)	Excluding single-borrower mortgage loans and cross-collateralized and cross-defaulted mortgage loans.

Other than with respect to the largest ten (10) Mortgage Loans, each of the other Mortgage Loans or groups of cross-collateralized Mortgage Loans represents no more than approximately 2.2% of the Initial Pool Balance. See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on the largest twenty (20) Mortgage Loans.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Verizon Wireless & Mattress Firm and Pensacola Marketplace, representing in the aggregate approximately 0.6% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus supplement for more information about the release of the cross-collateralization and cross-default characteristics of the related Mortgaged Loans.

The following table shows each group of Mortgage Loans that have borrowers that are related to each other, with such groups collectively representing approximately 13.9% of the Initial Pool Balance.  No group of Mortgage Loans having related borrowers represents more than approximately 5.8% of the Initial Pool Balance.

Related Borrower Loans

Loan Name	Cut-off Date Principal Balance	% of Initial Pool Balance
25 East Oak Street	$49,938,386	4.8%
1026-1044 Market Street	9,988,738	1.0
Total	$59,927,124	5.8%

Waukegan Multifamily Portfolio	$21,470,233	2.1%
1263 West Pratt Boulevard	6,292,741	0.6
807 Church Street	6,243,358	0.6
Chicago Multifamily Portfolio	6,000,000	0.6
Total	$40,006,333	3.8%

SpringHill Suites - Frazer Mills	$14,928,284	1.4%
SpringHill Suites - Southside Works	14,455,234	1.4
Total	$29,383,518	2.8%

Park City MHC	$5,873,381	0.6%
Lakes of the Hills Apartments	3,489,143	0.3
Total	$9,362,524	0.9%

Verizon Wireless & Mattress Firm	$3,217,920	0.3%
Pensacola Marketplace	3,068,249	0.3
Total	$6,286,169	0.6%

Total	$144,965,667	13.9%

Mortgage loans with related borrowers are identified under “Related Group” and “Crossed Group” on Annex A to this prospectus supplement.

Geographic Concentrations

This table shows the states with the concentrations of Mortgaged Properties of over 5.0%:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	7	$326,294,384	31.4%
Texas	20	$154,878,737	14.9%
Florida	15	$137,897,771	13.3%
Illinois	11	$98,841,924	9.5%

(1)
Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A to this prospectus supplement.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties.  For example:

●
Mortgaged Properties located in California, Florida, Georgia, Louisiana, Mississippi, Nevada, North Carolina, South Carolina, Tennessee or Texas are more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country.

●
Mortgaged Properties located in coastal states, which includes Mortgaged Properties located in, for example, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina and Texas, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country.  Recent hurricanes in the Northeast, Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not all require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●
Mortgaged Properties, securing approximately 29.0% of the Initial Pool Balance by allocated loan amount, are located in, among other places, Florida, Louisiana, Mississippi or Texas, which may be adversely affected by events such as the oil platform explosion and subsequent oil spill that occurred in the Gulf of Mexico in April 2010. These events and similar events could lead to a regional economic downturn for the gulf coast region of the United States.

●
In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Mortgaged Properties With Limited Prior Operating History

Four (4) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as  Pinnacle at Westchase, 25 East Oak Street, 290 Madison and University of Phoenix, representing approximately 7.7%, 4.8%, 1.4% and 0.5%, respectively, of the Initial Pool Balance, are secured in whole or in part by recently constructed or renovated Mortgaged Properties that have no or limited prior operating history and/or lack historical financial figures and information.  Four (4) of the Mortgage Loans, secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as 222 Broadway, Cole Family Dollar Portfolio, ARCT III Portfolio and University of Phoenix representing approximately 9.6%, 2.7%, 1.2% and 0.5%, respectively, of the Initial Pool Balance, are secured in whole or in part by recently acquired mortgaged properties that have no or limited prior operating history and/or lack historical financial figures and information.  See “Risk Factors—Limited Information Causes Uncertainty” in this prospectus supplement.

Modified and Refinanced Mortgage Loans

Two (2) of the Mortgage Loans, representing in the aggregate approximately 2.4% of the Initial Pool Balance were refinancings of defaulted loans or otherwise involved discounted pay-offs as described below:

●
the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sutton Place Apartments, representing approximately 1.8% of the Initial Pool Balance, refinanced a discounted payoff of a prior loan secured by the related Mortgaged Property.  The Mortgage Loan represented 76.4% of the discounted payoff amount, with the remainder, as well as closing costs, supplied by new equity from the Borrower.

●
the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Chicago Multifamily Portfolio, representing approximately 0.6% of the Initial Pool Balance, refinanced three (3) prior loans that had not been repaid at their respective maturity dates and were therefore in maturity default.  The proceeds from the Mortgage Loan repaid the principal of each prior loan in full, as well as an additional loan that was repaid solely from equity and other sources.

Tenancies-in-Common; Delaware Statutory Trusts

In the case of the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Storage Pro Portfolio representing approximately 1.0% of the Initial Pool Balance, the related borrowers are tenants-in-common.  However, such tenants-in-common have waived their respective right to partition.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Furthermore, the loan documents for the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Storage Pro Portfolio, representing approximately 1.0% of the Initial Pool Balance, permit the borrowers (at any time after the 60th day following the Closing Date) to transfer the tenant-in-common interest in the related Mortgaged Properties into acceptable successor limited liability company borrower and terminate the tenancy-in-common structure, subject to the conditions set forth in the related loan agreement.  See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in this prospectus supplement and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery” in the prospectus.

Condominium Interests

Five (5) of the Mortgage Loans, secured by Mortgaged Properties identified on Annex A to this prospectus supplement as Miami Center, 222 Broadway, 17 Battery Place South, Storage Pro Portfolio and 807 Church Street, representing approximately 11.0%, 9.6%, 8.7%, 1.0% and 0.6%, respectively, of the Initial Pool Balance by allocated loan amount, are secured or may be secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to these properties:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Miami Center, representing approximately 11.0% of the Initial Pool Balance, the building is a condominium comprised of two units, a hotel and an office unit.  The related Mortgage Loan is secured by a first priority mortgage encumbering the office unit and borrower’s 50% interest in the related common condominium elements.  The condominium is comprised of one board with four members.  Two members of the board are appointed by the owner of the Mortgaged Property, and the other two members are appointed by the owner of the hotel unit.  All actions of the board must be unanimously approved by all four board members.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the Initial Pool Balance, the borrower is permitted to declare a condominium regime at the Mortgaged Property made up of a retail condominium unit comprised of the existing basement, ground level and second floor of the Mortgaged Property and an office condominium unit comprised of the remainder of the Mortgaged Property. The creation of any such condominium is subject to the satisfaction of several conditions, including (i) lender’s approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) bylaws that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable under the condominium documents, (v) condominium documents that prohibit the incurrence of any debt secured by the Mortgaged Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.

●	In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the

Initial Pool Balance, the building is a condominium comprised of three units, two of which are primarily used as office space and one of which is used as residential space.  The Mortgaged Property consists of one of the office condominium units.  The condominium is comprised of three boards: (1) the board designated as the “Board of Managers”, which controls matters relating to the entire condominium and the facilities shared between the north and south buildings, (2) the board designated as the “South Building Board”, which controls matters relating solely to use of the south building and (3) the board designated as the “North Building Board”, which controls matters relating solely to the use of the north building.  The Mortgaged Property is located in the south building and is therefore subject to the jurisdiction of the Board of Managers and the South Building Board.  The Board of Managers consists of five members, one of which is appointed by the owner of the Mortgaged Property.  All actions of the Board of Managers must be approved by a majority of the members of the Board of Managers, subject to meeting and voting procedures contained in the by-laws. The South Building Board consists of four members, two of which are appointed by the owner of the Mortgaged Property.  All actions of the South Building Board must be approved by a majority of the members of the South Building Board, subject to meeting and voting procedures contained in the by-laws.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Storage Pro Portfolio, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan is secured by a first mortgage encumbering real property subject to a condominium declaration that is inactive and, in connection therewith, the condominium association was dissolved.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 807 Church Street, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property was developed in conjunction with vertical development of a building, whereby the Mortgaged Property consists of grade level and lower level retail space located between a four (4) story, two (2) unit condominium within the same structural building.  The Mortgaged Property is not subject to or a part of the condominium regime, but is subject to a declaration of covenants, conditions, restrictions, and easements pursuant to which certain rights and obligations relating to the operation, maintenance, and upkeep of the building are allocated between the owner of the Mortgaged Property and the condominium.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.  See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” in the prospectus.

Leasehold Interests

A leasehold interest under a ground lease or under a sublease secures all or a portion of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Hyatt Regency - Buffalo and Walgreens and Sports Authority Portfolio, representing approximately 2.4% and 1.1%, respectively, of the Initial Pool Balance.  For purposes of this prospectus supplement, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.  See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property” in the prospectus.

In general, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the related Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted above, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated except as set forth below:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hyatt Regency – Buffalo, the fee interest in the Mortgaged Property is held by the Erie County Industrial Development Agency (“IDA”) with the borrower currently holding a leasehold interest.  The lien of the mortgage loan is secured by both the fee interest held by the IDA which will expire in 2014, and the leasehold interest held by the borrower.  This structure was instituted to take advantage of a Payment In Lieu of Taxes program, which will expire in 2013, at which time the fee ownership in the Mortgaged Property is required to be conveyed to the borrower.

Condemnations

The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sonora Village, representing approximately 3.2% of the Initial Pool Balance has a condemnation pending.  See “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender.  However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●
the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●
although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●
certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR

Miami Center	$114,765,852	$57,382,926	$172,148,778	5.1900%	64.2%	1.41x
222 Broadway	$100,000,000	$35,000,000	$135,000,000	4.8990%	58.7%	2.11x
Gansevoort Park Avenue	$75,000,000	$65,000,000	$140,000,000	5.0200%	50.4%	1.77x

See “—The Whole Loans” below for more information regarding these Companion Loans.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers.  Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property.  The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.  In addition, pursuant to the intercreditor agreement between the mortgage lender and mezzanine lender, the holder of the related mezzanine loan has (in the case of existing mezzanine debt) or may have (in the case of future mezzanine debt in the event such mezzanine debt is incurred and an intercreditor agreement entered into) certain rights and remedies, including (i) the right to purchase the related mortgage loan at par in certain circumstances such as in the event of a mortgage loan default, if the mortgage loan becomes a specially serviced mortgage loan and/or certain enforcement actions are commenced under the mortgage loan, (ii) the right to cure mortgage loan defaults for cure periods that may extend beyond the cure periods available to the related borrower and thereby forestall the exercise of remedies with respect to the mortgage loan, and (iii) the right to approve certain modifications of the mortgage loan documents.

As of the Cut-off Date, each Sponsor has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:
Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Initial Principal Amount of Mezzanine Loan	Interest Rate on Mezzanine Loan	Maturity Date of Mezzanine Loan

17 Battery Place South	$91,000,000	8.7%	$14,000,000	11.2500%	7/6/2022
Gansevoort Park Avenue	$75,000,000	7.2%	$20,000,000	10.5000%	6/6/2022

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” below.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

As of the Cut-off Date, except as disclosed above, each Sponsor has informed us that it is not aware of any mezzanine indebtedness with respect to any Mortgage Loan it is selling to the Depositor.  With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum DSCR, as listed in the following chart.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR

Miami Center	$114,765,852	75.0%	1.20x

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt.  Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower or a change in the management of the mortgaged property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers.  Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Hilton Garden Inn Odessa, representing approximately 0.8% of the Initial Pool Balance, the related loan documents permit additional unsecured debt up to 3.0% of the original principal balance from affiliates of the borrower to fund shortfalls in debt service, capital expenditures, approved operating expenses under the Mortgage Loan, and any other equity requirements of the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Other Financings or Ability To Incur Other Financings Entails Risk” in this prospectus supplement.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 11 months prior to the Cut-off Date.  See Annex A to this prospectus supplement for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a  “Phase I” environmental assessment.  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, and radon, depending upon the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to evaluate further certain environmental issues.  A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

●	for which an operations and maintenance plan or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

●	for which an environmental insurance policy will have been obtained from a third party insurer;

●
for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

●	for which such conditions or circumstances will have been investigated further and the environmental consultant will have recommended no further action or remediation;

●
as to which the borrower or other responsible party will have obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

●	for which the related borrower will have agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property.  Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.  Other identified conditions could, for example, include leaks from storage tanks and on site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers.  For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” in the prospectus.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Hyatt Regency - Buffalo, securing approximately 2.4% of the Initial Pool Balance, the Phase I report dated May 30, 2012, concluded that on-site dry cleaning had been conducted for approximately 11 years starting in the late 1980s.  No dry cleaning spills or other releases were reported or identified; however, the potential for historic impacts cannot be ruled out unless Phase II sampling were to be performed.  In lieu of Phase II sampling, the borrower obtained a $5 million environmental insurance policy in favor of the lender.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as SpringHill Suites – Southside Works securing approximately 1.4% of the Initial Pool Balance, the Phase I report dated May 29, 2012 found that the Mortgaged Property had previously been a parcel in a larger complex in which steel manufacturing had occurred.  The complex was remediated pursuant to the Pennsylvania ACT-2 statutory program that allows voluntary cleanup agreements for redeveloping former industrial brownfield sites.  The Phase I consultants did not have access to sufficient documentation in order to rule out the possibility that some residual contamination might exist at the Mortgaged Property.  However, the Phase I did find that the Pennsylvania Department of Environmental Protection approved a final report demonstrating that site specific cleanup standards had been attained.  The Mortgaged Property is subject to an Activity & Use Limitation covenant that prohibits use of groundwater, restricts property use to hotel, requires maintaining the protective surface cap on the property, requires appropriate precautions for any excavation or other intrusive activities at the Mortgaged Property, and requires submitting periodic compliance reports.  The Phase I recommends no further action other than complying with the covenant.

With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as 807 Church Street, securing approximately 0.6% of the Initial Pool Balance, the Phase I site inspection identified a suspected heating oil underground tank as a REC.   Phase II report dated June 24, 2012 confirmed the existence of an approximately 10,000-gallon heating oil underground tank  along with associated evidence of leakage.  The sampling results did not identify contamination at the related Mortgaged Property above acceptable residential levels, however, the borrower has escrowed $48,120.00 with lender for the proper abandonment in place of the underground storage tank and is obligated to (i) report the situation as a leaking tank with the appropriate regulatory parties and (ii) provide lender with evidences of regulatory closure within one year of the closing of the Mortgage Loan.

Litigation Considerations

Below are descriptions of litigation matters relating to certain Mortgage Loans.  Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the Initial Pool Balance, Joseph Moinian, the related non-recourse carveout guarantor and indirect owner of the borrower, and an entity controlled by Moinian, Almah LLC (“Almah”), are currently engaged in litigation with Goldman, Sachs & Co., one of the underwriters, and with The Goldman Sachs Group, Inc., which, together with Goldman, Sachs & Co. (together, “Goldman“) is an affiliate of the Goldman Originators and Goldman Sachs Mortgage Company, a Sponsor.  The litigation concerns space rented by an affiliate of Goldman from Almah, which space was later subleased from Goldman to American International Group, Inc. (“AIG”).  Goldman commenced the action against Almah seeking a brokerage commission of $3.1 million as a result of the determination not to exercise a termination right, and instead, to sublet the property to AIG with Almah’s consent, as provided in the related lease and a side letter.  Almah responded by filing an answer and counterclaims seeking approximately $75 million in damages, on the theory that Goldman realized $150 million in extra “consideration” by virtue of the AIG sublease, and owed 50% to Almah pursuant to a separate lease clause.  After various proceedings in 2010 and 2011, Almah’s counterclaim against Goldman has been dismissed in its entirety.  At a hearing on May 5, 2012, the court granted summary judgment in favor of Goldman, Sachs & Co., and on July 27, 2012, the court issued an order directing entry of judgment in favor of Goldman, Sachs & Co. and against Almah in the amount of $3,131,897.00, plus interest, and referred Goldman’s claim for attorneys’ fees to a referee to hear and determine.  On June 15, 2012, Almah filed a notice of appeal of the court’s May order, indicating its intent to appeal.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Amber Ridge and Oakbrook Apartments, representing approximately 1.0% of the Initial Pool Balance, the related nonrecourse carveout guarantors are defendants in a lawsuit in which the plaintiff has claimed personal injuries incurred due to alleged mold contamination in a condominium unit (not constituting part of the Mortgaged Properties) purchased in 2005 from SM-Eagles Point, LLC, an entity affiliated with such nonrecourse carveout guarantors.  As of the closing date of the related Mortgage Loan, the guarantors’ counsel was seeking a dismissal of the non-recourse carveout guarantors as defendants, maintaining that the plaintiff has no cause of action against such individual defendants until after they obtain an uncollected judgment against the entities that own the subject condominium unit.  As of the closing date, no trial date had been set.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 555 East Main Street, representing approximately 1.0% of the Initial Pool Balance, the related borrower is a defendant in an action brought by a plaintiff contending that a portion of the software utilized in the parking equipment installed in the parking garage at the related Mortgaged Property violates a patent.  The United States Patent and Trademark Office had previously rejected plaintiff’s application for such patent and has put a stay on the proceedings against the related borrower until plaintiff’s appeal of such rejection has concluded.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as West Valley Shopping Center, representing approximately 2.2% of the Initial Pool Balance, one of the non-recourse carve-out guarantors, Leland Belli (“Belli”) is a co-defendant in two lawsuits:

●
Exclusive Fresh, Inc. (“Exclusive Fresh”) was a supplier for P. W. Supermarkets, Inc. (“PW”) to whom PW owed approximately $43,000 for goods purchased by PW.  Exclusive Fresh brought an action in the Superior Court for Santa Clara County on May 5, 2011 to collect the outstanding obligation.  PW was put into an involuntary bankruptcy on April 4, 2011, and as of result of the bankruptcy, this action has been stayed.  As part of the action, Exclusive Fresh also named Belli as a co-defendant, alleging that Belli orally agreed personally to make good on all outstanding debt owed by PW to Exclusive Fresh, that Belli falsely informed Exclusive Fresh that PW was in a solid financial position, and that Exclusive Fresh had agreed to forbear the filing of a lawsuit in reliance on Belli’s claims.  Belli has denied these allegations and is vigorously defending this lawsuit; and

●
In an adversary proceeding filed in U.S. Bankruptcy Court for the Northern District of California, filed on March 30, 2012 in connection with the involuntary bankruptcy proceeding against PW, the bankruptcy trustee is seeking repayment of a $76,000 payment made by PW to Lee Ranches and Belli as an alleged “insider” for the purposes of preference litigation, for a payment received in April 2010.  While the defendants admit receiving the payment from PW, they allege that it was the repayment of a short-term loan that was used by PW to purchase inventory from Unified Grocers.  Defendants’ position is that this repayment of a short-term loan was not a payment of an antecedent debt, therefore, it is not a preferential payment that must be returned to the bankruptcy estate.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as SpringHill Suites - Frazer Mills and SpringHill Suites - Southside Works, representing approximately 1.4% and 1.4%, respectively of the Initial Pool Balance, a civil action brought by a brother and business partner of the non-recourse carveout guarantors is currently pending in the Court of Common Pleas of Allegheny County, Pennsylvania. The plaintiff in this suit alleged misappropriation of funds by the defendants, however the plaintiff’s forensic accountant failed to find any evidence of such misappropriation as was originally alleged.  No financial or other claim was presented by the plaintiff for any lost business opportunity or purported fraud.  A settlement is currently being negotiated in this litigation, under which the plaintiff will retire from active management of the company in exchange for a financial buyout and a transition from plaintiff’s general partnership to limited partnership in the venture.  At the completion of such buyout, the plaintiff will control certain triple net lease properties, while the defendants will retain control of their development company, management company, and the hotels owned by the venture.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors under, the related Mortgage Loans.

Redevelopment and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.  Below are descriptions of certain of such Mortgaged Properties.  Certain risks related to redevelopment and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment and Renovation at Mortgaged Properties” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sonora Village, representing approximately 3.2% of the Initial Pool Balance, the related borrower has the right (but not the obligation) to alter a 23,958 square foot space at the Mortgaged Property, identified as Suite J121, including the possible subdivision or reduction of such space and to ground lease certain portions that are currently used as parking.  See “Structural and Collateral Term Sheet—Sonora Village” on Annex B to this prospectus supplement for more information on the potential alteration for the related Mortgaged Property.

In addition, with respect to the Mortgaged Property identified on Annex A to this prospectus supplement as Hyatt Regency - Buffalo, representing approximately 2.4% of the Initial Pool Balance, renovations to the elevators and cooling systems are currently in progress.

In addition, the existence of construction or renovation at the Mortgaged Property may make such Mortgaged Property less attractive to tenants.  See “Risk Factors—Risks Related to Redevelopment and Renovation of the Property” in this prospectus supplement.

Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity.  Set forth below are descriptions of certain bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or involved a guarantor or other party to a Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Walled Lake Mini Storage, representing approximately 0.4% of the Initial Pool Balance, in connection with a defaulted mortgage loan financing, the nonrecourse guarantors under the related Mortgage Loan directed (through their general partnership interest) the borrowing entity to file for bankruptcy protection in 2005.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 555 East Main Street, representing approximately 1.0% of the Initial Pool Balance, an entity ultimately owned and controlled by the nonrecourse carveout guarantors was a party to a bankruptcy proceeding related to an approximately $5,000,000 mortgage loan in 2005.  The related loan documentation did not carveout recourse for the filing of a voluntary bankruptcy.  In addition, the related nonrecourse carveout guarantors have been involved with one foreclosure, one discounted payoff, one short-sale and two payment defaults relating to mortgaged properties owned and/or controlled by the related nonrecourse carveout guarantors over the previous ten years.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Waukegan Multifamily Portfolio, 1263 West Pratt Boulevard, 807 Church Street and Chicago Multifamily Portfolio, representing approximately 2.1%, 0.6%, 0.6% and 0.6% of the Initial Pool Balance, respectively, the related recourse guarantor finalized global settlements with two lenders to work out certain loans that exposed the related recourse guarantor to full recourse under such loan documentation.  As part of one global settlement, the related recourse guarantor has entered into agreements that require the related recourse guarantor to (a) either (i) allow for the foreclosures or deeds in lieu of foreclosure or (ii) cooperate with a note sale on such loans, and (b) pay a settlement fee payment of $200,000.  In accordance with the terms of such settlement, the lender is required to complete such disposition or note sale within two years from the date of execution of such settlement agreement and provide the related recourse guarantor with a covenant not to sue.  In addition, the lender and the related recourse guarantor have agreed to settle and pay off four (4) additional loans on several multi-family projects that were in maturity default due, in part, to the pending settlement described above.  A portion of the proceeds of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Chicago Multifamily Portfolio, representing approximately 0.6% of the Initial Pool Balance was used by the related recourse guaranty to pay the lender $8,336,157.83 in full satisfaction of lender’s debt on those other properties, in addition to a $300,000 settlement fee.  Three (3) of the properties previously securing the aforementioned four (4) loans subject to the global settlement agreement are the Mortgaged Properties securing the Mortgage Loan identified on Annex A to this prospectus supplement as Chicago Multifamily Portfolio.  Additionally, the related recourse guarantor provided a personal recourse guaranty on a mortgage loan provided by a second lender to a borrowing entity in which the related recourse guarantor held a limited partnership interest.  The property securing such mortgage loan was a single tenant commercial property, and the single tenant vacated the subject property after filing for bankruptcy.  The lender subsequently filed a foreclosure suit against the property and the related recourse guarantor, seeking $11,000,000.  The related recourse guarantor negotiated a settlement with the second lender and, as part of such settlement, in exchange for being relieved of any outstanding obligations, the related recourse guarantor paid the second lender a fee of $3,500,000, a portion of which was paid from proceeds of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Waukegan Multifamily Portfolio, 1263 West Pratt Boulevard and 807 Church Street, representing approximately 2.1%, 0.6% and 0.6% of the Initial Pool Balance, respectively.

Two (2) of the Mortgage Loans, representing in the aggregate approximately 2.4% of the Initial Pool Balance were refinancings of defaulted loans or otherwise involved discounted pay-offs, as described under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Modified and Refinanced Mortgage Loans” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wilcox Office Building, representing approximately 2.2% of the Initial Pool Balance, the related nonrecourse carveout guarantor has been involved in twelve (12) previous mortgage loan financings that resulted in discounted payoffs, foreclosures, or deed-in-lieu of foreclosures.

We cannot assure you that there are not other bankruptcy proceedings, foreclosure proceeds, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor or other party to a Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property  identified on Annex A to this prospectus supplement as Merrimack Village Center, representing approximately 0.5% of the Initial Pool Balance, Inland American Real Estate Trust, Inc. (which is an affiliate of Inland Diversified Real Estate Trust, Inc., the nonrecourse carveout guarantor for the related Mortgage Loan) disclosed in a Form 10-Q filed on May 7, 2012 that the SEC is “conducting a non-public, formal, fact-finding investigation to determine whether there have been violations of certain provisions of the federal securities laws regarding the business manager fees, property management fees, transactions with affiliates, timing and amount of distributions paid to investors, determination of property impairments, and any decision regarding whether Inland American Real Estate Trust, Inc. might become a self-administered REIT.”

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus supplement for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, and mixed use mortgaged property.

The Mortgaged Properties have certain single tenant concentrations as set forth below:

●
Sixty-seven (67) of the Mortgaged Properties, securing in whole or in part four (4) Mortgage Loans, representing in the aggregate approximately 5.4% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●
Other than Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 0.5% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan.  If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as University of Phoenix, representing approximately 0.5% of the Initial Pool Balance, the related borrower leases the entire Mortgaged Property to one tenant, the University of Phoenix, which tenant relies heavily on accreditation in order for its students to acquire federal student loans.  If the University of Phoenix loses its accreditation and defaults under the lease payments, and if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the ability of the borrower to make payments on the related Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the Walgreens and Sports Authority Portfolio, representing approximately 1.1% of the Initial Pool Balance, the related borrower leases each of the four (4) individual Mortgaged Properties to a single tenant (three (3) to Walgreens and one (1) to Sports Authority).

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the Cole Family Dollar Portfolio, representing approximately 2.7% of the Initial Pool Balance, the related borrower leases each of the thirty-five (35) individual Mortgaged Properties to a single tenant (Family Dollar) under one lease.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as the ARCT III Portfolio, representing approximately 1.2% of the Initial Pool Balance, the related borrower leases each of the twenty-seven (27) individual Mortgaged Properties to a single tenant (14 to Dollar General, 9 to Family Dollar, 3 to Advance Auto and 1 to Tire Kingdom).

Set forth below are certain tenants that (i) lease space at multiple Mortgaged Properties that, with respect to each such tenant, aggregate 3.0% or more of the Initial Pool Balance, and (ii) are among the five largest tenants (based on net rentable area) at the subject Mortgaged Properties:

●	For example, Bank of America is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 11.9% of the Initial Pool Balance based on allocated loan amount.

●	In addition, Citicorp is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 11.6% of the Initial Pool Balance based on allocated loan amount.

●	In addition, JPMorgan Chase is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 9.9% of the Initial Pool Balance based on allocated loan amount.

●	In addition, Lockheed Martin is a tenant at each of two (2) Mortgaged Properties, and such Mortgaged Properties secure approximately 4.5% of the Initial Pool Balance based on allocated loan amount.

●
In addition, Family Dollar is a tenant at each of forty-four (44) Mortgaged Properties, and such Mortgaged Properties secure approximately 3.0% of the Initial Pool Balance based on allocated loan amount.

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan.  In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Terminations and Expirations

Expirations.  See Annex A to this prospectus supplement for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, and mixed use Mortgaged Property.  Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan.  Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease terminations or concentrations of lease terminations with respect to the Mortgaged Properties:

●
In certain cases, the lease of a major or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan, as set forth on Annex A to this prospectus supplement.

●
With respect to the Mortgaged Properties identified in the following sentence, greater than 50.0% of the net rentable square footage of such Mortgaged Property expires in a single calendar year prior to maturity of the related Mortgage Loan.  For the Mortgaged Properties identified on Annex A to this prospectus supplement as Pinnacle at Westchase, Wilcox Office Building, 290 Madison, Mountain Marketplace, Food Lion Mount Airy, Verizon Wireless & Mattress Firm and Pensacola Marketplace, representing collateral for approximately 7.7%, 2.2%, 1.4%, 0.9%, 0.8%, 0.3% and 0.3%, respectively, of the Initial Pool Balance, leases representing approximately 53.1%, 84.1%, 58.6%, 50.5%, 52.7%, 52.4% and 53.9% respectively, of the net rentable square footage of the related Mortgaged Property expire in the same calendar year prior to the maturity date of the related Mortgage Loan.

Terminations.  Certain Mortgage Loans have material lease early termination options.  Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, or (viii) if the landlord defaults on its obligations under the lease. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may no longer be required to occupy its leased space rights or pay full rent:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the Initial Pool Balance, the largest tenant, Bank of America, has the right under its lease to contract the size of the premises that it leases by up to 91,609 rentable square feet on May 31, 2014 (the “First Contraction Option“), and by up to an additional 115,112 rentable square feet on December 31, 2019 (the “Second Contraction Option“), which Second Contraction Option is exercisable after the maturity of the Mortgage Loan.  Such contraction options are exercisable in contiguous, full floor increments, upon 12 months’ notice for the First Contraction Option, and 18 months’ notice for the Second Contraction Option.  The related non-recourse carve-out guarantors, BCSP VI U.S. Investments, L.P. and L&L Holding Company, LLC have guaranteed the payment of all tenant improvement costs and leasing commissions incurred in connection with re-tenanting any space at the Mortgaged Property that becomes vacant as a result of the exercise of the First Contraction Option by the Bank of America tenant, capped at $3,000,000.

●
Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases upon providing notice of such termination within a specified period.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the Initial Pool Balance, a tenant representing 8.2% of the net rentable area at the Mortgaged Property has the right to terminate its lease upon providing 180 days’ notice of such termination.  Upon exercising its termination right, the tenant will be required to pay a cancellation fee.  In addition, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Plains Capital Towers, representing approximately 2.3% of the Initial Pool Balance, eight tenants representing approximately 24.4% in aggregate of the net rentable area at the Mortgaged Property have the right to terminate their respective leases during a specified period of time during the loan term.

●
Certain of the Mortgaged Properties as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government tenants frequently have the right to cancel their leases at any time or after a specific time  (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent could also have these types of risks.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Base Rent
Plains Capital Towers	2.3%	BAE Systems(1)	8.8%	9.6%
Legacy Tower	1.1%	U.S. Department of Veteran Affairs(2)	21.8%	25.4%
Jeffery Manor Shopping Center	0.2%	City of Chicago(3)	19.2%	26.5%

(1)
Tenant has a total of 37,511 square feet at the Mortgaged Property.  Tenant has a one-time termination option associated with 31,716 square feet on August 1, 2015, subject to 270 days’ notice, which represents 7.5% of net rentable area and 8.2% of base rent at the Mortgaged Property.

(2)	Tenant may terminate lease upon 90 days’ notice after April 19, 2019.

(3)	Tenant may terminate lease upon 90 days’ notice after June 30, 2013.

●
Certain of the Mortgaged Properties may have tenants that sublease a portion of their space or have provided notice of their intent to sublease out a portion of their space in the future.  For example, with respect to the ten (10) largest Mortgage Loans that we intend to include in the Issuing Entity, we are aware of the following Mortgage Loans as to which a related tenant intends to sublet more than 5% of the net rentable area at the related Mortgaged Property: (i) in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the Initial Pool Balance, a tenant that is leasing approximately 7.2% of the net rentable area has subleased a portion of its space to a third party; (ii) in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Sonora Village, representing approximately 3.2% of the Initial Pool Balance, a tenant that is leasing approximately 25.0% of the net rentable area has subleased approximately 24.1% of its net rentable area to another third party.

●
Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark.  For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 25 East Oak Street, representing approximately 4.8% of the Initial Pool Balance, two (2) tenants representing 24.9% of the net rentable area in aggregate at the Mortgaged Property have the right to terminate their leases and/or abate rent if the tenant, Hermes, at the Mortgaged Property vacates.

●
Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

●
Further, certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

●
In addition, with respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Walgreens and Sports Authority Portfolio, representing approximately 1.1% of the Initial Pool Balance, each tenant occupying the three (3) Walgreens locations, which tenants represent 100.0% of the net rentable square footage at the related Mortgaged Property, have leases which expire by their terms in, with respect to the tenant at (i) Walgreens and Sports Authority Portfolio (Pasadena), 2060, (ii) Walgreens and Sports Authority Portfolio (Little Rock), 2060 and (iii) Walgreens and Sports Authority Portfolio (Marshall), 2061 however, the related tenant may terminate its lease upon twelve (12) months notice to the related borrower eight (8) times, every five (5) years, beginning in 2020, 2020 and 2021, respectively.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on material lease termination options relating to the largest twenty (20) Mortgage Loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Other.  Tenants under certain leases included in the Underwritten Net Cash Flow and Underwritten Net Operating Income may not be in physical occupancy, may not have begun paying rent or may be in negotiation as set forth below:

●
Certain tenants of the Mortgaged Properties have executed leases, but have not yet taken occupancy.  For example, in the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 1026-1044 Market Street, representing approximately 1.0% of the Initial Pool Balance, two new tenants are building out spaces.  For the new tenants, who represent in aggregate 49.0% of the effective gross income, rents will not become payable until the work is completed and the tenants take occupancy.  Upfront tenant improvement reserves and nine months of rent reserves were escrowed at origination for the two new tenants.  Also, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing collateral for 8.7% of the Initial Pool Balance by allocated loan amount, the largest tenant, representing in the aggregate 17.1% of the rentable square footage, has signed a lease but is waiting to take occupancy while a build out of its space is completed.  Upfront tenant improvement and leasing reserves were escrowed at origination of the Mortgage Loan for this tenant.  Also, in the case of the Mortgaged Property identified on Annex A to this prospectus supplement as 25 East Oak Street, securing a Mortgage Loan representing approximately 4.8% of the Initial Pool Balance, Giorgio Armani, representing approximately 22.8% of the owned net rentable square feet at the related Mortgaged Property is currently building out its space, is paying rent and is expected to open in September 2012 and Suit Supply, representing 13.5% of the owned net rentable square feet at the related Mortgaged Property is currently open and is expected to begin paying rent in October 2012.

●
In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related Mortgaged Property.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases.  If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant.  See “—Redevelopment and Renovation” and “Risk Factors—Risks Related to Redevelopment and Renovation of the Property” in this prospectus supplement.

See “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on other tenant matters relating to the largest twenty (20) Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal with respect to certain of the Mortgaged Properties.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the Initial Pool Balance, after Bank of America receives notice from the landlord of its desire to sell the building, including landlord’s determination of purchase price, Bank of America will have the right to purchase the building on landlord’s terms so long as it is in occupancy of at least 200,000 square feet at the Mortgaged Property.  If Bank of America does not exercise its right to accept the landlord’s offer within 30 days or does accept but a sale is not closed within 120 days, the landlord may sell the building to any third party on any terms and conditions.  Bank of America’s right of first offer terminates at the expiration of its lease on May 31, 2022, and does not apply to a foreclosure or deed in lieu by lender.

With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as Cole Family Dollar Portfolio and Walgreens and Sports Authority Portfolio, representing approximately 2.7% and 1.1% of the Initial Pool Balance, respectively, each related individual Mortgaged Property has a related single tenant with a right of first refusal to purchase or lease, as applicable, the related individual Mortgaged Property.  These rights will not apply in connection with a foreclosure or conveyance in lieu of foreclosure exercised by the lender.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as West Valley Shopping Center, representing approximately 2.2% of the Initial Pool Balance, Frankie, Johnny & Luigi’s, the sole tenant occupying a free standing building on an outparcel of the Mortgaged Property (the “FJL Building”) has a right of first refusal to purchase the FJL Building if the borrower offers such building for sale independently from the rest of the West Valley Shopping Center Mortgaged Property, and such right of first refusal has not been subordinated to the lien of the lender’s mortgage on the Mortgaged Property.  As the borrower is prohibited under the loan agreement from transferring any of the Mortgaged Property without the lender’s consent, such right of first refusal would only be exercisable if the Special Servicer sought to sell the FJL Building separately from the rest of the Mortgaged Property following a foreclosure.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Wilcox Office Building, representing 2.2% of the Initial Pool Balance, there is a pad site portion of the Mortgaged Property which is currently being paved to provide additional parking and a tenant at the building located on the Mortgaged Property has a right of first refusal to either purchase said pad site or lease the pad site as a build to suit building from the related borrower.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as SpringHill Suites – Frazer Mills, representing approximately 1.4% of the Initial Pool Balance, the deed from Pittsburgh Mills Residual Limited Partnership to the borrower, as amended, contains various deed restrictions, including restricting the use of the collateral to being a limited service hotel.  If such use restriction is violated, the grantor has a repurchase right for a price equal to the greater of (i) the purchase price paid by the borrower plus its verifiable hard costs in developing the property which are then unamortized over a recovering period equal to the shorter of 25 years or the useful life of the improvements under GAAP, or (ii) the outstanding principal balance of debt secured by a first mortgage.  The same instrument affords the seller with a right of first refusal on any consensual sale of the collateral.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates.  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 290 Madison, representing approximately 1.4% of the Initial Pool Balance, the guarantor of the related mortgage loan has agreed to master lease 5,483 square feet of the net rentable area at the related Mortgaged Property from the borrower, which represents approximately 13.5% of the net rentable area, in the event that the tenant currently occupying such space does not renew its lease when it comes up for renewal during the term of the related Mortgage Loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Park City MHC, representing approximately 0.6% of the Initial Pool Balance, an affiliate of the related borrower owns 11.6% of the manufactured homes at the

Mortgaged Property.  The affiliate has agreed to enter into a master lease which requires the affiliate of the related borrower to be responsible for the payment of all rent on each affiliate-owned home if at any time the affiliate owns 10% or more of the mobile homes on the property or the debt service coverage ratio is less than 1.20x.  The master lease is guaranteed by the related guarantor of the Mortgage Loan.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Shel Mar Estates MHP, representing 0.5% of the Initial Pool Balance, an affiliate of the related borrower owns seven mobile homes at the related Mortgaged Property, which represents approximately 1.9% of the net rentable area at the Mortgaged Property.  Four of these affiliate-owned homes are vacant, two are occupied by third party tenants, and one is occupied by an employee of the affiliate.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Woodcreek MHC, representing 0.4% of the Initial Pool Balance, an affiliate of the related borrower owns five of the model homes at the related Mortgaged Property.  The Mortgage Loan Documents permit an affiliate of the related Borrower to own up to eight model homes at the Mortgaged Property.

●
In the case of certain Mortgaged Properties used, in whole or in part, as a manufactured housing community, a borrower affiliate may master lease pads at the property occupied by rent-to-own and leased homes that are owned by that affiliate.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 1.9% of the net rentable area of the related Mortgaged Property.

In some cases this affiliated lessee is physically occupying space related to its business or is reletting such space; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy or relet any space at the Mortgaged Property.  These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. We cannot assure you the space “leased” by a borrower affiliate will eventually be occupied by third party tenants, and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the Mortgage Loan as it can directly interrupt the cash flow from the Mortgaged Property if the borrower’s or its affiliate’s financial condition worsens.

Certain of the Mortgaged Properties are leased in whole or in part by Originator and Sponsor affiliates.  For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Miami Center, representing approximately 11.0% of the Initial Pool Balance, an affiliate of Citigroup Global Markets Inc., one of the underwriters, has leased 157,553 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 20.0% of the net rentable area.

Insurance Considerations

In the case of twenty-six (26) Mortgage Loans, representing approximately 47.2% of the Initial Pool Balance, the related borrower maintains insurance under blanket policies.

In addition, certain Mortgaged Properties may be insured by a sole tenant.  For example:

●
With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A to this prospectus supplement as Cole Family Dollar Portfolio, ARCT III Portfolio (but only with respect to fifteen (15) of the twenty-seven (27) ARCT III Portfolio Properties), Walgreens and Sports Authority Portfolio (Marshall), Walgreens and Sports Authority Portfolio (Little Rock) and Walgreens and Sports Authority Portfolio (Pasadena), representing collateral for approximately 2.7%, 1.2%, 0.3%, 0.3% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount, the borrower is not required to maintain the insurance coverage otherwise required by the related mortgage loan documents to the extent that, among other conditions, the related tenant maintains insurance, either through a program of self insurance or otherwise.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use.  In addition, certain of the Mortgaged Properties are subject to restrictions relating to their current use, such as the Mortgaged Properties set forth below:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as La Vita on Lovers Lane, representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property is currently legal non-conforming as to the improvements located thereon, which improvements may be restored in the event of a casualty provided (i) the owner did not intentionally cause the casualty and (ii) such restoration does not cause the improvements to become more nonconforming as to the yard, lot, and space regulations.  In connection with any new construction of improvements for multifamily use on the Mortgaged Property, up to 20% of the units located at the Mortgaged Property would be required to be affordable housing units pursuant to local zoning code regulations.  Law and Ordinance insurance was not obtained to cover any loss resulting from the foregoing restrictions.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions” in this prospectus supplement.

Appraised Value

Except as set forth in the following sentence, the Appraised Value reflected in this prospectus supplement with respect to each Mortgaged Property, including on Annex A to this prospectus supplement, reflects only the “as-is” value.  With respect to the Mortgaged Property identified on Annex A to this prospectus supplement as ARCT III Portfolio—Family Dollar—Tulsa, OK, representing collateral for approximately 0.1% of the Initial Pool Balance by allocated loan amount, the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have been satisfied at the Mortgaged Property.  For such Appraised Values and other values on a property-by-property basis, see Annex A of this prospectus supplement.

Notwithstanding the foregoing, the appraisals for certain of the Mortgaged Properties also state in such appraisal an “as stabilized” or “as renovated” value (as well as an “as-is” value for such Mortgaged Properties) that assume that certain events will occur with respect to the re-tenanting, renovation, construction completion or other repositioning of the Mortgaged Property, and such “as stabilized” or “as renovated” values may, to the extent indicated, be reflected elsewhere in this prospectus supplement, on Annex A to this prospectus supplement, and on Annex B to this prospectus supplement.   For example, with respect to the loan-to-value ratios at maturity of those Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the definition of “LTV Ratio at Maturity” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus supplement, representing, in the aggregate, approximately 38.1% of the Initial Pool Balance, the related LTV Ratio at Maturity reflected in this prospectus supplement is calculated using an “as stabilized” appraised value.

See “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus supplement.

Nonrecourse Carve-out Limitations

While the Mortgage Loans generally contain nonrecourse carve-outs for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans that do not contain such carve-outs or contain limitations to such carve-outs, such as the Mortgage Loans set forth below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Miami Center, representing approximately 11.0% of the Initial Pool Balance, in lieu of recourse for the commission of intentional material physical waste at the Mortgaged Property, the loan agreement provides for recourse to the extent of losses in connection with damage or destruction to the Mortgaged Property caused by the willful or grossly negligent acts or omissions of Mortgagor and/or the removal or disposal of any portion of the Mortgaged Property after an event of default under the Mortgage Loan Documents.

In addition, certain other Mortgage Loans have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus supplement.  See “Risk Factors—Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed” in this prospectus supplement.

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Loan Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance

6	0	53	88.0%
9(1)	0	1	8.7
5	0	3	3.3
		57	100.0%

(1)
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South, representing approximately 8.7% of the Initial Pool Balance, the Due Date for scheduled Monthly Payments (other than the maturity date payment) is the 9th of each calendar month, however, the due date for the payment due on the maturity date is the 6th of the applicable calendar month.

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan.  See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under the Mortgage Loan.  The information on Annex A to this prospectus supplement regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans.  Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy.  All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

All of the Mortgage Loans are Balloon Mortgage Loans, with the following principal characteristics:

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Each of three (3) of the Mortgage Loans, representing approximately 11.3% of the Initial Pool Balance, provides for monthly payments of interest-only until its stated maturity date and, in the case of one (1) Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, its Anticipated Repayment Date (each of those four (4) Mortgage Loans, an “Interest-Only Mortgage Loan”).

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Each of the remaining fifty-three (53) Mortgage Loans, representing approximately 86.0% of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (those fifty-three (53) Mortgage Loans, together with the Interest-Only Mortgage Loans, the “Balloon Mortgage Loans”).

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Five (5) of these fifty-three (53) Mortgage Loans referenced in the preceding bullet, representing approximately 23.3% of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 24 months to 36 months following the related origination date and then amortize for the remainder of their loan term.

The Balloon Mortgage Loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

The Mortgage Loan secured by the Mortgaged Property identified as 17 Battery Place South on Annex A to this prospectus supplement, representing approximately 8.7% of the Initial Pool Balance, amortizes based on a non-standard amortization schedule as set forth on Annex G to this prospectus supplement.

ARD Loan

One (1) Mortgage Loan, secured by the portfolio of Mortgaged Properties identified as Cole Family Dollar Portfolio on Annex A to this prospectus supplement (the “ARD Loan“), representing approximately 2.7% of the Initial Pool Balance, provides that, after a certain date (the “Anticipated Repayment Date“), if the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate“) rather than the stated Mortgage Loan Rate (the “Initial Rate“).  See Annex A to this prospectus supplement for the Anticipated Repayment Date and the Revised Rate for the ARD Loan.  After its Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the ARD Loan.  While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates.  Additionally, an account was established at the origination of the ARD Loan into which the related tenant is required to directly deposit rents or other revenues from the related Mortgaged Property, although the borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the Anticipated Repayment Date has occurred.  See “Structural and Collateral Term Sheet—Cole Family Dollar Portfolio” in Annex B to this prospectus supplement.

The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date.  However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

See “Risk Factors—Risks of Anticipated Repayment Date Loans” in this prospectus supplement.

Shari’ah Compliant Lending Structure

Two (2) Mortgage Loans, secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus supplement as Pinnacle at Westchase and Sutton Place Apartments (the “Shari’ah Loans“), representing approximately 9.5% of the Initial Pool Balance, were structured as Shari’ah compliant loans.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws promulgated thereunder.  Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest.  To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent.  This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase the related Mortgaged Property).  Additionally, in order to mitigate the risk that the master lease is recharacterized as a financing lease in a bankruptcy case of a non-compliant party, (i) each Shari’ah compliant party has been formed and is obligated to continue as a special purpose entity, (ii) a bankruptcy by a Shari’ah compliant party is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related Mortgage Loan and (iii) title insurance was obtained insuring that the related mortgage or deed of trust is a valid first lien upon the Mortgaged Property and insuring that the master lease is subordinate to the lien of the related mortgage or deed of trust.

See “Risk Factors—Risks of Shari’ah Compliant Loans” in this prospectus supplement.

Single Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower.  Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed.  For example, there are certain Mortgage Loans, particularly most or all Mortgage Loans with principal balances less than $20,000,000, for which there is no independent director, manager or trustee in place with respect to the related borrower.  In the case of the Mortgaged Property identified as West Valley Shopping Center on Annex A to this prospectus supplement, securing a Mortgage Loan with a Cut-off Date Balance of $23,400,000, there is no independent director, manager or trustee in place.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the loan documents.  See “—Additional Indebtedness” in this prospectus supplement.  Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan.  However, we cannot assure you that such borrowers will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions and/or yield maintenance provisions.  Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 37 payments) prior to the stated maturity date or Anticipated Repayment Date, as applicable.  See Annex A to this prospectus supplement for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” above.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of a significant number of the Mortgage Loans, an event of default has occurred and is continuing.  We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●
will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●
if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A and “Structural and Collateral Term Sheet” on Annex B to this prospectus supplement for more information on reserves relating to the largest twenty (20) Mortgage Loans.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld).  Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations.  The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company)  and transfers to persons satisfying qualification criteria set forth in the related loan documents.  Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer.  Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or as to which the borrower is a Delaware Statutory Trust, transfers to new tenant-in-common borrowers or new beneficial owners in the Delaware Statutory Trust, as applicable.  Furthermore, the loan documents for the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Storage Pro Portfolio, representing approximately 1.0% of the Initial Pool Balance, permit the borrowers (at any time after the 60th day following the Closing Date) to transfer the tenant-in-common interest in the related Mortgaged Properties into acceptable successor limited liability company borrower and terminate the tenancy-in-common structure, subject to the conditions set forth in the related loan agreement.  Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each Rating Agency;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●
the assumption fee has been received (which assumption fee will be paid applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer.  See “—Additional Indebtedness” above.

The Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the Controlling Class Representative and any consultation rights of the Companion Loan Holders or their representatives, as applicable, to any waiver of any such clause.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Loan to such easement, right of way or similar agreement.

Defeasance

The terms of fifty (50) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 68.1% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.  In addition, the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Miami Center, Pinnacle at Westchase, and Dallas & OKC MHC Portfolio (Stonetown Acquisitions), representing approximately 11.0%, 7.7%, and 0.8%, respectively, of the Initial Pool Balance, permit the related borrower to defease or prepay as described under “—Voluntary Prepayments” below.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related loan documents.  Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower.  Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan.  If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Voluntary Prepayments

Fifty (50) Mortgage Loans, representing approximately 68.1% of the Initial Pool Balance, permit the related borrower after a lockout period of at least 2 years following the Closing Date and prior to an open prepayment period described below, to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property (or, if applicable, one of the related Mortgaged Properties) instead of prepaying the mortgage loan (or Whole Loan, if applicable).

Four (4) of the mortgage loans, representing approximately 12.4% of the Initial Pool Balance of the pool of mortgage loans as of the cut-off date, permit the related borrower after a lockout period of 11 to 27 payments following the closing date to prepay the Mortgage Loan in whole or, in some cases, in connection with a partial release of a mortgaged property, in part, in each case with the payment of the greater of a yield maintenance charge or a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open period.

Two (2) of the Mortgage Loans, representing approximately 11.8% of the Initial Pool Balance, permit the related borrower, after a 2-year lockout period following the Closing Date and prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan or (b) to prepay the Mortgage Loan in whole or, in the case of a partial release of a portion of the Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge and 1.0% of the prepaid amount if such prepayment occurs prior to the related open period.

One (1) of the Mortgage Loans, representing approximately 7.7% of the Initial Pool Balance, permits the related borrower, prior to an open prepayment period described below, (a) to substitute U.S. government securities as collateral 2-years following the Closing Date and obtain a release of the related Mortgaged Property instead of prepaying the Mortgage Loan or (b) to prepay the Mortgage Loan in whole or, in the case of a partial release of a portion of the Mortgaged Property, in part, in each case with the payment of the greater of a yield maintenance charge and 1.0% of the prepaid amount if such prepayment occurs prior to the related open period.

In addition, certain of the Mortgage Loans permit partial prepayment in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties.  See “—Partial Releases” below.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as applicable, as follows:

Prepayment Open Periods
Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance

2	1	1.4%
3	29	25.2
4	24	70.5
5	1	2.2
6	1	0.2
37	1	0.5
Total	57	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” in the prospectus.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the satisfaction of certain other conditions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a portion of the Mortgaged Property in connection with the declaration of a condominium regime at the Mortgaged Property.  Such regime would create a retail condominium unit comprised of the existing basement, ground level and second floor of the Mortgaged Property and an office condominium unit comprised of the remainder of the Mortgaged Property.  The creation of any such condominium is subject to the satisfaction of the conditions set forth in the loan documents, including, among other things (i) lender’s approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) bylaws that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable under the condominium documents, (v) condominium documents that prohibit the incurrence of any debt secured by the Mortgaged Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the Mortgaged Property to generate net cash flow sufficient to service the Mortgage Loan.  After the creation of a retail condominium unit as described above, the retail condominium unit may be released from the lien of the mortgage encumbering the Mortgaged Property at any time after the earlier to occur of (a) May 29, 2015, and (b) the second anniversary of the securitization date of the 222 Broadway Companion Loan, provided that (i) no event of default is continuing under the Mortgage Loan, (ii) after giving effect to such release, the debt service coverage ratio for the Mortgaged Property is no less than the greater of 1.27x and the debt service coverage ratio for the trailing 12-month period ending in the most recently ended fiscal quarter and (iii) the borrower must have defeased the Mortgage Loan in an amount equal to $51,400,000 (or such greater amount as necessary to achieve the debt service coverage ratio required pursuant to preceding clause (ii)).

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Amber Ridge and Oakbrook Apartments, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the release of either of the individual Mortgaged Properties at any time subject to the satisfaction of certain conditions, including (i) the debt service coverage ratio of the remaining individual Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) immediately prior to the release and (b) 2.12x, (ii) the loan-to-value ratio calculated under the Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) 54% and (b) the loan-to-value for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, (iii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is greater than the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) 13.07%, and (iv) partial prepayment of the Mortgage Loan (with accompanying yield maintenance calculated pursuant to the loan documents) in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (b) the net sales proceeds from the sale of the individual Mortgaged Property to be released in the event of the simultaneous sale of such Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Crescendo Self-Storage Portfolio, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the release of individual Mortgaged Properties at any time subject to the satisfaction of certain conditions, including (i) the debt service coverage ratio of the remaining individual Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all Mortgaged Properties encumbered by the related mortgage(s) immediately prior to the release and (b) 1.25x, (ii) the loan-to-value ratio calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage as of the closing of the Mortgage Loan and (b) the loan-to-value ratio for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release, (iii) the debt yield calculated under the related Mortgage Loan documents for the remaining Mortgaged Properties is at least equal to the greater of (a) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the release and (b) the debt yield for all Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan as of the closing of the Mortgage Loan, and (iv) partial prepayment of the Mortgage Loan (with accompanying yield maintenance calculated pursuant to the loan documents) in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (b) 100% of the net sales proceeds from the sale of the individual Mortgaged Property to be released.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Verizon Wireless & Mattress Firm and Pensacola Marketplace, which represent approximately 0.3% and 0.3%, respectively, of the Initial Pool Balance and are cross-collateralized and cross-defaulted with each other, each related borrower is entitled to obtain a release of the lien on the respective related property upon satisfaction of certain conditions including, without limitation: (i) total defeasance of one of the mortgage loans subject to the cross-collateralization; (ii) either (x) partial defeasance of a portion of the remaining, loan subject to the cross collateralization in an amount equal to the difference of (A) the greater of (1) 120% of the released loan amount and (2) 85% of the net sales proceeds for the released property, less (B) the outstanding principal balance of the released loan (such difference, the “Release Premium Amount“) or (y) related borrower’s depositing with lender cash in an amount equal to the Release Premium Amount as additional collateral for the remaining loan, (iii) the debt service coverage ratio of the remaining loan being greater than the greater of (a) 1.57x and (b) the actual debt service coverage ratio immediately prior to such release/defeasance; (iv) the loan-to-value ratio of the remaining loan will be no greater than the lesser of (a) 72% and (b) the actual loan-to-value ratio immediately prior to such release/defeasance; and (v) the loan debt yield of the remaining loan will be greater than the greater of (a) 10% and (b) the loan debt yield immediately prior to such release/defeasance.  In addition, the related borrower is entitled to separate the cross-collateralization and cross-default of the Mortgage Loans in connection with the sale of one of the Mortgage Properties and assumption of the Mortgage Loan by such purchaser, at any time, subject to the satisfaction of certain conditions, including, without limitation (i) after giving effect to the separation of the cross-collateralization the debt service coverage ratio of the each of the individual Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for the cross-collateralized Mortgaged Properties encumbered by the related mortgage(s) immediately prior to the severance and (b) 1.57x, (ii) after giving effect to the separation of the cross-collateralization, the loan-to-value ratio calculated under the mortgage loan documents for each of the related Mortgaged Properties is not greater than the lesser of (a) 72% and (b) the loan-to-value for the cross-collateralized Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loan immediately prior to the severance, (iii) after giving effect to the separation of the cross-collateralization the debt yield calculated under each of the related mortgage loan documents for the Mortgaged Properties is greater than the greater of (a) the debt yield for the Mortgaged Properties encumbered by the related mortgage(s) securing the Mortgage Loans immediately prior to the severance and (b) 10.0%, (iv) simultaneously with such loan severance event, (a) the related Mortgaged Property or Properties are being sold to a third party pursuant to an arms-length transaction for a cash purchase price of not less than 120% of the initial loan amount for such Mortgaged Property; and (v) the difference between the cash purchase price for the applicable sale of the Mortgaged Property and the amount of the initial loan amount for such Mortgaged Property is be delivered to lender and held as cash collateral for the related Mortgage Loans, allocated between such Mortgage Loans proportionally.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus supplement as Dallas & OKC MHC Portfolio (Stonetown Acquisitions), representing approximately 0.8% of the Initial Pool Balance, the Mortgage Loan documents permit the release of any individual Mortgaged Property subject to the satisfaction of certain conditions, including (i) the loan-to-value ratio calculated under the Mortgage Loan documents for the remaining Mortgaged Properties is not greater than the loan-to-value ratio calculated under the Mortgage Loan Documents for all the individual Mortgaged Properties immediately prior to such release, and (ii) either (a) partial prepayment of the Mortgage Loan in an amount equal to 130% of the allocated loan amount for the individual Mortgaged Property to be released or (b) partial defeasance of the Mortgage Loan in an amount not less than 130% of the allocated loan amount for the individual Mortgaged Property to be released.

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “—Defeasance” in the prospectus.

Escrows

Fifty-three (53) of the Mortgage Loans, representing approximately 94.5% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Fifty-two (52) of the Mortgage Loans, representing approximately 92.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Forty-five (45) of the Mortgage Loans, representing approximately 73.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nineteen (19) of the Mortgage Loans, representing approximately 84.0% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related loan documents.

Additional Mortgage Loan Information

Each of the tables presented in Annex B sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable.  For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus supplement.  For a brief summary of the ten (10) largest Mortgage Loans in the pool of Mortgage Loans, see “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Significant Obligor

The Mortgaged Property identified on Annex A to this prospectus supplement as Miami Center, securing a Mortgage Loan that represents approximately 11.0% of the Initial Pool Balance, is a “significant obligor,” as such term is used in Items 1101 and 1112 of Regulation AB, with respect to this offering.  See “Structural and Collateral Term Sheet—Miami Center” in Annex B to this prospectus supplement.

Exceptions to Underwriting Guidelines

As described under “Transaction Parties—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” in this prospectus supplement, three (3) Mortgage Loans, representing approximately 13.5% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company with exceptions to its underwriting guidelines relating to the ordering of third party reports.  In this instance, compensating factors were present, such as reviewing the scope of work and engaging third party consultants to review the third party reports.

The Whole Loans

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Miami Center, representing approximately 11.0% of the Initial Pool Balance (the “Miami Center Mortgage Loan”), the related Mortgaged Property (the “Miami Center Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Miami Center Mortgage Loan (the “Miami Center Companion Loan” and, together with the Miami Center Mortgage Loan, the “Miami Center Whole Loan”).  The Miami Center Companion Loan has a principal balance as of the Cut-off Date of approximately $57,500,000.  Only the Miami Center Mortgage Loan is included in the Issuing Entity.  The Miami Center Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 222 Broadway, representing approximately 9.6% of the Initial Pool Balance (the “222 Broadway Mortgage Loan”), the related Mortgaged Property (the “222 Broadway Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the 222 Broadway Mortgage Loan (the “222 Broadway Companion Loan” and, together with the 222 Broadway Mortgage Loan, the “222 Broadway Whole Loan”).  The 222 Broadway Companion Loan has a principal balance as of the Cut-off Date of approximately $35,000,000.  Only the 222 Broadway Mortgage Loan is included in the Issuing Entity.  The 222 Broadway Companion Loan is not an asset of the Issuing Entity.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as Gansevoort Park Avenue, representing approximately 7.2% of the Initial Pool Balance (the “Gansevoort Park Avenue Mortgage Loan”), the related Mortgaged Property (the “Gansevoort Park Avenue Mortgaged Property”) also secures one other loan that is pari passu in right of payment with the Gansevoort Park Avenue Mortgage Loan (the “Gansevoort Park Avenue Companion Loan” and, together with the Gansevoort Park Avenue Mortgage Loan, the “Gansevoort Park Avenue Whole Loan”).  The Gansevoort Park Avenue Companion Loan has a principal balance as of the Cut-off Date of approximately $65,000,000.  Only the Gansevoort Park Avenue Mortgage Loan is included in the Issuing Entity.  The Gansevoort Park Avenue Companion Loan is not an asset of the Issuing Entity.

Each of the Miami Center Whole Loan, the 222 Broadway Whole Loan and the Gansevoort Park Avenue Whole Loan are referred to as a “Whole Loan,” each of the Miami Center Companion Loan, the 222 Broadway Companion Loan and the Gansevoort Park Avenue Companion Loan are referred to as a “Companion Loan“ and each holder of a Companion Loan is referred to as a “Companion Loan Holder“.

With respect to each of the Whole Loans, the related Mortgage Loan and Companion Loan are cross-collateralized and cross-defaulted.

In connection with each Whole Loan, the rights between the Trustee on behalf of the Issuing Entity and the Companion Loan holder are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”).

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan.
Mortgage Loan Name	Mortgage Loan Cut-off Date Principal Balance	Companion Loan Cut-off Date Balance	Cut-off Date Whole Loan Balance	Companion Loan Rate	Cut-off Date Whole Loan LTV	Whole Loan DSCR

Miami Center	$114,765,852	$57,382,926	$172,148,778	5.1900%	64.2%	1.41x
222 Broadway	$100,000,000	$35,000,000	$135,000,000	4.8990%	58.7%	2.11x
Gansevoort Park Avenue	$75,000,000	$65,000,000	$140,000,000	5.0200%	50.4%	1.77x

Servicing of the Whole Loans

Each Whole Loan and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus supplement, but subject to the terms of the related Co-Lender Agreement.  In servicing each Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the holder of the related Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each Whole Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Companion Loan will be distributed to such holder net of certain fees and expenses on the related Companion Loan as set forth in the related Co-Lender Agreement.

Application of Payments under the Co-Lender Agreements

The Co-Lender Agreement with respect to each of the Whole Loans sets forth the respective rights of the holder of the Mortgage Loan and the holder of the Companion Loan with respect to distributions of funds received in respect of such Whole Loan, and provides, in general, that:

●
the Mortgage Loan and the related Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Whole Loan or the Mortgaged Property will be applied to the Mortgage Loan and the related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the Co-Lender Agreement and the Pooling and Servicing Agreement; and

●	expenses, losses and shortfalls relating to the Whole Loan will be allocated, on a pro rata and pari passu basis, to the Mortgage Loan and the related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that Companion Loan or from general collections with respect to the securitization of that Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the Co-Lender Agreements, the directing holder with respect to each Whole Loan, as of any date of determination, will be the trustee as holder of the Mortgage Loan; provided, that, unless a Control Termination Event exists, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Whole Loans.  In its capacity as representative of the directing holder under the related Co-Lender Agreements, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” with respect to each Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to a Whole Loan will require the approval of the Controlling Class Representative as and to the extent described herein under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports.”  Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Whole Loans as it does, and for so long as it does, with respect to the other Mortgage Loans included in the Issuing Entity.

In addition, pursuant to the terms of each Co-Lender Agreement, the holder of the related Companion Loan (or its representative which, at any time such Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of such Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions (as defined under “The Pooling and Servicing Agreement—Controlling Class Representative”) to be taken with respect to the subject Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan.  The consultation right of a Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew.  Notwithstanding the Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Mortgage Loan and such Companion Loan.  Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of a Companion Loan (or its representative, including, if such Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation provided by the applicable Companion Loan Holder (or its representative) that would require or cause the Master Servicer or the Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the Master Servicer or the Special Servicer, as applicable, to violate provisions of the applicable Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the applicable Whole Loan, or materially expand the scope of any of the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities under the applicable Co-Lender Agreement.

In addition to the consultation rights of a Companion Loan Holder (or its representative) described above, pursuant to the terms of each Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, for the purpose of discussing servicing issues related to the subject Whole Loan.

Application of Penalty Charges

Each Co-Lender Agreement provides that, Penalty Charges paid on the related Whole Loan shall first, be used to reduce, on a pro rata basis, the amounts payable on each of the Mortgage Loan and the Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Mortgage Loan and the Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the servicing of the Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Mortgage Loan and the Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Companion Loan, be paid, (x) prior to the securitization of the Companion Loan, to the Companion Loan Holder and (y) following the securitization of the Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Whole Loans

Pursuant to the terms of each Co-Lender Agreement, if the related Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan.  In connection with any such sale, the Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties.”

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of the Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Whole Loan.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” below in this prospectus supplement.

Special Servicer Appointment Rights

Pursuant to each Co-Lender Agreement, the directing holder with respect to each Whole Loan (which, as of any date of determination, will be the trustee as holder of the Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the subject Whole Loan and appoint a replacement Special Servicer in lieu thereof without the consent of the Companion Loan Holder.  The Controlling Class Representative, as representative of the directing holder (prior to a Control Termination Event), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to each Whole Loan and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Representations and Warranties

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus supplement, subject to the exceptions set forth on Annex E-2 to this prospectus supplement.  Each Sponsor will make such representations and warranties in the related mortgage loan purchase agreement, to be dated as of September 1, 2012 (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

●
in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus supplement.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach materially and adversely affects the value of the Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in such Mortgage Loan (or any related REO Property), then that breach will be a material breach as to which the Issuing Entity will have the rights against the applicable Sponsor described under “—Cures, Repurchases and Substitutions” below.

We cannot assure you that the applicable Sponsor will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached.  See “Risk Factors—Sponsors May Not Be Able To Make Required Repurchases or Substitutions of Defective Mortgage Loans” in this prospectus supplement.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  Under the related transaction documents, the Depositor will require each Sponsor to deliver to the custodian on behalf of the Trustee, which in this case will be the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan sold by the applicable Sponsor (collectively, as to each Mortgage Loan, the “Mortgage File”):  (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office); (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan (or Whole Loan, as applicable), or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease relating to a Mortgage Loan, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement; (xi) an original of any guaranty under a Mortgage Loan, if any; (xii) an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement; (xv) an original assignment of the related security agreement in favor of the Trustee; (xvi) in the case of each Whole Loan, a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee and UCC-2 and/or UCC-3 assignment financing statements in favor of the Trustee; (xviii) an original or copy of any mezzanine loan intercreditor agreement, if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any letter of credit relating to a Mortgage Loan and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any franchise agreement or hotel management agreement and related comfort letters and/or estoppel letters relating to such Mortgage Loan and any related assignment of such agreement or letters.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, as custodian, or other appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File.  See “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement.

Cures, Repurchases and Substitutions

If there exists a Material Breach of any of the representations and warranties made by a Sponsor with respect to any of the Mortgage Loans sold by it, as discussed under “—Representations and Warranties” above and as set forth on Annex E-1 to this prospectus supplement, or if there exists a Material Document Defect with respect to any Mortgage Loan sold by it, then the applicable Sponsor will be required to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or if such Material Breach or Material Document Defect, as the case may be, cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●
within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

●	to repurchase the affected Mortgage Loan (or any related REO Property) at the Purchase Price.

The “Purchase Price“ is a price generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan at the time of purchase; plus

(ii)
all outstanding interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan; plus

(iv)	all outstanding interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan; plus

(v)
to the extent not otherwise covered by clause (iv) of this bullet, all outstanding Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus

(vi)
solely in the case of a repurchase by the applicable Sponsor due to a Material Breach or Material Document Defect, if the affected Mortgage Loan is not repurchased by the Sponsor within 180 days after the earlier of discovery by or notice to the applicable Sponsor of such Material Breach or Material Document Defect or defeasance, a Liquidation Fee in connection with such repurchase.

A “Material Breach” is a breach of a representation or warranty that either (i) materially and adversely affects the value of the related Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the related Mortgage Loan (or any related REO Property); or (ii) causes the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar provision).

A “Material Document Defect” is a document defect that either (i) materially and adversely affects the value of the related Mortgage Loan (or any related REO Property) or the interests of the

Certificateholders in the related Mortgage Loan (or any related REO Property); or (ii) causes the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar provision).  Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” under “—Sale of Mortgage Loans; Mortgage File Delivery” above for any Mortgage Loan will be deemed a Material Document Defect; provided, however, that no document defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution:  (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Loan Rate not less than the Mortgage Loan Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is 3 years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Loan Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Sequential Pay Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted

Mortgage Loan, the applicable Sponsor will be required to certify that the replacement mortgage loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Breach or Material Document Defect, as the case may be.  However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

The cure, repurchase and substitution obligations described above will constitute the sole remedy available to the Series 2012-GC8 certificateholders in connection with a Material Breach of any representation or warranty or a Material Document Defect with respect to any Mortgage Loan in the Issuing Entity.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Sponsor defaults on its obligations to do so.  We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in September 2045.

Additional Information

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus supplement.

TRANSACTION PARTIES

The Sponsors

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company and Natixis Real Estate Capital LLC are the sponsors of the commercial mortgage securitization and, accordingly, are referred to as the “Sponsors” in this prospectus supplement.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor.  CGMRC is a New York corporation. CGMRC is an affiliate of the Depositor and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $1.05 billion and $1.25 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010 and 2011, respectively.  CGMRC securitized approximately $764,950,372 million of multifamily and commercial mortgage loans in public and private offerings during the first six months of 2012.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.  In connection with the preparation of this prospectus supplement, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor.  The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans.  No sampling procedures were used in the review process.

Database.  First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

●	certain information from the loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the loan documents, and information otherwise brought to the attention of the CGMRC securitization team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus supplement (particularly in Annexes A, B and C to this prospectus supplement) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation. CGMRC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus supplement regarding the CGMRC Mortgage Loans.  These procedures included:

●	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

●	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CGMRC Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CGMRC also reviewed and responded to a due diligence questionnaire relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus supplement to the extent material.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus supplement and requested that origination counsel identify exceptions to such representations and warranties.  CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.  In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related loan documents and third party reports concerning the related mortgaged property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus supplement.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain loan document provisions as necessary for disclosure of such provisions in this prospectus supplement, such as property release provisions and other provisions specifically disclosed in this prospectus supplement.

Certain Updates.  Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination.  Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.  Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next ten largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Structural and Collateral Term Sheet” in Annex B to this prospectus supplement.

Findings and Conclusions.  Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus supplement is accurate in all material respects.  CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except as otherwise described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” below.  CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 13, 2012.  CGMRC’s Central Index Key is 0001541001.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor.  GSMC is a New York limited partnership.  GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA.  GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000.  GSMC is an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, GS Commercial Real Estate LP, an Originator, and Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity.  In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through June 30, 2012, GSMC originated or acquired approximately 2,030 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $62.3 billion.  As of June 30, 2012, GSMC had acted as a sponsor and mortgage loan seller on 61 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $1.064 billion and $2.165 billion of commercial loans in public and private offerings in calendar years 2010 and 2011, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Review of GSMC Mortgage Loans

Overview.  GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”).  The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originators during the underwriting process.  After  origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus supplement regarding the GSMC Mortgage Loans.  These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents.  In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—222 Broadway,” “—25 East Oak Street,” “—Sonora Village,” “—Cole Family Dollar Portfolio,” “—Hyatt Regency - Buffalo” and “—Plains Capital Towers” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.  The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan.  If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originators  to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originators—Origination and Underwriting Process,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.  Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originators’ origination procedures and underwriting criteria except as described below under

“—The Originators—The Goldman Originators—Exceptions to Underwriting Criteria.”  GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on August 14, 2012.  GSMC’s Central Index Key is 0001541502.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, GSMC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“Natixis RE”), a Sponsor and an Originator, is the successor in interest to Natixis Real Estate Capital Inc. and an affiliate of Natixis Securities Americas LLC, one of the underwriters.  Natixis RE is a wholly owned subsidiary of Natixis North America LLC (formerly Natixis North America Inc.), a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”).  The executive offices of Natixis RE are located at 9 West 57th Street, New York, New York 10019.

Natixis is the corporate, investment management and financial services arm of Groupe BPCE, the second largest banking group in France.  Natixis has three core businesses: corporate and investment banking, investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services).  Natixis, which is based in France, does business internationally.

Natixis RE is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans.  Natixis RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

Natixis RE’s Mortgage Origination and Securitization Program

One of Natixis RE’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for Natixis RE’s securitization program.  Natixis RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year.  As of August 2012, the total amount of commercial mortgage loans originated and securitized by Natixis RE and its predecessors is in excess of $14 billion.

The commercial mortgage loans originated by Natixis RE include both fixed- and floating-rate loans. Natixis RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.  Natixis RE originates loans throughout the United States.

Natixis RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization.  In coordination with Natixis North America LLC, and with other underwriters, Natixis RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction.  Natixis RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors.  Neither Natixis RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, Natixis RE will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus supplement in Annex E-2), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans for which it acts as mortgage loan seller (the “Natixis RE Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Natixis RE Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a loss of value payment, as the case may be.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in, and Annex E-1 to, this prospectus supplement.  Natixis RE has limited assets with which to effect any such repurchase or substitution.  No assurance can be provided that Natixis RE will have the financial ability to repurchase or replace, or to make a loss of value payment with respect to, a defective Mortgage Loan, and no affiliate of Natixis RE will be responsible for doing so if Natixis RE fails with respect to its obligations.

Review of Natixis RE Mortgage Loans

Overview.  Natixis RE, in its capacity as the Sponsor of the Natixis RE Mortgage Loans, has conducted a review of the Natixis RE Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the Natixis RE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of Natixis RE’s affiliates (the “Natixis RE Deal Team”).  The review procedures described below were employed with respect to all of the Natixis RE Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Natixis RE Deal Team created a database of loan-level and property-level information relating to each Natixis RE Mortgage Loan.  The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Natixis RE originators during the underwriting process.  After  origination of each Natixis RE Mortgage Loan, the Natixis RE Deal Team updated the information in the database with respect to the Natixis RE Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Natixis RE Deal Team.

A data tape (the “Natixis RE Data Tape”) containing detailed information regarding each Natixis RE Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Natixis RE Data Tape was used by the Natixis RE Deal Team to provide certain numerical information regarding the Natixis RE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of Natixis RE, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Natixis RE, relating to information in this prospectus supplement regarding the Natixis RE Mortgage Loans.  These procedures included:

●	comparing certain information in the Natixis RE Data Tape against various source documents provided by Natixis RE that are described above under “—Database”;

●	comparing numerical information regarding the Natixis RE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the Natixis RE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Natixis RE Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Natixis RE engaged various law firms to conduct certain legal reviews of the Natixis RE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Natixis RE Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from Natixis RE’s standard form loan documents.  In addition, origination counsel for each Natixis RE Mortgage Loan reviewed Natixis RE’s representations and warranties set forth on Annex E-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Natixis RE Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain Natixis RE Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the Natixis RE Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the Natixis RE Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Natixis RE Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.  In addition, for each Natixis RE Mortgage Loan originated by Natixis RE or its affiliates, Natixis RE prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Structural and Collateral Term Sheet—17 Battery Place South” in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any Natixis RE Mortgage Loan, Natixis RE requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  Natixis RE conducted a search with respect to each borrower under a Natixis RE Mortgage Loan to determine whether it filed for bankruptcy after origination of the Natixis RE Mortgage Loan.  If Natixis RE became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a Natixis RE Mortgage Loan, Natixis RE obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Natixis RE Deal Team also consulted with the Natixis RE originators to confirm that the Natixis RE Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described below under “—The Originators—Natixis Real Estate Capital LLC—Exceptions to Underwriting Criteria.”

Findings and Conclusions.  Based on the foregoing review procedures, Natixis RE determined that the disclosure regarding the Natixis RE Mortgage Loans in this prospectus supplement is accurate in all material respects.  Natixis RE also determined that the Natixis RE Mortgage Loans were originated in accordance with Natixis RE’s origination procedures and underwriting criteria.  Natixis RE attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Natixis RE most recently filed a Form ABS-15G on February 14, 2012.  Natixis RE’s Central Index Key is 0001542256.  With respect to the period from and including January 1, 2011 to and including June 30, 2012, Natixis RE does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)	the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans, over

(b)
the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus supplement.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and Companion Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans and Companion Loans.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities.  The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York  10013.  The telephone number is (212) 816-6000.

From 2004 to 2011, inclusive, the Depositor has acted as depositor with respect to public and private commercial mortgage securitization and re-securitization transactions in an aggregate amount of approximately $23.6 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s ongoing duties will include:  (i) appointing a successor trustee or certificate administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Certificate Administrator any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC and grantor trust tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Sponsor and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders.  See “Transaction Participants—The Depositor” in the prospectus.

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Commercial Mortgage Capital, L.P., Natixis Real Estate Capital LLC, GS Commercial Real Estate LP and Goldman Sachs Mortgage Company are referred to as the “Originators” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview.  CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below.  However, variations from these procedures and criteria may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by CGMRC.  Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.  The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC.  This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available:  historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see “—Escrow Requirements,” “—Title Insurance Policy,” “—Property Insurance,” “—Third Party Reports—Property Analysis,” “—Third Party Reports—Appraisal and Loan-to-Value Ratio,” “—Third Party Reports—Environmental Report” and “—Third Party Reports—Physical Condition Report” below).  In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available.  Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.  All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.  CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum loan-to-value ratio (LTV) of 80%.  However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects.  Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by the related Mortgaged Property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.  While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term.  If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement and Annex A to this prospectus supplement reflect a calculation on the future (larger) amortizing loan payment.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves.  In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions.  Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) there is an institutional sponsor or the sponsor is a high net worth individual, or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the related borrower maintaining a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus supplement.

Title Insurance Policy.  The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property.  The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph 6 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

Property Insurance.  CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 16 and 29 on Annex E-1 to this prospectus supplement without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisal.  CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 41 on Annex E-1 to this prospectus supplement.  In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report.  CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC.  CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph 40 on Annex E-1 to this prospectus supplement without any exception that CGMRC deems material.

●
Physical Condition Report.  CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC.  CGMRC, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.  See “—Escrow Requirements” above.

Servicing.  Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer.  In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date.  Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Criteria.  None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

The Goldman Originators

Overview.  Each of GSCMC, GSCRE and GSMC, each an Originator, are affiliated with each other and with Goldman, Sachs & Co., one of the underwriters.  GSCMC, GSCRE and GSMC are referred to as the “Goldman Originators” in this prospectus supplement.

The primary business of each Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.  The commercial mortgage loans originated by each Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.  Many of the commercial mortgage loans originated by GSCMC and GSCRE are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans
Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
As of June 30, 2012	$2.6 billion	$2.5 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans
Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
As of June 30, 2012	$207 million	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

Origination and Underwriting Process.  Each Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below.  However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the applicable Goldman Originator.  Therefore, this general description of the Goldman Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus supplement.

The underwriting process for each mortgage loan originated by a Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer.  This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.  In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the applicable Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The applicable Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower.  Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the applicable Goldman Originator.  Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees.  A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Each Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%.  However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the applicable Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  It is possible that a Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Each Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves.  In addition, each Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions.  Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants.  In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item.  Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originators.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●
Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property, or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus supplement.

Each Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and each Goldman Originator or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, each Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:  (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates.  In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective Mortgage Loans, the Goldman Originators generally considered the results of third party reports as described below:

●
Appraisal—Each Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved by the applicable Goldman Originator.  Each Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser.  Each Goldman Originator generally requires that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●
Environmental Report—Each Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Goldman Originator.  Each Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●
Physical Condition Report—Each Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the applicable Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems.  Each Goldman Originator and a third party structural consultant engaged by the Goldman Originator typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●
Seismic—Each Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML“) or scenario expected loss (“SEL“) for the related mortgaged property.

Exceptions to Underwriting Criteria.  With respect to the portfolio of Mortgaged Properties securing the Cole Family Dollar Portfolio Mortgage Loan and the ARCT III Portfolio Mortgage Loan, representing approximately 3.8%, in aggregate, of the Initial Pool Balance, environmental reports, property condition reports and seismic reports were not obtained by the Goldman Originator but instead were ordered and obtained by the related borrower in conjunction with the related borrower’s acquisition of the related Mortgaged Properties.  Additionally, with respect to the Mortgaged Property securing the 222 Broadway Mortgage Loan, representing approximately 9.6% of the Initial Pool Balance, an environmental report was not obtained by the Goldman Originator but instead was ordered and obtained by the borrower in conjunction with the borrower’s acquisition of the related Mortgaged Property.  The Goldman Originator reviewed the scope of work in the third party reports obtained by the related borrowers, engaged a consultant to review the third party reports and obtained a reliance letter from the original consultants engaged to provide the third party reports.  Based on these compensating factors, GSMC approved inclusion of the 222 Broadway Mortgage Loan, the Cole Family Dollar Portfolio Mortgage Loan and the ARCT III Portfolio Mortgage Loan into this transaction.

Servicing.  Interim servicing for all loans originated by a Goldman Originator prior to securitization is typically performed by Archon Group, L.P., an affiliate of the Goldman Originators.  However, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the applicable Goldman Originator, which may be retained post-securitization including the applicable fees.  Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.  From time to time, Archon Group, L.P. may retain primary servicing.

Natixis Real Estate Capital LLC

Overview.  Mortgage loans originated by Natixis RE generally are originated in accordance with the underwriting guidelines described below.  Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan.  The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved.  For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.  Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis.  The Natixis RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases.  The credit of the borrower and certain key principals of the borrower are examined for financial strength and character.  This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.  Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process.  Generally, a member of the Natixis RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval.  Prior to commitment, all mortgage loans to be originated by Natixis RE must be approved by a loan committee comprised of senior real estate professionals from Natixis RE and its affiliates.  The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Natixis RE’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%.  However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question.  For example, Natixis RE may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Natixis RE’s judgment of improved property performance in the future and/or other relevant factors.  With respect to certain mortgage loans originated by Natixis RE, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement, and in Annex A and Annex B to this prospectus supplement, may differ from the amount calculated at the time of origination.  In addition, Natixis RE’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, certain mortgage loans originated by Natixis RE may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  See “Description of the Mortgage Pool” in this prospectus supplement.

Escrow Requirements.  Natixis RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow.  Natixis RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Natixis RE.

Generally, Natixis RE requires escrows as follows:

●
Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●
Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term or (ii) the rent for the space in question is considered below market.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●
Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the Natixis RE Mortgage Loans, please see Annex A to this prospectus supplement.

Third Party Reports.  In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Natixis RE Mortgage Loans, Natixis RE generally considered the results of third party reports as described below.  In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●
Appraisals—Natixis RE’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located.  In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●
Environmental Assessments—Natixis RE may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Natixis RE may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Natixis RE might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when Natixis RE or the environmental consultant believes that special circumstances warrant such an analysis.  Depending on the findings of the initial environmental assessment, Natixis RE may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●
Engineering Assessment—In connection with the origination process, Natixis RE may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Natixis RE will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report—Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination process, Natixis RE generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Natixis RE will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Natixis RE to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Natixis RE’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance.

Exceptions to Underwriting Criteria.  The Natixis RE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2012-GC8, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments and/or servicing advances to the Issuing Entity, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.  A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—Certificate Administrator,” “—Servicers—The Master Servicer,” “—Servicers—The Special Servicer,” “—The Operating Advisor,” “Description of the Offered Certificates” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Distribution Accounts and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Accounts and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Sponsors, as described under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions” in this prospectus supplement.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

U.S. Bank National Association (“U.S. Bank“), a national banking association, will act as trustee (in such capacity, the “Trustee“) under the Pooling and Servicing Agreement.

U.S. Bancorp, with total assets exceeding $353 billion as of June 30, 2012, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2012, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 48 domestic and 3 international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Mailcode MK-IL-SL7C, Chicago, Illinois 60603 Attention: CGCMT 2012-GC8.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2012, U.S. Bank was acting as trustee with respect to over 88,000 issuances of securities with an aggregate outstanding principal balance of over $3.4 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of June 30, 2012, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 525 commercial mortgage-backed securities transactions with an outstanding aggregate principal balance of approximately $451,611,600,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, U.S. Bank is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage backed securities transaction.

U.S. Bank will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the Pooling and Servicing Agreement.  In such vendor capacity, U.S. Bank will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans under the Pooling and Servicing Agreement.

The foregoing information concerning the Trustee has been provided by U.S. Bank National Association.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Trustee may resign at any time by giving notice to the parties to the Pooling and Servicing Agreement, among others.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Trustee.  If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

The Depositor may remove the Trustee (and appoint a successor thereto) if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificates may remove the Trustee and appoint a successor thereto.

Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement.  The Trustee will be required to bear all reasonable costs and expenses of its successor, each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Trustee as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee is terminated without cause by the holders of Certificates evidencing aggregate Voting Rights of more than 50% of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee necessary to effect the transfer of its rights and obligations to a successor Trustee.  Any successor Trustee must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”A+” by Fitch and (ii) ”Aa3” by Moody’s (or “A1” by Moody’s if the Trustee has a short-term debt rating of at least “P-1” from Moody’s) (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Trustee and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Trustee in any action or proceeding between the Issuing Entity and the Trustee or between the Trustee and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee.  The Trustee will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Trustee, or by reason of negligent disregard of the Trustee’s obligations or duties, under the Pooling and Servicing Agreement.  The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No trustee under the Pooling and Servicing Agreement will be liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

The Trustee (except for the information under the first 8 paragraphs of this section entitled “—The Trustee”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Trustee will not be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Trustee in its commercial capacity), nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except advancing as described in this prospectus supplement), the Special Servicer, the Certificate Administrator or the Operating Advisor under the Pooling and Servicing Agreement unless the Trustee is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Operating Advisor in accordance with the terms of the Pooling and Servicing Agreement.

The Certificate Administrator and the Custodian

Citibank, N.A. (“Citibank”) will act as certificate administrator pursuant to the Pooling and Servicing Agreement (in such capacity, the “Certificate Administrator”).  Citibank is an affiliate of Citigroup Commercial Mortgage Securities Inc., the depositor, Citigroup Global Markets Inc., an underwriter, and Citigroup Global Markets Realty Corp., an Originator and a Sponsor.  The corporate trust office of the Certificate Administrator responsible for administration of the Issuing Entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention:  Global Transaction Services—Citigroup Commercial Mortgage Trust 2012-GC8 and the office for certificate transfer services is located at 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window.

Citibank is a national banking association and a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division.  Citibank has primary corporate trust offices located in both New York and London.  Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services.  As of the end of the second quarter of 2012, Citibank’s Agency and Trust group managed in excess of $4.8 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide.  Citibank Agency and Trust has provided trustee services since 1987 for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages.  As of the end of the second quarter of 2012, Citibank acted as trustee and/or paying agent for approximately twenty-one transactions backed by commercial mortgages with an aggregate principal balance of approximately $24.0 billion.  The Depositor, the underwriters, the Sponsors, the Master Servicer, the Special Servicer and the Trustee may maintain banking and other commercial relationships with Citibank and its affiliates.

Citibank is acting as custodian of the Mortgage Files pursuant to the Pooling and Servicing Agreement.  The custodian is responsible to hold and safeguard the Mortgage Note and other contents of the Mortgage File with respect to each Mortgage Loan on behalf of the Trustee and the Certificateholders.  The custodian maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management.  Files are segregated by transaction and/or issuer.  Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than nine years.  Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota.  One such third-party vendor separately engaged by Citibank, N.A. in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans in the Issuing Entity.

Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As Certificate Administrator, Citibank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D (in regard to distribution and pool performance information) and the filing of annual reports on Form 10-K and current reports on Form 8-K (in accordance with the Pooling and Servicing Agreement) that are required to be filed with the SEC on behalf of the Issuing Entity.  Citibank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 10 years and in connection with commercial mortgage-backed securities since 2006.  Citibank has acted as securities administrator with respect to eighteen series of commercial mortgage-backed securities and, as of the end of the second quarter of 2012, was acting as securities administrator with respect to more than approximately $20.5 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies and procedures with respect to its securities administration function other than changes required by applicable laws.  In the past three years, Citibank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of its performance as trustee or securities administrator with respect to commercial mortgage-backed securities.  There are no material pending legal or other proceedings involving the Certificate Administrator that would have a material adverse impact on investors in the Offered Certificates.

The foregoing information has been provided by Citibank, N.A.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator (except for the information under the first 5 paragraphs of this section entitled “—The Certificate Administrator”) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this prospectus supplement or related documents.

The Certificate Administrator may resign at any time by giving notice to the parties to the Pooling and Servicing Agreement, among others.  However, no such resignation will be effective until a successor has been appointed.  Upon such notice, the Master Servicer will appoint a successor Certificate Administrator.  If no successor Certificate Administrator is appointed within one month after the giving of such notice of resignation, the resigning Certificate Administrator may petition the court for appointment of a successor Certificate Administrator.

The Depositor may remove the Certificate Administrator (and appoint a successor thereto) if, among other things, the Certificate Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Certificate Administrator or its property is appointed or any public officer takes charge or control of the Certificate Administrator or of its property.  The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all the Certificates may remove the Certificate Administrator and appoint a successor thereto.

Any resignation or removal of the Certificate Administrator and appointment of a successor Certificate Administrator will not become effective until acceptance by the successor Certificate Administrator of the appointment.

Notwithstanding the foregoing, upon any resignation or termination of the Certificate Administrator under the Pooling and Servicing Agreement, the Certificate Administrator will continue to be entitled to receive all accrued and unpaid compensation through the date of termination.  The Certificate Administrator will be required to bear all reasonable costs and expenses of its successor, each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such Certificate Administrator as and to the extent required under the Pooling and Servicing Agreement provided, that if the Certificate Administrator is terminated without cause by the holders of Certificates evidencing aggregate Voting Rights of more than 50% of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Certificate Administrator necessary to effect the transfer of its rights and obligations to a successor Certificate Administrator.  Any successor Certificate Administrator must have a combined capital and surplus of at least $50,000,000, and a rating on its unsecured long-term debt of at least (i) ”BBB+” by Fitch and (ii) ”Baa2” by Moody’s (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a  TIA Applicability Determination.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Issuing Entity will indemnify the Certificate Administrator and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Certificate Administrator may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Certificate Administrator in any action or proceeding between the Issuing Entity and the Certificate Administrator or between the Certificate Administrator and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Certificate Administrator.  The Certificate Administrator will indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the duties of the Certificate

Administrator, or by reason of negligent disregard of the Certificate Administrator’s obligations or duties, under the Pooling and Servicing Agreement.  The Certificate Administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Certificate Administrator’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Certificate Administrator is required to perform only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Certificate Administrator is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, at the cost and expense of the Depositor (other than with respect to the Distribution Date statements), based upon reports, documents, and other information provided to the Certificate Administrator, will be obligated to file with the SEC, in respect of the Issuing Entity and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Certificate Administrator will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Certificate Administrator (in its capacity as Certificate Administrator) be required to perform, or be responsible for the manner of performance of, any of the obligations of the Trustee, the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.00150% per annum (the “Trustee/Certificate Administrator Fee Rate”) which, together with the Servicing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the “Administrative Fee Rate”.  The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The Certificate Administrator may in its discretion invest (or, under the circumstances described below in this paragraph, must invest) the funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Certificate Administrator will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  To the extent that (i) funds held in any of the foregoing accounts maintained by the Certificate Administrator are not insured under the FDIC Transaction Account Guarantee Program after December 31, 2012, and (ii) the then-current rating of the Certificate Administrator by any Rating Agency so requires (as determined by the Certificate Administrator, provided, that any determination by the

Certificate Administrator that the then-current rating of the Certificate Administrator by any Rating Agency does not so require shall require the consent of the Depositor), the Certificate Administrator, to the extent funds on deposit in such account are to be held overnight, will be required to invest such funds in permitted investments maintained by one or more institutions other than the Certificate Administrator or its affiliates and rated in the highest rating category of each Rating Agency, and will provide for the maturity of such investments on the related Distribution Date.

The Operating Advisor

Situs Holdings LLC (“SH”) will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”).

The principal executive offices of SH are located at 4665 Southwest Freeway, Houston, Texas 77027.  SH has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average”.  SH is approved by Moody’s as a special servicer for CMBS transactions. As of July 31, 2012: SH directly manages 193 CMBS specially-serviced assets with an unpaid principal balance (“UPB”) of approximately $2.83 billion and 503 non-performing whole loans of approximately $3.18 billion; SH is the named special servicer on 15 CMBS transactions with a UPB of approximately $25.17 billion; and SH is the named operating advisor (or equivalent) for two (2) CMBS transactions with a UPB of approximately $2.98 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM” ).  Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average”. The primary special servicing operations of SH are located in San Francisco, California.  As of July 31, 2012, SAM was the Primary Servicer for 871 loans with a UPB of approximately $8.00 billion.  SitusServ L.P., an affiliate of SAM, was appointed the Operating Advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with a UPB of approximately $400 million.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs”).  Situs is involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary Servicing

●	CMBS Special Servicing

●	Asset Management

●	Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has major offices located across the United States in San Francisco, New York, and Houston as well as offices in London, Copenhagen and Frankfurt.  We provide services to financial institutions. investors and servicers as well as to agencies of the United States Government.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

SH is not an affiliate of the Depositor, the Sponsors, the underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, or any Originator.

The foregoing information has been provided by SH. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described in under “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under  “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

For further information regarding the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, see “The Pooling and Servicing Agreement—Operating Advisor” in this prospectus supplement.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Mortgage Loans (including the Whole Loans) for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” in this prospectus supplement.  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the holders of each Companion Loan for the servicing and administering of the Mortgage Loans and Companion Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for the Mortgage Loans and the Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-

owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.  That integration is continuing.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:
Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011	As of 6/30/12
By Approximate Number:	41,703	39,125	38,132	36,704
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.09	$437.68	$430.55

Within this portfolio, as of June 30, 2012, are approximately 25,696 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $350.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of June 30, 2012, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
YTD Q2 2012	$333,302,909,836	$2,063,691,886	0.62%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, Inc., Standard & Poor’s Ratings Services and Morningstar Credit Ratings, LLC as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by Standard & Poor’s Ratings Services, “Aa3” by Moody’s  Investors Service, Inc. and “AA-” by Fitch, Inc.  The short-term deposits of Wells Fargo are rated “A-1+” by Standard & Poor’s Ratings Services, “P-1” by Moody’s Investors Service, Inc. and “F1+” by Fitch, Inc.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

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Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	entry of new loan data;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.  There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificate holders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Commercial Mortgage Servicing division of Wells Fargo (the “2011 Wells CMS Assessment“), discloses the following material instances of noncompliance with respect to the servicing criteria described in Item 1122(d)(4)(i) of Regulation AB:

“With respect to certain commercial mortgage loans, Wells Fargo failed to timely file continuation statements for certain Uniform Commercial Code (“UCC”) financing statements as required by the transaction agreements, thereby causing such UCC financing statements to lapse.  As a result of the non-compliance described above, certain non-possessory security interests in certain types of personal property collateral for these loans became unperfected and, as a result, subject to a possible loss of priority.”

The 2011 Wells CMS Assessment also states that it promptly filed new UCC financing statements for these loans and made improvements to its systems and procedures for the filing of UCC continuation statements.

Pursuant to certain interim servicing agreements between Wells Fargo and CGMRC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by CGMRC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, CGMRC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $23,988,738 to be sold to the Depositor by CGMRC.

The foregoing information has been provided by Wells Fargo.  None of the Depositor, the underwriters, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), a national banking association, will act as the special servicer (in such capacity, the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets.  Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch, Inc. and Morningstar Credit Ratings, LLC.  Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. commercial and multifamily mortgage-backed securities transactions from Standard & Poor’s Ratings Services, Fitch, Inc. and Morningstar Credit Ratings, LLC.  For each category, Standard & Poor’s Ratings Services ranks Midland as “Strong,” Fitch, Inc. ranks Midland as “1” and Morningstar Credit Ratings, LLC ranks Midland as “CS1”.  Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.  Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland.  Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of June 30, 2012, Midland was servicing approximately 32,433 commercial and multifamily mortgage loans with a principal balance of approximately $264 billion.  The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada.  Approximately 11,750 of such loans, with a total principal balance of approximately $125 billion, pertain to commercial and multifamily mortgage-backed securities.  The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.  As of June 30, 2012, Midland was named the special servicer in approximately 138 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion.  With respect to such transactions as of such date, Midland was administering approximately 252 assets with an outstanding principal balance of approximately $3.0 billion.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	$130	$133	$137
Total	$275	$269	$267

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Midland may enter into one or more arrangements with the Controlling Class Representative, a Controlling Class Certificateholder, the Companion Interest holder, other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as Special Servicer under the Pooling and Servicing Agreement and the related Intercreditor Agreement and limitations on the right of such person to replace the Special Servicer.  See “Risk Factors—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus supplement.

Pursuant to certain interim servicing agreements between Midland, the special servicer, and Natixis RE and certain of its affiliates, Midland acts as interim servicer with respect to certain of the mortgage loans owned  by Natixis RE and such affiliates from time to time, including, prior to their inclusion in the Issuing Entity, all of the Natixis RE Mortgage Loans.

The foregoing information has been provided by Midland.  None of the Depositor, the underwriters, the Master Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

The Special Servicer may be terminated, with respect to the Mortgage Loans and the Whole Loans, without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing), and (ii) the Controlling Class Representative (for so long as a Control Termination Event does not exist), as described in “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Servicing Compensation, Operating Advisor Compensation and Payment of Expenses

Master Servicing Compensation.  The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan or Companion Loan (including if it is or is part of a Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan.  With respect to each Mortgage Loan and Companion Loan (including each Specially Serviced Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which rate, in the case of a Mortgage Loan, together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate equals the Administrative Fee Rate set forth on Annex A to this prospectus supplement; (b) be calculated on the same basis as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods.  The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Mortgage Loans to the extent not needed to make Compensating Interest Payments.  In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan and Companion Loan and (b) 100% of any assumption application fees with respect to each Mortgage Loan and Companion Loan that is not, and is not part of, a Specially Serviced Loan and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan (or Whole Loan, if applicable).  The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.  The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

Although the Master Servicer is required to service and administer the Mortgage Loans and Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Mortgage Loan or Whole Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Mortgage Loan or Whole Loan documents.

“Excess Assumption Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Assumption Fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees), over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding Special Servicing Fees, Workout Fees, Liquidation Fees and Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Assumption Fees (which additional expenses will be reimbursed from such assumption fees) and (B) expenses previously paid or reimbursed from Assumption Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.

“Excess Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan (or Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the borrower (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise.  For each modification, extension, waiver or amendment of a Mortgage Loan (or Whole Loan) in connection with working out that Mortgage Loan (or Whole Loan), the Excess Modification Fees (other than Excess Modification Fees with respect to property releases and permitted transfers that are contemplated by, and performed in accordance with, the terms of the related loan agreement) collected from or on behalf of the related borrower (taken in the aggregate with any other Excess Modification Fees collected from or on behalf of the related borrower within the prior 12 months) will be subject to a cap of 1.5% of the outstanding principal balance of such Mortgage Loan (or Whole Loan) on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment); provided that no Excess Modification Fee will be less than $25,000.  All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the Mortgage Loan (or Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Mortgage Loan (or Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Whole Loan) ceased to be a Corrected Loan within 12 months of it becoming a modified Mortgage Loan.  In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be offset to the extent described above.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the related loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest, and excluding any Excess Interest.

“Ancillary Fees” means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Mortgage Loan (or Whole Loan, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Mortgage Loan (or Whole Loan, if applicable) during the Collection Period, over (ii) all unpaid or unreimbursed additional expenses (including without limitation reimbursement of Advances and interest thereon to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the holder(s) of any related Companion Loan(s)) with respect to any Mortgage Loan (or Whole Loan, if applicable) and reimbursed from such Penalty Charges (which additional expenses will be reimbursed from such Penalty Charges) and (B) expenses previously paid or reimbursed from Penalty Charges as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Assumption Fees“ means, with respect to any Mortgage Loan (or Whole Loan, if applicable), any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same basis as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate“ means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $2,000 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Mortgage Loan or Whole Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan or Whole Loan, the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout.  The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Whole Loan as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (or Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” will be a rate equal to (a) 0.75% with respect to any Corrected Loan  with an outstanding principal balance after the applicable Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan greater than $25,000,000 or (b) 1.0% with respect to any Corrected Loan with an outstanding principal balance after the applicable Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan equal to or less than $25,000,000, or (c) if the rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on any Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Mortgage Loans and Whole Loans (i) that were Corrected Loans at the time of the resignation or termination or (ii) as to which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan.  The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Mortgage Loan repurchased or substituted for by a Sponsor, any Specially Serviced Loan or any REO Property as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds.  The Liquidation Fee for each Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the applicable Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees,” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further that if a Mortgage Loan becomes a Specially Serviced Loan only because of an event described in clause (a) of the definition of “Specially Serviced Loan” and the related proceeds are received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by the immediately preceding proviso and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to: (a) 0.75% with respect to each Mortgage Loan repurchased or substituted for by a Sponsor, each Specially Serviced Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are equal to or greater than $25,000,000; or (b) 1.0% with respect to each Mortgage Loan repurchased or substituted for by a Sponsor, each Specially Serviced Loan and each REO Property as to which the recovered Liquidation Proceeds, insurance proceeds, condemnation proceeds or other payments are less than $25,000,000.

Notwithstanding anything to the contrary described above, in the case of a Mortgage Loan, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of notice by the Sponsor of the Material Document Defect or Material Breach, as applicable, that gave rise to the particular repurchase or substitution obligation; (ii) the purchase of any Mortgage Loan that is a Specially Serviced Loan by the Controlling Class Representative (based on the Controlling Class Right of First Refusal), or a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), in each case within 90 days of (x) with respect to a mezzanine loan holder, when the related purchase option first becomes exercisable or (y) with respect to the Controlling Class Representative, the later of (1) the date such Mortgage Loan becomes a Defaulted Mortgage Loan and (2) the date such Mortgage Loan becomes a Specially Serviced Loan; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity.  The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with a liquidation of a Mortgage Loan, Companion Loan, Mortgaged Property, REO Property or interest therein.

“Defaulted Mortgage Loan“ means a Mortgage Loan (or Whole Loan) (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to each Mortgage Loan or Whole Loan and 100% of any assumption application fees with respect to Specially Serviced Loans and (b) any interest or other income earned on deposits in the REO Accounts.

Although the Special Servicer is required to service and administer the pool of Mortgage Loans and the Companion Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

If at any time a Mortgage Loan or Whole Loan becomes a Specially Serviced Loan, the Special Servicer will be required to use its reasonable efforts to collect the amount of any Special Servicing Fee, Liquidation Fee and/or Workout Fee from the related borrower pursuant to the related loan documents, including exercising all remedies available under such loan documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss that would be incurred by Certificateholders in connection therewith as opposed to the Realized Loss that would be incurred as a result of not collecting such amounts from the related borrower.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan, Whole Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan or Companion Loan and any purchaser of any Mortgage Loan, Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Whole Loan, if applicable), the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement other than any special servicing compensation to which the Special Servicer is entitled under the Pooling and Servicing Agreement in the form of Excess Penalty Charges, Excess Assumption Fees, Excess Modification Fees, Consent Fees, Ancillary Fees, extension fees or other income earned on deposits in the REO Accounts to the extent not reported in the CREFC Reports.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions and fees, and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Companion Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

Operating Advisor Compensation.  An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00125% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000, or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan (or Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus supplement, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Fees and Expenses.  The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Funds

Servicing Fee / Master Servicer
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue on the related Stated Principal Balance at a rate, which together with the Trustee/Certificate Administrator Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus supplement as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	interest collections

Additional Servicing Compensation / Master Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to the Mortgage Loans	from time to time	the related fee/ investment income

–      100% of assumption application fees on Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Mortgage Loan  (or Whole Loan, if applicable)
from time to time

	– all investment income earned on amounts on deposit in the collection account and certain reserve accounts	monthly

Special Servicing Fee/ Special Servicer
with respect to any Specially Serviced Loan or REO Mortgage Loan, will accrue at a rate equal to (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Mortgage Loan that would be less than $2,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Mortgage Loan will be the higher per annum rate as would result in a Special Servicing
		monthly	general collections

Type/Recipient	Amount	Frequency	Source of Funds

Fee equal to $2,000 for such month with respect to such Specially Serviced Loans or REO Mortgage Loan (in each case, calculated on the Stated Principal Balance and same basis as interest is calculated on the related Specially Serviced Loan or REO Mortgage Loan and prorated for partial periods)

Work-out Fee / Special Servicer
(a) 0.75% of each collection of principal and interest (excluding Excess Interest) with respect to any Corrected Loan with an outstanding principal balance after the Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan greater than $25,000,000, or (b) 1.0% of each collection of principal and interest with respect to any Corrected Loan with an outstanding principal balance after the Mortgage Loan  (or Whole Loan, if applicable) becomes a Corrected Loan equal to or less than $25,000,000, or (c) if such rate in clause (a) or clause (b) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan  (or Whole Loan, if applicable)  from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest on such Mortgage Loan  (or Whole Loan, if applicable) from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date
		monthly	the related collections of principal and interest

Liquidation Fee / Special Servicer
with some limited exceptions, (a) 0.75% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted for by a Sponsor, each Specially Serviced Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, equal to or greater than $25,000,000, or (b) 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Mortgage Loan repurchased or substituted for by a Sponsor, each Specially Serviced Loan and each REO Property with Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, less than $25,000,000
		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation/ Special Servicer	– a specified percentage (which may be 0%) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees and Excess Assumption Fees with respect to the Mortgage Loans	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans	from time to time

	– all investment income received on funds in any REO Account	from time to time

Type/Recipient	Amount	Frequency	Source of Funds

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00150% on the related Stated Principal Balance of the Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)
		monthly	general collections

Operating Advisor Fee / Operating Advisor
with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00125% on the related Stated Principal Balance of the Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)
		monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor
a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan
		time to time	paid by related borrower

Property Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	time to time	collections on the related loan, then default interest/late payment fees collected on any loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from

Type/Recipient	Amount	Frequency	Source of Funds

general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed
first from default interest/late payment fees, modification fees and assumption fees collected on the related loan, then default interest/late payment fees collected on any loan, then from general collections

Indemnification Expenses / Depositor, Certificate Administrator, paying agent, custodian Certificate Registrar, Trustee, Operating Advisor, Master Servicer and Special Servicer
amounts for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification
		time to time	general collections

Affiliates and Certain Relationships

The Depositor is an affiliate of Citigroup Global Markets Realty Corp., a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Certificate Registrar and Custodian.  In addition, Goldman Sachs Mortgage Company, a Sponsor and an Originator, is an affiliate of Goldman Sachs Commercial Mortgage Capital, L.P., an Originator, GS Commercial Real Estate LP, an Originator, and Goldman Sachs & Co., one of the underwriters.  In addition, Natixis Real Estate Capital LLC, a Sponsor and an Originator, and Natixis Securities Americas LLC, one of the underwriters, are affiliated with each other.

Citigroup Global Markets Realty Corp. will, as of the date of issuance of the offered certificates, hold the Miami Center Companion Loan and the Gansevoort Park Avenue Companion Loan.

Goldman Sachs Mortgage Company will, as of the date of initial issuance of the offered certificates, hold the 222 Broadway Companion Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and CGMRC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by CGMRC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, CGMRC Mortgage Loans with an aggregate Cut-off Date Balance of approximately $23,988,738.

Wells Fargo is also the interim custodian of the loan files for all of the mortgage loans to be contributed to this securitization by Goldman Sachs Mortgage Company and Citigroup Global Markets Realty Corp.

Pursuant to certain interim servicing agreements between Midland Loan Services and Natixis RE and certain of its affiliates, Midland Loan Services acts as interim servicer with respect to certain of the mortgage loans owned by Natixis RE and those affiliates thereof from time to time, including, prior to their inclusion in the Issuing Entity, all of the Natixis RE Mortgage Loans.

U.S. Bank National Association, the trustee, will serve as a vendor on behalf of Citibank, N.A. in connection with Citibank, N.A.’s capacity as custodian under the Pooling and Servicing Agreement.  In such vendor capacity, U.S. Bank National Association will hold and safeguard the Mortgage Notes and other contents of the Mortgage File with respect to all Mortgage Loans under the Pooling and Servicing Agreement.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 16 classes (each, a “Class”), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S, and the Class R Certificates (collectively, the “Certificates”).  Only the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-AB Certificates (collectively, the “Offered Certificates”) are offered by this prospectus supplement.  The Class X-A Certificates and the Class X-B Certificates are referred to as the “Class X Certificates” in this prospectus supplement.  The Certificates other than the Class S Certificates and the Class R Certificates are referred to as the “Regular Certificates”  in this prospectus supplement. The Class X-A Certificates, the Class X-B Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class S Certificates, and the Class R Certificates are not offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date, (ii) any Mortgaged Property acquired on behalf of the Issuing Entity through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an “REO Property”), but in the case of each Whole Loan, only to the extent of the Issuing Entity’s interest in the related REO Property; (iii) all of the Trustee’s rights in any reserve account or lock-box account (to the extent of the Issuing Entity’s interest the lock-box account) and such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account, any account established in connection with REO Properties (an “REO Account”) and certain other accounts or portions thereof established under the Pooling and Servicing Agreement, (iv) the Trustee’s rights in any assignment of leases, rents and profits and any security agreement, indemnity or guarantee given as additional security for the Mortgage Loans, (v) the Master Servicer’s and the Trustee’s rights under all insurance policies with respect to the Mortgage Loans, and (vi) the Trustee’s rights under any environmental indemnity agreements relating to the Mortgaged Properties.  The Certificates do not represent an interest in or obligation of the Depositor, the Sponsors, the Originators, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the underwriters, the borrowers, the property managers, or any of their respective affiliates.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, and Class G Certificates (collectively, the “Sequential Pay Certificates”) will have the respective Certificate Principal Amounts, and the Class X-A and Class X-B Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Principal Amount or Notional Amount
Class A-1	$58,955,000
Class A-2	$181,568,000
Class A-3	$27,725,000
Class A-4	$379,626,000
Class A-AB	$80,273,000
Class X-A	$821,766,000
Class X-B	$218,444,520
Class A-S	$93,619,000
Class B	$61,112,000
Class C	$39,008,000
Class D	$45,509,000
Class E	$19,504,000
Class F	$19,504,000
Class G	$33,807,520

The “Certificate Principal Amount” of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity, all as described in this prospectus supplement.  The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced by amounts actually distributed to that Class that are allocable to principal and by any Realized Losses allocated to that Class.  In addition, amounts determined to constitute recoveries of Non-Recoverable Advances that were previously reimbursed out of collections of principal on the Mortgage Loans may result in increases to the Certificate Principal Amount of a Class of Sequential Pay Certificates, as and to the extent described under “—Distributions—Realized Losses” below.

The Class X Certificates will not have Certificate Principal Amounts.  Each Class of Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this prospectus supplement on its respective notional principal amount (each, a “Notional Amount“).  The Notional Amount of the Class X-A Certificates will equal the sum of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-S Certificates outstanding from time to time.  Accordingly, the Notional Amount of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-S Certificates.  The Notional Amount of the Class X-B Certificates will equal the sum of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F, and Class G Certificates outstanding from time to time.  Accordingly, the Notional Amount of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F, and Class G Certificates.

The Class S Certificates will not have a Certificate Principal Amount or Notional Amount and will be entitled to receive only Excess Interest received on the ARD Loan.

“Excess Interest” with respect to the ARD Loan is the interest accrued at the related Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, to the extent permitted by applicable law.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made on the 4th business day following the related Determination Date of each month (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) are required to be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the “Record Date”).  Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Certificate Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise (b) by check mailed to the Certificateholder.  The final distribution on any Certificates is required to be made in like manner, but only upon presentment and surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution.  All distributions made with respect to a Class of Offered Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by: (a) any Regular Certificate will equal its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of the related Class; and (b) any Class R or Class S Certificate will be the percentage interest in the related Class specified on the face of that Certificate.

The aggregate distribution to be made on the Certificates on any Distribution Date (exclusive of distributions of Excess Interest, yield maintenance charges and prepayment premiums) will equal the Available Funds.  The “Available Funds” for a Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)
the total amount of all cash received on the Mortgage Loans and any REO Properties that are on deposit in the Collection Account and the Lower-Tier Distribution Account, as of the close of business on the business day prior to the related Master Servicer Remittance Date, including any amounts that may be transferred to the Collection Account from any REO Account or Whole Loan Custodial Account on the business day prior to the related Master Servicer Remittance Date, and together with any amounts that may be transferred to the Lower-Tier Distribution Account from the 17 Battery Place South Reserve Account, if applicable, on the related Master Servicer Remittance Date, exclusive of (without duplication):

(i)
all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the end of the related Collection Period (without regard to grace periods);

(ii)
all unscheduled payments of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries, together with all scheduled Monthly Payments and balloon payments, that were received after the related Determination Date;

(iii)	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)
with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	Excess Interest;

(vi)	all yield maintenance charges and prepayment premiums;

(vii)	all amounts deposited in the Collection Account or the Lower-Tier Distribution Account in error; and

(viii)	any late payment charges, any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Loan Rate for the Mortgage Loan and any similar fees and charges;

(b)
all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(c)
for the Distribution Date occurring in each March (or February if the final Distribution Date occurs in that month), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

“Monthly Payment” with respect to any Mortgage Loan or Companion Loan (other than any REO Mortgage Loan and/or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Loan Rate which is payable by the related borrower on such Due Date.  The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, (ii) any Mortgage Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension or (iii) the ARD Loan after the related Anticipated Repayment Date, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date or Anticipated Repayment Date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

“Collection Period” with respect to a Distribution Date and each Mortgage Loan (including an REO Mortgage Loan) is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in October 2012, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

“Determination Date” with respect to any Distribution Date is the sixth day of the calendar month of the related Distribution Date or, if the sixth day is not a business day, the next business day, commencing in October 2012.

“Prepayment Period“ with respect to any Distribution Date is the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

Payment Priorities

As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the related Certificate Principal Amount or Notional Amount, as applicable, immediately prior to that Distribution Date.  Calculations of interest on the Regular Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

The “Interest Accrual Period” with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.  Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

The “Interest Distribution Amount” with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is, in general, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of a Class of Class X Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of a Class of Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Pass-Through Rate” with respect to any Class of Regular Certificates for any Interest Accrual Period and the related Distribution Date is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period. The Pass-Through Rates are as follows:

The Pass-Through Rate on the Class A-1 Certificates is a fixed per annum rate equal to 0.685%.

The Pass-Through Rate on the Class A-2 Certificates is a fixed per annum rate equal to 1.813%.

The Pass-Through Rate on the Class A-3 Certificates is a fixed per annum rate equal to 2.631%.

The Pass-Through Rate on the Class A-4 Certificates is a fixed per annum rate equal to 3.024%.

The Pass-Through Rate on the Class A-AB Certificates is a fixed per annum rate equal to 2.608%.

The Pass-Through Rate on the Class A-S Certificates is a fixed per annum rate equal to 3.683%.

The Pass-Through Rate on the Class B Certificates is a fixed per annum rate equal to 4.285%.

The Pass-Through Rate on the Class C Certificates for each Distribution Date is a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D Certificates for each Distribution Date is a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class E Certificates for each Distribution Date is a per annum rate equal to the lesser of 5.000% and the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F Certificates for each Distribution Date is a per annum rate equal to the lesser of 5.000% and the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class G Certificates for each Distribution Date is a per annum rate equal to the lesser of 5.000% and the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class X-A Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).  The Pass-Through Rate on the Class X-B Certificates is variable and, for each Distribution Date, will equal the weighted average of the Class X Strip Rates for the Class B, Class C, Class D, Class E, Class F and Class G Certificates for such Distribution Date (weighted on the basis of the respective Certificate Principal Amounts of such Classes immediately prior to such Distribution Date).

The approximate initial Pass-Through Rate on each Class of Regular Certificates is set forth in the “Certificate Summary” of this prospectus supplement.

The “Class X Strip Rate“ for each Class of Sequential Pay Certificates for any Distribution Date will be a per annum rate equal to the excess of (i) the WAC Rate for such Distribution Date over (ii) the Pass-Through Rate of such Class of Sequential Pay Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is a per annum rate equal to the weighted average of the Net Mortgage Loan Rates in effect for the Mortgage Loans (including the REO Mortgage Loans) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) is a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest and Excess Interest) in respect of such Mortgage Loan during such one-month period at a per annum rate equal to the related Mortgage Loan Rate minus the related Administrative Fee Rate.  However, for purposes of calculating Pass-Through Rates and the WAC Rate, with respect to each Mortgage Loan, (i) the Net Mortgage Loan Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, being net of the related Withheld Amounts and (ii) the Net Mortgage Loan Rate for the one-month period preceding the Due Date in March will be determined based on the “aggregate amount of interest actually accrued”, as referred to above in the preceding sentence, including any such Withheld Amounts.  For purposes of calculating Pass-Through Rates and the WAC Rate, the Net Mortgage Loan Rate of any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower, and without regard to the related Mortgaged Property becoming an REO Property.

The “Administrative Fee Rate” for any Mortgage Loan (including any REO Mortgage Loan) as of any date of determination will be equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate.  In addition, for each Whole Loan, the Administrative Fee Rate will equal a fixed rate per annum for the related Mortgage Loan equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate and for the related Companion Loan will equal the Servicing Fee Rate for such Companion Loan.

The “Mortgage Loan Rate” with respect to any Mortgage Loan (including any REO Mortgage Loan) or Companion Loan (including REO Companion Loan) is the per annum rate at which interest accrues on such Mortgage Loan or Companion Loan, as applicable, as stated in the related Mortgage Note or Co-Lender Agreement in each case without giving effect to the default rate, Excess Interest or the Revised Rate.

The “Stated Principal Balance” of each Mortgage Loan will initially equal its unpaid principal balance as of the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan, its unpaid principal balance as of the date of substitution) after application of all scheduled payments of principal and interest due on or before the Cut-off Date (or, in the case of a Qualified Substitute Mortgage Loan, during or prior to the month of substitution), whether or not received, and on each Distribution Date, will be reduced by any amounts described in clauses (a)(1), (a)(2) and (a)(3) of the definition of “Principal Distribution Amount” below that are allocable to that Mortgage Loan for such Distribution Date.  The “Stated Principal Balance” of each Companion Loan will initially equal its unpaid principal balance as of the Cut-off Date, after application of all scheduled payments of principal and interest due on or before the Cut-off Date, whether or not received, and on each Distribution Date, will be reduced by any payments or other collections of principal on such Companion Loan that are received by the holder thereof in the month of such Distribution Date.  The Stated Principal Balance of a Mortgage Loan or a Companion Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Companion Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in the prospectus.  If any Mortgage Loan or Companion Loan is paid in full or the Mortgage Loan or Companion Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or related Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the first Determination Date on or before which the payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Companion Loan, as the case may be, will be zero.  The “Stated Principal Balance” of a Whole Loan, as of any date of determination, is equal to the then aggregate Stated Principal Balance of the related Mortgage Loan and Companion Loan(s).

The “Principal Distribution Amount” for any Distribution Date will be equal to:

(a)	the sum, without duplication, of:

(1)
the principal component of all scheduled Monthly Payments and balloon payments due on the Mortgage Loans (including the REO Mortgage Loans) on the Due Date in the related Collection Period (if received  by the Master Servicer by the related Determination Date or (other than balloon payments) advanced by the Master Servicer or Trustee in respect of such Distribution Date);

(2)
the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related Determination Date, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

(3)	the Unscheduled Payments with respect to the Mortgage Loans (including REO Mortgage Loans) for such Distribution Date; and

(4)	the Principal Shortfall, if any, for such Distribution Date, less

(b)	the sum, without duplication, of the amount of any reimbursements of:

(1)
Non-Recoverable Advances, with interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(2)
Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts of the type described in clauses (b)(1) and (b)(2) above that were allocated to reduce the Principal Distribution Amount for a prior Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

The “Unscheduled Payments” for any Distribution Date will equal the aggregate of:  (a) all prepayments of principal received on the Mortgage Loans (including any REO Mortgage Loans) during the applicable Prepayment Period; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties during the applicable Prepayment Period, whether in the form of Liquidation Proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master

Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of Liquidation Proceeds, insurance proceeds and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the Issuing Entity incurred in connection with the related Mortgage Loan.

An “REO Mortgage Loan” is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

An “REO Companion Loan” is any Companion Loan as to which the related Mortgaged Property has become an REO Property.

On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, in reduction of the Certificate Principal Amounts of those Classes, in the following priority:

(i)
to the Class A-AB Certificates, in an amount equal to the lesser of the Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the Class A-AB Certificates to the scheduled principal balance set forth on Annex F to this prospectus supplement with respect to the Class A-AB Certificates (the “Class A-AB Scheduled Principal Balance”) for such Distribution Date;

(ii)
to the Class A-1 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero;

(iii)
to the Class A-2 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) and (ii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is reduced to zero;

(iv)
to the Class A-3 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iii) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-3 Certificates is reduced to zero;

(v)
to the Class A-4 Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (iv) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-4 Certificates is reduced to zero; and

(vi)
to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i) through (v) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-AB Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Fourth, to the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-S Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Sixth, to the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Ninth, to the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twelfth, to the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Eighteenth, to the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through

Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-first, to the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

Twenty-second, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G Certificates, in reduction of their Certificate Principal Amount, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

Twenty-fourth, to the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

Twenty-fifth, to the Class R Certificates, any remaining amounts.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the date on which the Certificate Principal Amount of all Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates) is (or is expected to be) reduced to zero (that date, the “Cross Over Date”), regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, in reduction of their respective Certificate Principal Amounts.

Excess Interest.  On each Distribution Date, the Certificate Administrator is required to distribute any Excess Interest received with respect to the ARD Loan during the applicable Prepayment Period to the Class S Certificates.

Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans and on deposit in the Collection Account as of the related Determination Date is required to be distributed to Certificateholders as follows: (a) pro rata, between (i) the group (the “YM Group A“) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, and Class X-A Certificates, and (ii) the group (the “YM Group B“ and collectively with the YM Group A, the “YM Groups“) of Class B, Class C, Class D and Class X-B Certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (b) as among the Classes of

Certificates in each YM Group, in the following manner:  (1) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date, and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (2) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group.  If there is more than one Class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, and Class D Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Loan Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one; provided, further, that if such discount rate is greater than or equal to both of (x) the Mortgage Loan Rate on such Mortgage Loan and (y) the Pass-Through Rate described above in this sentence, then the Base Interest Fraction will equal zero; provided, further, that if such discount rate is greater than or equal to the Mortgage Loan Rate on such Mortgage Loan, but less than the Pass-Through Rate described above in this sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class R Certificates or the Class S Certificates.  Instead, after the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-B Certificates.

We cannot assure you that any yield maintenance charge or prepayment premium is required or, even if required, would be paid.  See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans as of the related Determination Date.

Allocation Priority of Mortgage Loan Collections

Absent express provisions in the loan documents or the related Co-Lender Agreement to the contrary, and in any event for purposes of calculating distributions under the Pooling and Servicing Agreement after an event of default under the related Mortgage Loan (to the extent not waived or cured), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the borrowers, Liquidation Proceeds, condemnation proceeds or insurance proceeds will be deemed allocated for purposes of collecting amounts due under the Mortgage Loan, in each case only to the extent such amount is an obligation of the related borrower in the related Mortgage Loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances and any interest on those Non-Recoverable Advances, to the extent previously reimbursed from principal collections with respect to the other Mortgage Loans;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Loan Rate to but not including the date of receipt by or on behalf of the Issuing Entity (or, in the case of a full Monthly Payment, through the related Due Date), over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, or in the case of the ARD Loan after the related Anticipated Repayment Date, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under such Mortgage Loan;

Tenth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of a Mortgaged Property (including following a condemnation) if, immediately following such release, the loan-to-value ratio of the related Mortgage Loan or the Whole Loan exceeds 125%, must be allocated to reduce the principal balance of the Mortgage Loan or the Whole Loan in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, exclusive of any amounts payable to the holder of any Companion Loan pursuant to the related Co-Lender Agreement) will be deemed allocated for purposes of collecting amounts due under the related REO Mortgage Loan, in each case only to the extent such amount is or was an obligation of the related borrower in the related loan documents, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related REO Mortgage Loan and interest on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related REO Mortgage Loan;

Second, as a recovery of Non-Recoverable Advances or interest on those Non-Recoverable Advances, to the extent previously allocated from principal collections with respect to the related REO Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on the related REO Mortgage Loan at the related Mortgage Loan Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have occurred in connection with related Appraisal Reductions (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related REO Mortgage Loan;

Seventh, as a recovery of any default interest, Excess Interest and late payment charges then due and owing under the related REO Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under the related REO Mortgage Loan (if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees).

Realized Losses

The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date.  A “Realized Loss” with respect to any Distribution Date is the amount, if any, by which the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (including any REO Mortgage Loans) after giving effect to any and all reductions in such aggregate Stated Principal Balance on such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Non-Recoverable Advances).  On each Distribution Date, any Realized Loss for such Distribution Date will be allocated to the following Classes of Certificates in the following order, until the Certificate Principal Amount of each such Class is reduced to zero:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, based on their respective Certificate Principal Amounts.  The Notional Amount of the Class X-A Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, and Class A-S Certificates resulting from allocations of Realized Losses.  The Notional Amount of the Class X-B Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Class B, Class C, Class D, Class E, Class F, and Class G Certificates resulting from allocations of Realized Losses.  Any amounts recovered in respect of a Non-Recoverable Advance previously reimbursed to the Master Servicer or Trustee from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the applicable one-month period in which such recovery occurs and (2) will increase the Certificate Principal Amount(s) of one or more Classes of the Sequential Pay Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an aggregate amount equal to the amount recovered.  Such restoration of the Certificate Principal Amounts of the respective Classes of Sequential Pay Certificates is to occur in the same order in which distributions are made thereon, in each case up to, and in reduction of, any and all unreimbursed Realized Losses previously allocated thereto.  The holders of any Class of Sequential Pay Certificates whose Certificate Principal Balance is so restored will also have their Interest Shortfall Amount for the next Distribution Date increased by the amount of interest that would have accrued on the restored portion of the related Certificate Principal Amount if the prior write-down never occurred.

Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, extraordinary expenses of the Issuing Entity, a reduction of the interest rate of a Mortgage Loan in connection with a workout or by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses with respect to any Mortgage Loan that is not covered by an Advance or a corresponding collection from the related borrower in accordance with the related loan documents will reduce the amounts distributable on the respective Classes of Sequential Pay Certificates and, like losses on a defaulted mortgage loan, will result in Realized Losses being applied to reduce the Certificate Principal Amounts of such Classes.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan, in whole or in part, during any Prepayment Period, after the Due Date in that Prepayment Period, the amount of interest (net of related Servicing Fees and excluding any related Excess Interest and/or default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a “Prepayment Interest Excess”; provided that no Prepayment Interest Excess may occur with respect to the 17 Battery Place South Mortgage Loan.  Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, during any Prepayment Period, which prepayment is applied prior to the Due Date in that Prepayment Period (or, in the case of the 17 Battery Place South Mortgage Loan, prior to the Due Date in the corresponding Collection Period) and does not pay interest on such prepayment through and including the day prior to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and/or default interest) on such prepayment, exclusive (solely in the case of the 17 Battery Place South Mortgage Loan) of any amounts in the 17 Battery Place South Reserve Account that are available to offset such shortfall, will constitute a “Prepayment Interest Shortfall”.  Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.  The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated pro rata on that Distribution Date among each Class of Regular Certificates, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Loan or Defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, during the most recently ended Prepayment Period, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.02% per annum for the related Distribution Date with respect to each Mortgage Loan (and related REO Mortgage Loan) for which such Servicing Fees are being paid for the related Distribution Date and (b) all Prepayment Interest Excesses and net investment earnings on the Prepayment Interest Excesses with respect to the related Distribution Date; provided that if any Prepayment Interest Shortfall described in clause (1) above occurs as a result of the Master Servicer’s failure to enforce the  loan documents for any Mortgage Loan, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan; and provided, further, that, with respect to the 17 Battery Place South Mortgage Loan, the Master Servicer will not be required to make a Compensating Interest Payment with respect to that portion of a Prepayment Interest Shortfall that results from a modification of the 17 Battery Place South Mortgage Loan that causes the 17 Battery Place South Deposit to no longer constitute at least a full three days of interest on the unpaid principal balance of the 17 Battery Place South Mortgage Loan on the date of prepayment.

Notwithstanding the foregoing, any principal prepayment of the 17 Battery Place South Mortgage Loan, and, in addition, the payment of the 17 Battery Place South Mortgage Loan on the maturity date, may result in a Prepayment Interest Shortfall in the month of the prepayment or other interest shortfall in the month of the maturity date payment, as applicable. If a principal prepayment is received with respect to the 17 Battery Place South Mortgage Loan, and if (without regard to amounts on deposit in the 17 Battery Place South Reserve Account) there would be a Prepayment Interest Shortfall, then (no later than the Master Servicer Remittance Date corresponding to the Prepayment Period in which such principal prepayment was received) the Master Servicer is required to withdraw from the 17 Battery Place South Reserve Account and deposit, or deliver to the Certificate Administrator for deposit, in the Lower-Tier Distribution Account an amount equal to the lesser of (i) all amounts on deposit in the 17 Battery Place South Reserve Account (exclusive of any interest or other income earned on funds in the 17 Battery Place South Reserve Account that may be withdrawn by the Master Servicer in accordance the Pooling and Servicing Agreement) and (ii) such amount as is necessary to offset the resulting Prepayment

Interest Shortfall (as calculated without regard to amounts on deposit in the 17 Battery Place South Reserve Account); provided that, in the case of a partial principal prepayment, the amount so withdrawn from the 17 Battery Place South Reserve Account shall in no event exceed three days’ interest on the prepaid amount (net of Servicing Fees for such three day period).  In addition, if a balloon payment is received with respect to the 17 Battery Place South Mortgage Loan, or if the 17 Battery Place South Mortgage Loan is liquidated or is otherwise paid off, or if the Mortgaged Property related to the 17 Battery Place South Mortgage Loan becomes an REO Property, then all amounts on deposit in the 17 Battery Place South Reserve Account (exclusive of any interest or other income earned on funds in the 17 Battery Place South Reserve Account that may be withdrawn by the Master Servicer in accordance with the Pooling and Servicing Agreement) must be transferred to the Lower-Tier Distribution Account.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, and Class X-B Certificates.

On and after the Cross Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, pro rata based on Certificate Principal Amount, until their respective Certificate Principal Amounts have been reduced to zero.  Prior to the Cross Over Date, allocation of principal will be made as described under “—Distributions” above.  Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, pro rata based on Certificate Principal Amount.

As a result of the foregoing allocation of principal, in the absence of losses, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates by the other Sequential Pay Certificates.

This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate to that Class and (ii) by the allocation of Realized Losses:  first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, to the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-AB Certificates, pro rata, based on their respective Certificate Principal Amounts.  No other form of credit enhancement will be available with respect to any Class of Certificates.

Appraisal Reductions

After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated.  An “Appraisal Reduction Event” will occur with respect to a Mortgage Loan (or Whole Loan, if applicable) on the earliest of:

●
the date on which a modification of the Mortgage Loan (or Whole Loan) that, among other things, reduces the amount of Monthly Payments on a Mortgage Loan (or Whole Loan), or changes any other material economic term of the Mortgage Loan (or Whole Loan) or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan (or Whole Loan) following the occurrence of a Servicing Transfer Event;

●	that date on which the Mortgage Loan (or Whole Loan) is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

●
solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

●	that date on which the related Mortgaged Property became an REO Property;

●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

●	the date on which the Mortgage Loan (or Whole Loan) remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Principal Amount of all Classes of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Mortgage Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards.  No appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with Servicing Standard that such earlier appraisal is materially inaccurate.  The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the delivery of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction.  In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.  The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction” for any Distribution Date and for any Mortgage Loan (including a Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan (or Whole Loan) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus (except in the case of a Whole Loan) such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan (or Whole Loan) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination, of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan at a per annum rate equal to the Mortgage Loan Rate (and with respect to a Whole Loan, interest on the related Companion Loan at the related interest rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).  The Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction amount.  Any Appraisal Reductions with respect to a Whole Loan will be allocated to notionally reduce the outstanding principal balance of the related Companion Loan prior to any allocation to the related Mortgage Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding.  See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

With respect to each Mortgage Loan or Whole Loan as to which an Appraisal Reduction has occurred (unless the Mortgage Loan or Whole Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan or Whole Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Mortgage Loan or the Whole Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance.  Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction with respect to the Mortgage Loan or Whole Loan.

Any Mortgage Loan or Whole Loan previously subject to an Appraisal Reduction which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reductions will be allocated to each Class of Sequential Pay Certificates in reverse sequential order to notionally reduce the Certificate Principal Amount thereof until the related Certificate Principal Amount of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Principal Amount, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).  With respect to any Appraisal Reduction calculated for purposes of determining the Non-Reduced Certificates or the Controlling Class, as well as the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction, who will be required to promptly post notice of any such Appraisal Reduction to the Certificate Administrator’s website.

The holders of Certificates representing the majority of the Certificate Principal Amount of any Class of Certificates that is or would be determined to no longer be the Controlling Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction in respect of such Class will have the right to challenge the Special Servicer’s Appraisal Reduction determination and, at their sole expense, obtain a second appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”).  The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards.  The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction to the Special Servicer and the Certificate Administrator within such 10-day period as described above.  If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event.  After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Principal Amount of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction is warranted and, if so warranted, shall recalculate such Appraisal Reduction based upon such additional appraisal.  If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class.  The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Voting Rights

The Certificates will be allocated voting rights (the “Voting Rights”) for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement.  At any time that any Certificates are outstanding, the Voting Rights will be allocated as follows: (a) 0% in the case of the Class R Certificates and the Class S Certificates; (b) 1% in the aggregate in the case of the Class X-A and Class X-B Certificates, allocated to such Classes based on their respective interest entitlements on the most recent prior Distribution Date; and (c) in the case of any Class of Sequential Pay Certificates, a percentage equal to the product of (i) 99% multiplied by (ii) a fraction, the numerator of which is equal to the Certificate Principal Amount of such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of the Sequential Pay Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Principal Amounts of all Classes of the Non-Reduced Certificates).  The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.  In certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” and “The Pooling and Servicing Agreement—Operating Advisor—Termination of the Operating Advisor Without Cause” in this prospectus supplement, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Sequential Pay Certificates then outstanding for which (a) (1) the initial Certificate Principal Amount of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reductions then allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Principal Amount of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with the name of the beneficial owner or potential transferee), except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, a manager of a Mortgaged Property, a borrower or any of their respective affiliates will be deemed not to be outstanding and the Voting Rights to which they are entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained.  Notwithstanding the foregoing, for purposes of obtaining the consent of Certificateholders to an amendment of the Pooling and Servicing Agreement, any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or any of their affiliates will be deemed to be outstanding; provided that such amendment does not relate to the termination, increase in compensation or material reduction of obligations of the Depositor, the Master Servicer, the Special

Servicer, the Trustee, the Operating Advisor or the Certificate Administrator or any of their affiliates, in which case such Certificate will be deemed not to be outstanding. Notwithstanding the foregoing, the restrictions above will not apply (i) to the exercise of the rights of the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer, if any, as a member of the Controlling Class or (ii) to any affiliate of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, as applicable.

Certain amendments to the Pooling and Servicing Agreement are also subject to the consent of Certificateholders.  See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website representing that such person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower and (B) such person has received a copy of this prospectus supplement and the prospectus and/or (ii) for purposes of exercising Voting Rights, (A) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any borrower, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus supplement and the prospectus; provided that if such person is an affiliate of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, such person certifies to the existence or non-existence of appropriate policies and procedures restricting the flow of information between it and the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as applicable.

Delivery, Form, Transfer and Denomination

The Offered Certificates will be issued, maintained and transferred in the book-entry form only in minimum denominations of $100,000 initial Certificate Principal Amount, and in multiples of $1 in excess of $100,000.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of a nominee of The Depository Trust Company (“DTC”).  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described below under “—Definitive Certificates.”  Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the

Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners.  Except as otherwise provided under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates.  Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.  Accordingly, although the Certificate Owners will not possess the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such Certificate is credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in numerous currencies, including United States dollars.  Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  Clearstream is regulated as a bank by the Luxembourg Monetary Institute.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may now be settled in any of numerous currencies, including United States dollars.  The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.  Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.  The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but neither the Depositor nor the underwriters takes any responsibility for the accuracy or completeness of this information.

Definitive Certificates

Owners of beneficial interests in book-entry Certificates of any Class of Offered Certificates will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the Certificate Registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry Certificates of such Class or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will post a special notice prepared by such Certifying Certificateholder to its website and mail such notice to the Certificateholders at their respective addresses appearing on the certificate register stating that the Certifying Certificateholder wishes to be contacted by other holders and beneficial owners of Certificates, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the Certifying Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

  Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Principal Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default.  While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation.  In addition, such distributions in reduction of Certificate Principal Amounts of the respective Classes of Offered Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the Sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus supplement, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement, or the exercise of a defaulted loan purchase option by the holder of a mezzanine loan, if any.  To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Principal Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction.  In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Sequential Pay Certificates.  Realized Losses may occur in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Property, the acceptance of a discounted payoff of a Mortgage Loan, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification agreed to by the Special Servicer, a recovery by the Master Servicer or Trustee of a Non-Recoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees).  Any reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates as a result of the application of Realized Losses will also reduce the Notional Amount of the related Class of Class X Certificates.  Realized Losses will be allocated to the respective Classes of the Sequential Pay Certificates in reverse distribution priority and as more particularly described in “Description of the Offered Certificates—Subordination” in this prospectus supplement.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received.  Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans.  The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates.  For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” in this prospectus supplement and Annex A to this prospectus supplement for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate.  The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield.  The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation.  In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity.  As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing.  See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in this prospectus supplement. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty.  Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.  Additionally, certain of the Mortgage Loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related Mortgage Loan documents.  See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” in this prospectus supplement.

In addition, if the Master Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates and will result in a reduction of the Certificate Principal Amount of a Class of Sequential Pay Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.  Likewise, if the Master Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the Sequential Pay Certificates on that Distribution Date.  This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates and extending the weighted average life of the Offered Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.  An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.  The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield.  An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.  Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates, may coincide with periods of low prevailing interest rates.  During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate.  Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Principal Amounts of the Offered Certificates may coincide with periods of high prevailing interest rates.  During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Offered Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.  The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made.  Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus supplement, and are based on the following additional assumptions (“Modeling Assumptions”):  (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and/or yield maintenance options or fixed prepayment premiums, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates (assumed in all cases to be the first day of the month), (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Issuing Entity described in this prospectus supplement, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex A to this prospectus supplement with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reductions allocated to any class of Certificates, (ix) distributions on the Certificates are made on the 10th day (each assumed to be a business day) of each month, commencing in October 2012, (x) the Certificates will be issued on September 27, 2012, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates is as described under “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement, (xii) the ARD Loan prepays in full on its Anticipated Repayment Date, (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification and (xiv) the initial Certificate Principal Amounts or Notional Amounts of the Certificates are set forth in the “Certificate Summary” of this prospectus supplement.

The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Offered Certificate is distributed to the investor.  The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate.  The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Offered Certificates—Distributions—Payment Priorities” in this prospectus supplement.

The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each Class of Offered Certificates.  The tables have been prepared on the basis of, among others, the Modeling Assumptions.  To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1,

Class A-2, Class A-3, Class A-4 or Class A-AB Certificates may mature earlier or later than indicated by the tables.  The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement.  For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.  In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables.  Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Principal Amount of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2013	83%	83%	83%	83%	83%
September 10, 2014	63%	63%	63%	63%	63%
September 10, 2015	40%	40%	40%	40%	40%
September 10, 2016	14%	14%	14%	14%	14%
September 10, 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.46	2.46	2.46	2.46	2.46
First Principal Payment Date	October 2012	October 2012	October 2012	October 2012	October 2012
Last Principal Payment Date	April 2017	March 2017	March 2017	February 2017	February 2017

Percentages of the Initial Certificate Principal Amount of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2013	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.71	4.70	4.69	4.67	4.49
First Principal Payment Date	April 2017	March 2017	March 2017	February 2017	February 2017
Last Principal Payment Date	September 2017	September 2017	September 2017	September 2017	September 2017

Percentages of the Initial Certificate Principal Amount of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2013	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.87	6.86	6.84	6.81	6.62
First Principal Payment Date	August 2019	May 2019	May 2019	May 2019	May 2019
Last Principal Payment Date	August 2019	August 2019	August 2019	August 2019	May 2019

Percentages of the Initial Certificate Principal Amount of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2013	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	100%	100%	100%	100%	100%
September 10, 2019	100%	100%	100%	100%	99%
September 10, 2020	100%	100%	99%	99%	99%
September 10, 2021	100%	99%	99%	99%	99%
September 10, 2022 and thereafter	0%	0%	0%	0	0%
Weighted Average Life (in years)	9.73	9.70	9.67	9.63	9.46
First Principal Payment Date	May 2022	August 2019	August 2019	August 2019	June 2019
Last Principal Payment Date	July 2022	July 2022	July 2022	July 2022	April 2022

Percentages of the Initial Certificate Principal Amount of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Closing Date	100%	100%	100%	100%	100%
September 10, 2013	100%	100%	100%	100%	100%
September 10, 2014	100%	100%	100%	100%	100%
September 10, 2015	100%	100%	100%	100%	100%
September 10, 2016	100%	100%	100%	100%	100%
September 10, 2017	100%	100%	100%	100%	100%
September 10, 2018	80%	80%	80%	80%	80%
September 10, 2019	59%	59%	59%	59%	59%
September 10, 2020	37%	37%	37%	37%	37%
September 10, 2021	14%	14%	14%	14%	14%
September 10, 2022 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.38	7.38	7.38	7.38	7.38
First Principal Payment Date	September 2017	September 2017	September 2017	September 2017	September 2017
Last Principal Payment Date	May 2022	May 2022	May 2022	May 2022	April 2022

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions.  Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Principal Amount of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including September 1, 2012 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of the respective Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	2.816%	2.817%	2.817%	2.818%	2.818%
96-00	2.375%	2.376%	2.376%	2.377%	2.377%
97-00	1.941%	1.942%	1.942%	1.943%	1.943%
98-00	1.514%	1.514%	1.515%	1.515%	1.515%
99-00	1.093%	1.094%	1.094%	1.094%	1.094%
100-00	0.679%	0.679%	0.679%	0.679%	0.679%
101-00	0.271%	0.270%	0.270%	0.270%	0.270%
102-00	-0.132%	-0.132%	-0.132%	-0.133%	-0.133%
103-00	-0.529%	-0.529%	-0.529%	-0.530%	-0.530%
104-00	-0.920%	-0.920%	-0.921%	-0.921%	-0.921%
105-00	-1.305%	-1.306%	-1.306%	-1.307%	-1.307%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	2.959%	2.962%	2.965%	2.969%	3.012%
96-00	2.724%	2.726%	2.728%	2.732%	2.766%
97-00	2.491%	2.493%	2.494%	2.497%	2.522%
98-00	2.262%	2.262%	2.264%	2.265%	2.282%
99-00	2.034%	2.035%	2.035%	2.036%	2.044%
100-00	1.810%	1.810%	1.810%	1.810%	1.809%
101-00	1.588%	1.587%	1.587%	1.586%	1.577%
102-00	1.368%	1.367%	1.366%	1.364%	1.347%
103-00	1.151%	1.150%	1.148%	1.145%	1.120%
104-00	0.936%	0.934%	0.932%	0.929%	0.896%
105-00	0.724%	0.722%	0.719%	0.714%	0.673%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.463%	3.465%	3.466%	3.469%	3.491%
96-00	3.294%	3.295%	3.296%	3.298%	3.316%
97-00	3.126%	3.127%	3.128%	3.130%	3.143%
98-00	2.960%	2.961%	2.962%	2.963%	2.971%
99-00	2.797%	2.797%	2.797%	2.798%	2.802%
100-00	2.635%	2.635%	2.635%	2.635%	2.635%
101-00	2.475%	2.475%	2.474%	2.474%	2.469%
102-00	2.317%	2.316%	2.315%	2.314%	2.305%
103-00	2.160%	2.159%	2.158%	2.157%	2.143%
104-00	2.005%	2.004%	2.003%	2.001%	1.983%
105-00	1.852%	1.851%	1.849%	1.847%	1.825%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.653%	3.654%	3.656%	3.658%	3.668%
96-00	3.526%	3.527%	3.529%	3.530%	3.538%
97-00	3.401%	3.402%	3.403%	3.404%	3.410%
98-00	3.277%	3.278%	3.278%	3.279%	3.283%
99-00	3.155%	3.155%	3.155%	3.156%	3.158%
100-00	3.034%	3.034%	3.034%	3.034%	3.034%
101-00	2.915%	2.914%	2.914%	2.913%	2.911%
102-00	2.796%	2.796%	2.795%	2.794%	2.790%
103-00	2.680%	2.679%	2.678%	2.676%	2.671%
104-00	2.564%	2.563%	2.562%	2.560%	2.552%
105-00	2.450%	2.449%	2.447%	2.445%	2.435%

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums — otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

95-00	3.391%	3.391%	3.391%	3.391%	3.391%
96-00	3.231%	3.231%	3.231%	3.231%	3.231%
97-00	3.074%	3.074%	3.074%	3.074%	3.074%
98-00	2.918%	2.918%	2.918%	2.918%	2.918%
99-00	2.764%	2.764%	2.764%	2.764%	2.764%
100-00	2.612%	2.612%	2.612%	2.612%	2.612%
101-00	2.462%	2.462%	2.462%	2.462%	2.462%
102-00	2.314%	2.314%	2.314%	2.314%	2.314%
103-00	2.167%	2.167%	2.167%	2.167%	2.167%
104-00	2.022%	2.022%	2.022%	2.022%	2.022%
105-00	1.878%	1.878%	1.878%	1.878%	1.878%

We cannot assure you that the Mortgage Loans will prepay at any particular rate.  Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed.  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

For additional considerations relating to the yield on the Offered Certificates, see “Yield and Maturity Considerations” in the prospectus.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of September 1, 2012 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee.

The servicing of the Mortgage Loans, the Companion Loans and any REO Properties will be governed by the Pooling and Servicing Agreement.  The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.  Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans and any REO Properties.  The information in this prospectus supplement supplements any information set forth in the prospectus.

Servicing of the Whole Loans

In general, each Whole Loan will be serviced and administered under the Pooling and Servicing Agreement and the related Co-Lender Agreement, as applicable, as though the entire such Whole Loan was a part of the Mortgage Pool.  With respect to any Whole Loan, if the related Companion Loan becomes a Specially Serviced Loan, then the related Mortgage Loan will become a Specially Serviced Loan.  For more detailed information, please see “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

In addition, the Depositor will require each Sponsor to deliver to the Certificate Administrator (in its capacity as custodian) the Mortgage File for each of the Mortgage Loans.  See “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” in this prospectus supplement.

In addition, the Sponsor with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus supplement as 17 Battery Place South (the “17 Battery Place South Mortgage Loan”) shall be required to deliver, for deposit into the 17 Battery Place South Reserve Account, an amount (the “17 Battery Place South Reserve Deposit”), representing the approximate amount of interest that would accrue for a period of three days under the terms of such Mortgage Loan on the unpaid principal balance of the 17 Battery Place South Mortgage Loan as of the Cut-off Date.

The Certificate Administrator (in its capacity as custodian), or any custodian for the Certificate Administrator, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders.  Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator (in its

capacity as custodian) is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement.  If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in the Pooling and Servicing Agreement at the Purchase Price.  This substitution or purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for a Material Document Defect.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Servicing of the Mortgage Loans

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the Mortgage Loans (and Whole Loans) for which it is responsible (as described below).  The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party sub-servicers, with the consent of the Depositor.  The Master Servicer will be responsible for paying the servicing fees of any sub-servicer with whom the Master Servicer entered into a sub-servicing contract.  Notwithstanding any sub-servicing agreement, the Master Servicer will remain primarily liable to the Trustee, the Certificateholders and the holders of the Companion Loans for the servicing and administering of the Mortgage Loans (or Whole Loans, if applicable) in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement.  The Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Mortgage Loans, the Whole Loans, and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans (and Whole Loans) and, if applicable, the related co-lender agreement and, to the extent consistent with the foregoing, in accordance with:

●    the higher of the following standards of care:

1.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.
with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans or Whole Loans;

●    with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans and Whole Loans; or

2.
in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan or Whole Loan as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as if they were one lender) (or, if a Whole Loan is involved, with a view to the maximization of recovery on such Whole Loan to the Certificateholders and the holder(s) of the related Companion Loan(s) (as if they were one lender)) of principal and interest, including balloon payments, on a present value basis; and

●    without regard to—

1.
any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.
the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates;

3.	the obligation, if any, of the Master Servicer to make Advances;

4.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.
the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates (the “Servicing Standard”).

The Pooling and Servicing Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment.  The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its negligent disregard of its obligations or duties under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations.  If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan—

●    which is not a Specially Serviced Loan; or

●    that is a Corrected Loan.

A “Specially Serviced Loan” means any Mortgage Loan or Whole Loan (including an REO Mortgage Loan and REO Companion Loan) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

(a)	the related borrower has failed to make when due any Monthly Payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●    except in the case of a Mortgage Loan or Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

●    solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Master Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b)
there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affects the interests of Certificateholders (or, in the case of a Whole Loan, the interests of the Certificateholders or the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan or Whole Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan or Whole Loan without the application of any grace period under the related loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of a Whole Loan, the Certificateholders or the holder of the Companion Loan); or

(c)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

(d)
the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)
the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)	the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)
the Master Servicer or Special Servicer (and, in the case of the Special Servicer, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Mortgage Loan or Whole Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Whole Loan or otherwise materially adversely affect the interests of Certificateholders or, in the case of a Whole Loan, the interests of Certificateholders or the holder of any related Companion Loan, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan or Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such

30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or Whole  Loan).

It shall be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the Controlling Class Representative, unless a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the Controlling Class Representative will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer will not be required to do so.  In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Mortgage Loan (or Whole Loan) will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●    with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely Monthly Payments under the terms of the Mortgage Loan or Whole Loan, as applicable (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

●    with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●    with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

●    with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan (or Whole Loan) to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to one loan in a Whole Loan, it will be considered to exist for the entire Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan.  The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets.  In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Mortgage Loan (or Whole Loan) to the Special Servicer when that Mortgage Loan (or Whole Loan) becomes a Specially Serviced Loan.  The Special Servicer will return the servicing of that Mortgage Loan (or Whole Loan) to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Specially Serviced Loans and act as disposition manager of REO Properties.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Loan Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the Monthly Payment (exclusive of the related Servicing Fee) on a Mortgage Loan (but not a Companion Loan) for the Due Date in the related Collection Period, to the extent not received, as of the close of business on the related Determination Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the Master Servicer Remittance Date).  In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced.  The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest or prepayment premiums or yield maintenance charges.  The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period.  Appraisal Reductions will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Whole Loan) to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Non-Recoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee determines such P&I Advance would be a Non-Recoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement.  The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement.  The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Non-Recoverable Advance.  The Special Servicer will have no obligation to make any Property Advance.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

        ●     if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

        ●     if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Non-Recoverable Advance.

The Master Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period.  If the interest on such Advance is not recovered from Modification Fees or Assumption Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which may have the same effect as a liquidation loss on a defaulted Mortgage Loan.  The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.  Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advance was made.  In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable from the foregoing sources (any such Advance, a “Non-Recoverable Advance”), then the Master Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans.  Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be evidenced by an officers’ certificate delivered to, among others, the other such parties and to the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.  In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer, the Trustee and, prior to the occurrence of and continuance of a Consultation Termination Event, the Controlling Class Representative notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a Nonrecoverable Advance); provided, however, that the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer, and the Master Servicer may conclusively rely upon any determination by the Special Servicer.  Although the Special Servicer may determine whether an outstanding Property Advance is a Non-Recoverable Advance, the Special Servicer will have no right to make an affirmative determination that any Property Advance to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable.

Notwithstanding anything in this prospectus supplement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or Special Servicer has determined that such a Property Advance would, if made, be a Non-Recoverable Advance if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and, with respect to each Whole Loan, the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders and/or the holder(s) of the related Companion Loan(s) constituted a single lender).

The Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all Advances made with respect to each Whole Loan, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges, Modification Fees and Assumption Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master

Servicer or the Trustee, as applicable, for a Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of 6 months will be subject to the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing).  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon).  The Master Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that Non-Recoverable Advance) or portion of any Non-Recoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance immediately (together with interest on that Non-Recoverable Advance).  An election by the Master Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election).  The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders.  The Master Servicer’s or the Trustee’s decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer or the Trustee or a right of the Certificateholders.

Accounts

In general, the Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement.  The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account“) with respect to the Whole Loans, which may be a sub-account of the Collection Account and deposit amounts collected in respect of the Whole Loans in the Whole Loan Custodial Account.  The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan holder or payable or reimbursable to any party to the Pooling and Servicing Agreement.  Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Master Servicer is also required to establish (on the Closing Date) and maintain a separate account or sub-account (the “17 Battery Place South Reserve Account“) in the Master Servicer’s name,

on behalf of the Trustee, for the benefit of the Certificateholders, in which the Master Servicer is required to deposit, promptly following receipt, the 17 Battery Place South Reserve Deposit, to be applied as described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier Distribution Account” and (ii) the “Upper-Tier Distribution Account” (collectively with the Lower-Tier Distribution Account, the “Distribution Accounts”).  With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period.  In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier Distribution Account, as applicable, as described in this prospectus supplement.  On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and Class R Certificates first, from the Lower-Tier Distribution Account, and deposit such amounts in the Upper-Tier Distribution Account for distribution on the Certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account.  On each Master Servicer Remittance Date occurring in February and on each Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (commencing in 2013) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan, an amount equal to one day’s interest at the related Mortgage Loan Rate (net of the related Administrative Fee Rate) on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”).  On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of a Distribution Account.  The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer on or prior to the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may be a sub-account of a Distribution Account.  To the extent that gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and all Realized Losses allocable to such Certificates after application of the Available Funds for such Distribution Date.  However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

The Collection Account, the Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and the Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account)) on behalf of the Trustee for the benefit of the holders of Certificates.  Each of the Collection Account, the Whole Loan Custodial Account, any REO Account, each Distribution Account, the Interest Reserve Account, any escrow account and the Excess Liquidation Proceeds Reserve Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Collection Account, the Whole Loan Custodial Account, each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Interest Reserve Account and any REO Account may be invested (or, under the circumstances described below in this paragraph, must be invested by the Certificate Administrator) in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.  Interest or other income earned on funds in the Collection Account and the Whole Loan Custodial Account will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account will be payable to the Special Servicer.  Interest or other income earned on funds in each Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will be payable to the Certificate Administrator.  To the extent that (i) funds held in any of the foregoing accounts maintained by the Certificate Administrator are not insured under the FDIC Transaction Account Guarantee Program after December 31, 2012, and (ii) the then-current rating of the Certificate Administrator by any Rating Agency so requires (as determined by the Certificate Administrator, provided, that any determination by the Certificate Administrator that the then-current rating of the Certificate Administrator by any Rating Agency does not so require shall require the consent of the Depositor), the Certificate Administrator, to the extent funds on deposit in such account are to be held overnight, will be required to invest such funds in permitted investments maintained by one or more institutions other than the Certificate Administrator or its affiliates and rated in the highest rating category of each Rating Agency, and will provide for the maturity of such investments on the related Distribution Date.

If with respect to any Mortgage Loan (or Whole Loan) the related loan documents permit the lender to, at its option, prior to an event of default under the related Mortgage Loan (or Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the Master Servicer or Special Servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the related loan documents, to defease the loan, or may be used to prepay the Mortgage Loan (or Whole Loan) upon a subsequent default.

Application of Penalty Charges, Modification Fees and Assumption Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply (except to the extent not permitted under any related Co-Lender Agreement) all Penalty Charges, Modification Fees and Assumption Fees received with respect to a Mortgage Loan or Whole Loan during the applicable Prepayment Period:

first, to the extent of all Penalty Charges, Modification Fees and Assumption Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Non-Recoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Whole Loan;

second, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Non-Recoverable Advances and related interest on Non-Recoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges, Modification Fees and Assumption Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Whole Loan previously paid from the Collection Account or related Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or related Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements;

fourth, (a) to the extent of all remaining Penalty Charges, to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances with respect to any Mortgage Loan or Whole Loan that have been determined to be Non-Recoverable Advances and related interest on such Advances; and (b) to the extent of any remaining Modification Fees and any remaining Assumption Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation;

fifth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to any Mortgage Loan or Whole Loan previously determined to be Non-Recoverable Advances and previously reimbursed to the Master Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account, unless such amounts were previously paid or reimbursed by the borrower (and such amounts will be deposited in the Collection Account as recoveries of such Non-Recoverable Advances);

sixth, to the extent of all remaining Penalty Charges, as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to any Mortgage Loan or Whole Loan previously paid from the Collection Account (and such amounts will be deposited in the Collection Account as recoveries of such additional expenses of the Issuing Entity); and

seventh, to the extent of all remaining Penalty Charges, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on a Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans—Application of Penalty Charges” in this prospectus supplement.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus supplement (the order set forth below not constituting an order of priority for such withdrawals):  (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable Prepayment Period and (II) the Trustee/Certificate Administrator Fee for the related Distribution Date, (B) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any, and (C) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (D) to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the end of the most recently ended Prepayment Period (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a co-lender agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vi) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (vii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC, (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (ix) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.  However, certain of the foregoing withdrawals of items specifically related to a Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related co-lender agreement, unavailable to make the relevant payment or reimbursement.  If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Companion Loan holder’s share of any cost, expense, indemnity, Property Advance or interest thereon, or fee with respect to a Whole Loan, then the Master Servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Companion Loan or, if and to the extent permitted under the related co-lender agreement, from the holder of such Companion Loan.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan.  Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan, and any other amounts payable to the Operating Advisor, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

      Due-on-Sale

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Whole Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

      ●       the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

      ●       such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

      Due-on-Encumbrance

Subject to the discussion under “—Controlling Class Representative” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan or Whole Loan.  With respect to non-Specially Serviced Loans, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make and submit its written recommendation and analysis to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—The Whole Loans” in this prospectus supplement) to approve or disapprove the transaction.  However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

●     the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

      ●       such Mortgage Loan (or the Mortgage Loan related to a Whole Loan) (A) represents less than 2% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan, any applicable Companion Loan and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $5,000,000).

Notwithstanding the foregoing, without any other approval, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” in the prospectus.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2013; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months.  The Special Servicer is required to inspect the Mortgaged Property securing each Mortgage Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist.  The cost of any such inspection is required to be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Non-Recoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer or any of its sub-servicers, that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Operating Advisor (in the case of the Special Servicer only and after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

●
a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation.  The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation.  The Pooling and Servicing Agreement provides that the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer, the Special Servicer or Operating Advisor, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or the Operating Advisor has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer, the Special Servicer or the Operating Advisor would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer).  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will result in shortfalls in distributions on the Certificates.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, or any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of the Certificates, the holder of a Companion Loan or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement.  In addition, each of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will indemnify the Issuing Entity against any loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, or by reason of negligent disregard of the Depositor’s, the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s, as the case may be, obligations or duties, under the Pooling and Servicing Agreement or (ii) as a result of the breach by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be, of any of its representations and warranties contained in the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and any director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense:  (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured.  The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Operating Advisor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement.  In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Operating Advisor will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)
(i) any failure by the Master Servicer to make a required deposit to the Collection Account or the Whole Loan Custodial Account or make a required remittance to the holder of a Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, any Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)
any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or the Whole Loan Custodial Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)
any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights or, if affected thereby, by the holder of a Companion Loan; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)
any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by the holder of a Companion Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)
either Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of securities backed by a Companion Loan (“Companion Loan Securities”), or (ii) placed one or more Classes of Certificates or one or more classes of  Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency within 60 days of such event);

(g)
the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(h)
both (i) the Trustee receives written notice from Fitch (which the Trustee shall forward to the Master Servicer or the Special Servicer, as the case may be, and the Certificate Administrator) that the continuation of such Master Servicer or Special Servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any Class of Certificates or class of Companion Loan Securities and citing servicing concerns with the Master Servicer or the Special Servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the Trustee’s receipt of such notice; or

(i)
the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), fails to deliver the items required by the Pooling and Servicing Agreement to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act within five business days of such failure to comply (any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates or, with respect to the related Whole Loan only, at the direction of an affected holder of a Companion Loan to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing

 Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder).  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be).  If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a Rating Agency Confirmation regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further that, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to approve a successor Special Servicer.  Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; provided, further that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable.  Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Companion Loan, the holder of such Companion Loan or the rating on a class of Companion Loan Securities, and if the Master Servicer is not otherwise terminated or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Companion Loan, the holder thereof or the rating on a class of Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the holder of a related Companion Loan or the holders of any Certificates, but the Trustee, at the written direction of the holder of a related Companion Loan, will be required to direct the Master Servicer to appoint a sub-servicer that will be responsible for servicing the Whole Loan.  Also, notwithstanding the foregoing, if a Servicer Termination Event on the part of the Special Servicer affects only a Companion Loan, the holder thereof or the rating on a class of Companion Loan Securities, then the Special Servicer may not be terminated at the direction of the holders of any Certificates.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f), (g), or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby shall have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer, with respect to the related Whole Loan only, by each affected holder of a Companion Loan), except a Servicer Termination Event in connection with making any required deposits to or payments from the Collection Account, the Whole Loan Custodial  Account, or any Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.  Notwithstanding the foregoing, (i) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Event” above may be waived only by the Trustee with the consent of all of the holders of the Certificates of the affected Classes, and (ii) a Servicer Termination Event under clause (i) under  “—Servicer Termination Event” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (i) and (ii) of this sentence) the consent of each holder of a Companion Loan that is affected by such Servicer Termination Event.  If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Whole Loan, the holder of the related Companion Loan may require that the Master Servicer appoint a sub-servicer to service the related Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)
if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed with respect to the Mortgage Loans and the Whole Loans at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement; and

(b)
if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Mortgage Loans and the Whole Loans, in accordance with the procedures set forth below, at the written direction of (a) holders of Regular Certificates evidencing at least 75% of the aggregate Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special

Servicer with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register.  Upon the written direction of (a) holders of Regular Certificates evidencing at least 75% of the Voting Rights of the Regular Certificates or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then that written direction will have no force and effect.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The appointment of a successor Special Servicer will be subject to the receipt of a Rating Agency Confirmation.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed as Special Servicer if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer.  Upon the written direction of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement, and appoint the suggested successor Special Servicer.  If such written direction is not provided within such 180 days of the request for the vote, the recommendation of the Operating Advisor to remove and replace the Special Servicer will be of no force and effect.  The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon 5 business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)
to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus supplement or the prospectus, or to correct any error;

(c)
to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, any Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)
to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee (see “Federal Income Tax Consequences—REMICs—Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations” in the prospectus), or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)
to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)
to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder;

(g)
to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(h)
in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to the extent necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A).

With respect to clause (h) of the preceding paragraph, a recent federal district court ruling on a motion to dismiss (Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012)) held that the Trust Indenture Act of 1939, as amended (the “TIA”), was applicable to certain agreements that are similar to the Pooling and Servicing Agreement. This ruling is contrary to published guidance of the Division of Corporation Finance of the SEC and historical industry practice, and, as a result, the Pooling and Servicing Agreement has not been qualified under the TIA. However, on May 3, 2012, the Division of Corporation Finance of the SEC advised that it is considering Trust Indenture Act CDI 202.01 in light of this ruling.  In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the second preceding paragraph will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (v) adversely affect any Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66-2/3% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans (or Whole Loans, if applicable) which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to the holder of any Companion Loan without the consent of that holder, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, as applicable, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect the holder of a Companion Loan in its capacity as such without its consent, or (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.  The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement.

In addition, certain amendments to the Pooling and Servicing Agreement may require the delivery of certain other opinions of counsel at the expense of the Issuing Entity.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines in accordance with the Servicing Standard that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Non-Recoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator and (prior to the occurrence and continuance of a Consultation

Termination Event) the Controlling Class Representative and the related Companion Loan Holder with respect to the Whole Loans).

Notwithstanding anything in this prospectus supplement to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or, if applicable, the holder of the related Companion Loan, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator or the Issuing Entity or the holders of Certificates or the holder of the related Companion Loan, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, the holder of the related Companion Loan (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and, if applicable, the holder of the related Companion Loan (as a collective whole as if the Issuing Entity and, if applicable, the holder of the related Companion Loan constituted a single lender) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.  If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, the holder of the related Companion Loan, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the holder of the related Companion Loan.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan or Whole Loan, such Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity and the balance of such REO Mortgage Loan will be reduced only by collections net of expenses.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code for federal income tax purposes at any time that any Certificate is outstanding.  Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard.  The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B).  If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property.  The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related Mortgage Loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code.  Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant.  No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.  Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated.  Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service.  No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations.  It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor.  Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property.  Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property.  Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.  These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.  See “Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall.  The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan.  In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Mortgage Loan or Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, constituted a single lender), to attempt to sell such Mortgage Loan, the Special

Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, the related Companion Loan Holder in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the defaulted Mortgage Loan.  The Special Servicer is required to notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and, in the case of a Whole Loan, the related Companion Loan Holder, of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, any Appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Whole Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the Trustee may not be a offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price.  However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Whole Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided, that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

With respect to each Whole Loan, pursuant to the terms of each Co-Lender Agreement, if the related Whole Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Mortgage Loan that has become a Defaulted Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such Companion Loan Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell such Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Whole Loan, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of the Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that such Companion Loan Holder may waive any of the delivery or timing requirements set forth in this sentence.  The related Companion Loan Holder (or its representative) will be permitted to bid at any sale of a Whole Loan.  See “Description of the Mortgage Pool—The Whole Loans—Sale of Defaulted Whole Loans” above in this prospectus supplement.

Except following the occurrence and during the continuance of a Consultation Termination Event, any sale of any Mortgage Loan that is or is part of a Defaulted Mortgage Loan for less than the Purchase Price will be subject to the right of the Controlling Class Representative to match the price at which such Mortgage Loan and any related Companion Loan is to be sold and purchase such Mortgage Loan and any related Companion Loan instead of the original offeror (the “Controlling Class Right of First Refusal”).  The Controlling Class Representative will be required to notify the Special Servicer of its intention to exercise such Controlling Class Right of First Refusal within 5 business days of written notice from the Special Servicer, and will be required to purchase the applicable Defaulted Mortgage Loan within 15 business days of the written notice from the Special Servicer.  In the event the Controlling Class Representative does not exercise its Controlling Class Right of First Refusal and any contemplated sale is not ultimately consummated, the Controlling Class Representative will have the Controlling Class Right of First Refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the Special Servicer.  If the Controlling Class Representative exercises the Controlling Class Right of First Refusal, then the Trustee will be required to determine whether the purchase price constitutes a fair price pursuant to the Pooling and Servicing Agreement.  Any costs and fees of the Trustee in connection with the Controlling Class Representative’s exercise of the Controlling Class Right of First Refusal will be reimbursable by the Controlling Class Representative.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the Trustee is required to determine whether a cash offer by the Controlling Class Representative constitutes a fair price, the Trustee may (at its option and at the expense of the Controlling Class Representative) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Whole Loan, as the case may be, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Whole Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Controlling Class Representative; provided that, the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the holder of any related Companion Loan and to sell each REO Property in a similar manner as with respect to a defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, but subject to the Controlling Class Right of First Refusal with respect to a Defaulted Mortgage Loan, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan or REO Property if the Special Servicer determines (in consultation with the Controlling Class Representative and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Holder), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan Holder (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan Holder constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Whole Loan or an REO Property related to a Whole Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Controlling Class Representative, any Sponsor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Whole Loan, the depositor, the master servicer the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Companion Loan, the Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent if the related modification, waiver or amendment constitutes a Major Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consulting rights of the Operating Advisor, the consent or consulting rights of the Controlling Class Representative, and the consultation rights of the Companion Loan Holder or its representative (as applicable), to modify, waive or amend any term of any Mortgage Loan or Whole Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Whole Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any.

With respect to non-Specially Serviced Loans, the Master Servicer, prior to taking any action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) will be required to prepare and submit its written analysis and recommendation to the Special Servicer with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer will be entitled (subject to the discussion under “—Controlling Class Representative” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement) to approve or disapprove any modification, waiver or amendment that constitutes a Major Decision.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan or Whole Loan beyond a date that is 3 years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan or Whole Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan or Whole Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to the Whole Loan may be subject to the consultation rights of the holder of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, the related Companion Loan holder in the case of a Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Rating Agencies, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan or Whole Loan and the date thereof and deliver a copy to the Trustee, the related Companion Loan holder in the case of a Whole Loan, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Certificate Administrator (in its capacity as custodian) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation thereof.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Mortgage Loan (or Whole Loan, if applicable, and subject to the related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges, Modification Fees and Assumption Fees” in this prospectus supplement.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

Controlling Class Representative

General

For so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans and (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.  The provisions summarized below will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its rights under certain circumstances described in this prospectus supplement, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Controlling Class Representative has objected in writing within ten business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the ten-day or, if applicable, 20-day period, the Controlling Class Representative will be deemed to have approved such action) (each of the following, a “Major Decision”):

(A)
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Whole Loans as come into and continue in default;

(B)
any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Mortgage Loan or Whole Loan or any extension of the maturity date of such Mortgage Loan or Whole Loan;

(C)
any sale of a Mortgage Loan that is a Defaulted Mortgage Loan or an REO Property (other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in this prospectus supplement) for less than the applicable Purchase Price;

(D)	any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)
any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(F)
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Whole Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)
any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan or Whole Loan for which the lender is required to consent or approve under the related loan documents);

(H)
releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Whole Loan and for which there is no lender discretion;

(I)
any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Whole Loan and for which there is no lender discretion;

(J)	the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Loan”;

(K)
following a default or an event of default with respect to a Mortgage Loan or Whole Loan, any acceleration of the Mortgage Loan or Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related loan documents or with respect to the related borrower or Mortgaged Property;

(L)
any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)	any determination of an Acceptable Insurance Default;

(N)
any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(O)
any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Whole Loan, the holder of the related Companion Loan (as a collective whole as if such Certificateholders and, if applicable, such Companion Loan holder constituted a single lender), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Controlling Class Representative’s (or, if applicable, the Special Servicer’s) response.  The Special Servicer is not required to obtain the consent of the Controlling Class Representative for any of the foregoing actions following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of the Control Termination Event; provided that such consultation is not binding on the Special Servicer.

In addition, unless a Control Termination Event has occurred and is continuing, and subject to the discussion under “Description of the Mortgage Pool—The Whole Loans” in this prospectus supplement, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan or a Whole Loan, as applicable, as the Controlling Class Representative may reasonably deem advisable.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from the Controlling Class Representative that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Principal Amount, as identified by notice to the Certificate Registrar by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Trustee and the Certificate Administrator; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Principal Amount of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Certificateholder that owns Certificates representing the largest Percentage Interest in the Controlling Class will be the Controlling Class Representative as identified to the Certificate Registrar.

The initial Controlling Class Representative will be Raith Capital Management, LLC, an affiliate of Raith-Green Investors LLC, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby is the Controlling Class Representative on behalf of an affiliate of Raith-Green Investors LLC, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) written notice of a replacement Controlling Class Representative or (b) written notice that such affiliate of Raith-Green Investors LLC is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates.  It is also anticipated that Raith-Green Investors LLC will sell the Class E Certificates to unaffiliated third parties shortly after the Closing Date.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Principal Amount, as notionally reduced by any Appraisal Reductions allocable to such Class, at least equal to 25% of the initial Certificate Principal Amount of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event”  will occur when (i) there is no Class of Control Eligible Certificates that has a Certificate Principal Amount (without regard to the application of any Appraisal Reductions) at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.  After the occurrence and during the continuance of a Consultation Termination Event, no Class of Certificates will act as the Controlling Class and the Controlling Class Representative will have no rights under the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator determine which Class of Certificates is the then-current Controlling Class and the Certificate Administrator must thereafter provide such information to the requesting party.  The Master Servicer, the Special Servicer or the Trustee may request that the Certificate Administrator provide, and the Certificate Administrator must so provide, a list of the holders (or beneficial owners, if applicable, at the expense of the Issuing Entity) of the Controlling Class.  The Master Servicer, the Special Servicer and the Trustee may each rely on any such list so provided.

A “Control Termination Event” will occur when (i) there is no Class of Control Eligible Certificates that has an aggregate Certificate Principal Amount (as notionally reduced by any Appraisal Reductions allocable to such class) that is at least equal to 25% of the initial Certificate Principal Amount of that Class or (ii) deemed to occur as described in this section.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative.  However, the Controlling Class Representative will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Controlling Class Representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreements and/or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative has certain rights to remove and replace the Special Servicer as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the

Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.  In addition, upon the request of the Master Servicer, the Special Servicer or the Trustee, as applicable, the Certificate Registrar will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party.

If at any time an affiliate of Raith-Green Investors LLC, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the Certificateholder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Principal Amount and the Certificate Registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Principal Amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Registrar receives either such notice.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Principal Amount) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Principal Amount) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, the successor holder of more than 50% of the Class E Certificateholders, if Class E Certificates are the Controlling Class Certificates (by Certificate Principal Amount) will again have the rights of the Controlling Class Representative as described in this prospectus supplement without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●
the rights of the holder of more than 50% of the Class E Certificates, if they are the Controlling Class Certificates (by Certificate Principal Amount), to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

In addition to the foregoing, with respect to each Whole Loan, the Special Servicer will be required (i) to provide to the related Companion Loan Holder (or its representative) copies of any notice, information and report that it is required to provide to the Controlling Class Representative pursuant to the Pooling and Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an asset status report relating to such Whole Loan, within the same time frame it is required to provide such items to the Controlling Class Representative, and (ii) upon request, to consult with the related Companion Loan Holder (or its representative) on a strictly non-binding basis and consider alternative actions recommended by the Companion Loan Holder (or its representative); provided, that after the expiration of a period of ten business days from the delivery to the related Companion Loan Holder (or its representative) of such items, the Special Servicer will no longer be obligated to consult with the related Companion Loan Holder (or its representative), unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed.  The Special Servicer is not obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).  See “Description of the Mortgage Pool—The Whole Loans—Control and Consultation” in this prospectus supplement.

Limitation on Liability of the Controlling Class Representative

The Controlling Class Representative will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)	may act solely in the interests of the holders of the Controlling Class;

(c)	does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class;

(d)	may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates; and

(e)
will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of the Controlling Class Representative for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Controlling Class Representative, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, any Co-Lender Agreement or any intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus supplement, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the Specially Serviced Loans to the extent described in this prospectus supplement and the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific Specially Serviced Loan is only to provide background information and to allow more meaningful interaction with the Special Servicer.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks” in this prospectus supplement.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions as described under “—Controlling Class Representative” and “—Asset Status Reports” in this prospectus supplement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC servicer watch list and Specially Serviced Loans and (ii) each Final Asset Status Report.  Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement or the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, Controlling Class Representative or Companion Loan Holder (or its representative) in connection with the Controlling Class Representative’s or Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.  The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a math error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Controlling Class Representative (and, in the case of a Whole Loan, the Companion Loan Holder (or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of the Controlling Class Representative under the Pooling and Servicing Agreement or the Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, as evidenced by an opinion of counsel delivered to each of the Master Servicer, the Special Servicer, the Controlling Class Representative, the Certificate Administrator and the Trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor, the Controlling Class Representative or the Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, the Controlling Class Representative and/or Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan or Whole Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the Pooling and Servicing Agreement in respect of such workout or liquidation, or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations to the Operating Advisor and the Operating Advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in either case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the Controlling Class Representative or Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will prepare an annual report to be provided to the Depositor (who will deliver the annual report to the Rating Agencies), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform level basis with respect to the resolution and liquidation of Specially Serviced Loans (including with respect to each asset status report delivered to the Operating Advisor by the Special Servicer) during the prior calendar year.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 business days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer and (b) for so long as a Consultation Termination Event does not exist, the Controlling Class Representative.  The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans based on the limited review required in the Pooling and Servicing Agreement.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Termination of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described under “The Pooling and Servicing Agreement—Termination of the Special Servicer” in this prospectus supplement, subject to Companion Loan holder consent as described under “The Pooling and Servicing Agreement—Rights Upon Servicer Termination Event” in this prospectus supplement.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)
any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)	any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)	any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)
the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)
the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the

Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor operating advisor that is an Eligible Operating Advisor, which successor operating advisor may be an affiliate of the Trustee.  If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor operating advisor.  The Trustee will be required to provide written notice of the appointment of a successor operating advisor to the Special Servicer and the Operating Advisor within one business day of such appointment.  Except as described below under “—Termination of the Operating Advisor Without Cause,” the appointment of a successor operating advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator (who, as soon as possible, is required to give written notice thereof to the Certificateholders), the Depositor and, if a Consultation Termination Event does not exist, the Controlling Class Representative.  Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement.  Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch or KBRA but has not been special servicer or operating advisor on a transaction for which Moody’s, Fitch or KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Special Servicer, the Controlling Class Representative, or an affiliate of the Special Servicer or the Controlling Class Representative and (iv) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor.  Upon the written direction of holders of more than 50% of the Voting Rights of the

Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor operating advisor will be appointed.  The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be delivered to the Controlling Class Representative (but only prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (but only after the occurrence and during continuance of a Control Termination Event), each Rating Agency and the Certificate Administrator and, in the case of a Whole Loan, the holder of the related Companion Loan.  For so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not disapprove of an asset status report in writing within 10 business days of receipt, the Controlling Class Representative will be deemed to have approved the asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents.  In addition, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the holder of any Companion Loan, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the holder of any Companion Loan, and (prior to the occurrence and continuance of a Control Termination Event) the Special Servicer has made a reasonable effort to contact the Controlling Class Representative.  The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If, for so long as a Control Termination Event has not occurred and is not continuing, the Controlling Class Representative disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such asset status report until the Controlling Class Representative fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the holder of any related Companion Loan, if applicable.  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Controlling Class Representative does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the Controlling Class Representative, provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  Following the occurrence and continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor or the Controlling Class Representative, as applicable.  At all times, with respect to a Whole Loan, the Companion Loan Holder (or its representative) will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor, the Companion Loan Holder (or its representative) (and, during the continuance of such Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor, a Companion Loan Holder (or its representative), or the Controlling Class Representative that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates, officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again and (ii) if there is no response to either such Rating Agency Confirmation request within five business days of such second request (after seeking to confirm that the applicable Rating Agency received such second request), as applicable, or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine (with the consent of the Controlling Class Representative (unless a Control Termination Event has occurred and is continuing)) pursued by the Special Servicer (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be deemed given if the Controlling Class Representative does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the

Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, with respect to any Whole Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and related Companion Loan holder constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of the Certificateholders and, with respect to any Whole Loan, the related Companion Loan holder (as a collective whole as if such Certificateholders and related Companion Loan holder constituted a single lender), then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any Rating Agency Confirmation requirement that the Master Servicer or Special Servicer would have been permitted to waive pursuant to the Pooling and Servicing Agreement will not apply without any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) (it being understood that the Requesting Party (or the Master Servicer, or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition will be considered satisfied if:

(1)
Moody’s has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, as applicable;

(2)
the applicable replacement Master Servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement Special Servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)
KBRA has not cited servicing concerns of the applicable replacement Master Servicer or Special Servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable.

For all other matters or actions not specifically discussed above in clauses (x) or (y), or that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from the Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Companion Loan as to which there exists commercial mortgage-backed securities that evidence an interest in or are secured, in whole or in part, by all or a portion of such Companion Loan, if any action relating to the servicing and administration of the related Mortgage Loan, the related Whole Loan, or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was engaged by a party to the securitization of such Companion Loan to assign a rating to such Companion Loan Securities.  The requirement to obtain a rating agency confirmation with respect to any Companion Loan commercial mortgage-backed securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below.  Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Principal Amount of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holder of the related Companion Loan provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the purchasing Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or the Special Servicer, as applicable, in connection with such purchase).  We cannot assure you that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (but excluding the Class S and Class R Certificates), including the Class X-B Certificates, for the Mortgage Loans and each REO Property (or interests therein) remaining in the Issuing Entity at any time the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amount of the Class X-A Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D to this prospectus supplement providing information relating to distributions made on that date for the relevant Class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will provide or make available, to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)
a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex C to this prospectus supplement in the tables under the caption “Mortgage Pool Information,” calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer and by the Master Servicer to the Certificate Administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

(2)	a CRE Finance Council (“CREFC”) delinquent loan status report;

(3)	a CREFC historical loan modification and corrected mortgage loan report;

(4)	a CREFC advance recovery report;

(5)	a CREFC total loan report;

(6)	a CREFC operating statement analysis report;

(7)	a CREFC comparative financial status report;

(8)	a CREFC net operating income adjustment worksheet;

(9)	a CREFC real estate owned status report;

(10)	a CREFC servicer watch list;

(11)	a CREFC loan level reserve and letter of credit report;

(12)	a CREFC property file;

(13)	a CREFC financial file;

(14)	a CREFC loan setup file; and

(15)	a CREFC loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential.  None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Sponsor or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as applicable.  Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means:

●	a CREFC property file;

●	a CREFC financial file;

●	a CREFC loan setup file; and

●	a CREFC loan periodic update file.

In addition, the Master Servicer or Special Servicer, as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●
Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending December 31, 2012, a CREFC operating statement analysis report but only to the extent the related borrower is required by the loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter.  The Master Servicer or Special Servicer, as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Companion Loan by electronic means the operating statement analysis upon request.

●
Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans) or the Master Servicer (with respect to non-Specially Serviced Loans) of an annual operating statement commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2012, a CREFC net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above.  The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Companion Loan by electronic means the CREFC net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Companion Loan who have certified to the Certificate Administrator their beneficial ownership of any Certificate or Companion Loan, as applicable, may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement.  Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners.  See “Risk

Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record” in this prospectus supplement.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person (provided that this prospectus supplement, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below (collectively, the “Public Documents”) will be made available to the general public) via the Certificate Administrator’s website:

(A)       the following “deal documents”:

●	the prospectus and this prospectus supplement; and

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

(B)	the following “SEC EDGAR filings”:

●
any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following “periodic reports”:

●	the Distribution Date statements;

●	the CREFC bond level files;

●	the CREFC collateral summary files;

●	the CREFC Reports (provided they are received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(D)	the following “additional documents”:

●	the summary of any final asset status report delivered to the Certificate Administrator in electronic format; and

●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of any request by the holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by the holders of Non-Reduced Certificates evidencing at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance delivered to the Certificate Administrator; and

●	any Attestation Reports delivered to the Certificate Administrator;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners, the “Investor Registry”.

The Certificate Administrator may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will be required to make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where Certificateholders and Certificate Owners may (a) submit inquiries to the Certificate Administrator relating to the Distribution Date statement, (b) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans or the Mortgaged Properties, (c) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such an annual report and (d) view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines, in its respective sole discretion, that the inquiry is not of a type described above, that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the applicable Mortgage Loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.  No party to the Pooling and Servicing Agreement will be permitted to disclose Privileged Information in the Investor Q&A Forum.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

The Certificate Administrator will be required to make the “Investor Registry” available to any Certificateholder and Certificate Owner via the Certificate Administrator’s website.  Certificateholders and Certificate Owners may register on a voluntary basis for the Investor Registry and obtain information on any other Certificateholder or Certificate Owner that has also registered; provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.sf.citidirect.com.

Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s website.  The parties to the Pooling and Servicing Agreement will not be required to provide that certification.

In connection with providing access to the Certificate Administrator’s website, the Certificate Administrator may require registration and the acceptance of a disclaimer.  The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.  The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them.  In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source.  Assistance in using the website can be obtained by calling the Certificate Administrator’s customer service desk at 800-422-2066.

“Privileged Person“ means the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Controlling Class Representative (but only for so long as a Consultation Termination Event has not occurred and is not continuing), any holder of a Companion Loan that delivers an Investor Certification, the Trustee, the Certificate Administrator, the Operating Advisor, the Sponsors, a designee of the Depositor and any person who provides the Certificate Administrator with an Investor Certification, which Investor Certification may be submitted electronically via the Certificate Administrator’s website; provided that in no event will a borrower, manager of a Mortgaged Property, an affiliate of a borrower, an affiliate of a manager of a Mortgaged Property or an agent of any borrower be considered a Privileged Person.

      Other Information

The Certificate Administrator will make available at its offices, during normal business hours, for review by any Privileged Person originals or copies of the following items to the extent they are held by the Certificate Administrator:

●    the prospectus and this prospectus supplement;

●    the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements;

●    all Certificate Administrator reports made available to holders of each relevant class of Certificates since the Closing Date;

●    all Distribution Date statements and all CREFC Reports delivered or made available to Certificateholders;

●    all Assessments of Compliance and Attestation Reports delivered to the Certificate Administrator since the Closing Date;

●    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●    any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

●    the Mortgage Files, including any and all modifications, waivers and amendments to the terms of the Mortgage Loans entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Certificate Administrator;

●    the summary of any final asset status report delivered to the Certificate Administrator and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property;

●    officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Non-Recoverable Advance;

●    notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee (and  appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee);

●    notice of any request by at least 25% of the Voting Rights of the Certificates to terminate and replace the Special Servicer or notice of any request by at least 15% of the Voting Rights of the Non-Reduced Certificates to terminate and replace the Operating Advisor;

●    all special notices sent by the Certificate Administrator to the Certificateholders pursuant to the Pooling and Servicing Agreement;

●    any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

●    any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Certificate Administrator will provide copies of the items described above upon reasonable written request.  The Certificate Administrator may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Certificate Administrator, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential.  Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential.  The Master Servicer may, but is not required to, make information available over the internet.

The Certificate Administrator will make available all distribution date statements, CREFC Reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited).

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D (based on information included in each monthly statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form-10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

The Master Servicer may (but will not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the related Mortgaged Properties or the related borrower that is not Privileged Information, for review by the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor.

USE OF PROCEEDS

Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 107.5% of the aggregate principal balance of the Offered Certificates, plus accrued interest from September 1, 2012, before deducting expenses payable by the Depositor.  The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations promulgated by the U.S. Department of the Treasury.  Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Federal Income Tax Consequences” in the prospectus.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” respectively).  The Lower-Tier REMIC and the Upper-Tier REMIC are referred to collectively as the “Trust REMICs”.  The Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of the Mortgage Loans and any property that secures the Mortgage Loans, and will issue certain uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and proceeds of the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates (together, the “Regular Certificates”) as classes of regular interests in the Upper-Tier REMIC and an uncertificated residual interest, represented by the Class R Certificates, as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  On the Closing Date, Kaye Scholer LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and each Co-Lender Agreement and (3) compliance with applicable changes in the law, including the REMIC provisions of the Code or applicable treasury regulations thereunder, for federal income tax purposes (a) the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC, (b) the Regular Certificates will evidence the “regular interests” in the Upper-Tier REMIC, (c) the Lower-Tier Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC, and (d) the Class R Certificates will represent the sole class of “residual interests” in each of the Lower-Tier REMIC and the Upper-Tier REMIC, in each case, within the meaning of the REMIC provisions of the Code. In addition, the portion of the assets of the Issuing Entity consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code (the “Grantor Trust”).  The Class S Certificates will represent undivided beneficial interests in the Grantor Trust described above.

Tax Status of Offered Certificates

Except as provided below, the Offered Certificates will be treated as “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including OID, if any) on the Offered Certificates will be interest described in Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust REMICs would be so treated.  For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC.  If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on Mortgage Loans that are reinvested pending distribution to holders of Regular Certificates qualify for such treatment.  The Offered Certificates will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” under Code Section 7701(a)(19)(C)(v) to the extent the loans are secured by multifamily properties.  As of the Cut-off Date, Mortgage Loans representing approximately 8.5% of the Initial Pool Balance by allocated loan amount are secured, in whole or in part, by multifamily properties.  Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their Certificates.  Mortgage Loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).  See “Federal Income Tax Consequences—REMICs” in the prospectus.

Taxation of Offered Certificates

      General

Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting.

      Original Issue Discount

Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the conference committee report to the Tax Reform Act of 1986.  Holders of Offered Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are advised to consult their own tax advisors as to the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in the income of a holder of an Offered Certificate.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the

Certificate Administrator will treat the issue price of Offered Certificates as to which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates as qualified stated interest.

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR; provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

It is anticipated, for federal income tax purposes, that the Class A-1 certificates will be issued with de minimis original issue discount.

      Premium

An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-2, Class A-3, Class A-4, and Class A-AB Certificates will be issued at a premium.

      Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under “Description of the Offered Certificates—Distributions—Prepayment Premiums” in this prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge.  Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.  Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences—REMICs” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX

ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

ERISA CONSIDERATIONS

An investor who is—

●    a fiduciary of a plan subject to ERISA or section 4975 of the Code (collectively, “Plans“), or

●    any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code.  See “ERISA Considerations” in the prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  See “ERISA Considerations—Plan Asset Regulations” in the prospectus.  However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations.  For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market.  Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code will not apply to transactions involving the issuing entity’s underlying assets.  However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58, 2002-41 and 2007-05 (“Underwriter Exemption“).  Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

●    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

●    the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption.  The conditions are as follows:

first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by Fitch, Moody’s, Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P“), Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.
the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

“Restricted Group“ means, collectively, the following persons and entities: the trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

It is a condition to the issuance of each class of the Offered Certificates that they be assigned one or more of the ratings required by the Underwriting Exemption.  In addition, the initial trustee is not an affiliate of any other member of the Restricted Group.  Accordingly, as of the Closing Date, the second and third general conditions set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating the purchase of an Offered Certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above.  A fiduciary of a Plan contemplating the purchase of an Offered Certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase.  A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an Offered Certificate.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●    the trust fund must consist solely of assets of the type that have been included in other investment pools;

●    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Fitch, Moody’s, S&P, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) for at least one year prior to the Plan’s acquisition of an Offered Certificate; and

●    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged real property as of the Closing Date.  It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

●    the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a mortgage loan seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

●    the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

●    the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

●    the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the issuing entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) each Plan’s investment in each class of certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

●    the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (c) and (d) of the prior bullet are met; and

●    the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●    providing services to the Plan, or

●    having a specified relationship to this person,

●    solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code.  However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code.  A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change.  If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Exemption to dispose of the Offered Certificate).  If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a rating agency set forth therein and that such Offered Certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

●    the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties.  Except that no Class of Offered Certificates will qualify as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any Class of Offered Certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.  See “Legal Investment” in the prospectus.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in New York, Texas and Florida, and representing approximately 31.4%, 14.9% and 13.3%, respectively, of the Initial Pool Balance by allocated loan amount, which are general in nature.  The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the related Mortgage Loans.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21-day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property exceeds the foreclosure sale price.

Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure.  There is no power of sale in Florida.  After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale.  Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.  During this period, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located.  There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale.  Florida does not have a “one action rule” or “anti-deficiency legislation.”  Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency.  Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale.  In certain circumstances, the lender may have a receiver appointed.

Other Aspects.  Please see the discussion under “Certain Legal Aspects of the Mortgage Loans” in the  prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

RATINGS

It is a condition to the issuance of each Class of Offered Certificates that they receive investment grade ratings from three nationally recognized statistical rating organization engaged by the Depositor to rate the Offered Certificates (each a “Rating Agency” and, collectively, the “Rating Agencies”).

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates.  A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the related mortgage loans or the degree to which the payments might differ from those originally contemplated.  In addition, a rating does not address the likelihood, timing or frequency of voluntary or mandatory prepayments of the related mortgage loans, the tax attributes of the certificates in question or of the related issuing entity, the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made, or the likelihood or frequency of yield maintenance charges, assumption fees, modification fees or penalty charges.  See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in this prospectus supplement.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings by any NRSRO on one or more Classes of the Offered Certificates that are different from ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of those Offered Certificates.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus supplement.  In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.  The Depositor is responsible for the fees paid to the Rating Agencies to rate the Offered Certificates.

PLAN OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Goldman, Sachs & Co., Natixis Securities Americas LLC and RBS Securities Inc. (collectively, the “Underwriters”) and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates, pursuant to which the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Principal Amounts of each class of Offered Certificates set forth below, subject in each case to a variance of 5%. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 60.1% and 39.9%, respectively, of the total principal balance of the Offered Certificates, and Natixis Securities Americas LLC and RBS Securities Inc. are acting as co-managers.

Class	Citigroup Global Markets Inc.	Goldman, Sachs & Co.	Natixis Securities Americas LLC	RBS Securities Inc.

Class A-1	$35,405,506	$23,549,494	$0	$0
Class A-2	$109,040,912	$72,527,088	$0	$0
Class A-3	$16,650,287	$11,074,713	$0	$0
Class A-4	$227,984,917	$151,641,083	$0	$0
Class A-AB	$48,208,061	$32,064,939	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,350,000.

The Depositor and the Sponsors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates, but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.  Except as described under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information” in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.  In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the Underwriters, is an affiliate of the Depositor, CGMRC (a Sponsor and an Originator).  Goldman, Sachs & Co., one of the Underwriters, is an affiliate of GSMC (an Originator and a Sponsor), GSCMC (an Originator) and GSCRE (an Originator).  Natixis Securities Americas LLC, one of the Underwriters, is an affiliate of Natixis RE (a Sponsor and an Originator).  See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the Underwriters and one of the co-lead managers and joint bookrunners for this offering, Goldman, Sachs & Co., one of the Underwriters and one of the co-lead managers and joint bookrunners for this offering, and Natixis Securities Americas LLC, one of the Underwriters and one of the co-managers for this offering.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, (ii) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the

GSMC Mortgage Loans, and (iii) the payment by the Depositor to Natixis RE, an affiliate of Natixis Securities Americas LLC, in its capacity as a Sponsor, of the purchase price for the Natixis RE Mortgage Loans.  See “Transaction Parties—The Sponsors—Compensation of the Sponsors” in this prospectus supplement.  As result of the circumstances described above, Citigroup Global Markets Inc., Goldman, Sachs & Co., and Natixis Securities Americas LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Kaye Scholer LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, New York, New York.

INDEX OF SIGNIFICANT DEFINITIONS

	Page		Page

17 Battery Place South Mortgage Loan	S-216	Class	S-183
17 Battery Place South Reserve		Class A-AB Scheduled Principal
Account	S-224	Balance	S-190
17 Battery Place South Reserve Deposit	S-216	Class X Certificates	S-183
2011 Wells CMS Assessment	S-170	Class X Strip Rate	S-187
222 Broadway Companion Loan	S-129	Clearstream	S-203
222 Broadway Mortgage Loan	S-129	Clearstream Participants	S-205
222 Broadway Mortgaged Property	S-129	Closing Date	S-87
222 Broadway Whole Loan	S-129	CMBS	S-47
Acceptable Insurance Default	S-220	Code	S-85, S-267
Acting General Counsel’s Opinion	S-74	Co-Lender Agreement	S-130
Actual/360 Basis	S-120	Collection Account	S-224
Administrative Fee Rate	S-165, S-188	Collection Period	S-186
ADR	S-88	Companion Loan	S-130
Advance Rate	S-222	Companion Loan Holder	S-130
Advances	S-221	Companion Loan Securities	S-234
AIG	S-107	Compensating Interest Payment	S-197
Almah	S-107	Consent Fees	S-174
Ancillary Fees	S-175	Consultation Termination Event	S-14, S-249
Annual Debt Service	S-88	Control Eligible Certificates	S-202
Anticipated Repayment Date	S-120	Control Termination Event	S-13, S-249
Appraisal Reduction	S-200	Controlling Class	S-249
Appraisal Reduction Event	S-199	Controlling Class Certificateholder	S-249
Appraised Value	S-88	Controlling Class Representative	S-248
Appraised-Out Class	S-201	Controlling Class Right of First Refusal	S-244
Appraiser	S-200	Corrected Loan	S-220
ARD Loan	S-120	CPR	S-210
Article 122a	S-51	CREFC	S-261
Assessment of Compliance	S-231	CREFC Reports	S-261
Assumption Fees	S-175	Cross Over Date	S-192
Attestation Report	S-231	Crossed Group	S-89
Available Funds	S-185	Cut-off Date	S-87
Balloon Mortgage Loans	S-120	Cut-off Date Balance	S-87
Bankruptcy Code	S-48	Cut-off Date DSCR	S-89
Base Interest Fraction	S-193	Cut-off Date Loan-to-Value Ratio	S-89
Beds	S-93	Cut-off Date LTV Ratio	S-89
Belli	S-108	Debt Service Coverage Ratio	S-89
Borrower Delayed Reimbursements	S-175	Debt Yield on Underwritten NCF	S-89
B-Piece Buyer	S-79	Debt Yield on Underwritten Net Cash
CBE	S-213	Flow	S-89
Certificate Administrator	S-162	Debt Yield on Underwritten Net
Certificate Owners	S-204	Operating Income	S-89
Certificate Principal Amount	S-184	Debt Yield on Underwritten NOI	S-89
Certificate Registrar	S-204	Defaulted Mortgage Loan	S-177
Certificateholder	S-202	Defeasance Deposit	S-124
Certificates	S-183	Defeasance Loans	S-124
Certifying Certificateholder	S-206	Defeasance Lock-Out Period	S-124
CGMRC	S-87, S-137	Defeasance Option	S-124
CGMRC Mortgage Loans	S-87	Definitive Certificate	S-203
CGMRC Securitization Database	S-139	Depositaries	S-204
Citibank	S-162	Depositor	S-87, S-146

Determination Date	S-186	Initial Pool Balance	S-87
Disclosable Special Servicer Fees	S-178	Initial Rate	S-120
Distribution Accounts	S-225	In-Place Cash Management	S-90
Distribution Date	S-185	Interest Accrual Amount	S-186
DSCR	S-89	Interest Accrual Period	S-186
DTC	S-203	Interest Distribution Amount	S-187
DTC Participants	S-204	Interest Reserve Account	S-225
Due Date	S-119	Interest Shortfall	S-187
EEA	S-8, S-51	Interested Person	S-245
Eligible Operating Advisor	S-256	Interest-Only Mortgage Loan	S-120
EU	S-51	Investor Certification	S-203
EU Prospectus Directive	S-8	Investor Q&A Forum	S-264
Euroclear	S-203	Investor Registry	S-265
Euroclear Operator	S-205	IRS	S-84
Euroclear Participants	S-205	Issuing Entity	S-87
Excess Assumption Fees	S-174	KBRA	S-234
Excess Interest	S-184	Largest Tenant	S-90
Excess Interest Distribution Account	S-225	Largest Tenant Lease Expiration	S-90
Excess Liquidation Proceeds Reserve		Liquidation Fee	S-176
Account	S-225	Liquidation Fee Rate	S-177
Excess Modification Fees	S-174	Liquidation Proceeds	S-177
Excess Penalty Charges	S-175	Loan Per Unit	S-90
Excess Prepayment Interest Shortfall	S-197	Lower-Tier Distribution Account	S-225
Exchange Act	S-137	Lower-Tier Regular Interests	S-267
Exclusive Fresh	S-108	Lower-Tier REMIC	S-267
Exempt Persons	S-8	LTV Ratio at Maturity	S-90
FDIA	S-73	LTV Ratio at Maturity/ARD	S-90
FDIC	S-73	MAI	S-199
FDIC Safe Harbor	S-73	Major Decision	S-246
Final Asset Status Report	S-253	Master Servicer	S-167
First Contraction Option	S-113	Master Servicer Remittance Date	S-221
Fitch	S-234	Material Breach	S-135
Form 8-K	S-137	Material Document Defect	S-135
FSMA	S-8	Maturity Date Loan-to-Value Ratio	S-90
Gansevoort Park Avenue Companion		Maturity Date LTV Ratio	S-90
Loan	S-129	Miami Center Companion Loan	S-129
Gansevoort Park Avenue Mortgage		Miami Center Mortgage Loan	S-129
Loan	S-129	Miami Center Mortgaged Property	S-129
Gansevoort Park Avenue Mortgaged		Miami Center Whole Loan	S-129
Property	S-129	Midland	S-171
Gansevoort Park Avenue Whole Loan	S-129	Modeling Assumptions	S-210
Goldman	S-107	Modification Fees	S-175
Goldman Originators	S-151	Monthly Payment	S-186
Grantor Trust	S-268	Moody’s	S-234
GS Bank	S-73	Mortgage	S-87
GSCMC	S-87	Mortgage File	S-134
GSCMC Mortgage Loans	S-87	Mortgage Loan Purchase Agreement	S-133
GSCRE	S-87	Mortgage Loan Rate	S-188
GSCRE Mortgage Loans	S-87	Mortgage Loan Schedule	S-216
GSMC	S-87, S-140	Mortgage Loans	S-87
GSMC Data Tape	S-141	Mortgage Note	S-87
GSMC Deal Team	S-141	Mortgage Pool	S-87
GSMC Mortgage Loans	S-87	Mortgaged Property	S-87
Hard Lockbox	S-90	Most Recent NOI	S-91
IDA	S-103	Natixis	S-143
Indirect Participants	S-204	Natixis RE	S-87, S-143

Natixis RE Data Tape	S-144	Regular Certificates	S-183, S-267
Natixis RE Deal Team	S-144	Related Group	S-92
Natixis RE Mortgage Loans	S-87, S-144	Release Date	S-124
Net Cash Flow	S-92	Release Premium Amount	S-127
Net Mortgage Loan Rate	S-188	Relevant Persons	S-8
Non-Recoverable Advance	S-223	REMIC	S-267
Non-Reduced Certificates	S-202	REO Account	S-183
Notional Amount	S-184	REO Companion Loan	S-190
Occupancy	S-91	REO Mortgage Loan	S-190
Occupancy Date	S-92	REO Property	S-183
Offered Certificates	S-183	Requesting Holders	S-201
OID Regulations	S-268	Requesting Party	S-258
OLA	S-74	Restricted Group	S-271
Operating Advisor	S-166	Restricted Party	S-253
Operating Advisor Consulting Fee	S-178	Revised Rate	S-120
Operating Advisor Fee	S-178	RevPAR	S-92
Operating Advisor Fee Rate	S-178	Rooms	S-93
Operating Advisor Standard	S-253	Rule 17g-5	S-238
Operating Advisor Termination Event	S-255	Rules	S-205
Original Balance	S-92	S&P	S-271
Originators	S-87, S-147	SAM	S-166
P&I	S-169	SEC	S-137
P&I Advance	S-221	Second Contraction Option	S-113
Pads	S-93	Securities Act	S-266
Participants	S-203	SEL	S-155
Pass-Through Rate	S-187	Sequential Pay Certificates	S-184
PCR	S-150, S-155	Servicer Termination Events	S-233
Penalty Charges	S-175	Servicing Fee	S-173
Percentage Interest	S-185	Servicing Fee Rate	S-173
Permitted Special Servicer/Affiliate Fees	S-178	Servicing Function Participant	S-231
Plans	S-270	Servicing Standard	S-218
PML	S-155	Servicing Transfer Event	S-218
Pooling and Servicing Agreement	S-216	SFA	S-9
PPA	S-169	SH	S-166
Prepayment Assumption	S-269	Shari’ah Loans	S-121
Prepayment Interest Excess	S-197	Situs	S-166
Prepayment Interest Shortfall	S-197	Soft Lockbox	S-92
Prepayment Penalty Description	S-92	Special Servicer	S-171
Prepayment Period	S-186	Special Servicing Fee	S-175
Prepayment Provision	S-92	Special Servicing Fee Rate	S-175
Prime Rate	S-222	Specially Serviced Loan	S-218
Principal Distribution Amount	S-189	Sponsors	S-87, S-137
Principal Shortfall	S-189	Springing Cash Management	S-92
Privileged Information	S-253	Springing Lockbox	S-92
Privileged Information Exception	S-253	Stated Principal Balance	S-188
Privileged Person	S-265	Terms and Conditions	S-206
Property Advances	S-221	Third Party Report	S-88
Public Documents	S-263	TIA	S-238
Purchase Price	S-135	TIA Applicability Determination	S-239
PW	S-108	Trailing 12 NOI	S-91
Qualified Substitute Mortgage Loan	S-136	TRIPRA	S-71
Rated Final Distribution Date	S-137	Trust REMICs	S-267
Rating Agency Confirmation	S-259	Trustee	S-160
Rating Agency Declination	S-259	Trustee/Certificate Administrator Fee	S-165
Realized Loss	S-196	Trustee/Certificate Administrator Fee
Record Date	S-185	Rate	S-165

U.S. Bank	S-160	Upper-Tier REMIC	S-267
UCC	S-170	Voting Rights	S-202
Underwriter Entities	S-76	WAC Rate	S-188
Underwriter Exemption	S-270	Wachovia	S-168
Underwritten EGI	S-93	Weighted Average Mortgage Loan Rate	S-93
Underwritten Expenses	S-92	Wells Fargo	S-167
Underwritten NCF	S-92	Whole Loan	S-130
Underwritten NCF DSCR	S-89	Whole Loan Custodial Account	S-224
Underwritten Net Cash Flow	S-92	Withheld Amounts	S-225
Underwritten Net Operating Income	S-93	Workout Fee	S-176
Underwritten NOI	S-93	Workout Fee Rate	S-176
Underwritten Revenues	S-93	Workout-Delayed Reimbursement
Units	S-93	Amount	S-224
Unscheduled Payments	S-189	YM Group A	S-192
UPB	S-166, S-169	YM Group B	S-192
Updated Appraisal	S-240	YM Groups	S-192
Upper-Tier Distribution Account	S-225

ANNEX A

STATISTICAL CHARACTERISTICS OF THE MORTGAGE LOANS

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
1	Loan	8, 9	CGMRC	Miami Center	NAP	NAP	201 South Biscayne Boulevard	Miami	Florida	33131	Office
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	NAP	NAP	222 Broadway	New York	New York	10038	Office
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	NAP	NAP	17 Battery Place South	New York	New York	10004	Office
4	Loan		CGMRC	Pinnacle at Westchase	NAP	NAP	3010 Briarpark Drive	Houston	Texas	77042	Office
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	NAP	NAP	420 Park Avenue South	New York	New York	10016	Hospitality
6	Loan	10, 24	GSMC	25 East Oak Street	Group 1	NAP	25 East Oak Street	Chicago	Illinois	60611	Retail
7	Loan	10, 25	GSMC	Sonora Village	NAP	NAP	15448-15704 North Pima Road	Scottsdale	Arizona	85260	Retail
8	Loan	26	GSMC	Cole Family Dollar Portfolio	NAP	NAP
8.01	Property			Family Dollar - Plant City			3509 West Baker Street	Plant City	Florida	33563	Retail
8.02	Property			Family Dollar - Tampa			1501 East Martin Luther King Boulevard	Tampa	Florida	33610	Retail
8.03	Property			Family Dollar - Hernandez			19408 US Highway 84/285	Hernandez	New Mexico	87537	Retail
8.04	Property			Family Dollar - Pembroke Park			4100 Hallandale Beach Boulevard	Pembroke Park	Florida	33023	Retail
8.05	Property			Family Dollar - Deland			3101 North Woodland Boulevard	Deland	Florida	32720	Retail
8.06	Property			Family Dollar - Port Arthur			2601 Memorial Boulevard	Port Arthur	Texas	77640	Retail
8.07	Property			Family Dollar - Phoenix			1831 East McDowell Road	Phoenix	Arizona	85006	Retail
8.08	Property			Family Dollar - Jacksonville I			9114 Lem Turner Road	Jacksonville	Florida	32208	Retail
8.09	Property			Family Dollar - Kansas City I			3129 State Avenue	Kansas City	Kansas	66102	Retail
8.10	Property			Family Dollar - Avondale			725 North Dysart Road	Avondale	Arizona	85323	Retail
8.11	Property			Family Dollar - Fort Myers			3477 Martin Luther King Boulevard	Fort Myers	Florida	33916	Retail
8.12	Property			Family Dollar - Ocala			3660 Southeast Maricamp Road	Ocala	Florida	34480	Retail
8.13	Property			Family Dollar - Fort Lupton			130 South Denver Avenue	Fort Lupton	Colorado	80621	Retail
8.14	Property			Family Dollar - Houston			10425 Veterans Memorial Drive	Houston	Texas	77038	Retail
8.15	Property			Family Dollar - Burton			1181 East Bristol Road	Burton	Michigan	48529	Retail
8.16	Property			Family Dollar - Hudson			525 South Meridian Road	Hudson	Michigan	49247	Retail
8.17	Property			Family Dollar - Jacksonville II			5540 Moncrief Road	Jacksonville	Florida	32209	Retail
8.18	Property			Family Dollar - Dacono			1020 8th Street	Dacono	Colorado	80514	Retail
8.19	Property			Family Dollar - Kentwood			5840 Division Avenue South	Kentwood	Michigan	49548	Retail
8.20	Property			Family Dollar - Lakeland			3903 New Tampa Highway	Lakeland	Florida	33815	Retail
8.21	Property			Family Dollar - San Antonio I			8610 South Zarzamora Street	San Antonio	Texas	78224	Retail
8.22	Property			Family Dollar - Newaygo			269 East 82nd Street	Newaygo	Michigan	49337	Retail
8.23	Property			Family Dollar - Kansas City II			10445 Blue Ridge Boulevard	Kansas City	Missouri	64134	Retail
8.24	Property			Family Dollar - Beaumont			6010 Highway 105	Beaumont	Texas	77708	Retail
8.25	Property			Family Dollar - Milton			6380 Highway 87 North	Milton	Florida	32570	Retail
8.26	Property			Family Dollar - Memphis			3685 Lamar Avenue	Memphis	Tennessee	38118	Retail
8.27	Property			Family Dollar - Noonday			17700 Highway 155 South	Noonday	Texas	75762	Retail
8.28	Property			Family Dollar - Coolidge			555 North Arizona Boulevard	Coolidge	Arizona	85128	Retail
8.29	Property			Family Dollar - Leander			600 Crystal Falls Parkway	Leander	Texas	78641	Retail
8.30	Property			Family Dollar - San Antonio II			5120 North Foster Road	San Antonio	Texas	78244	Retail
8.31	Property			Family Dollar - Little Rock			8510 Asher Avenue	Little Rock	Arkansas	72204	Retail
8.32	Property			Family Dollar - Canton			1617 East Tuscarawas Street	Canton	Ohio	44707	Retail
8.33	Property			Family Dollar - Converse			10570 Toepperwein Road	Converse	Texas	78109	Retail
8.34	Property			Family Dollar - St. Peter			220 Grace Street	St. Peter	Minnesota	56082	Retail
8.35	Property			Family Dollar - Fort Dodge			21 South 15th Street	Fort Dodge	Iowa	50501	Retail
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	NAP	NAP	2 Fountain Plaza	Buffalo	New York	14202	Hospitality
10	Loan	30, 31	GSMC	Plains Capital Towers	NAP	NAP	6000 and 6100 Western Place	Fort Worth	Texas	76107	Office
11	Loan	10	GSMC	West Valley Shopping Center	NAP	NAP	5205 Prospect Road	San Jose	California	95129	Retail
12	Loan		CGMRC	Wilcox Office Building	NAP	NAP	6900-7000 Calmont Avenue	Fort Worth	Texas	76116	Office
13	Loan		CGMRC	Waukegan Multifamily Portfolio	Group 2	NAP
13.01	Property			Briarwood Apartments			3060 Kathe Lane	Waukegan	Illinois	60085	Multifamily
13.02	Property			Heritage Green Apartments			336 North Green Bay Road	Waukegan	Illinois	60085	Multifamily
14	Loan		Natixis RE	Sutton Place Apartments	NAP	NAP	23275 Riverside Drive	Southfield	Michigan	48033	Multifamily
15	Loan		CGMRC	290 Madison	NAP	NAP	290 Madison Avenue	New York	New York	10017	Mixed Use
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	Group 3	NAP	3015 Pittsburgh Mills Boulevard	Tarentum	Pennsylvania	15084	Hospitality
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	Group 3	NAP	2950 South Water Street	Pittsburgh	Pennsylvania	15203	Hospitality
18	Loan		CGMRC	College Point Self Storage	NAP	NAP	20-29 129th Street	College Point	New York	11356	Self Storage
19	Loan		CGMRC	Sheraton Augusta	NAP	NAP	1069 Stevens Creek Road	Augusta	Georgia	30907	Hospitality
20	Loan	34, 35	GSMC	University Manors	NAP	NAP	Various	Columbus	Ohio	43201	Multifamily

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
21	Loan	36	GSMC	ARCT III Portfolio	NAP	NAP
21.01	Property			Advance Auto - Auburn, IN			1001 West 7th Street	Auburn	Indiana	46706	Retail
21.02	Property			Tire Kingdom - Dublin, OH			5360 Tuttle Crossing Boulevard	Dublin	Ohio	43016	Retail
21.03	Property			Dollar General - Sikeston, MO			1355 East Malone Avenue	Sikeston	Missouri	63801	Retail
21.04	Property	36		Family Dollar - Tulsa, OK			6701 South Peoria Avenue	Tulsa	Oklahoma	74136	Retail
21.05	Property			Dollar General - Altamont, IL			913 South Main Street	Altamont	Illinois	62411	Retail
21.06	Property			Dollar General - Ozark, MO			1501 State Route 14	Ozark	Missouri	65721	Retail
21.07	Property			Family Dollar - Hawthorne, NV			1081 Highway 95	Hawthorne	Nevada	89415	Retail
21.08	Property			Dollar General - Cadillac, MI			800 South Mitchell Street	Cadillac	Michigan	49601	Retail
21.09	Property			Family Dollar - Lovelock, NV			235 Main Street	Lovelock	Nevada	89419	Retail
21.10	Property			Dollar General - Gardner, LA			500 Saint Claire Road	Gardner	Louisiana	71409	Retail
21.11	Property			Dollar General - Durand, MI			8880 East Monroe	Durand	Michigan	48429	Retail
21.12	Property			Dollar General - Carleton, MI			12705 Grafton Road	Carleton	Michigan	48117	Retail
21.13	Property			Family Dollar - Biloxi, MS			1961 Popps Ferry Road	Biloxi	Mississippi	39532	Retail
21.14	Property			Dollar General - Oran, MO			204 State Highway West	Oran	Missouri	63771	Retail
21.15	Property			Dollar General - Flint, MI			2015 West Coldwater Road	Flint	Michigan	48505	Retail
21.16	Property			Family Dollar - Wells, NV			640 Humboldt Avenue	Wells	Nevada	89835	Retail
21.17	Property			Advance Auto - Greenwood, SC			1301 Main Street South	Greenwood	South Carolina	29646	Retail
21.18	Property			Family Dollar - Gulfport, MS			501 Lynn Avenue	Gulfport	Mississippi	39503	Retail
21.19	Property			Advance Auto - Warren, OH			3741 Elm Road Northeast	Warren	Ohio	44483	Retail
21.20	Property			Family Dollar - Carriere, MS			7352 Highway 11	Carriere	Mississippi	39426	Retail
21.21	Property			Dollar General - Vienna, MO			204 US Highway 63 South	Vienna	Missouri	65582	Retail
21.22	Property			Dollar General - Como, TX			2010 East Main Street	Como	Texas	75431	Retail
21.23	Property			Dollar General - Soso, MS			6 Highway 533	Soso	Mississippi	39480	Retail
21.24	Property			Dollar General - Gordonville, TX			31340 U.S. Highway 377	Gordonville	Texas	76245	Retail
21.25	Property			Family Dollar - Kerens, TX			702 NW 2nd Street	Kerens	Texas	75144	Retail
21.26	Property			Dollar General - Moorhead, MS			822 Highway 3	Moorhead	Mississippi	38761	Retail
21.27	Property			Family Dollar - Rangely, CO			600 East Main Street	Rangely	Colorado	81648	Retail
22	Loan	37, 38	GSMC	Legacy Tower	NAP	NAP	411 West Chapel Hill Street	Durham	North Carolina	27701	Office
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	NAP	NAP
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)			3350 Northlake Boulevard	Palm Beach Gardens	Florida	33403	Retail
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)			309 North East End Boulevard	Marshall	Texas	75670	Retail
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)			3710 S. University Avenue	Little Rock	Arkansas	72204	Retail
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)			2130 Richey Street	Pasadena	Texas	77502	Retail
24	Loan		CGMRC	555 East Main Street	NAP	NAP	555 East Main Street	Norfolk	Virginia	23510	Office
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	NAP	NAP
25.01	Property			Oakbrook Apartments			4140 Fairlake Lane	Glen Allen	Virginia	23060	Multifamily
25.02	Property			Amber Ridge Apartments			5601 Goldthread Lane	Richmond	Virginia	23228	Multifamily
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	NAP	NAP	1464 Skibo Road	Fayetteville	North Carolina	28303	Hospitality
27	Loan	10	CGMRC	1026-1044 Market Street	Group 1	NAP	1026-1044 Market Street	Philadelphia	Pennsylvania	19107	Mixed Use
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	NAP	NAP
28.01	Property			Green Bay Avenue Self Storage			4565 North Green Bay Avenue	Milwaukee	Wisconsin	53209	Self Storage
28.02	Property			Jordan Landing Self Storage			7062 South Airport Road	West Jordan	Utah	84084	Self Storage
28.03	Property			Storage Kings of South Congress			4515 South Congress Avenue	Austin	Texas	78745	Self Storage
29	Loan		CGMRC	Storage Pro Portfolio	NAP	NAP
29.01	Property			Storage Pro - Kalamazoo			1515 South 11th Street	Kalamazoo	Michigan	49009	Self Storage
29.02	Property			Storage Pro - East Lansing			7551 Coleman Road	East Lansing	Michigan	48823	Self Storage
29.03	Property			Storage Pro - Wyoming			4309 Roger B Chaffee Southeast	Wyoming	Michigan	49548	Self Storage
29.04	Property			Storage Pro - Comstock Park			3718 Alpine Avenue Northwest	Comstock Park	Michigan	49321	Self Storage
30	Loan		CGMRC	Memphis Self Storage Portfolio	NAP	NAP
30.01	Property			Bartlett Self Storage			8036 US Highway 70	Bartlett	Tennessee	38133	Self Storage
30.02	Property			Hacks Cross Self Storage			7911 Hacks Cross Road	Olive Branch	Mississippi	38654	Self Storage
30.03	Property			Commerce Self Storage			7097 Commerce Drive	Olive Branch	Mississippi	38654	Self Storage
30.04	Property			Nesbit Self Storage			2274 Highway 51	Nesbit	Mississippi	38651	Self Storage
30.05	Property			Winchester Self Storage			4175 Winchester Road	Memphis	Tennessee	38118	Self Storage
31	Loan		CGMRC	Mountain Marketplace	NAP	NAP	350 Mountain Road	Pasadena	Maryland	21122	Retail
32	Loan		CGMRC	Countryside Plaza	NAP	NAP	100 Countryside Plaza	Mt. Pleasant	Pennsylvania	15666	Retail

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage								General
Number	Property Flag	Footnotes	Loan Seller	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	Property Type
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	NAP	NAP	5221 JBS Parkway	Odessa	Texas	79762	Hospitality
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	NAP	NAP
34.01	Property			Redbird MHC			5230 West Ledbetter Drive	Dallas	Texas	75236	Manufactured Housing
34.02	Property			Lakeview Terrace Estates MHC			1200 North Lakeview Drive	Oklahoma City	Oklahoma	73127	Manufactured Housing
34.03	Property			Arrowwood MHC			5800 South Foster Road	Oklahoma City	Oklahoma	73129	Manufactured Housing
34.04	Property			El Reno MHC			1501 South Rock Island Avenue	El Reno	Oklahoma	73036	Manufactured Housing
34.05	Property			Skyview Estates MHC			1644 East US 66	El Reno	Oklahoma	73036	Manufactured Housing
34.06	Property	10		Bill’s MHC			2145 Southeast 59th Street	Oklahoma City	Oklahoma	73129	Manufactured Housing
34.07	Property			Sunnylane Estates MHC			17200 South Sunnylane Road	Norman	Oklahoma	73071	Manufactured Housing
35	Loan		CGMRC	Food Lion Mount Airy	NAP	NAP	1312 South Main Street	Mount Airy	Maryland	21771	Retail
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	NAP	NAP	1944 Cedar Creek Road	Fayetteville	North Carolina	28312	Hospitality
37	Loan		CGMRC	1263 West Pratt Boulevard	Group 2	NAP	1263 West Pratt Boulevard	Chicago	Illinois	60626	Multifamily
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	Group 5	Group A	3770 East Colonial Drive	Orlando	Florida	32803	Retail
39	Loan		CGMRC	Pensacola Marketplace	Group 5	Group A	4480 Mobile Highway	Pensacola	Florida	32506	Retail
40	Loan	10	CGMRC	807 Church Street	Group 2	NAP	807 Church Street	Evanston	Illinois	60201	Retail
41	Loan	10	CGMRC	Residence Inn Southern Pines	NAP	NAP	105 Brucewood Road	Southern Pines	North Carolina	28387	Hospitality
42	Loan		CGMRC	Chicago Multifamily Portfolio	Group 2	NAP
42.01	Property			6301 North Hermitage			6301 North Hermitage Avenue	Chicago	Illinois	60660	Multifamily
42.02	Property			4650 North Beacon Street			4650 North Beacon Street	Chicago	Illinois	60640	Multifamily
42.03	Property			3657 North Racine			3657 North Racine Avenue	Chicago	Illinois	60613	Multifamily
43	Loan		CGMRC	Park City MHC	Group 4	NAP	3200 North Delta Avenue	Decatur	Illinois	62526	Manufactured Housing
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	NAP	NAP	1707 Old Country Road	Riverhead	New York	11901	Hospitality
45	Loan	40	GSMC	Merrimack Village Center	NAP	NAP	7 Continental Boulevard	Merrimack	New Hampshire	03054	Retail
46	Loan		CGMRC	Shel Mar Estates MHP	NAP	NAP	407 Wind Chase Lane	New Philadelphia	Ohio	44663	Manufactured Housing
47	Loan		CGMRC	La Vita on Lovers Lane	NAP	NAP	6603 East Lovers Lane	Dallas	Texas	75214	Multifamily
48	Loan		CGMRC	University of Phoenix	NAP	NAP	7200 North Lake Drive	Columbus	Georgia	31909	Office
49	Loan		CGMRC	Briarlane Apartments	NAP	NAP	450 Briar Lane Northeast	Grand Rapids	Michigan	49503	Multifamily
50	Loan		CGMRC	Walled Lake Mini Storage	NAP	NAP	46550 Pontiac Trail	Walled Lake	Michigan	48390	Self Storage
51	Loan		CGMRC	Woodcreek MHC	NAP	NAP	501 Woodcreek Boulevard	Traverse City	Michigan	49686	Manufactured Housing
52	Loan	10	CGMRC	Lakes of the Hills Apartments	Group 4	NAP	2101 Lac Du Mont	Haslett	Michigan	48840	Multifamily
53	Loan		CGMRC	Americana Self Storage (SST)	NAP	NAP	14518 Lee Road	Chantilly	Virginia	20151	Self Storage
54	Loan		CGMRC	Got Storage	NAP	NAP	153 East 2000 North	Layton	Utah	84041	Self Storage
55	Loan		CGMRC	Exchange Garage	NAP	NAP	201 South Monroe Street	Tallahassee	Florida	32301	Parking
56	Loan		CGMRC	Jeffrey Manor Shopping Center	NAP	NAP	1908-2028 East 95th Street	Chicago	Illinois	60617	Retail
57	Loan		CGMRC	Gas Lite Manor	NAP	NAP	500 North La Mesa Drive	Sioux Falls	South Dakota	57107	Manufactured Housing

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)
1	Loan	8, 9	CGMRC	Miami Center	CBD	1983	NAP	786,836	SF	218.79	Fee Simple	115,000,000	114,765,852
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	CBD	1961	2008-2011	786,552	SF	171.64	Fee Simple	100,000,000	100,000,000
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	CBD	1903	1998	428,450	SF	212.39	Fee Simple	91,000,000	91,000,000
4	Loan		CGMRC	Pinnacle at Westchase	CBD	1998	2011	470,940	SF	169.51	Fee Simple	80,000,000	79,827,198
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	Full Service	2010	NAP	249	Rooms	562,249.00	Fee Simple	75,000,000	75,000,000
6	Loan	10, 24	GSMC	25 East Oak Street	Unanchored	1989	2009	38,445	SF	1,298.96	Fee Simple	50,000,000	49,938,386
7	Loan	10, 25	GSMC	Sonora Village	Power Center / Big Box	1996, 1997, 2002	NAP	248,322	SF	135.51	Fee Simple	33,650,000	33,650,000
8	Loan	26	GSMC	Cole Family Dollar Portfolio				298,858	SF	92.77		27,725,000	27,725,000
8.01	Property			Family Dollar - Plant City	Single Tenant Retail	2005	NAP	9,223	SF		Fee Simple
8.02	Property			Family Dollar - Tampa	Single Tenant Retail	2011	NAP	8,390	SF		Fee Simple
8.03	Property			Family Dollar - Hernandez	Single Tenant Retail	2008	NAP	8,000	SF		Fee Simple
8.04	Property			Family Dollar - Pembroke Park	Single Tenant Retail	2005	NAP	8,991	SF		Fee Simple
8.05	Property			Family Dollar - Deland	Single Tenant Retail	2011	NAP	8,099	SF		Fee Simple
8.06	Property			Family Dollar - Port Arthur	Single Tenant Retail	2003	2012	7,820	SF		Fee Simple
8.07	Property			Family Dollar - Phoenix	Single Tenant Retail	2003	NAP	10,011	SF		Fee Simple
8.08	Property			Family Dollar - Jacksonville I	Single Tenant Retail	2008	NAP	9,091	SF		Fee Simple
8.09	Property			Family Dollar - Kansas City I	Single Tenant Retail	2002	NAP	7,860	SF		Fee Simple
8.10	Property			Family Dollar - Avondale	Single Tenant Retail	2002	NAP	8,171	SF		Fee Simple
8.11	Property			Family Dollar - Fort Myers	Single Tenant Retail	2002	NAP	7,798	SF		Fee Simple
8.12	Property			Family Dollar - Ocala	Single Tenant Retail	2011	NAP	8,432	SF		Fee Simple
8.13	Property			Family Dollar - Fort Lupton	Single Tenant Retail	1961	2003	9,283	SF		Fee Simple
8.14	Property			Family Dollar - Houston	Single Tenant Retail	2003	2012	7,654	SF		Fee Simple
8.15	Property			Family Dollar - Burton	Single Tenant Retail	2003	NAP	8,050	SF		Fee Simple
8.16	Property			Family Dollar - Hudson	Single Tenant Retail	2005	NAP	9,286	SF		Fee Simple
8.17	Property			Family Dollar - Jacksonville II	Single Tenant Retail	2011	NAP	9,198	SF		Fee Simple
8.18	Property			Family Dollar - Dacono	Single Tenant Retail	2003	NAP	7,888	SF		Fee Simple
8.19	Property			Family Dollar - Kentwood	Single Tenant Retail	2001	2011	10,150	SF		Fee Simple
8.20	Property			Family Dollar - Lakeland	Single Tenant Retail	2003	NAP	7,842	SF		Fee Simple
8.21	Property			Family Dollar - San Antonio I	Single Tenant Retail	2004	2011	9,280	SF		Fee Simple
8.22	Property			Family Dollar - Newaygo	Single Tenant Retail	2002	2011	8,080	SF		Fee Simple
8.23	Property			Family Dollar - Kansas City II	Single Tenant Retail	2003	NAP	7,843	SF		Fee Simple
8.24	Property			Family Dollar - Beaumont	Single Tenant Retail	2003	2012	7,745	SF		Fee Simple
8.25	Property			Family Dollar - Milton	Single Tenant Retail	2010	NAP	8,007	SF		Fee Simple
8.26	Property			Family Dollar - Memphis	Single Tenant Retail	2003	NAP	9,800	SF		Fee Simple
8.27	Property			Family Dollar - Noonday	Single Tenant Retail	2004	NAP	9,196	SF		Fee Simple
8.28	Property			Family Dollar - Coolidge	Single Tenant Retail	2000	NAP	7,857	SF		Fee Simple
8.29	Property			Family Dollar - Leander	Single Tenant Retail	2004	NAP	9,207	SF		Fee Simple
8.30	Property			Family Dollar - San Antonio II	Single Tenant Retail	2004	2012	9,235	SF		Fee Simple
8.31	Property			Family Dollar - Little Rock	Single Tenant Retail	2002	NAP	7,986	SF		Fee Simple
8.32	Property			Family Dollar - Canton	Single Tenant Retail	2004	2011	9,278	SF		Fee Simple
8.33	Property			Family Dollar - Converse	Single Tenant Retail	2003	NAP	7,899	SF		Fee Simple
8.34	Property			Family Dollar - St. Peter	Single Tenant Retail	1960	2011	8,365	SF		Fee Simple
8.35	Property			Family Dollar - Fort Dodge	Single Tenant Retail	2002	2011	7,843	SF		Fee Simple
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	Full Service	1910, 1984, 1985	2008-2010, 2012	396	Rooms	64,296.71	Fee Simple / Leasehold	25,500,000	25,461,498
10	Loan	30, 31	GSMC	Plains Capital Towers	General Suburban	1977, 1980	2010, 2011	425,040	SF	56.34	Fee Simple	24,000,000	23,948,280
11	Loan	10	GSMC	West Valley Shopping Center	Anchored	1960, 2002	NAP	87,200	SF	268.35	Fee Simple	23,400,000	23,400,000
12	Loan		CGMRC	Wilcox Office Building	General Suburban	2009	NAP	187,927	SF	121.74	Fee Simple	22,950,000	22,877,378
13	Loan		CGMRC	Waukegan Multifamily Portfolio				516	Units	41,608.98		21,495,000	21,470,233
13.01	Property			Briarwood Apartments	Garden	1965	NAP	284	Units		Fee Simple
13.02	Property			Heritage Green Apartments	Garden	1971	NAP	232	Units		Fee Simple
14	Loan		Natixis RE	Sutton Place Apartments	Garden	1967-1974	NAP	516	Units	36,434.11	Fee Simple	18,800,000	18,800,000
15	Loan		CGMRC	290 Madison	Office / Retail	1951	2012	40,519	SF	368.89	Fee Simple	15,000,000	14,947,118
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	Limited Service	2007	NAP	115	Rooms	129,811.17	Fee Simple	15,000,000	14,928,284
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	Limited Service	2010	NAP	115	Rooms	125,697.69	Fee Simple	14,500,000	14,455,234
18	Loan		CGMRC	College Point Self Storage	Self Storage	1944	1999	105,469	SF	136.63	Fee Simple	14,475,000	14,410,200
19	Loan		CGMRC	Sheraton Augusta	Full Service	2009	NAP	152	Rooms	89,880.12	Fee Simple	13,700,000	13,661,779
20	Loan	34, 35	GSMC	University Manors	Student Housing	1923, 1930, 1960-1972	Various	350	Units	35,556.19	Fee Simple	12,500,000	12,444,665

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)
21	Loan	36	GSMC	ARCT III Portfolio				233,218	SF	52.61		12,270,000	12,270,000
21.01	Property			Advance Auto - Auburn, IN	Single Tenant Retail	2007	NAP	7,000	SF		Fee Simple
21.02	Property			Tire Kingdom - Dublin, OH	Single Tenant Retail	2003	NAP	6,656	SF		Fee Simple
21.03	Property			Dollar General - Sikeston, MO	Single Tenant Retail	2011	NAP	10,566	SF		Fee Simple
21.04	Property	36		Family Dollar - Tulsa, OK	Single Tenant Retail	2012	NAP	8,000	SF		Fee Simple
21.05	Property			Dollar General - Altamont, IL	Single Tenant Retail	2012	NAP	10,640	SF		Fee Simple
21.06	Property			Dollar General - Ozark, MO	Single Tenant Retail	2012	NAP	9,100	SF		Fee Simple
21.07	Property			Family Dollar - Hawthorne, NV	Single Tenant Retail	2012	NAP	8,000	SF		Fee Simple
21.08	Property			Dollar General - Cadillac, MI	Single Tenant Retail	2011	NAP	9,389	SF		Fee Simple
21.09	Property			Family Dollar - Lovelock, NV	Single Tenant Retail	2011	NAP	8,000	SF		Fee Simple
21.10	Property			Dollar General - Gardner, LA	Single Tenant Retail	2012	NAP	9,026	SF		Fee Simple
21.11	Property			Dollar General - Durand, MI	Single Tenant Retail	2011	NAP	9,100	SF		Fee Simple
21.12	Property			Dollar General - Carleton, MI	Single Tenant Retail	2011	NAP	9,160	SF		Fee Simple
21.13	Property			Family Dollar - Biloxi, MS	Single Tenant Retail	2012	NAP	8,000	SF		Fee Simple
21.14	Property			Dollar General - Oran, MO	Single Tenant Retail	2012	NAP	10,566	SF		Fee Simple
21.15	Property			Dollar General - Flint, MI	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
21.16	Property			Family Dollar - Wells, NV	Single Tenant Retail	2011	NAP	8,000	SF		Fee Simple
21.17	Property			Advance Auto - Greenwood, SC	Single Tenant Retail	1995	NAP	8,075	SF		Fee Simple
21.18	Property			Family Dollar - Gulfport, MS	Single Tenant Retail	2012	NAP	8,320	SF		Fee Simple
21.19	Property			Advance Auto - Warren, OH	Single Tenant Retail	2003	NAP	7,000	SF		Fee Simple
21.20	Property			Family Dollar - Carriere, MS	Single Tenant Retail	2012	NAP	8,320	SF		Fee Simple
21.21	Property			Dollar General - Vienna, MO	Single Tenant Retail	2011	NAP	9,026	SF		Fee Simple
21.22	Property			Dollar General - Como, TX	Single Tenant Retail	2012	NAP	9,100	SF		Fee Simple
21.23	Property			Dollar General - Soso, MS	Single Tenant Retail	2011	NAP	9,024	SF		Fee Simple
21.24	Property			Dollar General - Gordonville, TX	Single Tenant Retail	2012	NAP	9,100	SF		Fee Simple
21.25	Property			Family Dollar - Kerens, TX	Single Tenant Retail	2012	NAP	8,000	SF		Fee Simple
21.26	Property			Dollar General - Moorhead, MS	Single Tenant Retail	2011	NAP	9,024	SF		Fee Simple
21.27	Property			Family Dollar - Rangely, CO	Single Tenant Retail	2010	NAP	8,000	SF		Fee Simple
22	Loan	37, 38	GSMC	Legacy Tower	CBD	1965	2006-2007	166,852	SF	70.11	Fee Simple	11,750,000	11,697,214
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio				88,278	SF	131.86		11,700,000	11,640,695
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	Single Tenant Retail	1997	2002	42,968	SF		Fee Simple
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	Single Tenant Retail	2001	NAP	15,120	SF		Fee Simple
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	Single Tenant Retail	2001	NAP	15,070	SF		Fee Simple
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	Single Tenant Retail	2000	NAP	15,120	SF		Leasehold
24	Loan		CGMRC	555 East Main Street	CBD	1974	1994	125,691	SF	83.23	Fee Simple	10,500,000	10,461,794
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments				272	Units	37,320.49		10,200,000	10,151,172
25.01	Property			Oakbrook Apartments	Garden	1988	2004	157	Units		Fee Simple
25.02	Property			Amber Ridge Apartments	Garden	1985	2004	115	Units		Fee Simple
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	Extended Stay	2009	NAP	93	Rooms	108,643.97	Fee Simple	10,150,000	10,103,889
27	Loan	10	CGMRC	1026-1044 Market Street	Retail / Office	1960	2000, 2012	88,660	SF	112.66	Fee Simple	10,000,000	9,988,738
28	Loan		CGMRC	Crescendo Self-Storage Portfolio				235,077	SF	42.41		10,000,000	9,969,818
28.01	Property			Green Bay Avenue Self Storage	Self Storage	1963, 2005	NAP	86,568	SF		Fee Simple
28.02	Property			Jordan Landing Self Storage	Self Storage	2007	NAP	86,229	SF		Fee Simple
28.03	Property			Storage Kings of South Congress	Self Storage	1977, 1984	NAP	62,280	SF		Fee Simple
29	Loan		CGMRC	Storage Pro Portfolio				229,193	SF	43.25		9,925,000	9,913,668
29.01	Property			Storage Pro - Kalamazoo	Self Storage	1983	NAP	71,853	SF		Fee Simple
29.02	Property			Storage Pro - East Lansing	Self Storage	1987	NAP	56,640	SF		Fee Simple
29.03	Property			Storage Pro - Wyoming	Self Storage	1976	NAP	57,600	SF		Fee Simple
29.04	Property			Storage Pro - Comstock Park	Self Storage	1983	NAP	43,100	SF		Fee Simple
30	Loan		CGMRC	Memphis Self Storage Portfolio				314,178	SF	31.48		9,900,000	9,889,105
30.01	Property			Bartlett Self Storage	Self Storage	1985	NAP	96,395	SF		Fee Simple
30.02	Property			Hacks Cross Self Storage	Self Storage	1995	NAP	68,850	SF		Fee Simple
30.03	Property			Commerce Self Storage	Self Storage	2003	NAP	57,420	SF		Fee Simple
30.04	Property			Nesbit Self Storage	Self Storage	2000	NAP	55,060	SF		Fee Simple
30.05	Property			Winchester Self Storage	Self Storage	1984	NAP	36,453	SF		Fee Simple
31	Loan		CGMRC	Mountain Marketplace	Anchored	2001	NAP	86,896	SF	103.34	Fee Simple	9,000,000	8,980,103
32	Loan		CGMRC	Countryside Plaza	Anchored	1983	2000	197,999	SF	41.08	Fee Simple	8,152,500	8,133,888

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Detailed			Units, Pads,	Unit	Loan Per	Ownership	Original	Cut-off Date
Number	Property Flag	Footnotes	Loan Seller	Property Name	Property Type	Year Built	Year Renovated	Rooms, Sq Ft	Description	Unit ($)	Interest	Balance ($)	Balance ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	Limited Service	2010	NAP	100	Rooms	80,040.80	Fee Simple	8,027,500	8,004,080
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)				803	Pads	9,962.64		8,000,000	8,000,000
34.01	Property			Redbird MHC	Manufactured Housing	1975	NAP	116	Pads		Fee Simple
34.02	Property			Lakeview Terrace Estates MHC	Manufactured Housing	1972	NAP	152	Pads		Fee Simple
34.03	Property			Arrowwood MHC	Manufactured Housing	1975	NAP	133	Pads		Fee Simple
34.04	Property			El Reno MHC	Manufactured Housing	1980	NAP	138	Pads		Fee Simple
34.05	Property			Skyview Estates MHC	Manufactured Housing	1980	NAP	88	Pads		Fee Simple
34.06	Property	10		Bill’s MHC	Manufactured Housing	1969	NAP	83	Pads		Fee Simple
34.07	Property			Sunnylane Estates MHC	Manufactured Housing	1980	NAP	93	Pads		Fee Simple
35	Loan		CGMRC	Food Lion Mount Airy	Anchored	1962-1997	2008	96,822	SF	80.82	Fee Simple	7,850,000	7,825,501
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	Full Service	1983	2011	198	Rooms	37,760.79	Fee Simple	7,500,000	7,476,636
37	Loan		CGMRC	1263 West Pratt Boulevard	High Rise	1920	NAP	104	Units	60,507.13	Fee Simple	6,300,000	6,292,741
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	Unanchored	2008	NAP	10,515	SF	306.03	Fee Simple	3,225,000	3,217,920
39	Loan		CGMRC	Pensacola Marketplace	Anchored	2008	NAP	49,768	SF	61.65	Fee Simple	3,075,000	3,068,249
40	Loan	10	CGMRC	807 Church Street	Unanchored	1929	1987, 2000	36,340	SF	171.80	Fee Simple	6,250,000	6,243,358
41	Loan	10	CGMRC	Residence Inn Southern Pines	Limited Service	1996	2007	80	Rooms	77,051.08	Fee Simple	6,200,000	6,164,086
42	Loan		CGMRC	Chicago Multifamily Portfolio				83	Units	72,289.16		6,000,000	6,000,000
42.01	Property			6301 North Hermitage	Mid Rise	1926	2010	41	Units		Fee Simple
42.02	Property			4650 North Beacon Street	Mid Rise	1916	2004	22	Units		Fee Simple
42.03	Property			3657 North Racine	Mid Rise	1921	NAP	20	Units		Fee Simple
43	Loan		CGMRC	Park City MHC	Manufactured Housing	1970	NAP	519	Pads	11,316.73	Fee Simple	5,900,000	5,873,381
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	Limited Service	2005	NAP	89	Rooms	61,523.24	Fee Simple	5,500,000	5,475,568
45	Loan	40	GSMC	Merrimack Village Center	Anchored	2005-2007	NAP	82,292	SF	66.17	Fee Simple	5,445,000	5,445,000
46	Loan		CGMRC	Shel Mar Estates MHP	Manufactured Housing	1970-1979	NAP	378	Pads	13,932.23	Fee Simple	5,287,500	5,266,384
47	Loan		CGMRC	La Vita on Lovers Lane	Garden	1973	2009	162	Units	31,253.23	Fee Simple	5,080,000	5,063,024
48	Loan		CGMRC	University of Phoenix	General Suburban	2012	NAP	32,000	SF	147.98	Fee Simple	4,750,000	4,735,467
49	Loan		CGMRC	Briarlane Apartments	Garden	1970	NAP	120	Units	39,038.59	Fee Simple	4,700,000	4,684,631
50	Loan		CGMRC	Walled Lake Mini Storage	Self Storage	2004	NAP	148,100	SF	30.32	Fee Simple	4,500,000	4,490,639
51	Loan		CGMRC	Woodcreek MHC	Manufactured Housing	1998	2005	225	Pads	18,855.40	Fee Simple	4,250,000	4,242,465
52	Loan	10	CGMRC	Lakes of the Hills Apartments	Garden	1973	NAP	98	Units	35,603.50	Fee Simple	3,500,000	3,489,143
53	Loan		CGMRC	Americana Self Storage (SST)	Self Storage	1985	NAP	72,100	SF	48.37	Fee Simple	3,500,000	3,487,661
54	Loan		CGMRC	Got Storage	Self Storage	2008	NAP	66,761	SF	46.34	Fee Simple	3,100,000	3,093,490
55	Loan		CGMRC	Exchange Garage	Parking	1957	NAP	74,760	SF	34.64	Fee Simple	2,595,000	2,589,978
56	Loan		CGMRC	Jeffrey Manor Shopping Center	Unanchored	1987	NAP	36,172	SF	68.91	Fee Simple	2,500,000	2,492,625
57	Loan		CGMRC	Gas Lite Manor	Manufactured Housing	1985	NAP	80	Pads	19,716.31	Fee Simple	1,580,000	1,577,305

CGCMT 2012-GC8 Annex A

					Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)
1	Loan	8, 9	CGMRC	Miami Center	114,765,852	11.0%	95,129,785	5.19000%	0.07275%	5.11725%	630,767.29	7,569,207.48
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	100,000,000	9.6%	100,000,000	4.89900%	0.07275%	4.82625%	413,920.14	4,967,041.68
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	91,000,000	8.7%	80,339,020	4.84615%	0.07275%	4.77340%	475,982.95	5,711,795.40
4	Loan		CGMRC	Pinnacle at Westchase	79,827,198	7.7%	65,642,345	4.94000%	0.07275%	4.86725%	426,528.54	5,118,342.48
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	75,000,000	7.2%	64,930,466	5.02000%	0.07275%	4.94725%	403,533.45	4,842,401.40
6	Loan	10, 24	GSMC	25 East Oak Street	49,938,386	4.8%	40,211,780	4.35000%	0.07275%	4.27725%	248,905.90	2,986,870.80
7	Loan	10, 25	GSMC	Sonora Village	33,650,000	3.2%	29,080,411	4.95000%	0.07275%	4.87725%	179,613.60	2,155,363.20
8	Loan	26	GSMC	Cole Family Dollar Portfolio	27,725,000	2.7%	27,725,000	4.72600%	0.07275%	4.65325%	110,706.82	1,328,481.84
8.01	Property			Family Dollar - Plant City	1,173,084
8.02	Property			Family Dollar - Tampa	1,168,013
8.03	Property			Family Dollar - Hernandez	1,152,447
8.04	Property			Family Dollar - Pembroke Park	1,141,099
8.05	Property			Family Dollar - Deland	1,056,901
8.06	Property			Family Dollar - Port Arthur	1,043,529
8.07	Property			Family Dollar - Phoenix	1,040,273
8.08	Property			Family Dollar - Jacksonville I	1,028,080
8.09	Property			Family Dollar - Kansas City I	981,830
8.10	Property			Family Dollar - Avondale	974,264
8.11	Property			Family Dollar - Fort Myers	973,351
8.12	Property			Family Dollar - Ocala	968,244
8.13	Property			Family Dollar - Fort Lupton	915,756
8.14	Property			Family Dollar - Houston	911,399
8.15	Property			Family Dollar - Burton	866,246
8.16	Property			Family Dollar - Hudson	832,650
8.17	Property			Family Dollar - Jacksonville II	789,288
8.18	Property			Family Dollar - Dacono	756,976
8.19	Property			Family Dollar - Kentwood	739,065
8.20	Property			Family Dollar - Lakeland	731,542
8.21	Property			Family Dollar - San Antonio I	727,666
8.22	Property			Family Dollar - Newaygo	689,184
8.23	Property			Family Dollar - Kansas City II	683,412
8.24	Property			Family Dollar - Beaumont	654,374
8.25	Property			Family Dollar - Milton	644,195
8.26	Property			Family Dollar - Memphis	637,749
8.27	Property			Family Dollar - Noonday	625,478
8.28	Property			Family Dollar - Coolidge	602,954
8.29	Property			Family Dollar - Leander	556,950
8.30	Property			Family Dollar - San Antonio II	506,295
8.31	Property			Family Dollar - Little Rock	467,417
8.32	Property			Family Dollar - Canton	459,935
8.33	Property			Family Dollar - Converse	408,846
8.34	Property			Family Dollar - St. Peter	408,698
8.35	Property			Family Dollar - Fort Dodge	407,809
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	25,461,498	2.4%	19,140,458	5.11000%	0.07275%	5.03725%	150,709.28	1,808,511.36
10	Loan	30, 31	GSMC	Plains Capital Towers	23,948,280	2.3%	22,117,480	4.95000%	0.07275%	4.87725%	128,104.80	1,537,257.60
11	Loan	10	GSMC	West Valley Shopping Center	23,400,000	2.2%	20,135,708	4.78150%	0.07275%	4.70875%	122,510.16	1,470,121.92
12	Loan		CGMRC	Wilcox Office Building	22,877,378	2.2%	19,019,756	5.25000%	0.08275%	5.16725%	126,730.75	1,520,769.00
13	Loan		CGMRC	Waukegan Multifamily Portfolio	21,470,233	2.1%	17,466,173	4.65000%	0.07275%	4.57725%	110,836.13	1,330,033.56
13.01	Property			Briarwood Apartments	10,817,522
13.02	Property			Heritage Green Apartments	10,652,712
14	Loan		Natixis RE	Sutton Place Apartments	18,800,000	1.8%	18,103,834	5.90000%	0.07275%	5.82725%	111,509.66	1,338,115.92
15	Loan		CGMRC	290 Madison	14,947,118	1.4%	12,229,853	4.75000%	0.07275%	4.67725%	78,247.10	938,965.20
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	14,928,284	1.4%	11,214,487	5.00000%	0.08275%	4.91725%	87,688.51	1,052,262.12
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	14,455,234	1.4%	10,841,467	5.00000%	0.08275%	4.91725%	84,765.56	1,017,186.72
18	Loan		CGMRC	College Point Self Storage	14,410,200	1.4%	11,877,375	4.94000%	0.07275%	4.86725%	77,175.01	926,100.12
19	Loan		CGMRC	Sheraton Augusta	13,661,779	1.3%	10,446,483	5.55000%	0.07275%	5.47725%	84,539.55	1,014,474.60
20	Loan	34, 35	GSMC	University Manors	12,444,665	1.2%	9,497,275	5.45000%	0.07275%	5.37725%	76,388.13	916,657.56

CGCMT 2012-GC8 Annex A

					Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)
21	Loan	36	GSMC	ARCT III Portfolio	12,270,000	1.2%	12,270,000	3.70000%	0.07275%	3.62725%	38,357.95	460,295.40
21.01	Property			Advance Auto - Auburn, IN	801,845
21.02	Property			Tire Kingdom - Dublin, OH	717,400
21.03	Property			Dollar General - Sikeston, MO	555,119
21.04	Property	36		Family Dollar - Tulsa, OK	535,969
21.05	Property			Dollar General - Altamont, IL	531,200
21.06	Property			Dollar General - Ozark, MO	474,056
21.07	Property			Family Dollar - Hawthorne, NV	470,796
21.08	Property			Dollar General - Cadillac, MI	467,465
21.09	Property			Family Dollar - Lovelock, NV	456,812
21.10	Property			Dollar General - Gardner, LA	456,508
21.11	Property			Dollar General - Durand, MI	454,909
21.12	Property			Dollar General - Carleton, MI	445,063
21.13	Property			Family Dollar - Biloxi, MS	434,136
21.14	Property			Dollar General - Oran, MO	419,216
21.15	Property			Dollar General - Flint, MI	416,162
21.16	Property			Family Dollar - Wells, NV	414,860
21.17	Property			Advance Auto - Greenwood, SC	411,457
21.18	Property			Family Dollar - Gulfport, MS	410,822
21.19	Property			Advance Auto - Warren, OH	404,901
21.20	Property			Family Dollar - Carriere, MS	398,936
21.21	Property			Dollar General - Vienna, MO	393,914
21.22	Property			Dollar General - Como, TX	385,885
21.23	Property			Dollar General - Soso, MS	384,769
21.24	Property			Dollar General - Gordonville, TX	383,946
21.25	Property			Family Dollar - Kerens, TX	364,830
21.26	Property			Dollar General - Moorhead, MS	355,700
21.27	Property			Family Dollar - Rangely, CO	323,326
22	Loan	37, 38	GSMC	Legacy Tower	11,697,214	1.1%	10,824,135	4.92400%	0.10275%	4.82125%	62,531.90	750,382.80
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	11,640,695	1.1%	8,634,922	4.65000%	0.07275%	4.57725%	66,032.54	792,390.48
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	4,581,975
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	2,910,174
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	2,662,499
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	1,486,046
24	Loan		CGMRC	555 East Main Street	10,461,794	1.0%	8,517,651	4.60000%	0.07275%	4.52725%	53,827.66	645,931.92
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	10,151,172	1.0%	8,283,307	4.63000%	0.10275%	4.52725%	52,472.76	629,673.12
25.01	Property			Oakbrook Apartments	6,090,703
25.02	Property			Amber Ridge Apartments	4,060,469
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	10,103,889	1.0%	7,670,938	5.30000%	0.11275%	5.18725%	61,123.42	733,481.04
27	Loan	10	CGMRC	1026-1044 Market Street	9,988,738	1.0%	8,153,097	4.75000%	0.07275%	4.67725%	52,164.73	625,976.76
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	9,969,818	1.0%	7,510,876	5.12500%	0.07275%	5.05225%	59,189.59	710,275.08
28.01	Property			Green Bay Avenue Self Storage	4,386,720
28.02	Property			Jordan Landing Self Storage	3,389,738
28.03	Property			Storage Kings of South Congress	2,193,360
29	Loan		CGMRC	Storage Pro Portfolio	9,913,668	1.0%	8,075,652	4.69000%	0.07275%	4.61725%	51,415.16	616,981.92
29.01	Property			Storage Pro - Kalamazoo	3,671,729
29.02	Property			Storage Pro - East Lansing	2,460,058
29.03	Property			Storage Pro - Wyoming	2,203,037
29.04	Property			Storage Pro - Comstock Park	1,578,843
30	Loan		CGMRC	Memphis Self Storage Portfolio	9,889,105	1.0%	8,098,512	4.85000%	0.12275%	4.72725%	52,241.49	626,897.88
30.01	Property			Bartlett Self Storage	2,746,974
30.02	Property			Hacks Cross Self Storage	2,597,139
30.03	Property			Commerce Self Storage	1,798,019
30.04	Property			Nesbit Self Storage	1,798,019
30.05	Property			Winchester Self Storage	948,954
31	Loan		CGMRC	Mountain Marketplace	8,980,103	0.9%	7,360,398	4.84000%	0.07275%	4.76725%	47,437.73	569,252.76
32	Loan		CGMRC	Countryside Plaza	8,133,888	0.8%	6,636,137	4.70000%	0.07275%	4.62725%	42,281.95	507,383.40

CGCMT 2012-GC8 Annex A

					Allocated Cut-off						Monthly	Annual
Control	Loan /		Mortgage		Date Balance	% of Initial	Balloon	Mortgage	Administrative	Net Mortgage	Debt	Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	(multi-property)	Pool Balance	Balance ($)	Loan Rate (%)	Fee Rate (%) (1)	Loan Rate (%)	Service ($) (2)	Service ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	8,004,080	0.8%	6,069,494	5.31000%	0.07275%	5.23725%	48,389.19	580,670.28
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	8,000,000	0.8%	6,056,017	5.35000%	0.07275%	5.27725%	48,412.96	580,955.52
34.01	Property			Redbird MHC	2,000,000
34.02	Property			Lakeview Terrace Estates MHC	1,680,000
34.03	Property			Arrowwood MHC	1,205,000
34.04	Property			El Reno MHC	1,250,000
34.05	Property			Skyview Estates MHC	1,070,000
34.06	Property	10		Bill’s MHC	400,000
34.07	Property			Sunnylane Estates MHC	395,000
35	Loan		CGMRC	Food Lion Mount Airy	7,825,501	0.8%	5,856,486	4.94000%	0.10275%	4.83725%	45,616.32	547,395.84
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	7,476,636	0.7%	5,597,419	4.95000%	0.07275%	4.87725%	43,626.05	523,512.60
37	Loan		CGMRC	1263 West Pratt Boulevard	6,292,741	0.6%	5,119,185	4.65000%	0.07275%	4.57725%	32,485.12	389,821.44
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	3,217,920	0.3%	2,640,101	4.87000%	0.10275%	4.76725%	17,057.18	204,686.16
39	Loan		CGMRC	Pensacola Marketplace	3,068,249	0.3%	2,517,306	4.87000%	0.10275%	4.76725%	16,263.82	195,165.84
40	Loan	10	CGMRC	807 Church Street	6,243,358	0.6%	5,137,995	5.00000%	0.07275%	4.92725%	33,551.35	402,616.20
41	Loan	10	CGMRC	Residence Inn Southern Pines	6,164,086	0.6%	5,563,845	5.52000%	0.07275%	5.44725%	38,147.51	457,770.12
42	Loan		CGMRC	Chicago Multifamily Portfolio	6,000,000	0.6%	4,899,671	4.80000%	0.07275%	4.72725%	31,479.92	377,759.04
42.01	Property			6301 North Hermitage	2,300,000
42.02	Property			4650 North Beacon Street	2,050,000
42.03	Property			3657 North Racine	1,650,000
43	Loan		CGMRC	Park City MHC	5,873,381	0.6%	4,465,316	5.34000%	0.07275%	5.26725%	35,669.58	428,034.96
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	5,475,568	0.5%	4,928,297	5.43000%	0.07275%	5.35725%	33,545.28	402,543.36
45	Loan	40	GSMC	Merrimack Village Center	5,445,000	0.5%	5,445,000	4.36000%	0.07275%	4.28725%	20,058.27	240,699.24
46	Loan		CGMRC	Shel Mar Estates MHP	5,266,384	0.5%	4,410,104	5.45000%	0.07275%	5.37725%	29,856.18	358,274.16
47	Loan		CGMRC	La Vita on Lovers Lane	5,063,024	0.5%	4,176,239	5.00000%	0.07275%	4.92725%	27,270.54	327,246.48
48	Loan		CGMRC	University of Phoenix	4,735,467	0.5%	3,557,985	5.05000%	0.07275%	4.97725%	27,906.58	334,878.96
49	Loan		CGMRC	Briarlane Apartments	4,684,631	0.5%	3,876,418	5.10000%	0.07275%	5.02725%	25,518.64	306,223.68
50	Loan		CGMRC	Walled Lake Mini Storage	4,490,639	0.4%	3,711,699	5.10000%	0.07275%	5.02725%	24,432.74	293,192.88
51	Loan		CGMRC	Woodcreek MHC	4,242,465	0.4%	3,577,503	5.75000%	0.07275%	5.67725%	24,801.85	297,622.20
52	Loan	10	CGMRC	Lakes of the Hills Apartments	3,489,143	0.3%	2,908,899	5.34000%	0.07275%	5.26725%	19,522.69	234,272.28
53	Loan		CGMRC	Americana Self Storage (SST)	3,487,661	0.3%	2,853,632	4.75000%	0.07275%	4.67725%	18,257.66	219,091.92
54	Loan		CGMRC	Got Storage	3,093,490	0.3%	2,553,636	5.06000%	0.13275%	4.92725%	16,755.33	201,063.96
55	Loan		CGMRC	Exchange Garage	2,589,978	0.2%	2,160,964	5.40000%	0.07275%	5.32725%	14,571.72	174,860.64
56	Loan		CGMRC	Jeffrey Manor Shopping Center	2,492,625	0.2%	1,886,176	5.25000%	0.07275%	5.17725%	14,981.19	179,774.28
57	Loan		CGMRC	Gas Lite Manor	1,577,305	0.2%	1,335,988	5.90000%	0.07275%	5.82725%	9,371.56	112,458.72

CGCMT 2012-GC8 Annex A

						Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage			Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term
Number	Property Flag	Footnotes	Loan Seller	Property Name	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)
1	Loan	8, 9	CGMRC	Miami Center	Amortizing	Actual/360	2	0	0	120	118	360	358
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	Interest Only	Actual/360	3	60	57	60	57	0	0
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360
4	Loan		CGMRC	Pinnacle at Westchase	Amortizing	Actual/360	2	0	0	120	118	360	358
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	Interest Only, Then Amortizing	Actual/360	3	24	21	120	117	360	360
6	Loan	10, 24	GSMC	25 East Oak Street	Amortizing	Actual/360	1	0	0	120	119	360	359
7	Loan	10, 25	GSMC	Sonora Village	Interest Only, Then Amortizing	Actual/360	3	24	21	120	117	360	360
8	Loan	26	GSMC	Cole Family Dollar Portfolio	Interest Only - ARD	Actual/360	1	84	83	84	83	0	0
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	Amortizing	Actual/360	1	0	0	120	119	300	299
10	Loan	30, 31	GSMC	Plains Capital Towers	Amortizing	Actual/360	2	0	0	60	58	360	358
11	Loan	10	GSMC	West Valley Shopping Center	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360
12	Loan		CGMRC	Wilcox Office Building	Amortizing	Actual/360	3	0	0	120	117	360	357
13	Loan		CGMRC	Waukegan Multifamily Portfolio	Amortizing	Actual/360	1	0	0	120	119	360	359
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments	Interest Only, Then Amortizing	Actual/360	5	24	19	60	55	360	360
15	Loan		CGMRC	290 Madison	Amortizing	Actual/360	3	0	0	120	117	360	357
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	Amortizing	Actual/360	3	0	0	120	117	300	297
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	Amortizing	Actual/360	2	0	0	120	118	300	298
18	Loan		CGMRC	College Point Self Storage	Amortizing	Actual/360	4	0	0	120	116	360	356
19	Loan		CGMRC	Sheraton Augusta	Amortizing	Actual/360	2	0	0	120	118	300	298
20	Loan	34, 35	GSMC	University Manors	Amortizing	Actual/360	3	0	0	120	117	300	297

CGCMT 2012-GC8 Annex A

						Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage			Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term
Number	Property Flag	Footnotes	Loan Seller	Property Name	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)
21	Loan	36	GSMC	ARCT III Portfolio	Interest Only	Actual/360	0	60	60	60	60	0	0
21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	Amortizing	Actual/360	4	0	0	60	56	360	356
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	Amortizing	Actual/360	3	0	0	120	117	300	297
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	Amortizing	Actual/360	3	0	0	120	117	360	357
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	Amortizing	Actual/360	4	0	0	120	116	360	356
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	Amortizing	Actual/360	3	0	0	120	117	300	297
27	Loan	10	CGMRC	1026-1044 Market Street	Amortizing	Actual/360	1	0	0	120	119	360	359
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	Amortizing	Actual/360	2	0	0	120	118	300	298
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio	Amortizing	Actual/360	1	0	0	120	119	360	359
29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio	Amortizing	Actual/360	1	0	0	120	119	360	359
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace	Amortizing	Actual/360	2	0	0	120	118	360	358
32	Loan		CGMRC	Countryside Plaza	Amortizing	Actual/360	2	0	0	120	118	360	358

CGCMT 2012-GC8 Annex A

						Interest		Original	Remaining	Original Term To	Remaining	Original	Remaining
Control	Loan /		Mortgage			Accrual		Interest-Only	Interest-Only	Maturity	Term To	Amortization Term	Amortization Term
Number	Property Flag	Footnotes	Loan Seller	Property Name	Amortization Type	Method	Seasoning	Period (Mos.)	Period (Mos.)	(Mos.)	Maturity (Mos.)	(Mos.)	(Mos.)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	Amortizing	Actual/360	2	0	0	120	118	300	298
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	Amortizing	Actual/360	0	0	0	120	120	300	300
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy	Amortizing	Actual/360	2	0	0	120	118	300	298
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	Amortizing	Actual/360	2	0	0	120	118	300	298
37	Loan		CGMRC	1263 West Pratt Boulevard	Amortizing	Actual/360	1	0	0	120	119	360	359
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	Amortizing	Actual/360	2	0	0	120	118	360	358
39	Loan		CGMRC	Pensacola Marketplace	Amortizing	Actual/360	2	0	0	120	118	360	358
40	Loan	10	CGMRC	807 Church Street	Amortizing	Actual/360	1	0	0	120	119	360	359
41	Loan	10	CGMRC	Residence Inn Southern Pines	Amortizing	Actual/360	4	0	0	60	56	300	296
42	Loan		CGMRC	Chicago Multifamily Portfolio	Amortizing	Actual/360	0	0	0	120	120	360	360
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC	Amortizing	Actual/360	3	0	0	120	117	300	297
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	Amortizing	Actual/360	3	0	0	60	57	300	297
45	Loan	40	GSMC	Merrimack Village Center	Interest Only	Actual/360	2	120	118	120	118	0	0
46	Loan		CGMRC	Shel Mar Estates MHP	Amortizing	Actual/360	4	0	0	120	116	360	356
47	Loan		CGMRC	La Vita on Lovers Lane	Amortizing	Actual/360	3	0	0	120	117	360	357
48	Loan		CGMRC	University of Phoenix	Amortizing	Actual/360	2	0	0	120	118	300	298
49	Loan		CGMRC	Briarlane Apartments	Amortizing	Actual/360	3	0	0	120	117	360	357
50	Loan		CGMRC	Walled Lake Mini Storage	Amortizing	Actual/360	2	0	0	120	118	360	358
51	Loan		CGMRC	Woodcreek MHC	Amortizing	Actual/360	2	0	0	120	118	360	358
52	Loan	10	CGMRC	Lakes of the Hills Apartments	Amortizing	Actual/360	3	0	0	120	117	360	357
53	Loan		CGMRC	Americana Self Storage (SST)	Amortizing	Actual/360	3	0	0	120	117	360	357
54	Loan		CGMRC	Got Storage	Amortizing	Actual/360	2	0	0	120	118	360	358
55	Loan		CGMRC	Exchange Garage	Amortizing	Actual/360	2	0	0	120	118	360	358
56	Loan		CGMRC	Jeffrey Manor Shopping Center	Amortizing	Actual/360	2	0	0	120	118	300	298
57	Loan		CGMRC	Gas Lite Manor	Amortizing	Actual/360	2	0	0	120	118	360	358

CGCMT 2012-GC8 Annex A

													Grace
Control	Loan /		Mortgage		Origination	Due	First	Last IO	First P&I		ARD	Final	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee
1	Loan	8, 9	CGMRC	Miami Center	6/8/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	5/29/2012	6	7/6/2012	6/6/2017		6/6/2017	No		0
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	6/15/2012	9	8/9/2012	7/9/2015	8/9/2015	7/6/2022	No		0
4	Loan		CGMRC	Pinnacle at Westchase	6/13/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	6/1/2012	6	7/6/2012	6/6/2014	7/6/2014	6/6/2022	No		0
6	Loan	10, 24	GSMC	25 East Oak Street	7/18/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
7	Loan	10, 25	GSMC	Sonora Village	5/31/2012	6	7/6/2012	6/6/2014	7/6/2014	6/6/2022	No		0
8	Loan	26	GSMC	Cole Family Dollar Portfolio	7/17/2012	6	9/6/2012	8/6/2019		8/6/2019	Yes	8/6/2042	0
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	8/2/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
10	Loan	30, 31	GSMC	Plains Capital Towers	6/15/2012	6	8/6/2012		8/6/2012	7/6/2017	No		0
11	Loan	10	GSMC	West Valley Shopping Center	6/13/2012	6	8/6/2012	7/6/2014	8/6/2014	7/6/2022	No		0
12	Loan		CGMRC	Wilcox Office Building	6/5/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
13	Loan		CGMRC	Waukegan Multifamily Portfolio	7/19/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments	3/15/2012	5	5/5/2012	4/5/2014	5/5/2014	4/5/2017	No		0
15	Loan		CGMRC	290 Madison	5/8/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	6/6/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	6/13/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
18	Loan		CGMRC	College Point Self Storage	5/1/2012	6	6/6/2012		6/6/2012	5/6/2022	No		0
19	Loan		CGMRC	Sheraton Augusta	6/13/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
20	Loan	34, 35	GSMC	University Manors	5/24/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0

CGCMT 2012-GC8 Annex A

Grace
Control	Loan /		Mortgage		Origination	Due	First	Last IO	First P&I		ARD	Final	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee
21	Loan	36	GSMC	ARCT III Portfolio	8/8/2012	6	10/6/2012	9/6/2017		9/6/2017	No		0
21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	5/1/2012	6	6/6/2012		6/6/2012	5/6/2017	No		0
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	6/1/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	5/21/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	4/27/2012	6	6/6/2012		6/6/2012	5/6/2022	No		0
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	6/5/2012	6	7/6/2012		7/6/2012	6/6/2022	No		15
27	Loan	10	CGMRC	1026-1044 Market Street	8/1/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	6/29/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio	7/11/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio	7/12/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace	6/26/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
32	Loan		CGMRC	Countryside Plaza	7/3/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0

CGCMT 2012-GC8 Annex A

													Grace
Control	Loan /		Mortgage		Origination	Due	First	Last IO	First P&I		ARD	Final	Period-
Number	Property Flag	Footnotes	Loan Seller	Property Name	Date	Date	Due Date	Due Date	Due Date	Maturity Date	(Yes / No)	Maturity Date	Late Fee
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	6/18/2012	5	8/5/2012		8/5/2012	7/5/2022	No		0
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	8/22/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy	6/19/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	6/27/2012	5	8/5/2012		8/5/2012	7/5/2022	No		15
37	Loan		CGMRC	1263 West Pratt Boulevard	7/19/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	6/28/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
39	Loan		CGMRC	Pensacola Marketplace	6/28/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
40	Loan	10	CGMRC	807 Church Street	7/19/2012	6	9/6/2012		9/6/2012	8/6/2022	No		0
41	Loan	10	CGMRC	Residence Inn Southern Pines	4/17/2012	6	6/6/2012		6/6/2012	5/6/2017	No		0
42	Loan		CGMRC	Chicago Multifamily Portfolio	8/8/2012	6	10/6/2012		10/6/2012	9/6/2022	No		0
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC	5/31/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	5/31/2012	6	7/6/2012		7/6/2012	6/6/2017	No		0
45	Loan	40	GSMC	Merrimack Village Center	6/8/2012	6	8/6/2012	7/6/2022		7/6/2022	No		5 days grace, once per calendar year
46	Loan		CGMRC	Shel Mar Estates MHP	5/2/2012	6	6/6/2012		6/6/2012	5/6/2022	No		0
47	Loan		CGMRC	La Vita on Lovers Lane	6/1/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
48	Loan		CGMRC	University of Phoenix	6/21/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
49	Loan		CGMRC	Briarlane Apartments	5/24/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
50	Loan		CGMRC	Walled Lake Mini Storage	6/8/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
51	Loan		CGMRC	Woodcreek MHC	6/26/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
52	Loan	10	CGMRC	Lakes of the Hills Apartments	5/29/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
53	Loan		CGMRC	Americana Self Storage (SST)	5/24/2012	6	7/6/2012		7/6/2012	6/6/2022	No		0
54	Loan		CGMRC	Got Storage	6/29/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
55	Loan		CGMRC	Exchange Garage	6/14/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
56	Loan		CGMRC	Jeffrey Manor Shopping Center	6/27/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0
57	Loan		CGMRC	Gas Lite Manor	6/15/2012	6	8/6/2012		8/6/2012	7/6/2022	No		0

CGCMT 2012-GC8 Annex A

					Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)
1	Loan	8, 9	CGMRC	Miami Center	0	Lockout/26_>YM or 1% or Defeasance/90_0%/4	12,374,843	3/31/2011	14,663,005	3/31/2012	24,551,235
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	0	Lockout/27_Defeasance/29_0%/4	N/A	N/A	N/A	N/A	N/A
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	0	Lockout/26_>YM or 1%/90_0%/4	8,533,269	12/31/2010	8,212,113	12/31/2011	13,594,963
4	Loan		CGMRC	Pinnacle at Westchase	0	>YM or 1%/26_>YM or 1% or Defeasance/90_0%/4	N/A	N/A	(1,030,556)	12/31/2011	3,117,513
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A	14,439,604	12/31/2011	41,648,339
6	Loan	10, 24	GSMC	25 East Oak Street	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A
7	Loan	10, 25	GSMC	Sonora Village	0	Lockout/27_Defeasance/89_0%/4	2,626,656	12/31/2010	2,951,632	12/31/2011	4,461,114
8	Loan	26	GSMC	Cole Family Dollar Portfolio	0	Lockout/25_>YM or 1%/55_0%/4	N/A	N/A	N/A	N/A	N/A
8.01	Property			Family Dollar - Plant City			N/A	N/A	N/A	N/A	N/A
8.02	Property			Family Dollar - Tampa			N/A	N/A	N/A	N/A	N/A
8.03	Property			Family Dollar - Hernandez			N/A	N/A	N/A	N/A	N/A
8.04	Property			Family Dollar - Pembroke Park			N/A	N/A	N/A	N/A	N/A
8.05	Property			Family Dollar - Deland			N/A	N/A	N/A	N/A	N/A
8.06	Property			Family Dollar - Port Arthur			N/A	N/A	N/A	N/A	N/A
8.07	Property			Family Dollar - Phoenix			N/A	N/A	N/A	N/A	N/A
8.08	Property			Family Dollar - Jacksonville I			N/A	N/A	N/A	N/A	N/A
8.09	Property			Family Dollar - Kansas City I			N/A	N/A	N/A	N/A	N/A
8.10	Property			Family Dollar - Avondale			N/A	N/A	N/A	N/A	N/A
8.11	Property			Family Dollar - Fort Myers			N/A	N/A	N/A	N/A	N/A
8.12	Property			Family Dollar - Ocala			N/A	N/A	N/A	N/A	N/A
8.13	Property			Family Dollar - Fort Lupton			N/A	N/A	N/A	N/A	N/A
8.14	Property			Family Dollar - Houston			N/A	N/A	N/A	N/A	N/A
8.15	Property			Family Dollar - Burton			N/A	N/A	N/A	N/A	N/A
8.16	Property			Family Dollar - Hudson			N/A	N/A	N/A	N/A	N/A
8.17	Property			Family Dollar - Jacksonville II			N/A	N/A	N/A	N/A	N/A
8.18	Property			Family Dollar - Dacono			N/A	N/A	N/A	N/A	N/A
8.19	Property			Family Dollar - Kentwood			N/A	N/A	N/A	N/A	N/A
8.20	Property			Family Dollar - Lakeland			N/A	N/A	N/A	N/A	N/A
8.21	Property			Family Dollar - San Antonio I			N/A	N/A	N/A	N/A	N/A
8.22	Property			Family Dollar - Newaygo			N/A	N/A	N/A	N/A	N/A
8.23	Property			Family Dollar - Kansas City II			N/A	N/A	N/A	N/A	N/A
8.24	Property			Family Dollar - Beaumont			N/A	N/A	N/A	N/A	N/A
8.25	Property			Family Dollar - Milton			N/A	N/A	N/A	N/A	N/A
8.26	Property			Family Dollar - Memphis			N/A	N/A	N/A	N/A	N/A
8.27	Property			Family Dollar - Noonday			N/A	N/A	N/A	N/A	N/A
8.28	Property			Family Dollar - Coolidge			N/A	N/A	N/A	N/A	N/A
8.29	Property			Family Dollar - Leander			N/A	N/A	N/A	N/A	N/A
8.30	Property			Family Dollar - San Antonio II			N/A	N/A	N/A	N/A	N/A
8.31	Property			Family Dollar - Little Rock			N/A	N/A	N/A	N/A	N/A
8.32	Property			Family Dollar - Canton			N/A	N/A	N/A	N/A	N/A
8.33	Property			Family Dollar - Converse			N/A	N/A	N/A	N/A	N/A
8.34	Property			Family Dollar - St. Peter			N/A	N/A	N/A	N/A	N/A
8.35	Property			Family Dollar - Fort Dodge			N/A	N/A	N/A	N/A	N/A
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	0	Lockout/25_Defeasance/92_0%/3	2,348,602	12/31/2010	3,503,594	12/31/2011	20,452,414
10	Loan	30, 31	GSMC	Plains Capital Towers	0	Lockout/26_Defeasance/30_0%/4	3,056,169	12/31/2010	3,344,179	12/31/2011	6,945,044
11	Loan	10	GSMC	West Valley Shopping Center	0	Lockout/26_Defeasance/89_0%/5	1,267,762	12/31/2010	1,079,539	12/31/2011	1,778,516
12	Loan		CGMRC	Wilcox Office Building	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A	809,069	12/31/2011	2,273,378
13	Loan		CGMRC	Waukegan Multifamily Portfolio	0	Lockout/25_Defeasance/92_0%/3	2,360,186	12/31/2010	2,421,845	12/31/2011	4,539,417
13.01	Property			Briarwood Apartments			1,198,677	12/31/2010	1,333,521	12/31/2011	2,388,395
13.02	Property			Heritage Green Apartments			1,161,509	12/31/2010	1,088,324	12/31/2011	2,151,022
14	Loan		Natixis RE	Sutton Place Apartments	0	Lockout/29_Defeasance/28_0%/3	3,320,110	12/31/2010	3,623,701	12/31/2011	7,325,229
15	Loan		CGMRC	290 Madison	0	Lockout/27_Defeasance/90_0%/3	N/A	N/A	N/A	N/A	N/A
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	0	Lockout/27_Defeasance/89_0%/4	2,167,390	12/31/2010	2,302,548	12/31/2011	4,914,736
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	0	Lockout/26_Defeasance/90_0%/4	1,058,982	12/31/2010	2,174,861	12/31/2011	4,947,394
18	Loan		CGMRC	College Point Self Storage	0	Lockout/28_Defeasance/90_0%/2	1,548,389	12/31/2010	1,481,861	12/31/2011	2,297,813
19	Loan		CGMRC	Sheraton Augusta	0	Lockout/26_Defeasance/91_0%/3	681,963	12/31/2010	1,692,942	12/31/2011	4,324,393
20	Loan	34, 35	GSMC	University Manors	0	Lockout/27_Defeasance/89_0%/4	1,420,219	12/31/2010	1,368,362	12/31/2011	2,640,704

CGCMT 2012-GC8 Annex A

					Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)
21	Loan	36	GSMC	ARCT III Portfolio	0	Lockout/24_Defeasance/33_0%/3	N/A	N/A	N/A	N/A	N/A
21.01	Property			Advance Auto - Auburn, IN			N/A	N/A	N/A	N/A	N/A
21.02	Property			Tire Kingdom - Dublin, OH			N/A	N/A	N/A	N/A	N/A
21.03	Property			Dollar General - Sikeston, MO			N/A	N/A	N/A	N/A	N/A
21.04	Property	36		Family Dollar - Tulsa, OK			N/A	N/A	N/A	N/A	N/A
21.05	Property			Dollar General - Altamont, IL			N/A	N/A	N/A	N/A	N/A
21.06	Property			Dollar General - Ozark, MO			N/A	N/A	N/A	N/A	N/A
21.07	Property			Family Dollar - Hawthorne, NV			N/A	N/A	N/A	N/A	N/A
21.08	Property			Dollar General - Cadillac, MI			N/A	N/A	N/A	N/A	N/A
21.09	Property			Family Dollar - Lovelock, NV			N/A	N/A	N/A	N/A	N/A
21.10	Property			Dollar General - Gardner, LA			N/A	N/A	N/A	N/A	N/A
21.11	Property			Dollar General - Durand, MI			N/A	N/A	N/A	N/A	N/A
21.12	Property			Dollar General - Carleton, MI			N/A	N/A	N/A	N/A	N/A
21.13	Property			Family Dollar - Biloxi, MS			N/A	N/A	N/A	N/A	N/A
21.14	Property			Dollar General - Oran, MO			N/A	N/A	N/A	N/A	N/A
21.15	Property			Dollar General - Flint, MI			N/A	N/A	N/A	N/A	N/A
21.16	Property			Family Dollar - Wells, NV			N/A	N/A	N/A	N/A	N/A
21.17	Property			Advance Auto - Greenwood, SC			N/A	N/A	N/A	N/A	N/A
21.18	Property			Family Dollar - Gulfport, MS			N/A	N/A	N/A	N/A	N/A
21.19	Property			Advance Auto - Warren, OH			N/A	N/A	N/A	N/A	N/A
21.20	Property			Family Dollar - Carriere, MS			N/A	N/A	N/A	N/A	N/A
21.21	Property			Dollar General - Vienna, MO			N/A	N/A	N/A	N/A	N/A
21.22	Property			Dollar General - Como, TX			N/A	N/A	N/A	N/A	N/A
21.23	Property			Dollar General - Soso, MS			N/A	N/A	N/A	N/A	N/A
21.24	Property			Dollar General - Gordonville, TX			N/A	N/A	N/A	N/A	N/A
21.25	Property			Family Dollar - Kerens, TX			N/A	N/A	N/A	N/A	N/A
21.26	Property			Dollar General - Moorhead, MS			N/A	N/A	N/A	N/A	N/A
21.27	Property			Family Dollar - Rangely, CO			N/A	N/A	N/A	N/A	N/A
22	Loan	37, 38	GSMC	Legacy Tower	0	Lockout/28_Defeasance/29_0%/3	1,166,691	12/31/2010	1,054,991	12/31/2011	2,642,916
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	0	Lockout/27_Defeasance/89_0%/4	1,530,392	12/31/2010	1,578,002	12/31/2011	N/A
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)			644,564	12/31/2010	660,984	12/31/2011	N/A
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)			356,921	12/31/2010	351,897	12/31/2011	N/A
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)			330,828	12/31/2010	350,157	12/31/2011	N/A
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)			198,078	12/31/2010	214,964	12/31/2011	N/A
24	Loan		CGMRC	555 East Main Street	0	Lockout/27_Defeasance/90_0%/3	959,146	12/31/2010	989,355	12/31/2011	2,179,490
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	0	Lockout/28_Defeasance/88_0%/4	1,427,763	12/31/2010	1,439,603	12/31/2011	2,131,669
25.01	Property			Oakbrook Apartments			878,961	12/31/2010	865,845	12/31/2011	1,245,024
25.02	Property			Amber Ridge Apartments			548,802	12/31/2010	573,758	12/31/2011	886,645
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	0	Lockout/27_Defeasance/89_0%/4	1,631,493	12/31/2010	1,662,683	12/31/2011	3,152,256
27	Loan	10	CGMRC	1026-1044 Market Street	0	Lockout/25_Defeasance/92_0%/3	1,119,921	12/31/2010	1,303,056	12/31/2011	N/A
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	0	Lockout/26_Defeasance/91_0%/3	998,544	12/31/2010	1,057,172	12/31/2011	2,012,903
28.01	Property			Green Bay Avenue Self Storage			433,685	12/31/2010	475,072	12/31/2011	913,341
28.02	Property			Jordan Landing Self Storage			354,222	12/31/2010	352,605	12/31/2011	603,632
28.03	Property			Storage Kings of South Congress			210,637	12/31/2010	229,495	12/31/2011	495,930
29	Loan		CGMRC	Storage Pro Portfolio	0	Lockout/25_Defeasance/91_0%/4	1,071,830	12/31/2010	1,280,760	12/31/2011	2,122,455
29.01	Property			Storage Pro - Kalamazoo			395,748	12/31/2010	474,957	12/31/2011	722,634
29.02	Property			Storage Pro - East Lansing			223,886	12/31/2010	301,189	12/31/2011	503,891
29.03	Property			Storage Pro - Wyoming			263,534	12/31/2010	286,229	12/31/2011	502,823
29.04	Property			Storage Pro - Comstock Park			188,662	12/31/2010	218,385	12/31/2011	393,107
30	Loan		CGMRC	Memphis Self Storage Portfolio	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	897,190	12/31/2011	1,728,629
30.01	Property			Bartlett Self Storage			N/A	N/A	49,887	12/31/2011	441,833
30.02	Property			Hacks Cross Self Storage			274,097	12/31/2010	299,512	12/31/2011	412,106
30.03	Property			Commerce Self Storage			194,334	12/31/2010	227,630	12/31/2011	331,652
30.04	Property			Nesbit Self Storage			213,263	12/31/2010	213,637	12/31/2011	325,160
30.05	Property			Winchester Self Storage			109,052	12/31/2010	106,524	12/31/2011	217,878
31	Loan		CGMRC	Mountain Marketplace	0	Lockout/26_Defeasance/91_0%/3	1,136,728	12/31/2010	1,128,412	12/31/2011	1,534,719
32	Loan		CGMRC	Countryside Plaza	0	Lockout/26_Defeasance/91_0%/3	1,162,713	12/31/2010	1,079,233	12/31/2011	N/A

CGCMT 2012-GC8 Annex A

					Grace		Third	Third	Second	Second
Control	Loan /		Mortgage		Period-		Most Recent	Most Recent	Most Recent	Most Recent	Most Recent
Number	Property Flag	Footnotes	Loan Seller	Property Name	Default	Prepayment Provision (3)	NOI ($)	NOI Date	NOI ($)	NOI Date	EGI (if past 2011) ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A	1,190,930	12/31/2011	3,687,919
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	0	Lockout/24_>YM or 1% or Defeasance/93_0%/3	993,003	12/31/2010	1,016,903	12/31/2011	2,344,860
34.01	Property			Redbird MHC			219,922	12/31/2010	221,430	12/31/2011	630,354
34.02	Property			Lakeview Terrace Estates MHC			195,593	12/31/2010	230,337	12/31/2011	419,730
34.03	Property			Arrowwood MHC			183,192	12/31/2010	179,343	12/31/2011	273,853
34.04	Property			El Reno MHC			130,591	12/31/2010	164,867	12/31/2011	405,279
34.05	Property			Skyview Estates MHC			144,772	12/31/2010	133,869	12/31/2011	260,258
34.06	Property	10		Bill’s MHC			64,000	12/31/2010	57,037	12/31/2011	162,053
34.07	Property			Sunnylane Estates MHC			54,933	12/31/2010	30,020	12/31/2011	193,333
35	Loan		CGMRC	Food Lion Mount Airy	0	Lockout/26_Defeasance/91_0%/3	810,615	12/31/2010	790,946	12/31/2011	1,084,580
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	0	Lockout/26_Defeasance/91_0%/3	987,724	12/31/2010	1,335,000	12/31/2011	5,157,790
37	Loan		CGMRC	1263 West Pratt Boulevard	0	Lockout/25_Defeasance/92_0%/3	557,963	12/31/2010	612,992	12/31/2011	986,914
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	0	Lockout/26_Defeasance/90_0%/4	462,655	12/31/2010	463,037	12/31/2011	N/A
39	Loan		CGMRC	Pensacola Marketplace	0	Lockout/26_Defeasance/90_0%/4	70,810	12/31/2010	268,291	12/31/2011	N/A
40	Loan	10	CGMRC	807 Church Street	0	Lockout/25_Defeasance/92_0%/3	700,418	12/31/2010	679,390	12/31/2011	1,023,690
41	Loan	10	CGMRC	Residence Inn Southern Pines	0	Lockout/28_Defeasance/29_0%/3	795,148	12/31/2010	954,239	12/31/2011	2,581,730
42	Loan		CGMRC	Chicago Multifamily Portfolio	0	Lockout/24_Defeasance/93_0%/3	504,962	12/31/2010	560,903	12/31/2011	819,711
42.01	Property			6301 North Hermitage			198,682	12/31/2010	214,548	12/31/2011	318,218
42.02	Property			4650 North Beacon Street			171,163	12/31/2010	188,645	12/31/2011	280,705
42.03	Property			3657 North Racine			135,117	12/31/2010	157,710	12/31/2011	220,788
43	Loan		CGMRC	Park City MHC	0	Lockout/27_Defeasance/90_0%/3	539,932	12/31/2010	619,431	12/31/2011	1,352,571
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	0	Lockout/27_Defeasance/30_0%/3	852,922	12/31/2010	767,613	12/31/2011	2,997,198
45	Loan	40	GSMC	Merrimack Village Center	0	Lockout/11_>YM or 1%/105_0%/4	972,561	12/31/2010	930,840	12/31/2011	1,428,842
46	Loan		CGMRC	Shel Mar Estates MHP	0	Lockout/28_Defeasance/89_0%/3	220,416	12/31/2010	478,230	12/31/2011	860,129
47	Loan		CGMRC	La Vita on Lovers Lane	0	Lockout/27_>YM or 1%/90_0%/3	N/A	N/A	568,059	12/31/2011	1,219,781
48	Loan		CGMRC	University of Phoenix	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	N/A	568,000
49	Loan		CGMRC	Briarlane Apartments	0	Lockout/27_Defeasance/56_0%/37	479,230	12/31/2010	550,809	12/31/2011	1,232,202
50	Loan		CGMRC	Walled Lake Mini Storage	0	Lockout/26_Defeasance/91_0%/3	405,346	12/31/2010	502,772	12/31/2011	793,148
51	Loan		CGMRC	Woodcreek MHC	0	Lockout/26_Defeasance/90_0%/4	461,848	12/31/2010	473,622	12/31/2011	750,186
52	Loan	10	CGMRC	Lakes of the Hills Apartments	0	Lockout/27_Defeasance/90_0%/3	260,006	12/31/2010	377,645	12/31/2011	723,480
53	Loan		CGMRC	Americana Self Storage (SST)	0	Lockout/27_Defeasance/90_0%/3	461,105	12/31/2010	537,578	12/31/2011	901,499
54	Loan		CGMRC	Got Storage	0	Lockout/26_Defeasance/90_0%/4	305,607	12/31/2010	338,690	12/31/2011	522,980
55	Loan		CGMRC	Exchange Garage	0	Lockout/26_Defeasance/88_0%/6	290,722	12/31/2010	287,386	12/31/2011	370,453
56	Loan		CGMRC	Jeffrey Manor Shopping Center	0	Lockout/26_Defeasance/91_0%/3	330,807	12/31/2010	341,918	12/31/2011	N/A
57	Loan		CGMRC	Gas Lite Manor	0	Lockout/26_Defeasance/90_0%/4	114,505	12/31/2010	142,756	12/31/2011	263,532

CGCMT 2012-GC8 Annex A

											Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)
1	Loan	8, 9	CGMRC	Miami Center	9,103,335	15,447,900	5/31/2012	28,571,950	11,100,950	17,471,000	10.1%
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	N/A	N/A	N/A	34,369,732	19,582,521	14,787,211	11.0%
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	5,442,659	8,152,304	4/30/2012	15,835,293	5,867,010	9,968,283	11.0%
4	Loan		CGMRC	Pinnacle at Westchase	3,699,476	(581,963)	3/31/2012	13,722,992	5,078,830	8,644,161	10.8%
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	26,679,048	14,969,291	5/31/2012	43,419,651	25,920,845	17,498,806	12.5%
6	Loan	10, 24	GSMC	25 East Oak Street	N/A	N/A	N/A	4,619,129	575,523	4,043,606	8.1%
7	Loan	10, 25	GSMC	Sonora Village	1,463,480	2,997,634	4/30/2012	4,593,802	1,432,068	3,161,734	9.4%
8	Loan	26	GSMC	Cole Family Dollar Portfolio	N/A	N/A	N/A	3,128,442	46,927	3,081,515	11.1%
8.01	Property			Family Dollar - Plant City	N/A	N/A	N/A	132,369	1,986	130,383
8.02	Property			Family Dollar - Tampa	N/A	N/A	N/A	131,797	1,977	129,820
8.03	Property			Family Dollar - Hernandez	N/A	N/A	N/A	130,040	1,951	128,090
8.04	Property			Family Dollar - Pembroke Park	N/A	N/A	N/A	128,760	1,931	126,828
8.05	Property			Family Dollar - Deland	N/A	N/A	N/A	119,259	1,789	117,470
8.06	Property			Family Dollar - Port Arthur	N/A	N/A	N/A	117,750	1,766	115,984
8.07	Property			Family Dollar - Phoenix	N/A	N/A	N/A	117,383	1,761	115,622
8.08	Property			Family Dollar - Jacksonville I	N/A	N/A	N/A	116,007	1,740	114,267
8.09	Property			Family Dollar - Kansas City I	N/A	N/A	N/A	110,788	1,662	109,126
8.10	Property			Family Dollar - Avondale	N/A	N/A	N/A	109,934	1,649	108,285
8.11	Property			Family Dollar - Fort Myers	N/A	N/A	N/A	109,831	1,647	108,184
8.12	Property			Family Dollar - Ocala	N/A	N/A	N/A	109,255	1,639	107,616
8.13	Property			Family Dollar - Fort Lupton	N/A	N/A	N/A	103,332	1,550	101,782
8.14	Property			Family Dollar - Houston	N/A	N/A	N/A	102,841	1,543	101,298
8.15	Property			Family Dollar - Burton	N/A	N/A	N/A	97,746	1,466	96,280
8.16	Property			Family Dollar - Hudson	N/A	N/A	N/A	93,955	1,409	92,546
8.17	Property			Family Dollar - Jacksonville II	N/A	N/A	N/A	89,062	1,336	87,726
8.18	Property			Family Dollar - Dacono	N/A	N/A	N/A	85,416	1,281	84,135
8.19	Property			Family Dollar - Kentwood	N/A	N/A	N/A	83,395	1,251	82,144
8.20	Property			Family Dollar - Lakeland	N/A	N/A	N/A	82,546	1,238	81,308
8.21	Property			Family Dollar - San Antonio I	N/A	N/A	N/A	82,109	1,232	80,877
8.22	Property			Family Dollar - Newaygo	N/A	N/A	N/A	77,766	1,166	76,600
8.23	Property			Family Dollar - Kansas City II	N/A	N/A	N/A	77,115	1,157	75,958
8.24	Property			Family Dollar - Beaumont	N/A	N/A	N/A	73,838	1,108	72,731
8.25	Property			Family Dollar - Milton	N/A	N/A	N/A	72,690	1,090	71,599
8.26	Property			Family Dollar - Memphis	N/A	N/A	N/A	71,963	1,079	70,883
8.27	Property			Family Dollar - Noonday	N/A	N/A	N/A	70,578	1,059	69,519
8.28	Property			Family Dollar - Coolidge	N/A	N/A	N/A	68,036	1,021	67,016
8.29	Property			Family Dollar - Leander	N/A	N/A	N/A	62,845	943	61,903
8.30	Property			Family Dollar - San Antonio II	N/A	N/A	N/A	57,130	857	56,273
8.31	Property			Family Dollar - Little Rock	N/A	N/A	N/A	52,743	791	51,951
8.32	Property			Family Dollar - Canton	N/A	N/A	N/A	51,898	778	51,120
8.33	Property			Family Dollar - Converse	N/A	N/A	N/A	46,133	692	45,441
8.34	Property			Family Dollar - St. Peter	N/A	N/A	N/A	46,117	692	45,425
8.35	Property			Family Dollar - Fort Dodge	N/A	N/A	N/A	46,016	690	45,326
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	16,194,721	4,257,692	6/30/2012	20,421,528	16,399,434	4,022,094	15.8%
10	Loan	30, 31	GSMC	Plains Capital Towers	3,580,536	3,364,508	4/30/2012	7,467,349	3,782,115	3,685,233	15.4%
11	Loan	10	GSMC	West Valley Shopping Center	673,523	1,104,993	6/30/2012	3,106,365	697,662	2,408,702	10.3%
12	Loan		CGMRC	Wilcox Office Building	1,465,239	808,139	3/31/2012	4,112,152	1,734,015	2,378,137	10.4%
13	Loan		CGMRC	Waukegan Multifamily Portfolio	2,072,630	2,466,788	3/31/2012	4,537,303	2,394,165	2,143,138	10.0%
13.01	Property			Briarwood Apartments	1,044,380	1,344,016	3/31/2012	2,386,280	1,241,104	1,145,177
13.02	Property			Heritage Green Apartments	1,028,250	1,122,772	3/31/2012	2,151,022	1,153,061	997,962
14	Loan		Natixis RE	Sutton Place Apartments	3,479,486	3,845,743	6/30/2012	7,227,712	3,610,361	3,617,351	19.2%
15	Loan		CGMRC	290 Madison	N/A	N/A	N/A	1,943,167	604,323	1,338,844	9.0%
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	2,484,428	2,430,308	6/30/2012	4,901,307	2,495,790	2,405,517	16.1%
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	2,650,640	2,296,754	6/30/2012	4,933,894	2,873,949	2,059,945	14.3%
18	Loan		CGMRC	College Point Self Storage	853,818	1,443,995	2/29/2012	2,297,563	933,082	1,364,481	9.5%
19	Loan		CGMRC	Sheraton Augusta	2,440,113	1,884,280	5/31/2012	4,508,053	2,599,168	1,908,885	14.0%
20	Loan	34, 35	GSMC	University Manors	1,209,490	1,431,214	6/30/2012	2,602,663	1,238,397	1,364,266	11.0%

CGCMT 2012-GC8 Annex A

											Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)
21	Loan	36	GSMC	ARCT III Portfolio	N/A	N/A	N/A	2,366,438	35,497	2,330,941	19.0%
21.01	Property			Advance Auto - Auburn, IN	N/A	N/A	N/A	145,603	2,184	143,419
21.02	Property			Tire Kingdom - Dublin, OH	N/A	N/A	N/A	129,660	1,945	127,715
21.03	Property			Dollar General - Sikeston, MO	N/A	N/A	N/A	102,568	1,539	101,029
21.04	Property	36		Family Dollar - Tulsa, OK	N/A	N/A	N/A	110,875	1,663	109,212
21.05	Property			Dollar General - Altamont, IL	N/A	N/A	N/A	100,121	1,502	98,620
21.06	Property			Dollar General - Ozark, MO	N/A	N/A	N/A	87,590	1,314	86,276
21.07	Property			Family Dollar - Hawthorne, NV	N/A	N/A	N/A	98,475	1,477	96,998
21.08	Property			Dollar General - Cadillac, MI	N/A	N/A	N/A	86,372	1,296	85,077
21.09	Property			Family Dollar - Lovelock, NV	N/A	N/A	N/A	95,550	1,433	94,117
21.10	Property			Dollar General - Gardner, LA	N/A	N/A	N/A	84,348	1,265	83,082
21.11	Property			Dollar General - Durand, MI	N/A	N/A	N/A	84,052	1,261	82,791
21.12	Property			Dollar General - Carleton, MI	N/A	N/A	N/A	82,233	1,233	80,999
21.13	Property			Family Dollar - Biloxi, MS	N/A	N/A	N/A	90,188	1,353	88,835
21.14	Property			Dollar General - Oran, MO	N/A	N/A	N/A	77,457	1,162	76,295
21.15	Property			Dollar General - Flint, MI	N/A	N/A	N/A	76,893	1,153	75,740
21.16	Property			Family Dollar - Wells, NV	N/A	N/A	N/A	86,775	1,302	85,473
21.17	Property			Advance Auto - Greenwood, SC	N/A	N/A	N/A	77,944	1,169	76,775
21.18	Property			Family Dollar - Gulfport, MS	N/A	N/A	N/A	85,313	1,280	84,033
21.19	Property			Advance Auto - Warren, OH	N/A	N/A	N/A	76,781	1,152	75,630
21.20	Property			Family Dollar - Carriere, MS	N/A	N/A	N/A	81,900	1,229	80,672
21.21	Property			Dollar General - Vienna, MO	N/A	N/A	N/A	72,782	1,092	71,691
21.22	Property			Dollar General - Como, TX	N/A	N/A	N/A	75,620	1,134	74,486
21.23	Property			Dollar General - Soso, MS	N/A	N/A	N/A	71,524	1,073	70,451
21.24	Property			Dollar General - Gordonville, TX	N/A	N/A	N/A	75,240	1,129	74,111
21.25	Property			Family Dollar - Kerens, TX	N/A	N/A	N/A	76,730	1,151	75,579
21.26	Property			Dollar General - Moorhead, MS	N/A	N/A	N/A	66,120	992	65,128
21.27	Property			Family Dollar - Rangely, CO	N/A	N/A	N/A	67,725	1,016	66,709
22	Loan	37, 38	GSMC	Legacy Tower	1,367,205	1,275,710	5/31/2012	2,931,434	1,361,155	1,570,279	13.4%
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	N/A	N/A	N/A	1,868,661	390,185	1,478,478	12.7%
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	N/A	N/A	N/A	787,068	176,526	610,542
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	N/A	N/A	N/A	401,794	47,722	354,073
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	N/A	N/A	N/A	346,234	21,601	324,634
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	N/A	N/A	N/A	333,565	144,336	189,229
24	Loan		CGMRC	555 East Main Street	1,174,788	1,004,702	3/31/2012	2,426,408	1,195,160	1,231,248	11.8%
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	692,910	1,438,760	2/29/2012	2,114,605	702,032	1,412,573	13.9%
25.01	Property			Oakbrook Apartments	375,619	869,405	2/29/2012	1,245,021	382,403	862,618
25.02	Property			Amber Ridge Apartments	317,291	569,355	2/29/2012	869,584	319,629	549,955
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	1,502,330	1,649,926	6/30/2012	3,152,256	1,664,891	1,487,365	14.7%
27	Loan	10	CGMRC	1026-1044 Market Street	N/A	N/A	N/A	1,692,172	441,310	1,250,862	12.5%
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	857,527	1,155,376	4/30/2012	2,010,002	943,168	1,066,834	10.7%
28.01	Property			Green Bay Avenue Self Storage	394,390	518,951	4/30/2012	911,172	445,769	465,404
28.02	Property			Jordan Landing Self Storage	229,101	374,531	4/30/2012	603,632	243,418	360,214
28.03	Property			Storage Kings of South Congress	234,036	261,894	4/30/2012	495,198	253,982	241,216
29	Loan		CGMRC	Storage Pro Portfolio	783,887	1,338,568	4/30/2012	2,112,324	964,737	1,147,587	11.6%
29.01	Property			Storage Pro - Kalamazoo	223,240	499,394	4/30/2012	722,634	282,905	439,729
29.02	Property			Storage Pro - East Lansing	190,198	313,693	4/30/2012	503,891	229,711	274,180
29.03	Property			Storage Pro - Wyoming	198,216	304,607	4/30/2012	492,692	236,506	256,186
29.04	Property			Storage Pro - Comstock Park	172,233	220,874	4/30/2012	393,107	215,616	177,492
30	Loan		CGMRC	Memphis Self Storage Portfolio	561,630	1,166,999	6/30/2012	1,728,629	693,730	1,034,899	10.5%
30.01	Property			Bartlett Self Storage	139,289	302,544	6/30/2012	441,833	152,633	289,200
30.02	Property			Hacks Cross Self Storage	104,692	307,414	6/30/2012	412,106	153,953	258,153
30.03	Property			Commerce Self Storage	117,703	213,949	6/30/2012	331,652	151,816	179,836
30.04	Property			Nesbit Self Storage	97,812	227,348	6/30/2012	325,160	123,335	201,825
30.05	Property			Winchester Self Storage	102,134	115,744	6/30/2012	217,878	111,993	105,885
31	Loan		CGMRC	Mountain Marketplace	367,894	1,166,825	4/30/2012	1,556,087	423,337	1,132,750	12.6%
32	Loan		CGMRC	Countryside Plaza	N/A	N/A	N/A	1,521,043	459,114	1,061,929	13.1%

CGCMT 2012-GC8 Annex A

											Debt Yield on
Control	Loan /		Mortgage		Most Recent	Most Recent	Most Recent	Underwritten	Underwritten	Underwritten Net	Underwritten Net
Number	Property Flag	Footnotes	Loan Seller	Property Name	Expenses (if past 2011) ($)	NOI (if past 2011) ($)	NOI Date (if past 2011)	EGI ($)	Expenses ($)	Operating Income ($)	Operating Income (%)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	2,194,951	1,492,968	5/31/2012	3,687,919	2,249,418	1,438,501	18.0%
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	1,331,952	1,012,908	Various	2,315,681	1,410,876	904,804	11.3%
34.01	Property			Redbird MHC	404,548	225,806	3/31/2012	647,840	422,510	225,329
34.02	Property			Lakeview Terrace Estates MHC	198,147	221,583	3/31/2012	413,847	209,996	203,851
34.03	Property			Arrowwood MHC	92,940	180,913	5/31/2012	254,854	131,551	123,303
34.04	Property			El Reno MHC	244,904	160,375	3/31/2012	393,043	252,724	140,319
34.05	Property			Skyview Estates MHC	115,845	144,413	3/31/2012	254,364	128,687	125,677
34.06	Property	10		Bill’s MHC	107,488	54,565	5/31/2012	158,400	114,871	43,529
34.07	Property			Sunnylane Estates MHC	168,080	25,253	3/31/2012	193,333	150,537	42,796
35	Loan		CGMRC	Food Lion Mount Airy	237,590	846,990	4/30/2012	1,204,086	275,289	928,797	11.9%
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	3,693,572	1,464,218	3/31/2012	5,157,790	3,696,725	1,461,065	19.5%
37	Loan		CGMRC	1263 West Pratt Boulevard	356,452	630,462	3/31/2012	1,000,815	398,461	602,354	9.6%
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	N/A	N/A	N/A	408,026	71,109	336,917	10.7%
39	Loan		CGMRC	Pensacola Marketplace	N/A	N/A	N/A	475,192	141,437	333,755	10.7%
40	Loan	10	CGMRC	807 Church Street	324,432	699,258	3/31/2012	1,116,853	437,163	679,690	10.9%
41	Loan	10	CGMRC	Residence Inn Southern Pines	1,591,848	989,882	5/31/2012	2,488,661	1,530,585	958,076	15.5%
42	Loan		CGMRC	Chicago Multifamily Portfolio	274,916	544,794	3/31/2012	837,920	273,165	564,755	9.4%
42.01	Property			6301 North Hermitage	110,099	208,118	3/31/2012	339,584	108,986	230,598
42.02	Property			4650 North Beacon Street	91,325	189,380	3/31/2012	277,476	90,442	187,034
42.03	Property			3657 North Racine	73,492	147,296	3/31/2012	220,860	73,737	147,123
43	Loan		CGMRC	Park City MHC	721,642	630,929	3/31/2012	1,349,743	736,259	613,485	10.4%
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	2,220,348	776,850	3/31/2012	2,988,919	2,217,804	771,115	14.1%
45	Loan	40	GSMC	Merrimack Village Center	453,414	975,428	6/30/2012	1,383,434	462,794	920,640	16.9%
46	Loan		CGMRC	Shel Mar Estates MHP	303,091	557,039	3/31/2012	908,322	333,569	574,753	10.9%
47	Loan		CGMRC	La Vita on Lovers Lane	591,336	628,444	3/31/2012	1,219,639	647,876	571,763	11.3%
48	Loan		CGMRC	University of Phoenix	8,880	559,120	4/30/2012	618,811	100,985	517,826	10.9%
49	Loan		CGMRC	Briarlane Apartments	656,924	575,278	3/31/2012	1,223,691	659,011	564,680	12.1%
50	Loan		CGMRC	Walled Lake Mini Storage	287,028	506,120	3/31/2012	793,148	323,971	469,177	10.4%
51	Loan		CGMRC	Woodcreek MHC	255,322	494,863	4/30/2012	750,186	264,164	486,022	11.5%
52	Loan	10	CGMRC	Lakes of the Hills Apartments	343,879	379,601	3/31/2012	723,480	378,145	345,335	9.9%
53	Loan		CGMRC	Americana Self Storage (SST)	324,178	577,321	3/31/2012	845,405	386,803	458,602	13.1%
54	Loan		CGMRC	Got Storage	181,216	341,765	5/31/2012	522,980	187,758	335,222	10.8%
55	Loan		CGMRC	Exchange Garage	81,764	288,689	3/31/2012	387,220	99,264	287,956	11.1%
56	Loan		CGMRC	Jeffrey Manor Shopping Center	N/A	N/A	N/A	748,364	355,758	392,606	15.8%
57	Loan		CGMRC	Gas Lite Manor	109,708	153,824	3/31/2012	279,697	117,516	162,181	10.3%

CGCMT 2012-GC8 Annex A

					Underwritten				Debt Yield on
Control	Loan /		Mortgage		Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
1	Loan	8, 9	CGMRC	Miami Center	199,973	1,227,546	16,043,480	1.41	9.3%	268,000,000	3/28/2012
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	220,235	411,853	14,155,124	2.11	10.5%	230,000,000	5/1/2012
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	85,690	471,295	9,411,298	1.65	10.3%	141,000,000	6/1/2012
4	Loan		CGMRC	Pinnacle at Westchase	94,188	532,726	8,017,247	1.57	10.0%	117,500,000	5/3/2012
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	1,518,966	0	15,979,840	1.77	11.4%	278,000,000	5/4/2012
6	Loan	10, 24	GSMC	25 East Oak Street	6,920	54,909	3,981,777	1.33	8.0%	73,800,000	6/7/2012
7	Loan	10, 25	GSMC	Sonora Village	74,497	105,887	2,981,350	1.38	8.9%	47,200,000	4/20/2012
8	Loan	26	GSMC	Cole Family Dollar Portfolio	59,772	59,736	2,962,007	2.23	10.7%	45,160,000	6/15/2012
8.01	Property			Family Dollar - Plant City	1,845	1,844	126,695			1,900,000	6/15/2012
8.02	Property			Family Dollar - Tampa	1,678	1,677	126,465			1,920,000	6/15/2012
8.03	Property			Family Dollar - Hernandez	1,600	1,599	124,891			1,800,000	6/15/2012
8.04	Property			Family Dollar - Pembroke Park	1,798	1,797	123,233			1,900,000	6/15/2012
8.05	Property			Family Dollar - Deland	1,620	1,619	114,231			1,700,000	6/15/2012
8.06	Property			Family Dollar - Port Arthur	1,564	1,563	112,857			1,740,000	6/15/2012
8.07	Property			Family Dollar - Phoenix	2,002	2,001	111,619			1,600,000	6/15/2012
8.08	Property			Family Dollar - Jacksonville I	1,818	1,817	110,631			1,700,000	6/15/2012
8.09	Property			Family Dollar - Kansas City I	1,572	1,571	105,983			1,610,000	6/15/2012
8.10	Property			Family Dollar - Avondale	1,634	1,633	105,018			1,500,000	6/15/2012
8.11	Property			Family Dollar - Fort Myers	1,560	1,559	105,066			1,600,000	6/15/2012
8.12	Property			Family Dollar - Ocala	1,686	1,685	104,244			1,600,000	6/15/2012
8.13	Property			Family Dollar - Fort Lupton	1,857	1,856	98,070			1,500,000	6/15/2012
8.14	Property			Family Dollar - Houston	1,531	1,530	98,237			1,520,000	6/15/2012
8.15	Property			Family Dollar - Burton	1,610	1,609	93,061			1,420,000	6/15/2012
8.16	Property			Family Dollar - Hudson	1,857	1,856	88,832			1,370,000	6/15/2012
8.17	Property			Family Dollar - Jacksonville II	1,840	1,839	84,048			1,300,000	6/15/2012
8.18	Property			Family Dollar - Dacono	1,578	1,577	80,980			1,250,000	6/15/2012
8.19	Property			Family Dollar - Kentwood	2,030	2,029	78,085			1,210,000	6/15/2012
8.20	Property			Family Dollar - Lakeland	1,568	1,567	78,172			1,200,000	6/15/2012
8.21	Property			Family Dollar - San Antonio I	1,856	1,855	77,166			1,200,000	6/15/2012
8.22	Property			Family Dollar - Newaygo	1,616	1,615	73,369			1,130,000	6/15/2012
8.23	Property			Family Dollar - Kansas City II	1,569	1,568	72,822			1,120,000	6/15/2012
8.24	Property			Family Dollar - Beaumont	1,549	1,548	69,634			1,090,000	6/15/2012
8.25	Property			Family Dollar - Milton	1,601	1,600	68,398			1,050,000	6/15/2012
8.26	Property			Family Dollar - Memphis	1,960	1,959	66,964			1,050,000	6/15/2012
8.27	Property			Family Dollar - Noonday	1,839	1,838	65,842			1,030,000	6/15/2012
8.28	Property			Family Dollar - Coolidge	1,571	1,570	63,874			910,000	6/15/2012
8.29	Property			Family Dollar - Leander	1,841	1,840	58,221			930,000	6/15/2012
8.30	Property			Family Dollar - San Antonio II	1,847	1,846	52,580			830,000	6/15/2012
8.31	Property			Family Dollar - Little Rock	1,597	1,596	48,758			780,000	6/15/2012
8.32	Property			Family Dollar - Canton	1,856	1,855	47,410			760,000	6/15/2012
8.33	Property			Family Dollar - Converse	1,580	1,579	42,283			670,000	6/15/2012
8.34	Property			Family Dollar - St. Peter	1,673	1,672	42,080			590,000	6/15/2012
8.35	Property			Family Dollar - Fort Dodge	1,569	1,568	42,190			680,000	6/15/2012
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	816,861	0	3,205,232	1.77	12.6%	39,000,000	7/16/2012
10	Loan	30, 31	GSMC	Plains Capital Towers	187,171	559,444	2,938,618	1.91	12.3%	40,430,000	4/11/2012
11	Loan	10	GSMC	West Valley Shopping Center	13,080	52,259	2,343,363	1.59	10.0%	38,000,000	5/1/2012
12	Loan		CGMRC	Wilcox Office Building	28,189	230,035	2,119,913	1.39	9.3%	35,000,000	4/13/2012
13	Loan		CGMRC	Waukegan Multifamily Portfolio	129,000	0	2,014,138	1.51	9.4%	28,660,000	5/25/2012
13.01	Property			Briarwood Apartments	71,000	0	1,074,177			14,440,000	5/25/2012
13.02	Property			Heritage Green Apartments	58,000	0	939,962			14,220,000	5/25/2012
14	Loan		Natixis RE	Sutton Place Apartments	345,720	0	3,271,631	2.44	17.4%	33,500,000	10/12/2011
15	Loan		CGMRC	290 Madison	7,537	50,000	1,281,308	1.36	8.6%	27,100,000	4/1/2012
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	196,052	0	2,209,464	2.10	14.8%	25,000,000	5/1/2012
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	197,356	0	1,862,589	1.83	12.9%	27,000,000	5/1/2012
18	Loan		CGMRC	College Point Self Storage	28,477	0	1,336,004	1.44	9.3%	19,300,000	4/15/2012
19	Loan		CGMRC	Sheraton Augusta	180,322	0	1,728,563	1.70	12.7%	22,100,000	3/30/2012
20	Loan	34, 35	GSMC	University Manors	140,000	0	1,224,266	1.34	9.8%	18,500,000	4/5/2012

CGCMT 2012-GC8 Annex A

					Underwritten				Debt Yield on
Control	Loan /		Mortgage		Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
21	Loan	36	GSMC	ARCT III Portfolio	46,644	85,486	2,198,812	4.78	17.9%	29,950,000	Various
21.01	Property			Advance Auto - Auburn, IN	1,400	1,631	140,388			1,930,000	4/25/2012
21.02	Property			Tire Kingdom - Dublin, OH	1,331	3,022	123,362			1,800,000	4/25/2012
21.03	Property			Dollar General - Sikeston, MO	2,113	4,797	94,119			1,350,000	4/25/2012
21.04	Property	36		Family Dollar - Tulsa, OK	1,600	1,864	105,748			1,380,000	6/1/2012
21.05	Property			Dollar General - Altamont, IL	2,128	4,830	91,661			1,320,000	4/25/2012
21.06	Property			Dollar General - Ozark, MO	1,820	4,131	80,325			1,120,000	4/25/2012
21.07	Property			Family Dollar - Hawthorne, NV	1,600	1,864	93,534			1,190,000	4/25/2012
21.08	Property			Dollar General - Cadillac, MI	1,878	4,263	78,936			1,140,000	4/25/2012
21.09	Property			Family Dollar - Lovelock, NV	1,600	1,864	90,653			1,150,000	4/25/2012
21.10	Property			Dollar General - Gardner, LA	1,805	4,098	77,180			1,080,000	4/25/2012
21.11	Property			Dollar General - Durand, MI	1,820	4,131	76,840			1,110,000	4/25/2012
21.12	Property			Dollar General - Carleton, MI	1,832	4,159	75,009			1,080,000	4/25/2012
21.13	Property			Family Dollar - Biloxi, MS	1,600	1,864	85,371			1,075,000	4/25/2012
21.14	Property			Dollar General - Oran, MO	2,113	4,797	69,385			990,000	4/25/2012
21.15	Property			Dollar General - Flint, MI	1,805	4,098	69,837			1,010,000	4/25/2012
21.16	Property			Family Dollar - Wells, NV	1,600	1,864	82,010			1,050,000	4/25/2012
21.17	Property			Advance Auto - Greenwood, SC	1,615	1,881	73,279			975,000	4/25/2012
21.18	Property			Family Dollar - Gulfport, MS	1,664	1,938	80,431			1,025,000	4/25/2012
21.19	Property			Advance Auto - Warren, OH	1,400	1,631	72,599			930,000	4/25/2012
21.20	Property			Family Dollar - Carriere, MS	1,664	1,938	77,069			975,000	4/25/2012
21.21	Property			Dollar General - Vienna, MO	1,805	4,098	65,788			960,000	4/25/2012
21.22	Property			Dollar General - Como, TX	1,820	4,131	68,534			940,000	4/25/2012
21.23	Property			Dollar General - Soso, MS	1,805	4,097	64,549			900,000	4/25/2012
21.24	Property			Dollar General - Gordonville, TX	1,820	4,131	68,160			930,000	4/25/2012
21.25	Property			Family Dollar - Kerens, TX	1,600	1,864	72,115			930,000	4/25/2012
21.26	Property			Dollar General - Moorhead, MS	1,805	4,097	59,227			820,000	4/25/2012
21.27	Property			Family Dollar - Rangely, CO	1,600	2,404	62,705			790,000	4/25/2012
22	Loan	37, 38	GSMC	Legacy Tower	78,420	208,141	1,283,718	1.71	11.0%	18,525,000	4/13/2012
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	13,242	88,996	1,376,240	1.74	11.8%	18,760,000	Various
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	6,445	46,884	557,212			7,400,000	5/2/2012
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	2,268	13,524	338,281			4,700,000	3/30/2012
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	2,261	12,615	309,759			4,260,000	4/5/2012
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	2,268	15,973	170,988			2,400,000	4/1/2012
24	Loan		CGMRC	555 East Main Street	25,138	151,701	1,054,409	1.63	10.1%	14,500,000	4/13/2012
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	80,700	0	1,331,873	2.12	13.1%	19,000,000	4/4/2012
25.01	Property			Oakbrook Apartments	46,500	0	816,118			11,400,000	4/4/2012
25.02	Property			Amber Ridge Apartments	34,200	0	515,755			7,600,000	4/4/2012
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	157,613	0	1,329,752	1.81	13.2%	14,500,000	4/5/2012
27	Loan	10	CGMRC	1026-1044 Market Street	13,374	107,458	1,130,031	1.81	11.3%	15,275,000	2/1/2012
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	35,224	0	1,031,610	1.45	10.3%	15,550,000	Various
28.01	Property			Green Bay Avenue Self Storage	12,948	0	452,456			7,200,000	6/4/2012
28.02	Property			Jordan Landing Self Storage	12,934	0	347,280			4,950,000	6/5/2012
28.03	Property			Storage Kings of South Congress	9,342	0	231,874			3,400,000	6/4/2012
29	Loan		CGMRC	Storage Pro Portfolio	30,241	0	1,117,346	1.81	11.3%	13,500,000	Various
29.01	Property			Storage Pro - Kalamazoo	12,934	0	426,795			5,000,000	6/19/2012
29.02	Property			Storage Pro - East Lansing	6,230	0	267,950			3,350,000	6/18/2012
29.03	Property			Storage Pro - Wyoming	6,336	0	249,850			3,000,000	6/18/2012
29.04	Property			Storage Pro - Comstock Park	4,741	0	172,751			2,150,000	6/18/2012
30	Loan		CGMRC	Memphis Self Storage Portfolio	41,883	0	993,016	1.58	10.0%	13,250,000	6/15/2012
30.01	Property			Bartlett Self Storage	9,854	0	279,346			3,600,000	6/15/2012
30.02	Property			Hacks Cross Self Storage	9,878	0	248,276			3,550,000	6/15/2012
30.03	Property			Commerce Self Storage	8,557	0	171,279			2,500,000	6/15/2012
30.04	Property			Nesbit Self Storage	8,051	0	193,774			2,400,000	6/15/2012
30.05	Property			Winchester Self Storage	5,543	0	100,342			1,200,000	6/15/2012
31	Loan		CGMRC	Mountain Marketplace	17,379	78,206	1,037,165	1.82	11.5%	14,400,000	5/31/2012
32	Loan		CGMRC	Countryside Plaza	29,700	95,333	936,896	1.85	11.5%	11,800,000	4/26/2012

CGCMT 2012-GC8 Annex A

					Underwritten				Debt Yield on
Control	Loan /		Mortgage		Replacement /	Underwritten	Underwritten Net	Underwritten NCF	Underwritten
Number	Property Flag	Footnotes	Loan Seller	Property Name	FF&E Reserve ($)	TI / LC ($)	Cash Flow ($)	DSCR (x) (4)	Net Cash Flow (%)	Appraised Value ($)	Appraisal Date
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	147,517	0	1,290,984	2.22	16.1%	13,600,000	4/17/2012
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	40,250	0	864,554	1.49	10.8%	11,850,000	Various
34.01	Property			Redbird MHC	5,800	0	219,529			2,700,000	4/10/2012
34.02	Property			Lakeview Terrace Estates MHC	7,600	0	196,251			2,240,000	3/23/2012
34.03	Property			Arrowwood MHC	6,650	0	116,653			1,890,000	3/23/2012
34.04	Property			El Reno MHC	6,900	0	133,419			1,720,000	3/23/2012
34.05	Property			Skyview Estates MHC	4,400	0	121,277			1,450,000	3/23/2012
34.06	Property	10		Bill’s MHC	4,150	0	39,379			940,000	3/23/2012
34.07	Property			Sunnylane Estates MHC	4,750	0	38,046			910,000	3/23/2012
35	Loan		CGMRC	Food Lion Mount Airy	27,110	63,178	838,509	1.53	10.7%	12,200,000	5/5/2012
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	232,101	0	1,228,964	2.35	16.4%	12,800,000	4/17/2012
37	Loan		CGMRC	1263 West Pratt Boulevard	31,200	0	571,154	1.47	9.1%	8,430,000	5/21/2012
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	1,577	13,024	322,316	1.57	10.0%	4,500,000	5/1/2012
39	Loan		CGMRC	Pensacola Marketplace	7,465	18,980	307,310	1.57	10.0%	4,100,000	4/27/2012
40	Loan	10	CGMRC	807 Church Street	5,451	31,797	642,441	1.60	10.3%	11,800,000	5/10/2012
41	Loan	10	CGMRC	Residence Inn Southern Pines	87,103	0	870,973	1.90	14.1%	10,500,000	12/15/2011
42	Loan		CGMRC	Chicago Multifamily Portfolio	20,750	0	544,005	1.44	9.1%	8,440,000	6/6/2012
42.01	Property			6301 North Hermitage	10,250	0	220,348			3,180,000	6/6/2012
42.02	Property			4650 North Beacon Street	5,500	0	181,534			2,850,000	6/6/2012
42.03	Property			3657 North Racine	5,000	0	142,123			2,410,000	6/6/2012
43	Loan		CGMRC	Park City MHC	25,950	0	587,535	1.37	10.0%	7,900,000	3/22/2012
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	119,557	0	651,558	1.62	11.9%	9,500,000	4/1/2012
45	Loan	40	GSMC	Merrimack Village Center	12,344	49,841	858,455	3.57	15.8%	11,800,000	5/8/2012
46	Loan		CGMRC	Shel Mar Estates MHP	18,250	0	556,503	1.55	10.6%	7,200,000	3/14/2012
47	Loan		CGMRC	La Vita on Lovers Lane	40,500	0	531,263	1.62	10.5%	7,330,000	4/25/2012
48	Loan		CGMRC	University of Phoenix	4,800	32,000	481,026	1.44	10.2%	7,500,000	4/1/2012
49	Loan		CGMRC	Briarlane Apartments	36,000	0	528,680	1.73	11.3%	6,900,000	4/18/2012
50	Loan		CGMRC	Walled Lake Mini Storage	16,658	0	452,519	1.54	10.1%	6,450,000	4/18/2012
51	Loan		CGMRC	Woodcreek MHC	11,250	0	474,772	1.60	11.2%	6,700,000	4/18/2012
52	Loan	10	CGMRC	Lakes of the Hills Apartments	25,250	0	320,085	1.37	9.2%	4,970,000	3/23/2012
53	Loan		CGMRC	Americana Self Storage (SST)	12,308	0	446,294	2.04	12.8%	7,475,000	4/27/2012
54	Loan		CGMRC	Got Storage	13,563	0	321,659	1.60	10.4%	4,300,000	6/5/2012
55	Loan		CGMRC	Exchange Garage	11,214	0	276,742	1.58	10.7%	3,500,000	5/1/2012
56	Loan		CGMRC	Jeffrey Manor Shopping Center	13,384	48,917	330,306	1.84	13.3%	3,700,000	4/27/2012
57	Loan		CGMRC	Gas Lite Manor	4,000	0	158,181	1.41	10.0%	2,110,000	6/14/2012

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
1	Loan	8, 9	CGMRC	Miami Center	NAP	NAP	64.2%	53.2%	83.7%	6/1/2012	NAP	NAP
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	270,000,000	5/1/2015	58.7%	50.0%	79.1%	5/29/2012	NAP	NAP
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	NAP	NAP	64.5%	57.0%	99.0%	4/30/2012	NAP	NAP
4	Loan		CGMRC	Pinnacle at Westchase	NAP	NAP	67.9%	55.9%	97.8%	6/30/2012	NAP	NAP
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	304,000,000	5/1/2015	50.4%	39.9%	83.6%	5/31/2012	377.16	323.39
6	Loan	10, 24	GSMC	25 East Oak Street	75,600,000	7/1/2013	67.7%	53.2%	90.2%	6/1/2012	NAP	NAP
7	Loan	10, 25	GSMC	Sonora Village	49,200,000	4/20/2013	71.3%	59.1%	82.1%	6/30/2012	NAP	NAP
8	Loan	26	GSMC	Cole Family Dollar Portfolio	NAP	NAP	61.4%	61.4%	100.0%		NAP	NAP
8.01	Property			Family Dollar - Plant City	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.02	Property			Family Dollar - Tampa	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.03	Property			Family Dollar - Hernandez	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.04	Property			Family Dollar - Pembroke Park	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.05	Property			Family Dollar - Deland	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.06	Property			Family Dollar - Port Arthur	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.07	Property			Family Dollar - Phoenix	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.08	Property			Family Dollar - Jacksonville I	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.09	Property			Family Dollar - Kansas City I	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.10	Property			Family Dollar - Avondale	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.11	Property			Family Dollar - Fort Myers	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.12	Property			Family Dollar - Ocala	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.13	Property			Family Dollar - Fort Lupton	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.14	Property			Family Dollar - Houston	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.15	Property			Family Dollar - Burton	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.16	Property			Family Dollar - Hudson	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.17	Property			Family Dollar - Jacksonville II	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.18	Property			Family Dollar - Dacono	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.19	Property			Family Dollar - Kentwood	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.20	Property			Family Dollar - Lakeland	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.21	Property			Family Dollar - San Antonio I	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.22	Property			Family Dollar - Newaygo	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.23	Property			Family Dollar - Kansas City II	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.24	Property			Family Dollar - Beaumont	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.25	Property			Family Dollar - Milton	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.26	Property			Family Dollar - Memphis	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.27	Property			Family Dollar - Noonday	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.28	Property			Family Dollar - Coolidge	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.29	Property			Family Dollar - Leander	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.30	Property			Family Dollar - San Antonio II	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.31	Property			Family Dollar - Little Rock	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.32	Property			Family Dollar - Canton	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.33	Property			Family Dollar - Converse	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.34	Property			Family Dollar - St. Peter	NAP	NAP			100.0%	4/30/2012	NAP	NAP
8.35	Property			Family Dollar - Fort Dodge	NAP	NAP			100.0%	4/30/2012	NAP	NAP
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	43,500,000	8/1/2015	65.3%	44.0%	71.9%	6/30/2012	112.67	80.96
10	Loan	30, 31	GSMC	Plains Capital Towers	NAP	NAP	59.2%	54.7%	90.2%	6/1/2012	NAP	NAP
11	Loan	10	GSMC	West Valley Shopping Center	39,000,000	5/1/2013	61.6%	51.6%	91.8%	8/1/2012	NAP	NAP
12	Loan		CGMRC	Wilcox Office Building	NAP	NAP	65.4%	54.3%	96.6%	3/31/2012	NAP	NAP
13	Loan		CGMRC	Waukegan Multifamily Portfolio	NAP	NAP	74.9%	60.9%	96.3%		NAP	NAP
13.01	Property			Briarwood Apartments	NAP	NAP			99.3%	5/10/2012	NAP	NAP
13.02	Property			Heritage Green Apartments	NAP	NAP			92.7%	5/10/2012	NAP	NAP
14	Loan		Natixis RE	Sutton Place Apartments	NAP	NAP	56.1%	54.0%	97.9%	6/30/2012	NAP	NAP
15	Loan		CGMRC	290 Madison	NAP	NAP	55.2%	45.1%	100.0%	3/25/2012	NAP	NAP
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	28,000,000	5/2/2015	59.7%	40.1%	82.6%	6/30/2012	138.17	114.14
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	33,500,000	5/1/2016	53.5%	32.4%	79.2%	6/30/2012	139.36	110.42
18	Loan		CGMRC	College Point Self Storage	NAP	NAP	74.7%	61.5%	84.4%	2/27/2012	NAP	NAP
19	Loan		CGMRC	Sheraton Augusta	NAP	NAP	61.8%	47.3%	61.1%	5/31/2012	115.00	70.81
20	Loan	34, 35	GSMC	University Manors	NAP	NAP	67.3%	51.3%	97.7%	7/11/2012	NAP	NAP

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
21	Loan	36	GSMC	ARCT III Portfolio	NAP	NAP	41.0%	41.0%	100.0%		NAP	NAP
21.01	Property			Advance Auto - Auburn, IN	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.02	Property			Tire Kingdom - Dublin, OH	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.03	Property			Dollar General - Sikeston, MO	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.04	Property	36		Family Dollar - Tulsa, OK	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.05	Property			Dollar General - Altamont, IL	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.06	Property			Dollar General - Ozark, MO	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.07	Property			Family Dollar - Hawthorne, NV	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.08	Property			Dollar General - Cadillac, MI	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.09	Property			Family Dollar - Lovelock, NV	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.10	Property			Dollar General - Gardner, LA	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.11	Property			Dollar General - Durand, MI	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.12	Property			Dollar General - Carleton, MI	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.13	Property			Family Dollar - Biloxi, MS	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.14	Property			Dollar General - Oran, MO	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.15	Property			Dollar General - Flint, MI	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.16	Property			Family Dollar - Wells, NV	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.17	Property			Advance Auto - Greenwood, SC	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.18	Property			Family Dollar - Gulfport, MS	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.19	Property			Advance Auto - Warren, OH	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.20	Property			Family Dollar - Carriere, MS	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.21	Property			Dollar General - Vienna, MO	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.22	Property			Dollar General - Como, TX	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.23	Property			Dollar General - Soso, MS	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.24	Property			Dollar General - Gordonville, TX	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.25	Property			Family Dollar - Kerens, TX	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.26	Property			Dollar General - Moorhead, MS	NAP	NAP			100.0%	6/27/2012	NAP	NAP
21.27	Property			Family Dollar - Rangely, CO	NAP	NAP			100.0%	6/27/2012	NAP	NAP
22	Loan	37, 38	GSMC	Legacy Tower	NAP	NAP	63.1%	58.4%	96.2%	8/1/2012	NAP	NAP
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	NAP	NAP	62.1%	46.0%	100.0%		NAP	NAP
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	NAP	NAP			100.0%	9/6/2012	NAP	NAP
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	NAP	NAP			100.0%	9/6/2012	NAP	NAP
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	NAP	NAP			100.0%	9/6/2012	NAP	NAP
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	NAP	NAP			100.0%	9/6/2012	NAP	NAP
24	Loan		CGMRC	555 East Main Street	NAP	NAP	72.2%	58.7%	90.8%	5/16/2012	NAP	NAP
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	NAP	NAP	53.4%	43.6%	97.1%		NAP	NAP
25.01	Property			Oakbrook Apartments	NAP	NAP			96.8%	4/10/2012	NAP	NAP
25.02	Property			Amber Ridge Apartments	NAP	NAP			97.4%	4/26/2012	NAP	NAP
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	15,200,000	5/1/2015	69.7%	50.5%	91.1%	6/30/2012	99.85	90.99
27	Loan	10	CGMRC	1026-1044 Market Street	18,250,000	2/1/2013	65.4%	44.7%	100.0%	7/1/2012	NAP	NAP
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	NAP	NAP	64.1%	48.3%	87.4%		NAP	NAP
28.01	Property			Green Bay Avenue Self Storage	NAP	NAP			86.4%	5/31/2012	NAP	NAP
28.02	Property			Jordan Landing Self Storage	NAP	NAP			88.5%	5/31/2012	NAP	NAP
28.03	Property			Storage Kings of South Congress	NAP	NAP			87.3%	5/31/2012	NAP	NAP
29	Loan		CGMRC	Storage Pro Portfolio	NAP	NAP	73.4%	59.8%	94.8%		NAP	NAP
29.01	Property			Storage Pro - Kalamazoo	NAP	NAP			92.0%	6/1/2012	NAP	NAP
29.02	Property			Storage Pro - East Lansing	NAP	NAP			96.6%	6/1/2012	NAP	NAP
29.03	Property			Storage Pro - Wyoming	NAP	NAP			95.5%	6/1/2012	NAP	NAP
29.04	Property			Storage Pro - Comstock Park	NAP	NAP			96.5%	6/1/2012	NAP	NAP
30	Loan		CGMRC	Memphis Self Storage Portfolio	NAP	NAP	74.6%	61.1%	90.2%		NAP	NAP
30.01	Property			Bartlett Self Storage	NAP	NAP			87.6%	6/30/2012	NAP	NAP
30.02	Property			Hacks Cross Self Storage	NAP	NAP			96.7%	6/30/2012	NAP	NAP
30.03	Property			Commerce Self Storage	NAP	NAP			88.0%	6/30/2012	NAP	NAP
30.04	Property			Nesbit Self Storage	NAP	NAP			92.8%	6/30/2012	NAP	NAP
30.05	Property			Winchester Self Storage	NAP	NAP			84.1%	6/30/2012	NAP	NAP
31	Loan		CGMRC	Mountain Marketplace	NAP	NAP	62.4%	51.1%	95.9%	6/22/2012	NAP	NAP
32	Loan		CGMRC	Countryside Plaza	NAP	NAP	68.9%	56.2%	97.3%	3/6/2012	NAP	NAP

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		As Stabilized	As Stabilized	Cut-off Date	LTV Ratio
Number	Property Flag	Footnotes	Loan Seller	Property Name	Appraised Value ($)	Appraisal Date	LTV Ratio (%)	at Maturity / ARD (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	14,500,000	5/1/2015	58.9%	41.9%	80.4%	5/31/2012	110.77	89.04
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	12,050,000	Various	67.5%	50.3%	84.2%		NAP	NAP
34.01	Property			Redbird MHC	NAP	NAP			97.4%	5/1/2012	NAP	NAP
34.02	Property			Lakeview Terrace Estates MHC	NAP	NAP			98.7%	4/1/2012	NAP	NAP
34.03	Property			Arrowwood MHC	NAP	NAP			75.2%	5/1/2012	NAP	NAP
34.04	Property			El Reno MHC	NAP	NAP			87.0%	4/1/2012	NAP	NAP
34.05	Property			Skyview Estates MHC	NAP	NAP			89.8%	4/1/2012	NAP	NAP
34.06	Property	10		Bill’s MHC	1,140,000	3/23/2014			68.7%	5/1/2012	NAP	NAP
34.07	Property			Sunnylane Estates MHC	NAP	NAP			61.3%	4/1/2012	NAP	NAP
35	Loan		CGMRC	Food Lion Mount Airy	NAP	NAP	64.1%	48.0%	97.8%	7/1/2012	NAP	NAP
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	13,700,000	5/1/2014	58.4%	40.9%	67.0%	3/31/2012	84.33	56.47
37	Loan		CGMRC	1263 West Pratt Boulevard	NAP	NAP	74.6%	60.7%	95.2%	5/18/2012	NAP	NAP
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	NAP	NAP	73.1%	60.0%	100.0%	6/28/2012	NAP	NAP
39	Loan		CGMRC	Pensacola Marketplace	NAP	NAP	73.1%	60.0%	100.0%	6/28/2012	NAP	NAP
40	Loan	10	CGMRC	807 Church Street	12,900,000	1/1/2014	52.9%	39.8%	62.9%	6/1/2012	NAP	NAP
41	Loan	10	CGMRC	Residence Inn Southern Pines	10,600,000	1/1/2013	58.7%	52.5%	77.6%	5/31/2012	NAP	NAP
42	Loan		CGMRC	Chicago Multifamily Portfolio	NAP	NAP	71.1%	58.1%	96.4%		NAP	NAP
42.01	Property			6301 North Hermitage	NAP	NAP			92.7%	8/2/2012	NAP	NAP
42.02	Property			4650 North Beacon Street	NAP	NAP			100.0%	8/2/2012	NAP	NAP
42.03	Property			3657 North Racine	NAP	NAP			100.0%	8/2/2012	NAP	NAP
43	Loan		CGMRC	Park City MHC	NAP	NAP	74.3%	56.5%	67.8%	1/31/2012	NAP	NAP
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	NAP	NAP	57.6%	51.9%	66.7%	3/31/2012	130.94	87.34
45	Loan	40	GSMC	Merrimack Village Center	NAP	NAP	46.1%	46.1%	98.1%	6/30/2012	NAP	NAP
46	Loan		CGMRC	Shel Mar Estates MHP	NAP	NAP	73.1%	61.3%	88.4%	4/10/2012	NAP	NAP
47	Loan		CGMRC	La Vita on Lovers Lane	NAP	NAP	69.1%	57.0%	89.5%	4/16/2012	NAP	NAP
48	Loan		CGMRC	University of Phoenix	NAP	NAP	63.1%	47.4%	100.0%	4/10/2012	NAP	NAP
49	Loan		CGMRC	Briarlane Apartments	NAP	NAP	67.9%	56.2%	97.5%	4/19/2012	NAP	NAP
50	Loan		CGMRC	Walled Lake Mini Storage	NAP	NAP	69.6%	57.5%	89.8%	3/30/2012	NAP	NAP
51	Loan		CGMRC	Woodcreek MHC	NAP	NAP	63.3%	53.4%	69.8%	4/1/2012	NAP	NAP
52	Loan	10	CGMRC	Lakes of the Hills Apartments	5,460,000	5/23/2013	70.2%	53.3%	100.0%	4/30/2012	NAP	NAP
53	Loan		CGMRC	Americana Self Storage (SST)	NAP	NAP	46.7%	38.2%	95.3%	5/24/2012	NAP	NAP
54	Loan		CGMRC	Got Storage	NAP	NAP	71.9%	59.4%	86.0%	6/21/2012	NAP	NAP
55	Loan		CGMRC	Exchange Garage	NAP	NAP	74.0%	61.7%	96.0%	6/11/2012	NAP	NAP
56	Loan		CGMRC	Jeffrey Manor Shopping Center	NAP	NAP	67.4%	51.0%	88.5%	6/27/2012	NAP	NAP
57	Loan		CGMRC	Gas Lite Manor	NAP	NAP	74.8%	63.3%	91.3%	6/14/2012	NAP	NAP

CGCMT 2012-GC8 Annex A

									Second	Second
Control	Loan /		Mortgage			Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8, 9	CGMRC	Miami Center	Citicorp	157,553	1/31/2020	Shook Hardy & Bacon LLP	86,151	7/31/2022
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	Bank of America	595,953	5/31/2022	JPMorgan Chase	14,961	6/30/2021
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	New York Film Academy	73,326	8/31/2027	Continental Stock Transfer	35,000	7/12/2017
4	Loan		CGMRC	Pinnacle at Westchase	Conoco Phillips	210,735	7/31/2019	Aker Business Services Inc.	186,869	1/31/2020
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	NAP			NAP
6	Loan	10, 24	GSMC	25 East Oak Street	Giorgio Armani	8,767	8/31/2022	Hermes	7,785	1/31/2025
7	Loan	10, 25	GSMC	Sonora Village	Best Buy	62,178	8/31/2021	Studio Movie Grill	40,867	11/30/2026
8	Loan	26	GSMC	Cole Family Dollar Portfolio
8.01	Property			Family Dollar - Plant City	Family Dollar	9,223	4/30/2027	NAP
8.02	Property			Family Dollar - Tampa	Family Dollar	8,390	4/30/2027	NAP
8.03	Property			Family Dollar - Hernandez	Family Dollar	8,000	4/30/2027	NAP
8.04	Property			Family Dollar - Pembroke Park	Family Dollar	8,991	4/30/2027	NAP
8.05	Property			Family Dollar - Deland	Family Dollar	8,099	4/30/2027	NAP
8.06	Property			Family Dollar - Port Arthur	Family Dollar	7,820	4/30/2027	NAP
8.07	Property			Family Dollar - Phoenix	Family Dollar	10,011	4/30/2027	NAP
8.08	Property			Family Dollar - Jacksonville I	Family Dollar	9,091	4/30/2027	NAP
8.09	Property			Family Dollar - Kansas City I	Family Dollar	7,860	4/30/2027	NAP
8.10	Property			Family Dollar - Avondale	Family Dollar	8,171	4/30/2027	NAP
8.11	Property			Family Dollar - Fort Myers	Family Dollar	7,798	4/30/2027	NAP
8.12	Property			Family Dollar - Ocala	Family Dollar	8,432	4/30/2027	NAP
8.13	Property			Family Dollar - Fort Lupton	Family Dollar	9,283	4/30/2027	NAP
8.14	Property			Family Dollar - Houston	Family Dollar	7,654	4/30/2027	NAP
8.15	Property			Family Dollar - Burton	Family Dollar	8,050	4/30/2027	NAP
8.16	Property			Family Dollar - Hudson	Family Dollar	9,286	4/30/2027	NAP
8.17	Property			Family Dollar - Jacksonville II	Family Dollar	9,198	4/30/2027	NAP
8.18	Property			Family Dollar - Dacono	Family Dollar	7,888	4/30/2027	NAP
8.19	Property			Family Dollar - Kentwood	Family Dollar	10,150	4/30/2027	NAP
8.20	Property			Family Dollar - Lakeland	Family Dollar	7,842	4/30/2027	NAP
8.21	Property			Family Dollar - San Antonio I	Family Dollar	9,280	4/30/2027	NAP
8.22	Property			Family Dollar - Newaygo	Family Dollar	8,080	4/30/2027	NAP
8.23	Property			Family Dollar - Kansas City II	Family Dollar	7,843	4/30/2027	NAP
8.24	Property			Family Dollar - Beaumont	Family Dollar	7,745	4/30/2027	NAP
8.25	Property			Family Dollar - Milton	Family Dollar	8,007	4/30/2027	NAP
8.26	Property			Family Dollar - Memphis	Family Dollar	9,800	4/30/2027	NAP
8.27	Property			Family Dollar - Noonday	Family Dollar	9,196	4/30/2027	NAP
8.28	Property			Family Dollar - Coolidge	Family Dollar	7,857	4/30/2027	NAP
8.29	Property			Family Dollar - Leander	Family Dollar	9,207	4/30/2027	NAP
8.30	Property			Family Dollar - San Antonio II	Family Dollar	9,235	4/30/2027	NAP
8.31	Property			Family Dollar - Little Rock	Family Dollar	7,986	4/30/2027	NAP
8.32	Property			Family Dollar - Canton	Family Dollar	9,278	4/30/2027	NAP
8.33	Property			Family Dollar - Converse	Family Dollar	7,899	4/30/2027	NAP
8.34	Property			Family Dollar - St. Peter	Family Dollar	8,365	4/30/2027	NAP
8.35	Property			Family Dollar - Fort Dodge	Family Dollar	7,843	4/30/2027	NAP
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	NAP			NAP
10	Loan	30, 31	GSMC	Plains Capital Towers	Lockheed Martin	38,214	12/31/2013	BAE Systems	37,511	8/31/2017
11	Loan	10	GSMC	West Valley Shopping Center	Sunflower Farmers Market	32,952	6/30/2027	Pier 1 Imports	12,228	2/28/2014
12	Loan		CGMRC	Wilcox Office Building	Alcon Laboratories, Inc.	87,191	5/31/2017	Lockheed Martin Corporation	61,945	6/30/2017
13	Loan		CGMRC	Waukegan Multifamily Portfolio
13.01	Property			Briarwood Apartments	NAP			NAP
13.02	Property			Heritage Green Apartments	NAP			NAP
14	Loan		Natixis RE	Sutton Place Apartments	NAP			NAP
15	Loan		CGMRC	290 Madison	NH Computer Learning Center	23,736	8/31/2020	BNP Foods, Inc.	11,300	5/31/2022
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	NAP			NAP
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	NAP			NAP
18	Loan		CGMRC	College Point Self Storage	NAP			NAP
19	Loan		CGMRC	Sheraton Augusta	NAP			NAP
20	Loan	34, 35	GSMC	University Manors	NAP			NAP

CGCMT 2012-GC8 Annex A

									Second	Second
Control	Loan /		Mortgage			Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
21	Loan	36	GSMC	ARCT III Portfolio
21.01	Property			Advance Auto - Auburn, IN	Advance Auto	7,000	3/31/2022	NAP
21.02	Property			Tire Kingdom - Dublin, OH	Tire Kingdom	6,656	8/31/2023	NAP
21.03	Property			Dollar General - Sikeston, MO	Dollar General	10,566	11/11/2026	NAP
21.04	Property	36		Family Dollar - Tulsa, OK	Family Dollar	8,000	4/30/2022	NAP
21.05	Property			Dollar General - Altamont, IL	Dollar General	10,640	3/31/2027	NAP
21.06	Property			Dollar General - Ozark, MO	Dollar General	9,100	3/31/2027	NAP
21.07	Property			Family Dollar - Hawthorne, NV	Family Dollar	8,000	6/30/2022	NAP
21.08	Property			Dollar General - Cadillac, MI	Dollar General	9,389	12/31/2026	NAP
21.09	Property			Family Dollar - Lovelock, NV	Family Dollar	8,000	3/31/2022	NAP
21.10	Property			Dollar General - Gardner, LA	Dollar General	9,026	1/30/2027	NAP
21.11	Property			Dollar General - Durand, MI	Dollar General	9,100	1/31/2027	NAP
21.12	Property			Dollar General - Carleton, MI	Dollar General	9,160	12/31/2026	NAP
21.13	Property			Family Dollar - Biloxi, MS	Family Dollar	8,000	3/30/2022	NAP
21.14	Property			Dollar General - Oran, MO	Dollar General	10,566	2/28/2027	NAP
21.15	Property			Dollar General - Flint, MI	Dollar General	9,026	1/31/2027	NAP
21.16	Property			Family Dollar - Wells, NV	Family Dollar	8,000	3/31/2022	NAP
21.17	Property			Advance Auto - Greenwood, SC	Advance Auto	8,075	12/31/2021	NAP
21.18	Property			Family Dollar - Gulfport, MS	Family Dollar	8,320	3/30/2022	NAP
21.19	Property			Advance Auto - Warren, OH	Advance Auto	7,000	12/31/2021	NAP
21.20	Property			Family Dollar - Carriere, MS	Family Dollar	8,320	3/30/2022	NAP
21.21	Property			Dollar General - Vienna, MO	Dollar General	9,026	7/31/2026	NAP
21.22	Property			Dollar General - Como, TX	Dollar General	9,100	3/31/2027	NAP
21.23	Property			Dollar General - Soso, MS	Dollar General	9,024	2/28/2026	NAP
21.24	Property			Dollar General - Gordonville, TX	Dollar General	9,100	1/31/2027	NAP
21.25	Property			Family Dollar - Kerens, TX	Family Dollar	8,000	10/31/2021	NAP
21.26	Property			Dollar General - Moorhead, MS	Dollar General	9,024	4/30/2026	NAP
21.27	Property			Family Dollar - Rangely, CO	Family Dollar	8,000	6/30/2019	NAP
22	Loan	37, 38	GSMC	Legacy Tower	NC Mutual	81,420	12/20/2019	U.S. Department of Veteran Affairs	36,404	4/19/2019
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	Sports Authority	42,968	7/25/2022	NAP
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	Walgreens	15,120	12/31/2061	NAP
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	Walgreens	15,070	9/30/2060	NAP
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	Walgreens	15,120	3/31/2060	NAP
24	Loan		CGMRC	555 East Main Street	Wall, Einhorn, & Chernitzer	30,756	10/31/2017	PNC Bank	21,948	11/30/2014
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments
25.01	Property			Oakbrook Apartments	NAP			NAP
25.02	Property			Amber Ridge Apartments	NAP			NAP
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	NAP			NAP
27	Loan	10	CGMRC	1026-1044 Market Street	Freire Charter School	48,080	8/31/2032	TJ Maxx	26,000	6/30/2022
28	Loan		CGMRC	Crescendo Self-Storage Portfolio
28.01	Property			Green Bay Avenue Self Storage	NAP			NAP
28.02	Property			Jordan Landing Self Storage	NAP			NAP
28.03	Property			Storage Kings of South Congress	NAP			NAP
29	Loan		CGMRC	Storage Pro Portfolio
29.01	Property			Storage Pro - Kalamazoo	NAP			NAP
29.02	Property			Storage Pro - East Lansing	NAP			NAP
29.03	Property			Storage Pro - Wyoming	NAP			NAP
29.04	Property			Storage Pro - Comstock Park	NAP			NAP
30	Loan		CGMRC	Memphis Self Storage Portfolio
30.01	Property			Bartlett Self Storage	NAP			NAP
30.02	Property			Hacks Cross Self Storage	NAP			NAP
30.03	Property			Commerce Self Storage	NAP			NAP
30.04	Property			Nesbit Self Storage	NAP			NAP
30.05	Property			Winchester Self Storage	NAP			NAP
31	Loan		CGMRC	Mountain Marketplace	Food Lion	43,859	10/16/2021	Dollar Tree	9,000	3/31/2022
32	Loan		CGMRC	Countryside Plaza	Country Market	56,416	1/31/2017	Busy Beaver	25,000	5/18/2020

CGCMT 2012-GC8 Annex A

									Second	Second
Control	Loan /		Mortgage			Largest Tenant	Largest Tenant	Second	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	NAP			NAP
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)
34.01	Property			Redbird MHC	NAP			NAP
34.02	Property			Lakeview Terrace Estates MHC	NAP			NAP
34.03	Property			Arrowwood MHC	NAP			NAP
34.04	Property			El Reno MHC	NAP			NAP
34.05	Property			Skyview Estates MHC	NAP			NAP
34.06	Property	10		Bill’s MHC	NAP			NAP
34.07	Property			Sunnylane Estates MHC	NAP			NAP
35	Loan		CGMRC	Food Lion Mount Airy	Food Lion	37,260	6/30/2017	Ace Hardware	20,258	4/30/2023
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	NAP			NAP
37	Loan		CGMRC	1263 West Pratt Boulevard	NAP			NAP
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	Verizon	5,513	3/31/2016	Mattress Firm	5,002	1/31/2019
39	Loan		CGMRC	Pensacola Marketplace	Ross Dress for Less	26,838	1/31/2021	Office Depot	20,930	2/28/2018
40	Loan	10	CGMRC	807 Church Street	Panera Bread	5,312	7/31/2015	Citibank	4,663	9/30/2015
41	Loan	10	CGMRC	Residence Inn Southern Pines	NAP			NAP
42	Loan		CGMRC	Chicago Multifamily Portfolio
42.01	Property			6301 North Hermitage	NAP			NAP
42.02	Property			4650 North Beacon Street	NAP			NAP
42.03	Property			3657 North Racine	NAP			NAP
43	Loan		CGMRC	Park City MHC	NAP			NAP
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	NAP			NAP
45	Loan	40	GSMC	Merrimack Village Center	Shaw’s Supermarket (Ground Lease)	54,000	2/28/2027	NH Liquor	6,392	11/2/2014
46	Loan		CGMRC	Shel Mar Estates MHP	NAP			NAP
47	Loan		CGMRC	La Vita on Lovers Lane	NAP			NAP
48	Loan		CGMRC	University of Phoenix	University of Phoenix	32,000	12/31/2023	NAP
49	Loan		CGMRC	Briarlane Apartments	NAP			NAP
50	Loan		CGMRC	Walled Lake Mini Storage	NAP			NAP
51	Loan		CGMRC	Woodcreek MHC	NAP			NAP
52	Loan	10	CGMRC	Lakes of the Hills Apartments	NAP			NAP
53	Loan		CGMRC	Americana Self Storage (SST)	NAP			NAP
54	Loan		CGMRC	Got Storage	NAP			NAP
55	Loan		CGMRC	Exchange Garage	Exchange Building, Ltd.	19,431	8/9/2036	Westcott Station	16,467	MTM
56	Loan		CGMRC	Jeffrey Manor Shopping Center	City of Chicago	6,954	6/30/2017	Bank One N.A. Chase	4,270	4/30/2015
57	Loan		CGMRC	Gas Lite Manor	NAP			NAP

CGCMT 2012-GC8 Annex A

						Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
1	Loan	8, 9	CGMRC	Miami Center	Shutts & Bowen LLP	68,727	10/31/2015	Morgan Stanley Smith Barney	46,404	1/31/2020
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	Peltz & Walker	9,000	3/31/2014	Au Bon Pain	1,325	MTM
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	Securities Training Corp	31,000	2/28/2015	Wall Street Access, Inc.	31,000	10/31/2018
4	Loan		CGMRC	Pinnacle at Westchase	Quorum Business Solutions	63,084	2/28/2020	NAP
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	NAP			NAP
6	Loan	10, 24	GSMC	25 East Oak Street	Suit Supply	5,185	10/31/2022	Vera Wang	5,000	8/31/2021
7	Loan	10, 25	GSMC	Sonora Village	Staples	24,000	6/30/2017	Party City	11,000	6/30/2013
8	Loan	26	GSMC	Cole Family Dollar Portfolio
8.01	Property			Family Dollar - Plant City	NAP			NAP
8.02	Property			Family Dollar - Tampa	NAP			NAP
8.03	Property			Family Dollar - Hernandez	NAP			NAP
8.04	Property			Family Dollar - Pembroke Park	NAP			NAP
8.05	Property			Family Dollar - Deland	NAP			NAP
8.06	Property			Family Dollar - Port Arthur	NAP			NAP
8.07	Property			Family Dollar - Phoenix	NAP			NAP
8.08	Property			Family Dollar - Jacksonville I	NAP			NAP
8.09	Property			Family Dollar - Kansas City I	NAP			NAP
8.10	Property			Family Dollar - Avondale	NAP			NAP
8.11	Property			Family Dollar - Fort Myers	NAP			NAP
8.12	Property			Family Dollar - Ocala	NAP			NAP
8.13	Property			Family Dollar - Fort Lupton	NAP			NAP
8.14	Property			Family Dollar - Houston	NAP			NAP
8.15	Property			Family Dollar - Burton	NAP			NAP
8.16	Property			Family Dollar - Hudson	NAP			NAP
8.17	Property			Family Dollar - Jacksonville II	NAP			NAP
8.18	Property			Family Dollar - Dacono	NAP			NAP
8.19	Property			Family Dollar - Kentwood	NAP			NAP
8.20	Property			Family Dollar - Lakeland	NAP			NAP
8.21	Property			Family Dollar - San Antonio I	NAP			NAP
8.22	Property			Family Dollar - Newaygo	NAP			NAP
8.23	Property			Family Dollar - Kansas City II	NAP			NAP
8.24	Property			Family Dollar - Beaumont	NAP			NAP
8.25	Property			Family Dollar - Milton	NAP			NAP
8.26	Property			Family Dollar - Memphis	NAP			NAP
8.27	Property			Family Dollar - Noonday	NAP			NAP
8.28	Property			Family Dollar - Coolidge	NAP			NAP
8.29	Property			Family Dollar - Leander	NAP			NAP
8.30	Property			Family Dollar - San Antonio II	NAP			NAP
8.31	Property			Family Dollar - Little Rock	NAP			NAP
8.32	Property			Family Dollar - Canton	NAP			NAP
8.33	Property			Family Dollar - Converse	NAP			NAP
8.34	Property			Family Dollar - St. Peter	NAP			NAP
8.35	Property			Family Dollar - Fort Dodge	NAP			NAP
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	NAP			NAP
10	Loan	30, 31	GSMC	Plains Capital Towers	Apex Capital Corp	28,844	12/31/2021	Leprechaun, LLC	20,360	1/31/2020
11	Loan	10	GSMC	West Valley Shopping Center	Beverages and More	10,048	1/31/2022	Frankie, Johnny & Luigi’s	6,736	3/31/2013
12	Loan		CGMRC	Wilcox Office Building	The Art Institute of Fort Worth	20,680	7/31/2020	Go Frac, LLC	7,093	5/31/2017
13	Loan		CGMRC	Waukegan Multifamily Portfolio
13.01	Property			Briarwood Apartments	NAP			NAP
13.02	Property			Heritage Green Apartments	NAP			NAP
14	Loan		Natixis RE	Sutton Place Apartments	NAP			NAP
15	Loan		CGMRC	290 Madison	Young & Rubicam, Inc.	5,483	8/31/2015	NAP
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	NAP			NAP
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	NAP			NAP
18	Loan		CGMRC	College Point Self Storage	NAP			NAP
19	Loan		CGMRC	Sheraton Augusta	NAP			NAP
20	Loan	34, 35	GSMC	University Manors	NAP			NAP

CGCMT 2012-GC8 Annex A

						Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
21	Loan	36	GSMC	ARCT III Portfolio
21.01	Property			Advance Auto - Auburn, IN	NAP			NAP
21.02	Property			Tire Kingdom - Dublin, OH	NAP			NAP
21.03	Property			Dollar General - Sikeston, MO	NAP			NAP
21.04	Property	36		Family Dollar - Tulsa, OK	NAP			NAP
21.05	Property			Dollar General - Altamont, IL	NAP			NAP
21.06	Property			Dollar General - Ozark, MO	NAP			NAP
21.07	Property			Family Dollar - Hawthorne, NV	NAP			NAP
21.08	Property			Dollar General - Cadillac, MI	NAP			NAP
21.09	Property			Family Dollar - Lovelock, NV	NAP			NAP
21.10	Property			Dollar General - Gardner, LA	NAP			NAP
21.11	Property			Dollar General - Durand, MI	NAP			NAP
21.12	Property			Dollar General - Carleton, MI	NAP			NAP
21.13	Property			Family Dollar - Biloxi, MS	NAP			NAP
21.14	Property			Dollar General - Oran, MO	NAP			NAP
21.15	Property			Dollar General - Flint, MI	NAP			NAP
21.16	Property			Family Dollar - Wells, NV	NAP			NAP
21.17	Property			Advance Auto - Greenwood, SC	NAP			NAP
21.18	Property			Family Dollar - Gulfport, MS	NAP			NAP
21.19	Property			Advance Auto - Warren, OH	NAP			NAP
21.20	Property			Family Dollar - Carriere, MS	NAP			NAP
21.21	Property			Dollar General - Vienna, MO	NAP			NAP
21.22	Property			Dollar General - Como, TX	NAP			NAP
21.23	Property			Dollar General - Soso, MS	NAP			NAP
21.24	Property			Dollar General - Gordonville, TX	NAP			NAP
21.25	Property			Family Dollar - Kerens, TX	NAP			NAP
21.26	Property			Dollar General - Moorhead, MS	NAP			NAP
21.27	Property			Family Dollar - Rangely, CO	NAP			NAP
22	Loan	37, 38	GSMC	Legacy Tower	Duke University (Child & Family Health)	18,328	10/31/2013	Duke University School of Nursing	12,718	12/31/2014
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	NAP			NAP
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	NAP			NAP
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	NAP			NAP
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	NAP			NAP
24	Loan		CGMRC	555 East Main Street	Taylor & Walker	12,280	12/31/2014	Tavss, Fletcher, Maiden	8,120	5/31/2022
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments
25.01	Property			Oakbrook Apartments	NAP			NAP
25.02	Property			Amber Ridge Apartments	NAP			NAP
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	NAP			NAP
27	Loan	10	CGMRC	1026-1044 Market Street	CVS	14,580	8/14/2020	NAP
28	Loan		CGMRC	Crescendo Self-Storage Portfolio
28.01	Property			Green Bay Avenue Self Storage	NAP			NAP
28.02	Property			Jordan Landing Self Storage	NAP			NAP
28.03	Property			Storage Kings of South Congress	NAP			NAP
29	Loan		CGMRC	Storage Pro Portfolio
29.01	Property			Storage Pro - Kalamazoo	NAP			NAP
29.02	Property			Storage Pro - East Lansing	NAP			NAP
29.03	Property			Storage Pro - Wyoming	NAP			NAP
29.04	Property			Storage Pro - Comstock Park	NAP			NAP
30	Loan		CGMRC	Memphis Self Storage Portfolio
30.01	Property			Bartlett Self Storage	NAP			NAP
30.02	Property			Hacks Cross Self Storage	NAP			NAP
30.03	Property			Commerce Self Storage	NAP			NAP
30.04	Property			Nesbit Self Storage	NAP			NAP
30.05	Property			Winchester Self Storage	NAP			NAP
31	Loan		CGMRC	Mountain Marketplace	Active Day	6,714	10/31/2016	Mr. Tire	6,624	1/31/2017
32	Loan		CGMRC	Countryside Plaza	Peebles Dept Store	23,922	1/31/2019	Goodwill Industries	15,698	6/15/2014

CGCMT 2012-GC8 Annex A

						Third	Third		Fourth	Fourth
Control	Loan /		Mortgage		Third	Largest Tenant	Largest Tenant	Fourth	Largest Tenant	Largest Tenant
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Largest Tenant	Sq Ft	Lease Expiration (6)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	NAP			NAP
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)
34.01	Property			Redbird MHC	NAP			NAP
34.02	Property			Lakeview Terrace Estates MHC	NAP			NAP
34.03	Property			Arrowwood MHC	NAP			NAP
34.04	Property			El Reno MHC	NAP			NAP
34.05	Property			Skyview Estates MHC	NAP			NAP
34.06	Property	10		Bill’s MHC	NAP			NAP
34.07	Property			Sunnylane Estates MHC	NAP			NAP
35	Loan		CGMRC	Food Lion Mount Airy	Southern States	12,800	3/31/2017	Advance Auto	7,316	10/31/2021
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	NAP			NAP
37	Loan		CGMRC	1263 West Pratt Boulevard	NAP			NAP
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	NAP			NAP
39	Loan		CGMRC	Pensacola Marketplace	T-Mobile	2,000	10/31/2017	NAP
40	Loan	10	CGMRC	807 Church Street	LePeep Grill of Tahoe, LLC	3,920	6/30/2022	Art & Science	3,185	10/31/2013
41	Loan	10	CGMRC	Residence Inn Southern Pines	NAP			NAP
42	Loan		CGMRC	Chicago Multifamily Portfolio
42.01	Property			6301 North Hermitage	NAP			NAP
42.02	Property			4650 North Beacon Street	NAP			NAP
42.03	Property			3657 North Racine	NAP			NAP
43	Loan		CGMRC	Park City MHC	NAP			NAP
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	NAP			NAP
45	Loan	40	GSMC	Merrimack Village Center	McDonald’s (Ground Lease)	3,400	10/30/2027	Pizzico of Merrimack	3,200	10/31/2019
46	Loan		CGMRC	Shel Mar Estates MHP	NAP			NAP
47	Loan		CGMRC	La Vita on Lovers Lane	NAP			NAP
48	Loan		CGMRC	University of Phoenix	NAP			NAP
49	Loan		CGMRC	Briarlane Apartments	NAP			NAP
50	Loan		CGMRC	Walled Lake Mini Storage	NAP			NAP
51	Loan		CGMRC	Woodcreek MHC	NAP			NAP
52	Loan	10	CGMRC	Lakes of the Hills Apartments	NAP			NAP
53	Loan		CGMRC	Americana Self Storage (SST)	NAP			NAP
54	Loan		CGMRC	Got Storage	NAP			NAP
55	Loan		CGMRC	Exchange Garage	Hopping, Green & Sam	8,233	6/30/2017	Florida AFL-CIO	3,952	MTM
56	Loan		CGMRC	Jeffrey Manor Shopping Center	Rent-A-Center	4,200	8/31/2013	Sprint	3,000	4/30/2015
57	Loan		CGMRC	Gas Lite Manor	NAP			NAP

CGCMT 2012-GC8 Annex A

						Fifth	Fifth	Environmental		Environmental
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date
1	Loan	8, 9	CGMRC	Miami Center	BNP Paribas	28,261	4/30/2019	4/12/2012	No	NAP	4/23/2012	NAP
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	Management Office	731	MTM	4/25/2012	No	NAP	5/4/2012	NAP
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	John V Lindsay Wildcat Service	23,050	10/31/2017	6/7/2012	No	NAP	6/5/2012	NAP
4	Loan		CGMRC	Pinnacle at Westchase	NAP			5/9/2012	No	NAP	5/9/2012	NAP
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	NAP			6/5/2012	No	NAP	5/14/2012	NAP
6	Loan	10, 24	GSMC	25 East Oak Street	Loro Piana	4,282	7/30/2025	7/16/2012	No	NAP	6/25/2012	NAP
7	Loan	10, 25	GSMC	Sonora Village	Peter Piper Pizza	10,000	4/30/2016	5/23/2012	No	NAP	4/30/2012	NAP
8	Loan	26	GSMC	Cole Family Dollar Portfolio
8.01	Property			Family Dollar - Plant City	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.02	Property			Family Dollar - Tampa	NAP			3/30/2012	No	NAP	3/23/2012	NAP
8.03	Property			Family Dollar - Hernandez	NAP			2/14/2012	No	NAP	2/29/2012	NAP
8.04	Property			Family Dollar - Pembroke Park	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.05	Property			Family Dollar - Deland	NAP			3/30/2012	No	NAP	3/23/2012	NAP
8.06	Property			Family Dollar - Port Arthur	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.07	Property			Family Dollar - Phoenix	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.08	Property			Family Dollar - Jacksonville I	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.09	Property			Family Dollar - Kansas City I	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.10	Property			Family Dollar - Avondale	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.11	Property			Family Dollar - Fort Myers	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.12	Property			Family Dollar - Ocala	NAP			3/30/2012	No	NAP	3/23/2012	NAP
8.13	Property			Family Dollar - Fort Lupton	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.14	Property			Family Dollar - Houston	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.15	Property			Family Dollar - Burton	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.16	Property			Family Dollar - Hudson	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.17	Property			Family Dollar - Jacksonville II	NAP			3/30/2012	No	NAP	3/23/2012	NAP
8.18	Property			Family Dollar - Dacono	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.19	Property			Family Dollar - Kentwood	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.20	Property			Family Dollar - Lakeland	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.21	Property			Family Dollar - San Antonio I	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.22	Property			Family Dollar - Newaygo	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.23	Property			Family Dollar - Kansas City II	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.24	Property			Family Dollar - Beaumont	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.25	Property			Family Dollar - Milton	NAP			3/30/2012	No	NAP	3/23/2012	NAP
8.26	Property			Family Dollar - Memphis	NAP			2/29/2012	No	NAP	2/29/2012	2/29/2012
8.27	Property			Family Dollar - Noonday	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.28	Property			Family Dollar - Coolidge	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.29	Property			Family Dollar - Leander	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.30	Property			Family Dollar - San Antonio II	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.31	Property			Family Dollar - Little Rock	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.32	Property			Family Dollar - Canton	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.33	Property			Family Dollar - Converse	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.34	Property			Family Dollar - St. Peter	NAP			2/29/2012	No	NAP	2/29/2012	NAP
8.35	Property			Family Dollar - Fort Dodge	NAP			2/29/2012	No	NAP	2/29/2012	NAP
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	NAP			5/30/2012	No	NAP	5/14/2012	NAP
10	Loan	30, 31	GSMC	Plains Capital Towers	Taylor, Olson, Adkins, Sralla	20,080	11/30/2014	4/13/2012	No	NAP	6/6/2012	NAP
11	Loan	10	GSMC	West Valley Shopping Center	Bank of America	4,800	8/31/2022	4/19/2012	No	NAP	4/19/2012	4/19/2012
12	Loan		CGMRC	Wilcox Office Building	ITTExelis	2,880	10/31/2015	4/6/2012	No	NAP	4/6/2012	NAP
13	Loan		CGMRC	Waukegan Multifamily Portfolio
13.01	Property			Briarwood Apartments	NAP			7/2/2012	No	NAP	6/8/2012	NAP
13.02	Property			Heritage Green Apartments	NAP			6/6/2012	No	NAP	6/8/2012	NAP
14	Loan		Natixis RE	Sutton Place Apartments	NAP			11/7/2011	No	NAP	11/4/2011	NAP
15	Loan		CGMRC	290 Madison	NAP			4/9/2012	No	NAP	4/10/2012	NAP
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	NAP			5/29/2012	No	NAP	5/8/2012	NAP
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	NAP			5/29/2012	No	NAP	5/8/2012	NAP
18	Loan		CGMRC	College Point Self Storage	NAP			4/9/2012	No	NAP	4/9/2012	NAP
19	Loan		CGMRC	Sheraton Augusta	NAP			4/4/2012	No	NAP	4/6/2012	NAP
20	Loan	34, 35	GSMC	University Manors	NAP			4/20/2012, 4/23/2012	No	NAP	4/23/2012	NAP

CGCMT 2012-GC8 Annex A

						Fifth	Fifth	Environmental		Environmental
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date
21	Loan	36	GSMC	ARCT III Portfolio
21.01	Property			Advance Auto - Auburn, IN	NAP			3/13/2012	No	NAP	3/12/2012	NAP
21.02	Property			Tire Kingdom - Dublin, OH	NAP			4/16/2012	No	NAP	4/16/2012	NAP
21.03	Property			Dollar General - Sikeston, MO	NAP			1/19/2012	No	NAP	2/2/2012	NAP
21.04	Property	36		Family Dollar - Tulsa, OK	NAP			5/7/2012	No	NAP	6/12/2012	NAP
21.05	Property			Dollar General - Altamont, IL	NAP			2/21/2012	No	NAP	2/21/2012	NAP
21.06	Property			Dollar General - Ozark, MO	NAP			1/19/2012	No	NAP	4/27/2012	NAP
21.07	Property			Family Dollar - Hawthorne, NV	NAP			4/13/2012	No	NAP	4/11/2012	4/12/2012
21.08	Property			Dollar General - Cadillac, MI	NAP			12/7/2011	No	NAP	2/9/2012	NAP
21.09	Property			Family Dollar - Lovelock, NV	NAP			4/13/2012	No	NAP	4/11/2012	4/12/2012
21.10	Property			Dollar General - Gardner, LA	NAP			12/22/2011	No	NAP	3/5/2012	NAP
21.11	Property			Dollar General - Durand, MI	NAP			2/2/2012	No	NAP	5/14/2012	NAP
21.12	Property			Dollar General - Carleton, MI	NAP			12/7/2011	No	NAP	2/9/2012	NAP
21.13	Property			Family Dollar - Biloxi, MS	NAP			1/19/2012	No	NAP	3/16/2012	NAP
21.14	Property			Dollar General - Oran, MO	NAP			1/19/2012	No	NAP	3/27/2012	3/29/2012
21.15	Property			Dollar General - Flint, MI	NAP			12/7/2011	No	NAP	5/14/2012	NAP
21.16	Property			Family Dollar - Wells, NV	NAP			4/12/2012	No	NAP	4/11/2012	NAP
21.17	Property			Advance Auto - Greenwood, SC	NAP			3/5/2012	No	NAP	3/5/2012	NAP
21.18	Property			Family Dollar - Gulfport, MS	NAP			1/17/2012	No	NAP	5/15/2012	NAP
21.19	Property			Advance Auto - Warren, OH	NAP			3/22/2012	No	NAP	3/22/2012	NAP
21.20	Property			Family Dollar - Carriere, MS	NAP			1/23/2012	No	NAP	3/22/2012	NAP
21.21	Property			Dollar General - Vienna, MO	NAP			1/19/2012	No	NAP	2/2/2012	NAP
21.22	Property			Dollar General - Como, TX	NAP			12/12/2011	No	NAP	4/10/2012	NAP
21.23	Property			Dollar General - Soso, MS	NAP			3/30/2012	No	NAP	3/30/2012	NAP
21.24	Property			Dollar General - Gordonville, TX	NAP			12/12/2011	No	NAP	4/10/2012	NAP
21.25	Property			Family Dollar - Kerens, TX	NAP			2/2/2012	No	NAP	2/2/2012	NAP
21.26	Property			Dollar General - Moorhead, MS	NAP			4/2/2012	No	NAP	3/30/2012	NAP
21.27	Property			Family Dollar - Rangely, CO	NAP			4/10/2012	No	NAP	4/11/2012	NAP
22	Loan	37, 38	GSMC	Legacy Tower	Duke University	8,603	1/31/2019	4/20/2012	No	NAP	4/20/2012	NAP
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	NAP			4/10/2012	No	NAP	4/10/2012	NAP
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	NAP			4/10/2012	No	NAP	4/10/2012	NAP
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	NAP			4/10/2012	No	NAP	4/10/2012	NAP
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	NAP			4/10/2012	No	NAP	4/10/2012	NAP
24	Loan		CGMRC	555 East Main Street	Breeden, Salb, Beasley and DuVall, P.L.C.	4,999	12/31/2012	2/3/2012	No	NAP	4/16/2012	NAP
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments
25.01	Property			Oakbrook Apartments	NAP			4/5/2012	No	NAP	4/5/2012	NAP
25.02	Property			Amber Ridge Apartments	NAP			4/5/2012	No	NAP	4/5/2012	NAP
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	NAP			4/20/2012	No	NAP	4/20/2012	NAP
27	Loan	10	CGMRC	1026-1044 Market Street	NAP			2/21/2012	No	NAP	2/3/2012	NAP
28	Loan		CGMRC	Crescendo Self-Storage Portfolio
28.01	Property			Green Bay Avenue Self Storage	NAP			6/15/2012	No	NAP	6/14/2012	NAP
28.02	Property			Jordan Landing Self Storage	NAP			6/14/2012	No	NAP	6/14/2012	6/14/2012
28.03	Property			Storage Kings of South Congress	NAP			6/14/2012	No	NAP	6/14/2012	NAP
29	Loan		CGMRC	Storage Pro Portfolio
29.01	Property			Storage Pro - Kalamazoo	NAP			12/15/2011	Yes	6/7/2012	12/15/2011	NAP
29.02	Property			Storage Pro - East Lansing	NAP			12/15/2011	No	NAP	12/15/2011	NAP
29.03	Property			Storage Pro - Wyoming	NAP			12/15/2011	No	NAP	12/15/2011	NAP
29.04	Property			Storage Pro - Comstock Park	NAP			12/14/2011	No	NAP	12/15/2011	NAP
30	Loan		CGMRC	Memphis Self Storage Portfolio
30.01	Property			Bartlett Self Storage	NAP			5/30/2012	No	NAP	6/29/2012	6/28/2012
30.02	Property			Hacks Cross Self Storage	NAP			6/4/2012	No	NAP	6/29/2012	NAP
30.03	Property			Commerce Self Storage	NAP			5/30/2012	No	NAP	6/29/2012	NAP
30.04	Property			Nesbit Self Storage	NAP			6/4/2012	No	NAP	6/29/2012	NAP
30.05	Property			Winchester Self Storage	NAP			6/4/2012	No	NAP	6/29/2012	6/28/2012
31	Loan		CGMRC	Mountain Marketplace	Bella Napoli	4,000	2/28/2022	5/31/2012	Yes	6/14/2012	5/31/2012	NAP
32	Loan		CGMRC	Countryside Plaza	Snap Fitness	5,700	1/31/2017	5/4/2012	No	NAP	5/4/2012	NAP

CGCMT 2012-GC8 Annex A

						Fifth	Fifth	Environmental		Environmental
Control	Loan /		Mortgage		Fifth	Largest Tenant	Largest Tenant	Phase I	Environmental	Phase II	Engineering	Seismic
Number	Property Flag	Footnotes	Loan Seller	Property Name	Largest Tenant	Sq Ft	Lease Expiration (6)	Report Date	Phase II	Report Date	Report Date	Report Date
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	NAP			4/25/2012	No	NAP	4/24/2012	NAP
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)
34.01	Property			Redbird MHC	NAP			4/16/2012	No	NAP	4/16/2012	NAP
34.02	Property			Lakeview Terrace Estates MHC	NAP			4/16/2012	No	NAP	4/16/2012	NAP
34.03	Property			Arrowwood MHC	NAP			4/16/2012	No	NAP	4/16/2012	NAP
34.04	Property			El Reno MHC	NAP			4/16/2012	No	NAP	4/16/2012	NAP
34.05	Property			Skyview Estates MHC	NAP			4/16/2012	No	NAP	4/16/2012	NAP
34.06	Property	10		Bill’s MHC	NAP			6/8/2012	No	NAP	5/2/2012	NAP
34.07	Property			Sunnylane Estates MHC	NAP			4/16/2012	No	NAP	4/16/2012	NAP
35	Loan		CGMRC	Food Lion Mount Airy	Mr. Tire	6,156	12/31/2014	5/4/2012	No	NAP	5/7/2012	NAP
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	NAP			5/1/2012	No	NAP	4/30/2012	NAP
37	Loan		CGMRC	1263 West Pratt Boulevard	NAP			6/6/2012	No	NAP	6/6/2012	NAP
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	NAP			5/7/2012	No	NAP	5/7/2012	NAP
39	Loan		CGMRC	Pensacola Marketplace	NAP			5/7/2012	No	NAP	5/7/2012	NAP
40	Loan	10	CGMRC	807 Church Street	Dixie Kitchen & Bait Shop	2,213	12/31/2017	7/24/2012	Yes	6/24/2012	5/16/2012	NAP
41	Loan	10	CGMRC	Residence Inn Southern Pines	NAP			12/29/2011	No	NAP	4/2/2012	NAP
42	Loan		CGMRC	Chicago Multifamily Portfolio
42.01	Property			6301 North Hermitage	NAP			6/13/2012	No	NAP	6/13/2012	NAP
42.02	Property			4650 North Beacon Street	NAP			6/13/2012	No	NAP	6/13/2012	NAP
42.03	Property			3657 North Racine	NAP			6/13/2012	No	NAP	6/13/2012	NAP
43	Loan		CGMRC	Park City MHC	NAP			4/4/2012	No	NAP	4/4/2012	NAP
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	NAP			4/5/2012	No	NAP	4/5/2012	NAP
45	Loan	40	GSMC	Merrimack Village Center	1/2 Off Cards	2,900	10/31/2014	5/31/2012	No	NAP	5/11/2012	NAP
46	Loan		CGMRC	Shel Mar Estates MHP	NAP			3/16/2012	No	NAP	3/16/2012	NAP
47	Loan		CGMRC	La Vita on Lovers Lane	NAP			4/30/2012	No	NAP	4/30/2012	NAP
48	Loan		CGMRC	University of Phoenix	NAP			4/11/2012	No	NAP	4/10/2012	NAP
49	Loan		CGMRC	Briarlane Apartments	NAP			5/7/2012	No	NAP	5/7/2012	NAP
50	Loan		CGMRC	Walled Lake Mini Storage	NAP			4/20/2012	No	NAP	4/23/2012	NAP
51	Loan		CGMRC	Woodcreek MHC	NAP			4/26/2012	No	NAP	4/27/2012	NAP
52	Loan	10	CGMRC	Lakes of the Hills Apartments	NAP			4/4/2012	No	NAP	4/4/2012	NAP
53	Loan		CGMRC	Americana Self Storage (SST)	NAP			4/30/2012	No	NAP	4/30/2012	NAP
54	Loan		CGMRC	Got Storage	NAP			6/15/2012	No	NAP	6/14/2012	6/18/2012
55	Loan		CGMRC	Exchange Garage	Diamond at Monroe	3,952	4/30/2017	5/17/2012	No	NAP	5/16/2012	NAP
56	Loan		CGMRC	Jeffrey Manor Shopping Center	Star Beauty Supply	2,000	7/31/2016	5/4/2012	No	NAP	5/4/2012	NAP
57	Loan		CGMRC	Gas Lite Manor	NAP			5/4/2012	No	NAP	5/4/2012	NAP

CGCMT 2012-GC8 Annex A

						Earthquake
Control	Loan /		Mortgage			Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
1	Loan	8, 9	CGMRC	Miami Center	NAP	No	2,993,565	332,618	279,650	139,825	16,664
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	NAP	No	2,424,670	404,112	0	0	0
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	NAP	No	0	189,420	0	12,897	7,141
4	Loan		CGMRC	Pinnacle at Westchase	NAP	No	949,516	158,253	94,564	8,597	0
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	NAP	No	572,300	100,775	35,444	38,101	0
6	Loan	10, 24	GSMC	25 East Oak Street	NAP	No	33,981	33,981	0	0	0
7	Loan	10, 25	GSMC	Sonora Village	NAP	No	132,457	66,229	9,984	4,992	0
8	Loan	26	GSMC	Cole Family Dollar Portfolio		No	0	0	0	0	0
8.01	Property			Family Dollar - Plant City	NAP	No
8.02	Property			Family Dollar - Tampa	NAP	No
8.03	Property			Family Dollar - Hernandez	NAP	No
8.04	Property			Family Dollar - Pembroke Park	NAP	No
8.05	Property			Family Dollar - Deland	NAP	No
8.06	Property			Family Dollar - Port Arthur	NAP	No
8.07	Property			Family Dollar - Phoenix	NAP	No
8.08	Property			Family Dollar - Jacksonville I	NAP	No
8.09	Property			Family Dollar - Kansas City I	NAP	No
8.10	Property			Family Dollar - Avondale	NAP	No
8.11	Property			Family Dollar - Fort Myers	NAP	No
8.12	Property			Family Dollar - Ocala	NAP	No
8.13	Property			Family Dollar - Fort Lupton	NAP	No
8.14	Property			Family Dollar - Houston	NAP	No
8.15	Property			Family Dollar - Burton	NAP	No
8.16	Property			Family Dollar - Hudson	NAP	No
8.17	Property			Family Dollar - Jacksonville II	NAP	No
8.18	Property			Family Dollar - Dacono	NAP	No
8.19	Property			Family Dollar - Kentwood	NAP	No
8.20	Property			Family Dollar - Lakeland	NAP	No
8.21	Property			Family Dollar - San Antonio I	NAP	No
8.22	Property			Family Dollar - Newaygo	NAP	No
8.23	Property			Family Dollar - Kansas City II	NAP	No
8.24	Property			Family Dollar - Beaumont	NAP	No
8.25	Property			Family Dollar - Milton	NAP	No
8.26	Property			Family Dollar - Memphis	10%	No
8.27	Property			Family Dollar - Noonday	NAP	No
8.28	Property			Family Dollar - Coolidge	NAP	No
8.29	Property			Family Dollar - Leander	NAP	No
8.30	Property			Family Dollar - San Antonio II	NAP	No
8.31	Property			Family Dollar - Little Rock	NAP	No
8.32	Property			Family Dollar - Canton	NAP	No
8.33	Property			Family Dollar - Converse	NAP	No
8.34	Property			Family Dollar - St. Peter	NAP	No
8.35	Property			Family Dollar - Fort Dodge	NAP	No
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	NAP	No	23,935	23,935	0	0	0
10	Loan	30, 31	GSMC	Plains Capital Towers	NAP	No	456,281	65,183	51,516	0	0
11	Loan	10	GSMC	West Valley Shopping Center	18%	No	87,193	21,798	8,315	2,772	0
12	Loan		CGMRC	Wilcox Office Building	NAP	No	373,034	53,291	20,420	1,702	0
13	Loan		CGMRC	Waukegan Multifamily Portfolio		No	0	72,741	29,036	6,050	0
13.01	Property			Briarwood Apartments	NAP	No
13.02	Property			Heritage Green Apartments	NAP	No
14	Loan		Natixis RE	Sutton Place Apartments	NAP	No	452,440	75,880	23,639	11,820	0
15	Loan		CGMRC	290 Madison	NAP	No	140,364	23,394	28,859	2,405	0
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	NAP	No	167,632	23,947	0	0	16,500
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	NAP	No	62,467	20,822	0	0	16,000
18	Loan		CGMRC	College Point Self Storage	NAP	No	175,850	35,170	9,945	4,973	0
19	Loan		CGMRC	Sheraton Augusta	NAP	No	76,719	9,590	25,321	3,165	0
20	Loan	34, 35	GSMC	University Manors	NAP	No	32,122	32,122	53,139	4,219	0

CGCMT 2012-GC8 Annex A

Earthquake
Control	Loan /		Mortgage			Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
21	Loan	36	GSMC	ARCT III Portfolio		No	0	0	0	0	0
21.01	Property			Advance Auto - Auburn, IN	NAP	No
21.02	Property			Tire Kingdom - Dublin, OH	NAP	No
21.03	Property			Dollar General - Sikeston, MO	NAP	No
21.04	Property	36		Family Dollar - Tulsa, OK	NAP	No
21.05	Property			Dollar General - Altamont, IL	NAP	No
21.06	Property			Dollar General - Ozark, MO	NAP	No
21.07	Property			Family Dollar - Hawthorne, NV	7%	No
21.08	Property			Dollar General - Cadillac, MI	NAP	No
21.09	Property			Family Dollar - Lovelock, NV	4%	No
21.10	Property			Dollar General - Gardner, LA	NAP	No
21.11	Property			Dollar General - Durand, MI	NAP	No
21.12	Property			Dollar General - Carleton, MI	NAP	No
21.13	Property			Family Dollar - Biloxi, MS	NAP	No
21.14	Property			Dollar General - Oran, MO	12%	No
21.15	Property			Dollar General - Flint, MI	NAP	No
21.16	Property			Family Dollar - Wells, NV	NAP	No
21.17	Property			Advance Auto - Greenwood, SC	NAP	No
21.18	Property			Family Dollar - Gulfport, MS	NAP	No
21.19	Property			Advance Auto - Warren, OH	NAP	No
21.20	Property			Family Dollar - Carriere, MS	NAP	No
21.21	Property			Dollar General - Vienna, MO	NAP	No
21.22	Property			Dollar General - Como, TX	NAP	No
21.23	Property			Dollar General - Soso, MS	NAP	No
21.24	Property			Dollar General - Gordonville, TX	NAP	No
21.25	Property			Family Dollar - Kerens, TX	NAP	No
21.26	Property			Dollar General - Moorhead, MS	NAP	No
21.27	Property			Family Dollar - Rangely, CO	NAP	No
22	Loan	37, 38	GSMC	Legacy Tower	NAP	No	61,610	12,322	14,961	2,494	0
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio		No	0	0	8,247	687	0
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)	NAP	No
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)	NAP	No
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)	NAP	No
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)	NAP	No
24	Loan		CGMRC	555 East Main Street	NAP	No	35,959	12,586	11,645	1,522	0
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments		No	11,889	11,889	6,044	3,022	0
25.01	Property			Oakbrook Apartments	NAP	No
25.02	Property			Amber Ridge Apartments	NAP	No
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	NAP	No	40,487	6,748	10,037	996	0
27	Loan	10	CGMRC	1026-1044 Market Street	NAP	No	60,431	15,108	0	0	0
28	Loan		CGMRC	Crescendo Self-Storage Portfolio		No	147,237	22,271	0	1,181	0
28.01	Property			Green Bay Avenue Self Storage	NAP	No
28.02	Property			Jordan Landing Self Storage	9%	No
28.03	Property			Storage Kings of South Congress	NAP	No
29	Loan		CGMRC	Storage Pro Portfolio		No	132,907	17,721	5,824	1,941	250,000
29.01	Property			Storage Pro - Kalamazoo	NAP	No
29.02	Property			Storage Pro - East Lansing	NAP	No
29.03	Property			Storage Pro - Wyoming	NAP	No
29.04	Property			Storage Pro - Comstock Park	NAP	No
30	Loan		CGMRC	Memphis Self Storage Portfolio		No	99,155	12,394	3,639	1,819	460,000
30.01	Property			Bartlett Self Storage	3%	No
30.02	Property			Hacks Cross Self Storage	NAP	No
30.03	Property			Commerce Self Storage	NAP	No
30.04	Property			Nesbit Self Storage	NAP	No
30.05	Property			Winchester Self Storage	7%	No
31	Loan		CGMRC	Mountain Marketplace	NAP	No	9,640	9,640	8,812	1,762	0
32	Loan		CGMRC	Countryside Plaza	NAP	No	83,201	16,640	3,933	3,933	0

CGCMT 2012-GC8 Annex A

						Earthquake
Control	Loan /		Mortgage			Insurance	Upfront RE	Ongoing RE	Upfront	Ongoing	Upfront
Number	Property Flag	Footnotes	Loan Seller	Property Name	PML or SEL (%)	Required	Tax Reserve ($)	Tax Reserve ($)	Insurance Reserve ($)	Insurance Reserve ($)	Replacement Reserve ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	NAP	No	102,094	14,585	6,995	3,498	0
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)		No	68,621	7,625	39,619	4,841	0
34.01	Property			Redbird MHC	NAP	No
34.02	Property			Lakeview Terrace Estates MHC	NAP	No
34.03	Property			Arrowwood MHC	NAP	No
34.04	Property			El Reno MHC	NAP	No
34.05	Property			Skyview Estates MHC	NAP	No
34.06	Property	10		Bill’s MHC	NAP	No
34.07	Property			Sunnylane Estates MHC	NAP	No
35	Loan		CGMRC	Food Lion Mount Airy	NAP	No	92,951	9,295	7,787	708	0
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	NAP	No	76,578	6,962	79,164	7,197	0
37	Loan		CGMRC	1263 West Pratt Boulevard	NAP	No	47,114	6,731	17,673	1,767	0
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	NAP	No	26,772	2,677	1,172	586	0
39	Loan		CGMRC	Pensacola Marketplace	NAP	No	36,140	4,016	4,529	2,264	0
40	Loan	10	CGMRC	807 Church Street	NAP	No	101,024	14,432	4,485	374	0
41	Loan	10	CGMRC	Residence Inn Southern Pines	NAP	No	38,738	4,304	0	0	0
42	Loan		CGMRC	Chicago Multifamily Portfolio		No	11,859	2,417	11,974	1,089	0
42.01	Property			6301 North Hermitage	NAP	No
42.02	Property			4650 North Beacon Street	NAP	No
42.03	Property			3657 North Racine	NAP	No
43	Loan		CGMRC	Park City MHC	NAP	No	46,994	11,749	20,020	1,668	0
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	NAP	No	30,235	15,118	13,237	4,412	0
45	Loan	40	GSMC	Merrimack Village Center	NAP	No	0	0	0	0	0
46	Loan		CGMRC	Shel Mar Estates MHP	NAP	No	0	2,925	1,089	1,089	0
47	Loan		CGMRC	La Vita on Lovers Lane	NAP	No	69,845	7,761	9,560	3,187	0
48	Loan		CGMRC	University of Phoenix	NAP	No	58,667	5,333	0	0	0
49	Loan		CGMRC	Briarlane Apartments	NAP	No	127,848	10,654	25,081	3,135	0
50	Loan		CGMRC	Walled Lake Mini Storage	NAP	No	83,332	7,576	12,594	969	0
51	Loan		CGMRC	Woodcreek MHC	NAP	No	0	2,897	4,505	751	0
52	Loan	10	CGMRC	Lakes of the Hills Apartments	NAP	No	28,930	7,233	7,441	2,480	0
53	Loan		CGMRC	Americana Self Storage (SST)	NAP	No	47,026	6,718	4,069	509	0
54	Loan		CGMRC	Got Storage	10%	No	43,254	4,325	1,223	306	0
55	Loan		CGMRC	Exchange Garage	NAP	No	35,133	3,904	0	0	0
56	Loan		CGMRC	Jeffrey Manor Shopping Center	NAP	No	50,384	12,596	4,131	783	0
57	Loan		CGMRC	Gas Lite Manor	NAP	No	7,500	1,875	426	213	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)
1	Loan	8, 9	CGMRC	Miami Center	16,664	0	0	98,355	0	0	0
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	18,353	0	9,000,000	0	0	0	0
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	7,141	0	4,398,960	93,147	0	0	0
4	Loan		CGMRC	Pinnacle at Westchase	7,849	0	0	52,196	0	0	0
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	73,134	0	0	0	0	0	0
6	Loan	10, 24	GSMC	25 East Oak Street	641	0	0	0	0	0	0
7	Loan	10, 25	GSMC	Sonora Village	6,195	600,000	375,000	0	375,000	0	0
8	Loan	26	GSMC	Cole Family Dollar Portfolio	0	0	0	0	0	0	0
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	0	0	0	0	0	0	0
10	Loan	30, 31	GSMC	Plains Capital Towers	15,598	0	0	53,130	1,000,000	0	0
11	Loan	10	GSMC	West Valley Shopping Center	1,090	39,240	0	3,333	200,000	0	0
12	Loan		CGMRC	Wilcox Office Building	2,349	0	0	19,170	0	0	0
13	Loan		CGMRC	Waukegan Multifamily Portfolio	10,750	0	0	0	0	0	0
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments	28,810	0	0	0	0	0	0
15	Loan		CGMRC	290 Madison	628	0	0	4,167	0	0	0
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	17,468	Capped at the product of the then Ongoing Replacement Reserve amount and 36	0	0	0	0	0
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	18,140	Capped at the product of the then Ongoing Replacement Reserve amount and 36	0	0	0	0	0
18	Loan		CGMRC	College Point Self Storage	2,373	0	0	0	0	0	0
19	Loan		CGMRC	Sheraton Augusta	14,082	0	0	0	0	0	0
20	Loan	34, 35	GSMC	University Manors	11,667	0	0	0	0	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)
21	Loan	36	GSMC	ARCT III Portfolio	0	0	0	0	0	0	0
21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	6,500	0	1,000,000	0	750,000	0	0
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	1,104	0	0	7,416	0	0	0
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	2,095	0	0	15,711	942,000	0	0
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	6,725	0	0	0	0	0	0
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	13,272	0	0	0	0	0	0
27	Loan	10	CGMRC	1026-1044 Market Street	1,132	0	0	0	0	0	0
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	2,940	0	0	0	0	0	0
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio	3,820	45,539	0	0	0	0	0
29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio	3,490	0	0	0	0	0	0
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace	1,448	0	0	6,517	0	0	0
32	Loan		CGMRC	Countryside Plaza	2,475	0	0	8,250	296,999	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Ongoing	Replacement	Upfront	Ongoing		Upfront Debt	Ongoing Debt
Number	Property Flag	Footnotes	Loan Seller	Property Name	Replacement Reserve ($)	Reserve Caps ($)	TI/LC Reserve ($)	TI/LC Reserve ($)	TI/LC Caps ($)	Service Reserve ($)	Service Reserve ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	11,526	0	0	0	0	0	0
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	3,354	0	0	0	0	0	0
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy	2,259	0	0	5,106	280,000	0	0
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	17,193	0	0	0	0	0	0
37	Loan		CGMRC	1263 West Pratt Boulevard	2,588	0	0	0	0	0	0
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	131	0	0	438	22,135	0	0
39	Loan		CGMRC	Pensacola Marketplace	622	0	0	2,074	108,032	0	0
40	Loan	10	CGMRC	807 Church Street	454	0	0	3,785	227,125	0	0
41	Loan	10	CGMRC	Residence Inn Southern Pines	6,924	0	0	0	0	0	0
42	Loan		CGMRC	Chicago Multifamily Portfolio	1,730	0	0	0	0	0	0
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC	2,163	0	0	0	0	0	0
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	9,963	0	0	0	0	0	0
45	Loan	40	GSMC	Merrimack Village Center	0	0	0	0	0	0	0
46	Loan		CGMRC	Shel Mar Estates MHP	1,521	0	0	0	0	0	0
47	Loan		CGMRC	La Vita on Lovers Lane	3,375	0	0	0	0	0	0
48	Loan		CGMRC	University of Phoenix	0	0	0	0	0	0	0
49	Loan		CGMRC	Briarlane Apartments	3,000	0	0	0	0	0	0
50	Loan		CGMRC	Walled Lake Mini Storage	1,388	0	0	0	0	0	0
51	Loan		CGMRC	Woodcreek MHC	938	30,000	0	0	0	0	0
52	Loan	10	CGMRC	Lakes of the Hills Apartments	2,104	0	0	0	0	0	0
53	Loan		CGMRC	Americana Self Storage (SST)	1,026	0	0	0	0	0	0
54	Loan		CGMRC	Got Storage	1,130	40,689	0	0	0	0	0
55	Loan		CGMRC	Exchange Garage	935	0	0	0	0	0	0
56	Loan		CGMRC	Jeffrey Manor Shopping Center	1,191	0	0	3,014	0	0	0
57	Loan		CGMRC	Gas Lite Manor	333	0	0	0	0	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
1	Loan	8, 9	CGMRC	Miami Center	664,495	0	0	0	4,506,816	0
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	0	0	0	0	0	0
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	121,875	0	0	0	3,119,360	0
4	Loan		CGMRC	Pinnacle at Westchase	0	0	0	0	8,017,311	0
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	0	0	0	0	0	250,000
6	Loan	10, 24	GSMC	25 East Oak Street	0	0	0	0	1,401,897	0
7	Loan	10, 25	GSMC	Sonora Village	0	0	0	0	0	0
8	Loan	26	GSMC	Cole Family Dollar Portfolio	0	0	0	0	0	0
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	0	0	0	0	200,000	0
10	Loan	30, 31	GSMC	Plains Capital Towers	900,378	0	0	0	1,492,480	0
11	Loan	10	GSMC	West Valley Shopping Center	0	0	0	0	781,587	0
12	Loan		CGMRC	Wilcox Office Building	9,375	0	0	0	551,971	0
13	Loan		CGMRC	Waukegan Multifamily Portfolio	115,631	0	0	0	0	0
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments	237,500	0	0	0	0	0
15	Loan		CGMRC	290 Madison	14,250	0	0	0	0	0
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	0	0	0	0	0	0
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	0	0	0	0	0	0
18	Loan		CGMRC	College Point Self Storage	24,000	0	0	0	0	0
19	Loan		CGMRC	Sheraton Augusta	750	0	0	0	148,275	24,715
20	Loan	34, 35	GSMC	University Manors	63,802	0	5,400	0	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
21	Loan	36	GSMC	ARCT III Portfolio	55,825	0	2,500	0	0	0
21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	0	0	0	0	1,000,000	0
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	15,618	0	0	0	0	0
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	0	0	0	0	44,157	0
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	737,135	0	0	0	0	0
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	0	0	0	0	0	0
27	Loan	10	CGMRC	1026-1044 Market Street	0	0	0	0	1,225,130	0
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	115,151	0	0	0	0	0
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio	0	0	0	0	0	0
29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio	0	0	0	0	0	0
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace	16,875	0	0	0	0	0
32	Loan		CGMRC	Countryside Plaza	0	0	0	0	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Upfront Deferred	Ongoing Deferred	Upfront	Ongoing	Upfront	Ongoing
Number	Property Flag	Footnotes	Loan Seller	Property Name	Maintenance Reserve ($)	Maintenance Reserve ($)	Environmental Reserve ($)	Environmental Reserve ($)	Other Reserve ($)	Other Reserve ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	0	0	0	0	0	0
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	199,125	0	35,250	0	101,000	0
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy	5,275	0	0	0	0	0
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	2,188	0	0	0	0	0
37	Loan		CGMRC	1263 West Pratt Boulevard	0	0	0	0	0	0
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	0	0	0	0	0	0
39	Loan		CGMRC	Pensacola Marketplace	0	0	0	0	0	0
40	Loan	10	CGMRC	807 Church Street	37,572	0	48,120	0	0	0
41	Loan	10	CGMRC	Residence Inn Southern Pines	63,350	0	0	0	1,386,650	0
42	Loan		CGMRC	Chicago Multifamily Portfolio	5,000	0	0	0	0	0
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC	25,625	0	0	0	0	0
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	4,313	0	0	0	0	0
45	Loan	40	GSMC	Merrimack Village Center	0	0	0	0	0	0
46	Loan		CGMRC	Shel Mar Estates MHP	6,000	0	0	0	0	0
47	Loan		CGMRC	La Vita on Lovers Lane	55,000	0	0	0	0	0
48	Loan		CGMRC	University of Phoenix	0	0	0	0	0	0
49	Loan		CGMRC	Briarlane Apartments	11,250	0	0	0	0	0
50	Loan		CGMRC	Walled Lake Mini Storage	3,750	0	0	0	0	0
51	Loan		CGMRC	Woodcreek MHC	1,849	0	0	0	0	0
52	Loan	10	CGMRC	Lakes of the Hills Apartments	11,250	0	0	0	0	0
53	Loan		CGMRC	Americana Self Storage (SST)	0	0	0	0	0	0
54	Loan		CGMRC	Got Storage	0	0	0	0	0	0
55	Loan		CGMRC	Exchange Garage	0	0	0	0	0	0
56	Loan		CGMRC	Jeffrey Manor Shopping Center	7,810	0	0	0	0	0
57	Loan		CGMRC	Gas Lite Manor	25,000	0	0	0	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
1	Loan	8, 9	CGMRC	Miami Center	Unfunded Obligations Reserve ($3,264,336.52); Rent Abatement Reserve ($1,242,479)	CP MIAMI CENTER LLC (f/k/a SCOA Miami Center LLC and Crescent Miami Center, LLC)
2	Loan	10, 11, 12, 13	GSMC	222 Broadway		222 Broadway Owner LLC
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	NY Film Reserve	Battery Commercial Associates LLC
4	Loan		CGMRC	Pinnacle at Westchase	Conoco Lease Holdback Reserve ($7,375,235); Conoco Rent Abatement Reserve ($412,662); Quorum Lease Reserve ($229,414.28)	Pinnacle Owner Corp.
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	Seasonality Reserve	TGA II, LLC
6	Loan	10, 24	GSMC	25 East Oak Street	Unfunded TI/LC ($1,259,493.33) and Rent Abatement Reserve ($142,404)	Flagship Chicago LLC
7	Loan	10, 25	GSMC	Sonora Village		Sonora Village Investors LLC
8	Loan	26	GSMC	Cole Family Dollar Portfolio		Cole FD Portfolio III, LLC
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo
Upfront Seasonal Reserve ($200,000), Monthly Seasonal Reserve (1/6 of $200,000 minus the amount in the seasonal reserve account as of June 1 each calendar year, per month collected from June through November, beginning in 2013, capped at $200,000)
Genesee Hotel Properties, LLC
10	Loan	30, 31	GSMC	Plains Capital Towers	Unfunded Obligations ($892,480) and 2013 Rollover Reserve ($600,000)	ARPT Western Place Owner, LLC
11	Loan	10	GSMC	West Valley Shopping Center	Sunflower Market Reserve ($469,566) and Unfunded TI/LC Reserve ($312,021.15)	West Valley Shopping Center, Inc.
12	Loan		CGMRC	Wilcox Office Building	Alcon Reserve ($301,971.48); Vacant Space Reserve ($250,000)	WDS Green Oaks, LP
13	Loan		CGMRC	Waukegan Multifamily Portfolio		Briarwood Investments, L.L.C. and Heritage Green Apts, LLC
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments		Sutton Place Property LL, LLC
15	Loan		CGMRC	290 Madison		290 Mad Fee Owner LLC
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills		Frazer Mills Hospitality Associates, L.P.
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works		Hot Metal Bridge Hospitality Associates, L.P.
18	Loan		CGMRC	College Point Self Storage		FBB College Point LLC
19	Loan		CGMRC	Sheraton Augusta	Seasonality Reserve	Palmetto Hospitality, LLC
20	Loan	34, 35	GSMC	University Manors		UML I, LLC

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
21	Loan	36	GSMC	ARCT III Portfolio
ARC AAGWDSC001, LLC, ARC AAABNIN001, LLC, ARC AAWRNOH001, LLC, ARC
TKDBNOH001, LLC, ARC3 DGVNAMO01, LLC, ARC3 DGSKNMO01, LLC, ARC3 DGAMTIL01,
LLC, ARC3 DGCADMI01, LLC, ARC3 DGCTNMI01, LLC, ARC3 DGGDRLA01, LLC, ARC3
DGORNMO01, LLC, ARC3 DGOZKMO01, LLC, ARC3 DGCMOTX001, LLC, ARC3 DGGVLTX001,
LLC, ARC DGDRDMI001, LLC, ARC DGFLTMI001, LLC, ARC DGSSOMS001, LLC, ARC
DGMHDMS001, LLC, ARC3 FDCRRMS01, LLC, ARC3 FDGPTMS01, LLC, ARC3 FDBLXMS01,
LLC, ARC FDRGYCO001, LLC, ARC FDWLSNV001, LLC, ARC FDLLKNV001, LLC, ARC
FDHTNNV001, LLC, ARC FDTLSOK001, LLC and ARC3 FDKNSTX01, LLC

21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	Miscellaneous Holdback	Legacy Tower, LLC
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio		GS LITTLE ROCK LLC, GS PASADENA LLC, GS PALM BEACH LLC and GS MARSHALL LLC
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	Taylor & Walker Free Rent Funds	First Tower Associates, LLC
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments		Oakbrook Associates Limited Partnership and Amber Ridge Associates Limited Partnership
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville		M.T.W. Hotels, L.L.C.
27	Loan	10	CGMRC	1026-1044 Market Street	Tenant Improvement and Free Rent Reserve	Market 1044 LLC
28	Loan		CGMRC	Crescendo Self-Storage Portfolio		CPTX 4515 S. Congress Avenue, LLC, CPUT 7062 S. Airport Road, LLC and CPWI 4565 N. Green Bay Avenue, LLC
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio
KB - Comstock Park LLC, Storage Pros Comstock Park LLC, KB - Wyoming LLC, Storage Pros
Wyoming-Chaffee LLC, KB - Kalamazoo LLC, Storage Pros Kalamazoo LLC, KB - East Lansing LLC and Storage Pros East Lansing LLC

29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio		Amsdell Storage Ventures VII, LLC
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace		M, LLC
32	Loan		CGMRC	Countryside Plaza		PDQ Israel Family Countryside, L.P.

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Other Reserve
Number	Property Flag	Footnotes	Loan Seller	Property Name	Description	Borrower Name
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa		Shepperd Hotel Company, L.L.C.
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	Municipal Sewer Reserve ($85,000); Abandoned Coach Reserve ($16,000)	Stonetown Redbird, LLC, Stonetown Lakeview, LLC, Stonetown Arrowwood, LLC, Stonetown Bill’s, LLC, Stonetown El Reno, LLC, Stonetown Skyview, LLC and Stonetown Sunnylane, LLC
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy		FLSC, LLC
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville		Aroma Hotels I95, LLC
37	Loan		CGMRC	1263 West Pratt Boulevard		1263 Pratt, LLC
38	Loan		CGMRC	Verizon Wireless & Mattress Firm		IRA Orlando LLC
39	Loan		CGMRC	Pensacola Marketplace		IRA Pensacola LLC
40	Loan	10	CGMRC	807 Church Street		Galleria Venture, LLC
41	Loan	10	CGMRC	Residence Inn Southern Pines	PIP Reserve	RISP Holding LLC
42	Loan		CGMRC	Chicago Multifamily Portfolio		Hermitage 6301, LLC, Racine 3647, LLC and Beacon 4650, LLC
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC		Park/Decatur Limited Partnership
44	Loan		CGMRC	Holiday Inn Express - Long Island East End		Jaral Riverhead Corp.
45	Loan	40	GSMC	Merrimack Village Center		Inland Diversified Merrimack Village, L.L.C.
46	Loan		CGMRC	Shel Mar Estates MHP		SHEL MAR ESTATES II LLC
47	Loan		CGMRC	La Vita on Lovers Lane		Nessel Development X, LLC
48	Loan		CGMRC	University of Phoenix		TUP12 Columbus GA LLC
49	Loan		CGMRC	Briarlane Apartments		Briarlane LLC
50	Loan		CGMRC	Walled Lake Mini Storage		Mini Storage Depot at Walled Lake LLC
51	Loan		CGMRC	Woodcreek MHC		Woodcreek Associates, LLC
52	Loan	10	CGMRC	Lakes of the Hills Apartments		Lake of the Hills Limited Partnership
53	Loan		CGMRC	Americana Self Storage (SST)		SSTI 14518 Lee Rd, LLC
54	Loan		CGMRC	Got Storage		ES Got Storage Utah, LLC
55	Loan		CGMRC	Exchange Garage		Exchange Garage Equities LLC
56	Loan		CGMRC	Jeffrey Manor Shopping Center		JM Plaza, LLC
57	Loan		CGMRC	Gas Lite Manor		Gas Lite Manor Limited Partnership

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
1	Loan	8, 9	CGMRC	Miami Center	Thomas J. Crocker, Crocker Partners V LP	Acquisition	172,500,000	84,132,608	0	18,288,475
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	BCSP VI U.S. Investments, L.P. and L&L Holding Company, LLC	Acquisition	135,000,000	106,827,924	0	0
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	Joseph Moinian	Refinance	91,000,000	9,785,554	14,000,000	0
4	Loan		CGMRC	Pinnacle at Westchase	Prism Office Holdings LLC	Refinance	80,000,000	0	0	50,000
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	William Achenbaum, Saul Tawill	Refinance	140,000,000	0	20,000,000	100,000
6	Loan	10, 24	GSMC	25 East Oak Street	Ben Ashkenazy and Jack Dushey	Recapitalization	50,000,000	0	0	0
7	Loan	10, 25	GSMC	Sonora Village	H. William Kujat	Acquisition	33,650,000	13,881,200	0	0
8	Loan	26	GSMC	Cole Family Dollar Portfolio	Cole Credit Property Trust III, Inc.	Acquisition	27,725,000	19,628,437	0	0
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	Paul L. Snyder II	Refinance	25,500,000	0	0	0
10	Loan	30, 31	GSMC	Plains Capital Towers	Steven J. Kassin and American Recovery Property OP, LP	Recapitalization	24,000,000	1,740,234	0	0
11	Loan	10	GSMC	West Valley Shopping Center	Joy Belli and Leland P. Belli	Refinance	23,400,000	14,769	0	0
12	Loan		CGMRC	Wilcox Office Building	William R. Cawley and William R. Cawley as trustee of the Bill Cawley 1997 Revocable Trust	Refinance	22,950,000	292,244	0	50,000
13	Loan		CGMRC	Waukegan Multifamily Portfolio	Ibrahim Shihadeh	Refinance	21,495,000	0	0	40,000
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments	Dennis Doyle	Acquisition	18,800,000	7,552,635	0	0
15	Loan		CGMRC	290 Madison	Payman Yadidi	Refinance	15,000,000	0	0	360,000
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	William P. Kratsa, Jr. and James N. Kratsa	Refinance	15,000,000	0	0	0
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	William P. Kratsa, Jr. and James N. Kratsa	Refinance	14,500,000	0	0	0
18	Loan		CGMRC	College Point Self Storage	Jay Furman	Refinance	14,475,000	0	0	50,000
19	Loan		CGMRC	Sheraton Augusta	Harinderjit Singh	Refinance	13,700,000	675,880	0	40,000
20	Loan	34, 35	GSMC	University Manors	Robert C. Moberger, Brian R. Grim, William A. Moberger and Steven M. Moberger	Refinance	12,500,000	0	0	0

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
21	Loan	36	GSMC	ARCT III Portfolio	American Realty Capital Operating Partnership III, LP	Acquisition	12,270,000	17,189,040	0	0
21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	Paul Smith, Michael Lemanski and Stephan Mangano	Refinance	11,750,000	0	0	0
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	Gary Solomon	Refinance	11,700,000	0	0	299,000
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital VII, LLC, HGGP Capital VIII, LLC	Refinance	10,500,000	514,279	0	60,000
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	Michael Doyle and John Newsome	Refinance	10,200,000	0	0	60,000
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	Dewey F. Weaver, Jr.	Refinance	10,150,000	0	0	0
27	Loan	10	CGMRC	1026-1044 Market Street	Jack Dushey	Refinance	10,000,000	0	0	60,000
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	Storage UPREIT Partners, LP	Recapitalization	10,000,000	0	0	100,000
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio	Susan Wagner, Albert Schwartzberg, Jay Felner, David M. Levenfeld and Ian Burnstein	Acquisition	9,925,000	3,732,288	0	311,159
29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio	Robert J. Amsdell and Barry L. Amsdell	Acquisition	9,900,000	3,216,455	0	353,477
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace	Michael F. Klein and Steven J. Sibel	Refinance	9,000,000	0	0	50,000
32	Loan		CGMRC	Countryside Plaza	Daniel Abramson	Acquisition	8,152,500	3,015,520	0	530,322

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage			Loan	Loan Amount	Principal’s New Cash
Number	Property Flag	Footnotes	Loan Seller	Property Name	Carve-out Guarantor	Purpose	(sources)	Contribution (7)	Debt	Other Sources
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	Wedge Hotels Corporation	Acquisition	8,027,500	3,839,576	0	0
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	Roy Lapidus	Acquisition/Refinance	8,000,000	0	0	321,243
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy	Fredric A. Tomarchio and Joseph Tomarchio, Jr.	Refinance	7,850,000	0	0	50,000
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	Aroma Hotels Group, LLC	Refinance	7,500,000	0	0	0
37	Loan		CGMRC	1263 West Pratt Boulevard	Ibrahim Shihadeh	Refinance	6,300,000	0	0	32,500
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	Mohannad and Rana Malas as Co-Trustees of the Mohannad and Rana Malas Family Trust DTD 6/7/99; Mohannad Malas	Acquisition	3,225,000	1,350,000	0	112,730
39	Loan		CGMRC	Pensacola Marketplace	Mohannad and Rana Malas as Co-Trustees of the Mohannad and Rana Malas Family Trust DTD 6/7/99; Mohannad Malas	Acquisition	3,075,000	1,300,000	0	217,420
40	Loan	10	CGMRC	807 Church Street	Ibrahim Shihadeh	Refinance	6,250,000	0	0	50,000
41	Loan	10	CGMRC	Residence Inn Southern Pines	Brian Patrick Martin, Ira Mondry and Edward Herrick	Refinance	6,200,000	439,559	0	32,500
42	Loan		CGMRC	Chicago Multifamily Portfolio	Ibrahim Shihadeh	Refinance	6,000,000	2,704,346	0	40,000
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC	Kamal H. Shouhayib	Refinance	5,900,000	0	0	30,000
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	Albert L. Salvatico	Refinance	5,500,000	0	0	37,500
45	Loan	40	GSMC	Merrimack Village Center	Inland Diversified Real Estate Trust, Inc.	Refinance	5,445,000	121,415	0	0
46	Loan		CGMRC	Shel Mar Estates MHP	Ronald K. Weiss	Acquisition	5,287,500	1,737,335	0	196,128
47	Loan		CGMRC	La Vita on Lovers Lane	Ariel Nessel and Rebecca Nessel	Refinance	5,080,000	40,920	0	36,322
48	Loan		CGMRC	University of Phoenix	Gladstone Commercial Corporation	Acquisition	4,750,000	2,733,429	0	192,642
49	Loan		CGMRC	Briarlane Apartments	Gary Z. Baxter	Refinance	4,700,000	0	0	50,000
50	Loan		CGMRC	Walled Lake Mini Storage	Larry A. Swank and Lance A. Swank	Refinance	4,500,000	0	0	26,050
51	Loan		CGMRC	Woodcreek MHC	Richard C. Hermann	Refinance	4,250,000	0	0	50,000
52	Loan	10	CGMRC	Lakes of the Hills Apartments	Kamal H. Shouhayib	Refinance	3,500,000	0	0	30,000
53	Loan		CGMRC	Americana Self Storage (SST)	Strategic Storage Trust Inc.	Acquisition	3,500,000	4,127,506	0	176,948
54	Loan		CGMRC	Got Storage	Peter Speek and Ray Tuohy	Acquisition	3,100,000	1,207,300	0	175,851
55	Loan		CGMRC	Exchange Garage	Bryan Becker and Francis Greenburger	Acquisition	2,595,000	771,143	0	335,673
56	Loan		CGMRC	Jeffrey Manor Shopping Center	Sam Mark	Recapitalization	2,500,000	0	0	30,000
57	Loan		CGMRC	Gas Lite Manor	Mark Coleman	Refinance	1,580,000	63,559	0	45,000

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage							Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox
1	Loan	8, 9	CGMRC	Miami Center	274,921,082	0	262,500,000	3,959,892	8,461,190	0	0	274,921,082	Hard
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	241,827,924	0	230,000,000	231,410	11,424,670	0	171,844	241,827,924	Hard
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	114,785,554	105,004,594	0	2,133,625	7,647,336	0	0	114,785,554	Hard
4	Loan		CGMRC	Pinnacle at Westchase	80,050,000	45,224,256	0	2,159,853	9,061,391	23,340,361	264,139	80,050,000	Hard
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	160,100,000	158,319,800	0	850,626	607,744	310,181	11,650	160,100,000	Hard
6	Loan	10, 24	GSMC	25 East Oak Street	50,000,000	0	0	929,611	1,435,878	47,634,511	0	50,000,000	Soft
7	Loan	10, 25	GSMC	Sonora Village	47,531,200	0	46,575,000	438,759	517,441	0	0	47,531,200	Hard
8	Loan	26	GSMC	Cole Family Dollar Portfolio	47,353,437	0	46,206,101	1,147,336	0	0	0	47,353,437	Hard
8.01	Property			Family Dollar - Plant City
8.02	Property			Family Dollar - Tampa
8.03	Property			Family Dollar - Hernandez
8.04	Property			Family Dollar - Pembroke Park
8.05	Property			Family Dollar - Deland
8.06	Property			Family Dollar - Port Arthur
8.07	Property			Family Dollar - Phoenix
8.08	Property			Family Dollar - Jacksonville I
8.09	Property			Family Dollar - Kansas City I
8.10	Property			Family Dollar - Avondale
8.11	Property			Family Dollar - Fort Myers
8.12	Property			Family Dollar - Ocala
8.13	Property			Family Dollar - Fort Lupton
8.14	Property			Family Dollar - Houston
8.15	Property			Family Dollar - Burton
8.16	Property			Family Dollar - Hudson
8.17	Property			Family Dollar - Jacksonville II
8.18	Property			Family Dollar - Dacono
8.19	Property			Family Dollar - Kentwood
8.20	Property			Family Dollar - Lakeland
8.21	Property			Family Dollar - San Antonio I
8.22	Property			Family Dollar - Newaygo
8.23	Property			Family Dollar - Kansas City II
8.24	Property			Family Dollar - Beaumont
8.25	Property			Family Dollar - Milton
8.26	Property			Family Dollar - Memphis
8.27	Property			Family Dollar - Noonday
8.28	Property			Family Dollar - Coolidge
8.29	Property			Family Dollar - Leander
8.30	Property			Family Dollar - San Antonio II
8.31	Property			Family Dollar - Little Rock
8.32	Property			Family Dollar - Canton
8.33	Property			Family Dollar - Converse
8.34	Property			Family Dollar - St. Peter
8.35	Property			Family Dollar - Fort Dodge
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	25,500,000	21,123,876	0	2,600,419	223,935	1,551,770	0	25,500,000	Springing
10	Loan	30, 31	GSMC	Plains Capital Towers	25,740,234	0	0	844,579	2,900,654	20,000,000	1,995,000	25,740,234	Hard
11	Loan	10	GSMC	West Valley Shopping Center	23,414,769	13,437,323	0	364,911	877,096	0	8,735,440	23,414,769	Hard
12	Loan		CGMRC	Wilcox Office Building	23,292,244	21,726,890	0	610,554	954,800	0	0	23,292,244	Hard
13	Loan		CGMRC	Waukegan Multifamily Portfolio	21,535,000	18,707,415	0	1,984,016	144,667	698,902	0	21,535,000	Springing
13.01	Property			Briarwood Apartments
13.02	Property			Heritage Green Apartments
14	Loan		Natixis RE	Sutton Place Apartments	26,352,635	24,612,744	0	1,026,312	713,579	0	0	26,352,635	Soft
15	Loan		CGMRC	290 Madison	15,360,000	11,000,000	0	722,038	183,473	3,454,489	0	15,360,000	Springing
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	15,000,000	10,940,840	0	191,024	184,132	3,684,004	0	15,000,000	Springing
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	14,500,000	13,390,139	0	221,722	78,467	809,673	0	14,500,000	Springing
18	Loan		CGMRC	College Point Self Storage	14,525,000	7,842,212	0	317,913	209,796	6,155,079	0	14,525,000	Springing
19	Loan		CGMRC	Sheraton Augusta	14,415,880	13,855,810	0	309,004	251,065	0	0	14,415,880	Hard
20	Loan	34, 35	GSMC	University Manors	12,500,000	9,063,338	0	456,438	154,463	2,825,760	0	12,500,000	Springing

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage							Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox
21	Loan	36	GSMC	ARCT III Portfolio	29,459,040	0	28,933,216	467,499	58,325	0	0	29,459,040	Hard
21.01	Property			Advance Auto - Auburn, IN
21.02	Property			Tire Kingdom - Dublin, OH
21.03	Property			Dollar General - Sikeston, MO
21.04	Property	36		Family Dollar - Tulsa, OK
21.05	Property			Dollar General - Altamont, IL
21.06	Property			Dollar General - Ozark, MO
21.07	Property			Family Dollar - Hawthorne, NV
21.08	Property			Dollar General - Cadillac, MI
21.09	Property			Family Dollar - Lovelock, NV
21.10	Property			Dollar General - Gardner, LA
21.11	Property			Dollar General - Durand, MI
21.12	Property			Dollar General - Carleton, MI
21.13	Property			Family Dollar - Biloxi, MS
21.14	Property			Dollar General - Oran, MO
21.15	Property			Dollar General - Flint, MI
21.16	Property			Family Dollar - Wells, NV
21.17	Property			Advance Auto - Greenwood, SC
21.18	Property			Family Dollar - Gulfport, MS
21.19	Property			Advance Auto - Warren, OH
21.20	Property			Family Dollar - Carriere, MS
21.21	Property			Dollar General - Vienna, MO
21.22	Property			Dollar General - Como, TX
21.23	Property			Dollar General - Soso, MS
21.24	Property			Dollar General - Gordonville, TX
21.25	Property			Family Dollar - Kerens, TX
21.26	Property			Dollar General - Moorhead, MS
21.27	Property			Family Dollar - Rangely, CO
22	Loan	37, 38	GSMC	Legacy Tower	11,750,000	9,007,292	0	334,731	2,076,571	331,406	0	11,750,000	Hard
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	11,999,000	11,447,937	0	360,696	23,865	145,703	20,800	11,999,000	Hard
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)
24	Loan		CGMRC	555 East Main Street	11,074,279	10,205,500	0	265,669	91,761	0	511,350	11,074,279	Hard
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	10,260,000	8,894,559	0	311,488	755,069	276,684	22,200	10,260,000	Springing
25.01	Property			Oakbrook Apartments
25.02	Property			Amber Ridge Apartments
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	10,150,000	8,590,784	0	209,312	50,524	1,299,380	0	10,150,000	Hard
27	Loan	10	CGMRC	1026-1044 Market Street	10,060,000	7,309,701	0	195,480	1,285,561	1,266,808	2,450	10,060,000	Hard
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	10,100,000	0	0	224,926	262,388	9,612,686	0	10,100,000	Springing
28.01	Property			Green Bay Avenue Self Storage
28.02	Property			Jordan Landing Self Storage
28.03	Property			Storage Kings of South Congress
29	Loan		CGMRC	Storage Pro Portfolio	13,968,447	0	13,000,000	524,549	388,730	0	55,167	13,968,447	Springing
29.01	Property			Storage Pro - Kalamazoo
29.02	Property			Storage Pro - East Lansing
29.03	Property			Storage Pro - Wyoming
29.04	Property			Storage Pro - Comstock Park
30	Loan		CGMRC	Memphis Self Storage Portfolio	13,469,933	0	11,608,750	1,298,389	562,793	0	0	13,469,933	Springing
30.01	Property			Bartlett Self Storage
30.02	Property			Hacks Cross Self Storage
30.03	Property			Commerce Self Storage
30.04	Property			Nesbit Self Storage
30.05	Property			Winchester Self Storage
31	Loan		CGMRC	Mountain Marketplace	9,050,000	7,679,474	0	261,083	35,327	1,074,116	0	9,050,000	Hard
32	Loan		CGMRC	Countryside Plaza	11,698,341	0	11,000,000	611,208	87,134	0	0	11,698,341	Soft

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage							Principal Equity
Number	Property Flag	Footnotes	Loan Seller	Property Name	Total Sources	Loan Payoff	Purchase Price	Closing Costs	Reserves	Distribution	Other Uses	Total Uses	Lockbox
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	11,867,076	0	11,875,000	(117,013)	109,089	0	0	11,867,076	Soft
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	8,321,243	0	6,775,000	716,592	443,615	386,036	0	8,321,243	Springing
34.01	Property			Redbird MHC
34.02	Property			Lakeview Terrace Estates MHC
34.03	Property			Arrowwood MHC
34.04	Property			El Reno MHC
34.05	Property			Skyview Estates MHC
34.06	Property	10		Bill’s MHC
34.07	Property			Sunnylane Estates MHC
35	Loan		CGMRC	Food Lion Mount Airy	7,900,000	6,216,213	0	171,575	106,013	1,406,199	0	7,900,000	Springing
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	7,500,000	5,303,550	0	172,323	157,930	1,866,197	0	7,500,000	Soft
37	Loan		CGMRC	1263 West Pratt Boulevard	6,332,500	5,577,171	0	682,489	64,787	8,053	0	6,332,500	Springing
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	4,687,730	0	4,300,000	359,786	27,944	0	0	4,687,730	Hard
39	Loan		CGMRC	Pensacola Marketplace	4,592,420	0	4,100,000	451,751	40,669	0	0	4,592,420	Hard
40	Loan	10	CGMRC	807 Church Street	6,300,000	4,469,529	0	1,597,770	191,201	41,500	0	6,300,000	Hard
41	Loan	10	CGMRC	Residence Inn Southern Pines	6,672,059	5,025,468	0	148,902	1,488,738	0	8,950	6,672,059	Hard
42	Loan		CGMRC	Chicago Multifamily Portfolio	8,744,346	8,536,158	0	140,005	28,834	0	39,350	8,744,346	Springing
42.01	Property			6301 North Hermitage
42.02	Property			4650 North Beacon Street
42.03	Property			3657 North Racine
43	Loan		CGMRC	Park City MHC	5,930,000	4,488,093	0	180,337	92,639	1,168,931	0	5,930,000	Springing
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	5,537,500	3,832,732	0	744,888	47,785	912,095	0	5,537,500	Hard
45	Loan	40	GSMC	Merrimack Village Center	5,566,415	5,458,383	0	108,032	0	0	0	5,566,415	Springing
46	Loan		CGMRC	Shel Mar Estates MHP	7,220,963	0	6,920,000	282,424	7,089	0	11,450	7,220,963	Springing
47	Loan		CGMRC	La Vita on Lovers Lane	5,157,242	4,899,273	0	123,563	134,405	0	0	5,157,242	Springing
48	Loan		CGMRC	University of Phoenix	7,676,071	0	7,320,000	297,404	58,667	0	0	7,676,071	Hard
49	Loan		CGMRC	Briarlane Apartments	4,750,000	4,160,759	0	123,216	164,179	301,846	0	4,750,000	Springing
50	Loan		CGMRC	Walled Lake Mini Storage	4,526,050	3,993,192	0	113,133	99,676	320,049	0	4,526,050	Soft
51	Loan		CGMRC	Woodcreek MHC	4,300,000	3,997,939	0	145,860	6,354	138,397	11,450	4,300,000	Springing
52	Loan	10	CGMRC	Lakes of the Hills Apartments	3,530,000	2,363,191	0	114,488	47,621	1,004,700	0	3,530,000	Springing
53	Loan		CGMRC	Americana Self Storage (SST)	7,804,454	0	7,300,000	453,359	51,095	0	0	7,804,454	Springing
54	Loan		CGMRC	Got Storage	4,483,151	0	4,300,000	138,675	44,476	0	0	4,483,151	Springing
55	Loan		CGMRC	Exchange Garage	3,701,816	0	3,450,000	216,683	35,133	0	0	3,701,816	Springing
56	Loan		CGMRC	Jeffrey Manor Shopping Center	2,530,000	0	0	79,430	62,325	2,388,245	0	2,530,000	Hard
57	Loan		CGMRC	Gas Lite Manor	1,688,559	1,574,433	0	69,750	32,926	0	11,450	1,688,559	Springing

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Cash	Cash Management	Ground	Ground Lease	Annual Ground
Number	Property Flag	Footnotes	Loan Seller	Property Name	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)
1	Loan	8, 9	CGMRC	Miami Center	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period	No
2	Loan	10, 11, 12, 13	GSMC	222 Broadway	In Place
From and after the 12-month anniversary of the Closing Date (i) NOI is less than the Trigger Level (Prior to any release of the Retail Unit, $7,500,000 and following the release of the Retail Unit, $6,100,000), (ii) Bank of America exercises Contraction Rights
No
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x	No
4	Loan		CGMRC	Pinnacle at Westchase	Springing
(i) occurrence and continuance of an event of default, (ii) the DSCR falling below 1.20, (iii) the occurrence of Specified Tenant Trigger Period and (iv) the occurrence of a Conoco Credit Rating Trigger Period
No
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue	Springing
(i) the occurrence of an event of default, (ii) the DSCR falling below 1.10 to 1.00 (inclusive of the mezzanine debt service), (iii) any default or termination of the Franchise Agreement and/or licensing agreement and (iv) the date that is one (1) year prior to the expiration of the Franchise Agreement and/or licensing agreement (the “Franchise Renewal Cash Sweep”)
No
6	Loan	10, 24	GSMC	25 East Oak Street	Springing
(i) Net Operating Income is less than the Trigger Level ($3,400,000), (ii) failure to deliver financial statements as required in the Loan Agreement (iii) during the continuance of a Special Leasing Trigger Period
No
7	Loan	10, 25	GSMC	Sonora Village	In Place
(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement (iii) during the continuance of a Best Buy Trigger Period, (iv) during the continuance of a Studio Movie Grill Trigger Period
No
8	Loan	26	GSMC	Cole Family Dollar Portfolio	In Place	(i) EBITDAR is less than 1.75x, (ii) Any default under the Master Lease, (iii) occurrence of a Deferred Maintenance Trigger Event, (iv) following ARD
8.01	Property			Family Dollar - Plant City			No
8.02	Property			Family Dollar - Tampa			No
8.03	Property			Family Dollar - Hernandez			No
8.04	Property			Family Dollar - Pembroke Park			No
8.05	Property			Family Dollar - Deland			No
8.06	Property			Family Dollar - Port Arthur			No
8.07	Property			Family Dollar - Phoenix			No
8.08	Property			Family Dollar - Jacksonville I			No
8.09	Property			Family Dollar - Kansas City I			No
8.10	Property			Family Dollar - Avondale			No
8.11	Property			Family Dollar - Fort Myers			No
8.12	Property			Family Dollar - Ocala			No
8.13	Property			Family Dollar - Fort Lupton			No
8.14	Property			Family Dollar - Houston			No
8.15	Property			Family Dollar - Burton			No
8.16	Property			Family Dollar - Hudson			No
8.17	Property			Family Dollar - Jacksonville II			No
8.18	Property			Family Dollar - Dacono			No
8.19	Property			Family Dollar - Kentwood			No
8.20	Property			Family Dollar - Lakeland			No
8.21	Property			Family Dollar - San Antonio I			No
8.22	Property			Family Dollar - Newaygo			No
8.23	Property			Family Dollar - Kansas City II			No
8.24	Property			Family Dollar - Beaumont			No
8.25	Property			Family Dollar - Milton			No
8.26	Property			Family Dollar - Memphis			No
8.27	Property			Family Dollar - Noonday			No
8.28	Property			Family Dollar - Coolidge			No
8.29	Property			Family Dollar - Leander			No
8.30	Property			Family Dollar - San Antonio II			No
8.31	Property			Family Dollar - Little Rock			No
8.32	Property			Family Dollar - Canton			No
8.33	Property			Family Dollar - Converse			No
8.34	Property			Family Dollar - St. Peter			No
8.35	Property			Family Dollar - Fort Dodge			No
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo	In Place	(i) Net Operating Income is less than 82% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
10	Loan	30, 31	GSMC	Plains Capital Towers	Springing	(i) Net Operating Income is less than 80% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
11	Loan	10	GSMC	West Valley Shopping Center	Springing	(i) Net Operating Income is less than 70% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
12	Loan		CGMRC	Wilcox Office Building	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) occurrence of a Specific Tenant Trigger Period	No
13	Loan		CGMRC	Waukegan Multifamily Portfolio	Springing	(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00
13.01	Property			Briarwood Apartments			No
13.02	Property			Heritage Green Apartments			No
14	Loan		Natixis RE	Sutton Place Apartments	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
15	Loan		CGMRC	290 Madison	Springing
(i) the occurrence of an event of default, (ii) the DSCR falling below 1.10 to 1.00, (iii) any bankruptcy or similar insolvency of any Major Tenant (defined below), (iv) any termination or cancellation of any Major Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Major Tenant lease failing to otherwise be in full force and effect, (v) any Major Tenant being in default under its respective lease beyond applicable notice and cure periods, (vi) any Major Tenant failing to be in actual, physical possession of its respective space, failing to be open to the public for business during customary hours and/or “going dark” in its respective space, (vii) any Major Tenant giving notice that it is terminating its respective lease for all or any portion of its respective space, and/or (viii) any Major Tenant’s failure to provide written notice to Borrower of renewal of its lease upon the earlier to occur of (1) one year prior to its current respective le
No
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills	Springing	(i) Net Operating Income is less than 75% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works	Springing	(i) Net Operating Income is less than 75% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
18	Loan		CGMRC	College Point Self Storage	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.10x	No
19	Loan		CGMRC	Sheraton Augusta	Springing
(i) the occurrence of an event of default, (ii) the DSCR falling below 1.30 to 1.00, (iii) any default or termination of the Franchise Agreement and (iv) the date that is one (1) year prior to the expiration of the Franchise Agreement (the “Franchise Renewal Cash Sweep”)
No
20	Loan	34, 35	GSMC	University Manors	Springing	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Cash	Cash Management	Ground	Ground Lease	Annual Ground
Number	Property Flag	Footnotes	Loan Seller	Property Name	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)
21	Loan	36	GSMC	ARCT III Portfolio	In Place	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement
21.01	Property			Advance Auto - Auburn, IN			No
21.02	Property			Tire Kingdom - Dublin, OH			No
21.03	Property			Dollar General - Sikeston, MO			No
21.04	Property	36		Family Dollar - Tulsa, OK			No
21.05	Property			Dollar General - Altamont, IL			No
21.06	Property			Dollar General - Ozark, MO			No
21.07	Property			Family Dollar - Hawthorne, NV			No
21.08	Property			Dollar General - Cadillac, MI			No
21.09	Property			Family Dollar - Lovelock, NV			No
21.10	Property			Dollar General - Gardner, LA			No
21.11	Property			Dollar General - Durand, MI			No
21.12	Property			Dollar General - Carleton, MI			No
21.13	Property			Family Dollar - Biloxi, MS			No
21.14	Property			Dollar General - Oran, MO			No
21.15	Property			Dollar General - Flint, MI			No
21.16	Property			Family Dollar - Wells, NV			No
21.17	Property			Advance Auto - Greenwood, SC			No
21.18	Property			Family Dollar - Gulfport, MS			No
21.19	Property			Advance Auto - Warren, OH			No
21.20	Property			Family Dollar - Carriere, MS			No
21.21	Property			Dollar General - Vienna, MO			No
21.22	Property			Dollar General - Como, TX			No
21.23	Property			Dollar General - Soso, MS			No
21.24	Property			Dollar General - Gordonville, TX			No
21.25	Property			Family Dollar - Kerens, TX			No
21.26	Property			Dollar General - Moorhead, MS			No
21.27	Property			Family Dollar - Rangely, CO			No
22	Loan	37, 38	GSMC	Legacy Tower	In Place	(i) Net Operating Income is less than 85% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio	Springing
(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) any bankruptcy or similar insolvency of any Major Tenant, (iv) any termination or cancellation of any Major Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Major Tenant lease failing to otherwise be in full force and effect, (v) any material default under any Major Tenant lease beyond applicable notice and cure periods, (vi) Major Tenant failing to be in actual, physical possession of its space, and/or “going dark” in its space, (vii) Major Tenant giving notice that it is terminating its lease for all or any portion of its space, and/or (viii) Major Tenant failing to provide written notice to Borrower of renewal of its lease upon the earlier to occur of (1) twelve (12) months prior to its current lease expiration date and/or any termination option or (2) the renewal notice period required under its lease, for a minimum renewal term of five (5) years

23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)			No
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)			No
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)			No
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)			Yes	3/31/2060	90,000
24	Loan		CGMRC	555 East Main Street	Springing
(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) any bankruptcy or similar insolvency of any Major Tenant, (iv) any termination or cancellation of any Major Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Major Tenant lease failing to otherwise be in full force and effect, (v) any material default under any Major Tenant lease beyond applicable notice and cure periods, (vi) Major Tenant failing to be in actual, physical possession of its space, and/or “going dark” in its space, (vii) Major Tenant giving notice that it is terminating its lease for all or any portion of its space, and/or (viii) Major Tenant failing to provide written notice to Borrower of renewal of its lease upon the earlier to occur of (1) twelve (12) months prior to its current and/or extension lease expiration date and/or any termination option or (2) the renewal notice period required under its lease, for a minimum renewal term o
No
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.20x
25.01	Property			Oakbrook Apartments			No
25.02	Property			Amber Ridge Apartments			No
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville	In Place	(i) Net Operating Income is less than 75% of Closing Date NOI, (ii) failure to deliver financial statements as required in the Loan Agreement	No
27	Loan	10	CGMRC	1026-1044 Market Street	Springing	(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) the occurrence of a Specified Tenant Trigger Period	No
28	Loan		CGMRC	Crescendo Self-Storage Portfolio	Springing	(i) the occurrence of an event of default, (ii) the DSCR falling below 1.25 to 1.00
28.01	Property			Green Bay Avenue Self Storage			No
28.02	Property			Jordan Landing Self Storage			No
28.03	Property			Storage Kings of South Congress			No
29	Loan		CGMRC	Storage Pro Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.30x
29.01	Property			Storage Pro - Kalamazoo			No
29.02	Property			Storage Pro - East Lansing			No
29.03	Property			Storage Pro - Wyoming			No
29.04	Property			Storage Pro - Comstock Park			No
30	Loan		CGMRC	Memphis Self Storage Portfolio	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.25x, (iii) the Debt Yield falling below 8%
30.01	Property			Bartlett Self Storage			No
30.02	Property			Hacks Cross Self Storage			No
30.03	Property			Commerce Self Storage			No
30.04	Property			Nesbit Self Storage			No
30.05	Property			Winchester Self Storage			No
31	Loan		CGMRC	Mountain Marketplace	Springing	(i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.25 to 1.00, (iii) during the continuance of a Specified Tenant Trigger Period	No
32	Loan		CGMRC	Countryside Plaza	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.20x	No

CGCMT 2012-GC8 Annex A

Control	Loan /		Mortgage		Cash	Cash Management	Ground	Ground Lease	Annual Ground
Number	Property Flag	Footnotes	Loan Seller	Property Name	Management	Triggers	Lease Y/N	Expiration Date	Lease Payment ($)
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.25x
34.01	Property			Redbird MHC			No
34.02	Property			Lakeview Terrace Estates MHC			No
34.03	Property			Arrowwood MHC			No
34.04	Property			El Reno MHC			No
34.05	Property			Skyview Estates MHC			No
34.06	Property	10		Bill’s MHC			No
34.07	Property			Sunnylane Estates MHC			No
35	Loan		CGMRC	Food Lion Mount Airy	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville	Springing	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
37	Loan		CGMRC	1263 West Pratt Boulevard	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.20x	No
38	Loan		CGMRC	Verizon Wireless & Mattress Firm	Springing	(i) occurrence and continuance of an event of default, (ii) the DSCR falling below 1.20	No
39	Loan		CGMRC	Pensacola Marketplace	Springing	(i) occurrence and continuance of an event of default, (ii) the DSCR falling below 1.20	No
40	Loan	10	CGMRC	807 Church Street	Springing	(i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) the occurrence of a Specified Tenant Trigger Period	No
41	Loan	10	CGMRC	Residence Inn Southern Pines	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.25x, and (iii) the occurrence of a Franchise Agreement Tigger Period	No
42	Loan		CGMRC	Chicago Multifamily Portfolio	Springing	(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00
42.01	Property			6301 North Hermitage			No
42.02	Property			4650 North Beacon Street			No
42.03	Property			3657 North Racine			No
43	Loan		CGMRC	Park City MHC	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.20x	No
44	Loan		CGMRC	Holiday Inn Express - Long Island East End	Springing	(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) any default or termination of the Franchise Agreement and (iv) upon a Franchise Renewal Cash Sweep Event.	No
45	Loan	40	GSMC	Merrimack Village Center	Springing	(i) DSCR is less than 1.70x, subject to a payment guaranty (ii) failure to deliver financial statements as required in the Loan Agreement	No
46	Loan		CGMRC	Shel Mar Estates MHP	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.15x	No
47	Loan		CGMRC	La Vita on Lovers Lane	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.25x	No
48	Loan		CGMRC	University of Phoenix	Springing
(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) any bankruptcy or similar insolvency of University of Phoenix, (iv) any termination or cancellation of the University of Phoenix lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the University of Phoenix lease failing to otherwise be in full force and effect, (v) University of Phoenix being in monetary default under the University of Phoenix lease beyond applicable notice and cure periods, (vi) University of Phoenix failing to be in actual, physical possession of the University of Phoenix space and/or “going dark” in any portion of the University of Phoenix space equal to or greater than 50% of one floor, (vii) University of Phoenix giving notice that it is terminating its lease for any portion of the University of Phoenix space equal to or greater than 50% of one floor, and/or (viii) Borrower’s failure to fund the TI/LC Reserve as required
No
49	Loan		CGMRC	Briarlane Apartments	Springing	(i) Event of Default	No
50	Loan		CGMRC	Walled Lake Mini Storage	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.20x	No
51	Loan		CGMRC	Woodcreek MHC	Springing	(i) the occurrence of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) any bankruptcy or similar insolvency of Alcon or Lockheed	No
52	Loan	10	CGMRC	Lakes of the Hills Apartments	Springing
Springing cash management is in place at closing, which triggers into hard cash management with cash flow sweep during a “Trigger Period.” Trigger Period means the continuance of an Event of Default or the DSCR is less than 1.20x. Trigger Period ends when Event of Default no longer exists or the DSCR is at least 1.25x for one calendar month. During the Trigger Period, funds are transferred to the cash management account daily. On each payment date, funds are distributed for the purposes in the following order: (i) real estate taxes reserve, (ii) insurance reserve, (iii) default interest and late charges, (iv) debt service, (v) replacement reserve deposits, (vi) any other amounts due Lender and/or Servicer, (vii) approved operating expenses and (viii) excess cash flow reserve.
No
53	Loan		CGMRC	Americana Self Storage (SST)	Springing
Springing cash management is in place at closing, which triggers into hard cash management with cash flow sweep during a “Trigger Period.” Trigger Period means the continuance of an Event of Default or the DSCR is less than 1.20x. Trigger Period ends when Event of Default no longer exists or the DSCR is at least 1.25x for one calendar month. During the Trigger Period, funds are transferred to the cash management account daily. On each payment date, funds are distributed for the purposes in the following order: (i) real estate taxes reserve, (ii) insurance reserve, (iii) default interest and late charges, (iv) debt service, (v) replacement reserve deposits, (vi) any other amounts due Lender and/or Servicer, (vii) approved operating expenses and (viii) excess cash flow reserve.
No
54	Loan		CGMRC	Got Storage	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.20x	No
55	Loan		CGMRC	Exchange Garage	Springing	(i) the occurrence of an Event of Default, (ii) the Debt Service Coverage Ratio being less than 1.15x	No
56	Loan		CGMRC	Jeffrey Manor Shopping Center	Springing	(i) the occurrence and continuance of an event of default, (ii) the DSCR falling below 1.20 to 1.00, (iii) the occurrence of a Specified Tenant Trigger Period	No
57	Loan		CGMRC	Gas Lite Manor	Springing	(i) occurrence and continuance of an event of default, (ii) the DSCR falling below 1.20	No

CGCMT 2012-GC8 Annex A

							Cut-off Date
Control	Loan /		Mortgage		Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
1	Loan	8, 9	CGMRC	Miami Center					Yes	1
2	Loan	10, 11, 12, 13	GSMC	222 Broadway					Yes	2
3	Loan	14, 15, 16, 17, 18, 19, 20, 21, 22	Natixis RE	17 Battery Place South			14,000,000	11.25000%	Yes	3
4	Loan		CGMRC	Pinnacle at Westchase					Yes	4
5	Loan	10, 23	CGMRC	Gansevoort Park Avenue			20,000,000	10.50000%	Yes	5
6	Loan	10, 24	GSMC	25 East Oak Street					Yes	6
7	Loan	10, 25	GSMC	Sonora Village					Yes	7
8	Loan	26	GSMC	Cole Family Dollar Portfolio					Yes	8
8.01	Property			Family Dollar - Plant City					Yes	8.01
8.02	Property			Family Dollar - Tampa					Yes	8.02
8.03	Property			Family Dollar - Hernandez					Yes	8.03
8.04	Property			Family Dollar - Pembroke Park					Yes	8.04
8.05	Property			Family Dollar - Deland					Yes	8.05
8.06	Property			Family Dollar - Port Arthur					Yes	8.06
8.07	Property			Family Dollar - Phoenix					Yes	8.07
8.08	Property			Family Dollar - Jacksonville I					Yes	8.08
8.09	Property			Family Dollar - Kansas City I					Yes	8.09
8.10	Property			Family Dollar - Avondale					Yes	8.10
8.11	Property			Family Dollar - Fort Myers					Yes	8.11
8.12	Property			Family Dollar - Ocala					Yes	8.12
8.13	Property			Family Dollar - Fort Lupton					Yes	8.13
8.14	Property			Family Dollar - Houston					Yes	8.14
8.15	Property			Family Dollar - Burton					Yes	8.15
8.16	Property			Family Dollar - Hudson					Yes	8.16
8.17	Property			Family Dollar - Jacksonville II					Yes	8.17
8.18	Property			Family Dollar - Dacono					Yes	8.18
8.19	Property			Family Dollar - Kentwood					Yes	8.19
8.20	Property			Family Dollar - Lakeland					Yes	8.20
8.21	Property			Family Dollar - San Antonio I					Yes	8.21
8.22	Property			Family Dollar - Newaygo					Yes	8.22
8.23	Property			Family Dollar - Kansas City II					Yes	8.23
8.24	Property			Family Dollar - Beaumont					Yes	8.24
8.25	Property			Family Dollar - Milton					Yes	8.25
8.26	Property			Family Dollar - Memphis					Yes	8.26
8.27	Property			Family Dollar - Noonday					Yes	8.27
8.28	Property			Family Dollar - Coolidge					Yes	8.28
8.29	Property			Family Dollar - Leander					Yes	8.29
8.30	Property			Family Dollar - San Antonio II					Yes	8.30
8.31	Property			Family Dollar - Little Rock					Yes	8.31
8.32	Property			Family Dollar - Canton					Yes	8.32
8.33	Property			Family Dollar - Converse					Yes	8.33
8.34	Property			Family Dollar - St. Peter					Yes	8.34
8.35	Property			Family Dollar - Fort Dodge					Yes	8.35
9	Loan	10, 27, 28, 29	GSMC	Hyatt Regency - Buffalo					Yes	9
10	Loan	30, 31	GSMC	Plains Capital Towers					Yes	10
11	Loan	10	GSMC	West Valley Shopping Center					Yes	11
12	Loan		CGMRC	Wilcox Office Building					Yes	12
13	Loan		CGMRC	Waukegan Multifamily Portfolio					Yes	13
13.01	Property			Briarwood Apartments					Yes	13.01
13.02	Property			Heritage Green Apartments					Yes	13.02
14	Loan		Natixis RE	Sutton Place Apartments					Yes	14
15	Loan		CGMRC	290 Madison					Yes	15
16	Loan	10, 32	GSMC	SpringHill Suites - Frazer Mills					Yes	16
17	Loan	10, 33	GSMC	SpringHill Suites - Southside Works					Yes	17
18	Loan		CGMRC	College Point Self Storage					Yes	18
19	Loan		CGMRC	Sheraton Augusta					Yes	19
20	Loan	34, 35	GSMC	University Manors					Yes	20

CGCMT 2012-GC8 Annex A

							Cut-off Date
Control	Loan /		Mortgage		Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
21	Loan	36	GSMC	ARCT III Portfolio					Yes	21
21.01	Property			Advance Auto - Auburn, IN					Yes	21.01
21.02	Property			Tire Kingdom - Dublin, OH					Yes	21.02
21.03	Property			Dollar General - Sikeston, MO					Yes	21.03
21.04	Property	36		Family Dollar - Tulsa, OK					Yes	21.04
21.05	Property			Dollar General - Altamont, IL					Yes	21.05
21.06	Property			Dollar General - Ozark, MO					Yes	21.06
21.07	Property			Family Dollar - Hawthorne, NV					Yes	21.07
21.08	Property			Dollar General - Cadillac, MI					Yes	21.08
21.09	Property			Family Dollar - Lovelock, NV					Yes	21.09
21.10	Property			Dollar General - Gardner, LA					Yes	21.10
21.11	Property			Dollar General - Durand, MI					Yes	21.11
21.12	Property			Dollar General - Carleton, MI					Yes	21.12
21.13	Property			Family Dollar - Biloxi, MS					Yes	21.13
21.14	Property			Dollar General - Oran, MO					Yes	21.14
21.15	Property			Dollar General - Flint, MI					Yes	21.15
21.16	Property			Family Dollar - Wells, NV					Yes	21.16
21.17	Property			Advance Auto - Greenwood, SC					Yes	21.17
21.18	Property			Family Dollar - Gulfport, MS					Yes	21.18
21.19	Property			Advance Auto - Warren, OH					Yes	21.19
21.20	Property			Family Dollar - Carriere, MS					Yes	21.20
21.21	Property			Dollar General - Vienna, MO					Yes	21.21
21.22	Property			Dollar General - Como, TX					Yes	21.22
21.23	Property			Dollar General - Soso, MS					Yes	21.23
21.24	Property			Dollar General - Gordonville, TX					Yes	21.24
21.25	Property			Family Dollar - Kerens, TX					Yes	21.25
21.26	Property			Dollar General - Moorhead, MS					Yes	21.26
21.27	Property			Family Dollar - Rangely, CO					Yes	21.27
22	Loan	37, 38	GSMC	Legacy Tower					Yes	22
23	Loan		CGMRC	Walgreens and Sports Authority Portfolio					Yes	23
23.01	Property			Walgreens and Sports Authority Portfolio (Palm Gardens)					Yes	23.01
23.02	Property			Walgreens and Sports Authority Portfolio (Marshall)					Yes	23.02
23.03	Property			Walgreens and Sports Authority Portfolio (Little Rock)					Yes	23.03
23.04	Property			Walgreens and Sports Authority Portfolio (Pasadena)					Yes	23.04
24	Loan		CGMRC	555 East Main Street					Yes	24
25	Loan		CGMRC	Amber Ridge and Oakbrook Apartments					Yes	25
25.01	Property			Oakbrook Apartments					Yes	25.01
25.02	Property			Amber Ridge Apartments					Yes	25.02
26	Loan	10, 39	GSMC	TownePlace Suites - Fayetteville					Yes	26
27	Loan	10	CGMRC	1026-1044 Market Street					Yes	27
28	Loan		CGMRC	Crescendo Self-Storage Portfolio					Yes	28
28.01	Property			Green Bay Avenue Self Storage					Yes	28.01
28.02	Property			Jordan Landing Self Storage					Yes	28.02
28.03	Property			Storage Kings of South Congress					Yes	28.03
29	Loan		CGMRC	Storage Pro Portfolio					Yes	29
29.01	Property			Storage Pro - Kalamazoo					Yes	29.01
29.02	Property			Storage Pro - East Lansing					Yes	29.02
29.03	Property			Storage Pro - Wyoming					Yes	29.03
29.04	Property			Storage Pro - Comstock Park					Yes	29.04
30	Loan		CGMRC	Memphis Self Storage Portfolio					Yes	30
30.01	Property			Bartlett Self Storage					Yes	30.01
30.02	Property			Hacks Cross Self Storage					Yes	30.02
30.03	Property			Commerce Self Storage					Yes	30.03
30.04	Property			Nesbit Self Storage					Yes	30.04
30.05	Property			Winchester Self Storage					Yes	30.05
31	Loan		CGMRC	Mountain Marketplace					Yes	31
32	Loan		CGMRC	Countryside Plaza					Yes	32

CGCMT 2012-GC8 Annex A

							Cut-off Date
Control	Loan /		Mortgage		Cut-off Date	B Note	Mezzanine	Mezzanine Debt	Terrorism Insurance	Control
Number	Property Flag	Footnotes	Loan Seller	Property Name	B Note Balance ($)	Interest Rate	Debt Balance($)	Interest Rate	Required	Number
33	Loan	10	Natixis RE	Hilton Garden Inn Odessa					Yes	33
34	Loan	10	CGMRC	Dallas & OKC MHC Portfolio (Stonetown Acquisitions)					Yes	34
34.01	Property			Redbird MHC					Yes	34.01
34.02	Property			Lakeview Terrace Estates MHC					Yes	34.02
34.03	Property			Arrowwood MHC					Yes	34.03
34.04	Property			El Reno MHC					Yes	34.04
34.05	Property			Skyview Estates MHC					Yes	34.05
34.06	Property	10		Bill’s MHC					Yes	34.06
34.07	Property			Sunnylane Estates MHC					Yes	34.07
35	Loan		CGMRC	Food Lion Mount Airy					Yes	35
36	Loan	10	Natixis RE	Holiday Inn Express Fayetteville					Yes	36
37	Loan		CGMRC	1263 West Pratt Boulevard					Yes	37
38	Loan		CGMRC	Verizon Wireless & Mattress Firm					Yes	38
39	Loan		CGMRC	Pensacola Marketplace					Yes	39
40	Loan	10	CGMRC	807 Church Street					Yes	40
41	Loan	10	CGMRC	Residence Inn Southern Pines					Yes	41
42	Loan		CGMRC	Chicago Multifamily Portfolio					Yes	42
42.01	Property			6301 North Hermitage					Yes	42.01
42.02	Property			4650 North Beacon Street					Yes	42.02
42.03	Property			3657 North Racine					Yes	42.03
43	Loan		CGMRC	Park City MHC					Yes	43
44	Loan		CGMRC	Holiday Inn Express - Long Island East End					Yes	44
45	Loan	40	GSMC	Merrimack Village Center					Yes	45
46	Loan		CGMRC	Shel Mar Estates MHP					Yes	46
47	Loan		CGMRC	La Vita on Lovers Lane					Yes	47
48	Loan		CGMRC	University of Phoenix					Yes	48
49	Loan		CGMRC	Briarlane Apartments					Yes	49
50	Loan		CGMRC	Walled Lake Mini Storage					Yes	50
51	Loan		CGMRC	Woodcreek MHC					Yes	51
52	Loan	10	CGMRC	Lakes of the Hills Apartments					Yes	52
53	Loan		CGMRC	Americana Self Storage (SST)					Yes	53
54	Loan		CGMRC	Got Storage					Yes	54
55	Loan		CGMRC	Exchange Garage					Yes	55
56	Loan		CGMRC	Jeffrey Manor Shopping Center					Yes	56
57	Loan		CGMRC	Gas Lite Manor					Yes	57

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate and the Trustee/Certificate Administrator Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or ARD.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may be paying rent.

(6)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)
If the purpose of the Mortgage Loan is to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition.  If the purpose of the Mortgage Loan is to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)
The Miami Center Loan is part of the Miami Center Whole Loan, totaling $172,500,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Miami Center Loan, but not the related pari passu note A-2, will be contributed to the CGCMT 2012-GC8 Trust.  Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $172,148,778.

(9)
The Miami Center Loan is secured by a first mortgage encumbering the office condominium unit, the Miami Center Property, of the Miami Center Condominium.  The Miami Center Condominium is comprised of an office building and the adjoining Intercontinental-flagged hotel.  The adjoining Intercontinental-flagged hotel is under separate ownership and is not collateral for the Miami Center Whole Loan.

(10)
The Appraised Value presents the “as-is” Appraised Value of the Mortgaged Property. The Cut-off Date LTV Ratio is calculated on the basis of such “as-is” Appraised Value. The LTV Ratio at Maturity / ARD is calculated in whole or in part on the basis of the “as stabilized” Appraised Value.

(11)
The 222 Broadway Loan is part of the 222 Broadway Whole Loan, totaling $135,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The 222 Broadway Loan, but not the related pari passu note A-2, will be contributed to the CGCMT 2012-GC8 Trust.  Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $135,000,000.

(12)
Monthly Replacement Reserves of $18,352.88, provided that upon the release of the retail unit, the amount will be reduced by an amount equal to the product of $0.28 times the number of square feet comprising the retail unit times (1/12) (684,091 SF will be remaining following the potential release of the retail unit).

(13)
JPMorgan Chase (14,961 SF) has subleased 2,200 SF to Au Bon Pain at a current annual base rent of $280,478 increasing to $332,684 on 11/1/2012.  Au Bon Pain has the option to terminate the sublease at any time prior to 11/1/2012 and is expected to exercise that option.  Additionally, Au Bon Pain leases 1,325 SF of basement storage space on a MTM basis which is expected to terminate along with the 2,200 SF of sublease space.

(14)
The Original Amortization Term and Remaining Amortization Term are calculated based on the combined amortization schedule for the 17 Battery Place South Loan and the related mezzanine loan. The 17 Battery Place South Loan amortizes based on the schedule set forth on Annex G-1 to this Prospectus Supplement.

(15)	Monthly Debt Service Payment is calculated based on the average of the first 12 payments after the interest only period.

(16)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013. The New York Film Academy lease represents 17.1% of the total gross leasable area.

(17)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term on August 31, 2027.

(18)
Continental Stock Transfer has the option to terminate the lease by giving notice of its desire to terminate within 180 days before lease expiration. If Continental Stock Transfer exercises this termination right, Continental Stock Transfer will be required to pay a cancellation fee as follows: $1,200,000 if such option is exercised between July 13, 2012 through July 12, 2013; $1,100,000 if such option is exercised between July 13, 2013 through July 12, 2014; and $1,000,000 if such option is exercised between July 13, 2014 through July 12, 2017.

(19)	Securities Training Corp subleases a portion of its space to one tenant occupying 4,944 SF paying $115,332, or $23.33 per square foot.

(20)
Upfront TI/LC reserve of $4,398,960 represents reserves that will be disbursed to the borrower for approved tenant improvement costs associated with the New York Film Academy lease. Ongoing TI/LC reserve of $39,313 represents monthly rollover reserves.  In addition to monthly rollover reserves, ongoing TI/LC reserves of $53,833 will be collected for leases that expire in 2017 and 2018 and that represent more than 2.0% of the gross leasable area.  This additional reserve has a cap of $3,223,000.

(21)
Upfront other reserve of $3,119,360 represents the New York Film Academy prepaid rent and free rent in the amount of $1,250,000 and $1,869,360, respectively.  The remaining upfront other reserve of $121,875 is for deferred maintenance reserve.

(22)	The complete mortgage loan rate is 4.84615384615385%. The 17 Battery Place South Loan amortizes based on the schedule set forth on Annex G-1 to this Prospectus Supplement.

(23)
The Gansevoort Park Avenue Loan is part of the Gansevoort Park Avenue Whole Loan, totaling $140,000,000, which was bifurcated into two pari passu loan components (notes A-1 and A-2).  The Gansevoort Park Avenue Loan, but not the related pari passu note A-2, will be contributed to the CGCMT 2012-GC8 Trust.  Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF and Cut-off Date Balance per SF calculations are based on the aggregate cut-off date principal balance of $140,000,000.

(24)	Giorgio Armani is currently building out their space, paying rent and is expected to open in September 2012. Suit Supply is currently open and is expected to begin paying rent in October 2012.

(25)	Best Buy (62,178 SF) has subleased 15,000 SF to Golfsmith.

(26)
In the event that the Cole Family Dollar Portfolio Mortgage Loan is not paid off on or before the anticipated repayment date, the Mortgage Loan Rate will automatically increase to the greater of (i) 7.7260%, and (ii) the swap rate as of the anticipated repayment date plus 300 basis points, not to exceed 9.7260%.

(27)	In addition to 396 rooms, collateral for the Hyatt Regency - Buffalo Mortgage Loan includes the Buffalo Conference Center, an approximately 28,058 SF facility.

(28)
The fee interest in the Mortgaged Property is held by the Erie County Industrial Development Agency (“IDA”) with the borrower currently holding a leasehold interest.  The lien of the mortgage loan is secured by both the fee interest held by the IDA, which will expire in 2014, and the leasehold interest held by the borrower.  This structure was instituted to take advantage of a Payment In Lieu of Taxes program, which will expire in 2013, upon which the fee ownership in the Mortgaged Property will be conveyed to the borrower.

(29)
Hyatt Corporation maintains an FF&E reserve of 4% annual revenue. If at any time Hyatt Corporation does not maintain the reserve, a monthly FF&E reserve will be required totaling one-twelfth of 4% of annual revenue.

(30)	The Appraised Value shown includes $430,000 in excess land value.

(31)
BAE Systems has 31,716 SF (base rent of $17.25/SF) expiring on 8/31/2017 and 5,795 SF (base rent of $16.50/SF) expiring on 6/30/2013.  Apex Capital Corp has 28,586 SF expiring on 12/31/2021 and 258 SF of storage space on a MTM basis.

(32)
Ongoing Replacement Reserve will be, until the Due Date in December 2012, $17,467.64, and thereafter adjusting on the Due Date in each December, March, June and September to be an amount equal to 1/3rd of 4% of the gross revenue of the property for the prior three month quarter.

(33)
Ongoing Replacement Reserve will be, until the Due Date in December 2012, $18,140.33, and thereafter adjusting on the Due Date in each December, March, June and September to be an amount equal to 1/3rd of 4% of the gross revenue of the property for the prior three month quarter.

(34)
The University Manors Mortgaged Property is comprised of nineteen student housing apartment buildings located at the following addresses in Columbus, Ohio:  31, 95 Chittenden Avenue; 167 & 173 West 9th Avenue; 42, 115, 120 East 13th Avenue; 49, 80 East 14th Avenue; 98, 162-168, 252-262 East 12th Avenue; 1607, 1611 & 1615 North 4th Street; 60 East Norwich Avenue; 2135 Iuka Avenue; 310 East 18th Avenue; 315 East 19th Avenue; 1662-1666 Summit Street; 299 East 15th Avenue.  One appraisal with an Appraisal Date of April 5, 2012 was performed.  Eight separate environmental phase I reports were completed of which one is dated April 20, 2012 and seven are dated April 23, 2012.  One engineering report with a date of April 23, 2012 was completed.

(35)	Occupancy shown reflects the 2012-2013 school year.

(36)
The Appraised Value presents the “as stabilized” Appraised Value of the Family Dollar - Tulsa, OK Mortgaged Property since the construction of the improvements has been completed and the as stabilized date has been passed.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity / ARD are calculated on the basis of such Appraised Value.

(37)
NC Mutual (81,420 SF) has subleased to Duke University 11,504 SF on the second floor until April 30, 2013 with one option to renew until April 30, 2016 at a rate of $13.83/SF (increasing to $14.25/SF on January 1, 2013) and 12,247 SF on the 3rd floor until November 30, 2013 with one option to renew until December 21, 2019 at a rate of $14.18/SF (increasing to $14.89/SF on December 1, 2012).

(38)
Ongoing Replacement Reserve of $6,500, subject to the satisfaction of the requirements as set forth in the loan agreement, the Monthly Replacement Reserve amount may be adjusted to the greater of $0.20/SF/year and the amount noted in the updated engineering report.

(39)
Ongoing Replacement Reserve will be, until the Due Date in December 2012, $13,272.24, and thereafter adjusting on the Due Date in each December, March, June and September to be an amount equal to 1/3rd of 5% of the gross revenue of the property for the prior three month quarter.

(40)
Upon the commencement of a cash management period, the non-recourse carveout guarantor has 5 business days to enter into a payment guaranty, guaranteeing the payment of the remaining indebtedness, in lieu of sweeping the cash flow into the lockbox and cash management accounts, continuing for as long as the cash management period remains outstanding, provided that the non-recourse carveout guarantor maintains a minimum net worth of $100 million.  If the guaranty is not entered into, then the lockbox account and cash management account will be established and utilized as long as the cash management period continues.

ANNEX B

STRUCTURAL AND COLLATERAL TERM SHEET

September 10, 2012

Structural and Collateral Term Sheet

$1,040,210,521
(Approximate Mortgage Pool Balance)

$728,147,000
(Offered Certificates)

Citigroup Commercial Mortgage Trust 2012-GC8
As Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2012-GC8

Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
Natixis Real Estate Capital LLC
As Sponsors

Citigroup	Goldman, Sachs & Co.

Co-Lead Managers and Joint Bookrunners

Natixis	RBS

Co-Managers

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Initial Certificate Principal or Notional Amount(1)	Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class A-1	$58,955,000	30.000%(4)	0.685%	Fixed	2.46	10/12 – 04/17
Class A-2	$181,568,000	30.000%(4)	1.813%	Fixed	4.71	04/17 – 09/17
Class A-3	$27,725,000	30.000%(4)	2.631%	Fixed	6.87	08/19 – 08/19
Class A-4	$379,626,000	30.000%(4)	3.024%	Fixed	9.73	05/22 – 07/22
Class A-AB	$80,273,000	30.000%(4)	2.608%	Fixed	7.38	09/17 – 05/22

NON-OFFERED CERTIFICATES
Non-Offered Class	Initial Certificate Principal or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass- Through Rate(2)	Pass-Through Rate Description	Expected Wtd. Avg. Life (Yrs)(3)	Expected Principal Window(3)
Class X-A	$821,766,000	(5)	N/A	2.268%	Variable IO(6)	N/A	N/A
Class X-B	$218,444,520	(5)	N/A	0.166%	Variable IO(6)	N/A	N/A
Class A-S	$93,619,000		21.000%	3.683%	Fixed	9.79	07/22 – 07/22
Class B	$61,112,000		15.125%	4.285%	Fixed	9.79	07/22 – 07/22
Class C	$39,008,000		11.375%	4.878%	Variable(7)	9.80	07/22 – 08/22
Class D	$45,509,000		7.000%	4.878%	Variable(7)	9.87	08/22 – 08/22
Class E	$19,504,000		5.125%	4.878%	WAC Cap(8)	9.87	08/22 – 08/22
Class F	$19,504,000		3.250%	4.878%	WAC Cap(8)	9.87	08/22 – 08/22
Class G	$33,807,520		0.000%	4.878%	WAC Cap(8)	9.90	08/22 – 09/22
Class S(9)	N/A		N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A		N/A	N/A	N/A	N/A	N/A

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-166711) and dated September 4, 2012 (the “Base Prospectus”) and a separate Prospectus Supplement dated September 10, 2012 (“Prospectus Supplement”). Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned thereto elsewhere in the Prospectus Supplement or, if not defined therein, then in the Base Prospectus.

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)
Assuming no prepayments prior to maturity or anticipated repayment date, as applicable, and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Prospectus Supplement.

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)
The Class X-A and Class X-B certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A and Class X-B certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B, Class C, Class D, Class E, Class F and Class G certificates from time to time.

(6)
The pass-through rate on the Class X-A certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Prospectus Supplement. The pass-through rate on the Class X-B certificates will generally be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F and Class G certificates, as described in the Prospectus Supplement.

(7)
For any distribution date, the pass-through rates of the Class C and Class D certificates will each be equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(8)
For any distribution date, the pass-through rates of the Class E, Class F and Class G certificates will each be equal to a per annum rate equal to the lesser of (i) 5.000% and (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360 day year consisting of twelve 30 day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(9)
The Class S certificates will not have a principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class S certificates will only be entitled to distributions of excess interest accrued on the mortgage loan with an anticipated repayment date.

(10)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates represent the residual interest in multiple REMICs, as further described in the Prospectus Supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics
Initial Pool Balance	$1,040,210,521
Number of Mortgage Loans	57
Number of Mortgaged Properties	139
Average Cut-off Date Mortgage Loan Balance	$18,249,307
Weighted Average Mortgage Loan Rate	4.9537%
Weighted Average Remaining Term to Maturity (months)(2)	106
Weighted Average Remaining Amortization Term (months)(3)(8)	347
Weighted Average Cut-off Date LTV Ratio(1)(4)	63.1%
Weighted Average Maturity Date LTV Ratio(1)(2)(4)(5)	51.9%
Weighted Average Underwritten Debt Service Coverage Ratio(1)(4)(6)(7)	1.73x
Weighted Average Debt Yield on Underwritten NOI(1)(4)(9)	11.7%
% of Mortgage Loans with Pari Passu Split Loan Structure	27.9%
% of Mortgage Loans with Additional Debt	16.0%
% of Mortgaged Properties with Single Tenants	5.4%

(1)	With respect to the Miami Center mortgage loan, the 222 Broadway mortgage loan, and the Gansevoort Park Avenue mortgage loan, calculations include the related companion loan unless otherwise stated.

(2)	The Cole Family Dollar Portfolio mortgage loan is considered as if it matures on its anticipated repayment date of 8/6/2019.

(3)	Excludes mortgage loans that are interest only for the entire term.

(4)
Unless otherwise indicated, with respect to the Verizon Wireless & Mattress Firm and Pensacola Marketplace mortgage loans (the “Verizon and Pensacola Loans”), which are cross-collateralized and cross-defaulted with each other, the Cut-off Date LTV Ratio, the Maturity Date LTV Ratio, the Underwritten Debt Service Coverage Ratio, and the Debt Yield on Underwritten NOI of the mortgage loans are presented in the aggregate.

(5)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to the 222 Broadway mortgage loan, Gansevoort Park Avenue mortgage loan, 25 East Oak Street mortgage loan, Sonora Village mortgage loan, Hyatt Regency - Buffalo mortgage loan, West Valley Shopping Center mortgage loan, SpringHill Suites - Frazer Mills mortgage loan, SpringHill Suites - Southside Works mortgage loan, TownePlace Suites - Fayetteville mortgage loan, 1026-1044 Market Street mortgage loan, Hilton Garden Inn Odessa mortgage loan, Holiday Inn Express Fayetteville mortgage loan, 807 Church Street mortgage loan, Residence Inn Southern Pines mortgage loan, and Lakes of the Hills Apartments mortgage loan, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. The Maturity Date LTV Ratio using the related “as-is” appraised value for each of these mortgage loans is 58.7%, 43.6%, 54.5%, 61.6%, 49.1%, 53.0%, 44.9%, 40.2%, 52.9%, 53.4%, 44.6%, 43.7%, 43.5%, 53.0%, and 58.5% respectively.  With respect to the Dallas & OKC MHC Portfolio (Stonetown Acquisitions) mortgage loan, the Maturity Date LTV was calculated based on the blended amounts using the “as stabilized” appraised value for the Bill’s MHC mortgaged property and the “as-is” appraised values for the other properties. The Maturity Date LTV Ratio of the Dallas & OKC MHC Portfolio (Stonetown Acquisitions) mortgage loan using the related “as-is” appraised value for every Dallas & OKC MHC Portfolio (Stonetown Acquisitions) mortgaged property is 51.1%. With respect to the Verizon and Pensacola mortgage loans, the Maturity Date LTV was calculated based on the blended cross-collateralized amounts using the “as-is” appraised values. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Maturity Date LTV Ratio.

(6)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due following the interest only period instead of the actual interest-only payment. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Prospectus Supplement for a description of Underwritten Debt Service Coverage Ratio.

(7)
With respect to the 17 Battery Place South mortgage loan, the Underwritten Debt Service Coverage Ratio is calculated based on the average of the first 12 payments after the interest only period pursuant to the mortgage loan’s non-standard amortization schedule as set forth on Annex G in the Prospectus Supplement.  See “Cut-off Date DSCR” in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Prospectus Supplement.

(8)
With respect to the 17 Battery Place South mortgage loan, the Original Amortization Term and Remaining Amortization Term are considered based on the combined amortization schedule for the 17 Battery Place South mortgage loan and the related mezzanine loan as set forth on Annex G in the Prospectus Supplement.

(9)	Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Citigroup Global Markets Inc. Goldman, Sachs & Co.

Co-Managers:	Natixis Securities Americas LLC RBS Securities Inc.
Depositor:	Citigroup Commercial Mortgage Securities Inc.
Initial Pool Balance:	$1,040,210,521
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Citibank, N.A.
Trustee:	U.S. Bank National Association
Operating Advisor:	Situs Holdings LLC
Pricing:	September 2012
Closing Date:	September 27, 2012
Cut-off Date:	For each mortgage loan, the related due date in September 2012
Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in October 2012
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	September 2045
Cleanup Call:	1.0%
Minimum Denominations:	$100,000 minimum for the offered certificates; $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

TRANSACTION HIGHLIGHTS

■	$1,040,210,520 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 57 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,040,210,521 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $18,249,307 and are secured by 139 mortgaged properties located throughout 31 states

—	LTV: 63.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.73x weighted average Underwritten Debt Service Coverage Ratio

—
Underwritten NOI Debt Yield:  19.1% to Class A-1 / A-2 / A-3 / A-4 / A-AB, calculated, with respect to each such class of certificates, as (x) aggregate Underwritten Net Operating Income for all the mortgaged properties of $139,238,733, divided by (y) the aggregate certificate principal amount of all such classes of certificates

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 86.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	62.8% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	23.3% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at maturity

—	Hard Lockboxes: 68.5% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 99.5% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 53 mortgage loans representing 94.5% of the Initial Pool Balance

–	Insurance: 45 mortgage loans representing 73.7% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 52 mortgage loans representing 92.7% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 19 mortgage loans, secured by office, retail, and mixed use properties only, representing 84.0% of the allocated Initial Pool Balance

—	Predominantly Defeasance: 68.1% of the mortgage loans by Initial Pool Balance permit only defeasance after an initial lockout period

–	19.5% of the mortgage loans by Initial Pool Balance permit either defeasance after an initial lockout period or yield maintenance

■	Multiple-Asset Types > 5.0% of the Total Pool:

—	Office: 44.2% of the mortgaged properties by allocated Initial Pool Balance are office properties

—
Retail: 19.6% of the mortgaged properties by allocated Initial Pool Balance are retail properties (5.9% are unanchored retail properties, 5.5% are anchored retail properties, 5.0% are single tenant retail properties, and 3.2% are power center / big box retail properties)

—	Hospitality: 17.4% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Multifamily: 8.5% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Self Storage: 5.3% of the mortgaged properties by allocated Initial Pool Balance are self storage properties

■
Geographic Diversity:  The 139 mortgaged properties are located throughout 31 states, with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (31.4%), Texas (14.9%), Florida (13.3%)

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citigroup Global Markets Realty Corp.	39	61	$549,462,355	52.8%
Goldman Sachs Mortgage Company	14	74	365,467,451	35.1
Natixis Real Estate Capital LLC	4	4	125,280,715	12.0
Total	57	139	$1,040,210,521	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms	Cut-off Date Balance Per SF / Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Miami Center	$114,765,852	11.0%	Office	786,836	$219	1.41x	10.1%	64.2%
222 Broadway	100,000,000	9.6	Office	786,552	$172	2.11x	11.0%	58.7%
17 Battery Place South	91,000,000	8.7	Office	428,450	$212	1.65x	11.0%	64.5%
Pinnacle at Westchase	79,827,198	7.7	Office	470,940	$170	1.57x	10.8%	67.9%
Gansevoort Park Avenue	75,000,000	7.2	Hospitality	249	$562,249	1.77x	12.5%	50.4%
25 East Oak Street	49,938,386	4.8	Retail	38,445	$1,299	1.33x	8.1%	67.7%
Sonora Village	33,650,000	3.2	Retail	248,322	$136	1.38x	9.4%	71.3%
Cole Family Dollar Portfolio	27,725,000	2.7	Retail	298,858	$93	2.23x	11.1%	61.4%
Hyatt Regency - Buffalo	25,461,498	2.4	Hospitality	396	$64,297	1.77x	15.8%	65.3%
Plains Capital Towers	23,948,280	2.3	Office	425,040	$56	1.91x	15.4%	59.2%
Top 10 Total / Wtd. Avg.	$621,316,214	59.7%				1.68x	11.0%	62.6%
Remaining Total / Wtd. Avg.	418,894,307	40.3				1.81x	12.6%	63.8%
Total / Wtd. Avg.	$1,040,210,521	100.0%				1.73x	11.7%	63.1%

Pari Passu Companion Loan Summary
Mortgage Loan Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Miami Center	CGMRC	$114,765,852	$57,382,926	$172,148,778	CGCMT 2012-GC8	1.41x	10.1%	64.2%
222 Broadway	GSMC	$100,000,000	$35,000,000	$135,000,000	CGCMT 2012-GC8	2.11x	11.0%	58.7%
Gansevoort Park Avenue	CGMRC	$75,000,000	$65,000,000	$140,000,000	CGCMT 2012-GC8	1.77x	12.5%	50.4%

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgage Loans(1)(2)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut- off Date Balance	% of Initial Pool Balance	Previous Securitization(s)
Miami Center	CGMRC	Miami	FL	Office	$114,765,852	11.0%	GSMS 2003-C1, LBUBS 2007-C7
17 Battery Place South	Natixis RE	New York	NY	Office	$91,000,000	8.7%	GMACC 2002-FL1A, WBCMT 2007-C32
Pinnacle at Westchase	CGMRC	Houston	TX	Office	$79,827,198	7.7%	JPMCC 2004-CBX
Sonora Village	GSMC	Scottsdale	AZ	Retail	$33,650,000	3.2%	DLJCM 2000-CF1
Sutton Place Apartments	Natixis RE	Southfield	MI	Multifamily	$18,800,000	1.8%	FULB 1997-C2
290 Madison	CGMRC	New York	NY	Mixed Use	$14,947,118	1.4%	COMM 2006-C8
College Point Self Storage	CGMRC	College Point	NY	Self Storage	$14,410,200	1.4%	GECMC 2002-2A
Legacy Tower	GSMC	Durham	NC	Office	$11,697,214	1.1%	BSCMS 2007-T26
1026-1044 Market Street	CGMRC	Philadelphia	PA	Mixed Use	$9,988,738	1.0%	GECMC 2002-1A
Mountain Marketplace	CGMRC	Pasadena	MD	Retail	$8,980,103	0.9%	BSCMS 2002-PBW1
Countryside Plaza	CGMRC	Mt. Pleasant	PA	Retail	$8,133,888	0.8%	JPMC 2000-C9
Food Lion Mount Airy	CGMRC	Mount Airy	MD	Retail	$7,825,501	0.8%	MSDWC 2002-HQ
Holiday Inn Express Fayetteville	Natixis RE	Fayetteville	NC	Hospitality	$7,476,636	0.7%	GECMC 2003-C2
Briarlane Apartments	CGMRC	Grand Rapids	MI	Multifamily	$4,684,631	0.5%	BSCMS 2005-PWR9
Walgreens and Sports Authority Portfolio (Palm Gardens)	CGMRC	Palm Beach Gardens	FL	Retail	$4,581,975	0.4%	JPMCC 2002-C2
Storage Pro - Kalamazoo	CGMRC	Kalamazoo	MI	Self Storage	$3,671,729	0.4%	GMACC 2002-C2
Americana Self Storage (SST)	CGMRC	Chantilly	VA	Self Storage	$3,487,661	0.3%	MSC 1999-RM1
Walgreens and Sports Authority Portfolio (Marshall)	CGMRC	Marshall	TX	Retail	$2,910,174	0.3%	GECMC 2002-2A
Walgreens and Sports Authority Portfolio (Little Rock)	CGMRC	Little Rock	AR	Retail	$2,662,499	0.3%	WBCMT 2003-C6
Storage Pro - East Lansing	CGMRC	East Lansing	MI	Self Storage	$2,460,058	0.2%	GMACC 2002-C2
Storage Pro - Wyoming	CGMRC	Wyoming	MI	Self Storage	$2,203,037	0.2%	GMACC 2002-C2
Storage Kings of South Congress	CGMRC	Austin	TX	Self Storage	$2,193,360	0.2%	BACM 2003-1
Gas Lite Manor	CGMRC	Sioux Falls	SD	Manufactured Housing	$1,577,305	0.2%	WBCMT 2007-C31
Walgreens and Sports Authority Portfolio (Pasadena)	CGMRC	Pasadena	TX	Retail	$1,486,046	0.1%	WBCMT 2003-C6
Winchester Self Storage	CGMRC	Memphis	TN	Self Storage	$948,954	0.1%	CSMC 2007-C5

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.

(2)	Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.

COLLATERAL OVERVIEW (continued)

Mortgage Loans with Existing Mezzanine Financing
Mortgage Loan Name	Cut-off Date Balance	Companion Loan Cut-off Date Balance	Mezzanine Debt Cut- off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
17 Battery Place South	$91,000,000	NA	$14,000,000	$105,000,000	5.7000%	64.5%	74.5%	1.65x	1.29x
Gansevoort Park Avenue	$75,000,000	$65,000,000	$20,000,000	$160,000,000	5.7050%	50.4%	57.6%	1.77x	1.43x

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	9	$459,313,184	44.2%	1.68	x	63.6%	11.0%
CBD	6	407,752,058	39.2	1.68	x	63.8%	10.8%
General Suburban	3	51,561,125	5.0	1.64	x	62.3%	12.8%
Retail	77	$204,030,725	19.6%	1.85	x	63.6%	10.9%
Unanchored	4	61,892,289	5.9	1.39	x	66.5%	8.8%
Anchored	6	56,852,742	5.5	1.84	x	62.3%	11.9%
Single Tenant Retail	66	51,635,694	5.0	2.73	x	56.7%	13.3%
Power Center / Big Box	1	33,650,000	3.2	1.38	x	71.3%	9.4%
Hospitality	10	$180,731,054	17.4%	1.84	x	56.7%	14.3%
Full Service	4	121,599,912	11.7	1.80	x	55.3%	13.8%
Limited Service	5	49,027,252	4.7	1.96	x	57.4%	15.6%
Extended Stay	1	10,103,889	1.0	1.81	x	69.7%	14.7%
Multifamily	13	$88,395,609	8.5%	1.76	x	66.2%	12.7%
Garden	8	63,658,203	6.1	1.90	x	64.7%	13.6%
Student Housing	1	12,444,665	1.2	1.34	x	67.3%	11.0%
High Rise	1	6,292,741	0.6	1.47	x	74.6%	9.6%
Mid Rise	3	6,000,000	0.6	1.44	x	71.1%	9.4%
Self Storage	16	$55,254,581	5.3%	1.59	x	70.2%	10.6%
Manufactured Housing	11	$24,959,533	2.4%	1.49	x	70.0%	11.0%
Mixed Use	2	$24,935,856	2.4%	1.54	x	59.3%	10.4%
Office / Retail	1	14,947,118	1.4	1.36	x	55.2%	9.0%
Retail / Office	1	9,988,738	1.0	1.81	x	65.4%	12.5%
Parking	1	$2,589,978	0.2%	1.58	x	74.0%	11.1%
Total / Wtd. Avg.	139	$1,040,210,521	100.0%	1.73	x	63.1%	11.7%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI
New York	7	$326,294,384	31.4%	$743,900,000	38.2%	$49,750,834	35.7%
Texas	20	154,878,737	14.9	238,870,000	12.3	18,555,843	13.3
Florida	15	137,897,771	13.3	303,370,000	15.6	20,115,371	14.4
Illinois	11	98,841,924	9.5	144,050,000	7.4	9,138,255	6.6
Michigan	17	50,531,289	4.9	81,490,000	4.2	7,302,328	5.2
Pennsylvania	4	47,506,145	4.6	79,075,000	4.1	6,778,253	4.9
Arizona	4	36,267,492	3.5	51,210,000	2.6	3,452,657	2.5
North Carolina	4	35,441,825	3.4	56,325,000	2.9	5,476,785	3.9
Virginia	4	24,100,627	2.3	40,975,000	2.1	3,102,423	2.2
California	1	23,400,000	2.2	38,000,000	1.9	2,408,702	1.7
Ohio	5	19,293,285	1.9	29,190,000	1.5	2,193,483	1.6
Georgia	2	18,397,246	1.8	29,600,000	1.5	2,426,711	1.7
Maryland	2	16,805,605	1.6	26,600,000	1.4	2,061,547	1.5
Mississippi	8	8,177,540	0.8	13,245,000	0.7	1,028,933	0.7
Oklahoma	7	6,535,969	0.6	10,530,000	0.5	788,687	0.6
Utah	2	6,483,228	0.6	9,250,000	0.5	695,436	0.5
New Hampshire	1	5,445,000	0.5	11,800,000	0.6	920,640	0.7
Wisconsin	1	4,386,720	0.4	7,200,000	0.4	465,404	0.3
Tennessee	3	4,333,677	0.4	5,850,000	0.3	465,968	0.3
Arkansas	2	3,129,917	0.3	5,040,000	0.3	376,585	0.3
Missouri	5	2,525,716	0.2	5,540,000	0.3	411,250	0.3
Colorado	3	1,996,057	0.2	3,540,000	0.2	252,626	0.2
South Dakota	1	1,577,305	0.2	2,110,000	0.1	162,181	0.1
Nevada	3	1,342,468	0.1	3,390,000	0.2	276,588	0.2
New Mexico	1	1,152,447	0.1	1,800,000	0.1	128,090	0.1
Kansas	1	981,830	0.1	1,610,000	0.1	109,126	0.1
Indiana	1	801,845	0.1	1,930,000	0.1	143,419	0.1
Louisiana	1	456,508	0.04	1,080,000	0.1	83,082	0.1
South Carolina	1	411,457	0.04	975,000	0.1	76,775	0.1
Minnesota	1	408,698	0.04	590,000	0.03	45,425	0.03
Iowa	1	407,809	0.04	680,000	0.03	45,326	0.03
Total	139	$1,040,210,521	100.0%	$1,948,815,000	100.0%	$139,238,733	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
1,577,305 - 4,999,999	12	$41,169,572	4.0%	41.0 - 45.9	1	$12,270,000	1.2%
5,000,000 - 9,999,999	19	140,005,079	13.5	46.0 - 50.9	3	83,932,661	8.1
10,000,000 - 14,999,999	12	151,172,045	14.5	51.0 - 55.9	4	45,796,883	4.4
15,000,000 - 19,999,999	1	18,800,000	1.8	56.0 - 60.9	8	184,796,934	17.8
20,000,000 - 29,999,999	6	144,882,389	13.9	61.0 - 65.9	15	387,971,508	37.3
30,000,000 - 49,999,999	2	83,588,386	8.0	66.0 - 74.9	26	325,442,535	31.3
70,000,000 - 99,999,999	3	245,827,198	23.6	Total	57	$1,040,210,521	100.0%
100,000,000 - 114,765,852	2	214,765,852	20.6	(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics”
Total	57	$1,040,210,521	100.0%	above.

Distribution of Underwritten DSCRs(1)				Distribution of Maturity Date/ARD LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of UW	Mortgage		Pool	Range of Maturity	Mortgage		Pool
DSCR (x)	Loans	Cut-off Date Balance	Balance	Date/ARD LTV (%)	Loans	Cut-off Date Balance	Balance
1.33 - 1.39	7	$143,220,071	13.8%	32.4 - 39.9	4	$ 99,186,253	9.5%
1.40 - 1.49	8	165,751,383	15.9	40.0 - 44.9	7	88,280,408	8.5
1.50 - 1.59	10	161,045,208	15.5	45.0 - 49.9	7	68,225,378	6.6
1.60 - 1.69	7	125,579,699	12.1	50.0 - 54.9	16	415,122,440	39.9
1.70 - 1.79	6	142,145,816	13.7	55.0 - 59.9	13	273,888,927	26.3
1.80 - 1.89	7	64,068,146	6.2	60.0 - 63.3	10	95,507,114	9.2
1.90 - 1.99	2	30,112,366	2.9	Total	57	$1,040,210,521	100.0%
2.00 - 2.09	1	3,487,661	0.3
(1)    Maturity Date/ARD LTV Ratio is calculated on the basis of the “as stabilized” appraised value for 16 of the mortgage loans. See footnotes (1), (2), (4) and (5) to the table entitled “Mortgage Pool Characteristics” above.

2.10 - 4.78	9	204,800,172	19.7
Total	57	$1,040,210,521	100.0%
(1) See footnotes (1), (4), (6) and (7) to the table entitled “Mortgage Pool
Characteristics” above.				Distribution of Loan Purpose
							% of
Distribution of Amortization Types(1)					Number of		Initial
			% of		Mortgage		Pool
	Number of		Initial	Loan Purpose	Loans	Cut-off Date Balance	Balance
	Mortgage	Cut-off Date	Pool	Refinance	35	$577,250,670	55.5%
Amortization Type	Loans	Balance	Balance	Acquisition	17	368,610,741	35.4
Amortizing (30 Years)	31	$484,207,315	46.5%	Recapitalization	4	86,349,110	8.3
Amortizing (25 Years)	17	168,713,206	16.2	Acquisition/Refinance	1	8,000,000	0.8
Interest Only, Then				Total	57	$1,040,210,521	100.0%
Amortizing(2)(3)	5	241,850,000	23.3
Interest Only	3	117,715,000	11.3	Distribution of Mortgage Interest Rates
Interest Only - ARD	1	27,725,000	2.7				% of
Total	57	$1,040,210,521	100.0%		Number of		Initial
(1) All of the mortgage loans will have balloon payments at maturity date.				Range of Mortgage	Mortgage		Pool
(2) Original partial interest only periods range from 24 to 36 months.				Interest Rates (%)	Loans	Cut-off Date Balance	Balance
(3) See footnote (8) to the table entitled “Mortgage Pool Characteristics” above.				3.700 - 3.999	1	$12,270,000	1.2%
				4.250 - 4.499	2	55,383,386	5.3
Distribution of Lockboxes				4.500 - 4.749	8	105,789,192	10.2
			% of	4.750 - 4.999	18	452,813,924	43.5
	Number of		Initial	5.000 - 5.249	12	282,891,294	27.2
	Mortgage	Cut-off Date	Pool	5.250 - 5.499	11	86,617,091	8.3
Lockbox Type	Loans	Balance	Balance	5.500 - 5.749	2	19,825,865	1.9
Hard	25	$712,395,194	68.5%	5.750 - 5.900	3	24,619,769	2.4
Springing	26	230,971,698	22.2	Total	57	$1,040,210,521	100.0%
Soft	6	96,843,629	9.3
Total	57	$1,040,210,521	100.0%

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.1 - 9.9	7	$128,727,588	12.4%	Interest Only	4	$145,440,000	14.0%
10.0 - 10.9	16	319,765,776	30.7	300	17	168,713,206	16.2
11.0 - 11.9	11	279,266,095	26.8	360(2)	36	726,057,315	69.8
12.0 - 12.9	5	110,294,166	10.6	Total	57	$1,040,210,521	100.0%
13.0 - 13.9	4	33,469,936	3.2	(1) All of the mortgage loans will have balloon payments at maturity.
14.0 - 14.9	4	43,696,470	4.2	(2) See footnote (8) to the table entitled “Mortgage Pool Characteristics” above.
15.0 - 15.9	4	58,066,489	5.6
16.0 - 19.5	6	66,924,000	6.4	Distribution of Remaining Amortization Terms(1)
Total	57	$1,040,210,521	100.0%	Range of			% of
(1) See footnotes (1), (4) and (9) to the table entitled “Mortgage Pool				Remaining	Number of		Initial
Characteristics” above.				Amortization	Mortgage		Pool
				Terms (months)	Loans	Cut-off Date Balance	Balance
Distribution of Debt Yield on Underwritten NCF(1)				Interest Only	4	$145,440,000	14.0%
			% of	296 - 300	17	168,713,206	16.2
Range of	Number of		Initial	301 - 360(2)	36	726,057,315	69.8
Debt Yields on	Mortgage		Pool	Total	57	$1,040,210,521	100.0%
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance	(1) All of the mortgage loans will have balloon payments at maturity.
8.0 - 8.9	3	$98,535,504	9.5%	(2) See footnote (8) to the table entitled “Mortgage Pool Characteristics”
9.0 - 9.9	8	201,750,212	19.4	above.
10.0 - 10.9	21	413,317,611	39.7
11.0 - 11.9	10	149,756,970	14.4
12.0 - 12.9	5	81,014,452	7.8	Distribution of Prepayment Provisions
13.0 - 13.9	3	22,747,687	2.2				% of
14.0 - 17.9	7	73,088,086	7.0		Number of		Initial
Total	57	$1,040,210,521	100.0%	Prepayment	Mortgage		Pool
(1) See footnotes (1), (4) and (9) to the table entitled “Mortgage Pool				Provision	Loans	Cut-off Date Balance	Balance
Characteristics” above.				Defeasance	50	$708,384,447	68.1%
				Defeasance or Yield
Mortgage Loans with Original Partial Interest Only Periods				Maintenance	3	202,593,050	19.5
Original Partial	Number of		% of Initial	Yield Maintenance	4	129,233,024	12.4
Interest Only	Mortgage	Cut-off Date	Pool	Total	57	$1,040,210,521	100.0%
Period (months)	Loans	Balance	Balance
24	4	$150,850,000	14.5%	Distribution of Escrow Types
36	1	$91,000,000	8.7%				% of
					Number of		Initial
Distribution of Original Terms to Maturity/ARD(1)					Mortgage		Pool
			% of	Escrow Type	Loans	Cut-off Date Balance	Balance
Original Term to	Number of		Initial	Real Estate Tax	53	$983,129,826	94.5%
Maturity/ARD	Mortgage		Pool	Replacement	52	$964,573,556	92.7%
(months)	Loans	Cut-off Date Balance	Balance	Reserves(1)
60	7	$178,355,149	17.1%	Insurance	45	$766,508,850	73.7%
84	1	27,725,000	2.7	TI/LC(2)	19	$578,177,175	84.0%
120	49	834,130,372	80.2	(1) Includes mortgage loans with FF&E reserves.
Total	57	$1,040,210,521	100.0%	(2) Percentage of total office, retail, and mixed use properties only.
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Remaining Terms to Maturity/ARD(1)
Range of			% of
Remaining Terms	Number of		Initial
to Maturity/ARD	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
55 - 60	7	$178,355,149	17.1%
61 - 84	1	27,725,000	2.7
85 - 120	49	834,130,372	80.2
Total	57	$1,040,210,521	100.0%
(1) See footnote (2) to the table entitled “Mortgage Pool Characteristics” above.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified expenses of the issuing entity, net of yield maintenance charges and prepayment premiums, and net of any excess interest distributable to the Class S certificates, will be distributed in the following amounts and order of priority:

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A and X-B certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata, in accordance with their respective interest entitlements.
2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To the extent of fund allocable to principal received or advanced on the mortgage loans, (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Prospectus Supplement, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all remaining funds available for distribution of principal remaining after the distributions to Classes A-AB, A-1, A-2, A-3 and A-4 in clauses (i) - (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts without regard to the Class A-AB scheduled principal balance.
3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.
4.   Non-offered certificates: Class A-S certificates:  (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.
5.   To the remaining non-offered certificates: Class B, Class C, Class D, Class E, Class F, and Class G, in that order, in a manner analogous to the Class A-S certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. On each Distribution Date, any  such write-off will be allocated to the following classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B, Class C, Class D, Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, each yield maintenance charge collected on the mortgage loans and on deposit in the collection account as of the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date, and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the portion of such yield maintenance charge allocated to such YM Group, and (B) the portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions will be distributed to the class of Class X certificates in such YM Group.  If there is more than one class of Sequential Pay Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one; provided, further, that  if such discount rate is greater than or equal to the both of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, further, that if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described above, the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class S or Class R certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Prospectus Supplement.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Prospectus Supplement) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class S and Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3, Class A-4 and Class  A-AB certificates would be affected on a pari passu basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the  Prospectus Supplement.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Prospectus Supplement.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans. If a whole loan becomes a defaulted mortgage loan, the special servicer will be required to sell the companion loan together with the mortgage loan as one whole loan.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining at the issuing entity at the price specified in the Prospectus Supplement.  Exercise of the option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, A-S, B, C and D certificates and the notional amount of the Class X-A certificates have been reduced to zero and the master servicer is paid a fee specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-B certificates (but excluding the Class S and Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

STRUCTURAL OVERVIEW (continued)

Whole Loans
The following three mortgage loans are each part of a whole loan structure comprised of two pari passu notes:

1.  The Miami Center mortgage loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $114,765,852 and represents approximately 11.0% of the Initial Pool Balance, and the related companion loan (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $57,382,926.

2.  The 222 Broadway mortgage loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.6% of the Initial Pool Balance, and the related companion loan (evidenced by note A-2), which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $35,000,000.

3.  The Gansevoort Park Avenue mortgage loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 7.2% of the Initial Pool Balance, and the related companion loan (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $65,000,000.

In connection with each of the foregoing whole loans, a co-lender agreement was executed between the holder of the mortgage loan and the holder of the companion loan that governs the relative rights and obligations of such holders.  Each co-lender agreement provides, among other things, that (i) the whole loans will be serviced under the 2012-GC8 pooling and servicing agreement, (ii) the trustee as holder of the mortgage loan (acting through the Controlling Class Representative unless a Control Termination Event exists) is the directing holder with the right to advise and direct the special servicer with respect to material servicing actions and replace the special servicer, and (iii) the holders of the related companion loans will have certain consultation rights (but not consent rights) with respect to certain material decisions as to which the Controlling Class Representative has or would have had consent or consultation rights (regardless of the occurrence of a Control Termination Event or a Consultation Termination Event).  See “Description of the Mortgage Pool – The Whole Loans” in the Prospectus Supplement for more information regarding the whole loans.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Prospectus Supplement. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Raith-Green Investors LLC will be the initial controlling class holder and is expected to appoint an affiliate, Raith Capital Management, LLC to be the initial Controlling Class Representative.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan or whole loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the servicer and the special servicer plan on taking with respect to a mortgage loan or whole loan subject to the servicing standard and other restrictions as described in the Prospectus Supplement.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and companion loan holders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that Raith-Green Investors LLC, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

Servicing Standard
In all circumstances, the special servicer is obligated to act in the best interests of the certificateholders and, in the case of a whole loan, the holder of the related companion loan (as a collective whole as if such certificateholders and, if applicable, such holder of the related companion loan constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:
—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

STRUCTURAL OVERVIEW (continued)

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced with respect to the pool of mortgage loans and whole loans at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans and the whole loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class S and Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class S and Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Prospectus Supplement, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future).  Within any given 12 month period, all such fees will be capped at 1.0% of the outstanding principal balance of such mortgage loan, subject to a minimum fee cap of $25,000.  All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Prospectus Supplement.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on all mortgage loans and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 0.75% for specially serviced mortgage loans and REO properties as to which the payments or proceeds recovered by the special servicer are equal to or larger than $25mm and 1.0% for all other specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 0.75% for all mortgage loans with a principal balance (after such mortgage loan becomes a corrected mortgage loan) larger than $25mm and 1.0% for all other mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 90 days of the maturity default. In addition, the application of modification fees and penalty charges allocable to a companion loan will be subject to the terms of the related co-lender agreement.

STRUCTURAL OVERVIEW (continued)

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will have access to any final asset status report and all information available with respect to the transaction on the certificate administrator’s website but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:
— all special notices delivered
— summaries of final asset status reports
— all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates
— an “Investor Q&A Forum” and
— a voluntary investor registry

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan.  With respect to each mortgaged property, the Appraised Value is the “as-is” appraised value, except that with respect to the mortgaged property identified on Annex A to the Prospectus Supplement as ARCT III Portfolio - Family Dollar - Tulsa, OK, which secures approximately 0.1% of the Initial Pool Balance by allocated loan amount, the Appraised Value reflects the “as stabilized” value, because the assumptions as to the “as stabilized” value have already been satisfied at the mortgaged property. The appraisals for certain of the mortgaged properties also state an “as stabilized” or “as renovated” value as well as an “as-is” value for such mortgaged properties that assume that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property, and such “as stabilized” or “as renovated” values may be reflected in this Term Sheet or in the footnotes to Annex A to the Prospectus Supplement..  Additionally, for purposes of calculating the Maturity Date LTV Ratio for each mortgage loan, the “as-is” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet except in the case of the following 16 mortgage loans which use the “as stabilized” value: 222 Broadway loan, Gansevoort Park Avenue loan, 25 East Oak Street loan, Sonora Village loan, Hyatt Regency - Buffalo loan, West Valley Shopping Center loan, SpringHill Suites - Frazer Mills loan, SpringHill Suites - Southside Works loan, TownePlace Suites - Fayetteville loan, 1026-1044 Market Street loan, Hilton Garden Inn Odessa loan, Holiday Inn Express Fayetteville loan, 807 Church Street loan, Residence Inn Southern Pines loan, Lakes of the Hills Apartments loan, and Dallas & OKC MHC Portfolio (Stonetown Acquisitions) (only with respect to one mortgaged property).

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.  Hospitality properties and manufactured housing communities properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.  In many cases, funds on deposit in a hard lockbox may be remitted to the borrower on a daily or other periodic basis (and the borrower is obligated to make payments on the mortgage loan) until the occurrence and continuance of a cash management or other trigger event.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that are owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in the Prospectus Supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Prospectus Supplement.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Prospectus Supplement.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Springing Lockbox”: Means a lockbox is not currently in place, but the related loan documents require the imposition of a hard lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur no later than 6 months after the Cut-off Date, assumptions regarding the renewal of particular leases and / or the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.  No representation is made as to the future cash flows of the mortgaged properties, nor are the Underwritten Net Cash Flows set forth in this Term Sheet intended to represent such future cash flows.  See “Risk Factors—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” in the Prospectus Supplement.

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan (or whole loan, if applicable) adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

MIAMI CENTER

MIAMI CENTER

Miami Center
201 South Biscayne Boulevard
Miami, FL 33131
MIAMI
OVERTON
MEDIA & ENTERTAINMENT
VENETIAN ISLAND
VENETIAN CAUSEWAY
MACARTHUR CAUSEWAY
WATSON ISLAND
SOUTHEAST OVERTON
PARK WEST
CENTRAL BUSINESS DISTRICT
PORT OF MIAMI
EAST LITTLE HAVANA
BRICKELL KEY
BRISCAYNE BAY
BRICKELL
THE ROADS
American Airlines Arena
Bayside Marketplace
The Shops at Mary Brickell Village
MIAMI RAIL DOWNTOWN SERVICE
MetroRail
MetroMover
MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA

MIAMI CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Miami, Florida	Cut-off Date Principal Balance(1)	$114,765,852
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$218.79
Size (SF)	786,836	Percentage of Initial Pool Balance	11.0%
Total Occupancy as of 6/1/2012	83.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/1/2012	83.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1983 / NAP	Mortgage Rate	5.1900%
Appraised Value	$268,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$28,571,950
Underwritten Expenses	$11,100,950	Escrows
Underwritten Net Operating Income (NOI)	$17,471,000	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$16,043,480	Taxes	$2,993,565	$332,618
Cut-off Date LTV Ratio(2)	64.2%	Insurance	$279,650	$139,825
Maturity Date LTV Ratio(2)	53.2%	Replacement Reserves	$16,664	$16,664
DSCR Based on Underwritten NOI / NCF(2)	1.54x / 1.41x	TI/LC	$0	$98,355
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.3%	Other(3)	$5,171,311	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$172,500,000	62.7%	Purchase Price	$262,500,000	95.5%
Principal’s New Cash Contribution	84,132,608	30.6	Reserves	8,461,190	3.1
Other Sources	18,288,475	6.7	Closing Costs	3,959,892	1.4

Total Sources	$274,921,082	100.0%	Total Uses	$274,921,082	100.0%

(1)
The Cut-off Date Balance of $114,765,852 represents the note A-1 of a $172,148,778 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the principal amount of $57,382,926 as of the Cut-off Date that is held outside the Issuing Entity.

(2)	Calculated based on the entire Miami Center Whole Loan.
(3)
The other upfront reserve of $5,171,311 represents an unfunded obligation reserve for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements) ($3,264,337), a rent abatement reserve for future rent credits or abatements under the existing leases ($1,242,479), and a deferred maintenance reserve ($664,495).  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Miami Center Loan”) is part of a whole loan structure (the “Miami Center Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering the office condominium unit (the “Miami Center Property”) of the Miami Center Condominium.  The Miami Center Condominium is comprised of an office building and the adjoining Intercontinental-flagged hotel located in Miami, Florida.  The adjoining Intercontinental-flagged hotel is under separate ownership and is not collateral for the Miami Center Whole Loan.  The Miami Center Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $114,765,852 and represents approximately 11.0% of the Initial Pool Balance and the related companion loan (the “Miami Center Companion Loan”) (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $57,382,926. The Miami Center Whole Loan was originated on June 8, 2012 by Citigroup Global Markets Realty Corp.  The Miami Center Whole Loan had an original principal balance of $172,500,000 and each note has an interest rate of 5.1900% per annum.  The proceeds of the Miami Center Whole Loan were used to acquire the Miami Center Property. The Miami Center Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the Miami Center Loan and the Miami Center Companion Loan.

MIAMI CENTER

The borrower has the right to voluntarily prepay the Miami Center Whole Loan in whole on any business day after the second anniversary of the Closing Date and prior to April 6, 2022.  Each such prepayment is required to be accompanied by the payment of the greater of (i) a yield maintenance premium and (ii) 1% of the unpaid principal balance.  On and after April 6, 2022, the borrower may prepay the Miami Center Whole Loan in whole without penalty.  In addition, defeasance of the Miami Center Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the earlier to occur of (i) June 6, 2015 and (ii) one day after the second anniversary of the date on which the Miami Center Whole Loan has been securitized.

■
The Mortgaged Property.  The Miami Center Property is a 786,836 SF, 35-story, Class A office building located in the central business district of Miami, Florida.  The Miami Center Property is situated on a 5.36 acre site fronting Biscayne Bay and includes an integrated enclosed nine-story parking garage that contains, according to the appraisal for the Miami Center Property, 918 parking spaces.  The office tower is designed with column-free 24,000 SF floor plates and features a marble lobby and office suites with scenic views of the Biscayne Bay.  Additional building amenities include 24-hour on-premises security, a security-card access system, a sundries shop, ATM machines, and a two-story atrium.  The Miami Center Property also has access to the adjoining Intercontinental-flagged hotel’s three restaurants/cocktail lounges, full service spa, and 101,000 SF of indoor and outdoor meeting space.  As of June 1, 2012, the Total Occupancy was 83.7%.

The following table presents certain information relating to the tenants at the Miami Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Citicorp(2)	A / Baa2 / A-	157,553	20.0%	$6,554,878	25.4%	$41.60	1/31/2020	2, 5-year options
Shook Hardy & Bacon LLP(3)	NR / NR / NR	86,151	10.9	3,687,897	14.3	42.81	7/31/2022	1, 5-year option
Shutts & Bowen LLP	NR / NR / NR	68,727	8.7	2,368,332	9.2	34.46	10/31/2015	1, 5-year option
Morgan Stanley Smith Barney(2)	A / Baa1 / A-	46,404	5.9	1,995,335	7.7	43.00	1/31/2020	2, 5-year options
BNP Paribas(4)	A+ / A2 / AA-	28,261	3.6	1,340,065	5.2	47.42	4/30/2019	2, 5-year options
Ernst & Young	NR / NR / NR	23,540	3.0	955,018	3.7	40.57	10/31/2017	1, 5-year option
Regus(5)	NR / NR / NR	23,544	3.0	893,024	3.5	37.93	12/31/2021	1, 5-year option
Kenny Nachwalter	NR / NR / NR	22,904	2.9	881,804	3.4	38.50	3/31/2016	1, 5-year option
Hughes Hubbard(6)	NR / NR / NR	23,596	3.0	875,430	3.4	37.10	9/30/2015	2, 5-year options
Kluger Peretz(7)	NR / NR / NR	22,905	2.9	847,485	3.3	37.00	5/31/2018	NA
Ten Largest Tenants		503,585	64.0%	$20,399,268	78.9%	$40.51
Remaining Tenants		154,667	19.7	5,456,001	21.1	35.28
Vacant		128,584	16.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		786,836	100.0%	$25,855,269	100.0%	$39.28

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Citicorp and Morgan Stanley Smith Barney have a one-time early termination option on January 31, 2016 with 12 months’ notice and payment of a termination fee equal to 6 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(3)
Shook Hardy & Bacon LLP has the option to terminate its lease on either July 13, 2014 or October 31, 2016 with 12 months’ notice and a termination fee equal to 4 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(4)
BNP Paribas has the option to terminate its lease on April 30, 2016 with 12 months’ notice and a termination fee equal to 3 months of base rent plus unamortized tenant improvement allowances, leasing commissions, and rent abatements.

(5)	Regus has the option to terminate its lease on March 31, 2018 with 12 months’ notice and a termination fee equal to $876,000.
(6)	Hughes Hubbard has the option to terminate its lease on March 31, 2013 with a termination fee equal to unamortized leasing commissions.
(7)	Kluger Peretz has the option to terminate its lease on May 31, 2014 with 12 months’ notice.

MIAMI CENTER

The following table presents the general descriptions of the major tenants at the Miami Center Property:

Tenant Name	Tenant Description
Citicorp
Citicorp is a major segment of Citigroup Inc. Citigroup Inc. (Citigroup) is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad range of financial products and services. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions.

Shook Hardy & Bacon LLP
Shook, Hardy & Bacon L.L.P. is an international law firm with a legacy spanning more than a century. Established in Kansas City in 1889, today the firm has grown to approximately 1,500 employees worldwide, with more than 470 attorneys and 200 research analysts and paraprofessionals. The firm has 10 offices strategically located in Geneva, Houston, Kansas City, London, Miami, Orange County, Philadelphia, San Francisco, Tampa, Florida, and Washington, D.C.

Shutts & Bowen LLP	Shutts & Bowen is a Florida-based law firm with more than 225 attorneys in six offices in the State of Florida.

Morgan Stanley Smith Barney
Morgan Stanley Smith Barney is a joint venture between Morgan Stanley (51%) and Citigroup (49%).  Morgan Stanley is a global financial services company that, through its subsidiaries and affiliates, provides its products and services to a range of clients and customers, including corporations, governments, financial institutions and individuals.

BNP Paribas	BNP Paribas SA is a France-based bank group with four core businesses: Retail Banking, Corporate & Investment Banking, Investment Solutions and Other Activities.

The following table presents the lease rollover schedule at the Miami Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent (2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	414	0.1	0.1%	0	0.0	0.00	1
2013	28,159	3.6	3.6%	1,099,194	4.3	39.04	3
2014	16,101	2.0	5.7%	616,232	2.4	38.27	2
2015	92,323	11.7	17.4%	3,243,762	12.5	35.13	2
2016	52,953	6.7	24.1%	1,982,793	7.7	37.44	5
2017	45,718	5.8	30.0%	1,767,909	6.8	38.67	4
2018	51,238	6.5	36.5%	1,927,709	7.5	37.62	5
2019	28,905	3.7	40.1%	1,363,281	5.3	47.16	2
2020	203,957	25.9	66.1%	8,550,212	33.1	41.92	7
2021	23,544	3.0	69.1%	893,024	3.5	37.93	1
2022	100,625	12.8	81.8%	4,201,724	16.3	41.76	3
2023 & Thereafter	14,315	1.8	83.7%	209,428	0.8	14.63	1
Vacant	128,584	16.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,836	100.0%		$25,855,269	100.0%	$39.28	36

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through March 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at an 11% discount rate) pursuant to the following tenants’ leases: Citicorp, Morgan Stanley Smith Barney, BNP Paribas, Shook Hardy & Bacon LLP, and Hughes Hubbard.

The following table presents certain information relating to historical leasing at the Miami Center Property:

Historical Leased %(1)

	2007	2008	2009	2010	2011
Owned Space	94.0%	91.1%	80.4%	79.5%	81.7%

(1)	As provided by the borrower which reflects average occupancy for the specified year.

MIAMI CENTER

The following table presents certain information relating to the historical average annual rent per SF at the Miami Center Property:

Historical Average Base Rent per SF(1)

	TTM 3/31/2008	TTM 3/31/2009	TTM 3/31/2010	TTM 3/31/2011	TTM 3/31/2012
Base Rent per SF	NA	NA	$26.79	$31.30	$32.99

(1)	As provided by the borrower which reflects average annual base rent per SF for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Miami Center Property:

Cash Flow Analysis(1)

	TTM 3/31/2010	TTM 3/31/2011	TTM 5/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$16,483,297	$19,847,410	$22,602,684	$24,189,249	$30.74
Contractual Rent Steps	0	0	0	1,666,020	2.12
Gross Up Vacancy	0	0	0	4,501,524	5.72
Total Rent	$16,483,297	$19,847,410	$22,602,684	$30,356,793	38.58
Total Reimbursables	1,265,454	1,158,225	0	992,096	1.26
Parking Income	1,463,102	1,611,855	1,687,889	1,751,399	2.23
Other Income(3)	813,392	323,075	260,662	173,995	0.22
Less Vacancy & Credit Loss	0	0	0	(4,702,333)	(5.98)
Effective Gross Income	$20,025,245	$22,940,565	$24,551,235	$28,571,950	$36.31

Total Operating Expenses	$11,278,395	$10,565,722	$9,103,335	$11,100,950	$14.11

Net Operating Income	$8,746,850	$12,374,843	$15,447,900	$17,471,000	$22.20
TI/LC	0	0	0	1,227,546	1.56
Capital Expenditures	0	0	0	199,973	0.25
Net Cash Flow	$8,746,850	$12,374,843	$15,447,900	$16,043,480	$20.39

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent includes contractual rent steps through March 31, 2013. UW Base Rent includes the present value of contractual rent steps (discounted at an 11% discount rate) pursuant to the following tenants’ leases: Citicorp, Morgan Stanley Smith Barney, BNP Paribas, Shook Hardy & Bacon LLP, and Hughes Hubbard.

(3)	Includes late fees, storage income, antenna income, and other miscellaneous income sources.

Net operating income for the fiscal year ending March 31, 2012 at the Miami Center Property was $14,663,005. Net operating income during the period from March 1, 2012 to May 31, 2012 was $4,290,689.

■	Appraisal. According to the appraisal, the Miami Center Property had an “as-is” appraised value of $268,000,000 as of an effective date of March 28, 2012.

■
Environmental Matters.  Based on a Phase I environmental report dated April 12, 2012, the environmental consultant recommended no further action other than adhering to an asbestos operations and maintenance plan which is already in place.

■
Market Overview and Competition.  The Miami Center Property is located in the downtown section of the central business district of Miami, Florida, at the intersection of Chopin Plaza and Biscayne Boulevard.  The Miami Center Property is in close proximity to major transportation arteries such as Interstate 95, the Dolphin Expressway (State Road No. 836), Biscayne Boulevard, and Brickell Avenue, as well as, the Metrorail and Metromover elevated train systems.

According to a market report, as of the second quarter of 2012, the Miami-Dade County office market consisted of 99.6 million SF comprised of 4,309 buildings.  The direct vacancy rate was 13.8% and the average gross rental rate was $28.55 per SF.  Year-to-date net absorption was 763,819 SF through June 2012.  Class A office properties within the overall Miami-Dade County market reported a direct vacancy of 20.9% and an average gross rent of $35.33 per SF.  Year-to-date class A net absorption was 620,790 SF through June 2012.

MIAMI CENTER

The Miami Center Property is located in the downtown Miami submarket, which consists of 10,489,889 SF comprised of 77 buildings.  The downtown Miami submarket ended the second quarter of 2012 with a direct vacancy rate of 18.6% and an average gross rent of $32.64 per SF.  Year-to-date net absorption for the downtown Miami submarket was 40,327 SF. There are currently no properties under construction in the downtown Miami submarket.  Per the appraisal, the downtown submarket is characterized by high vacancy as a result of the new 749,850 SF Wells Fargo Financial Center, which was constructed in 2010.

Within the downtown Miami submarket, there is approximately 4,814,743 SF, comprised of 8 buildings, of class A product which reported a direct vacancy rate of 21.4% and an average gross rent of $39.25 per SF.  The class A segment of the downtown Miami submarket experienced 33,938 SF of year-to-date positive absorption through June 2012.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Miami Center Property:

Office Lease Comparables(1)

	Miami Center	Wells Fargo Center(2)	Southeast Financial Center(2)	Miami Tower(2)	701 Brickell Avenue(2)	One Brickell Square(2)	One Biscayne Tower(2)
Year Built	1983	2010	1984	1987	1986	1985	1971
Total GLA	786,836	749,850	1,157,939	600,959	676,129	415,150	691,783
Total Occupancy	84%	43%	83%	85%	90%	90%	93%
Quoted Rent Rate per SF	$35.00-$55.00	$40.00-$42.00	$38.00-$47.00	$34.00-$39.00	$30.00-$44.00	$35.00-$42.50	$34.00-$36.00
Expense Basis	Full Service	Full Service	Full Service	Full Service	Full Service	Full Service	Base Stop

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Miami Center Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price(2)	Sale Price per SF(2)	Occupancy
Las Olas Center	Ft. Lauderdale	September 2010	1996	468,814	$170,000,000	$362.62	88%
Las Olas Place	Ft. Lauderdale	December 2010	2000	102,246	$32,600,000	$318.84	98%
One Turnberry Place	Aventura	July 2011	1990	136,411	$53,000,000	$388.53	97%
SunTrust International Center	Miami	July 2011	1973	420,857	$82,500,000	$196.03	81%
Bank of America Tower	Ft. Lauderdale	September 2011	2002	408,079	$163,000,000	$399.43	96%
Boca Village Corporate Center	Boca Raton	October 2011	2008	108,316	$32,850,000	$303.28	100%

(1)	Source: Appraisal
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).

MIAMI CENTER

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The Borrower.  The borrower is CP Miami Center LLC (f/k/a SCOA Miami Center LLC and Crescent Miami Center, LLC), a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Miami Center Whole Loan.  The sole member of the borrower is a newly formed limited liability company, which is owned by a newly formed limited partnership, each of which was formed in connection with the closing of the Miami Center Whole Loan.  The limited partnership is owned by CP MCV LLC, Public Sector Pension Investment Board, and Cayuga Lake Fund, L.P.  The general partner of the limited partnership is MCV GP LLC.  MCV GP LLC and CP MCV LLC are each owned by Crocker Partners V LP.  Crocker Partners V LP is owned by SGCP LLC, a Delaware limited liability company that is a joint venture between entities controlled by Siguler Guff Advisers, LLC and by Crocker Partners V Incentive Vehicle LP.  The joint venture is controlled by Crocker Partners Management Company LLC, its non-member manager.  Crocker Partners V Incentive Vehicle LP and Crocker Partners Management Company LLC are directly or indirectly controlled by Thomas J. Crocker. Crocker Partners V LP and Thomas J. Crocker are the carveout indemnitors for the Miami Center Whole Loan; however, the liability of Crocker Partners V LP for the carveouts does not take effect until the earlier to occur of (i) the first date on which Crocker Partners V LP has more than one limited partner that has executed a binding subscription agreement to contribute capital to Crocker Partners V LP and (ii) the first date on which Crocker Partners V LP has a net worth (excluding 50% of any equity of Crocker Partners V LP attributable to the Miami Center Property) equal to or greater than $125,000,000.  Provided no event of default is then continuing, Thomas J. Crocker may be released from liability for the carveouts on a going-forward basis provided that certain terms and conditions set forth in the loan documents are satisfied.  Such conditions include the following: (i) Crocker Partners V LP must then have a net worth of $175,000,000 (excluding 50% of any equity of Crocker Partners V LP attributable to the Miami Center Property) and a liquidity of $17,500,000; (ii) Crocker Partners V LP must then be an affiliate of the borrower; and (iii) each of the borrower and Crocker Partners V LP must affirm its obligations under the guaranty and the other loan documents to which it is a party.

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Escrows.  At origination, the borrower funded aggregate reserves of $8,461,190 with respect to the Miami Center Property, comprised of: (i) $2,993,565 for real estate taxes, (ii) $279,650 for insurance, (iii) $16,664 for replacement reserves, (iv) $664,495 for deferred maintenance, (v) $3,264,337 for certain unfunded obligations of the borrower (including, without limitation, obligations related to tenant improvements), and (vi) $1,242,479 for future rent abatements given to seven tenants under the existing leases.

On each monthly payment date, the borrower is required to fund the following reserves with respect to the Miami Center Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve account); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in the amount of $16,664; and (iv) a tenant improvement and leasing commission reserve in the amount of $98,355.

In addition, on each monthly payment date during a Miami Center Trigger Period, the borrower is required to deposit (or cause to be deposited) into the Miami Center Cash Management Account (as defined below), from excess cash flow generated by the Miami Center Property after payment of debt service and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to borrower for payment of operating expenses and extraordinary operating expenses associated with the Miami Center Property and (y) all remaining excess cash flow generated by the Miami Center Property to be held in an excess cash subaccount, as additional collateral for the Miami Center Loan (the “Miami Center Excess Cash Reserve”).  Upon termination of a Miami Center Trigger Period, lender will disburse amounts in the Miami Center Excess Cash Reserve to borrower.

MIAMI CENTER

A “Miami Center Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) with regard to any Miami Center Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Miami Center Trigger Period commenced in connection with clause (ii) above, the date on which the DSCR is equal to or greater than 1.18x for two (2) consecutive calendar quarters, and (z) with regard to any Miami Center Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, in each case, so long as no other Miami Center Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest to occur of (i) Citigroup Technology, Inc. or Citigroup Inc. (“Citi”) being in default under its lease beyond applicable notice and cure periods, (ii) Citi failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours, and/or “going dark”, (iii) Citi giving notice that it is terminating its lease for (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space to be terminated) equals or exceeds 1.15x), (iv) any termination or cancellation of the Citi lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) with respect to (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space to be terminated) equals or exceeds 1.15x), (v) the lease with Citi failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Citi and (vii) Citi failing to extend or renew its lease on or prior to the date occurring at least more than 12 months prior to the expiration date of its lease for five years or more with respect to (x) all of its space or (y) any portion of its space (unless the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to such portion of the Citi space not renewed or extended) equals or exceeds 1.15x); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from Citi, in form and substance acceptable to the lender) of (1) the curing of the preceding conditions by Citi, (2) the borrower leasing all of the Citi space in accordance with the terms and conditions of the loan documents pursuant to one or more replacement leases, with the replacement tenant(s) under such replacement lease(s) being in actual, physical occupancy of, and open to the public for business in, the space demised under such replacement lease(s), or (3) the date on which the debt service coverage ratio (which shall be calculated excluding the rent and other amounts payable under the Citi lease with respect to any portion of the Citi space that was the subject of the applicable Specified Tenant Trigger Period and with respect to which the lender did not receive evidence of the satisfaction of the cure conditions or the conditions set forth in the immediately preceding clause (2)) is equal to or greater than 1.18x for at least two consecutive calendar quarters.

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Lockbox and Cash Management.  The Miami Center Whole Loan requires a hard lockbox, and the borrower is required to direct tenants to pay rent directly to the lender controlled lockbox account (the “Miami Center Lockbox”).  So long as a Miami Center Trigger Period is not then in effect, all funds in the Miami Center Lockbox will be remitted on each business day to the borrower’s operating account.  Upon the first occurrence of a Miami Center Trigger Period, the lender will establish an eligible cash management account with the lender or the servicer (the “Miami Center Cash Management Account”).  If a Miami Center Trigger Period has occurred and is continuing, all funds in the Miami Center Lockbox will be transferred on each business day to the Miami Center Cash Management Account, and the lender will apply funds on deposit in the Miami Center Cash Management Account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Miami Center Loan, the lender may apply any funds in the Miami Center Cash Management Account to amounts payable under the Miami Center Loan and/or toward the payment of expenses of the Miami Property, in such order of priority as the lender may determine.

MIAMI CENTER

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Property Management.  The Miami Center Property is currently managed by Crocker Partners Property Management LLC.  Crocker Partners Property Management LLC is an affiliate of the borrower.  The management fee of up to three percent of rents from the Miami Center Property paid to Crocker Partners Property Management LLC is not subordinated to the Miami Center Whole Loan, but any amounts in excess of three percent are subordinated.  Under the loan documents, the Miami Center Property may be managed by a Qualified Manager pursuant to a Qualified Management Agreement. The lender has the right to require that the borrower terminate the management agreement and replace the manager (i) during an event of default by the borrower under the Miami Center Whole Loan, after taking into account any applicable notice and cure periods, (ii) upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the manager, and/or (iii) if the manager is in default under the management agreement beyond any applicable notice and cure period.

A “Qualified Manager” means a reputable and experienced professional management organization reasonable approved by lender (which such approval may, at the lender’s option, be conditioned upon a No Downgrade Confirmation with regard to both the identity of the property manager and the replacement management agreement pursuant to which such manager will be employed); provided, that a property manager which (i) is a reputable management company having at least five years’ experience in the management of commercial properties with similar uses as the Miami Center Property, (ii) has, for at least five years prior to its engagement as property manager, managed at least five properties of the same class as the Miami Center Property, (iii) at the time of its engagement as property manager has leasable square footage equal to the lesser of (A) 1,000,000 leasable square feet and (B) five times the leasable square feet of the Miami Center Property, and (iv) is not the subject of a bankruptcy or similar insolvency proceeding, shall not require a No Downgrade Confirmation.

A “Qualified Management Agreement” means a management agreement with a Qualified Manager with respect to the Miami Center Property which is approved by the lender in writing (which such approval may be conditioned upon a No Downgrade Confirmation with respect to such management agreement).

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Mezzanine or Subordinate Indebtedness.  The borrower is permitted to incur mezzanine financing provided that the following terms and conditions, among others under the loan documents, are each satisfied: (i) either (A) three years have passed since the closing date of the Miami Center Whole Loan or (B) the borrower has entered into a contract to sell the Miami Center Property and have the Miami Center Whole Loan concurrently assumed, (ii) no event of default has occurred or is continuing, (iii) written notice is given to the lender at least 30 days prior, and no more than 90 days prior, to the mezzanine financing, (iv) if the interest rate shall be a floating rate, if reasonably required by the lender, the borrower shall have obtained and shall maintain an interest rate cap agreement pursuant to the mezzanine loan documents, (v) the debt yield shall be equal to or greater than 9.0% (without giving effect to the mezzanine loan), (vi) after giving effect to the mezzanine loan, the debt service coverage ratio shall be equal to or greater than 1.20x and the debt yield shall be equal to or greater than 9.0%, (vii) the loan term of the mezzanine loan shall be coterminous with or longer than the term of the Miami Center Whole Loan, (viii) after giving effect to the mezzanine loan, the loan to value ratio shall be equal to or less than 75%, (ix) execution of an intercreditor agreement with the mezzanine lender, in form and substance acceptable to lender, and (x) rating agency confirmation (at the lender’s option).

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Condominium. The Miami Center Property is subject to a condominium regime comprised of an office condominium unit and a hotel condominium unit (collectively, the “Miami Center Condominium”).  The borrower owns the condominium unit that comprises the office building, constituting the Miami Center Property, which unit is subject to the mortgage that secures the Miami Center Whole Loan.  The other condominium unit comprises the hotel portion (currently flagged as Intercontinental) of the condominium and does not constitute collateral for the Miami Center Whole Loan.  The borrower under the Miami Center Whole Loan has a 50% undivided interest in the common elements of and appoints two of the four condominium board members of the Miami Center Condominium.

MIAMI CENTER

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Miami Center Property, plus 18 months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then the borrower’s policy may not exclude terrorism coverage unless terrorism insurance is not commercially available, in which case the borrower is required to obtain standalone coverage in commercially reasonable amounts (namely, amounts that would be (A) obtained by property owners of properties located in markets similar to that of the Miami Center Property and similar in size and type to the Miami Center Property and (B) required by prudent institutional lenders). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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222 BROADWAY

222 BROADWAY

222 Broadway
222 Broadway
New York, NY 10038
TRIBECA
CIVIC CENTER
CITY HALL PARK
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
BATTERY PARK
Hudson River
East River
WEST STREET
CHAMBERS STREET
WORLD TRADE CENTER MEMORIAL
LIBERTY PARK
BOWLING GREEN
VIETNAM VETERANS PLAZA
FDR / SOUTH STREET VIADUCT
MAP © 2012 CARTIFACT, INC.
DATA © BROADMAP

222 BROADWAY

222 BROADWAY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)		$100,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$171.64
Size (SF)	786,552	Percentage of Initial Pool Balance		9.6%
Total Occupancy as of 5/29/2012	79.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/29/2012	79.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1961 / 2008–2011	Mortgage Rate		4.8990%
Appraised Value	$230,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		0
Underwritten Revenues	$34,369,732
Underwritten Expenses	$19,582,521	Escrows
Underwritten Net Operating Income (NOI)	$14,787,211		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,155,124	Taxes	$2,424,670	$404,112
Cut-off Date LTV Ratio(2)	58.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	50.0%	Replacement Reserves	$0	$18,353
DSCR Based on Underwritten NOI / NCF(2)	2.21x / 2.11x	TI/LC	$9,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	11.0% / 10.5%	Other	$0	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$135,000,000	55.8%	Purchase Price	$230,000,000	95.1%
Principal’s New Cash Contribution	106,827,924	44.2	Reserves	11,424,670	4.7
			Closing Costs	231,410	0.1
			Other Uses	171,844	0.1
Total Sources	$241,827,924	100.0%	Total Uses	$241,827,924	100.0%

(1)
The Cut-off Date Principal Balance of $100,000,000 represents the note A-1 of a $135,000,000 whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the principal amount of $35,000,000 as of the Cut-off Date that is held outside the Issuing Entity.

(2)	Calculated based on the entire 222 Broadway Whole Loan.
(3)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $270,000,000, The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 58.7%. See “—Appraisal” below.

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The Mortgage Loan. The mortgage loan (the “222 Broadway Loan”) is part of a whole loan structure (the “222 Broadway Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering an office building located in New York, New York (the “222 Broadway Property”).  The 222 Broadway Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and represents approximately 9.6% of the Initial Pool Balance, and the related companion loan (the “222 Broadway Companion Loan”) (evidenced by note A-2), which will be initially retained by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $35,000,000. The 222 Broadway Whole Loan was originated on May 29, 2012 by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The 222 Broadway Whole Loan had an original principal balance of $135,000,000 and each note has an interest rate of 4.8990% per annum.  The proceeds of the 222 Broadway Whole Loan were used to acquire the 222 Broadway Property. The 222 Broadway Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the 222 Broadway Loan and the 222 Broadway Companion Loan.

The 222 Broadway Loan had an initial term of 60 months and has a remaining term of 57 months.  The 222 Broadway Loan requires payments of interest only during its term.  The scheduled maturity date is the due date in June 2017.  Voluntary prepayment of the 222 Broadway Loan is prohibited prior to March 6, 2017.  Defeasance of the 222 Broadway Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations of the United States of America is permitted at any time on or after the earlier to occur of (i) May 29, 2015 and (ii) the second anniversary of the date on which the 222 Broadway Whole Loan has been securitized.

222 BROADWAY

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The Mortgaged Property. The 222 Broadway Property is an approximately 786,552 SF office building located in New York, New York and is primarily leased to Bank of America (“BofA”).  The 222 Broadway Property was constructed in 1961 and was partially renovated between 2008 and 2011. As of May 29, 2012, Total and Owned Occupancy was 79.1%.

In June 1997, Merrill Lynch acquired and occupied the 222 Broadway Property until December 2008, when BofA acquired Merrill Lynch and took possession of the 222 Broadway Property. Since 2009, BofA owned and occupied a large portion of the 222 Broadway Property. A joint venture between a subsidiary of BCSP VI U.S. Investments, L.P. (“BCSP VI”) and L&L 222 Broadway, LLC acquired the 222 Broadway Property from BofA as part of a sale/leaseback transaction for a purchase price of approximately $230 million and with a 10-year (initial term) lease to BofA for 595,953 SF, which commenced on the loan origination date, May 29, 2012.

As of May 29, 2012, there was approximately 125,861 SF of vacant office space located on the upper floors of the building and, per the appraisal, market rents are estimated to be between $42.00-$45.00 per SF. Also, as of May 29, 2012, there was approximately 7,478 SF of vacant retail space comprised of approximately 5,550 SF of space on Fulton Street and approximately 1,928 SF of space on Ann Street and, per the appraisal, market rents are estimated to be $200.00 per SF for the Fulton Street space and $75.00 per SF for the Ann Street space. See “—Cash Flow Analysis” below.

The following table presents certain information relating to the tenants at the 222 Broadway Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Bank of America	A / Baa2 / A-	595,953	75.8%	$8,939,009	75.9%	$15.00	5/31/2022	3, 5-year options
JPMorgan Chase(2)	A+ / A2 / A	14,961	1.9	2,530,000	21.5	169.11	6/30/2021	NA
Peltz & Walker	NR / NR / NR	9,000	1.1	275,250	2.3	30.58	3/31/2014	NA
Au Bon Pain(3)	NR / NR / NR	1,325	0.2	28,905	0.2	21.82	MTM	NA
Verizon(4)	A / A3 / A-	140	0.0	4,550	0.0	32.50	MTM	NA
Total Tenants		621,379	79.0%	$11,777,714	100.0%	$18.95
Remaining Tenants(5)		731	0.1	0	0.0	0.00
Vacant		164,442	20.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		786,552	100.0%	$11,777,714	100.0%	$18.93

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Au Bon Pain subleases 2,200 SF from JPMorgan Chase at a current annual base rent of $280,478 increasing to $332,684 on 11/1/2012. Au Bon Pain has the option to terminate the sublease at any time prior to 11/1/2012 and is expected to exercise that option.

(3)	Represents basement storage space leased by Au Bon Pain on a MTM basis which is expected to terminate along with the 2,200 SF of sublease space in November 2012.
(4)	Represents basement storage space.
(5)	Remaining space is occupied by the management office.

222 BROADWAY

The following table presents the lease rollover schedule at the 222 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,196	0.3%	0.3%	$33,455	0.3%	$15.23	3
2012	0	0.0	0.3%	0	0.0	0.00	0
2013	0	0.0	0.3%	0	0.0	0.00	0
2014	9,000	1.1	1.4%	275,250	2.3	30.58	1
2015	0	0.0	1.4%	0	0.0	0.00	0
2016	0	0.0	1.4%	0	0.0	0.00	0
2017	0	0.0	1.4%	0	0.0	0.00	0
2018	0	0.0	1.4%	0	0.0	0.00	0
2019	0	0.0	1.4%	0	0.0	0.00	0
2020	0	0.0	1.4%	0	0.0	0.00	0
2021	14,961	1.9	3.3%	2,530,000	21.5	169.11	1
2022	595,953	75.8	79.1%	8,939,009	75.9	15.00	1
2023 & Thereafter	0	0.0	79.1%	0	0.0	0.00	0
Vacant	164,442	20.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	786,552	100.0%		$11,777,714	100.0%	$18.93	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 222 Broadway Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	NA	NA	NA

(1)	Prior to the acquisition by the borrower, the 222 Broadway Property was owner-occupied with minimal leasing to third parties.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 222 Broadway Property:

Cash Flow Analysis(1)(2)
	Underwritten(3)	Underwritten $ per SF
Base Rent(4)	$20,064,454	$25.51
Overage Rent	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$20,064,454	$25.51
Total Reimbursables	16,120,006	20.49
Parking Income	59,155	0.08
Other Income	0	0.00
Less Vacancy & Credit Loss	(1,873,883)	(2.38)
Effective Gross Income	$34,369,732	$43.70

Total Operating Expenses	$19,582,521	$24.90

Net Operating Income	$14,787,211	$18.80
TI/LC	411,853	0.52
Capital Expenditures	220,235	0.28
Net Cash Flow	$14,155,124	$18.00

(1)	As the 222 Broadway Property was recently acquired, no historical financial information is available.
(2)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the presentation and are not considered for the underwritten cash flow.

(3)	Underwritten cash flow based on contractual rents as of 5/29/2012 and also includes certain assumptions made on underwritten base rent as outlined below.
(4)
Underwritten base rent includes $6,924,998 based on the assumption that the current vacant space is leased up at market rates and $1,361,742 from an adjustment of the net present value of rent steps for the BofA and JPMorgan Chase leases that step up in June 2017 and July 2016, respectively. Per the appraisal, market rate assumptions are as follows: Office - floors 2-14 ($35.00 per SF), floors 15-18 ($38.00 per SF), floors 19-22 ($42.00 per SF) and floors 23-27 ($45.00 per SF). Retail - Broadway retail ($300.00 per SF), Fulton Street retail ($200.00 per SF), Ann Street retail ($75.00 per SF), basement retail ($50.00 per SF) and basement storage ($20.00 per SF).  Underwritten net cash flow excluding the assumed lease up and rent steps is $8,346,505 and results in an underwritten DSCR of 1.24x.  We cannot assure you that the vacant space will be leased up at the assumed market rates or at all.

222 BROADWAY

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Appraisal.  According to the appraisal, the 222 Broadway Property had an “as-is” appraised value of $230,000,000 as of an effective date of May 1, 2012 and an “as stabilized” appraised value of $270,000,000 as of an effective date of May 1, 2015, assuming stabilized occupancy averaging near 90%.

■	Environmental Matters. According to the Phase I environmental report, dated April 25, 2012, there are no recommendations for further actions.

■
Market Overview and Competition. The 222 Broadway Property is located in New York’s Downtown market on the border of Manhattan’s World Financial and Insurance submarkets. According to the appraisal, once the World Trade Center site is completed, an additional 10.6 million SF will be added to the Downtown market inventory.  This excludes Seven World Trade Center, which has been completed. Published reports indicate that One World Trade Center is expected to be completed in 2013, and tenants are expected to begin taking occupancy in early 2014. According to the appraisal, the total inventory for Class A space in the Insurance District was 5,202,929 SF as of the first quarter of 2012 with an overall vacancy rate of 5.6%. Class A office asking rents in the Insurance District averaged $37.40 per SF in the first quarter of 2012 which is 2.5% higher than the previous year. Class A leasing activity finished the first quarter of 2012 at 79,255 SF, the highest first quarter leasing velocity since 2007 representing a 16.3% increase over the previous year. According to the appraisal, the total inventory for Class A space in the World Financial sub district was 11,902,802 SF as of the first quarter of 2012 with an overall vacancy rate of 3.2%. Class A office asking rents in the World Financial District averaged $58.80 per SF in the first quarter of 2012.

The following table presents certain information relating to certain lease comparables provided in the appraisal for the 222 Broadway Property:

Office Lease Comparables(1)
	22 Cortlandt Street	88 Pine Street	120 Wall Street	100 Church Street	Four World Financial Center
SF	126,715	18,067	13,780	57,817	520,000
Lease Start	January 2012	December 2011	November 2011	October 2011	October 2011
Rent Rate per SF	$33.90	$40.00	$33.00	$33.00	$51.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Source: Appraisal.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 222 Broadway Property:

Office Sales Comparables(1)
Property Name	Sale Date	Year Built / Year Renovated	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
222 Broadway	April 2012 Contract	1961 / 2008–2011	786,552	$230,000,000	$292.42	79%
4 New York Plaza	April 2012 Contract	1969 / NAP	1,121,753	$270,000,000	$240.69	95%
14 Wall Street	April 2012	1912 / NAP	1,016,723	$303,000,000	$298.02	82%
33 Maiden Lane	January 2012	1984 / NAP	624,124	$207,500,000	$332.47	86%
195 Broadway	November 2011	1913 / 1985	1,047,287	$287,000,000	$274.04	86%

(1)	Source: Appraisal.

222 BROADWAY

■
The Borrower.  The borrower is 222 Broadway Owner LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 222 Broadway Loan. The borrower of the 222 Broadway Loan is indirectly owned by BCSP VI and L&L 222 Broadway, LLC.  BCSP VI and L&L Holding Company, LLC (“L&L Holding”) are the non-recourse carveout guarantors of the 222 Broadway Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $2,424,670 in respect of certain tax expenses.  In addition, at origination, the borrower funded an escrow reserve in the amount of $9,000,000 for tenant improvement and leasing costs with respect to space at the 222 Broadway Property that was vacant as of the origination of the 222 Broadway Loan.  If trailing twelve-month net operating income as calculated under the loan agreement for the 222 Broadway Property equals or exceeds $13,000,000, any amounts remaining in that reserve will be released to the borrower.

On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period; however, any such reserve in respect of insurance premiums is not required at any time that the 222 Broadway Property is insured under a blanket policy and no event of default is continuing under the 222 Broadway Loan.  In addition, the borrower is required to fund a capital expenditure reserve in the monthly amount of $18,353 (which amount will be proportionately reduced as provided in the loan documents if a retail condominium unit is created and released from the lien of the mortgage securing the 222 Broadway Loan as described under “—Condominium Regime” and “—Release of Collateral” below).

In addition, there is a guaranty of certain future costs incurred by the borrower to re-lease and re-tenant the space left vacated in the event that the Bank of America tenant exercises the First Contraction Option (as defined below), subject to the Guaranty Cap (as defined below). See “—Bank of America Contraction Rights Guaranty” below.

Furthermore, during the continuance of a 222 Broadway Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance premiums (if any) and capital expenditures, be reserved and held as additional collateral for the 222 Broadway Loan, which amounts are available to be disbursed to the borrower for the payment of certain costs in accordance with the terms of the loan documents.

A “222 Broadway Trigger Period” means (a) after May 29, 2013, any period from the conclusion of any fiscal quarter in which the trailing twelve month net operating income (as calculated under the loan agreement) is less than $7,500,000 and terminating at the conclusion of the second of any two consecutive fiscal quarters in which the trailing twelve month net operating income is greater than or equal to $7,500,000 and/or (b) any period commencing on the date on which the Bank of America tenant delivers timely notice that it intends to exercise its First Contraction Option (or if such notice is delivered prior to May 29, 2013, on May 29, 2013) such that, after giving effect to such contraction, net operating income, calculated on a pro forma basis, would be less than $7,500,000 and terminating as of the end of any fiscal quarter in which the trailing twelve month net operating income is equal to or greater than $7,500,000, after giving effect on a pro forma basis to the exercise of such contraction right by the Bank of America tenant for which it has delivered notice and each lease entered into after the date on which such notice is received, to the extent that the applicable tenant has taken occupancy and is paying rent. In the event that a retail condominium unit is created and released from the lien of the mortgage securing the 222 Broadway Loan as described under “—Condominium Regime” and “—Release of Collateral” below, the trigger levels described above would be reduced from $7,500,000 to $6,100,000.

222 BROADWAY

■
Lockbox and Cash Management.  The 222 Broadway Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled lockbox account.  The loan documents also require that the borrower cause all cash revenues relating to the 222 Broadway Property and all other money received by the borrower or the property manager with respect to the 222 Broadway Property (other than lease termination fees, which are required to be remitted to the lender for deposit in the TI/LC reserve account and which are available to be disbursed to the borrower for the payment of certain costs in accordance with the terms of the loan documents, and security deposits) to be deposited into the cash management account or lockbox account by the end of the second business day following receipt.  All amounts in the lockbox account are swept to the lender-controlled cash management account each business day.  On each business day (or at the borrower’s option, on a less frequent basis) that neither an event of default under the 222 Broadway Loan nor a 222 Broadway Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account maintained by the borrower.  During the continuance of an event of default under the 222 Broadway Loan, the lender may apply any funds in the cash management account to amounts payable under the 222 Broadway Loan and/or toward the payment of expenses of the 222 Broadway Property, in such order of priority as the lender may determine.

■
Property Management.  The 222 Broadway Property is currently managed by 222 Broadway Property Manager LLC pursuant to a management agreement.  Under the loan documents, the 222 Broadway Property may not be managed by any other party, other than (i) any property management affiliate of BCSP VI and/or L&L Holding, (ii)  a reputable management company with at least five years’ experience in the management of at least five properties substantially similar to the 222 Broadway Property, which at the time of its engagement as property manager has under management leasable square footage of Class-A office space equal to at least five times the leasable square footage of the 222 Broadway Property, provided such management company is not the subject of a bankruptcy or similar insolvency proceeding or (iii) a management company reasonably approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager during the continuance of an event of default under the 222 Broadway Loan, or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, or during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable notice and/or cure period, or if the property manager files or is the subject of a petition in bankruptcy, or if a trustee or receiver is appointed for the property manager’s assets, or the property manager makes an assignment for the benefit of creditors, or if the property manager is adjudicated insolvent.

■
Bank of America Contraction Rights Guaranty.  The Bank of America tenant at the 222 Broadway Property has the right under its lease to contract the size of the premises that it leases by up to 91,609 rentable square feet effective as of May 31, 2014 (the “First Contraction Option”), and by up to an additional 115,112 rentable square feet effective as of December 31, 2019 (the “Second Contraction Option”).  Such contraction options are exercisable in full floor increments, upon at least 12 months’ notice for the First Contraction Option, and at least 18 months’ notice for the Second Contraction Option.  BCSP VI and L&L Holding have guaranteed the payment of all tenant improvement costs and leasing commissions incurred by the borrower in connection with re-tenanting any space at the 222 Broadway Property that becomes vacant as a result of the exercise of the First Contraction Option.  Such guaranty is capped at an initial amount (the “Guaranty Cap”) equal to $3,000,000 multiplied by a fraction, the numerator of which is the aggregate number of square feet that becomes vacant as a result of the exercise of the First Contraction Option, and the denominator of which is 91,609 SF.  The initial amount of the Guaranty Cap will be reduced on a dollar-for-dollar basis by an amount equal to the sum of all tenant improvement costs and leasing commissions paid by the borrower (other than from funds remitted to the borrower from the excess cash flow or TI/LC reserve accounts described in the loan documents) in respect of re-tenanting the space at the 222 Broadway Property that becomes vacant as a result of the exercise of the First Contraction Option by the Bank of America tenant.

222 BROADWAY

■
Condominium Regime.  Provided that no event of default has occurred and is continuing, the borrower is permitted to subject the 222 Broadway Property to a commercial condominium regime that would create a retail condominium unit comprised of portions of the existing basement, ground level and second floor of the 222 Broadway Property and an office condominium unit comprised of the remainder of the 222 Broadway Property. The creation of any such condominium is subject to the satisfaction of the conditions set forth in the loan documents, including, among other things (i) lender’s reasonable approval of the condominium documents, (ii) each unit having a separate tax identification number, (iii) to the extent permitted by applicable law, condominium documents that permit the borrower to control the condominium board, (iv) lender approval of all amounts payable by the borrower under the condominium documents (other than amounts the borrower would otherwise have the right to incur under the loan documents without the lender’s consent or approval in the absence of the condominium regime), (v) condominium documents that prohibit (for so long as the 222 Broadway Loan is outstanding) the incurrence of any debt secured by the 222 Broadway Property or any common elements of the condominium, (vi) delivery of an endorsement to the title insurance policy, (vii) receipt of Rating Agency Confirmation and (viii) no material adverse effect on the ability of the 222 Broadway Property to generate net cash flow sufficient to service the 222 Broadway Loan.

■
Release of Collateral. If a retail condominium unit is created as described in “—Condominium Regime” above, the retail condominium unit can be released from the lien of the mortgage encumbering the 222 Broadway Property at any time on or after the earlier to occur of (i) May 29, 2015 and (ii) the second anniversary of the date on which the 222 Broadway Whole Loan has been securitized, provided that (i) no event of default is continuing under the 222 Broadway Loan, (ii) after giving effect to such release, the debt service coverage ratio for the 222 Broadway Property for the trailing 12-month period ending in the most recently ended fiscal quarter (recalculated to include only income and expenses attributable to the office condominium unit and to exclude the interest expense on the aggregate amount defeased), is no less than the greater of 1.27x and the debt service coverage ratio for the trailing 12-month period ending in the most recently ended fiscal quarter, (iii) the borrower must have defeased the 222 Broadway Whole Loan in an amount equal to $51,400,000 (or such greater amount as necessary to achieve the debt service coverage ratio required pursuant to preceding clause (ii) which defeasance will be required to be applied to the notes pro rata), (iv) simultaneously with the defeasance described in clause (iii), the borrower transfers the retail condominium unit to another person, and (v) after giving effect to such release, the lender reasonably determines that the fair market value of the 222 Broadway Property is at least 80% of the 222 Broadway Loan’s outstanding principal balance of the Whole Loan after giving effect to such release.

■
Bank of America Right of First Offer.  The Bank of America tenant has a right of first offer in the event the borrower offers to sell the 222 Broadway Property to a third party during the term of its lease.  The right of first offer is inapplicable in the case of a foreclosure or deed in lieu of foreclosure by the lender. If the borrower intends to sell the 222 Broadway Property, it is required to send BofA an offer notice that includes the purchase price, determined in the borrower’s sole determination, and all other terms and conditions of the sale. The borrower must also provide  BofA a complete rent roll of the 222 Broadway Property, the borrower’s financial summary and any marketing materials the borrower prepared in connection with the proposed sale. BofA is required to accept the offer within 30 days of receipt of the notice of sale or the offer terminates. If BofA exercises its right to purchase and the sale is not consummated within 120 days, the borrower has the right to sell to a third party on any terms within 18 months from the date the borrower delivered the offer notice to BofA. If the borrower does not sell the 222 Broadway Property within such 18 month period, the borrower must then provide BofA with an offer notice (and BofA will be entitled to exercise its right of first offer as described in this paragraph) if the borrower intends to sell the 222 Broadway Property to a third party after the expiration of such 18 month period.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

222 BROADWAY

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 222 Broadway Property, plus 12 months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 222 Broadway Loan as required by the preceding sentence, but in that event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is reasonably approved by the lender and is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 222 Broadway Property are separately allocated to the 222 Broadway Property under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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17 BATTERY PLACE SOUTH

17 BATTERY PLACE SOUTH

CHAMBERS STREET
WARREN STREET
MURRAY STREET
CHURCH STREET
WEST STREET
NEW MURRAY STREET
PARK PLACE
BARCLAY STREET
VESEY STREET
CITY HALL PARK
PARK ROW
SPRUCE STREET
BEEKMAN STREET
ANN STREET
FULTON STREET
DEY STREET
CORTLAND STREET
JOHN STREET
LIBERTY STREET
LIBERTY PARK
CEDAR STREET
ALBANY STREET
CARLISLE STREET
RECTOR STREET
RECTOR PLACE
WEST THAMES STREET
THIRD STREET
SECOND PLACE
FIRST PLACE
MORRIS STREET
BATTERY PLACE
PINE STREET
WALL STREET
EXCHANGE PLACE
BEAVER STREET
BROADWAY
GREENWICH STREET
TRINITY PLACE
WORLD TRADE CENTER MEMORIAL
WORLD TRADE CENTER
ONE WORLD TRADE CENTER
WINTER GARDEN
GATEWAY PLAZA
TRINITY CHURCH
AMERICAN STOCK EXCHANGE
NEW YORK STOCK EXCHANGE
FEDERAL RESERVE BANK
WOOLWORTH BLDG.
SOUTHBRIDGE TOWERS
INSURANCE DISTRICT
FINANCIAL DISTRICT
BATTERY PARK CITY
BROOKLYN BATTERY TUNNEL
BOWLING GREEN
VIETNAM VETERANS PLAZA
PETER MINUIT PLAZA
BATTERY MARITIME BUILDING
STATEN ISLAND FERRY TERMINAL
ROBERT F. WAGNER JR. PARK
BATTERY PARK
STATUE OF LIBERTY FERRY
GOVERNORS ISLAND FERRY
STATEN ISLAND FERRY
DOWNTOWN MANHATTAN HELIPORT
ADMIRAL DEWEY PROMENADE
FDR / SOUTH STREET VIADUCT
Hudson River
East River
17 Battery Place South
17 Battery Place South
New York, NY 10004
MAP © 2012 CARTIFACT, INC.
DATA © BROADMAP

17 BATTERY PLACE SOUTH

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller		Natixis RE
Location (City/State)		New York, New York	Cut-off Date Balance		$91,000,000
Property Type		Office	Cut-off Date Balance per SF		$212.39
Size (SF)		428,450	Percentage of Initial Pool Balance		8.7%
Total Occupancy as of 4/30/2012(1)		99.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2012(1)		99.0%	Type of Security		Fee Simple
Year Built / Latest Renovation		1903 / 1998	Mortgage Rate(2)		4.8462%
Appraised Value		$141,000,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)(3)		360
Underwritten Revenues		$15,835,293
Underwritten Expenses		$5,867,010	Escrows
Underwritten Net Operating Income (NOI)		$9,968,283		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$9,411,298	Taxes	$0	$189,420
Cut-off Date LTV Ratio		64.5%	Insurance	$0	$12,897
Maturity Date LTV Ratio		57.0%	Replacement Reserves	$7,141	$7,141
DSCR Based on Underwritten NOI / NCF		1.75x / 1.65x	TI/LC(4)	$4,398,960	$93,147
Debt Yield Based on Underwritten NOI / NCF		11.0% / 10.3%	Other(5)	$3,241,235	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$91,000,000	79.3%	Loan Payoff	$105,004,594	91.5%
Subordinate Debt	14,000,000	12.2	Reserves	7,647,336	6.7
Principal’s New Cash Contribution	9,785,554	8.5	Closing Costs	2,133,625	1.9
Total Sources	$114,785,554	100.0%	Total Uses	$114,785,554	100.0%

(1)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013, respectively.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

(2)	The mortgage loan rate is 4.84615384615385%. The 17 Battery Place South Loan amortizes based on the schedule as set forth on Annex G to the Prospectus Supplement.
(3)
The Original Amortization Term is calculated based on the combined amortization schedule for the 17 Battery Place South Loan and the related mezzanine loan.  The amortization schedule for the 17 Battery Place South Loan, together with the related mezzanine loan, is set forth on Annex G to the Prospectus Supplement.

(4)
Upfront TI/LC reserve of $4,398,960 represents reserves that will be disbursed to the borrower for approved tenant improvement costs associated with the New York Film Academy lease. Ongoing TI/LC reserve of $39,313 represents monthly rollover reserves.  In addition to monthly rollover reserves, ongoing TI/LC reserves of $53,833 will be collected for leases that expire in 2017 and 2018 and that represent more than 2.0% of the gross leasable area.  This additional reserve has a cap of $3,223,000.  See “—Escrows” below.

(5)
Other reserve of $3,119,360 represents the New York Film Academy prepaid rent and free rent in the amount of $1,250,000 and $1,869,360, respectively.  The remaining upfront other reserve of $121,875 is for deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “17 Battery Place South Loan”) is evidenced by a note in the original principal amount of $91,000,000 and is secured by a first mortgage encumbering an office building located in New York, New York (the “17 Battery Place South Property”).  The 17 Battery Place South Loan was originated by Natixis RE.  The 17 Battery Place South Loan was originated on June 15, 2012 and represents approximately 8.7% of the Initial Pool Balance.  The note evidencing the 17 Battery Place South Loan had an outstanding principal balance as of the Cut-off Date of $91,000,000 and an interest rate of 4.8462% per annum.  The proceeds of the 17 Battery Place South Loan were used to refinance existing debt on the 17 Battery Place South Property.

The 17 Battery Place South Loan had an initial term of 120 months and, as of the Cut-off Date, has a remaining term of 118 months.  The 17 Battery Place South Loan requires payments of interest only for the initial 36 months and then payments of principal and interest during the remaining term of the 17 Battery Place South Loan. The original amortization term is calculated based on a combined 30-year amortization schedule for both the 17 Battery Place South Loan and the related mezzanine loan.  The amortization schedule for the 17 Battery Place South Loan, together with the related mezzanine loan, is set forth on Annex G to the Prospectus Supplement.  The scheduled maturity date is the due date in July 2022.  Voluntary prepayment of the 17 Battery Place South Loan is prohibited prior to October 9, 2014.

■
The Mortgaged Property. The 17 Battery Place South Property is a condominium unit comprised of a pre-war, 13-story multi-tenant office component located on 428,450 square feet of the base floors within 17 Battery Place South, a 31-story, mixed use office and residential building.  Situated on the southernmost tip of Manhattan, the property features views of Battery Park, New York Harbor, and the Statue of Liberty.  The 17 Battery Place South Property was built in 1903 and was renovated in 1998.

17 BATTERY PLACE SOUTH

The 17 Battery Place South Property is part of a condominium (the “17 Battery Place Condominium”) that consists of (i) the 17 Battery Place South - office component (which is the Mortgaged Property), (ii) the 17 Battery Place South - residential component, and (iii) the 17 Battery Place North – office component.  Each condo unit has its own independent power, heat and water systems. In addition, each condo unit has its own lobby, elevators and mechanical systems with no shared common space.

The 17 Battery Place South Property is occupied by, among others, Continental Stock Transfer, Securities Training Corp, Wall Street Access, Inc., and John V Lindsay Wildcat Service.  As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013, respectively.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

The following table presents certain information relating to the tenants at the 17 Battery Place South Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
New York Film Academy(1)	NR / NR / NR	73,326	17.1%	$2,401,099	15.9%	$32.75	8/31/2027	1, 10-year option
Continental Stock Transfer(2)	NR / NR / NR	35,000	8.2	1,733,200	11.5	49.52	7/12/2017	NA
John V Lindsay Wildcat Service	NR / NR / NR	23,050	5.4	1,036,328	6.9	44.96	10/31/2017	NA
Wall Street Access, Inc.	NR / NR / NR	31,000	7.2	1,023,000	6.8	33.00	10/31/2018	NA
Securities Training Corp(3)	NR / NR / NR	31,000	7.2	868,000	5.8	28.00	2/28/2015	NA
CSA Central(4)	NR / NR / NR	14,120	3.3	619,727	4.1	43.89	6/30/2018	NA
Mcallister Towing	NR / NR / NR	15,146	3.5	534,957	3.5	35.32	10/31/2018	NA
International Longshoremen	NR / NR / NR	11,883	2.8	419,113	2.8	35.27	9/30/2019	NA
Nyack College(5)	NR / NR / NR	12,647	3.0	404,704	2.7	32.00	(5)	NA
David Evans and Associates	NR / NR / NR	7,723	1.8	362,131	2.4	46.89	2/29/2016	NA
Ten Largest Tenants		254,895	59.5%	$9,402,259	62.3%	$36.89
Remaining Tenants		169,362	39.5	5,686,014	37.7	33.57
Vacant		4,193	1.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		428,450	100.0%	$15,088,272	100.0%	$35.56

(1)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term.

(2)
Continental Stock Transfer has the option to terminate the lease by giving notice of its desire to terminate within 180 days before lease expiration. If Continental Stock Transfer exercises this termination right, Continental Stock Transfer will be required to pay a cancellation fee as follows: $1,200,000 if such option is exercised between July 13, 2012 through July 12, 2013; $1,100,000 if such option is exercised between July 13, 2013 through July 12, 2014; and $1,000,000 if such option is exercised between July 13, 2014 through July 12, 2017.

(3)	Securities Training Corp subleases a portion of its space to one tenant occupying 4,944 SF paying $115,332, or $23.33 per square foot.
(4)	CSA Central has the right to terminate the lease at any time after June 30, 2015.
(5)	Nyack College will be moving out of their premises in the next six to 12 months.

17 BATTERY PLACE SOUTH

The following table presents the lease rollover schedule at the 17 Battery Place South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,748	0.9%	0.9%	$6,000	0.0%	$1.60	6
2012	43,799	10.2	11.1%	1,421,112	9.4	32.45	7
2013	28,694	6.7	17.8%	950,059	6.3	33.11	9
2014	28,004	6.5	24.3%	1,018,970	6.8	36.39	14
2015	39,794	9.3	33.6%	1,171,331	7.8	29.43	6
2016	40,202	9.4	43.0%	1,404,109	9.3	34.93	11
2017	87,366	20.4	63.4%	3,809,090	25.2	43.60	9
2018	60,266	14.1	77.5%	2,177,684	14.4	36.13	3
2019	16,433	3.8	81.3%	650,253	4.3	39.57	2
2020	2,625	0.6	81.9%	78,566	0.5	29.93	1
2021	0	0.0	81.9%	0	0.0	0.00	0
2022	0	0.0	81.9%	0	0.0	0.00	0
2023 & Thereafter(2)	73,326	17.1	99.0%	2,401,099	15.9	32.75	1
Vacant	4,193	1.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	428,450	100.0%		$15,088,272	100.0%	$35.56	69

(1)	Calculated based on approximate square footage occupied by each owned tenant.
(2)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term.

The following table presents certain information relating to recent leasing activity at the 17 Battery Place South Property:

Recent Leasing Activity(1)
Tenant	SF	Lease Begin	Lease Term (mos.)	Total Rent ($ per SF)	Tenant Improvements ($ per SF)
New York Film Academy(2)	73,326	May 2012	180	$32.75	$33.60
Command Security Corp.(3)	6,080	July 2012	120	$27.68	$5.00
Independent Review Board(3)	9,954	January 2013	36	$35.01	$5.00

(1)	Source: As provided by the borrower.
(2)
New York Film Academy intends to commence occupancy on January 1, 2013 and February 1, 2013.  In addition, New York Film Academy has one ten-year renewal option to renew its lease by giving notice to landlord by no more than 18 months and no less than 12 months prior to the last day of the initial term.

(3)	Represents recent renewals at the property.

The following table presents certain information relating to historical leasing at the 17 Battery Place South Property:

Historical Leased %(1)
	2007	2008	2009	2010	2011
Owned Space	92.7%	89.9%	89.6%	91.2%	90.9%

(1)	As provided by the borrower which reflects average occupancy for the year.

Historical Annual Rent per SF(1)
	2009	2010	2011
Owned Space	$26.48	$28.80	$27.95

(1)	As provided by the borrower which reflects average occupancy for the year.

17 BATTERY PLACE SOUTH

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 17 Battery Place South Property:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 4/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$11,343,300	$12,337,558	$11,973,277	$12,115,879	$15,088,272	$35.22
Overage Rent	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	134,176	0.31
Total Rent	$11,343,300	$12,337,558	$11,973,277	$12,115,879	$15,222,448	$35.53
Total Reimbursables	1,691,090	1,445,082	1,589,101	1,567,518	1,696,808	3.96
Parking Income	0	0	0	0	0	0.00
Other Income(3)	(105,273)	52,280	(15,086)	(88,434)	(73,200)	(0.17)
Less Vacancy & Credit Loss	0	0	0	0	(1,010,763)	(2.36)
Effective Gross Income	$12,929,117	$13,834,920	$13,547,292	$13,594,963	$15,835,293	$36.96

Total Operating Expenses	$5,033,653	$5,301,651	$5,335,179	$5,442,659	$5,867,010	$13.69

Net Operating Income	$7,895,464	$8,533,269	$8,212,113	$8,152,304	$9,968,283	$23.27
TI/LC	1,353,240	891,028	373,263	268,266	471,295	1.10
Capital Expenditures	1,232,967	189,671	486,570	510,544	85,690	0.20
Net Cash Flow	$5,309,257	$7,452,570	$7,352,280	$7,373,494	$9,411,298	$21.97

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments, and any other non-recurring or non-operating items were excluded from the historical presentation and were not considered for the underwritten cash flow.

(2)
Underwritten base rent based on contractual rents as of 2/1/2013 and rent steps through 9/1/2013. Base rent includes the New York Film Academy lease, who intends to commence occupancy in January 2013 and February 2013.  The New York Film Academy receives abated rent for a period of time.  Natixis RE reserved $1,250,000 and $1,869,360 in proceeds for prepaid rent and free rent, respectively for the New York Film Academy tenant.

(3)
The Property receives Power Downtown Credits under the New York City Commercial Revitalization Program in the form of tax abatements (“NYCCRP Credits”) that are passed-through to certain tenants.  The NYCCRP Credits provide property tax abatement for certain nonresidential or mixed-use premises built before 1975 located in lower Manhattan.  The borrower’s existing abatements under the program phase out through May 31, 2016.  The annualized amount is estimated based on New York City’s abatement schedule for the period January 1, 2012 to June 30, 2012 and excludes the abatements that are expiring in 2012.

■	Appraisal. According to the appraisal, the 17 Battery Place South Property had an “as-is” appraised value of $141,000,000 as of an effective date of June 1, 2012.

■
Environmental Matters.  According to the Phase I environmental report dated June 7, 2012, there were no recommendations for further action other than (a) posting the New York City Fire Department’s registration for the two 20,000 gallon above ground storage tanks, (b) properly removing an abandoned above ground storage tank along with its fill and vent pipe, and (c) developing an operations and maintenance program plan to address any potential asbestos present at the 17 Battery Place South Property.

■
Market Overview and Competition.  The 17 Battery Place South Property has views of Battery Park, New York Harbor, the Statute of Liberty, the Hudson River and the East River.  The 17 Battery Place South Property is accessible to mass transit via its close proximity to the World Trade Center PATH station, the Staten Island Ferry terminal, the World Trade Center transit hub (which is currently under construction), and several subway stations (Bowling Green, Rector Street, Wall Street, and South Ferry) which access a variety of train lines.  The 17 Battery Place South Property is also accessible to major roads such as the FDR Drive and the West Side Highway and is accessible to the Brooklyn Battery Tunnel.

17 BATTERY PLACE SOUTH

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 17 Battery Place South Property:

Office Lease Comparables(1)
	17 Battery Place South	11 Broadway(2)	26 Broadway(2)	39 Broadway(2)	50 Broadway(2)	61 Broadway(2)
Year Built	1903	1896	1922	1927	1927	1916
Total GLA	428,450	345,000	630,000	401,370	270.000	548,155
Total Occupancy	82%(3)	78%	84%	95%	91%	96%
Quoted Rent Rate per SF	$35.53	$26.00-$40.00	$35.00-$45.00	$32.00-$34.00	$32.00-$35.00	$33.00-$38.00
Expense Basis	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 17 Battery Place South Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF(2)	Occupancy
17 Battery Place South	New York	NAP	1903	428,450	NAP	NAP	99.0%(3)
222 Broadway	New York	April 2012	1961	786,931	$230,000,000	$292.27	79.0%
4 New York Plaza(4)	New York	April 2012	1969	1,121,753	$270,000,000	$240.69	95.0%
14 Wall Street	New York	April 2012	1912	1,016,723	$303,000,000	$298.02	82.0%
33 Maiden Lane	New York	January 2012	1984	624,124	$207,500,000	$332.47	86.0%

(1)	Source: Appraisal.
(2)	Transaction amount adjusted for cash equivalency and/or deferred maintenance (where applicable).
(3)
As of April 30, 2012, the 17 Battery Place South Property was 99.0% leased and 81.9% occupied, with two floors undergoing renovations in preparation for occupancy by the New York Film Academy on January 1, 2013 and February 1, 2013.  The New York Film Academy lease represents 17.1% of the total gross leasable area.

(4)	In contract, as of the June 1, 2012 appraisal.

■
The Borrower.  The borrower is Battery Commercial Associates LLC, a New York limited liability company.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 17 Battery Place South Loan.  The borrower is indirectly owned, in part, by Joseph Moinian, who is also the non-recourse carveout guarantor of the 17 Battery Place South Loan.

■
Escrows.  At origination, the borrower deposited (i) $4,398,960 into a tenant improvement and leasing commission reserve account in respect of the space leased by the New York Film Academy, (ii) $1,250,000 and $1,869,360 into a prepaid rent and free rent reserve account, respectively, in respect of the New York Film Academy lease, (iii) $121,875 in a deferred maintenance reserve, and (iv) $7,141 in a replacement reserve.

On each due date, the borrower is required to fund a tax, insurance and assessments reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax, insurance premiums and fire safety assessments over the then succeeding 12-month period.  In addition, on each due date, the borrower is required to fund (i) a replacement reserve in the monthly amount of $7,141, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $39,313, and (iii) a rollover reserve for leases that expire in 2017 and 2018 and that represent more than 2.0% of the gross leasable area, in the monthly amount of $53,833.  The rollover reserve for leases that expire in 2017 and 2018 has a cap of $3,223,000.

During the continuance of a 17 Battery Place South Trigger Period, all excess rents will be deposited into a sweep subaccount, such amounts to be held as additional collateral for the unpaid principal, all interest accrued and unpaid thereon, any yield maintenance premium, and all other sums due under the loan documents.

17 BATTERY PLACE SOUTH

A “17 Battery Place South Trigger Period” means (a) any period commencing as of the end of any fiscal quarter in which the debt service coverage ratio (as calculated under the loan documents) of the 17 Battery Place South Property for the prior 12-month period is less than 1.05x and terminating upon six consecutive months in which the debt service coverage ratio (as calculated under the loan documents) of the 17 Battery Place South Property for the prior 12-month period is equal to or greater than 1.05x or (b) any period commencing upon an event of default under the 17 Battery Place South Loan and terminating upon the cure of such an event of default.

Upon the termination of a 17 Battery Place South Trigger Period, and provided that no event of default under the 17 Battery Place South Loan, or monetary default or non-monetary default has occurred and is continuing, the lender will disburse all remaining amounts in the sweep subaccount to the borrower at the borrower’s request.

■
Lockbox and Cash Management.  The 17 Battery Place South Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled cash management account.  The loan documents require that all rents received by the borrower or the property manager be deposited into the cash management account within one business day after receipt.  On each business day that no event of default under the 17 Battery Place South Loan is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an operating account designated and accessible by the borrower and pledged to the lender.  During the continuance of an event of default under the 17 Battery Place South Loan, the lender may apply any funds in the cash management account to amounts payable under the 17 Battery Place South Loan and/or toward the payment of expenses of the 17 Battery Place South Property, in such order of priority as the lender may determine.

■
17 Battery Place South Condominium.  The 17 Battery Place Condominium is comprised of three boards: (i) the board designated as the “Board of Managers”, which controls matters relating to the entire 17 Battery Place Condominium and the facilities shared between the north and south buildings, (ii) the board designated as the “South Building Board”, which controls matters relating solely to the use of the south building and (iii) the board designated as the “North Building Board”, which controls matters relating solely to the use of the north building.  The 17 Battery Place South Property is subject to the jurisdiction of the Board of Managers and the South Building Board.  The Board of Managers consists of five members, one of which is appointed by the owner of the Mortgaged Property.  All actions of the Board of Managers must be approved by a majority of the members of the Board of Managers, subject to meeting and voting procedures contained in the by-laws. The South Building Board consists of four members, two of which are appointed by the owner of the Mortgaged Property.  All actions of the South Building Board must be approved by a majority of the members of the South Building Board, subject to meeting and voting procedures contained in the by-laws.

■
Property Management.  The 17 Battery Place South Property is currently managed by Newmark & Company Real Estate, Inc., pursuant to a management agreement.  Under the loan documents, the 17 Battery Place South Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if an event of default under the 17 Battery Place South Loan has occurred and is continuing.

■
Mezzanine or Subordinate Indebtedness.  There is currently mezzanine debt, originated by Natixis RE, with an outstanding principal balance of $14,000,000 as of the Cut-off Date that is secured by direct or indirect equity interests in the borrower. No additional subordinate indebtedness is permitted other than customary exclusion for trade payables. The mezzanine loan is coterminous with the 17 Battery Place South Loan and requires interest payments based on an interest rate of 11.2500% per annum on an actual/360 basis. The intercreditor agreement executed between the holder of the 17 Battery Place South Loan and the holder of the mezzanine loan provides, among other things, that the holder of the mezzanine loan will have certain rights and remedies with respect to the 17 Battery Place South Loan, including purchase options, cure rights and approval rights, as further described under “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loan–Additional Indebtedness” in the Prospectus Supplement.

17 BATTERY PLACE SOUTH

■
Terrorism Insurance.  The borrower is required to maintain terrorism insurance throughout the term of the loan for certified acts and non-certified acts (as such terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the 17 Battery Place South Property, with business income coverage the amount of time it would take to rebuild plus a 365 day extended period of indemnity.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 17 Battery Place South Property are separately allocated under such blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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PINNACLE AT WESTCHASE

PINNACLE AT WESTCHASE

Pinnacle at Westchase
3010 Briarpark Drive
Houston, TX 77042
HOUSTON
DOWNTOWN
MIDTOWN
HOUSTON HEIGHTS
UPTOWN/ GALLERIA
BELLAIRE
MEYERLAND
DAVID WAYNE HOOKS MEMORIAL AIRPORT
GEORGE BUSH INTERCONTINENTAL HOUSTON AIRPORT
WEST HOUSTON AIRPORT
SUGAR LAND REGIONAL AIRPORT
HOUSTON SOUTHWEST AIRPORT
WILLIAM P HOBBY AIRPORT
Spring
Humble
Aldine
Jersey Village
Katy
Cinco Ranch
Mission Bend
Four Corners
Sugar Land
Meadows Place
Stafford
Missouri City
Pecan Grove
Cumings
Richmond
New Territory
Greatwood
Rosenberg
Fifth Street
Fresno
Arcola
Sienna Plantation
Thompsons
Pleak
Fairchilds
Manvel
Iowa Colony
Pearland
Brookside Village
Alvin
Spring Valley
Hedwig Village
Hunters Creek Village
Piney Point Village
Southside Place
NORTHWEST FWY
N BELTWAY 8
SAM HOUSTON TWY
WESTPARK TOLLWAY
HARDY TOLL RD
SOUTHWEST FWY
SOUTH FWY
FT BEND PKWY TOLL RD
S BELTWAY 8
45
59
249
290
6
10
90
99
610
288
225
MAP © 2013 CARTIFACT, INC. LOS ANGELES, CA

PINNACLE AT WESTCHASE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$79,827,198
Property Type	Office	Cut-off Date Principal Balance per SF	$169.51
Size (SF)	470,940	Percentage of Initial Pool Balance	7.7%
Total Occupancy as of 6/30/2012	97.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2012	97.8%	Type of Security	Fee Simple
Year Built / Latest Renovation	1998 / 2011	Mortgage Rate	4.9400%
Appraised Value	$117,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$13,722,992
Underwritten Expenses	$5,078,830	Escrows
Underwritten Net Operating Income (NOI)	$8,644,161	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,017,247	Taxes	$949,516	$158,253
Cut-off Date LTV Ratio	67.9%	Insurance	$94,564	$8,597
Maturity Date LTV Ratio	55.9%	Replacement Reserves	$0	$7,849
DSCR Based on Underwritten NOI / NCF	1.69x / 1.57x	TI/LC	$0	$52,196
Debt Yield Based on Underwritten NOI / NCF	10.8% / 10.0%	Other(1)	$8,017,311	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$80,000,000	99.9%	Loan Payoff	$45,224,256	56.5%
Other Sources	50,000	0.1	Principal Equity Distribution	23,340,361	29.2
			Reserves	9,061,391	11.3
			Closing Costs	2,159,853	2.7
			Other Uses	264,139	0.3
Total Sources	$80,050,000	100.0%	Total Uses	$80,050,000	100.0%

(1)
The other upfront reserve of $8,017,311 represents a Conoco Phillips Lease Holdback Reserve ($7,375,235) for tenant improvements and/or paying leasing commissions required pursuant to the terms of the Conoco Phillips Lease, a Conoco Phillips Rent Abatement Reserve ($412,662) for one month of free rent due to Conoco Phillips under its lease, and a Quorum Lease Reserve ($229,414) for certain unfunded obligations of the Pinnacle Borrower.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Pinnacle at Westchase Loan”) is evidenced by a note in the original principal amount of $80,000,000 and is secured by a first mortgage encumbering an office building located in Houston, Texas (the “Pinnacle at Westchase Property”).  The Pinnacle at Westchase Loan was originated by Citigroup Global Markets Realty Corp. on June 13, 2012 and represents approximately 7.7% of the Initial Pool Balance.  The note evidencing the Pinnacle at Westchase Loan had an outstanding principal balance as of the Cut-off Date of $79,827,198 and an interest rate of 4.9400% per annum.  The proceeds of the Pinnacle at Westchase Loan were used to refinance existing debt on the Pinnacle at Westchase Property.

The Pinnacle at Westchase Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date.  The Pinnacle at Westchase Loan requires payments of interest and principal during the term of the Pinnacle at Westchase Loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2022.  Voluntary prepayment of the Pinnacle at Westchase Loan is permitted on or after April 6, 2022.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property. The Pinnacle at Westchase Property is a 470,940 SF, nine-story, Class A office building located in the Westchase submarket of Houston, Texas.  The Pinnacle at Westchase Property is situated on an 8.85 acre site and includes a five-story parking garage that contains 1,886 parking spaces.  The office tower has 53,452 SF floor plates and an overall functional office design with a remodeled lobby, conference room and off-street parking.  The Pinnacle at Westchase Property is located near a full-service hotel and other mid-rise office buildings in its immediate area.  As of June 30, 2012, the Total Occupancy was 97.8%.

PINNACLE AT WESTCHASE

The following table presents certain information relating to the tenants at the Pinnacle at Westchase Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Conoco Phillips	A / A1 / A	210,735	44.7%	$5,194,900	53.4%	$24.65	7/31/2019	3, 5-year options
Aker Business Services Inc.(2)	NR / NR / NR	186,869	39.7	3,391,672	34.9	18.15	1/31/2020
Quorum Business Solutions(3)	NR / NR / NR	63,084	13.4	1,135,512	11.7	18.00	2/28/2020
Total Tenants		460,688	97.8%	$9,722,084	100.0%	$21.10
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		10,252	2.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		470,940	100.0%	$9,722,084	100.0%	$21.10

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Aker Business Services Inc. may terminate its lease only with respect to the entire third floor of the Pinnacle at Westchase Property (53,452 SF), effective December 1, 2016, provided that Aker Business Services Inc. gives at least 9 months’ written notice and pays a termination fee of $1,282,118.

(3)
Quorum Business Solutions has a one-time early termination option on December 31, 2016, provided that Quorum Business Solutions gives written notice on or before July 1, 2016 and pays a termination fee equal to $1,060,289.

The following table presents the lease rollover schedule at the Pinnacle at Westchase Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	210,735	44.7	44.7%	5,194,900	53.4	24.65	7
2020	249,953	53.1	97.8%	4,527,184	46.6	18.11	7
2021	0	0.0	97.8%	0	0.0	0.00	0
2022	0	0.0	97.8%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	97.8%	0	0.0	0.00	0
Vacant	10,252	2.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	470,940	100.0%		$9,722,084	100.0%	$21.10	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
UW Base Rent includes contractual rent steps through January 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at a 9.25% discount rate) pursuant to the Conoco Phillips lease.

The following table presents certain information relating to historical leasing at the Pinnacle at Westchase Property:

Historical Leased %(1)

	1998-2009	2010	2011	TTM 6/30/2012
Owned Space	100.0%	42.3%	54.0%	97.8%

(1)	As provided by the Pinnacle Borrower which reflects average occupancy for the year.

PINNACLE AT WESTCHASE

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pinnacle at Westchase Property:

Cash Flow Analysis(1)
	2011	TTM 3/31/2012	Underwritten(2)	Underwritten $ per SF
Base Rent(2)	$1,149,476	$1,840,748	$8,411,053	$17.86
Contractual Rent Steps	0	0	1,311,032	2.78
Gross Up Vacancy	0	0	100,000	0.21
Total Rent	$1,149,476	$1,840,748	$9,822,084	20.86
Total Reimbursables	770,578	1,036,766	4,947,349	10.51
Parking Income	0	0	0	0.00
Other Income(3)	200,343	239,999	185,000	0.39
Less Vacancy & Credit Loss	0	0	(1,231,442)	(2.61)
Effective Gross Income	$2,120,397	$3,117,513	$13,722,992	$29.14

Total Operating Expenses	$3,150,954	$3,699,476	$5,078,830	$10.78

Net Operating Income	($1,030,556)	($581,963)	$8,644,161	$18.36
TI/LC	0	0	532,726	1.13
Capital Expenditures	0	0	94,188	0.20
Net Cash Flow	($1,030,556)	($581,963)	$8,017,247	$17.02

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
UW Base Rent includes contractual rent steps through January 31, 2013.  UW Base Rent includes the present value of contractual rent steps (discounted at a 9.25% discount rate) pursuant to the Conoco Phillips lease.

(3)	Includes storage income, antenna income, and other miscellaneous income.

■	Appraisal. According to the appraisal, the Pinnacle at Westchase Property had an “as-is” appraised value of $117,500,000 as of an effective date of May 3, 2012.

■	Environmental Matters. Based on a Phase I environmental report dated May 9, 2012, the environmental consultant recommended no further action.

■
Market Overview and Competition.  According to a market report, as of the second quarter of 2012, the total Houston office market consisted of 269 million SF comprised of 5,660 buildings.  The direct vacancy rate was 12.2% and the average gross rental rate was $23.64 per square foot. Year-to-date net absorption was 1.6 million SF through June 2012.  Class A office properties within the overall Houston office market reported a direct vacancy of 11.2% and an average gross rent of $30.73 per square foot. Year-to-date class A net absorption was 895,436 SF through June 2012.

The Pinnacle at Westchase Property is located in the Westchase office submarket, within the Houston office market, and is more specifically located at Briarpark Drive and Meadowglen Lane, in the western portion of Houston, Texas.  The Pinnacle at Westchase Property is in close proximity to Westheimer Road, which is the primary roadway in the Westchase office submarket.  Significant development in the area consists of office, retail, hotels, and multifamily complexes.

As of the second quarter of 2012 the Westchase office submarket had a total office inventory of 15.7 million square feet with 1.5 million SF vacant, indicating a vacancy rate of 9.9%.  The second quarter of 2012 vacancy rate of 9.9% is lower than the second quarter of 2011 vacancy rate of 13.6%.

PINNACLE AT WESTCHASE

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Pinnacle at Westchase Property:

Office Lease Comparables(1)

	Pinnacle at Westchase	City Centre Two(2)	Westchase Park(2)	One BriarLake Plaza(2)	Granite Westchase II(2)	2500 CityWest(2)	One Oak Park(2)
Year Built	1998	2009	2009	2000	2008	1982	2009
Total GLA	470,940	149,827	272,361	502,410	318,551	578,284	153,342
Total Occupancy	98%	100%	97%	100%	96%	93%	98%
Quoted Rent Rate per SF	NAP(3)	$28.00	$22.50	$26.50-$28.00	$24.00	$21.00-$25.00	$22.00
Expense Basis	NNN	NNN	NNN	NNN	NNN	NNN	NNN

(1)	Certain lease comparables shown in the above table may be renewals.
(2)	Source: Appraisal.
(3)	No office space is currently offered for lease. The weighted average in-place contractual rent was $18.26 per SF NNN as of June 30, 2012.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Pinnacle at Westchase Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF	Occupancy
The Plaza at Enclave	Houston	January 2012	2007	344,295	$107,500,000	$312.23	96%
2500 CityWest	Houston	November 2011	1982	578,284	$129,800,000	$224.46	98%
Westway II	Houston	September 2011	2008	242,374	$70,300,000	$290.05	100%
Energy Center II	Houston	June 2011	2007	303,299	$92,600,000	$305.31	100%
Two WestLake Park	Houston	February 2011	1982	387,509	$80,500,000	$207.74	96%
Westway One	Houston	January 2011	2007	143,961	$31,000,000	$215.34	100%

(1)	Source: Appraisal

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The Borrower.  The Pinnacle Borrower and fee owner of the Pinnacle at Westchase Property is Pinnacle Owner Corp. (the “Pinnacle Borrower”), a single-purpose, single-asset entity.  In order to comply with certain aspects of Shari’ah law, the Pinnacle Borrower entered into a master lease agreement (the “Pinnacle Master Lease”) with another single-purpose, single-asset entity, Pinnacle Tenant LLC (the “Pinnacle Master Tenant”) an entity that is indirectly owned by the non-recourse carve-out-guarantor, Prism Office Holdings, LLC.  The rental obligations under the Pinnacle Master Lease are structured such that Pinnacle Master Tenant is required to remit all rents and other income generated at the Pinnacle at Westchase Property to Pinnacle Borrower for application in accordance with the terms of the loan documents.  All amounts in excess of the sums required to be paid and/or deposited by Pinnacle Borrower under loan documents (including debt service, required reserves and any excess cash permitted to be retained by lender) are remitted back to Pinnacle Master Tenant.  Each of Pinnacle Borrower and Pinnacle Master Tenant are controlled (directly or indirectly) by Interventure Advisors LP.  Pinnacle Master Tenant is responsible for day-to-day operations of the Pinnacle at Westchase Property, including, without limitation, interaction with each of the ultimate tenants at the Pinnacle at Westchase Property referenced in the tables above.  Legal counsel to the Pinnacle Borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle at Westchase Loan.

At closing, the lender received a fee mortgage from Pinnacle Borrower on its interest in the property.  In addition, the lender secured a full subordination of the Pinnacle Master Lease to the loan, which permits the lender (or Pinnacle Borrower, at lender’s election), after an event of default, to terminate the master lease.  In addition, Pinnacle Master Tenant executed a leasehold mortgage secured by the Pinnacle Master Lease in favor of Pinnacle Borrower, which leasehold mortgage was subordinated to the loan and assigned to the lender as additional collateral for the loan.  See “Risk Factors—Risks of Shari’ah Compliant Loans” in the Prospectus Supplement.

PINNACLE AT WESTCHASE

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Escrows.  At origination, the Pinnacle Borrower funded aggregate reserves of $9,061,391 with respect to the Pinnacle at Westchase Property, comprised of: (i) $949,516 for real estate taxes, (ii) $94,564 for insurance, (iii) $7,375,235 for a Conoco Lease Holdback Reserve, (iv) $412,662 for a Conoco Rent Abatement Reserve, and (v) $229,414 for certain unfunded obligations of the Pinnacle Borrower (including, without limitation, obligations related to tenant improvements).

On each monthly payment date, the Pinnacle Borrower is required to fund the following reserves with respect to the Pinnacle at Westchase Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirement); (iii) a replacement reserve in the amount of $7,849; and (iv) a tenant improvement and leasing commission reserve in the amount of $52,196 through the monthly payment date occurring in February 2020.

In addition, on each monthly payment date during a Pinnacle at Westchase Trigger Period, the Pinnacle Borrower is required to deposit (or cause to be deposited) into the Pinnacle Cash Management Account (as defined below) from excess cash flow generated by the Pinnacle at Westchase Property after payment of debt services and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary operating expenses for the subject month for disbursement to Pinnacle Borrower for payment of operating expenses and extraordinary operating expenses associated with the Pinnacle at Westchase Property and (y) all remaining excess cash flow (subject to the Conoco Credit Rating Trigger Cap and the Pinnacle Leasing Reserve Cap) generated by the Pinnacle at Westchase Property, to be held in an excess cash subaccount, as additional collateral for the Pinnacle at Westchase Loan (the “Pinnacle Excess Cash Reserve”).

In the event a Pinnacle at Westchase Trigger Period exists solely due to the occurrence of a Conoco Credit Rating Trigger Period, excess cash flow shall be deposited into the Pinnacle Excess Cash Reserve until such time as the amounts on deposit in the Pinnacle Excess Cash Reserve equal $5,268,025 (the “Conoco Credit Rating Trigger Cap”), and thereafter. so long as no other Pinnacle at Westchase Trigger Period shall be continuing, the Conoco Credit Rating Trigger Period shall cease to exist.

In addition, in no event shall the sum of (1) the amounts of deposit in the Pinnacle Excess Cash Reserve due solely to a Conoco Credit Rating Trigger Period and a ST Renewal Trigger and (2) the amounts on deposit in the Pinnacle at Westchase Loan leasing reserve exceed $10,400,000 in the aggregate (the “Pinnacle Leasing Reserve Cap”).  For so long as the Pinnacle Leasing Reserve Cap is satisfied and a Pinnacle at Westchase Trigger Period exists solely due to the occurrence of a ST Renewal Trigger or a Conoco Credit Rating Trigger, (x) no additional deposits are required into the Pinnacle Excess Cash Reserve and (y) remaining excess cash is disbursed to Pinnacle Borrower.

Upon termination of a Pinnacle at Westchase Trigger Period, lender will disburse amounts in the Pinnacle Excess Cash Reserve to borrower.

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Lockbox and Cash Management.  The Pinnacle at Westchase Loan requires a hard lockbox, which is already in place and Pinnacle Borrower is required to direct tenants  (except for tenants under rooftop antenna leases) and Pinnacle Master Tenant to pay rent directly to the lender controlled lockbox account (the “Pinnacle Lockbox”).  So long as a Pinnacle at Westchase Trigger Period is not then in effect, all funds in the Pinnacle Lockbox will be remitted on each business day to the Pinnacle Borrower’s operating account.  Upon the first occurrence of a Pinnacle at Westchase Trigger Period, the lender will establish an eligible cash management account with the lender or the servicer (the “Pinnacle Cash Management Account”).  If a Pinnacle at Westchase Trigger Period has occurred and is continuing, all funds in the Pinnacle Lockbox will be transferred on each business day to the Pinnacle Cash Management Account, and the lender will apply funds on deposit in the Pinnacle Cash Management Account to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Pinnacle at Westchase Loan, the lender may apply any funds in the Pinnacle Cash Management Account to amounts payable under the Pinnacle at Westchase Loan

PINNACLE AT WESTCHASE

and/or toward the payment of expenses of the Pinnacle at Westchase Property, in such order of priority as the lender may determine.

A “Pinnacle at Westchase Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as defined pursuant to the loan documents) being less than 1.20x on a trailing 12-month basis, (iii) the occurrence of a Specified Tenant Trigger Period, and (iv) the occurrence of a Conoco Credit Rating Trigger Period; and (B) expiring upon (w) with regard to any Pinnacle at Westchase Trigger Period commenced in connection with clause (i) above, the cure of the applicable event of default, (x) with regard to any Pinnacle at Westchase Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (y) with regard to any Pinnacle at Westchase Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) with regard to any Conoco Credit Rating Trigger Period commenced in connection with clause (iv) above, a Conoco Credit Rating Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Conoco Phillips and/or Aker Business Services Inc. being in monetary default under its lease, (ii) Conoco Phillips and/or Aker Business Services Inc. giving notice that it is terminating its lease for all or any portion of the space and/or the Conoco Phillips’ lease and/or the Aker Business Services Inc. lease failing to otherwise be in full force and effect (including, without limitation, by way of rejection in any bankruptcy or similar insolvency proceedings), (iii) any termination or cancellation of the Conoco Phillips and/or Aker Business Services Inc. lease, (iv) any bankruptcy or similar insolvency of Conoco Phillips and/or Aker Business Services Inc., and (v) Conoco Phillips and/or Aker Business Services Inc. failing to extend or renew its lease at least 12 months prior to the expiration of the then applicable term (a “ST Renewal Trigger”); and (B) expiring upon the lender’s receipt of evidence that the breach has been cured in accordance with the loan documents in connection with the clauses above.

“Conoco Credit Rating Trigger Period” means a period (A) commencing upon the occurrence of both (x) the loss by Conoco Phillips of a rating of BBB- / Baa3 (the “Required Rating”) from at least two rating agencies for more than one calendar quarter and (y) Conoco Phillips’ failure to occupy at least 10% of the space originally demised under Conoco Phillips’ lease; and (B) expiring upon the earlier to occur of (i) the re-leasing all or substantially all of the premises demised under the Conoco Phillips lease to a tenant paying full unabated rent under such lease (unless rent abatement has been reserved for with lender) or (ii) Conoco Phillips providing a replacement entity for its lease that satisfies the Required Rating or is otherwise reasonably acceptable to the lender or is open and operating for business within at least 10% of the space demised under Conoco Phillips’ lease (including in connection with permitted subleases of such premises) and continues paying full, unabated rent.

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Property Management.  The Pinnacle at Westchase Property is currently managed by Stream Realty Partners – Houston, L.P., an independent third party property management firm.  Under the loan documents, the Pinnacle at Westchase Property may not be managed by any party, other than Stream Realty Partners – Houston L.P. or another management company approved by the lender (which approval may be condition upon the lender’s receipt of a Rating Agency Confirmation); however, the Pinnacle Borrower may replace Stream Realty Partners – Houston L.P. with any of the following management companies, provided no event of default exists and the lender receives at least 20 days’ written notice: CBRE, Hines, Jones Lang Lasalle, and Transwestern. The lender has the right to terminate the management agreement and replace the manager or require that the Pinnacle Borrower terminate the management agreement and replace the manager during an event of default by the Pinnacle Borrower under the Pinnacle at Westchase Loan after taking into account any applicable notice and cure periods.

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Terrorism Insurance. The Pinnacle Borrower must maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Pinnacle at Westchase Property, plus 18 months of business interruption coverage.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

GANSEVOORT PARK AVENUE

GANSEVOORT PARK AVENUE

MAP © 2012 CARTIFACT, INC. LOS ANGELES, CA
Gansevoort Park Avenue
420 Park Avenue South
New York, NY 10016
MIDTOWN SOUTH
LITTLE KOREA
FLOWER MARKET
KIPS BAY
MADISON SQUARE PARK
FLATIRON DISTRICT
GRAMERCY PARK
MANHATTAN
UNION SQUARE
STUYVESANT SQUARE
EMPIRE STATE BUILDING
W 34TH STREET
E 34TH STREET
W 23RD STREET
E 23RD STREET
W 14TH STREET
E 14TH STREET
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
SECOND AVENUE
SIXTH AVENUE (AVENUE OF THE AMERICAS)
BROADWAY

GANSEVOORT PARK AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(1)	$75,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(2)	$562,249.00
Size (Rooms)	249	Percentage of Initial Pool Balance	7.2%
Total TTM Occupancy as of 5/31/2012	83.6%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2012	83.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	5.0200%
Appraised Value	$278,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$43,419,651
Underwritten Expenses	$25,920,845	Escrows
Underwritten Net Operating Income (NOI)	$17,498,806	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,979,840	Taxes	$572,300	$100,775
Cut-off Date LTV Ratio(2)	50.4%	Insurance	$35,444	$38,101
Maturity Date LTV Ratio(2)	39.9%	FF&E(3)	$0	$73,134
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.77x	Other(4)	$0	$250,000
Debt Yield Based on Underwritten NOI / NCF(2)	12.5% / 11.4%

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Amount	$140,000,000	87.4%	Loan Payoff	$158,319,800	98.9%
Subordinate Debt	20,000,000	12.5	Closing Costs	850,626	0.5
Other Sources	100,000	0.1	Reserves	607,744	0.4
Principal Equity Distribution	310,181	0.2
Other Uses	11,650	0.0
Total Sources	$160,100,000	100.0%	Total Uses	$160,100,000	100.0%

(1)
The Cut-off Date Principal Balance of $75.0 million represents the note A-1 of a $140.0 million whole loan evidenced by two pari passu notes.  The companion loan is the note A-2 in the original principal amount of $65.0 million that is held outside the Issuing Entity.

(2)	Calculated based on the entire Gansevoort Park Avenue Whole Loan.
(3)	For time period July 2012 – June 2013. See “—Escrows” below.
(4)	Other reserve is a seasonality reserve which is required to be funded during the months of October, November, and December.

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The Mortgage Loan. The mortgage loan (the “Gansevoort Park Avenue Loan”) is part of a whole loan structure (the “Gansevoort Park Avenue Whole Loan”) comprised of two pari passu notes that are together secured by a first mortgage encumbering a 249-room full service hotel located in New York, New York (the “Gansevoort Park Avenue Property”).  The Gansevoort Park Avenue Loan (evidenced by note A-1), which will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 7.2% of the Initial Pool Balance and the related companion loan (the “Gansevoort Park Avenue Companion Loan”) (evidenced by note A-2), which will be initially retained by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction, has an outstanding principal balance as of the Cut-off Date of $65,000,000. The Gansevoort Park Avenue Whole Loan was originated on June 1, 2012 by Citigroup Global Markets Realty Corp.  The Gansevoort Park Avenue Whole Loan had an original principal balance of $140,000,000 and each note has an interest rate of 5.0200% per annum.  The proceeds of the Gansevoort Park Avenue Whole Loan were used to refinance existing debt secured by a lien on the Gansevoort Park Avenue Property. The Gansevoort Park Avenue Whole Loan will be serviced under the 2012-GC8 pooling and servicing agreement. See “Description of the Mortgage Pool – The Whole Loans” for more information regarding the co-lender agreement that governs the relative rights of the holders of the Gansevoort Park Avenue Loan and the Gansevoort Park Avenue Companion Loan.

The Gansevoort Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The Gansevoort Park Avenue Whole Loan matures on June 6, 2022.  Voluntary prepayment of the Gansevoort Park Avenue Whole Loan is prohibited prior to March 6, 2022.  Defeasance of the Gansevoort Park Avenue Whole Loan (which will be applied pro rata to note A-1 and note A-2) with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America or other obligations which are “government securities” permitted under the loan documents, is permitted at any time on or after the earlier to occur of (i) June 1, 2016 and (ii) one day after the second anniversary of the date on which the Gansevoort Park Avenue Whole Loan has been securitized.

GANSEVOORT PARK AVENUE

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The Mortgaged Property. The Gansevoort Park Avenue Property is a 249-room, full service luxury boutique hotel located in New York, New York that was constructed in 2010.  The Gansevoort Park Avenue Property features a restaurant and bar (currently Ristorante Asellina), a champagne bar (currently Winston’s), and a tri-level, 20,000-square foot rooftop bar which includes a swimming pool (currently Gansevoort Park Rooftop).  Additional amenities at the Gansevoort Park Avenue Property include 24-hour in-room dining, guestroom private bar, meeting space, a salon (currently Cutler), a spa with sauna, fitness center, a yoga studio (currently Exhale Spa), a retail outlet (currently Lacoste), a 24-hour business center, concierge service, valet parking, and laundry/dry cleaning service.  The weighted average hotel room size at the hotel is 459 square feet.

The following table presents certain information relating to the room mix at The Gansevoort Park Avenue Property:

Room Type	Number of Rooms	Average Room Size (SF)	Room Features
Superior	76	350	King or queen bed, living area, oversized bathroom
Deluxe King / Double	97	370	One king or two queen beds, living area, sleeper sofa in most rooms, oversized bathroom
Grand Deluxe	40	450	King bed, living area with sleeper sofa, oversized five-fixture bathroom, Juliet balcony
Gansevoort Loft Suites	9	700(1)	Private bedroom with queen or king bed, separate living area with sleeper sofa, five-fixture marble and tile bathroom with deep soaking tub
Gansevoort Suites	13	900(1)	Private bedroom with king size bed and en-suite five-fixture glass tile bathroom with deep soaking tub, separate living area with sleeper sofa, Juliet balcony, guest bathroom, dining area
Park Avenue Suites	13	775
Corner suite,  private bedroom with king size bed and en-suite five-fixture glass tile bathroom with deep soaking tub, wraparound Juliet balcony, separate living area with sleeper sofa,  guest half bathroom

Presidential Suite	1	2,000
Fireplace,  terrace with city views, AV system designed by Infinite Audio Systems, dining area and living area with floor-to-ceiling windows, private bedroom with six-fixture  bathroom including steam shower and freestanding soaking whirlpool tub

Total / Wtd. Avg.	249	459

     Source: Appraisal
(1)	Represents minimum square footage, not average square footage.

GANSEVOORT PARK AVENUE

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Gansevoort Park Avenue Property:

Cash Flow Analysis
	2011	TTM 5/31/2012	Underwritten	Underwritten $ per Room
Room Revenue	$26,122,286	$27,767,477	$29,391,365	$118,038
Food & Beverage Revenue	7,295,006	7,396,511	7,819,413	31,403
Other Revenue	6,111,843	6,484,351	6,208,873	24,935
Total Revenue	$39,529,135	41,648,339	$43,419,651	$174,376

Room Expense	$6,966,044	$7,475,155	$7,506,822	$30,148
Food & Beverage Expense	5,467,944	5,554,630	5,433,164	21,820
Other Expense	2,706,343	2,794,605	2,655,182	10,663
Total Departmental Expense	$15,140,331	$15,824,390	$15,595,168	$62,631
Total Undistributed Expense	7,931,861	8,265,144	8,594,250	34,515
Total Fixed Charges	2,017,339	2,589,514	1,731,427	6,954
Total Operating Expenses	$25,089,531	$26,679,048	$25,920,845	$104,100

Net Operating Income	$14,439,604	$14,969,291	$17,498,806	$70,276
FF&E	776,973	814,800	1,518,966	6,100
Net Cash Flow	$13,662,631	$14,154,491	$15,979,840	$64,176

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Appraisal.  According to the appraisal, the Gansevoort Park Avenue Property had an “as-is” appraised value of $278,000,000 as of an effective date of May 4, 2012 and is expected to have an “as stabilized” appraised value of $304,000,000 as of an effective date of May 1, 2015.

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Environmental Matters.  According to the Phase I environmental report, dated June 5, 2012, other than developing an operations and maintenance program plan to address any potential asbestos present at the Gansevoort Park Avenue Property, there are no recommendations for further action at the Gansevoort Park Avenue Property.

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Market Overview and Competition.  The Gansevoort Park Avenue Property represents a luxury, boutique lodging facility located in the Midtown South Central area of Manhattan and features a corner location at the intersection of Park Avenue South and East 29th Street.  The hotel’s main entrance is located along East 29th Street, a one-way thoroughfare carrying westbound traffic. The entrance to the hotel’s signature restaurant, Ristorante Asellina, is located on Park Avenue South.

Commercial and residential uses predominate in this neighborhood, which features a variety of office buildings, condominium and rental apartment towers, hotels, and restaurants. Several hotels are located in the vicinity of the Gansevoort Park Avenue Property.  Notable buildings within the broader area include the Flatiron Building and the Metropolitan Life Insurance Company building.  In addition, the Gansevoort Park Avenue Property is located within relative proximity of Gramercy Park, Madison Square Park, and Union Square.  The Gansevoort Park Avenue Property is also proximate to a number of other lodging demand generators located in the area, such as the Empire State Building, the Morgan Library, and the New York Public Library.

According to the appraisal, New York City accommodated roughly 50.2 million visitors in 2011.  Of the overall visitation figure, roughly 10.1 million visitors were from international markets, maintaining New York’s rank as a key U.S. destination for overseas travelers.  Further, according to the appraisal, New York maintained its status as the number one destination for tourism spending in the U.S., with approximately $32 billion spent by tourists during 2011. Tourism accounts for a $48 billion economic impact and supports 320,000 jobs in New York City.

GANSEVOORT PARK AVENUE

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Gansevoort Park Avenue Property and its competitive set, as provided in a market report for the Gansevoort Park Avenue Property:

	Gansevoort Park Avenue		Competitive Set		Penetration
	TTM 6/30/2011(1)	TTM 6/30/2012(1)	TTM 6/30/2011(1)	TTM 6/30/2012(1)	TTM 6/30/2011(1)	TTM 6/30/2012(1)
Occupancy	72.9%	83.0%	79.8%	80.8%	91.4%	102.7%
ADR	$344.16	$366.40	$352.99	$351.66	97.5%	104.2%
RevPAR	$250.95	$304.17	$281.75	$284.21	89.1%	107.0%

(1)	As per market reports.

The following table presents certain information relating to the demand analysis based on market segmentation respect to the Gansevoort Park Avenue Property and its competitive set, as provided in the appraisal for the Gansevoort Park Avenue Property:

Gansevoort Park Avenue Competitive Set
Property	Number of Rooms	Year Built	Meeting and Group Segmentation	Leisure Segmentation	Commercial Segmentation
Gansevoort Park Avenue	249	2010	10%	35%	55%
W Union Square	270	2000	20%	25%	55%
Bryant Park Hotel	128	2001	10%	30%	60%
Gramercy Park Hotel	185	1924	10%	45%	45%
Royalton Hotel	168	1988	10%	30%	60%
Ace Hotel	273	2009	10%	45%	45%
Kimpton Hotel Eventi	292	2010	25%	25%	50%
Andaz Fifth Avenue	184	2010	15%	35%	50%

Source: Appraisal.

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The Borrower.  The borrower is TGA II, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gansevoort Park Avenue Whole Loan.  The non-recourse carve-out guarantors are William Achenbaum and Saul Tawil.

Saul Tawil is CEO of Ventura Enterprise Co, Inc., a full service manufacturer of women’s woven apparel.  He is also a principal and co-founder of Centurion Realty.  Centurion Realty is a family owned real estate management and development firm with financial interest in the ownership, management, acquisition, and development of income-producing real estate in the United States. Centurion Realty’s portfolio includes a wide array of properties, including retail centers, office buildings, and mixed-use projects.  Currently, Centurion Realty owns or operates over 50 properties totaling four million square feet.

William Achenbaum is Chairman of the Gansevoort Hotel Group. The Gansevoort Hotel Group is a global full-service hotel management company.

GANSEVOORT PARK AVENUE

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $572,300 in respect of certain tax expenses and $35,444 in respect of certain insurance premiums.  On each monthly payment date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period (unless a blanket or umbrella insurance policy is approved by lender and lender waives such insurance reserve requirements); and (ii) a reserve for furniture, fixtures and equipment in an amount equal to one-twelfth of 2% of the adjusted gross revenues for such 12-month period as set forth in the borrower’s approved annual budget prior to July 6, 2013 and in an amount equal to one-twelfth of 4% of the adjusted gross revenues for such 12-month period as set forth in each subsequent approved annual budget of the borrower.  On each due date occurring in the months of October, November, and December, the borrower is required to deposit into a seasonality reserve, an amount equal to $250,000, provided such deposit amount will be re-determined by the lender annually.

In addition, on each monthly payment date during the continuance of a Gansevoort Park Avenue Trigger Period, the borrower is required to deposit (or cause to be deposited) into the Gansevoort Cash Management Account from excess cash flow generated by the Gansevoort Park Avenue Property after payment of debt service and all required reserves described above, an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month for disbursement to borrower for payment of operating expenses and extraordinary operating expenses associated with the Gansevoort Park Avenue Property and (y) all remaining excess cash flow generated by the Gansevoort Park Avenue Property to be held in an excess cash subaccount (the “Gansevoort Park Avenue Excess Cash Reserve”), as additional collateral for the Gansevoort Park Avenue Loan, provided, however, subject to certain terms and conditions more particularly described in the loan documents, excess cash flow retained by the lender will be made available to the borrower for reimbursement of the borrower’s expenses in connection with any new property improvement plan work required in connection with the franchise agreement.  Upon termination of a Gansevoort Park Avenue Trigger Period, lender will disburse amounts in the Gansevoort Park Avenue Excess Cash Reserve to borrower.

A “Gansevoort Park Avenue Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the DSCR being less than 1.10x, (iii) the borrower or franchisor being under default of, terminating, or cancelling the franchise agreement (or there being a bankruptcy of the franchisor), and (iv) the franchise agreement is not renewed on or before the date which is 12 months prior to the expiration of the franchise agreement; and (B) expiring upon (w) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (x) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (ii) above, the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, (y) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (iii) above, the conditions in (iii) above ceasing to exist or the borrower entering into a replacement franchise agreement in accordance with the applicable terms of the loan documents, among other things, and (z) with regard to any Gansevoort Park Avenue Trigger Period commenced in connection with clause (iv) above, the franchise agreement being extended or a replacement franchise agreement being entered into for a term expiring no earlier than three years after the maturity date of the Gansevoort Park Avenue Whole Loan, among other things.

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Lockbox and Cash Management.  The Gansevoort Park Avenue Whole Loan is structured with a hard lockbox.  The borrower is required to cause all gross revenues to be directly deposited into a clearing account under the sole dominion and control of the lender (the “Gansevoort Lockbox”).  The funds in the Gansevoort Lockbox are swept on a daily basis into an eligible cash management account controlled by the lender (the “Gansevoort Cash Management Account”) and disbursed on each monthly payment date to pay debt service and fund required reserves in accordance with the loan documents.  During the continuance of an event of default under the Gansevoort Park Avenue Loan, the lender may apply any funds in the Gansevoort Cash Management Account to amounts payable under the Gansevoort Park Avenue Loan and/or toward the payment of expenses of the Gansevoort Park Avenue Property, in such order of priority as the lender may determine.

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Property Management.  The Gansevoort Park Avenue Property is currently managed by Gansevoort Park Management LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, Gansevoort Park Management LLC cannot be replaced by the borrower as manager, except with a management company meeting certain criteria specified in the loan documents or a manager approved by the lender and with respect to which a no downgrade letter has been received.  The lender may replace Gansevoort

GANSEVOORT PARK AVENUE

Park Management LLC as hotel manager if there is a material default by Gansevoort Park Management LLC under the hotel management agreement, if Gansevoort Park Management LLC files a bankruptcy petition or a similar event occurs, or during a Gansevoort Park Avenue Trigger Period.

In addition to the hotel management agreement with Gansevoort Park Management LLC, there are separate management agreements for Exhale Spa, Cutler, Ristorante Asellina, and Gansevoort Park Rooftop.  Exhale Enterprises XIV, Inc. manages Exhale Spa, Cutler Park Avenue, LLC manages Cutler, and One 29 Park, LLC manages the Ristorante Asellina and Gansevoort Park Rooftop.  Cutler Park Avenue, LLC and One 29 Park, LLC entered into conditional assignments and subordinations of their respective management agreements.

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Mezzanine or Subordinate Indebtedness.  Redwood Commercial Mortgage Corporation provided a $20,000,000 mezzanine loan at the closing of the Gansevoort Park Avenue Whole Loan.  The mezzanine loan carries a 10-year term at a 10.5000% per annum interest rate.  The mezzanine loan is interest-only throughout the term and is coterminous with the Gansevoort Park Avenue Whole Loan.  The intercreditor agreement executed between the holder of the Gansevoort Park Avenue Whole Loan and the holder of the mezzanine loan provides, among other things, that the holder of the mezzanine loan will have certain rights and remedies with respect to the Gansevoort Park Avenue Whole Loan, including purchase options, cure rights and approval rights, as further described under “Description of the Mortgage Pool–Statistical Characteristics of the Mortgage Loan–Additional Indebtedness” in the Prospectus Supplement.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Gansevoort Park Avenue Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses from the Gansevoort Park Avenue Property for a period continuing until the restoration of the Gansevoort Park Avenue Property has been completed.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

25 EAST OAK STREET

25 EAST OAK STREET

25 East Oak Street
25 East Oak Street
Chicago, IL 60611
GOLD COAST
RIVER NORTH
STREETERVILLE
Lake Michigan
N MICHIGAN AVE
E OAK ST
E CHICAGO AVE
WATER TOWER PLACE
41

25 EAST OAK STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller	GSMC
Location (City/State)		Chicago, Illinois	Cut-off Date Principal Balance		$49,938,386
Property Type		Retail	Cut-off Date Principal Balance per SF		$1,298.96
Size (SF)		38,445	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 6/1/2012(1)		90.2%	Number of Related Mortgage Loans(3)		2
Owned Occupancy as of 6/1/2012(1)		90.2%	Type of Security		Fee Simple
Year Built / Latest Renovation		1989 / 2009	Mortgage Rate		4.3500%
Appraised Value		$73,800,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
Underwritten Revenues		$4,619,129
Underwritten Expenses		$575,523	Escrows
Underwritten Net Operating Income (NOI)		$4,043,606		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$3,981,777	Taxes	$33,981	$33,981
Cut-off Date LTV Ratio		67.7%	Insurance	$0	$0
Maturity Date LTV Ratio(2)		53.2%	Replacement Reserves	$0	$641
DSCR Based on Underwritten NOI / NCF		1.35x / 1.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF		8.1% / 8.0%	Other(4)	$1,401,897	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Principal Equity Distribution	$47,634,511	95.3%
			Reserves	1,435,878	2.9
			Closing Costs	929,611	1.9

Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	Giorgio Armani (8,767 SF), which is included as occupied, is currently building out their space and paying rent and is expected to open in September 2012.
(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $75,600,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 54.5%. See “—Appraisal” below.

(3)	An indirect owner of the borrower is the indirect owner of the borrower of the 1026-1044 Market Street Loan.
(4)
Other reserves include an unfunded TI/LC reserve ($1,259,493) and a rent abatement reserve ($142,404). Beginning in June 2019, all excess cash flow is required to be reserved each month until an amount (the “Maximum Special Leasing Reserve Amount”) equal to $70, multiplied by the aggregate square footage at the 25 East Oak Street Property that is set to roll over in the succeeding 12-month period has been collected. See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “25 East Oak Street Loan”) is evidenced by a note in the original principal amount of $50,000,000 and is secured by a first mortgage encumbering a high-end retail building located in Chicago, Illinois (the “25 East Oak Street Property”).  The 25 East Oak Street Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The 25 East Oak Street Loan was originated on July 18, 2012 and represents approximately 4.8% of the Initial Pool Balance.  The note evidencing the 25 East Oak Street Loan has an outstanding principal balance as of the Cut-off Date of $49,938,386 and has an interest rate of 4.3500% per annum.  The proceeds of the 25 East Oak Street Loan were used to recapitalize the 25 East Oak Street Property.

The 25 East Oak Street Loan had an initial term of 120 months and has a remaining term of 119 months.  The 25 East Oak Street Loan requires payments of interest and principal during the term of the 25 East Oak Street Loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in August 2022.  Voluntary prepayment of the 25 East Oak Street Loan is prohibited prior to May 6, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

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The Mortgaged Property. The 25 East Oak Street Property is an approximately 38,445 SF high-end retail building located in Chicago, Illinois and includes tenants such as Hermes, Giorgio Armani and Vera Wang.  The 25 East Oak Street Property was constructed in 1989 and renovated in 2009.  The 25 East Oak Street Property was originally 100% occupied by Barneys until 2009, when Barneys moved across the street to a larger property. All of the existing leases were signed over the last two and a half years and as of June 1, 2012, Total and Owned Occupancy were 90.2%.

25 EAST OAK STREET

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 25 East Oak Street Property:

Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Hermes	NR / NR / NR	7,785	20.2%	$1,166,994	27.8%	$149.90	1/31/2025	NA	NA	1, 5-year option
Giorgio Armani(3)	NR / NR / NR	8,767	22.8	900,000	21.4	102.66	8/31/2022	NA	NA	1, 10-year option
Moncler	NR / NR / NR	1,850	4.8	498,746	11.9	269.59	1/31/2021	NA	NA	NA
Loro Piana	NR / NR / NR	4,282	11.1	477,405	11.4	111.49	7/30/2025	$831	13.4%	NA
Bonpoint	NR / NR / NR	1,007	2.6	327,973	7.8	325.69	7/31/2020	NA	NA	1, 5-year option
Vera Wang	NR / NR / NR	5,000	13.0	322,875	7.7	64.58	8/31/2021	NA	NA	1, 10-year option
Suit Supply(4)	NR / NR / NR	5,185	13.5	269,620	6.4	52.00	10/31/2022	NA	NA	1, 10-year option
Oliver Peoples	NR / NR / NR	802	2.1	240,605	5.7	300.01	6/30/2021	NA	NA	1, 5-year option
Largest Owned Tenants		34,678	90.2%	$4,204,218	100.0%	$121.24
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		3,767	9.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		38,445	100.0%	$4,204,218	100.0%	$121.24

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended 12/31/2011.
(3)	Giorgio Armani is currently building out their space, paying rent and is expected to open in September 2012.
(4)	Suit Supply is currently open and is expected to begin paying rent in October 2012.

The following table presents certain information relating to the lease rollover schedule at the 25 East Oak Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	1,007	2.6	2.6%	327,973	7.8	325.69	1
2021	7,652	19.9	22.5%	1,062,226	25.3	138.82	3
2022	13,952	36.3	58.8%	1,169,620	27.8	83.83	2
2023 & Thereafter	12,067	31.4	90.2%	1,644,399	39.1	136.27	2
Vacant	3,767	9.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	38,445	100.0%		$4,204,218	100.0%	$121.24	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 25 East Oak Street Property:

Historical Leased %(1)
	2010	2011	As of 6/1/2012
Owned Space(2)	31.4%	53.9%	90.2%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)
In 2009, Barneys, which occupied 100% of the 25 East Oak Street Property, relocated across the street to 15 East Oak Street to a larger property.  The 25 East Oak Street Property has since been re-leased to 90.2% occupancy as of June 1, 2012.

25 EAST OAK STREET

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 25 East Oak Street Property:

Cash Flow Analysis(1)
	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,204,218	$109.36
Overage Rent	0	0.00
Other Rental Revenue	0	0.00
Gross Up Vacancy	232,091	6.04
Total Rent	$4,436,309	$115.39
Total Reimbursables	414,911	10.79
Other Income	0	0.00
Vacancy & Credit Loss	(232,091)	(6.04)
Effective Gross Income	$4,619,129	$120.15

Total Operating Expenses	$575,523	$14.97

Net Operating Income	$4,043,606	$105.18
TI/LC	54,909	1.43
Capital Expenditures	6,920	0.18
Net Cash Flow	$3,981,777	$103.57

(1)
In 2009, Barneys, which occupied 100% of the 25 East Oak Street Property, relocated across the street to 15 East Oak Street to a larger property.  The 25 East Oak Street Property has since been re-leased to 90.2% occupancy as of June 1, 2012.

(2)	Underwritten cash flow based on the 6/1/2012 rent roll with rent steps through 3/31/2013.

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Appraisal.  According to the appraisal, the 25 East Oak Street Property had an “as-is” appraised value of $73,800,000 as of an effective date of June 7, 2012 and an “as stabilized” appraised value of $75,600,000 as of an effective date of July 1, 2013 assuming stabilized cash flows and occupancy.

■
Environmental Matters.  According to a Phase I environmental report, dated July 16, 2012, there are no recommendations for further action other than the development and implementation of an operations and maintenance plan to address non-friable asbestos containing materials at the 25 East Oak Street Property.

■
Market Overview and Competition.   The 25 East Oak Street Property is an approximately 38,445 SF high-end retail building located in Chicago, Illinois, in the retail district known as the “Gold Coast.” The Gold Coast neighborhood of Chicago’s north side, is situated west of North Michigan Avenue and within a mile of the Chicago central business district. Per the appraisal, the immediate area has high-end residential properties and fine restaurants and shopping with an average household income in excess of $100,000. As of 2012, the 0.5, 1.0 and 1.5 mile trade area zones had an average population of 37,873, 84,653 and 120,551, respectively, and an average household income of $101,648, $105,846 and $111,188, respectively.  Rental rates in the Gold Coast submarket area show a variation which is attributable to both tenant size, ground floor to upper floor ratio, and location. Generally, ground level retail rents along Rush Street and Oak Street range from $200 to $350 per square foot (net), while some of the secondary streets typically feature ground floor rents of $100 to $200 per square foot (net). Second floor rents tend to range from $20 to $50 per square foot (net).

25 EAST OAK STREET

The following table presents certain information relating to the primary competition for the 25 East Oak Street Property:

Competitive Properties(1)
	25 East Oak Street	Barney’s of New York	Prada Store	Lululemon Store
Address	25 East Oak Street	1-15 East Oak Street	30 East Oak Street	930 N. Rush Street
Distance from Subject	-	< 1 mile	< 1 mile	< 1 mile
Property Type	Retail	Retail	Retail	Retail
Year Built	1989	2009	1901	2009
Total GLA	38,445	99,000	10,967	2,397
Total Occupancy	90%	100%	100%	100%

(1)	Source: Appraisal.

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The Borrower.  The borrower is Flagship Chicago LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 25 East Oak Street Loan.  The borrower is indirectly owned in part by Ben Ashkenazy and Jack Dushey, who are the non-recourse carveout guarantors of the 25 East Oak Street Loan.

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of $33,981 in respect of certain tax expenses and $1,401,897 in respect of certain tenant allowances and other amounts due to certain tenants at the 25 East Oak Street Property.  On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $641 and a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period, unless, in the case of insurance premiums and absent an event of default under the 25 East Oak Street Loan, the required insurance is being provided under a blanket policy and the borrower provides evidence that the premiums are paid in full and coverage limits are consistent with those required under the 25 East Oak Street Loan.

In addition, on each due date during the continuance of a Special Leasing Reserve Trigger Period, the borrower is required to fund a special leasing reserve in an amount equal to $70, multiplied by the aggregate square footage at the 25 East Oak Street Property that is then occupied by tenants with leases scheduled to expire within the next 12 months (such amount, the “Maximum Special Leasing Reserve Amount”).  Further, the borrower is required to deposit any termination fee it receives in connection with the termination of a lease into the special leasing reserve account.

Furthermore, during the continuance of a 25 East Oak Street Trigger Period or event of default under the 25 East Oak Street Loan, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures and tenant improvements and leasing commissions, be reserved and held as additional collateral for the 25 East Oak Street Loan.

A “Special Leasing Reserve Trigger Period” means any period from and after the due date occurring in June 2019 during which the amount contained in the special leasing reserve (exclusive of any termination fees deposited therein) is less than the Maximum Special Leasing Reserve Amount.

A “25 East Oak Street Trigger Period” means any period from (i) the conclusion of any two consecutive fiscal quarters during each of which trailing twelve-month net operating income is less than $3,400,000, to (ii) the conclusion of the second of any two consecutive fiscal quarters thereafter during each of which trailing twelve-month net operating income is equal to or greater than $3,400,000.

25 EAST OAK STREET

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Lockbox and Cash Management.  The 25 East Oak Street Loan requires a soft lockbox, which is already in place.  Prior to the occurrence of a 25 East Oak Street Trigger Period, Special Leasing Reserve Trigger Period or event of default, the loan documents permit the borrower to receive all rents from the 25 East Oak Street Property and require that the borrower deposit all such rents into the lockbox account within two business days after receipt.  So long as no 25 East Oak Street Trigger Period, Special Leasing Reserve Trigger Period or event of default is continuing, all funds in the lockbox account will be remitted by the lockbox bank to the borrower’s operating account.  On or prior to each due date, the borrower is required to deposit into the cash management account an amount sufficient to pay debt service and all required reserves with respect to such due date.  Upon the occurrence of a 25 East Oak Street Trigger Period, Special Leasing Reserve Trigger Period or event of default, the lender has the right to deliver tenant direction letters (executed, undated copies of which were delivered to the lender at origination) instructing the tenants to deposit all rental payments directly into the lockbox account, and to instruct the lockbox bank to sweep all amounts received in the lockbox account to the lender-controlled cash management account on a daily basis.  During the continuance of a Special Leasing Reserve Trigger Period, all funds in the cash management account in excess of the amount required to pay debt service and fund the required reserves (including the special leasing reserve) are required to be disbursed to the borrower’s operating account, and during the continuance of a 25 East Oak Street Trigger Period, all funds in the cash management account in excess of the amount required to pay debt service, fund required reserves and pay the borrower’s budgeted operating expenses are required to be remitted to an excess cash flow reserve to be held as additional collateral for the 25 East Oak Street Loan.  Provided no event of default is then continuing, on the first due date after the borrower delivers evidence establishing that no 25 East Oak Street Trigger Period is then continuing, the lender is required to release to the cash management account all amounts then contained in the excess cash flow reserve. During the continuance of an event of default under the 25 East Oak Street Loan, the lender may apply any funds in the cash management account to amounts payable under the 25 East Oak Street Loan and/or toward the payment of expenses of the 25 East Oak Street Property, in such order of priority as the lender may determine.

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Property Management.  The 25 East Oak Street Property is currently managed by Jenel Management Corp., an affiliate of the borrower.  Under the loan documents, the 25 East Oak Street Property may not be managed by any party other than Jenel Management Corp., or any other management company reasonably approved by the lender and with respect to which satisfied Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager with a property manager selected by the lender during the continuance of an event of default under the 25 East Oak Street Loan, or a material default by the property manager under the management agreement after the expiration of any applicable cure period or upon the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the 25 East Oak Street Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 25 East Oak Street Loan as required by the preceding sentence but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the 25 East Oak Street Property is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the 25 East Oak Street Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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SONORA VILLAGE

SONORA VILLAGE

Sonora Village
15448-15704 North Pima Road
Scottsdale, AZ 85260
Scottsdale
PHOENIX
Paradise Valley
Mesa
DEER VALLEY AIRPORT
SCOTTSDALE AIRPORT
WEST CACTUS
MCCORMICK RANCH
DOWNTOWN SCOTTSDALE
DOWNTOWN PHOENIX
SKY HARBOR INT'L AIRPORT
National Memorial Cemetery-Arizona
Paradise Valley Community College
Paradise Valley Mall
Cobblestone Plaza
Scottsdale Community College
Scottsdale Fashion Square
Scottsdale Stadium
Arcadia Crossing Shopping Center
Phoenix Municipal Stadium
Tempe Marketplace
Big Surf
101
51
202
87
143
10
17
60

SONORA VILLAGE

SONORA VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Scottsdale, Arizona	Cut-off Date Principal Balance		$33,650,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$135.51
Size (SF)	248,322	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 6/30/2012	84.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2012	82.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1996, 1997, 2002 / NAP	Mortgage Rate		4.9500%
Appraised Value	$47,200,000	Original Term to Maturity (Months)		120
		Original Amortization Term(Months)(2)		360
Underwritten Revenues	$4,593,802
Underwritten Expenses	$1,432,068	Escrows
Underwritten Net Operating Income (NOI)	$3,161,734		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,981,350	Taxes	$132,457	$66,229
Cut-off Date LTV Ratio	71.3%	Insurance	$9,984	$4,992
Maturity Date LTV Ratio(1)	59.1%	Replacement Reserves(3)	$0	$6,195
DSCR Based on Underwritten NOI / NCF	1.47x / 1.38x	TI/LC(4)	$375,000	$0
Debt Yield Based on Underwritten NOI / NCF	9.4% / 8.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,650,000	70.8%	Purchase Price	$46,575,000	98.0%
Principal’s New Cash Contribution	13,881,200	29.2	Reserves	517,441	1.1
			Closing Costs	438,759	0.9

Total Sources	$47,531,200	100.0%	Total Uses	$47,531,200	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $49,200,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 61.6%. See “—Appraisal” below.

(2)	Interest-only for the first 24 months.
(3)	Replacement reserves are capped at $600,000.
(4)	TI/LC reserves are capped at $375,000.

■
The Mortgage Loan.  The mortgage loan (the “Sonora Village Loan”) is evidenced by a note in the original principal amount of $33,650,000 and is secured by a first mortgage encumbering a retail power center located in Scottsdale, Arizona known as Sonora Village (the “Sonora Village Property”).  The Sonora Village Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Sonora Village Loan was originated on May 31, 2012 and represents approximately 3.2% of the Initial Pool Balance.  The note evidencing Sonora Village Loan has an outstanding principal balance as of the Cut-off Date of $33,650,000 and has an interest rate of 4.9500% per annum.  The proceeds of the Sonora Village Loan were used to acquire the Sonora Village Property.

The Sonora Village Loan had an initial term of 120 months and has a remaining term of 117 months.  The Sonora Village Loan requires interest-only payments for the initial 24 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date is the due date in June 2022.  Voluntary prepayment of the Sonora Village Loan is prohibited prior to March 6, 2022. Defeasance with direct non-callable obligations of the United States is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Sonora Village Property is an approximately 285,372 SF retail power center located in Scottsdale, Arizona and was constructed in 1996, 1997 and 2002.  The Sonora Village Property is located in the Phoenix-Mesa metropolitan statistical area at the intersection of the Loop 101 Freeway and Frank Lloyd Wright Blvd. and has good access and visibility from both thoroughfares. The Sonora Village Property, excluding certain outparcels totaling 37,050 SF that are not part of the collateral for the Sonora Village Loan, totals approximately 248,322 SF and includes tenants such as Best Buy, Studio Movie Grill and Staples.  The remainder of the property is predominately occupied by other retailers including JP Morgan Chase, Aaron Brothers, Peter Piper Pizza, Party City, Rubio’s and Great Clips (which are all part of the collateral).  As of June 30, 2012, the Total Occupancy was 84.4% and Owned Occupancy was 82.1%.

SONORA VILLAGE

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Sonora Village Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Anchors
Studio Movie Grill	NR / NR / NR	40,867	14.3%	Yes	$858,801	$21.01	11/30/2026	NA	NA	2, 5-year options
Best Buy(3)	BB+ / Baa2 / BB+	62,178	21.8	Yes	$838,903	$13.49	8/31/2021	$707	2.5%	7, 5-year options
Total Anchors		103,045	36.1%

Jr. Anchors
Staples	BBB / Baa2 / BBB	24,000	8.4%	Yes	$347,004	$14.46	6/30/2017	NA	NA	2, 5-year options
Party City	NR / NR / NR	11,000	3.9	Yes	$255,925	$23.27	6/30/2013	$208	11.2%	2, 5-year options
Peter Piper Pizza	NR / NR / NR	10,000	3.5	Yes	$195,014	$19.50	4/30/2016	NA	NA	2, 5-year options
Total Jr. Anchors		45,000	15.8%

Occupied In-line		55,761	19.5%		$2,040,688	$36.60
Occupied Outparcel/Other(4)		37,050	13.0%		$33,405	$0.90
Vacant Spaces		44,516	15.6%		$0	$0.00
Total Owned SF		248,322	87.0%
Total SF		285,372	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2011. Party City sales are TTM sales ending February 2012.
(3)	Best Buy subleases 15,000 SF to Golfsmith. Best Buy sales exclude the 15,000 SF subleased to Golfsmith.
(4)
All of the outparcel SF is not part of the collateral and is occupied by seven tenants: Twin Peaks (7,500 SF), Discount Tire (7,320 SF), Los Olivos Mexican Food (6,000 SF), Cobblestone Car Wash (5,930 SF), McDonald’s (4,500 SF), Prestige Cleaners (3,000 SF) and Wendy’s (2,800 SF).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Sonora Village Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(3)	Occupancy Cost	Renewal / Extension Options
Studio Movie Grill	NR / NR / NR	40,867	16.5%	$653,872	18.8%	$16.00	11/30/2026	NA	NA	2, 5-year options
Best Buy(4)	BB+ / Baa2 / BB+	62,178	25.0	600,000	17.3	9.65	8/31/2021	$707	2.5%	7, 5-year options
Staples	BBB / Baa2 / BBB	24,000	9.7	252,000	7.2	10.50	6/30/2017	NA	NA	2, 5-year options
Party City	NR / NR / NR	11,000	4.4	199,650	5.7	18.15	6/30/2013	$208	11.2%	2, 5-year options
Wildflower Bread	NR / NR / NR	3,600	1.4	157,752	4.5	43.82	10/31/2017	$809	6.8%	1, 10-year option
Four Peaks Microbrew	NR / NR / NR	3,830	1.5	155,192	4.5	40.52	11/30/2013	$904	6.5%	NA
Peter Piper Pizza	NR / NR / NR	10,000	4.0	140,000	4.0	14.00	4/30/2016	NA	NA	2, 5-year options
Bed Mart, Inc.	NR / NR / NR	4,620	1.9	131,258	3.8	28.41	3/31/2014	$393	8.9%	1, 5-year option
Skeptical Chymist	NR / NR / NR	4,937	2.0	121,450	3.5	24.60	2/28/2016	$174	17.9%	2, 5-year options
Ray’s Pizza	NR / NR / NR	3,058	1.2	116,424	3.3	38.07	1/31/2016	$248	17.8%	NA
Ten Largest Owned Tenants		168,090	67.7%	$2,527,598	72.7%	$15.04
Remaining Owned Tenants		35,716	14.4	949,578	27.3	26.59
Vacant Spaces (Owned Space)		44,516	17.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		248,322	100.0%	$3,477,176	100.0%	$17.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of 12/31/2011. Party City, Four Peaks Microbrew and Wildflower Bread sales are TTM sales ending February 2012.
(4)	Best Buy subleases 15,000 SF to Golfsmith. Best Buy sales exclude the 15,000 SF subleased to Golfsmith.

SONORA VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Sonora Village Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	1,300	0.5	0.5%	48,103	1.4	37.00	1
2013	18,005	7.3	7.8%	468,416	13.5	26.02	5
2014	16,027	6.5	14.2%	448,104	12.9	27.96	6
2015	2,332	0.9	15.2%	54,044	1.6	23.17	1
2016	23,497	9.5	24.6%	502,056	14.4	21.37	6
2017	39,600	15.9	40.6%	702,581	20.2	17.74	6
2018	0	0.0	40.6%	0	0.0	0.00	0
2019	0	0.0	40.6%	0	0.0	0.00	0
2020	0	0.0	40.6%	0	0.0	0.00	0
2021	62,178	25.0	65.6%	600,000	17.3	9.65	1
2022	0	0.0	65.6%	0	0.0	0.00	0
2023 & Thereafter	40,867	16.5	82.1%	653,872	18.8	16.00	1
Vacant	44,516	17.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	248,322	100.0%		$3,477,176	100.0%	$17.06	27

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Sonora Village Property:

Historical Leased %(1)

	2009	2010	2011	TTM 4/30/2012
Owned Space	80.6%	65.1%	82.9%	82.9%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sonora Village Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 4/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$3,558,006	$3,224,573	$3,317,558	$3,414,072	$3,477,176	$14.00
Overage Rent	50,647	70,115	120,162	135,958	59,313	0.24
Other Rental Revenue(3)	29,816	22,260	24,658	24,061	24,061	0.10
Gross Up Vacancy	0	0	0	0	907,409	3.65
Total Rent	$3,638,470	$3,316,949	$3,462,377	$3,574,091	$4,467,959	$17.99
Total Reimbursables	1,068,994	800,718	934,452	887,023	1,033,252	4.16
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(907,409)	(3.65)
Effective Gross Income	$4,707,464	$4,117,667	$4,396,829	$4,461,114	$4,593,802	$18.50

Total Operating Expenses	$1,506,035	$1,491,011	$1,445,197	$1,463,480	$1,432,068	$5.77

Net Operating Income	$3,201,428	$2,626,656	$2,951,632	$2,997,634	$3,161,734	$12.73
TI/LC	0	0	0	0	105,887	0.43
Capital Expenditures	0	0	0	0	74,497	0.30
Net Cash Flow	$3,201,428	$2,626,656	$2,951,632	$2,997,634	$2,981,350	$12.01

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 6/30/2012 rent roll with rent steps through 3/31/2013.
(3)	Monument sign rental income.

SONORA VILLAGE

■
Appraisal.  According to the appraisal, the Sonora Village Property had an “as-is” appraised value of $47,200,000 as of an effective date of April 20, 2012 and an “as stabilized” appraised value of $49,200,000 as of an effective date of April 20, 2013 assuming a 6% vacancy and a 1% collection loss.

■	Environmental Matters. According to a Phase I environmental report, dated May 23, 2012, there are no recommendations for further action at the Sonora Village Property.

■
Market Overview and Competition. The Sonora Village Property is a retail power center located in Scottsdale, Arizona.  The Sonora Village Property is located in the Phoenix-Mesa metropolitan statistical area at the intersection of the Loop 101 Freeway and Frank Lloyd Wright Blvd. and has good access and visibility from both thoroughfares.  The traffic count at this intersection is approximately 175,000 cars per day.  As of 2011, the population within a five mile radius of the Sonora Village Property was 154,700 with an average household income of $112,150. The Sonora Village Property is located adjacent to a Wal-Mart Supercenter and the surrounding retail market includes several national retailers including Target, Sam’s Club, Home Depot and Costco.

The following table presents certain information relating to the primary competition for the Sonora Village Property:

Competitive Set(1)

	Sonora Village	DC Ranch Crossing	Mercado Del Rancho	Scottsdale Pavillions	Scottsdale Walmart/Sam’s	The Promenade
Distance from Subject	-	2.2 miles	3.5 miles	7.0 miles	0.3 miles	2.6 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	1996, 1997, 2002	2008	1985	1989	1999	1999
Total GLA	285,372	78,948	89,506	1,420,815	467,799	735,084
Total Occupancy	84%	67%(2)	96%	87%	94%	95%
Anchors	Best Buy, Studio Movie Grill	AJ’s Fine Foods	Sprouts	Hobby Lobby, Target, Home Depot	Walmart Supercenter, Sam’s Club	Lowe’s, Nordstrom Rack, Trader Joe’s

(1)	Source: Appraisal.
(2)	The project is still in the lease up phase and is anchored by AJ’s Fine Foods.

■
The Borrower.  The borrower is Sonora Village Investors LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sonora Village Loan.  The borrower of the Sonora Village Loan is majority indirectly owned by H. William Kujat, who is the non-recourse carveout guarantor under the Sonora Village Loan.

■
Escrows. On the origination date, the borrower funded escrow reserves in the amount of $132,457 in respect of certain real estate tax expenses, $9,984 in respect of certain insurance expenses, and a $375,000 tenant improvement and leasing commission escrow.  On each due date, provided no event of default under the loan documents is continuing, the borrower is required to fund (1) a tax and insurance escrow reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (2) a tenant improvement and leasing commission reserve, in the monthly amount of $10,417, to the extent the balance of such account is less than $375,000, (3) a capital expenditure reserve in an amount equal to $6,195, to the extent the balance of such account is less than $600,000, (4) during a Best Buy Trigger Period, a monthly reserve of all excess cash until an amount equal to the Best Buy Reserve Threshold Amount is on deposit in such reserve, and (5) during a Studio Movie Grill Trigger Period, a monthly reserve of all excess cash until an amount equal to the Studio Movie Grill Reserve Amount is on deposit in such reserve, with no obligation to replenish any disbursements from such account.

SONORA VILLAGE

Furthermore, during the continuance of a Sonora Village Loan Trigger Period, other than as described during a Studio Movie Grill Trigger Period or a Best Buy Trigger Period to fund those required reserves, the loan documents require that all amounts on deposit in the lender-controlled cash management account, after the payment of debt service and the funding of all required monthly escrows and budgeted and approved operating expenses be reserved and held as additional collateral for the Sonora Village Loan.

A “Sonora Village Loan Trigger Period” means any period (a) commencing as of the end of any fiscal quarter on or after September 30, 2012 in which the net operating income (as calculated under the loan agreement) of the Sonora Village Property for the twelve-month period immediately preceding such fiscal quarter end is less than $2,717,401 and terminating as of the end of the second fiscal quarter in which the net operating income of Sonora Village Property for the twelve-month period immediately preceding such fiscal quarter end is greater than or equal to $2,717,401, (b) commencing as of ten days following the borrower’s receipt of notice of failure to deliver annual, quarterly, or monthly financial statements as required by the loan agreement, and ending upon the delivery of such financial statements which do not otherwise reveal the existence of a Sonora Village Loan Trigger Period, (c) that is a Best Buy Trigger Period, or (d) that is a Studio Movie Grill Trigger Period.

A “Best Buy Trigger Period” means any period from (i) the earlier of (x) the date that is twelve months prior to the expiration of the current Best Buy lease (such lease is scheduled to expire on August 31, 2021), if Best Buy has not renewed its lease or (y) the date that is twelve months prior to the expiration of the current Best Buy lease if Best Buy is dark or is otherwise not in occupancy, until (ii) either (a) Best Buy or an acceptable replacement tenant enters a renewal or extension of the Best Buy lease, is in occupancy, paying rent, is open for business, and has provided an acceptable estoppel certificate, or (b) the revenue derived from one or more approved substitute leases is equal to or greater than the revenue derived from the Best Buy lease as it relates to such portion of the space previously occupied by Best Buy.  Notwithstanding the above, a Best Buy Trigger Period will not be triggered if the borrower delivers to the lender within ten days a letter of credit in the face amount of $500,000 and an additional $500,000 letter of credit on the date that is six months prior to the expiration date of the Best Buy Lease. The “Best Buy Reserve Threshold Amount” means $500,000 until the date that is six months prior to the expiration of the Best Buy lease, and $1,000,000 thereafter, in cash or a letter of credit held by the lender.

A “Studio Movie Grill Trigger Period” means any period from (i) the date Studio Movie Grill (or its parent company) declares bankruptcy, until (ii) either (a) Studio Movie Grill (x) affirms its lease in bankruptcy, (y) is in occupancy, paying rent and is open for business, and (z) has provided an acceptable estoppel certificate, or (b) provided the borrower provides satisfactory evidence that the releasing of the Studio Movie Grill space is not subject to any stay in bankruptcy, the revenue derived from one or more approved substitute leases is equal to or greater than the revenue derived from the Studio Movie Grill lease as it relates to such portion of the space previously occupied by Studio Movie Grill.  The “Studio Movie Grill Reserve Amount” means the lesser of (i) $1,000,000 and (ii) the sum of (a) $24.47 times the number of square feet of the Studio Movie Grill space not subject to one or more approved substitute leases with a new third party tenant, and (b) the disbursements that the borrower has previously received from the Studio Movie Grill reserve account for the payment or reimbursement of tenant improvements and leasing commissions.

SONORA VILLAGE

■
Lockbox and Cash Management.  Sonora Village Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to the lender-controlled lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or the lender-controlled cash management account within three (3) business days after receipt.  So long as no event of default or Sonora Village Loan Trigger Period is then continuing, all amounts in the lockbox account are swept on a daily basis to the lender-controlled cash management account from which the lender reserves for the payment of debt service and the funding of monthly escrows with any excess transferred to an operating account accessible by the borrower but pledged to the lender.  During the continuance of an event of default under the Sonora Village Loan, the lender may prohibit the borrower’s access to the funds contained in the operating account and apply any funds in the cash management account to amounts payable under the Sonora Village Loan and/or toward the payment of expenses of the Sonora Village Property, in such order of priority as the lender may determine.

■
Property Management.  The Sonora Village Property is currently managed by Wilson Property Services, Inc. pursuant to a management agreement.  Under the loan documents, the Sonora Village Property may not be managed by any other party, other than another management company approved by the lender and with respect to which the Rating Agency Confirmation has been satisfied.  During the continuance of an event of default, during the continuance of a material default by the property manager under the management agreement beyond any applicable notice and cure period, or upon the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may terminate or require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the lender, subject to the borrower’s reasonable approval, and with respect to which Rating Agency Confirmation has been received.

■	Condemnation. The City of Scottsdale intends to condemn approximately 3,423 square feet of currently undeveloped land for a proposed extension and alignment of Northsight Boulevard.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for Certified and Non-Certified acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Sonora Village Property, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Sonora Village Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Sonora Village Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

■	Release of Collateral. Not permitted.

SONORA VILLAGE

■
Future Ground Leases.  Provided no event of default is continuing, the borrower is entitled to enter into up to two separate ground leases, as ground lessor, with a third party tenant for a portion of the current parking area of the Sonora Village Property and those ground lease parcels would be a part of the collateral for the Sonora Village Loan. Approval of the lender (which may not be unreasonably withheld) is required for the dimensions, configuration and location of the ground lease parcels. Additionally, the lender has agreed to not withhold consent to the location depicted on a schedule in the loan agreement. The borrower is required to provide updated surveys, evidence of compliance with applicable land use and zoning laws, an indemnity in favor of the lender concerning the ground lease parcels, proof of any approvals required for the ground leases and reimbursement of the lender’s reasonable costs and expenses.

■
Permitted Material Alterations.  The borrower has the right (but not the obligation) to alter (including a reduction in size) the 23,958 square foot space at the Sonora Village Property, identified as Suite J121, including the possible subdivision of such space (the “Suite Alterations”).  Lender approval is required for (a) the plans and specifications of the Suite Alterations, (b) the budget for the Suite Alterations, and (c) the construction contract, however, the lender agreed in the loan agreement not to withhold consent provided that the plans are consistent with the plan to subdivide the space consistent with a schedule to the loan agreement which provides for a total square footage of 17,200 SF.  In addition, the borrower is required to provide, among other things, (x) proof that access to and use of the Sonora Village Property will not be materially adversely affected during and after construction, (y) a completion guaranty acceptable to the lender, and (z) evidence of available capital to pay for the alterations with the borrower’s equity without the assumption of more debt by the borrower.  After the commencement of the Suite Alterations, construction may not be delayed for more than 30 days at any time, and must be substantially completed within one year, subject to force majeure.

COLE FAMILY DOLLAR PORTFOLIO

COLE FAMILY DOLLAR PORTFOLIO

CANADA
Seattle
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Los Angeles
San Diego
Phoenix
Denver
Albuquerque
Minneapolis
Omaha
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New York
Philadelphia
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MAP © 2012 CARTIFACT, INC.

Cole Family Dollar Portfolio

1	Family Dollar - Plant City	3509 West Baker Street	Plant City, FL	33563
2	Family Dollar - Tampa	1501 East Martin Luther King Boulevard	Tampa, FL	33610
3	Family Dollar - Hernandez	19408 US Highway 84/285	Hernandez, NM	87537
4	Family Dollar - Pembroke Park	4100 Hallandale Beach Boulevard	Pembroke Park, FL	33023
5	Family Dollar - Deland	3101 North Woodland Boulevard	Deland, FL	32720
6	Family Dollar - Port Arthur	2601 Memorial Boulevard	Port Arthur, TX	77640
7	Family Dollar - Phoenix	1831 East McDowell Road	Phoenix, AZ	85006
8	Family Dollar - Jacksonville I	9114 Lem Turner Road	Jacksonville, FL	32208
9	Family Dollar - Kansas City I	3129 State Avenue	Kansas City, KS	66102
10	Family Dollar - Avondale	725 North Dysart Road	Avondale, AZ	85323
11	Family Dollar - Fort Myers	3477 Martin Luther King Boulevard	Fort Myers, FL	33916
12	Family Dollar - Ocala	3660 Southeast Maricamp Road	Ocala, FL	34480
13	Family Dollar - Fort Lupton	130 South Denver Avenue	Fort Lupton, CO	80621
14	Family Dollar - Houston	10425 Veterans Memorial Drive	Houston, TX	77038
15	Family Dollar - Burton	1181 East Bristol Road	Burton, MI	48529
16	Family Dollar - Hudson	525 South Meridian Road	Hudson, MI	49247
17	Family Dollar - Jacksonville II	5540 Moncrief Road	Jacksonville, FL	32209
18	Family Dollar - Dacono	1020 8th Street	Dacono, CO	80514
19	Family Dollar - Kentwood	5840 Division Avenue South	Kentwood, MI	49548
20	Family Dollar - Lakeland	3903 New Tampa Highway	Lakeland, FL	33815
21	Family Dollar - San Antonio I	8610 South Zarzamora Street	San Antonio, TX	78224
22	Family Dollar - Newaygo	269 East 82nd Street	Newaygo, MI	49337
23	Family Dollar - Kansas City II	10445 Blue Ridge Boulevard	Kansas City, MO	64134
24	Family Dollar - Beaumont	6010 Highway 105	Beaumont, TX	77708
25	Family Dollar - Milton	6380 Highway 87 North	Milton, FL	32570
26	Family Dollar - Memphis	3685 Lamar Avenue	Memphis, TN	38118
27	Family Dollar - Noonday	17700 Highway 155 South	Noonday, TX	75762
28	Family Dollar - Coolidge	555 North Arizona Boulevard	Coolidge, AZ	85128
29	Family Dollar - Leander	600 Crystal Falls Parkway	Leander, TX	78641
30	Family Dollar - San Antonio II	5120 North Foster Road	San Antonio, TX	78244
31	Family Dollar - Little Rock	8510 Asher Avenue	Little Rock, AR	72204
32	Family Dollar - Canton	1617 East Tuscarawas Street	Canton, OH	44707
33	Family Dollar - Converse	10570 Toepperwein Road	Converse, TX	78109
34	Family Dollar - St. Peter	220 Grace Street	St. Peter, MN	56082
35	Family Dollar - Fort Dodge	21 South 15th Street	Fort Dodge, IA	50501

COLE FAMILY DOLLAR PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	35	Loan Seller	GSMC
Location (City/State)	Various	Cut-off Date Principal Balance	$27,725,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$92.77
Size (SF)	298,858	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 4/30/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/30/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.7260%
Appraised Value	$45,160,000	Original Term to Maturity (Months)	84
Original Amortization Term (Months)	0
Underwritten Revenues	$3,128,442
Underwritten Expenses	$46,927	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,081,515	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,962,007	Taxes	$0	$0
Cut-off Date LTV Ratio	61.4%	Insurance	$0	$0
Maturity Date / ARD LTV Ratio	61.4%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.32x / 2.23x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,725,000	58.5%	Purchase Price	$46,206,101	97.6%
Principal’s New Cash Contribution	19,628,437	41.5	Closing Costs	1,147,336	2.4

Total Sources	$47,353,437	100.0%	Total Uses	$47,353,437	100.0%

(1)	See “—Escrows” below.

■
The Mortgage Loan. The mortgage loan (the “Cole Family Dollar Portfolio Loan”) is evidenced by a note in the original principal amount of $27,725,000 and is secured by first mortgages encumbering 35 single-tenant retail properties located in 13 states (the “Cole Family Dollar Portfolio Properties”).  The Cole Family Dollar Portfolio Loan was originated by GS Commercial Real Estate LP and will be purchased by Goldman Sachs Mortgage Company on or prior to the Closing Date.  The Cole Family Dollar Portfolio Loan was originated on July 17, 2012 and represents approximately 2.7% of the Initial Pool Balance.  The note evidencing the Cole Family Dollar Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $27,725,000 and has an interest rate of 4.7260% per annum.  The proceeds of the Cole Family Dollar Portfolio Loan were used to acquire the Cole Family Dollar Portfolio Properties.

The Cole Family Dollar Portfolio Loan had an initial term of 84 months and has a remaining term of 83 months.  The Cole Family Dollar Portfolio Loan requires payments of interest only until the anticipated repayment date which is the due date in August 2019 (the “Anticipated Repayment Date”).  The final maturity date is the due date in August 2042.  See “—Hyperamortization Summary” below.

Voluntary prepayment of the Cole Family Dollar Portfolio Loan is prohibited prior to October 6, 2014.

■
The Mortgaged Properties.  The Cole Family Dollar Portfolio Properties consist of 35 single-tenant retail assets located across 13 states. The Cole Family Dollar Portfolio Properties are leased to Family Dollar, rated Baa3/BBB- (MIS/S&P), via a master lease (the “Master Lease”) and each property in the portfolio is occupied by Family Dollar as a single tenant. The Master Lease has a term of 15 years, expires in April 2027, and has an initial annual base rent of $3,188,221.  The collateral securing the Cole Family Dollar Portfolio Loan totals approximately 298,858 SF. As of April 30, 2012, Total and Owned Occupancy were both 100.0%.

COLE FAMILY DOLLAR PORTFOLIO

  The following table presents certain information relating to the Cole Family Dollar Portfolio Properties:

Property Name	City	State	Total GLA(1)	Cut-off Date Allocated Loan Amount	% of Cut-off Date Allocated Loan Amount	Year Built / Renovated	UW NCF	UW NCF per SF	Lease Expiration
Family Dollar – Plant City	Plant City	FL	9,223	$1,173,084	4.2%	2005 / NAP	$126,695	$13.74	4/30/2027
Family Dollar – Tampa	Tampa	FL	8,390	1,168,013	4.2	2011 / NAP	126,465	15.07	4/30/2027
Family Dollar – Hernandez	Hernandez	NM	8,000	1,152,447	4.2	2008 / NAP	124,891	15.61	4/30/2027
Family Dollar – Pembroke Park	Pembroke Park	FL	8,991	1,141,099	4.1	2005 / NAP	123,233	13.71	4/30/2027
Family Dollar – Deland	Deland	FL	8,099	1,056,901	3.8	2011 / NAP	114,231	14.10	4/30/2027
Family Dollar – Port Arthur	Port Arthur	TX	7,820	1,043,529	3.8	2003 / 2012	112,857	14.43	4/30/2027
Family Dollar – Phoenix	Phoenix	AZ	10,011	1,040,273	3.8	2003 / NAP	111,619	11.15	4/30/2027
Family Dollar – Jacksonville I	Jacksonville	FL	9,091	1,028,080	3.7	2008 / NAP	110,631	12.17	4/30/2027
Family Dollar – Kansas City I	Kansas City	KS	7,860	981,830	3.5	2002 / NAP	105,983	13.48	4/30/2027
Family Dollar – Avondale	Avondale	AZ	8,171	974,264	3.5	2002 / NAP	105,018	12.85	4/30/2027
Family Dollar – Fort Myers	Fort Myers	FL	7,798	973,351	3.5	2002 / NAP	105,066	13.47	4/30/2027
Family Dollar – Ocala	Ocala	FL	8,432	968,244	3.5	2011 / NAP	104,244	12.36	4/30/2027
Family Dollar – Fort Lupton	Fort Lupton	CO	9,283	915,756	3.3	1961 / 2003	98,070	10.56	4/30/2027
Family Dollar – Houston	Houston	TX	7,654	911,399	3.3	2003 / 2012	98,237	12.83	4/30/2027
Family Dollar – Burton	Burton	MI	8,050	866,246	3.1	2003 / NAP	93,061	11.56	4/30/2027
Family Dollar – Hudson	Hudson	MI	9,286	832,650	3.0	2005 / NAP	88,832	9.57	4/30/2027
Family Dollar – Jacksonville II	Jacksonville	FL	9,198	789,288	2.8	2011 / NAP	84,048	9.14	4/30/2027
Family Dollar – Dacono	Dacono	CO	7,888	756,976	2.7	2003 / NAP	80,980	10.27	4/30/2027
Family Dollar – Kentwood	Kentwood	MI	10,150	739,065	2.7	2001 / 2011	78,085	7.69	4/30/2027
Family Dollar – Lakeland	Lakeland	FL	7,842	731,542	2.6	2003 / NAP	78,172	9.97	4/30/2027
Family Dollar – San Antonio I	San Antonio	TX	9,280	727,666	2.6	2004 / 2011	77,166	8.32	4/30/2027
Family Dollar – Newaygo	Newaygo	MI	8,080	689,184	2.5	2002 / 2011	73,369	9.08	4/30/2027
Family Dollar – Kansas City II	Kansas City	MO	7,843	683,412	2.5	2003 / NAP	72,822	9.28	4/30/2027
Family Dollar – Beaumont	Beaumont	TX	7,745	654,374	2.4	2003 / 2012	69,634	8.99	4/30/2027
Family Dollar – Milton	Milton	FL	8,007	644,195	2.3	2010 / NAP	68,398	8.54	4/30/2027
Family Dollar – Memphis	Memphis	TN	9,800	637,749	2.3	2003 / NAP	66,964	6.83	4/30/2027
Family Dollar – Noonday	Noonday	TX	9,196	625,478	2.3	2004 / NAP	65,842	7.16	4/30/2027
Family Dollar – Coolidge	Coolidge	AZ	7,857	602,954	2.2	2000 / NAP	63,874	8.13	4/30/2027
Family Dollar – Leander	Leander	TX	9,207	556,950	2.0	2004 / NAP	58,221	6.32	4/30/2027
Family Dollar – San Antonio II	San Antonio	TX	9,235	506,295	1.8	2004 / 2012	52,580	5.69	4/30/2027
Family Dollar – Little Rock	Little Rock	AR	7,986	467,417	1.7	2002 / NAP	48,758	6.11	4/30/2027
Family Dollar – Canton	Canton	OH	9,278	459,935	1.7	2004 / 2011	47,410	5.11	4/30/2027
Family Dollar – Converse	Converse	TX	7,899	408,846	1.5	2003 / NAP	42,283	5.35	4/30/2027
Family Dollar – St. Peter	St. Peter	MN	8,365	408,698	1.5	1960 / 2011	42,080	5.03	4/30/2027
Family Dollar – Fort Dodge	Fort Dodge	IA	7,843	407,809	1.5	2002 / 2011	42,190	5.38	4/30/2027
Total / Wtd. Avg.			298,858	$27,725,000	100.0%		$2,962,007	$9.91

(1)	As of 4/30/2012 the Cole Family Dollar Portfolio Properties were all 100.0% occupied.

  The following table presents certain information relating to the major tenant at the Cole Family Dollar Portfolio Properties:

Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Family Dollar	NR / Baa3 / BBB-	298,858	100.0%	$3,188,221	100.0%	$10.67	4/30/2027
Total / Wtd. Avg.		298,858	100.0%	$3,188,221	100.0%	$10.67

(1)	Certain ratings are those of Family Dollar.

COLE FAMILY DOLLAR PORTFOLIO

  The following table presents certain information relating to the lease rollover schedule at the Cole Family Dollar Portfolio Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023 & Thereafter	298,858	100.0	100.0%	3,188,221	100.0	10.67	35
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	298,858	100.0%		$3,188,221	100.0%	$10.67	35

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Cole Family Dollar Portfolio Properties:

Cash Flow Analysis(1)
	Underwritten(2)	Underwritten $ per SF
Base Rental Revenue	$3,188,221	$10.67
Total Rent	$3,188,221	$10.67
Vacancy Loss	(59,779)	(0.20)
Effective Gross Revenue	$3,128,442	$10.47

Total Operating Expenses	$46,927	$0.16

Net Operating Income	$3,081,515	$10.31
TI/LC	59,736	0.20
Capital Expenditures	59,772	0.20
Net Cash Flow	$2,962,007	$9.91

(1)	As the Cole Family Dollar Portfolio Properties were recently acquired, no historical information is available.
(2)	Underwritten cash flow is based on the 4/30/2012 rent roll.

■	Appraisal. According to the appraisals, the Cole Family Dollar Portfolio had an “as-is” appraised value of $45,160,000 as of an effective date of June 15, 2012.

■
Environmental Matters.  According to the Phase I environmental reports, dated from February 14, 2012 to March 30, 2012, there are no recommendations for further action at the Cole Family Dollar Portfolio Properties other than an Operations and Maintenance plan for asbestos at the Family Dollar – Fort Lupton and Family Dollar – St. Peter Properties.

■
The Borrower. The borrower is Cole FD Portfolio III, LLC, a Delaware limited liability company, a single-purpose entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cole Family Dollar Portfolio Loan.  The borrower is indirectly owned by Cole Credit Property Trust III, Inc., which is the non-recourse carveout guarantor of the Cole Family Dollar Portfolio Loan.

COLE FAMILY DOLLAR PORTFOLIO

■
Escrows.  On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, unless the borrower provides timely evidence of payment of the related taxes and/or premiums.  In addition, to the extent the master tenant does not timely complete the required deferred maintenance identified in the letter agreement between the borrower and the master tenant and the borrower fails to provide evidence that the remaining items are completed (by the borrower or master tenant) or no longer necessary within 90 days after the timelines noted in the letter agreement, the borrower will be required to establish a deferred maintenance and environmental escrow account for such purposes and deposit, in a lump sum or through the reserving of excess cash flow, an amount equal to the costs and expenses estimated to be necessary to complete such repairs. Such amounts are required to be released to the borrower upon the completion of the necessary repairs.  In addition, the borrower is required to establish a reserve account for the deposit of casualty or condemnation loss proceeds exceeding the lesser of $200,000 or 10% of the applicable allocated loan amount.

Furthermore, during the continuance of an event of default or a Cole Portfolio Trigger Period, the loan documents require that all amounts on deposit in the lender controlled cash management account, after the payment of debt service, budgeted and lender approved expenses, and the funding of required monthly escrows for real estate taxes and insurance be reserved in the excess cash flow reserve account and held as additional collateral for the Cole Family Dollar Portfolio Loan.

A “Cole Portfolio Trigger Period” means, (a) the period from (i) the conclusion of any 12-month period as of the end of any fiscal quarter in which the ratio of EBITDAR to revenues is less than 1.75x to (ii) the earlier to occur of (x) the conclusion of the second of any two consecutive 12-month periods as of the end of any fiscal quarter in which the ratio of EBITDAR to revenues is greater than 1.75x or (y) the balance in the excess cash flow reserve account is greater than or equal to $6,375,000, (b) the period from (i) the occurrence of a monetary default or a non-monetary event of default under the Master Lease which continues for 90 or more days, to (ii) the date the borrower provides evidence reasonably satisfactory to the lender showing that such default has been cured; and (c) the period from the failure of (i) the master tenant to timely complete the required deferred maintenance items identified in the letter agreement between the borrower and the master tenant and (ii) the borrower to provide evidence that the remaining items are completed (by the borrower or the master tenant) or are no longer necessary within 90 days after the timelines noted in the letter agreement, and (iii) the borrower to subsequently deposit the required deferred maintenance amount not to exceed $174,745 within 10 business days after demand from the lender, until such amounts are deposited as required.  “EBITDAR” means, with respect to any twelve month period, the excess of (i) the revenue generated by Family Dollar from the Cole Family Dollar Portfolio Properties, minus (ii) the expenses of Family Dollar associated with operating the Cole Family Dollar Portfolio Properties, specifically excluding taxes, interest, depreciation, amortization, costs associated with restructuring, and rent payable under the Master Lease.

■
Lockbox and Cash Management.  The Cole Family Dollar Portfolio Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account.  The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account or the lender controlled cash management account within two business days after receipt.  All amounts in the lockbox account are swept to the lender-controlled cash management account on a weekly basis.  On each business day that no event of default under the Cole Family Dollar Portfolio Loan is continuing, no Cole Portfolio Trigger Period is continuing and the Anticipated Repayment Date has not occurred, all funds in the lender-controlled cash management account in excess of the amount required to pay debt service and fund required reserves will be remitted to an operating account designated by the borrower.  During the continuance of an event of default under the Cole Family Dollar Portfolio Loan, the lender may apply any funds in the lender controlled cash management account to the obligations of the borrower under the Cole Family Dollar Portfolio Loan and/or toward the payment of expenses of the Cole Family Dollar Portfolio Properties, in such order of priority as the lender may determine.

■	Property Management. The Cole Family Dollar Portfolio Properties are currently managed by Cole Realty Advisors, Inc., an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the Cole Family Dollar Portfolio Properties may not be managed by any other party, except for a management company approved by the lender and with respect to which Rating Agency Confirmation has been received.

COLE FAMILY DOLLAR PORTFOLIO

Upon the occurrence of an event of default that is continuing, a material default relating to any of the Cole Family Dollar Portfolio Properties by the property manager or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with respect to the applicable Cole Family Dollar Portfolio Properties or the lender may request that the existing property manager enter into a new management agreement that relates to the applicable Cole Family Dollar Portfolio Properties.

■
Hyperamortization Summary.  The Cole Family Dollar Portfolio Loan is structured with an Anticipated Repayment Date of August 6, 2019 and a final maturity date of August 6, 2042.  In the event that the Cole Family Dollar Portfolio Loan is not paid off on or before the Anticipated Repayment Date, the interest rate will automatically increase to the greater of (i) the initial interest rate plus 300 basis points and (ii) the swap rate as of the Anticipated Repayment Date plus 300 basis points (the “Adjusted Interest Rate”); but in no event may the Adjusted Interest Rate exceed the initial interest rate plus 500 basis points.  After the Anticipated Repayment Date, interest will be due and payable at the initial interest rate and additional interest attributable to the Adjusted Interest Rate will be deferred and added to the outstanding principal balance as of each due date.  Additionally, after the Anticipated Repayment Date, all excess cash will be used to hyperamortize the Cole Family Dollar Portfolio Loan.  If the borrower does not repay the Cole Family Dollar Portfolio Loan in full on the Anticipated Repayment Date, the estimated principal balance of the Cole Family Dollar Portfolio Loan upon the final maturity date would be approximately $12,189,634 with a monthly payment due on each due date following the Anticipated Repayment Date based on an initial interest rate of 4.7260%, a 23-year loan term and a 23-year amortization term remaining as of the Anticipated Repayment Date and further assuming the Adjusted Interest Rate is the initial interest rate plus 300 basis points (7.7260%) and no excess cash flow is used to pay down the outstanding principal balance.  The final maturity loan-to-value ratio based on the estimated final maturity balance of $12,189,634 and the appraised value of $45,160,000 is 27.0%.

■	Release of Collateral. Not permitted.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Cole Family Dollar Portfolio Properties, plus twelve months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Cole Family Dollar Portfolio Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the casualty and business interruption/rental loss insurance required under the loan documents (not including the terrorism components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000.  Per the loan documents, terrorism insurance is satisfied by the insurance coverage provided by Family Dollar, provided that (i) Family Dollar maintains a claims-paying ability ratings from S&P of BBB- or better and an equivalent rating from Moody’s, (ii) Family Dollar is obligated per the terms of the Master Lease to rebuild and/or repair its leased premises at the Cole Family Dollar Properties at Family Dollar’s sole expense, (iii) the rent paid following such casualty shall not abate and (iv) certain other requirements set forth in the loan documents are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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HYATT REGENCY - BUFFALO

HYATT REGENCY - BUFFALO

Hyatt Regency - Buffalo
2 Fountain Plaza
Buffalo, NY 14202
BUFFALO
NEW YORK
ONTARIO
Lake Erie
CANADA
UNITED STATES
Tonawanda
Kenmore
Amherst
Williamsville
Cheektowaga
Sloan
West Seneca
Lackawanna
DOWNTOWN
NORTH PARK
CLEVELAND HILL
BLACK ROCK
FOREST
GRANT FERRY
PINE HILL
MLK PARK
JOHNSON
LOVEJOY
EMSLIE
KAISERTOWN
TRIANGLE
TIFFT
GARDENVILLE
OLD TOWN
FORT ERIE NORTH
OLD FORT ERIE
NIAGARA THRUWAY
NEW YORK STATE THRUWAY

HYATT REGENCY - BUFFALO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Buffalo, New York	Cut-off Date Principal Balance	$25,461,498
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$64,296.71
Size (Rooms)(1)	396	Percentage of Initial Pool Balance	2.4%
Total TTM Occupancy as of 6/30/2012	71.9%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2012	71.9%	Type of Security	Both Fee Simple/Leasehold
Year Built / Latest Renovation	1910, 1984, 1985 / 2008-2010, 2012	Mortgage Rate	5.1100%
Appraised Value	$39,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Underwritten Revenues	$20,421,528
Underwritten Expenses	$16,399,434	Escrows
Underwritten Net Operating Income (NOI)	$4,022,094
Underwritten Net Cash Flow (NCF)	$3,205,232	Upfront	Monthly
Cut-off Date LTV Ratio	65.3%	Taxes	$23,935	$23,935
Maturity Date LTV Ratio(2)	44.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.22x / 1.77x	FF&E(3)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	15.8% / 12.6%	Other(4)	$200,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,500,000	100.0%	Loan Payoff	$21,123,876	82.8%
Closing Costs(5)	2,600,419	10.2
Principal Equity Distribution	1,551,770	6.1
Reserves	223,935	0.9
Total Sources	$25,500,000	100.0%	Total Uses	$25,500,000	100.0%

(1)	In addition to 396 rooms, collateral for the Hyatt Regency - Buffalo Loan includes the 28,058 SF Buffalo Conference Center.
(2)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $43,500,000. The Maturity Date LTV Ratio calculated on the basis of the “as-is” appraised value is 49.1%. See “—Appraisal” below.

(3)
Hyatt Corporation maintains an FF&E reserve of 4% annual revenue.  If at any time Hyatt Corporation does not maintain the reserve, a monthly FF&E reserve will be required totaling one-twelfth of 4% of annual revenue. See “—Escrows” below.

(4)
Other reserve represents a seasonality reserve which may be drawn on to fund monthly operating shortfalls due to seasonal fluctuations.  Funds used in any year will be replenished during the months of June-November and may be disbursed during the months of December-May. On each due date between June and November (beginning 2013), to the extent the balance of such reserve account is less than $200,000, the borrower will be required to make monthly payments equaling such shortfall. See “—Escrows” below.

(5)	Closing costs include $1,955,867 paid at origination to update the elevators and cooling systems at the Hyatt Regency - Buffalo Property which is currently in process.

■
The Mortgage Loan.  The mortgage loan (the “Hyatt Regency - Buffalo Loan”) is evidenced by a note in the original principal amount of $25,500,000 and is secured by a first mortgage encumbering a 396-room full service hotel located in Buffalo, New York (the “Hyatt Regency - Buffalo Hotel”) and an attached 28,058 SF conference center (the “Buffalo Conference Center”, and together with the Hyatt Regency - Buffalo Hotel, the “Hyatt Regency - Buffalo Property”).  The Hyatt Regency - Buffalo Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P., and was subsequently purchased by Goldman Sachs Mortgage Company.  The Hyatt Regency - Buffalo Loan was originated on August 2, 2012 and represents approximately 2.4% of the Initial Pool Balance.  The note evidencing the Hyatt Regency - Buffalo Loan has a principal balance as of the Cut-off Date of $25,461,498 and an interest rate of 5.1100% per annum.  The borrower utilized a majority of the proceeds of the Hyatt Regency - Buffalo Loan to refinance existing debt secured by liens on the Hyatt Regency - Buffalo Property.

The Hyatt Regency - Buffalo Loan had an initial term of 120 months and has a remaining term of 119 months.  The Hyatt Regency - Buffalo Loan requires payments of interest and principal during the term of the loan based on a 25-year amortization schedule.  The scheduled maturity date is the due date in August 2022.  Voluntary prepayment of the Hyatt Regency - Buffalo Loan is prohibited prior to June 6, 2022.  Defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

HYATT REGENCY - BUFFALO

■
The Mortgaged Property.  The Hyatt Regency - Buffalo Hotel is a 396-room, full service hotel located in Buffalo, New York that was constructed in 1910, 1984 and 1985, and renovated between 2008 and 2010 and in 2012.

The collateral for the Hyatt Regency – Buffalo Loan also includes the Buffalo Conference Center, an approximately 28,058 SF facility (which includes a 1,839 SF pedestrian walkway) that is attached to the Hyatt Regency - Buffalo Hotel and includes 9,065 SF of conference space that is utilized by the Hyatt Regency - Buffalo Hotel for conferences and meetings.  Additionally, at the Buffalo Conference Center, 15,654 SF of office space is leased to three tenants: Innovative Health Services, the U.S. Equal Employment Opportunity Commission and Buffalo Intelligent Technology System.  The Snyder Corporation, an affiliate of the borrower under the Hyatt Regency - Buffalo Loan, also leases 1,500 SF at the Buffalo Conference Center, which has been excluded from the underwriting.

The following table presents certain information relating to the 2011 demand analysis with respect to the Hyatt Regency - Buffalo Property based on market segmentation, as provided in the appraisal for the Hyatt Regency - Buffalo Property:

2011 Accommodated Room Night Demand(1)
Property	Meeting and Group	Leisure	Commercial
Hyatt Regency - Buffalo	45%	15%	40%

(1)	Source: Appraisal.

The following table presents certain information relating to the year-to-date through June 2012 penetration rates relating to the Hyatt Regency - Buffalo Property and various market segments, as provided in the June 2012 travel research report for the Hyatt Regency - Buffalo Property:

Year-to-Date Through 6/30/2012 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Hyatt Regency - Buffalo	106.2%	106.3%	112.9%

(1)	Source: June 2012 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency - Buffalo Property:

Hyatt  Regency - Buffalo(1)
	2010	2011	TTM 6/30/2012
Occupancy	73.1%	71.8%	71.9%
ADR	$99.75	$108.41	$112.67
RevPAR	$72.92	$77.87	$80.96

(1)	As provided by the borrower.

HYATT REGENCY - BUFFALO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency - Buffalo Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$10,539,678	$11,255,338	$11,734,723	$11,734,723	$29,633
Food & Beverage Revenue	6,822,446	7,465,868	7,650,659	7,650,659	19,320
Other Revenue(2)	655,908	845,654	1,067,032	1,036,146	2,617
Total Revenue	$18,018,032	$19,566,860	$20,452,414	$20,421,528	$51,570

Room Expense	$3,227,507	$3,087,077	$3,112,161	$3,112,161	$7,859
Food & Beverage Expense	5,212,399	5,521,354	5,531,763	5,531,763	13,969
Other Expense(3)	474,039	583,112	617,944	577,541	1,458
Total Departmental Expense	$8,913,945	$9,191,543	$9,261,868	$9,221,465	$23,287
Total Undistributed Expense	6,105,767	6,190,355	6,156,399	6,167,020	15,573
Total Fixed Charges	649,718	681,368	776,454	1,010,949	2,553
Total Operating Expenses	$15,669,430	$16,063,266	$16,194,721	$16,399,434	$41,413

Net Operating Income	$2,348,602	$3,503,594	$4,257,692	$4,022,094	$10,157
FF&E	531,075	576,197	600,640	816,861	2,063
Net Cash Flow	$1,817,527	$2,927,397	$3,657,052	$3,205,232	$8,094

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking income, other hotel income and Buffalo Conference Center income.
(3)	Other expenses include parking expense and Buffalo Conference Center expense.

■
Appraisal.  According to the appraisal, the Hyatt Regency - Buffalo Property had an “as is” appraised value of $39,000,000 as of an effective date of July 16, 2012. The Hyatt Regency - Buffalo Property has an “as stabilized” appraised value of $43,500,000 as of an effective date of August 1, 2015, which assumes the completion of all scheduled renovations in a timely manner.

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Environmental Matters.  The Phase I environmental report dated May 30, 2012, concluded that on-site dry cleaning had been conducted for approximately 11 years starting in the late 1980s.  No dry cleaning spills or other releases were reported or identified; however, the potential for historic impacts cannot be ruled out unless Phase II sampling were to be performed.  In lieu of Phase II sampling, the borrower obtained a $5 million environmental insurance policy in favor of the lender to insure against any liability resulting from any such historic impacts.

■
Market Overview and Competition.  The Hyatt Regency - Buffalo Property is located in Downtown Buffalo, New York, in the CBD submarket.  The Hyatt Regency - Buffalo Property is connected via an enclosed, climate controlled sky-bridge to the Buffalo Niagara Convention Center (which is not part of the collateral), which was built in 1978, renovated in 2010, and features over 110,000 SF of meeting space.  The Hyatt Regency - Buffalo Property is also located within a mile of the Buffalo Niagara Medical Campus and The University of Buffalo Downtown Medical campus, each of which is currently undergoing or is expected to soon be undergoing a combined $500 million in renovations.  The CBD has 8.3 million SF of office space and a 2011 vacancy rate of 8.8%.

HYATT REGENCY - BUFFALO

The following table presents certain information relating to the competitive set for the Hyatt Regency - Buffalo Property:

Property	Number of Rooms	Year Built	2011 Occupancy	2011 ADR	2011 RevPAR
Hyatt Regency – Buffalo	396	1910, 1984, 1985	72%	$108	$77.87
Embassy Suites Buffalo	182	2009	81%	$150	$121.50
Doubletree Club Buffalo Downtown	100	1998	66%	$103	$67.98
Hampton Inn & Suites Buffalo Downtown	139	2001	80%	$130	$104.00
Adam’s Mark Buffalo	486	1980	56%	$84	$47.04
Comfort Suites Downtown Buffalo	146	1980	70%	$85	$59.50
Holiday Inn Buffalo Downtown	167	1966	64%	$90	$57.60

Source: Appraisal.

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The Borrower.  The borrower is Genesee Hotel Properties, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency - Buffalo Loan.  The majority owner of the indirect interests in the borrower of the Hyatt Regency - Buffalo Loan is Paul L. Snyder II, the non-recourse carveout guarantor of the Hyatt Regency - Buffalo Loan.

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Leasehold Interest.  The fee interests in the Hyatt Regency - Buffalo Hotel and the Buffalo Conference Center are each held by the Erie County Industrial Development Agency (“IDA”) and are each leased to the borrower under separate leases.  This structure was instituted to take advantage of a Payment In Lieu of Taxes (“PILOT”) program, which will expire in 2013, upon which the fee ownership in the Hyatt Regency - Buffalo Property is required to be conveyed to the borrower, pursuant to the loan documents.

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Escrows.  At origination, the borrower funded (a) an escrow reserve in the amount of $23,935 in respect of a tax reserve and (b) a seasonality reserve in the amount of $200,000.  On each due date, the borrower is required to fund: (i) a tax and insurance reserve equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, but no reserves for insurance premiums related to the Hyatt Regency - Buffalo Hotel are required so long as the Hyatt Regency - Buffalo Hotel is covered by a blanket policy, and no reserves for insurance premiums related to the Buffalo Conference Center are required for so long as the borrower provides evidence of payment of all applicable premiums at least five business days before they are due; (ii) a reserve for furniture, fixtures and equipment in an amount equal to 4% of the borrower’s annual revenue on the Hyatt Regency - Buffalo Property (but no such reserve is required to the extent that a reserve or escrow for the same purpose and in the same amount is funded by Hyatt Corporation pursuant to the hotel management agreement); and (iii) on each payment date that occurs between June and November (beginning in 2013), a reserve for seasonal fluctuations, to the extent the amount on deposit in such reserve account is less than $200,000, in the amount equaling such shortfall.

Furthermore, during the continuance of a Hyatt Regency - Buffalo Trigger Period, the loan documents require that all amounts on deposit in the cash management account, after the payment of debt service and the funding of required monthly escrows and budgeted and approved operating expenses be reserved and held as additional collateral for the Hyatt Regency - Buffalo Loan.

A “Hyatt Regency - Buffalo Trigger Period” means any period (a) from (i) the conclusion of any fiscal quarter during which trailing twelve-month net operating income is less than $2,628,290.24, to (ii) the conclusion of the second of any two consecutive fiscal quarters thereafter during each of which trailing twelve-month net operating income is equal to or greater than $2,628,290.24; or (b) commencing as of ten days following the borrower’s receipt of notice and failure to deliver annual, quarterly, or monthly financial statements as required by the loan agreement, and ending upon the delivery of such financial statements which do not otherwise reveal the existence of a Hyatt Regency - Buffalo Trigger Period.

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Lockbox and Cash Management.  All credit card receivables, all cash revenues and all other money received by the borrower, or a property manager with respect to the Hyatt Regency - Buffalo Hotel or the Buffalo Conference Center, as applicable, are required to be deposited into an operating account established by the respective property manager pursuant to the applicable Management Agreement, which operating accounts are subject to an account control agreement in favor of the lender.  Subject to the terms of the Hotel Management Agreement, Hyatt Corporation is required to pay all costs and expenses incurred in connection with the operation of the Hyatt Regency - Buffalo Hotel and all other amounts required or permitted to be paid by Hyatt Corporation in the performance of its duties and obligations with respect to the Hyatt Regency - Buffalo Hotel (including all

HYATT REGENCY - BUFFALO

management fees payable to Hyatt Corporation) out of the operating account or the FF&E account maintained by Hyatt Corporation.  All amounts required to be paid by Hyatt Corporation to the borrower under the Hotel Management Agreement must instead be remitted to a cash management account under the control of the lender.  On each business day that no event of default under the Hyatt Regency - Buffalo Loan or Hyatt Regency - Buffalo Trigger Period is continuing, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted to an account owned and controlled by the borrower, provided that the borrower may cause Hyatt Corporation to maintain a balance of up to $250,000 in the operating account related to the Hyatt Regency - Buffalo Hotel, and the borrower may maintain a balance of up to $50,000 in the operating account related to the Buffalo Conference Center, for additional working capital requirements associated with the operation of the Hyatt Regency - Buffalo Hotel or the Buffalo Conference Center, as applicable.

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Property Management.  The Hyatt Regency - Buffalo Hotel is currently managed by Hyatt Corporation, a third-party property manager, pursuant to a hotel management agreement (the “Hotel Management Agreement”), while the Buffalo Conference Center is currently managed by Snyder Corp., an affiliate of the borrower, pursuant to a property management agreement (the “Property Management Agreement”, and together with the Hotel Management Agreement, each a “Management Agreement”). Under the loan documents, the Hyatt Regency - Buffalo Property may be managed by Hyatt Corporation or Snyder Corp., as applicable, or any other management company approved by the lender and with respect to which Rating Agency Confirmation has been received.  During the continuance of a material default by a property manager under a Management Agreement (after the expiration of any applicable notice and/or cure periods), or the filing of a bankruptcy petition or a similar event, the lender has the right: (a) in the case of the Hyatt Regency - Buffalo Hotel, to require the borrower to exercise any and all available remedies under the Hotel Management Agreement, and if the exercise of such remedies results in the termination of the property manager, engage a replacement property manager reasonably acceptable to the lender, and (b), in the case of the Buffalo Conference Center, to terminate or require the borrower to terminate the Property Management Agreement, and engage a replacement property manager selected by the lender, with the reasonable consent of the borrower if such consent is sought prior to any foreclosure, conveyance in lieu of foreclosure, or any similar transaction.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as such terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Hyatt Regency - Buffalo Property (plus twelve months of business interruption coverage).  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Hyatt Regency - Buffalo Loan as required by the preceding sentence, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount.  In either such case, terrorism insurance shall not have a deductible in excess of $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Hyatt Regency - Buffalo Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus Supplement.

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PLAINS CAPITAL TOWERS

PLAINS CAPITAL TOWERS

Plains Capital Towers
6000 and 6100 Western Place
Fort Worth, TX 76107
FORT WORTH
DALLAS
Arlington
Grand Prairie
Irving
Denton
Grapevine
Lewisville
Flower Mound
Carrollton
Farmers Branch
Addison
Plano
McKinney
Frisco
The Colony
Little Elm
Lincoln Park
Oak Point
Hackberry
Shady Shores
Corinth
Highland Village
Double Oak
Bartonville
Argyle
Roanoke
Westlake
Southlake
Keller
Colleyville
Watauga
North Richland Hills
Bedford
Euless
Hurst
Haltom City
Richland Hills
Coppell
Hebron
Richardson
University Park
Highland Park
Allen
Prosper
Celina
Weston
Aubrey
Krugerville
Krum
Ponder
Decatur
Dish
Corral City
Justin
Northlake
New Fairview
Boyd
Aurora
Rhome
Newark
Haslet
Reno
Pelican Bay
Sanctuary
Azle
Saginaw
Blue Mound
Lake Worth
Lakeside
Willow Park
Aledo
Benbrook
Edgecliff Village
Forest Hill
Kennedale
Everman
Pantego
Dalworthington Gardens
Cockrell Hill
Duncanville
Hutchins
Desoto
Lancaster
Wilmer
Cedar Hill
Glenn Heights
Ovilla
Ferris
Red Oak
Oak Leaf
Pecan Hill
Midlothian
Mansfield
Crowley
Burleson
Briaroaks
Cross Timber
Joshua
Cresson
Godley
Venus
Alvarado
Keene
Cleburne
Maypearl
Palmer
Waxahachie
Bardwell
Grandview
Rio Vista
Dallas/Fort Worth International Airport
Dallas Love Field

PLAINS CAPITAL TOWERS

PLAINS CAPITAL TOWERS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Fort Worth, Texas		Cut-off Date Principal Balance		$23,948,280
Property Type	Office		Cut-off Date Principal Balance per SF		$56.34
Size (SF)	425,040		Percentage of Initial Pool Balance		2.3%
Total Occupancy as of 6/1/2012	90.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2012	90.2%		Type of Security		Fee Simple
Year Built / Latest Renovation	1977, 1980 / 2010, 2011		Mortgage Rate		4.9500%
Appraised Value(1)	$40,430,000		Original Term to Maturity (Months)		60
			Original Amortization Term (Months)		360
Underwritten Revenues	$7,467,349
Underwritten Expenses	$3,782,115		Escrows
Underwritten Net Operating Income (NOI)	$3,685,233			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,938,618		Taxes	$456,281	$65,183
Cut-off Date LTV Ratio	59.2%		Insurance	$51,516	$0
Maturity Date LTV Ratio	54.7%		Replacement Reserves	$0	$15,598
DSCR Based on Underwritten NOI / NCF	2.40x / 1.91x		TI/LC(2)	$0	$53,130
Debt Yield Based on Underwritten NOI / NCF	15.4% / 12.3%		Other(3)	$2,392,858	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,000,000	93.2%	Recapitalization(5)	$20,000,000	77.7%
New Cash Contribution(4)	1,740,234	6.8	Investor Buyout(6)	1,995,000	7.8
			Reserves	2,900,654	11.3
			Closing Costs	844,579	3.3
Total Sources	$25,740,234	100.0%	Total Uses	$25,740,234	100.0%

(1)	Appraised Value includes $430,000 in excess land value. See “—Appraisal” below.
(2)	TI/LC reserve capped at $1,000,000.
(3)	Other reserves include a deferred maintenance reserve ($900,378), unfunded obligations reserve ($892,480) and a 2013 rollover reserve ($600,000). See “—Escrows” below.
(4)	New Cash Contribution was funded with excess reserve funds held by the prior owner (or one of their affiliates).
(5)
The Plains Capital Towers Property was unencumbered at time of origination. Recapitalization funds were used for distributions to certain direct or indirect owners of the borrower as a return of net capital.

(6)
Investor Buyout funds were used for distribution of net capital to the remaining former direct or indirect owners of the Plains Capital Towers Property, who now no longer have any direct or indirect ownership interest in the Plains Capital Towers Property.

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The Mortgage Loan.  The mortgage loan (the “Plains Capital Towers Loan”) is evidenced by a note in the original principal amount of $24,000,000 and is secured by a first mortgage encumbering two office buildings located in Fort Worth, Texas (the “Plains Capital Towers Property”).  The Plains Capital Towers Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company.  The Plains Capital Towers Loan was originated on June 15, 2012 and represents approximately 2.3% of the Initial Pool Balance.  The note evidencing the Plains Capital Towers Loan has an outstanding principal balance as of the Cut-off Date of $23,948,280 and an interest rate of 4.9500% per annum.  The proceeds of the Plains Capital Towers Loan were used to recapitalize the Plains Capital Towers Property.

The Plains Capital Towers Loan had an initial term of 60 months and has a remaining term of 58 months.  The Plains Capital Towers Loan requires payments of interest and principal during the term of the loan based on a 30-year amortization schedule.  The scheduled maturity date is the due date in July 2017.  Voluntary prepayment of the Plains Capital Towers Loan is prohibited prior to April 6, 2017.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

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The Mortgaged Property.  The Plains Capital Towers Property is comprised of two 10-story office buildings containing approximately 425,040 SF, and two parking garages containing 1,523 parking spaces. The Plains Capital Towers Property is in the West Southwest submarket within the City of Fort Worth.  The buildings at the Plains Capital Towers Property were constructed in 1977 and 1980, and were renovated in 2010 and 2011, respectively.  In addition, each building has its own parking garage and surface parking lot.  Tenants at the Plains Capital Towers Property include Lockheed Martin, BAE Systems, and Apex Capital Corp, although no tenant accounts for more than 9.2% of the total rent at the Plains Capital Towers Property.  As of June 1, 2012, the Total Occupancy and Owned Occupancy were both 90.2%.

PLAINS CAPITAL TOWERS

The following table presents certain information relating to the tenants at the Plains Capital Towers Property:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Lockheed Martin	A- / Baa1 / A-	38,214	9.0%	$668,745	10.0%	$17.50	12/31/2013	NA
BAE Systems(2)	BBB+ / Baa2 / BBB+	37,511	8.8	642,719	9.6	17.13	(3)	NA
Apex Capital Corp(4)	NR / NR / NR	28,844	6.8	510,498	7.6	17.70	12/31/2021	NA
Leprechaun, LLC(5)	NR / NR / NR	20,360	4.8	366,480	5.5	18.00	1/31/2020	NA
Taylor, Olson, Adkins, Sralla	NR / NR / NR	20,080	4.7	341,360	5.1	17.00	11/30/2014	NA
LIFO Systems	NR / NR / NR	12,123	2.9	254,583	3.8	21.00	11/30/2013	NA
TL Judd & Vural, P.L.L.C.(6)	NR / NR / NR	13,777	3.2	247,986	3.7	18.00	4/30/2016	NA
Alice L. Whitten Standing Chapter	NR / NR / NR	13,710	3.2	236,498	3.5	17.25	1/31/2015	NA
Plains Capital Bank(7)	NR / NR / NR	10,798	2.5	232,157	3.5	21.50	2/28/2014	NA
Office of the Attorney General	NR / NR / NR	14,095	3.3	229,733	3.4	16.30	12/31/2015	NA
Ten Largest Tenants		209,512	49.3%	$3,730,757	55.8%	$17.81
Remaining Tenants		173,822	40.9	2,956,814	44.2	17.01
Vacant		41,706	9.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		425,040	100.0%	$6,687,571	100.0%	$17.45

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
BAE Systems has a one-time early termination option on the 31,716 SF (expiring on 8/31/2017) beginning in August 2015 subject to 270 days notice and payment of 3 months base rent and unamortized leasing commissions.

(3)	BAE Systems has 31,716 SF (base rent of $17.25 per SF) expiring on 8/31/2017 and 5,795 SF (base rent of $16.50 per SF) expiring on 6/30/2013.
(4)	Apex Capital Corp includes 258 SF of storage space on a MTM basis and base rent of $12.00 per SF.
(5)
Leprechaun, LLC has an early termination option on the last day of April 2015 or the last day of January 2017 subject to 270 days notice and payment of unamortized tenant improvements and leasing commissions.

(6)
TL Judd & Vural, P.L.L.C. recently signed a lease amendment for an additional 3,426 SF of space, however, the tenant may terminate its lease within 150 days of April 30, 2014 upon the payment of a recapture fee equal to the sum of (a) the monthly base rent due for April 2014, and (b) unamortized tenant improvements, leasing commissions and applicable legal fees, calculated over a 5 year period beginning in December 2010.

(7)
Plains Capital Bank occupies 4,468 SF (base rent of $21.50 per SF) and subleases the remaining space to two tenants: Firefighters of Texas Benefit Services (3,727 SF, base rent of $14.50 per SF) and WDS Partners (2,603 SF, base rent of $12.45 per SF).

The following table presents the lease rollover schedule at the Plains Capital Towers Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	7,141	1.7%	1.7%	$9,645	0.1%	$1.35	7
2012	12,794	3.0	4.7%	254,186	3.8	19.87	4
2013	84,025	19.8	24.5%	1,488,373	22.3	17.71	14
2014	46,656	11.0	35.4%	856,047	12.8	18.35	10
2015	35,368	8.3	43.8%	591,020	8.8	16.71	6
2016	59,431	14.0	57.7%	1,064,933	15.9	17.92	11
2017	59,867	14.1	71.8%	1,046,691	15.7	17.48	8
2018	17,504	4.1	75.9%	308,464	4.6	17.62	3
2019	0	0.0	75.9%	0	0.0	0.00	0
2020	20,360	4.8	80.7%	366,480	5.5	18.00	1
2021	28,586	6.7	87.5%	507,402	7.6	17.75	2
2022	11,602	2.7	90.2%	194,334	2.9	16.75	1
2023 & Thereafter	0	0.0	90.2%	0	0.0	0.00	0
Vacant	41,706	9.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	425,040	100.0%		$6,687,571	100.0%	$17.45	67

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Plains Capital Towers Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	93.4%	86.7%	88.8%

(1)	As provided by the borrower which reflects average occupancy for the year.

PLAINS CAPITAL TOWERS

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plains Capital Towers Property:

Cash Flow Analysis(1)
	2010	2011	TTM 4/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$6,315,010	$6,155,817	$6,160,655	$6,687,571	$15.73
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	780,955	1.84
Total Rent	$6,315,010	$6,155,817	$6,160,655	$7,468,526	$17.57
Total Reimbursables	646,624	510,258	575,286	584,683	1.38
Parking Income	43,714	43,417	44,491	43,416	0.10
Other Income(3)	115,616	280,279	164,612	151,678	0.36
Less Vacancy & Credit Loss	(23,102)	(223,230)	0	(780,955)	(1.84)
Effective Gross Income	$7,097,862	$6,766,541	$6,945,044	$7,467,349	$17.57

Total Operating Expenses	$4,041,693	$3,422,362	$3,580,536	$3,782,115	$8.90

Net Operating Income	$3,056,169	$3,344,179	$3,364,508	$3,685,233	$8.67
TI/LC	0	0	0	559,444	1.32
Capital Expenditures	0	0	0	187,171	0.44
Net Cash Flow	$3,056,169	$3,344,179	$3,364,508	$2,938,618	$6.91

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 6/1/2012 and rent steps through 3/1/2013.
(3)	Includes other rental charges, signage income and other income line items.

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Appraisal.  According to the appraisal, the Plains Capital Towers Property had an “as-is” appraised value of $40,000,000, and excess land at the Plains Capital Towers Property had an “as-is” appraised value of $430,000, each as of an effective date of April 11, 2012.

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Environmental Matters.  According to the Phase I environmental report, dated April 13, 2012, there are no recommendations for further action at the Plains Capital Towers Property other than (1) developing an Operations and Maintenance Program plan to address any potential asbestos present at the Plains Capital Towers Property, and (2) obtaining documentation from the Texas Commission on Environmental Quality confirming the closure of a historical underground storage tank.

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Market Overview and Competition.  The Plains Capital Towers Property is located in the West Southwest submarket of Fort Worth within in the Dallas-Fort Worth-Arlington MSA.  Freeway access to the Plains Capital Towers Property is provided by Interstate 30.  The Dallas / Fort Worth Office market ended the fourth quarter 2011 with a vacancy rate of 16.4%. The vacancy rate was down over the previous quarter vacancy of 16.7%, with net absorption totaling positive 1,245,647 SF in the fourth quarter. Rental rates ended the fourth quarter at $19.33 per SF, an increase over the previous quarter rent of $19.22 per SF. The West Southwest Fort Worth submarket has an average vacancy rate of 8.8% and average rental rates of $20.68 per SF. The submarket’s Class B designated buildings have an average vacancy rate of 9.6% and average rental rates of $20.93 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Plains Capital Towers Property:

Office Lease Comparables(1)
	Plains Capital Towers	Ridglea Bank Building	University Centre I	Building 1200	One Ridgmar Centre
Year Built	1977 / 1980	1973 / 1993	1984	1974 / 1995	1986
Total GLA	425,040	181,601	99,267	120,496	177,199
Total Occupancy	90%	97%	89%	90%	94%
Quoted Rent Rate per SF	$17.50	$21.00	$22.00	$20.00	$21.50
Expense Basis	Gross + E	FSG	Gross + E	Gross + E	Gross + E

(1)	Source: Appraisal.

PLAINS CAPITAL TOWERS

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the Plains Capital Towers Property:

Office Sales Comparables(1)
Property Name	City	Sale Date	Year Built	NRA (SF)	Sale Price	Sale Price per SF(2)	Occupancy
Plains Capital Towers	Fort Worth	NAP	1977, 1980	425,040	NAP	NAP	90%
Summit at Las Colinas	Irving	November 2011	1984	375,706	$48,600,000	$129.36	91%
Lee Parkway	Dallas	August 2011	1983	233,543	$31,500,000	$134.88	95%
3100 Monticello	Dallas	March 2011	1983	174,879	$22,500,000	$128.66	65%
Northpark Central I	Dallas	February 2011	1982	491,803	$64,400,000	$130.95	92%
750 Canyon	Coppell	September 2010	1998	234,242	$24,992,171	$106.69	80%

(1)	Source: Appraisal.

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The Borrower.  The borrower is ARPT Western Place Owner, LLC, a single-purpose, single-asset entity. The borrower of the Plains Capital Towers Loan is indirectly owned, in part, by American Recovery Property OP, LP and Steven J. Kassin, who are also the non-recourse carveout guarantors under the Plains Capital Towers Loan (but in the case of Steven J. Kassin, only until such time that American Recovery Property OP, LP attains a liquidity of $4,000,000 and a net worth of $30,000,000).

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Escrows.  At origination, the borrower funded an escrow reserve in the amount of (a) $456,281 in respect of certain tax expenses, (b) $51,516 in respect of certain insurance premiums, (c) $900,378 in respect of certain deferred maintenance expenses, (d) $600,000 in respect of certain tenant improvement and leasing commissions associated with tenant rollovers in 2013, and (e) $892,480 in respect of certain unfunded obligations for unpaid tenant improvement allowances, leasing commissions, and free or abated rent owed in relation to various leases at the Plains Capital Towers Property.  On each due date, the borrower is required to fund (a) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period, but no reserves for insurance premiums are required so long as no event of default is continuing, borrower delivers evidence that the insurance (other than the general liability insurance) is being paid through a premium financing agreement, lender maintains an amount equal to 6 months of the annual insurance premiums to be paid pursuant to the premium financing agreement  and borrower provides proof of payment prior to delinquency of any installments due in relation to the premium financing agreement as well as any applicable premiums related to the general liability insurance policies maintained by borrower for the property.  Any amounts held by lender may be utilized to acquire any necessary insurance in the event the borrower does not provide proof of payment as required, (b) a reserve of $53,130 in respect of certain general tenant improvement and leasing conditions, to the extent the cumulative balance of the tenant improvement and leasing commission reserve account and the 2013 rollover reserve account is less than $1,000,000, and (c) a reserve of $15,598 in respect of certain capital expenditure expenses.

A “Plains Capital Towers Cash Management Period” means any of the following: (i) the period from the commencement of the initial Plains Capital Towers Trigger Period until the end of such Plains Capital Towers Trigger Period; (ii) the period from the occurrence of the initial event of default until the end of such event of default as determined by the lender in its reasonable discretion; or (iii) the period from the occurrence of any subsequent event of default or Plains Capital Towers Trigger Period until the satisfaction in full of the Plains Capital Towers Loan.  No Plains Capital Towers Cash Management Period will be terminated during the continuance of a default or an event of default, or the occurrence of an event that could cause an additional Plains Capital Towers Cash Management Period. In the event any Plains Capital Towers Cash Management Period is terminated, the Plains Capital Towers Cash Management Period will be reinstated upon the subsequent occurrence of any of the triggering events described herein.

A “Plains Capital Towers Trigger Period” means any period (a) from (i) the conclusion of any fiscal quarter during which trailing twelve-month net operating income is less than $2,820,191.20, to (ii) the conclusion of the second of any two consecutive fiscal quarters thereafter during each of which trailing twelve-month net operating income is equal to or greater than $2,820,191.20; or (b) commencing upon the borrower’s failure to deliver annual, quarterly, or monthly financial statements as required by the loan agreement, and ending upon the delivery of such financial statements which do not otherwise reveal the existence of a Plains Capital Towers Trigger Period.

PLAINS CAPITAL TOWERS

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Lockbox and Cash Management.  The Plains Capital Towers Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to the lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account, or if there is an ongoing Plains Capital Towers Cash Management Period into the lockbox account or a lender controlled cash management account, in either case within one business day after receipt.  All amounts in the lockbox account are swept to the borrower’s operating account (pledged to the lender) on a daily basis, provided, during a Plains Capital Towers Cash Management Period the amounts in the lockbox account are required to be swept to the cash management account. On each business day that no event of default under the Plains Capital Towers Loan is continuing or Plains Capital Towers Cash Management Period is in effect, all funds in the cash management account in excess of the amount required to pay debt service and fund required reserves on the next due date will be remitted the operating account.  During the continuance of an event of default under the Plains Capital Towers Loan, the lender may apply any funds in the cash management account to amounts payable under the Plains Capital Towers Loan and/or toward the payment of expenses of the Plains Capital Towers Property, in such order of priority as the lender may determine.

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Property Management.  The Plains Capital Towers Property is currently managed by American Recovery Property Management, LP, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Plains Capital Towers Property may not be managed by any other party, except for a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may require the borrower to replace the property manager if there is a material default by the property manager under the management agreement, the filing of a bankruptcy petition or a similar event with respect to the property manager or if an event of default under the Plains Capital Towers Loan has occurred and is continuing.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

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Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for certified acts and non-certified acts (as such terms are defined in TRIPRA or such similar or subsequent statute) in an amount equal to the full replacement cost of the Plains Capital Towers Property, plus business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Plains Capital Towers Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of that insurance), and if the cost of terrorism insurance exceeds that amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is approved by the lender and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Plains Capital Towers Property are separately allocated under such blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the  Prospectus Supplement.

WEST VALLEY SHOPPING CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	San Jose, California	Cut-off Date Principal Balance		$23,400,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$268.35
Size (SF)	87,200	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 8/1/2012	91.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/1/2012	91.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1960, 2002 / NAP	Mortgage Rate		4.7815%
Appraised Value	$38,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(2)		360
		Borrower Sponsor	Joy Belli and Leland Belli
Underwritten Revenues	$3,106,365
Underwritten Expenses	$697,662	Escrows
Underwritten Net Operating Income (NOI)	$2,408,702		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,343,363	Taxes	$87,193	$21,798
Cut-off Date LTV Ratio	61.6%	Insurance	$8,315	$2,772
Maturity Date LTV Ratio(1)	51.6%	Replacement Reserves(3)	$0	$1,090
DSCR Based on Underwritten NOI / NCF	1.64x / 1.59x	TI/LC(4)	$0	$3,333
Debt Yield Based on Underwritten NOI / NCF	10.3% / 10.0%	Other(5)	$781,587	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,400,000	99.9%	Loan Payoff	$13,437,323	57.4%
Principal’s New Cash Contribution	14,769	0.1	Other	8,735,440	37.3
			Reserves	877,096	3.7
			Closing Costs	364,911	1.6
Total Sources	$23,414,769	100.0%	Total Uses	$23,414,769	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $39,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 53.0%.
(2)	Interest only for the first 24 months.
(3)	Replacement reserves are capped at $39,240.
(4)	TI/LC reserves are capped at $200,000.
(5)	Other reserves represent a Sunflower Market reserve ($469,566) and an unfunded TI/LC reserve ($312,021).

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the West Valley Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
Sunflower Farmers Market	NR / NR / NR	32,952	37.8%	$939,132	36.0%	$28.50	6/30/2027	NA	NA	4, 5-year options
Pier 1 Imports	NR / NR / NR	12,228	14.0	371,487	14.2	30.38	2/28/2014	NA	NA	2, 5-year options
Beverages and More	NR / NR / NR	10,048	11.5	276,320	10.6	27.50	1/31/2022	NA	NA	3, 5-year options
Bank of America	A / Baa2 / A-	4,800	5.5	218,880	8.4	45.60	8/31/2022	NA	NA	4, 5-year options
Frankie, Johnny & Luigi’s	NR / NR / NR	6,736	7.7	199,777	7.7	29.66	3/31/2013	NA	NA	1, 5-year option
Chipotle Mexican Grill	NR / NR / NR	2,805	3.2	132,957	5.1	47.40	7/31/2019	NA	NA	4, 5-year options
Five Guys Burgers and Fries(3)	NR / NR / NR	2,280	2.6	101,232	3.9	44.40	10/31/2022	NA	NA	2, 5-year options
Amarin Thai Restaurant	NR / NR / NR	2,114	2.4	99,696	3.8	47.16	12/31/2017	NA	NA	1, 5-year option
Sole di Paradiso	NR / NR / NR	1,191	1.4	62,126	2.4	52.16	12/31/2012	NA	NA	NA
Postnet	NR / NR / NR	1,119	1.3	61,321	2.4	54.80	5/31/2013	NA	NA	1, 5-year option
Ten Largest Owned Tenants		76,273	87.5%	$2,462,929	94.5%	$32.29
Remaining Owned Tenants		3,733	4.3	144,277	5.5	38.65
Vacant Spaces (Owned Space)		7,194	8.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		87,200	100.0%	$2,607,206	100.0%	$32.59

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include Non-owned Anchors.
(3)	Five Guys Burgers and Fries has a signed lease and is expected to take occupancy and begin paying rent in October 2012.

WEST VALLEY SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the West Valley Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	1,191	1.4	1.4%	62,126	2.4	52.16	1
2013	7,855	9.0	10.4%	261,098	10.0	33.24	2
2014	12,228	14.0	24.4%	371,487	14.2	30.38	1
2015	877	1.0	25.4%	47,244	1.8	53.87	1
2016	0	0.0	25.4%	0	0.0	0.00	0
2017	2,114	2.4	27.8%	99,696	3.8	47.16	1
2018	0	0.0	27.8%	0	0.0	0.00	0
2019	4,601	5.3	33.1%	191,830	7.4	41.69	2
2020	1,060	1.2	34.3%	38,160	1.5	36.00	1
2021	0	0.0	34.3%	0	0.0	0.00	0
2022	17,128	19.6	54.0%	596,432	22.9	34.82	3
2023 & Thereafter	32,952	37.8	91.8%	939,132	36.0	28.50	1
Vacant	7,194	8.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	87,200	100.0%		$2,607,206	100.0%	$32.59	13

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the West Valley Shopping Center Property:

Historical Leased %(1)
	2009	2010(2)	2011(2)	TTM 6/30/2012(2)
Owned Space	96.2%	79.4%	47.2%	48.5%

(1)	As provided by the borrower and represents the monthly weighted average occupancy for the indicated year.
(2)
PW Supermarkets vacated 43,000 SF in August 2010. Sunflower Farmers Market (32,952 SF) and Beverages and More (10,048 SF) backfilled the space signing new leases as of June 2012 and December 2011, respectively. As of 8/1/2012 the Total and Owned Occupancy was 91.8%.

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the West Valley Shopping Center Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 6/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,717,294	$1,647,594	$1,535,812	$1,526,526	$2,607,206	$29.90
Overage Rent	0	0	0	0	0	0.00
Other Rental Revenue(3)	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	292,867	3.36
Total Rent	$1,717,294	$1,647,594	$1,535,812	$1,526,526	$2,900,073	$33.26
Total Reimbursables	334,925	171,995	275,787	239,948	499,159	5.72
Other Income	2,500	0	11,542	12,042	0	0.00
Vacancy & Credit Loss	0	0	0	0	(292,867)	(3.36)
Effective Gross Income	$2,054,719	$1,819,589	$1,823,141	$1,778,516	$3,106,365	$35.62

Total Operating Expenses	$467,490	$551,828	$743,603	$673,523	$697,662	$8.00

Net Operating Income	$1,587,229	$1,267,762	$1,079,539	$1,104,993	$2,408,702	$27.62
TI/LC	0	0	0	0	52,259	0.60
Capital Expenditures	0	0	0	0	13,080	0.15
Net Cash Flow	$1,587,229	$1,267,762	$1,079,539	$1,104,993	$2,343,363	$26.87

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 6/30/2012 rent roll with rent steps through 3/31/2013.
(3)	Other rental revenue consists of miscellaneous income.

WILCOX OFFICE BUILDING

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller		CGMRC
Location (City/State)		Fort Worth, Texas	Cut-off Date Principal Balance		$22,877,378
Property Type		Office	Cut-off Date Principal Balance per SF		$121.74
Size (SF)		187,927	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 3/31/2012		96.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/31/2012		96.6%	Type of Security		Fee Simple
Year Built / Latest Renovation		2009 / NAP	Mortgage Rate		5.2500%
Appraised Value		$35,000,000	Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Borrower Sponsor		William R. Cawley
Underwritten Revenues		$4,112,152
Underwritten Expenses		$1,734,015	Escrows
Underwritten Net Operating Income (NOI)		$2,378,137		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$2,119,913	Taxes	$373,034	$53,291
Cut-off Date LTV Ratio		65.4%	Insurance	$20,420	$1,702
Maturity Date LTV Ratio		54.3%	Replacement Reserves	$0	$2,349
DSCR Based on Underwritten NOI / NCF		1.56x / 1.39x	TI/LC	$0	$19,170
Debt Yield Based on Underwritten NOI / NCF		10.4% / 9.3%	Other(1)	$561,346	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,950,000	98.5%	Loan Payoff	$21,726,890	93.3%
Principal’s New Cash Contribution	292,244	1.3	Reserves	954,800	4.1
Other Sources	50,000	0.2	Closing Costs	610,554	2.6
Total Sources	$23,292,244	100.0%	Total Uses	$23,292,244	100.0%

(1)	Includes a $301,971 reserve for prepaid rent associated with the Alcon tenant, a $250,000 reserve for TI/LCs associated with vacant space, and a $9,375 reserve for deferred maintenance.

The following table presents certain information relating to all the tenants at the Wilcox Office Building Property:

Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Alcon Laboratories, Inc.(2)(3)	AA / Aa2 / AA-	87,191	46.4%	$1,811,829	46.1%	$20.78	5/31/2017	3, 3-year options
Lockheed Martin Corporation(4)	A- / Baa1 / A-	61,945	33.0	1,375,179	35.0	22.20	6/30/2017	3, 5-year options
The Art Institute of Fort Worth	NR / NR / NR	20,680	11.0	480,810	12.2	23.25	7/31/2020	2, 5-year options
Go Frac, LLC	NR / NR / NR	7,093	3.8	163,139	4.2	23.00	5/31/2017	NA
ITTExelis	NR / Baa3 / BBB	2,880	1.5	69,120	1.8	24.00	10/31/2015	2, 5-year options
Venture 360 Construction	NR / NR / NR	1,752	0.9	26,280	0.7	15.00	3/31/2017	NA
Total Tenants		181,541	96.6%	$3,926,357	100.0%	$21.63
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		6,386	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		187,927	100.0%	$3,926,357	100.0%	$21.63

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Alcon Laboratories, Inc. was acquired by Novartis in 2011.
(3)
Alcon Laboratories, Inc. has a one-time right to terminate at the end of the 39th month (5/31/2015) by giving at least 12 months written notice and payment of termination penalties generally comprised of unamortized tenant improvements, leasing commissions legal fees and other costs.

(4)
Lockheed Martin Corporation has a one-time right to terminate at the end of the 66th month (6/30/2015) by giving at least 9 months written notice and payment of termination penalties generally comprised of unamortized tenant improvements, leasing commissions legal fees and other costs.

WILCOX OFFICE BUILDING

The following table presents the lease rollover schedule at the Wilcox Office Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	2,880	1.5	1.5%	69,120	1.8	24.00	1
2016	0	0.0	1.5%	0	0.0	0.00	0
2017	157,981	84.1	85.6%	3,376,427	86.0	21.37	4
2018	0	0.0	85.6%	0	0.0	0.00	0
2019	0	0.0	85.6%	0	0.0	0.00	0
2020	20,680	11.0	96.6%	480,810	12.2	23.25	1
2021	0	0.0	96.6%	0	0.0	0.00	0
2022	0	0.0	96.6%	0	0.0	0.00	0
2023 & Thereafter	0	0.0	96.6%	0	0.0	0.00	0
Vacant	6,386	3.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	187,927	100.0%		$3,926,357	100.0%	$21.63	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Wilcox Office Building Property:

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Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wilcox Office Building Property:

Cash Flow Analysis(1)
	2011(2)	TTM 3/31/2012(2)	Underwritten(3)	Underwritten $ per SF
Base Rent	$1,928,663	$1,933,905	$3,926,357	$20.89
Contractual Rent Steps	0	0	12,828	0.07
Gross Up Vacancy	0	0	146,878	0.78
Total Rent	$1,928,663	$1,933,905	$4,086,063	$21.74
Total Reimbursables	26,024	36,793	95,738	0.51
Other Income(4)	302,171	302,680	263,233	1.40
Less Vacancy & Credit Loss	0	0	(332,883)	(1.77)
Effective Gross Income	$2,256,858	$2,273,378	$4,112,152	$21.88

Total Operating Expenses	$1,447,789	$1,465,239	$1,734,015	$9.23

Net Operating Income	$809,069	$808,139	$2,378,137	$12.65
TI/LC	0	0	230,035	1.22
Capital Expenditures	0	0	28,189	0.15
Net Cash Flow	$809,069	$808,139	$2,119,913	$11.28

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Wilcox Office Building Property was constructed in 2009 and was in lease-up through early 2012.
(3)	Underwritten base rent based on contractual rents as of 3/31/2012 and rent steps through 10/31/2012.
(4)	Other Income includes income from submetered electricity and parking.

WAUKEGAN MULTIFAMILY PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	Waukegan, Illinois	Cut-off Date Principal Balance		$21,470,233
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$41,608.98
Size (Units)	516	Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 5/10/2012	96.3%	Number of Related Mortgage Loans(1)		4
Owned Occupancy as of 5/10/2012	96.3%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate		4.6500%
Appraised Value	$28,660,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor		Ibrahim Shihadeh
Underwritten Revenues	$4,537,303
Underwritten Expenses	$2,394,165	Escrows
Underwritten Net Operating Income (NOI)	$2,143,138		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,014,138	Taxes	$0	$72,741
Cut-off Date LTV Ratio	74.9%	Insurance	$29,036	$6,050
Maturity Date LTV Ratio	60.9%	Replacement Reserves	$0	$10,750
DSCR Based on Underwritten NOI / NCF	1.61x / 1.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.4%	Other(2)	$115,631	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,495,000	99.8%	Loan Payoff	$18,707,415	86.9%
Other Sources	40,000	0.2	Closing Costs	1,984,016	9.2
			Principal Equity Distribution	698,902	3.2
			Reserves	144,667	0.7
Total Sources	$21,535,000	100.0%	Total Uses	$21,535,000	100.0%

(1)	An indirect owner of the borrower is the indirect owner of the borrower of the 1263 West Pratt Boulevard loan, the 807 Church Street loan, and the Chicago Multifamily Portfolio loan.
(2)	Other reserve represents initial amounts for deferred maintenance.

The following table presents certain information relating to the Waukegan Multifamily Portfolio Properties:

Property Name	Allocated Cut-off Date Balance	# of Units	Allocated Cut- off Date Balance / Unit	Year Built / Latest Renovation	Appraised Value	Appraisal Date
Briarwood Apartments	$10,817,522	284	$38,090	1965 / NAP	$14,440,000	5/25/2012
Heritage Green Apartments	10,652,712	232	45,917	1971 / NAP	14,220,000	5/25/2012
Total / Wtd. Avg.	$21,470,233	516	$41,609		$28,660,000

The following table presents certain information relating to the units and rent at the Waukegan Multifamily Portfolio Properties:

Unit Type	# of Units	Avg. SF / Unit	Monthly Market Rent / Unit	Yearly Market Rent	Monthly Actual Rent / Unit	Yearly Actual Rent
Briarwood Apartments
1 Bed / 1 Bath	60	685	$665	$478,800	$664	$478,080
2 Bed / 1 Bath	224	825	745	2,002,560	745	2,002,560
Heritage Green Apartments
1 Bed / 1 Bath	46	775	735	405,720	728	401,856
2 Bed / 1.5 Bath	170	980	833	1,699,320	833	1,699,320
3 Bed / 2 Bath	16	1,300	985	189,120	989	189,888
Total / Wtd. Avg.	516	870	$771	$4,775,520	$771	$4,771,704

As provided by the borrower.

WAUKEGAN MULTIFAMILY PORTFOLIO

The following table presents certain information relating to historical leasing at the Waukegan Multifamily Portfolio Properties:

Historical Leased %(1)
	2009	2010	2011
Briarwood Apartments	98.0%	97.0%	97.5%
Heritage Green Apartments	NAP	92.7	93.9
Total / Wtd. Avg.	NAP	95.1%	95.9%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waukegan Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	2009	2010	2011	TTM 3/31/2012	Underwritten	Underwritten $ per Unit
Base Rent	$4,210,565	$4,468,388	$4,496,615	$4,477,941	$4,599,180	$8,913.14
Gross Up Vacancy	0	0	0	0	171,936	$333.21
Vacancy	(77,358)	(115,354)	0	0	(295,290)	(572.27)
Total Rent Revenue	$4,133,207	$4,353,034	$4,496,615	$4,477,941	$4,475,826	$8,674.08
Other Rental Revenue	72,362	87,690	52,203	61,476	61,476	$119.14
Effective Gross Income	$4,205,569	$4,440,724	$4,548,818	$4,539,417	$4,537,303	$8,793.22

Total Operating Expenses	$2,274,153	$2,080,538	$2,126,973	$2,072,630	$2,394,165	$4,639.85

Net Operating Income	$1,931,416	$2,360,186	$2,421,845	$2,466,788	$2,143,138	$4,153.37
Replacement Reserves	0	0	0	0	129,000	250.00
Net Cash Flow	$1,931,416	$2,360,186	$2,421,845	$2,466,788	$2,014,138	$3,903.37

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

SUTTON PLACE APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Natixis RE
Location (City/State)	Southfield, Michigan	Cut-off Date Principal Balance		$18,800,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$36,434.11
Size (Units)	516	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 6/30/2012	97.9%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/30/2012	97.9%	Type of Security		Fee Simple
Year Built / Latest Renovation	1967-1974 / NAP	Mortgage Rate		5.9000%
Appraised Value	$33,500,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Borrower Sponsor		Dennis Doyle
Underwritten Revenues	$7,227,712
Underwritten Expenses	$3,610,361	Escrows
Underwritten Net Operating Income (NOI)	$3,617,351		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,271,631	Taxes	$452,440	$75,880
Cut-off Date LTV Ratio	56.1%	Insurance	$23,639	$11,820
Maturity Date LTV Ratio	54.0%	Replacement Reserves	$0	$28,810
DSCR Based on Underwritten NOI / NCF	2.70x / 2.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	19.2% / 17.4%	Other(1)	$237,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,800,000	71.3%	Loan Payoff	$24,612,744	93.4%
Principal’s New Cash Contribution	7,552,635	28.7	Closing Costs	1,026,312	3.9
			Reserves	713,579	2.7
Total Sources	$26,352,635	100.0%	Total Uses	$26,352,635	100.0%

(1)	Other upfront reserve represents a deferred maintenance reserve of $237,500.

The following table presents certain information relating to the units and rent at the Sutton Place Apartments Property:

Unit Type	Renovated	# of Units	Average SF per Unit	Monthly Market Rent per Unit(1)	Yearly Market Rent(1)	Monthly Actual Rent Per Unit(1)	Yearly Actual Rent(1)
2 BR 1 BA	No	1	1,700	$734	$8,808	$1,120	$13,440
2 BR 2 BA	No	136	1,570	843	10,116	989	11,869
2 BR 2 BA	No	184	1,570	1,065	12,781	1,025	12,304
2 BR 2 BA	No	44	1,795	1,344	16,131	1,412	16,938
2 BR 2 BA	No	51	2,003	1,526	18,315	1,566	18,790
3 BR 1 BA	No	1	1,800	884	10,608	1,520	18,240
3 BR 2 BA	No	32	2,225	1,680	20,163	1,554	18,646
3 BR 2 BA	No	67	2,606	1,832	21,982	1,751	21,007
Total/Wtd. Avg		516	1,808	$1,213	$14,552	$1,228	$14,738

(1)	As provided by the borrower.

The following table presents certain information relating to historical leasing at the Sutton Place Apartments Property:

Historical Leased %(1)
	2009	2010	2011
Owned Space	93.8%	94.8%	97.1%

(1)	As provided by the borrower.

SUTTON PLACE APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sutton Place Apartments Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Unit
Base Rent	$7,054,103	$7,372,935	$7,544,984	$7,132,667	$7,616,922	$14,761
Vacancy Loss	(467,054)	(385,368)	(215,957)	(197,012)	(383,982)	(744)
Credit Loss	(167,751)	(111,724)	(59,738)	(67,951)	(67,951)	(132)
Concessions	(400,675)	(852,879)	(1,015,016)	(529,251)	(924,054)	(1,791)
Total Rent Revenue	$6,018,623	$6,022,964	$6,254,273	$6,338,452	$6,240,935	$12,095
Other Rental Revenue	0	0	0	0	0	0
Miscellaneous Revenue	886,293	838,745	977,556	986,777	986,777	1,912
Effective Gross Income	$6,904,916	$6,861,709	$7,231,829	$7,325,229	$7,227,712	$14,007

Total Operating Expenses	$3,538,162	$3,541,599	$3,608,128	$3,479,486	$3,610,361	$6,997

Net Operating Income	$3,366,754	$3,320,110	$3,623,701	$3,845,743	$3,617,351	$7,010
Replacement Reserves(2)	745,438	879,968	933,147	964,935	345,720	670
Net Cash Flow	$2,621,316	$2,440,142	$2,690,554	$2,880,808	$3,271,631	$6,340

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

(2)
Management has spent $4.95 million in capital expenditures since acquiring the Property in June 2006. Underwritten ongoing capital expenditure reserves of $345,720 or $670 per unit is based on the November 4, 2011 property condition report.

290 MADISON

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance		$14,947,118
Property Type	Office / Retail	Cut-off Date Principal Balance per SF		$368.89
Size (SF)	40,519	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 3/25/2012	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/25/2012	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1951 / 2012	Mortgage Rate		4.7500%
Appraised Value	$27,100,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor		Payman Yadidi
Underwritten Revenues	$1,943,167
Underwritten Expenses	$604,323	Escrows
Underwritten Net Operating Income (NOI)	$1,338,844		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,281,308	Taxes	$140,364	$23,394
Cut-off Date LTV Ratio	55.2%	Insurance	$28,859	$2,405
Maturity Date LTV Ratio	45.1%	Replacement Reserves	$0	$628
DSCR Based on Underwritten NOI / NCF	1.43x / 1.36x	TI/LC	$0	$4,167
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.6%	Other(1)	$14,250	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	97.7%	Loan Payoff	$11,000,000	71.6%
Other Sources	360,000	2.3	Principal Equity Distribution	3,454,489	22.5
			Closing Costs	722,038	4.7
			Reserves	183,473	1.2

Total Sources	$15,360,000	100.0%	Total Uses	$15,360,000	100.0%

(1)	Other upfront reserve represents a deferred maintenance of $14,250.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 290 Madison Property:

Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
NH Computer Learning Center	NR / NR / NR	23,736	58.6%	$973,178	52.1%	$41.00	8/31/2020	NA
BNP Foods, Inc.	NR / NR / NR	11,300	27.9	660,000	35.4	58.41	5/31/2022	2, 5-year options
Young & Rubicam, Inc.	NR / NR / NR	5,483	13.5	233,028	12.5	42.50	8/31/2015	NA
Total / Wtd. Avg. All Owned Tenants		40,519	100.0%	$1,866,206	100.0%	$46.06

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps.

290 MADISON

The following table presents certain information relating to the lease rollover schedule at the 290 Madison Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2012	0	0.0	0.0%	0	0.0	0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	5,483	13.5	13.5%	233,028	12.5	42.50	1
2016	0	0.0	13.5%	0	0.0	0.00	0
2017	0	0.0	13.5%	0	0.0	0.00	0
2018	0	0.0	13.5%	0	0.0	0.00	0
2019	0	0.0	13.5%	0	0.0	0.00	0
2020	23,736	58.6	72.1%	973,178	52.1	41.00	1
2021	0	0.0	72.1%	0	0.0	0.00	0
2022	11,300	27.9	100.0%	660,000	35.4	58.41	1
2023 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	40,519	100.0%		$1,866,206	100.0%	$46.06	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Underwritten base rent includes contractual rent steps.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 290 Madison Property:

Cash Flow Analysis(1)

	Underwritten(2)	Underwritten $ per SF
Base Rent	$1,806,206	$44.58
Contractual Rent Step(s)	60,000	1.48
Gross Up Vacancy	0	0.00
Total Rent	$1,866,206	$46.06
Total Reimbursables	179,233	4.42
Other Income	0	0.00
Vacancy & Credit Loss	(102,272)	(2.52)
Effective Gross Income	$1,943,167	$47.96

Total Operating Expenses	$604,323	$14.91

Net Operating Income	$1,338,844	$33.04
TI/LC	50,000	1.23
Replacement Reserves	7,537	0.19
Net Cash Flow	$1,281,308	$31.62

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/25/2012 rent roll with rent steps through 10/1/2012.

SPRINGHILL SUITES – FRAZER MILLS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Tarentum, Pennsylvania	Cut-off Date Principal Balance		$14,928,284
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$129,811.17
Size (Rooms)	115	Percentage of Initial Pool Balance		1.4%
Total TTM Occupancy as of 6/30/2012	82.6%	Number of Related Mortgage Loans(2)		2
Owned TTM Occupancy as of 6/30/2012	82.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		5.0000%
Appraised Value	$25,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Borrower Sponsor	William P. Kratsa, Jr. and James N. Kratsa
Underwritten Revenues	$4,901,307
Underwritten Expenses	$2,495,790	Escrows
Underwritten Net Operating Income (NOI)	$2,405,517
Underwritten Net Cash Flow (NCF)	$2,209,464		Upfront	Monthly
Cut-off Date LTV Ratio	59.7%	Taxes	$167,632	$23,947
Maturity Date LTV Ratio(1)	40.1%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.29x / 2.10x	FF&E(3)	$16,500	$17,468
Debt Yield Based on Underwritten NOI / NCF	16.1% / 14.8%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	100.0%	Loan Payoff	$10,940,840	72.9%
			Principal Equity Distribution	3,684,004	24.6
			Closing Costs	191,024	1.3
			Reserves	184,132	1.2
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $28,000,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 44.9%.
(2)	An indirect owner of the borrower is also an indirect owner of the borrower of the Springhill Suites – Southside Works Loan.
(3)	FF&E reserve is capped at the product of the then monthly FF&E amount and 36.

The following table presents certain information relating to the 2011 demand analysis with respect to the SpringHill Suites – Frazer Mills Property based on market segmentation, as provided in the appraisal for the SpringHill Suites – Frazer Mills Property:

2011 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial
SpringHill Suites – Frazer Mills	20%	20%	60%

Source: Appraisal.

The following table presents certain information relating to the TTM ended June 2012 penetration rates relating to the SpringHill Suites – Frazer Mills Property and various market segments, as provided in the June 2012 travel research report for the SpringHill Suites – Frazer Mills Property:

TTM Ended June 2012 Penetration Rates
Property	Occupancy	ADR	RevPAR
SpringHill Suites – Frazer Mills	113.8%	120.9%	137.6%

Source: June 2012 travel research report.

SPRINGHILL SUITES – FRAZER MILLS

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the SpringHill Suites – Frazer Mills Property:

SpringHill Suites – Frazer Mills(1)
	2009	2010	2011	TTM 6/30/2012
Occupancy	82.3%	82.5%	82.0%	82.6%
ADR	$128.08	$129.74	$136.17	$138.17
RevPAR	$105.40	$107.02	$111.62	$114.14

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the SpringHill Suites – Frazer Mills Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$4,492,313	4,697,936	$4,803,987	$4,790,861	$41,660
Food & Beverage Revenue	0	0	0	0	0
Other Revenue(2)	124,816	121,089	110,749	110,446	960
Total Revenue	$4,617,129	4,819,025	$4,914,736	$4,901,307	$42,620

Room Expense	$768,900	812,227	$791,863	$789,699	$6,867
Food & Beverage Expense	0	0	0	0	0
Other Expense(3)	16,125	16,283	16,410	16,365	142
Total Departmental Expense	$785,025	828,510	$808,273	$806,064	$7,009
Total Undistributed Expense	1,339,069	1,386,734	1,393,514	1,394,979	12,130
Total Fixed Charges	325,645	301,233	282,641	294,747	2,563
Total Operating Expenses	$2,449,739	2,516,477	$2,484,428	$2,495,790	$21,703

Net Operating Income	$2,167,390	2,302,548	$2,430,308	$2,405,517	$20,918
FF&E	184,685	192,761	196,589	196,052	1,705
Net Cash Flow	$1,982,705	2,109,787	$2,233,719	$2,209,464	$19,213

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone, mini market, sundry sales and meeting room revenue.
(3)	Other expenses includes cost of goods sold relating to the mini market.

SPRINGHILL SUITES – SOUTHSIDE WORKS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Pittsburgh, Pennsylvania	Cut-off Date Principal Balance	$14,455,234
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$125,697.69
Size (Rooms)	115	Percentage of Initial Pool Balance	1.4%
Total TTM Occupancy as of 6/30/2012	79.2%	Number of Related Mortgage Loans(2)	2
Owned TTM Occupancy as of 6/30/2012	79.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010 / NAP	Mortgage Rate	5.0000%
Appraised Value	$27,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Borrower Sponsor	William P. Kratsa, Jr. and James N. Kratsa
Underwritten Revenues	$4,933,894
Underwritten Expenses	$2,873,949	Escrows
Underwritten Net Operating Income (NOI)	$2,059,945
Underwritten Net Cash Flow (NCF)	$1,862,589	Upfront	Monthly
Cut-off Date LTV Ratio	53.5%	Taxes	$62,467	$20,822
Maturity Date LTV Ratio(1)	32.4%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	2.03x / 1.83x	FF&E(3)	$16,000	$18,140
Debt Yield Based on Underwritten NOI / NCF	14.3% / 12.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,500,000	100.0%	Loan Payoff	$13,390,139	92.3%
Principal Equity Distribution	809,673	5.6
Closing Costs	221,722	1.5
Reserves	78,467	0.5
Total Sources	$14,500,000	100.0%	Total Uses	$14,500,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $33,500,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 40.2%.
(2)	An indirect owner of the borrower is also an indirect owner of the borrower of the Springhill Suites – Frazer Mills Loan.
(3)	FF&E reserve is capped at the product of the then monthly FF&E amount and 36.

The following table presents certain information relating to the 2011 demand analysis with respect to the SpringHill Suites – Southside Works Property based on market segmentation, as provided in the appraisal for the SpringHill Suites – Southside Works Property:

2011 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial
SpringHill Suites – Southside Works	15%	25%	60%

Source: Appraisal.

The following table presents certain information relating to the TTM ended June 2012 penetration rates relating to the SpringHill Suites – Southside Works Property and various market segments, as provided in the June 2012 travel research report for the SpringHill Suites – Southside Works Property:

TTM Ended June 2012 Penetration Rates
Property	Occupancy	ADR	RevPAR
SpringHill Suites – Southside Works	108.8%	108.4%	117.9%

Source: June 2012 travel research report.

SPRINGHILL SUITES – SOUTHSIDE WORKS

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the SpringHill Suites – Southside Works Property:

SpringHill Suites – Southside Works(1)
	2010	2011	TTM 6/30/2012
Occupancy	68.6%	77.0%	79.2%
ADR	$123.79	$136.43	$139.36
RevPAR	$84.97	$105.08	$110.42

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the SpringHill Suites – Southside Works Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Room
Room Revenue	$2,599,357	$4,410,674	$4,647,571	$4,634,889	$40,303
Food & Beverage Revenue	0	0	0	0	0
Other Revenue(2)	181,924	277,344	299,823	299,005	2,600
Total Revenue	$2,781,281	$4,688,018	$4,947,394	$4,933,894	$42,903

Room Expense	$711,517	$952,118	$988,228	$985,531	$8,570
Food & Beverage Expense	0	0	0	0	0
Other Expense(3)	26,322	42,406	42,080	41,965	365
Total Departmental Expense	$737,839	994,524	$1,030,308	$1,027,497	$8,935
Total Undistributed Expense	822,007	1,249,545	1,336,727	1,575,806	13,703
Total Fixed Charges	162,453	269,088	283,605	270,646	2,353
Total Operating Expenses	$1,722,299	$2,513,157	$2,650,640	$2,873,949	$24,991

Net Operating Income	$1,058,982	$2,174,861	$2,296,754	$2,059,945	$17,913
FF&E	111,251	187,521	193,674	197,356	1,716
Net Cash Flow	$947,731	$1,987,340	$2,103,080	$1,862,589	$16,196

(1)
Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes telephone, mini market, sundry sales and meeting room revenue.
(3)	Other expenses includes cost of goods sold relating to the mini market.

COLLEGE POINT SELF STORAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	College Point, New York	Cut-off Date Principal Balance		$14,410,200
Property Type	Self Storage	Cut-off Date Principal Balance per SF		$136.63
Size (SF)	105,469	Percentage of Initial Pool Balance		1.4%
Total Occupancy as of 2/27/2012	84.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/27/2012	84.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1944 / 1999	Mortgage Rate		4.9400%
Appraised Value	$19,300,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Borrower Sponsor		Jay Furman
Underwritten Revenues	$2,297,563
Underwritten Expenses	$933,082	Escrows
Underwritten Net Operating Income (NOI)	$1,364,481		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,336,004	Taxes	$175,850	$35,170
Cut-off Date LTV Ratio	74.7%	Insurance	$9,945	$4,973
Maturity Date LTV Ratio	61.5%	Replacement Reserves	$0	$2,373
DSCR Based on Underwritten NOI / NCF	1.47x / 1.44x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.3%	Other(1)	$24,000	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,475,000	99.7%	Loan Payoff	$7,842,212	54.0%
Other Sources	50,000	0.3	Principal Equity Distribution	6,155,079	42.4
			Closing Costs	317,913	2.2
			Reserves	209,796	1.4
Total Sources	$4,525,000	100.0%	Total Uses	$14,525,000	100.0%

(1)	Other reserve represents a deferred maintenance reserve of $24,000.

The following table presents certain information relating to historical leasing at the College Point Self Storage Property:

Historical Leased %(1)
	2010	2011
College Point Self Storage	83.0%	83.0%

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the College Point Self Storage Property:

Cash Flow Analysis(1)

	2009	2010	2011	TTM 2/29/2012	Underwritten	Underwritten $ per SF
Base Rent	$2,343,538	$2,257,812	$2,250,683	$2,220,865	$2,308,620	$21.89
Gross Up Vacancy	0	0	0	0	416,551	3.95
Vacancy	0	0	0	0	(503,067)	(4.77)
Total Rent Revenue	$2,343,538	$2,257,812	$2,250,683	$2,220,865	$2,222,105	$21.07
Other Rental Revenue	75,148	83,507	72,516	76,948	75,458	0.72
Effective Gross Income	$2,418,686	$2,341,319	$2,323,199	$2,297,813	$2,297,563	$21.78

Total Operating Expenses	$797,442	$792,930	$841,338	$853,818	$933,082	$8.85

Net Operating Income	$1,621,244	$1,548,389	$1,481,861	$1,443,995	$1,364,481	$12.94
Replacement Reserves	0	0	0	0	28,477	0.27
Net Cash Flow	$1,621,244	$1,548,389	$1,481,861	$1,443,995	$1,336,004	$12.67

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the adjusted in-place cash flows.

SHERATON AUGUSTA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Augusta, Georgia	Cut-off Date Principal Balance	$13,661,779
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$89,880.12
Size (Rooms)	152	Percentage of Initial Pool Balance	1.3%
Total TTM Occupancy as of 5/31/2012	61.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 5/31/2012	61.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009 / NAP	Mortgage Rate	5.5500%
Appraised Value	$22,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Borrower Sponsor	Harinderjit Singh
Underwritten Revenues	$4,508,053
Underwritten Expenses	$2,599,168	Escrows
Underwritten Net Operating Income (NOI)	$1,908,885
Underwritten Net Cash Flow (NCF)	$1,728,563	Upfront	Monthly
Cut-off Date LTV Ratio	61.8%	Taxes	$76,719	$9,590
Maturity Date LTV Ratio	47.3%	Insurance	$25,321	$3,165
DSCR Based on Underwritten NOI / NCF	1.88x / 1.70x	FF&E	$0	$14,082
Debt Yield Based on Underwritten NOI / NCF	14.0% / 12.7%	Other(1)	$149,025	$24,715

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$13,700,000	95.0%	Loan Payoff	$13,855,810	96.1%
Principal’s New Cash Contribution	675,880	4.7	Closing Costs	309,004	2.1
Other Sources	40,000	0.3	Reserves	251,065	1.7

Total Sources	$14,415,880	100.0%	Total Uses	$14,415,880	100.0%

(1)
Other reserve represents (i) $148,275 for a seasonality reserve and (ii) $750 for deferred maintenance. Ongoing Other reserve represents a seasonality reserve that is required to be funded in the months of August, September, and October.

The following table presents certain information relating to the 2011 demand analysis with respect to the Sheraton Augusta Property based on market segmentation, as provided in the appraisal for the Sheraton Augusta Property:

2011 Accommodated Room Night Demand
Property	Meeting and Group	Leisure	Commercial
Sheraton Augusta	21%	30%	49%

Source: Appraisal.

The following table presents certain information relating to the year-to-date through July 2012 penetration rates relating to the Sheraton Augusta Property and various market segments, as provided in a market report for the Sheraton Augusta Property:

TTM Ended July Penetration Rates
Property	Occupancy	ADR	RevPAR
Sheraton Augusta	120.3%	97.0%	116.6%

Source: Market report.

SHERATON AUGUSTA

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Sheraton Augusta Property:
	2010(1)	2011(1)	TTM 5/31/2012(1)
Occupancy	37.4%	58.7%	61.1%
ADR	$114.03	$109.03	$110.13
RevPAR	$42.65	$63.99	$67.25

(1)	As provided by the borrower.

■
Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Sheraton Augusta Property:

Cash Flow Analysis(1)

	2010	2011	TTM 5/31/2012	Underwritten	Underwritten $ per Room
Room Revenue	$2,366,040	$3,569,348	$3,741,066	$3,928,585	$25,846
Food & Beverage Revenue	356,530	521,594	512,471	515,344	3,390
Other Revenue	65,450	100,979	70,856	64,125	422
Total Revenue	$2,788,020	$4,191,921	$4,324,393	$4,508,053	$29,658

Room Expense	$619,539	$782,887	$780,401	$821,518	$5,405
Food & Beverage Expense	504,313	401,463	369,722	371,794	2,446
Other Expense	0	0	0	0	0
Total Departmental Expense	$1,123,852	$1,184,350	$1,150,123	$1,193,313	$7,851
Total Undistributed Expense	930,190	1,126,233	1,116,548	1,227,827	8,078
Total Fixed Charges	52,015	188,396	173,442	178,028	1,171
Total Operating Expenses	$2,106,057	$2,498,979	$2,440,113	$2,599,168	$17,100

Net Operating Income	$681,963	$1,692,942	$1,884,280	$1,908,885	$12,558
FF&E	0	167,677	172,976	180,322	1,186
Net Cash Flow	$681,963	$1,525,265	$1,711,304	$1,728,563	$11,372

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

UNIVERSITY MANORS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties(1)	1	Loan Seller		GSMC
Location (City/State)	Columbus, Ohio	Cut-off Date Principal Balance		$12,444,665
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$35,556.19
Size (Units)	350	Percentage of Initial Pool Balance		1.2%
Total Occupancy as of 7/11/2012(2)	97.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/11/2012(2)	97.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	1923, 1930, 1960-1972 / Various	Mortgage Rate		5.4500%
Appraised Value	$18,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		300
		Borrower Sponsor	Robert C. Moberger, Brian R. Grim, William A. Moberger and Steven M. Moberger
Underwritten Revenues	$2,602,663
Underwritten Expenses	$1,238,397	Escrows
Underwritten Net Operating Income (NOI)	$1,364,226		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,224,226	Taxes	$32,122	$32,122
Cut-off Date LTV Ratio	67.3%	Insurance	$53,139	$4,219
Maturity Date LTV Ratio	51.3%	Replacement Reserves	$0	$11,667
DSCR Based on Underwritten NOI / NCF	1.49x / 1.34x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.0% / 9.8%	Other(3)	$69,202	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$12,500,000	100.0%	Loan Payoff	$9,063,338	72.5%
			Principal Equity Distribution	2,825,760	22.6
			Closing Costs	456,438	3.7
			Reserves	154,463	1.2

Total Sources	$12,500,000	100.0%	Total Uses	$12,500,000	100.0%

(1)	University Manors is comprised of 19 student apartment buildings.
(2)	Total and Owned Occupancy represent occupancy for the 2012-2013 academic year.
(3)	Other reserve represents a deferred maintenance reserve ($63,802) and an environmental reserve ($5,400).

The following table presents certain information relating to the University Manors Property:

Unit Type	# of Units	Avg. Unit SF	Total SF	Monthly Market Rent per Unit	Total Yearly Market Rent	Monthly Actual Rent per Unit	Total Yearly Actual Rent
Studio	184	330	60,720	$508	$1,120,560	$510	$1,125,528
1 Bed / 1 Bath	45	595	26,790	611	330,000	607	327,624
2 Bed / 1 Bath	91	736	66,970	815	889,860	813	887,676
2 Bed / 2 Bath	12	565	6,780	685	98,640	677	97,488
3 Bed / 1 Bath	1	990	990	990	11,880	990	11,880
3 Bed / 2 Bath	12	1,074	12,890	1,183	170,280	1,175	169,224
4 Bed / 2 Bath	5	1,524	7,620	1,622	97,320	1,622	97,320
Total / Wtd. Avg.	350	522	182,760	$647	$2,718,540	$647	$2,716,740

The following table presents certain information relating to historical leasing at the University Manors Property:

Historical and Current Leased %(1)
	2009	2010	2011	7/11/2012(2)
University Manors	99.4%	99.8%	97.9%	97.7%

(1)	As provided by the borrower.
(2)	Represents occupancy for the 2012-2013 academic year.

UNIVERSITY MANORS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the University Manors Property:

Cash Flow Analysis(1)

	2010	2011	TTM 6/30/2012	Underwritten	Underwritten $ per Unit
Base Rent	$2,492,867	$2,581,973	$2,621,360	$2,716,740	$7,762
Vacancy Loss	0	0	0	(135,837)	(388)
Credit Loss	(4,651)	(1,426)	(2,416)	0	0
Concessions	0	0	0	0	0
Total Rent Revenue	$2,488,216	$2,580,547	$2,618,944	$2,580,903	$7,374
Other Revenue(2)	23,026	21,809	21,760	21,760	62
Effective Gross Income	$2,511,242	$2,602,356	$2,640,704	$2,602,663	$7,436

Total Operating Expenses	$1,091,023	$1,233,994	$1,209,490	$1,238,397	$3,538

Net Operating Income	$1,420,219	$1,368,362	$1,431,214	$1,364,266	$3,898
Replacement Reserves	0	0	0	140,000	400
Net Cash Flow	$1,420,219	$1,368,362	$1,431,214	$1,224,266	$3,498

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes parking revenue, laundry revenue and miscellaneous.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Prospectus Supplement and the Base Prospectus, including the description of risk factors contained in the Prospectus Supplement and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Prospectus Supplement and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Prospectus Supplement and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Prospectus Supplement or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Prospectus Supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
Except as regards their status under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Union (“EU”) have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by an EU-regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed to the EU-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis.  For purposes of Article 122a, an EU-regulated credit institution may be subject to the capital requirements as a result of activities of its overseas affiliates, possibly including those that are based in the United States.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by European Economic Area (“EEA”) insurance and reinsurance undertakings and by investment funds managed by EEA alternative investment fund managers. None of the Sponsors, the Depositor, the mortgage loan sellers, or any other party to the transaction has taken, or intends to take, any steps to comply with the requirements of Article 122a, such non-compliance may have an adverse effect on EU–regulated institutions and their affiliates which may cause them not to invest in the Certificates.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

—
Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the Depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator or sponsor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by Goldman Sachs Mortgage Company (“GSMC”), to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the Depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC and therefore beyond the FDIC’s repudiation powers if GS Bank became subject to a receivership or conservatorship. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan or holder of a mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative, the holder of a companion loan or holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the Depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the Depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the Depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

—	The offered certificates, will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ANNEX C

MORTGAGE POOL INFORMATION

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	35	$577,250,670	55.5%	$16,492,876	1.68	x	4.965%	115.2	63.0%	50.8%
Acquisition	17	368,610,741	35.4	$21,682,985	1.88	x	5.003%	93.6	62.7%	53.5%
Recapitalization	4	86,349,110	8.3	$21,587,277	1.52	x	4.632%	101.9	64.9%	53.0%
Acquisition/Refinance	1	8,000,000	0.8	$8,000,000	1.49	x	5.350%	120.0	67.5%	50.3%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Amortization Types

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Amortizing (30 Years)	31	$484,207,315	46.5%	$15,619,591	1.54	x	4.922%	113.5	66.4%	54.6%
Amortizing (25 Years)	17	168,713,206	16.2	$9,924,306	1.75	x	5.172%	113.7	62.9%	45.7%
Interest Only, Then Amortizing	5	241,850,000	23.3	$48,370,000	1.71	x	4.990%	112.7	60.1%	51.2%
Interest Only	3	117,715,000	11.3	$39,238,333	2.46	x	4.749%	60.1	56.3%	48.9%
Interest Only - ARD	1	27,725,000	2.7	$27,725,000	2.23	x	4.726%	83.0	61.4%	61.4%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Cut-off Date Balances
Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1,577,305 - 4,999,999	12	$41,169,572	4.0%	$3,430,798	1.61	x	5.172%	117.7	67.2%	54.4%
5,000,000 - 9,999,999	19	140,005,079	13.5	$7,368,688	1.78	x	4.984%	113.2	65.4%	51.7%
10,000,000 - 14,999,999	12	151,172,045	14.5	$12,597,670	1.95	x	4.885%	107.7	60.9%	47.6%
15,000,000 - 19,999,999	1	18,800,000	1.8	$18,800,000	2.44	x	5.900%	55.0	56.1%	54.0%
20,000,000 - 29,999,999	6	144,882,389	13.9	$24,147,065	1.75	x	4.911%	101.6	64.4%	54.5%
30,000,000 - 49,999,999	2	83,588,386	8.0	$41,794,193	1.35	x	4.592%	118.2	69.1%	55.6%
70,000,000 - 99,999,999	3	245,827,198	23.6	$81,942,399	1.66	x	4.930%	117.7	61.3%	51.4%
100,000,000 - 114,765,852	2	214,765,852	20.6	$107,382,926	1.74	x	5.055%	89.6	61.6%	51.7%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.33 - 1.39	7	$143,220,071	13.8%	$20,460,010	1.36	x	4.837%	117.7	67.2%	53.9%
1.40 - 1.49	8	165,751,383	15.9	$20,718,923	1.42	x	5.140%	118.0	66.0%	53.9%
1.50 - 1.59	10	161,045,208	15.5	$16,104,521	1.56	x	4.899%	118.1	68.7%	56.4%
1.60 - 1.69	7	125,579,699	12.1	$17,939,957	1.64	x	4.901%	115.3	64.6%	56.0%
1.70 - 1.79	6	142,145,816	13.7	$23,690,969	1.75	x	5.051%	112.4	56.7%	43.9%
1.80 - 1.89	7	64,068,146	6.2	$9,152,592	1.82	x	4.910%	118.2	64.7%	47.8%
1.90 - 1.99	2	30,112,366	2.9	$15,056,183	1.91	x	5.067%	57.6	59.1%	54.2%
2.00 - 2.09	1	3,487,661	0.3	$3,487,661	2.04	x	4.750%	117.0	46.7%	38.2%
2.10 - 4.78	9	204,800,172	19.7	$22,755,575	2.37	x	4.893%	74.0	57.2%	49.6%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
3.700 - 3.999	1	$12,270,000	1.2%	$12,270,000	4.78	x	3.700%	60.0	41.0%	41.0%
4.250 - 4.499	2	55,383,386	5.3	$27,691,693	1.55	x	4.351%	118.9	65.6%	52.5%
4.500 - 4.749	8	105,789,192	10.2	$13,223,649	1.85	x	4.671%	108.8	67.0%	57.0%
4.750 - 4.999	18	452,813,924	43.5	$25,156,329	1.73	x	4.886%	99.6	64.0%	54.0%
5.000 - 5.249	12	282,891,294	27.2	$23,574,275	1.62	x	5.101%	117.8	59.9%	46.8%
5.250 - 5.499	11	86,617,091	8.3	$7,874,281	1.56	x	5.337%	113.6	66.9%	52.4%
5.500 - 5.749	2	19,825,865	1.9	$9,912,932	1.76	x	5.541%	98.7	60.8%	48.9%
5.750 - 5.900	3	24,619,769	2.4	$8,206,590	2.23	x	5.874%	69.9	58.5%	54.5%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Cut-off Date Loan-to-Value Ratios
Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
41.0 - 45.9	1	$12,270,000	1.2%	$12,270,000	4.78	x	3.700%	60.0	41.0%	41.0%
46.0 - 50.9	3	83,932,661	8.1	$27,977,554	1.90	x	4.966%	117.1	50.0%	40.2%
51.0 - 55.9	4	45,796,883	4.4	$11,449,221	1.71	x	4.836%	117.4	54.0%	40.0%
56.0 - 60.9	8	184,796,934	17.8	$23,099,617	2.11	x	5.072%	66.8	58.5%	49.6%
61.0 - 65.9	15	387,971,508	37.3	$25,864,767	1.61	x	5.017%	113.6	63.8%	53.2%
66.0 - 74.9	26	325,442,535	31.3	$12,517,021	1.51	x	4.872%	118.0	70.2%	56.7%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date/ARD Loan-to-Value Ratios	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
32.4 - 39.9	4	$99,186,253	9.5%	$24,796,563	1.78	x	5.006%	117.3	50.9%	38.7%
40.0 - 44.9	7	88,280,408	8.5	$12,611,487	2.38	x	4.804%	109.9	58.5%	42.5%
45.0 - 49.9	7	68,225,378	6.6	$9,746,483	1.71	x	4.959%	117.6	59.8%	46.7%
50.0 - 54.9	16	415,122,440	39.9	$25,945,153	1.69	x	5.039%	95.3	62.7%	52.3%
55.0 - 59.9	13	273,888,927	26.3	$21,068,379	1.59	x	4.894%	115.2	67.7%	57.2%
60.0 - 63.3	10	95,507,114	9.2	$9,550,711	1.72	x	4.836%	107.8	70.7%	61.2%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 16 mortgage loans.

Distribution of Original Terms to Maturity/ARD
Original Term to Maturity/ARD (mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	7	$178,355,149	17.1%	$25,479,307	2.25	x	4.968%	57.0	57.5%	51.1%
84	1	27,725,000	2.7	$27,725,000	2.23	x	4.726%	83.0	61.4%	61.4%
120	49	834,130,372	80.2	$17,023,069	1.61	x	4.958%	117.9	64.3%	51.7%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Remaining Terms to Maturity/ARD
Range of Remaining Term to Maturity/ARD (mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
55 - 60	7	$178,355,149	17.1%	$25,479,307	2.25	x	4.968%	57.0	57.5%	51.1%
61 - 84	1	27,725,000	2.7	$27,725,000	2.23	x	4.726%	83.0	61.4%	61.4%
85 - 120	49	834,130,372	80.2	$17,023,069	1.61	x	4.958%	117.9	64.3%	51.7%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Original Amortization Terms
Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	4	$145,440,000	14.0%	$36,360,000	2.41	x	4.745%	64.5	57.2%	51.3%
300	17	168,713,206	16.2	$9,924,306	1.75	x	5.172%	113.7	62.9%	45.7%
360	36	726,057,315	69.8	$20,168,259	1.59	x	4.945%	113.2	64.3%	53.5%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	4	$145,440,000	14.0%	$36,360,000	2.41	x	4.745%	64.5	57.2%	51.3%
296 - 300	17	168,713,206	16.2	$9,924,306	1.75	x	5.172%	113.7	62.9%	45.7%
301 - 360	36	726,057,315	69.8	$20,168,259	1.59	x	4.945%	113.2	64.3%	53.5%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Mortgage Loans with Original Partial Interest Only Period
Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
24	4	$150,850,000	14.5%	$37,712,500	1.74	x	5.077%	109.4	57.5%	47.8%
36	1	$91,000,000	8.7%	$91,000,000	1.65	x	4.846%	118.0	64.5%	57.0%

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	50	$708,384,447	68.1%	$14,167,689	1.79	x	4.939%	102.5	62.3%	50.2%
Defeasance or Yield Maintenance	3	202,593,050	19.5	$67,531,017	1.48	x	5.098%	118.1	65.8%	54.1%
Yield Maintenance	4	129,233,024	12.4	$32,308,256	1.85	x	4.806%	110.5	63.2%	57.5%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.1 - 9.9	7	$128,727,588	12.4%	$18,389,655	1.37	x	4.682%	117.9	68.5%	55.3%
10.0 - 10.9	16	319,765,776	30.7	$19,985,361	1.49	x	5.049%	118.0	66.5%	54.6%
11.0 - 11.9	11	279,266,095	26.8	$25,387,827	1.85	x	4.904%	92.7	63.1%	54.4%
12.0 - 12.9	5	110,294,166	10.6	$22,058,833	1.77	x	4.945%	117.3	54.7%	42.6%
13.0 - 13.9	4	33,469,936	3.2	$8,367,484	1.90	x	4.762%	95.6	59.9%	51.3%
14.0 - 14.9	4	43,696,470	4.2	$10,924,118	1.76	x	5.295%	110.1	60.4%	43.7%
15.0 - 15.9	4	58,066,489	5.6	$14,516,622	1.84	x	5.094%	87.1	62.2%	49.6%
16.0 - 19.5	6	66,924,000	6.4	$11,154,000	2.85	x	4.994%	89.4	53.9%	45.0%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Debt Yields on Underwritten Net Cash Flow
Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
8.0 - 8.9	3	$98,535,504	9.5%	$32,845,168	1.35	x	4.616%	118.0	67.0%	54.0%
9.0 - 9.9	8	201,750,212	19.4	$25,218,777	1.42	x	5.112%	117.9	67.0%	55.0%
10.0 - 10.9	21	413,317,611	39.7	$19,681,791	1.76	x	4.911%	100.9	64.3%	54.5%
11.0 - 11.9	10	149,756,970	14.4	$14,975,697	1.76	x	4.954%	110.5	57.7%	46.3%
12.0 - 12.9	5	81,014,452	7.8	$16,202,890	1.82	x	5.102%	100.5	60.0%	45.4%
13.0 - 13.9	3	22,747,687	2.2	$7,582,562	1.95	x	4.996%	116.7	62.2%	47.5%
14.0 - 17.9	7	73,088,086	7.0	$10,441,155	2.77	x	5.038%	86.6	54.3%	45.6%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Lockbox Types
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Hard	25	$712,395,194	68.5%	$28,495,808	1.75	x	4.960%	102.8	62.0%	52.2%
Springing	26	230,971,698	22.2	$8,883,527	1.67	x	4.981%	117.9	65.8%	51.0%
Soft	6	96,843,629	9.3	$16,140,605	1.75	x	4.841%	106.3	64.2%	51.9%
Total	57	$1,040,210,521	100.0%	$18,249,307	1.73	x	4.954%	106.5	63.1%	51.9%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio		Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Real Estate Tax(1)	53	$983,129,826	94.5%	$18,549,619	1.67	x	4.983%	107.6	63.5%	51.9%
Replacement Reserves	52	$964,573,556	92.7%	$18,549,491	1.67	x	4.975%	107.3	63.4%	52.0%
Insurance	45	$766,508,850	73.7%	$17,033,530	1.62	x	5.022%	112.9	64.0%	52.9%
TI/LC(2)	19	$578,177,175	84.0%	$30,430,378	1.65	x	4.954%	103.6	63.8%	53.7%
(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, and mixed-use properties only.

Distribution of Property Types
Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Office	9	$459,313,184	44.2%	$51,034,798	1.68	x	4.984%	99.9	63.6%	11.0%
CBD	6	407,752,058	39.2	$67,958,676	1.68	x	4.970%	101.2	63.8%	10.8%
General Suburban	3	51,561,125	5.0	$17,187,042	1.64	x	5.092%	89.7	62.3%	12.8%
Retail	77	$204,030,725	19.6%	$2,649,750	1.85	x	4.633%	109.8	63.6%	10.9%
Unanchored	4	61,892,289	5.9	$15,473,072	1.39	x	4.479%	118.9	66.5%	8.8%
Anchored	6	56,852,742	5.5	$9,475,457	1.84	x	4.765%	118.0	62.3%	11.9%
Single Tenant Retail	66	51,635,694	5.0	$782,359	2.73	x	4.465%	85.2	56.7%	13.3%
Power Center / Big Box	1	33,650,000	3.2	$33,650,000	1.38	x	4.950%	117.0	71.3%	9.4%
Hospitality	10	$180,731,054	17.4%	$18,073,105	1.84	x	5.125%	113.6	56.7%	14.3%
Full Service	4	121,599,912	11.7	$30,399,978	1.80	x	5.094%	117.6	55.3%	13.8%
Limited Service	5	49,027,252	4.7	$9,805,450	1.96	x	5.164%	103.1	57.4%	15.6%
Extended Stay	1	10,103,889	1.0	$10,103,889	1.81	x	5.300%	117.0	69.7%	14.7%
Multifamily	13	$88,395,609	8.5%	$6,799,662	1.76	x	5.107%	104.5	66.2%	12.7%
Garden	8	63,658,203	6.1	$7,957,275	1.90	x	5.115%	99.2	64.7%	13.6%
Student Housing	1	12,444,665	1.2	$12,444,665	1.34	x	5.450%	117.0	67.3%	11.0%
High Rise	1	6,292,741	0.6	$6,292,741	1.47	x	4.650%	119.0	74.6%	9.6%
Mid Rise	3	6,000,000	0.6	$2,000,000	1.44	x	4.800%	120.0	71.1%	9.4%
Self Storage	16	$55,254,581	5.3	$3,453,411	1.59	x	4.920%	117.8	70.2%	10.6%
Manufactured Housing	11	$24,959,533	2.4	$2,269,048	1.49	x	5.471%	118.0	70.0%	11.0%
Mixed Use	2	$24,935,856	2.4%	$12,467,928	1.54	x	4.750%	117.8	59.3%	10.4%
Office / Retail	1	14,947,118	1.4	$14,947,118	1.36	x	4.750%	117.0	55.2%	9.0%
Retail / Office	1	9,988,738	1.0	$9,988,738	1.81	x	4.750%	119.0	65.4%	12.5%
Parking	1	$2,589,978	0.2	$2,589,978	1.58	x	5.400%	118.0	74.0%	11.1%
Total / Wtd Avg	139	$1,040,210,521	100.0%	$7,483,529	1.73	x	4.954%	106.5	63.1%	11.7%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
New York	7	$326,294,384	31.4%	$46,613,483	1.80	x	4.932%	98.0	59.5%	49.5%
Texas	20	154,878,737	14.9	$7,743,937	1.68	x	4.992%	106.9	65.1%	54.4%
Florida	15	137,897,771	13.3	$9,193,185	1.49	x	5.129%	115.5	64.5%	54.0%
Illinois	11	98,841,924	9.5	$8,985,629	1.44	x	4.581%	118.6	69.2%	54.9%
Michigan	17	50,531,289	4.9	$2,972,429	2.10	x	5.316%	90.4	63.2%	55.6%
Pennsylvania	4	47,506,145	4.6	$11,876,536	1.91	x	4.896%	117.9	60.6%	41.5%
Arizona	4	36,267,492	3.5	$9,066,873	1.44	x	4.934%	114.5	70.6%	59.3%
North Carolina	4	35,441,825	3.4	$8,860,456	1.91	x	5.140%	86.5	63.2%	51.4%
Virginia	4	24,100,627	2.3	$6,025,157	1.90	x	4.634%	116.6	60.6%	49.4%
California	1	23,400,000	2.2	$23,400,000	1.59	x	4.782%	118.0	61.6%	51.6%
Ohio	5	19,293,285	1.9	$3,858,657	1.62	x	5.331%	112.6	67.2%	53.7%
Georgia	2	18,397,246	1.8	$9,198,623	1.63	x	5.421%	118.0	62.1%	47.3%
Maryland	2	16,805,605	1.6	$8,402,802	1.68	x	4.887%	118.0	63.2%	49.7%
Mississippi	8	8,177,540	0.8	$1,022,192	2.36	x	4.571%	104.7	66.4%	56.2%
Oklahoma	7	6,535,969	0.6	$933,710	1.76	x	5.215%	115.1	65.3%	49.5%
Utah	2	6,483,228	0.6	$3,241,614	1.52	x	5.094%	118.0	67.8%	53.6%
New Hampshire	1	5,445,000	0.5	$5,445,000	3.57	x	4.360%	118.0	46.1%	46.1%
Wisconsin	1	4,386,720	0.4	$4,386,720	1.45	x	5.125%	118.0	64.1%	48.3%
Tennessee	3	4,333,677	0.4	$1,444,559	1.68	x	4.832%	113.7	72.7%	61.1%
Arkansas	2	3,129,917	0.3	$1,564,958	1.81	x	4.661%	111.9	62.0%	48.3%
Missouri	5	2,525,716	0.2	$505,143	4.09	x	3.978%	66.2	46.5%	46.5%
Colorado	3	1,996,057	0.2	$665,352	2.64	x	4.560%	79.3	58.1%	58.1%
South Dakota	1	1,577,305	0.2	$1,577,305	1.41	x	5.900%	118.0	74.8%	63.3%
Nevada	3	1,342,468	0.1	$447,489	4.78	x	3.700%	60.0	41.0%	41.0%
New Mexico	1	1,152,447	0.1	$1,152,447	2.23	x	4.726%	83.0	61.4%	61.4%
Kansas	1	981,830	0.1	$981,830	2.23	x	4.726%	83.0	61.4%	61.4%
Indiana	1	801,845	0.1	$801,845	4.78	x	3.700%	60.0	41.0%	41.0%
Louisiana	1	456,508	0.0	$456,508	4.78	x	3.700%	60.0	41.0%	41.0%
South Carolina	1	411,457	0.0	$411,457	4.78	x	3.700%	60.0	41.0%	41.0%
Minnesota	1	408,698	0.0	$408,698	2.23	x	4.726%	83.0	61.4%	61.4%
Iowa	1	407,809	0.0	$407,809	2.23	x	4.726%	83.0	61.4%	61.4%
Total / Wtd Avg	139	$1,040,210,521	100.0%	$7,483,529	1.73	x	4.95%	106.5	63.1%	51.9%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

CONTACT INFORMATION		CONTENTS
		Distribution Summary	2
Depositor	Citigroup Commercial Mortgage Securities Inc.
	390 Greenwich Street, 5th Floor	Distribution Summary (Factors)	2
	New York, NY 10013
		Interest Distribution Detail	3

Master Servicer	Wells Fargo Bank, N.A.	Principal Distribution Detail	3
	550 South Tryon Street, 14th Floor
	Charlotte, NC 28202	Class Rating Detail	4

Special Servicer		Reconciliation Detail	5
	Midland Loan Services, a Division of PNC Bank, N.A.
	10851 Mastin Street, Suite 700	Stratification Detail	6
	Overland Park, Kansas 66210
		Mortgage Loan Detail	10

		Delinquency Loan Detail	11

		Appraisal Reduction Detail	13

		Loan Modification Detail	15

		Specially Serviced Loan Detail	17

		Unscheduled Principal Detail	19

		Liquidated Loan Detail	21

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212)-816-5693	388 Greenwich Street, 14th Floor
	Fax: (212)-816-5527	New York, NY 10013

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Distribution Summary
DISTRIBUTION IN DOLLARS
		Prior	Pass-	Accrual								Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	PPP and YM	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(7+8+9)	(11)	(12)	(13)=(3-8+11-12)

			Prior							Current
		Record	Principal	Interest	Principal	PPP and YM	Total	Deferred	Realized	Principal
Class	CUSIP	Date	Balance	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
			(3/)(2) x 1000	(7)/(2) x 1000	(8)/(2) x 1000	(9)/(2) x 1000	(10)/(2) x 1000	(11)/(2) x 1000	(12)/(2) x 1000	(14)/(2) x 1000

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Principal Distribution Detail
DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Class Rating Detail

		Rating Agency #1					Rating Agency #2					Rating Agency #3

Class	CUSIP	Original	Previous	Current	Status	Date	Original	Previous	Current	Status	Date	Original	Previous	Current	Status	Date

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Reconciliation Detail

SOURCE OF FUNDS			ALLOCATION OF FUNDS

Interest Funds Available			Scheduled Fees
Scheduled Interest	0.00		Servicing Fee	0.00
Prepayment Interest Excess	0.00		Trustee Fee	0.00
Prepayment Interest Shortfall	0.00		Total Scheduled Fees:		0.00
Interest Adjustments	0.00		Additional Fees, Expenses, etc.
Realized Loss in Excess of Principal Balance	0.00		Special Servicing Fee	0.00
Total Interest Funds Available:		0.00	Workout Fee	0.00
Principal Funds Available			Liquidation Fee	0.00
Scheduled Principal	0.00		Extraordinary Trust Fund Expenses	0.00
Curtailments	0.00		ASER Amount	0.00
Principal Prepayments	0.00		Reimbursement for Interest on Advances	0.00
Net Liquidation Proceeds	0.00		Other Expenses	0.00
Repurchased Principal	0.00		Total Additional Fees, Expenses, etc.:		0.00
Nonrecoverable Principal Advance	0.00		Distribution to Certificateholders
Substitution Principal	0.00		Interest Distribution	0.00
Other Principal	0.00		Principal Distribution	0.00
Total Principal Funds Available:		0.00	Yield Maintenance Distribution	0.00
Other Funds Available			Prepayment Penalties Distribution	0.00
Prepayment Penalties	0.00		Total Distribution to Certificateholders:		0.00
Yield Maintenance Charges	0.00		Total Funds Allocated		0.00
Other Charges	0.00
Total Other Funds Available:		0.00
Total Funds Available		0.00

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8
Stratification Detail

Ending Scheduled Balance							State

Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

D-6
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8
Stratification Detail

Seasoning							Property Type

Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

D-7
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8
Stratification Detail

Debt Service Coverage Ratio							Loan Rate

Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

D-8
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term

Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals							Totals

D-9
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Mortgage Loan Detail

									Neg	Beginning	Ending	Paid	Apprasial	Apprasial	Payment	Workout	Mod.
		Property			Interest	Principal	Gross	Maturity	Am	Scheduled	Scheduled	Through	Reduction	Reduction	Status of	Strategy	Code
Loan	OMCR	Type	City	State	Payment	Payment	Coupon	Date	Flag	Balance	Balance	Date	Date	Amount	Loan (1)	(2)	(3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)					Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7.	REO	13.	Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8.	Resolved	98.	Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9.	Pending Return to Master Servicer			3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10.	Deed In Lieu of Foreclosure			4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11.	Full Payoff			5. Temporary Rate Reduction
		6. DPO	12.	Reps and Warranties			6. Capitalization of Interest

D-10
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals
Payment Status of Loan (1)		Workout Strategy (2)
A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	13. Other or TBD
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer	98. Not Provided By Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

D-11
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
10/12/2012	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Appraisal Reduction Detail

Loan Number	OMCR	Property Name	Appraisal Reduction Amount	Appraisal Reduction Date	Most Recent ASER Amount	Cumulative ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

D-13
Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no historical Appraisal Reduction activity.

Totals

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)
1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8
Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no historical Loan Modification activity.

Totals
Modification Code (1)

1.	Maturity Date Extension	7.	Capitalization of Taxes
2.	Amortization Change	8.	Other
3.	Principal Write-Off	9.	Combination
4.	Blank (formerly Combination)
5.	Temporary Rate Reduction
6.	Capitalization of Interest

D-16
Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8
Specially Serviced Property Detail

		Workout	Most Recent	Most Recent
		Strategy	Inspection	Specially Serviced	Most Recent	Most Recent	Other REO
Loan	OMCR	(1)	Date	Transfer Date	Appraisal Date	Appraisal Value	Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals
Workout Strategy (1)

1.	Modification	7.	REO	13. Other or TBD
2.	Foreclosure	8.	Resolved	98. Not Provided By Servicer
3.	Bankruptcy	9.	Pending Return to Master Servicer
4.	Extension	10.	Deed In Lieu of Foreclosure
5.	Note Sale	11.	Full Payoff
6.	DPO	12.	Reps and Warranties

D-17
Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Historical Specially Serviced Property Detail

			Spec. Serviced	Workout	Spec.			Property				Net	Net
Distribution	Loan		Transfer Date	Strategy	Serviced	Scheduled	Actual	Type		Interest	Note Date	Operating	Operating	DSC	DSC Date	Maturity
Date	Number	OMCR		(1)	Loan to MS	Balance	Balance	(2)	State	Rate		Income	Income Date	Ratio		Date	WART
There is no historical Specially Serviced Loan activity.

Totals

WorkoutStrategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

D-18
Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code (1)	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

There is no Unscheduled Principal activity for the current distribution period.

Totals

Liquidation / Prepayment Code (1)
1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

D-19
Reports Available at www.sf.citidirect.com		© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Historical Unscheduled Principal Detail

Distribution	Loan		Liquidation /	Liquidation /	Unscheduled	Unscheduled	Other	Prepayment Interest	Prepayment	Yield Maintenance
Date	Number	OMCR	Prepayment Date	Prepayment Code (1)	Principal Collections	Principal Adjustments	Interest Adjustment	Excess (Shortfall)	Penality	Premium

There is no historical Unscheduled Principal activity.

Totals
Liquidation / Prepayment Code (1)

1.	Partial Liquidation (Curtailment)	7.	Not Used
2.	Payoff Prior To Maturity	8.	Payoff With Penalty
3.	Disposition / Liquidation	9.	Payoff With Yield Maintenance
4.	Repurchase / Substitution	10.	Curtailment With Penalty
5.	Full Payoff At Maturity	11.	Curtailment With Yield
6.	DPO		Maintenance

D-20
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Liquidated Loan Detail

Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a % of Act Bal	Expenses	Proceeds	as a % of Act Bal	Loss	Seller (Y/N)
There is no Liquidated Loan activity for the current distribution period.

Totals

D-21
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

Distribution Date:	10/12/2012	Citigroup Mortgage Securities Trust 2012-GC8
Determination Date:	10/08/2012	Commercial Mortgage Pass-Through Certificates,
Series 2012-GC8

Historical Liquidated Loan Detail

Distribution	Loan		Final Recovery	Most Recent	Most Recent	Actual	Gross	Gross Proceeds	Liquidation	Net Liquidation	Net Proceeds	Realized	Repurchased by
Date	Number	OMCR	Determ Date	Appraisal Date	Appraisal Value	Balance	Proceeds	as a% of Act Bal	Expenses	Proceeds	as a% of Act Bal	Loss	Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

D-22
Reports Available at www.sf.citidirect.com	© Copyright 2012 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below.  The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note.  At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)
Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection

E-1-1

with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding assignment from the Seller.  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified in the related Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in the related Mortgage Loan Purchase Agreement (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters

E-1-2

of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder of the related Companion Loan pursuant to a Co-Lender Agreement; provided that none of which items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in the related Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)
Assignment of Leases and Rents.  There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal

E-1-3

property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-Off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-Off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-Off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-Off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)
No Holdbacks.  The principal amount of the Mortgage Loan stated in the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with

E-1-4

respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse

E-1-5

such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-Off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or a negative amortization feature or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but

E-1-6

excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-Off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-Off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.  The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and

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applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan, (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion

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of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-Off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount.  The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain

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affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in the related Mortgage Loan Purchase Agreement, or (vii) as set forth on an exhibit to the related Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-Off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-Off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (i) 110% of the allocated loan amount for the real property to be released and (ii) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is

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required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.  For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage.  No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

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(e)
The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)
The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

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(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex E-1 (including, but not limited to, the prior sentence).  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-Off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Mortgagor.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor.

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to

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mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-Off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)
Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on an exhibit to the related Mortgage Loan Purchase Agreement.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” shall mean the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly

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responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus supplement and the Mortgage Loan name and number identified on Annex A to this prospectus supplement.  Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Shel Mar Estates MHP (No. 46)
The Mortgaged Property is subject to oil and gas operations, which operations are currently inactive.  The Mortgagor covenants in the related Mortgage Loan documents to provide Seller notice of anticipated or actual commencement of such operations at the Mortgaged Property.  Failure to provide such notice (and failure to fully remediate any damage caused by such operations) trigger full recourse.  The Title Policy for the Mortgage Loan provides affirmative coverage over such operations.

(6) Permitted Liens; Title Insurance	La Vita on Lovers Lane (No. 47)
The Mortgaged Property is subject to zoning requirements which state that for any new construction of multifamily use resulting in more than 20 dwelling units per acre, a certain number of affordable housing units are required to be provided.

(13) Actions Concerning Mortgage Loan	Countryside Plaza (No. 32)
A tenant of the Mortgaged Property is subject to litigation involving an employee of the tenant spying on patrons in changing rooms.  Mortgagor’s predecessor is also subject to such litigation.  Mortgagor indicated that it has received a full indemnity from Mortgagor’s predecessor for any losses suffered as a result of such litigation, and Mortgagor indicated that it is not named as a party defendant in any such litigation.

(16) Insurance	Miami Center (No. 1)
The Mortgaged Property is subject to certain condominium documents, which documents permit insurance proceeds to be held by an insurance trustee appointed pursuant to the condominium documents.  The insurance trustee is selected jointly by Mortgagor and the other unit owner(s) under the condominium documents and Seller has an approval right with respect to any insurance trustee so selected by Mortgagor and such other unit owner.

(16) Insurance	University of Phoenix (No. 48)
The Mortgage Loan Documents provide that Seller is entitled to hold and disburse insurance proceeds in excess of 5% of the original loan amount (as opposed to the then outstanding loan amount).  As the Mortgage Loan amortizes, therefore, the Mortgage Loan Documents impose a higher threshold than what the representation states regarding when Seller can hold and disburse the proceeds.

(24) Local Law Compliance	Crescendo Self-Storage Portfolio (No. 28)
A portion of one of the Mortgaged Properties does not have a certificate of occupancy.  Mortgagor is required to remove such violation within 60 days of the origination date of the loan, provided, however, that if Mortgagor is diligently pursuing the removal of such violation but is not able to complete such removal within such 60 day period, Seller may extend such time as Seller deems reasonably necessary.

(26) Recourse Obligations	Miami Center (No. 1)
In lieu of recourse for the commission of intentional material physical waste at the Mortgaged Property, the loan agreement provides for recourse to the extent of losses in connection with damage or destruction to the Mortgaged Property caused by the willful or grossly negligent acts or omissions of Mortgagor and/or the removal or disposal of any portion of the Mortgaged Property after an event of default under the Mortgage Loan Documents.

E-2-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(26) Recourse Obligations	Gansevoort Park Avenue (No. 5)
The loan agreement provides that voluntary transfers of the Mortgaged Property or equity interests in Mortgagor is recourse to the extent of losses, rather than being full recourse to Mortgagor and guarantor.

(26) Recourse Obligations	555 East Main Street (No. 24)
The loan agreement provides that voluntary transfers of the Mortgaged Property or equity interests in Mortgagor is recourse to the extent of losses, rather than being full recourse to Mortgagor and guarantor.

(29) Act of Terrorism Exclusion	Miami Center (No. 1)
So long as TRIA is in effect, Mortgagor must obtain and maintain terrorism insurance for Certified and Non-Certified acts (as such terms are defined in TRIA) in an amount equal to the full replacement cost of the Mortgaged Property plus 18 months of business interruption coverage.  If TRIA or a similar or subsequent statute is not in effect, then the policies shall not exclude coverage for acts of terror or similar acts of sabotage unless terrorism insurance is not commercially available, in which case, Mortgagor shall obtain stand-alone coverage in commercially reasonable amounts (i.e., amounts that would be (x) obtained by property owners of properties located in markets similar to that of the Property and similar in size and type to the Property and (y) required by prudent institutional lenders).

(30) Due on Sale or Encumbrance	Miami Center (No. 1)
Future mezzanine debt is permitted, subject to satisfaction of certain conditions in the related Mortgage Loan documents, including without limitation, (1) either (a) 3 years have passed since the closing of the Mortgage Loan or (b) the Mortgagor has entered into a purchase and sale contract to sell the Mortgaged Property, subject to the Mortgage Loan (in accordance with the loan assumption provisions of the Mortgage Loan documents), (2) the Mortgage Loan has then achieved a (a) debt yield equal to or greater than 9.0% (without giving effect to the proposed mezzanine loan) and (b) debt service coverage ratio of 1.20 to 1.00 and debt yield of equal to or greater than 9.0% (each after giving effect to the proposed mezzanine loan) and (3) after giving effect to the proposed mezzanine loan, the loan to value ratio shall be equal to or less than 75%.

(31) Single-Purpose Entity	Gansevoort Park Avenue (No. 5)	Mortgagor is a recycled entity and it previously owned a neighboring lot that was transferred to a different entity at the time of loan closing.

(31) Single-Purpose Entity	Mountain Marketplace (No. 31)
The entity which is the property owning mortgagor and a guarantor of the related Mortgage Loan (under a Maryland indemnity deed of trust structure) is a recycled entity and previously owned and released an outparcel adjacent to the Mortgaged Property.

(31) Single-Purpose Entity	Residence Inn Southern Pines (No. 41)	Mortgagor is a recycled entity which previously owned hotel property in Montgomery, Alabama. Mortgagor sold that property and acquired the Mortgaged Property through a 1031 Exchange sale.

(31) Single-Purpose Entity	Gas Lite Manor (No. 57)
As of the Closing Date, Mortgagor owned five unrelated mobile home units on the Mortgaged Property.  The Mortgage Loan Documents required that Mortgagor transfer such assets post-closing to an affiliated entity, and such transfer has been completed.

(31) Single-Purpose Entity	Park City MHC (No. 43)
As of the Closing Date, Mortgagor owned three mobile home units on the Mortgaged Property.  The Mortgage Loan Documents required that Mortgagor transfer such assets post-closing to an affiliated entity, and the requirement has been satisfied.

(39) Organization of Mortgagor	Waukegan Multifamily Portfolio (No. 13); 1263 West Pratt Boulevard (No. 37); 807 Church Street (No. 40); Chicago Multifamily Portfolio (No. 42)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors.

E-2-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(39) Organization of Mortgagor	Park City MHC (No. 43); Lakes of the Hills Apartments (No. 52)	The Mortgagor under each of these Mortgage Loans is affiliated with the other Mortgagors, but the Mortgage Loans are not cross-collateralized or cross-defaulted with each other.

(39) Organization of Mortgagor	1026-1044 Market Street (No. 27);	The Mortgagor under this Mortgage Loan is affiliated with the Mortgagor under the 25 East Oak Street Mortgage Loan.

E-2-3

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(5) Lien; Valid Assignment	Hyatt Regency - Buffalo (No. 9)
The fee interest in the Mortgaged Property is held by the Erie County Industrial Development Agency (“IDA”) with the Mortgagor currently holding a leasehold interest in order to take advantage of PILOT (payment-in-lieu of taxes) program; the lender has a mortgage lien on both the fee interest held by the IDA and the leasehold interest held by the Mortgagor.

(10) Condition of Property	Cole Family Dollar Portfolio (No. 8)
The previous owners of the Mortgaged Properties (now the tenant under a lease with the Mortgagor) is responsible for making certain repairs with a timeframe noted in a separate letter agreement between the Mortgagor and the tenant. If the repairs are not completed with the timeframe required by the letter agreement, the Mortgagor will have an additional 90 days to pursue the completion of such items. If any repairs remain uncompleted as of such deadline, the Mortgagor is obligated to deposit with the lender the amount necessary to complete the deferred maintenance repairs. If the Mortgagor fails to do so, a cash flow sweep will commence until such time as the balance in such reserve equals the amount necessary to complete the deferred maintenance repairs.

(12) Condemnation	Sonora Village (No. 7)	The City of Scottsdale intends to condemn approximately 3,423 square feet of currently undeveloped land for a proposed extension and alignment of Northsight Boulevard.

(13) Actions Concerning Mortgage Loan	West Valley Shopping Center (No. 11)
One of the non-recourse carve-out guarantors, Leland Belli is a co-defendant in two lawsuits:

(i) Exclusive Fresh, Inc. (“Exclusive Fresh”) was a supplier for P. W. Supermarkets, Inc. (“PW”) to whom PW owed approximately $43,000 for goods purchased by PW. Exclusive Fresh brought an action in the Superior Court for Santa Clara County on May 5, 2011 to collect the outstanding obligation. PW was put into an involuntary bankruptcy on April 4, 2011, and as of result of the bankruptcy, this action has been stayed. As part of the action, Exclusive Fresh also named Leland Belli (“Belli”) as a co-defendant, alleging that Belli orally agreed personally to make good on all outstanding debt owed by PW to Exclusive Fresh, that Belli falsely informed Exclusive Fresh that PW was in a solid financial position, and that Exclusive Fresh had agreed to forbear the filing of a lawsuit in reliance on Belli’s claims. Belli has denied these allegations and is vigorously defending this lawsuit.

(ii) In an adversary proceeding filed in U. S. Bankruptcy Court for the Northern District of California, filed on March 30, 2012 in connection with the involuntary bankruptcy proceeding against PW, the bankruptcy trustee is seeking repayment of a $76,000 payment made by PW to Lee Ranches and Leland Belli as an alleged “insider” for the purposes of preference litigation, for a payment received in April 2010. While the defendants admit receiving the payment from PW, they allege that it was the repayment of a short-term loan that was used by PW to purchase inventory from Unified Grocers. Defendants’ position is that this repayment of a short-term loan was not a payment of an antecedent debt, therefore, it is not a preferential payment that must be returned to the bankruptcy estate.

(13) Actions Concerning Mortgage Loan	SpringHill Suites - Frazer Mills (No. 16) SpringHill Suites - Southside Works (No. 17)
A civil action brought by a brother and business partner of the non-recourse carveout guarantors is currently pending in the Court of Common Pleas of Allegheny County, Pennsylvania. The plaintiff in this suit alleged misappropriation of funds by the defendants, however the plaintiff’s forensic accountant failed to find any evidence of such misappropriation as was originally alleged. No financial or other claim was presented by the plaintiff for any lost business opportunity or purported fraud. A settlement is currently being negotiated in this litigation, under which the plaintiff will retire from active management of the company in exchange for a financial buyout and a transition from plaintiff’s general partnership to limited partnership in the venture.  At the completion of such buyout, the plaintiff will control certain triple net lease properties, while the defendants will retain control of their development company, management company, and the hotels owned by the venture.

E-2-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(13) Actions Concerning Mortgage Loan	TownePlace Suites -Fayetteville (No. 26)
A civil action was filed in the 141st Judicial District Court of Tarrant County, Texas, by Texas Capital Bank against Dewey F. Weaver, Jr. (“Weaver”), the non-recourse carveout guarantor, resulting from Weaver’s guaranty of a note for a friend.  All sums due and owing under the judgment have been placed in register of the court., and the only matter still pending involves claim of attorney fees of approximately $165,000.00.

(16) Insurance	All GSMC Mortgage Loans other than West Valley Shopping Center (No. 11) and TownePlace Suites – Fayetteville (No. 26)
All policies of insurance may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s, if Moody’s rates such insurer and is rating the Certificates, and all such insurers must have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s, if Moody’s rates such insurer and is rating the Certificates).

(16) Insurance	222 Broadway (No. 2)
Insurance coverage may be provided by FM Global companies with respect to insurance on the property level, provided it maintains a minimum rating of “Api” with S&P, and by Liberty Mutual Insurance Company with respect to the liability insurance, provided it maintains a minimum rating of “A-“ with S&P.

(16) Insurance	25 East Oak Street (No. 6)
Insurance coverage may be provided by Liberty Mutual Fire Insurance Company, so long as they maintain a rating of “A-” with S&P and an “A3” with Moody’s; provided that if the rating of such insurer is withdrawn or downgraded below “A-” by S&P or “A3” by Moody’s, the Mortgagor agrees to promptly replace such carrier.

(16) Insurance	Cole Family Dollar Portfolio (No. 8)
To the extent: (i) the master lease with Family Dollar is in full force and effect, (ii) no monetary default or material non-monetary default beyond any applicable notice and cure period has occurred and is continuing under such master lease, (iii) Family Dollar (or the guarantor (if any) maintains a claims-paying ability ratings from S&P of BBB- or better and a consistent rating from Moody’s, (iv) during the term of the Loan, Family Dollar is obligated per the terms of such master lease to rebuild and/or repair its leased premises at the corresponding Mortgaged Properties at Family Dollar’s sole expense and the rent paid by Family Dollar following such casualty will not abate, and (v) Family Dollar maintains the insurance required to be maintained by it under the master lease, the Mortgagor will not be required to maintain separate insurance.

If the insurance maintained by Family Dollar does not comply with the requirements of the loan documents or the reliance upon the insurance provided by Family Dollar pursuant to the master lease will result in a downgrade, withdrawal, or qualification of any rating to be assigned or then assigned to any outstanding Certificates, then the Mortgagor is required to, upon obtaining knowledge thereof, promptly, at its sole cost and expense, procure and maintain either (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage or (y) “excess and contingent” insurance coverage in the event that the tenant does not have the sufficient insurance coverage over and above any other valid and collectible coverage then in existence, as is necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the loan documents.

(16) Insurance	Hyatt Regency - Buffalo (No. 9)
Insurance coverage may be provided by Merchant’s Mutual Insurance Company (“Merchant’s”) under the Mortgagor’s umbrella policy, so long as it maintains a rating of “A VIII” or better with AM Best.  In the event the rating of Merchant’s is withdrawn or downgraded, the Mortgagor must promptly notify the lender and replace the downgraded insurer, with a carrier otherwise meeting the requirements of the loan agreement.

The insurance required pursuant to the loan documents for the hotel may be maintained by the Hyatt hotel parent company under its blanket insurance program.

E-2-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	Plains Capital Towers (No. 10)
Insurance coverage may be provided by Aspen Specialty Insurance Company, so long as they maintain a rating of “A: XV” with AM Best; or by Essex Insurance Company so long as they maintain a rating of “A2” with Moody’s.

The Mortgagor is permitted to pay the premiums for the insurance policies required under the loan agreement, other than the insurance policies for the commercial general liability insurance, through a premium financing agreement provided that (i) the Mortgagor provides proof of payment of each installment to the premium financing company as they become due and payable, and (ii) until satisfaction in full of the indebtedness, the lender will maintain in the tax and insurance escrow account an amount equal to six (6) months of the annual insurance premiums for the Mortgaged Property to be paid pursuant to the premium finance agreement, which amount may be utilized by the lender to acquire any necessary insurance as permitted by the terms of the loan documents in the event the Mortgagor does not provide proof of payment as required pursuant to clause (i) above. The premium financing company will not provide 30 days of cancellation if the Mortgagor fails to pay the premium.

(16) Insurance	SpringHill Suites - Frazer Mills (No. 16) SpringHill Suites - Southside Works (No. 17)
Insurance coverage may be provided by (i) Westfield Insurance Company (“Westfield”) so long as they maintain a rating of “A XIII” or better with AM Best, and (ii) Eastern Alliance Insurance Company (“Eastern”) only for the required workers compensation and employers liability coverages, so long as they maintain a rating of “A VII” or better with AM Best.  In the event the rating of either Westfield or Eastern is withdrawn or downgraded, the Mortgagor must promptly notify the lender and replace the downgraded insurer, with a carrier otherwise meeting the requirements of the loan agreement.

(16) Insurance	ARCT III Portfolio (No. 21)
The Mortgagor may utilize National Fire Insurance Company of Hartford, the current insurer of its commercial general liability policy, which currently maintains a rating of “A-” with S&P and an “A3” with Moody’s; provided that if the rating of such insurer is withdrawn or downgraded below “A-” by S&P or “A3” by Moody’s, the Mortgagor agrees to promptly replace such carrier.

Other than the insurance coverages for liability which are required to be continuously maintained by the Mortgagor, the Mortgagor may use the insurance coverage provided by the existing tenant on each of the Mortgaged Properties so long as no default beyond any applicable notice and cure period has occurred and is continuing under the applicable lease, and either (x) any insurance coverage provided by the existing tenants satisfy the requirements set forth in the loan documents (including but not limited to the requirement to name the lender as mortgagee on tenant’s policies), such tenant’s lease and any material agreements, or (y) if such insurance coverage provided by the existing tenants do not satisfy the requirements but do satisfy the requirements set forth in such tenant’s existing lease and any material agreements applicable to the Mortgaged Property covered by such lease, then so long as (i) the credit rating of such tenant (or tenant’s guarantor) continues to be rated at least “BBB ” by S&P, (ii) the tenant is obligated at its sole cost and expense to rebuild and/or repair the Mortgaged Property following a casualty or to pay to the Mortgagor all insurance proceeds and any other amount necessary to equal the entire sum necessary to rebuild the Mortgaged Property, (iii) the tenant is required to continue to pay full rent without any abatement or offset, and (iv) tenant maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained under the lease (which insurance will not be less as to coverage types and amounts). To the extent any of the foregoing conditions are not satisfied, the Mortgagor will be required to itself provide supplemental coverage to the lender for one or more of the Mortgaged Properties.

(24) Local Law Compliance	Cole Family Dollar Portfolio (No. 8)
The following Mortgaged Properties have a deficiency in parking spaces required by current zoning ordinance: Phoenix, AZ (6 spaces), Little Rock, AR (3 spaces), Fort Dodge, IA (6 spaces) and Hernandez, NM (4 spaces); Following the receipt of any applicable notice, the Mortgagor has agreed to remedy any deficiency within the timeframe required by the appropriate governmental authority.

E-2-6

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(30) Due on Sale or Encumbrance	Cole Family Dollar Portfolio (No. 8)	The general partner of the sole member of the Mortgagor (which has a 99.9% indirect interest in the Mortgagor) is a public REIT and ownership interests will therefore be freely transferrable.

(30) Due on Sale or Encumbrance	Plains Capital Towers (No. 10)	The sole member of the Mortgagor and general partner of sole member are public REITs and ownership interests will therefore be freely transferrable.

(30) Due on Sale or Encumbrance	Merrimack Village Center (No. 45)	Various transfers of greater than 50% direct and indirect interests in the Mortgagor are permitted along with certain transfers of the Mortgaged Property.

(31) Single-Purpose Entity	Plains Capital Towers (No. 10)	A non-consolidation opinion was not required or obtained, however, the Mortgagor has one independent manager/director.

(39) Organization of Mortgagor	25 East Oak Street (No. 6)	The Mortgagor under this Mortgage Loan is affiliated with the Mortgagor under the 1026-1044 Market Street Mortgage Loan.

(39) Organization of Mortgagor	SpringHill Suites - Frazer Mills (No. 16) SpringHill Suites - Southside Works (No. 17)	The Mortgagors under these Mortgage Loans are affiliated.

E-2-7

Natixis Real Estate Capital LLC

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

(16) Insurance	17 Battery Place South (No. 3)
The use of casualty /condemnation proceeds and all disbursements of insurance proceeds are subject to the Condominium Documents, which state that proceeds are to be applied to restoration of the Property.

E-2-8

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
9/27/2012	80,273,000.00	12/10/2016	80,273,000.00
10/10/2012	80,273,000.00	1/10/2017	80,273,000.00
11/10/2012	80,273,000.00	2/10/2017	80,273,000.00
12/10/2012	80,273,000.00	3/10/2017	80,273,000.00
1/10/2013	80,273,000.00	4/10/2017	80,273,000.00
2/10/2013	80,273,000.00	5/10/2017	80,273,000.00
3/10/2013	80,273,000.00	6/10/2017	80,273,000.00
4/10/2013	80,273,000.00	7/10/2017	80,273,000.00
5/10/2013	80,273,000.00	8/10/2017	80,273,000.00
6/10/2013	80,273,000.00	9/10/2017	80,272,566.77
7/10/2013	80,273,000.00	10/10/2017	78,928,499.43
8/10/2013	80,273,000.00	11/10/2017	77,688,533.19
9/10/2013	80,273,000.00	12/10/2017	76,333,601.95
10/10/2013	80,273,000.00	1/10/2018	75,082,362.27
11/10/2013	80,273,000.00	2/10/2018	73,825,688.85
12/10/2013	80,273,000.00	3/10/2018	72,236,440.51
1/10/2014	80,273,000.00	4/10/2018	70,967,392.94
2/10/2014	80,273,000.00	5/10/2018	69,584,195.63
3/10/2014	80,273,000.00	6/10/2018	68,303,624.30
4/10/2014	80,273,000.00	7/10/2018	66,909,226.28
5/10/2014	80,273,000.00	8/10/2018	65,617,032.00
6/10/2014	80,273,000.00	9/10/2018	64,319,225.19
7/10/2014	80,273,000.00	10/10/2018	62,908,074.89
8/10/2014	80,273,000.00	11/10/2018	61,598,496.81
9/10/2014	80,273,000.00	12/10/2018	60,175,905.24
10/10/2014	80,273,000.00	1/10/2019	58,854,454.58
11/10/2014	80,273,000.00	2/10/2019	57,527,263.69
12/10/2014	80,273,000.00	3/10/2019	55,874,044.15
1/10/2015	80,273,000.00	4/10/2019	54,533,892.08
2/10/2015	80,273,000.00	5/10/2019	53,081,583.60
3/10/2015	80,273,000.00	6/10/2019	51,729,295.69
4/10/2015	80,273,000.00	7/10/2019	50,265,191.58
5/10/2015	80,273,000.00	8/10/2019	48,900,663.37
6/10/2015	80,273,000.00	9/10/2019	47,530,206.87
7/10/2015	80,273,000.00	10/10/2019	46,048,443.49
8/10/2015	80,273,000.00	11/10/2019	44,665,590.29
9/10/2015	80,273,000.00	12/10/2019	43,171,777.73
10/10/2015	80,273,000.00	1/10/2020	41,776,421.11
11/10/2015	80,273,000.00	2/10/2020	40,375,001.60
12/10/2015	80,273,000.00	3/10/2020	38,758,793.68
1/10/2016	80,273,000.00	4/10/2020	37,344,252.91
2/10/2016	80,273,000.00	5/10/2020	35,819,641.06
3/10/2016	80,273,000.00	6/10/2020	34,392,324.02
4/10/2016	80,273,000.00	7/10/2020	32,855,294.05
5/10/2016	80,273,000.00	8/10/2020	31,415,090.72
6/10/2016	80,273,000.00	9/10/2020	29,968,628.69
7/10/2016	80,273,000.00	10/10/2020	28,412,990.41
8/10/2016	80,273,000.00	11/10/2020	26,953,477.25
9/10/2016	80,273,000.00	12/10/2020	25,385,153.71
10/10/2016	80,273,000.00	1/10/2021	23,912,477.04
11/10/2016	80,273,000.00	2/10/2021	22,433,399.87

F-1

Distribution Date	Balance
3/10/2021	20,642,393.70
4/10/2021	19,149,090.52
5/10/2021	17,547,924.12
6/10/2021	16,041,166.37
7/10/2021	14,426,922.55
8/10/2021	12,906,594.35
9/10/2021	11,379,657.51
10/10/2021	9,745,800.26
11/10/2021	8,205,119.19
12/10/2021	6,557,902.97
1/10/2022	5,003,359.29
2/10/2022	3,442,057.51
3/10/2022	1,576,459.58
4/10/2022	246.83
5/10/2022	0

F-2

ANNEX G

17 BATTERY PLACE SOUTH AMORTIZATION SCHEDULE

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance

07/09/2012	91,000,000.00				91,000,000.00
08/09/2012	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
09/09/2012	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
10/09/2012	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
11/09/2012	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
12/09/2012	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
01/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
02/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
03/09/2013	91,000,000.00	343,000.00	0.00	343,000.00	91,000,000.00
04/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
05/09/2013	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
06/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
07/09/2013	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
08/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
09/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
10/09/2013	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
11/09/2013	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
12/09/2013	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
01/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
02/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
03/09/2014	91,000,000.00	343,000.00	0.00	343,000.00	91,000,000.00
04/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
05/09/2014	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
06/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
07/09/2014	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
08/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
09/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
10/09/2014	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
11/09/2014	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
12/09/2014	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
01/09/2015	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
02/09/2015	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
03/09/2015	91,000,000.00	343,000.00	0.00	343,000.00	91,000,000.00
04/09/2015	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
05/09/2015	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
06/09/2015	91,000,000.00	379,750.00	0.00	379,750.00	91,000,000.00
07/09/2015	91,000,000.00	367,500.00	0.00	367,500.00	91,000,000.00
08/09/2015	91,000,000.00	379,750.00	94,045.45	473,795.45	90,905,954.55
09/09/2015	90,905,954.55	379,288.39	94,507.06	473,795.45	90,811,447.50
10/09/2015	90,811,447.50	366,604.38	111,566.07	478,170.45	90,699,881.42
11/09/2015	90,699,881.42	378,276.92	95,518.53	473,795.45	90,604,362.89
12/09/2015	90,604,362.89	365,620.72	112,549.73	478,170.45	90,491,813.17
01/09/2016	90,491,813.17	377,255.65	96,539.80	473,795.45	90,395,273.37
02/09/2016	90,395,273.37	376,781.80	97,013.65	473,795.45	90,298,259.72
03/09/2016	90,298,259.72	352,027.84	130,517.61	482,545.45	90,167,742.11
04/09/2016	90,167,742.11	375,665.00	98,130.45	473,795.45	90,069,611.66
05/09/2016	90,069,611.66	363,080.66	115,089.79	478,170.45	89,954,521.87
06/09/2016	89,954,521.87	374,618.44	99,177.00	473,795.45	89,855,344.87
07/09/2016	89,855,344.87	362,062.89	116,107.56	478,170.45	89,739,237.31

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance

08/09/2016	89,739,237.31	373,561.76	100,233.69	473,795.45	89,639,003.61
09/09/2016	89,639,003.61	373,069.78	100,725.67	473,795.45	89,538,277.94
10/09/2016	89,538,277.94	360,556.82	117,613.63	478,170.45	89,420,664.31
11/09/2016	89,420,664.31	371,998.09	101,797.35	473,795.45	89,318,866.96
12/09/2016	89,318,866.96	359,514.62	118,655.83	478,170.45	89,200,211.13
01/09/2017	89,200,211.13	370,916.04	102,879.41	473,795.45	89,097,331.71
02/09/2017	89,097,331.71	370,411.07	103,384.38	473,795.45	88,993,947.33
03/09/2017	88,993,947.33	334,106.50	152,813.95	486,920.45	88,841,133.38
04/09/2017	88,841,133.38	369,153.56	104,641.89	473,795.45	88,736,491.50
05/09/2017	88,736,491.50	356,748.33	121,422.11	478,170.45	88,615,069.38
06/09/2017	88,615,069.38	368,043.97	105,751.48	473,795.45	88,509,317.90
07/09/2017	88,509,317.90	355,669.26	122,501.19	478,170.45	88,386,816.71
08/09/2017	88,386,816.71	366,923.63	106,871.82	473,795.45	88,279,944.89
09/09/2017	88,279,944.89	366,399.06	107,396.39	473,795.45	88,172,548.50
10/09/2017	88,172,548.50	354,069.61	124,100.84	478,170.45	88,048,447.66
11/09/2017	88,048,447.66	365,262.80	108,532.65	473,795.45	87,939,915.01
12/09/2017	87,939,915.01	352,964.60	125,205.85	478,170.45	87,814,709.15
01/09/2018	87,814,709.15	364,115.53	109,679.92	473,795.45	87,705,029.24
02/09/2018	87,705,029.24	363,577.19	110,218.26	473,795.45	87,594,810.97
03/09/2018	87,594,810.97	327,903.66	159,016.79	486,920.45	87,435,794.19
04/09/2018	87,435,794.19	362,255.69	111,539.76	473,795.45	87,324,254.43
05/09/2018	87,324,254.43	350,040.21	128,130.24	478,170.45	87,196,124.19
06/09/2018	87,196,124.19	361,079.31	112,716.14	473,795.45	87,083,408.05
07/09/2018	87,083,408.05	348,896.19	129,274.26	478,170.45	86,954,133.79
08/09/2018	86,954,133.79	359,891.54	113,903.91	473,795.45	86,840,229.88
09/09/2018	86,840,229.88	359,332.46	114,462.99	473,795.45	86,725,766.89
10/09/2018	86,725,766.89	347,197.39	130,973.06	478,170.45	86,594,793.83
11/09/2018	86,594,793.83	358,127.78	115,667.67	473,795.45	86,479,126.16
12/09/2018	86,479,126.16	346,025.85	132,144.60	478,170.45	86,346,981.56
01/09/2019	86,346,981.56	356,911.43	116,884.01	473,795.45	86,230,097.55
02/09/2019	86,230,097.55	356,337.73	117,457.72	473,795.45	86,112,639.83
03/09/2019	86,112,639.83	321,332.70	165,587.75	486,920.45	85,947,052.08
04/09/2019	85,947,052.08	354,948.45	118,847.00	473,795.45	85,828,205.08
05/09/2019	85,828,205.08	342,933.97	135,236.47	478,170.45	85,692,968.61
06/09/2019	85,692,968.61	353,701.32	120,094.13	473,795.45	85,572,874.48
07/09/2019	85,572,874.48	341,721.15	136,449.30	478,170.45	85,436,425.18
08/09/2019	85,436,425.18	352,442.12	121,353.33	473,795.45	85,315,071.86
09/09/2019	85,315,071.86	351,846.48	121,948.97	473,795.45	85,193,122.88
10/09/2019	85,193,122.88	339,917.33	138,253.12	478,170.45	85,054,869.77
11/09/2019	85,054,869.77	350,569.32	123,226.13	473,795.45	84,931,643.64
12/09/2019	84,931,643.64	338,675.31	139,495.14	478,170.45	84,792,148.50
01/09/2020	84,792,148.50	349,279.80	124,515.65	473,795.45	84,667,632.84
02/09/2020	84,667,632.84	348,668.63	125,126.82	473,795.45	84,542,506.03
03/09/2020	84,542,506.03	325,599.34	156,946.11	482,545.45	84,385,559.92
04/09/2020	84,385,559.92	347,284.12	126,511.33	473,795.45	84,259,048.59
05/09/2020	84,259,048.59	335,480.48	142,689.97	478,170.45	84,116,358.62
06/09/2020	84,116,358.62	345,962.79	127,832.66	473,795.45	83,988,525.97
07/09/2020	83,988,525.97	334,195.50	143,974.95	478,170.45	83,844,551.02
08/09/2020	83,844,551.02	344,628.67	129,166.78	473,795.45	83,715,384.24
09/09/2020	83,715,384.24	343,994.68	129,800.77	473,795.45	83,585,583.47
10/09/2020	83,585,583.47	332,281.52	145,888.93	478,170.45	83,439,694.54
11/09/2020	83,439,694.54	342,641.50	131,153.95	473,795.45	83,308,540.59
12/09/2020	83,308,540.59	330,965.57	147,204.88	478,170.45	83,161,335.71

Payment Due Date	Beginning Balance	Interest Due	Principal Due	Total Debt Service Payment	Total Ending Balance

01/09/2021	83,161,335.71	341,275.22	132,520.23	473,795.45	83,028,815.49
02/09/2021	83,028,815.49	340,624.77	133,170.68	473,795.45	82,895,644.81
03/09/2021	82,895,644.81	307,070.69	179,849.76	486,920.45	82,715,795.05
04/09/2021	82,715,795.05	339,088.36	134,707.09	473,795.45	82,581,087.96
05/09/2021	82,581,087.96	327,510.17	150,660.28	478,170.45	82,430,427.68
06/09/2021	82,430,427.68	337,687.68	136,107.77	473,795.45	82,294,319.91
07/09/2021	82,294,319.91	326,148.02	152,022.43	478,170.45	82,142,297.48
08/09/2021	82,142,297.48	336,273.44	137,522.01	473,795.45	82,004,775.48
09/09/2021	82,004,775.48	335,598.44	138,197.01	473,795.45	81,866,578.47
10/09/2021	81,866,578.47	324,116.25	154,054.20	478,170.45	81,712,524.27
11/09/2021	81,712,524.27	334,163.97	139,631.48	473,795.45	81,572,892.79
12/09/2021	81,572,892.79	322,721.24	155,449.21	478,170.45	81,417,443.58
01/09/2022	81,417,443.58	332,715.62	141,079.83	473,795.45	81,276,363.75
02/09/2022	81,276,363.75	332,023.15	141,772.30	473,795.45	81,134,591.46
03/09/2022	81,134,591.46	299,263.36	187,657.09	486,920.45	80,946,934.36
04/09/2022	80,946,934.36	330,406.20	143,389.25	473,795.45	80,803,545.12
05/09/2022	80,803,545.12	319,066.84	159,103.61	478,170.45	80,644,441.51
06/09/2022	80,644,441.51	328,921.47	144,873.98	473,795.45	80,499,567.53
07/06/2022	80,499,567.53	317,622.95(1)	80,499,567.53(1)	80,817,190.48(1)	0.00(1)

(1)
The 17 Battery Place South Mortgage Loan matures on July 6, 2022 and, in connection therewith, the borrower is only required to pay interest on the unpaid principal balance of the 17 Battery Place Mortgage Loan on the maturity date based on an interest accrual period that ends on July 6, 2022 and, accordingly, the maturity date payment will not be accompanied by a full month’s interest.  The related sponsor has deposited the 17 Battery Place South Reserve Deposit to cover any interest shortfall incurred in connection with the maturity date payment on the 17 Battery Place South Mortgage Loan (in addition to Prepayment Interest Shortfalls incurred in connection with a prepayment of the 17 Battery Place South Mortgage Loan).  Interest Due, Principal Due, Total Debt Service Payment, and Total Ending Balance take into account application of the 17 Battery Place South Reserve Deposit.

PROSPECTUS

Citigroup Commercial Mortgage Securities Inc., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See “Method of Distribution.”

The Offered Certificates:		The Trust Assets:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—
The assets of each issuing entity will include—

		●	mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,
●	have its own series designation, and
		●	mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or
●	consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.		●	some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 19 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 4, 2012.

Page

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	19
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	19
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	22
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	28
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	49
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	52
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	53
Changes in Pool Composition Will Change the Nature of Your Investment	53
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	53
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	55
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	56
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	57
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	58
Leased Fee Properties Have Special Risks	59
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	60
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	61
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	62
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.	63
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	63
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	64
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.	64
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	65
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	66
Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	66
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	66

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	66
Potential Conflicts of Interest Can Affect a Person’s Performance	67
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.	67
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	68
Limited Information Causes Uncertainty	68
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	68
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	68
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	69
The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities	70
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	70
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	71
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	71
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	71
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	72
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	72
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	72
Problems with Book-Entry Registration	73
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	73
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	74
The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates	75
The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates	75
CAPITALIZED TERMS USED IN THIS PROSPECTUS	76
THE TRUST FUND	76
Description of the Trust Assets	76
Mortgage Loans	77
Mortgage-Backed Securities	81
Acquisition, Removal and Substitution of Mortgage Assets	82
Cash, Accounts and Permitted Investments	84
Credit Support	84
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	85
TRANSACTION PARTICIPANTS	85
The Sponsor	85
The Depositor	86
The Issuing Entity	87
The Originators	87
DESCRIPTION OF THE GOVERNING DOCUMENTS	88
General	88
Assignment of Mortgage Assets	88

Representations and Warranties with Respect to Mortgage Assets	89
Collection and Other Servicing Procedures with Respect to Mortgage Loans	89
Servicing Mortgage Loans That Are Part of a Loan Combination	92
Sub-Servicers	92
Collection of Payments on Mortgage-Backed Securities	93
Advances	93
Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us	94
Termination Events	96
Amendment	96
List of Certificateholders	96
Eligibility Requirements for the Trustee	96
Duties of the Trustee	97
Rights, Protections, Indemnities and Immunities of the Trustee	98
Resignation and Removal of the Trustee	98
DESCRIPTION OF THE CERTIFICATES	99
General	99
Investor Requirements and Transfer Restrictions	101
Payments on the Certificates	102
Allocation of Losses and Shortfalls	106
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	106
Reports to Certificateholders	107
Voting Rights	108
Termination and Redemption	108
Book-Entry Registration	109
YIELD AND MATURITY CONSIDERATIONS	113
General	113
Pass-Through Rate	113
Payment Delays	113
Yield and Prepayment Considerations	113
Weighted Average Life and Maturity	116
Prepayment Models	116
Other Factors Affecting Yield, Weighted Average Life and Maturity	117
DESCRIPTION OF CREDIT SUPPORT	119
General	119
Subordinate Certificates	120
Overcollateralization and Excess Cash Flow	120
Letters of Credit	120
Insurance Policies, Surety Bonds and Guarantees	121
Reserve Funds	121
Credit Support with Respect to MBS	121
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	121
General	122
Types of Mortgage Instruments	122
Installment Contracts	123
Leases and Rents	124
Personalty	124
Foreclosure	124
Bankruptcy Issues	129
Environmental Considerations	135
Due-on-Sale and Due-on-Encumbrance Provisions	138
Junior Liens; Rights of Holders of Senior Liens	138
Subordinate Financing	139
Default Interest and Limitations on Prepayments	139
Applicability of Usury Laws	139
Americans with Disabilities Act	140

Servicemembers Civil Relief Act	140
Forfeitures in Drug, RICO and Money Laundering Proceedings	141
Terrorism Insurance Program	141
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	142
General	142
REMICs	143
Grantor Trusts	168
STATE AND OTHER TAX CONSEQUENCES	180
ERISA CONSIDERATIONS	180
General	180
Plan Asset Regulations	181
Prohibited Transaction Exemptions	182
Underwriter’s Exemption	183
Insurance Company General Accounts	183
Ineligible Purchasers	183
Consultation with Counsel	184
Tax Exempt Investors	184
LEGAL INVESTMENT	184
USE OF PROCEEDS	185
METHOD OF DISTRIBUTION	185
LEGAL MATTERS	187
FINANCIAL INFORMATION	187
RATINGS	187
GLOSSARY	189

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information about the offered certificates of a particular series in two separate documents that progressively provide more detail. These documents are:

●	this prospectus, which provides general information, some of which may not apply to that particular series of offered certificates; and

●	the prospectus supplement for that particular series of offered certificates, which will describe the specific terms of those offered certificates.

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

We have included cross-references to captions in these materials under which you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the related prospectus supplement list the pages on which these captions are located.

In this prospectus, the term “you” refers to a prospective investor in offered certificates, and the terms “Depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-166711. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor
We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 388 Greenwich Street, New York, New York 10013. Our main telephone number is 212-816-6000. We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See “Transaction Participants—The Depositor.”

The Sponsors
Citigroup Global Markets Realty Corp., which is an affiliate of both us and Citigroup Global Markets Inc., will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See “Transaction Participants—The Sponsor.”

The Issuing Entity
The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See “Transaction Participants—The Issuing Entity.”

The Originators
Some or all of the mortgage loans backing a series of offered certificates may be originated by Citigroup Global Markets Realty Corp. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See “Transaction Participants—The Originators” and “Transaction Participants—The Sponsor.” We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators — apart from a sponsor and/or its affiliates — that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered
The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See “Ratings.”

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under “—The Securities Being Offered” above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

	●	the issuance of each series of offered certificates,

	●	the creation of and transfer of assets to the issuing entity, and

	●	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

●
one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

●
one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. In addition, in the related prospectus supplement, we will also identify any other material servicer responsible for making distributions to holders of a series of offered certificates, performing workouts or foreclosures, or other aspects of the servicing of a series of offered certificates or the related underlying mortgage assets upon which the performance of those offered certificates or underlying mortgage assets is materially dependent, and we will describe that servicer’s duties and compensation in further detail. See “Description of the Governing Documents.”

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets
The trust assets with respect to any series of offered certificates will, in general, include mortgage loans.  Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt.  The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties.  In particular, those properties may include:

	●	rental or cooperatively-owned buildings with multiple dwelling units;

	●	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

	●	office buildings;

	●	hospitality properties;

	●	casino properties;

	●	health care-related facilities;

	●	industrial facilities;

	●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

	●	restaurants, taverns and other establishments involved in the food and beverage industry;

	●	manufactured housing communities, mobile home parks and recreational vehicle parks;

	●	recreational and resort properties;

	●	arenas and stadiums;

	●	churches and other religious facilities;

	●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and/or

●	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

●	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	may provide for no accrual of interest;

●
may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

●	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	may permit the negative amortization or deferral of accrued interest;

●	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

●	may permit defeasance and the release of real property collateral in connection with that defeasance;

●	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

●	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.  Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above.  We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

●	the security has been registered under the Securities Act of 1933, as amended, or

●	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this “—Characteristics of the Mortgage Assets” subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See “The Trust Fund.”

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee or such other party as is specified in the related prospectus supplement to cover the shortfall, and we will specify in the related prospectus supplement the amount of, and the percentage of the mortgage asset pool represented by, that deposit.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or such other party as is specified in the related prospectus supplement will be entitled to obtain a release of the deposited cash or investments upon delivery of a corresponding amount of mortgage assets.  However, if there is a failure by us or any other applicable party to deliver mortgage assets sufficient to make up the entire shortfall by the end of the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee or other applicable party  will be used to pay down the total principal balance of the related series of certificates or otherwise as described in the related prospectus supplement.  If the subject securitization transaction contemplates a prefunding period, we will disclose in the related prospectus supplement any limitation on the ability to add pool assets and the requirements for mortgage assets that may be added to the related mortgage asset pool.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

	●	cash that would be applied to pay down the principal balances of certificates of that series; and/or

	●	other mortgage loans or mortgage-backed securities that—

		1.	conform to the description of mortgage assets in this prospectus, and

		2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, all or substantially all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under “Description of the Certificates—General” and “—Payments on the Certificates,” an offered certificate may entitle the holder to receive:

	●	payments of interest;

	●	payments of principal;

	●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

	●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including the principal balance or notional amount, pass-through rate, payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

See “Description of the Certificates.”

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates

Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support.  The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund.  We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement.  In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

	●	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

	●	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

	●	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related  protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See “Risk Factors,” “The Trust Fund” and “Description of Credit Support.”

Advances with Respect to the Mortgage Assets

If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

	●	delinquent scheduled payments of principal and/or interest, other than balloon payments,

	●	property protection expenses,

	●	other servicing expenses, or

	●	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement.  That party may also be entitled to receive interest on its advances for a specified period.  See “Description of the Governing Documents—Advances.”

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination

We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates.  In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

	●	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

	●	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See “Description of the Certificates—Termination and Redemption.”

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

	●	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended; or

	●	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986, as amended.

See “Material Federal Income Tax Consequences.”

ERISA Considerations
If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended.  See “ERISA Considerations.”

Legal Investment
We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You are encouraged to consult your own legal advisors to determine the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment.”

Ratings
It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.  See “Ratings.”

RISK FACTORS

You should consider the following factors, as well as the factors set forth under “Risk Factors” in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.  Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan.  The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan.  The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan.  In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing.  If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline.  These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.  Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized.  In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.  If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets.  Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.  As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates.  A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments.  If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date.  If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended.  Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.  If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans.  If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.  The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases.  If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.  The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated.  However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.  Furthermore, the timing of losses on the underlying mortgage loans can affect your yield.  In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

There Is an Increased Risk of Default Associated with Balloon Payments.  Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing.  The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan.  The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan.  The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

●	the fair market value and condition of the underlying real property;

●	the level of interest rates;

●	the borrower’s equity in the underlying real property;

●	the borrower’s financial condition;

●	occupancy levels at or near the time of refinancing;

●	the operating history of the underlying real property;

●	changes in zoning and tax laws;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans.  The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.  You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans.  This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan.  In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds.  In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor.  Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;

●	the market value of the applicable real property at or prior to maturity; and

●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income.  The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties.  This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and

●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.  The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the characteristics of the neighborhood where the property is located;

●	the degree to which the subject property competes with other properties in the area;

●	the proximity and attractiveness of competing properties;

●	the existence and construction of competing properties;

●	the adequacy of the property’s management and maintenance;

●	tenant mix and concentration;

●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

●	demographic factors;

●	customer confidence, tastes and preferences;

●	retroactive changes in building codes and other applicable laws;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

●	an increase in vacancy rates;

●	a decline in rental rates as leases are renewed or replaced;

●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the rental rates at which leases are renewed or replaced;

●	the percentage of total property expenses in relation to revenue;

●	the ratio of fixed operating expenses to those that vary with revenues; and

●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs.  A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.  Generally, multifamily and commercial properties are subject to leases.  The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;

●	to fund repairs, replacements and capital improvements at the property; and

●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;

●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

●	an increase in tenant payment defaults or any other inability to collect rental payments;

●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

●	an increase in the capital expenditures needed to maintain the property or to make improvements;

●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options.  In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower.  In those cases a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.  In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property.  If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;

●	the creditworthiness of the tenants; and

●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property.  Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim.  The claim would be limited to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.  The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.  Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties.  Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property.  Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.  Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;

●	the availability of refinancing sources;

●	changes in governmental regulations, licensing or fiscal policy;

●	changes in zoning or tax laws; and

●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.  The operation of an income-producing property will depend upon the property manager’s performance and viability.  The property manager generally is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

●	operating the property and providing building services;

●	managing operating expenses; and

●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,

●	reduce operating and repair costs, and

●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow.  However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.  Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.  The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property.  Failure to do so may materially impair the property’s ability to generate cash flow.  The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements.  Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.  There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.  Some income-producing properties are located in highly competitive areas.  Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;

●	location;

●	type of business or services and amenities offered; and

●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;

●	has lower operating costs;

●	offers a more favorable location; or

●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.  Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property.  See, for example, “—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” below.  Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis.  Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time.  The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.  The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties.  As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No

Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.  As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case.  Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.  Factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

●	the types of services or amenities offered at the property;

●	the location of the property;

●	distance from employment centers and shopping areas;

●	the characteristics of the surrounding neighborhood, which may change over time;

●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

●	the ability of management to provide adequate maintenance and insurance;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●
the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

●	the ability of management to respond to competition;

●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

●
in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

●
adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

●	local factory or other large employer closings;

●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

●	whether the property is subject to any age restrictions on tenants;

●	the extent to which increases in operating costs may be passed through to tenants; and

●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property.  Among other things, these states may—

●	require written leases;

●	require good cause for eviction;

●	require disclosure of fees;

●	prohibit unreasonable rules;

●	prohibit retaliatory evictions;

●	prohibit restrictions on a resident’s choice of unit vendors;

●	limit the bases on which a landlord may increase rent; or

●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings.  These regulations may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units.  Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies.  These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region.  These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both.  An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies.  When the credits or subsidies cease, net operating income will decline.  In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.  Some multifamily properties are owned or leased by cooperative corporations.  In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation.  The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

●	mortgage loan payments,

●	real property taxes,

●	maintenance expenses, and

●	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums.  A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

●	maintenance payments from the tenant/shareholders, and

●	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures.  Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.  A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.  Additional factors likely to affect the economic performance of a cooperative corporation include—

●
the failure of the corporation to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

●
the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation.  Shares are allocated to each apartment unit by the owner or sponsor.  The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period.  As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation.  In general the sponsor controls the corporation’s board of directors and management for a limited period of time.  If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans.  Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment  unit as a subtenant from the owner of the shares allocated to that unit.  Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy.  In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws.  The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.  Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.  The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public.  Some examples of retail properties include—

●	shopping centers,

●	factory outlet centers,

●	malls,

●	automotive sales and service centers,

●	consumer oriented businesses,

●	department stores,

●	grocery stores,

●	convenience stores,

●	specialty shops,

●	gas stations,

●	movie theaters,

●	fitness centers,

●	bowling alleys,

●	salons, and

●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;

●	tenants’ sales;

●	tenant mix;

●	whether the property is in a desirable location;

●	the physical condition and amenities of the building in relation to competing buildings;

●
whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants.  Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations.  In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,

●	grant a potential tenant a free rent or reduced rent period,

●	improve the condition of the property generally, or

●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property.  The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	perceptions regarding the safety of the surrounding area;

●	demographics of the surrounding area;

●	the strength and stability of the local, regional and national economies;

●	traffic patterns and access to major thoroughfares;

●	the visibility of the property;

●	availability of parking;

●	the particular mixture of the goods and services offered at the property;

●	customer tastes, preferences and spending patterns; and

●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses.  A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.  Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs.  A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights.  Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms.  Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important.  Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants.  Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.  Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants.  Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower.  We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space.  If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s lease;

●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

●
the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

●	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs.  For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	catalogue retailers;

●	home shopping networks and programs;

●	internet web sites and electronic media shopping; and

●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters.  Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.  Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

●
the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

●	the location of the property with respect to the central business district or population centers;

●	demographic trends within the metropolitan area to move away from or towards the central business district;

●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

●	the quality and philosophy of building management;

●	access to mass transportation;

●	accessibility from surrounding highways/streets;

●	changes in zoning laws; and

●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property.  In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option.  Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants.  The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market.  Competitive factors affecting an office property include:

●	rental rates;

●	the building’s age, condition and design, including floor sizes and layout;

●	access to public transportation and availability of parking; and

●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy.  Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;

●	tax incentives; and

●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis.  A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.  Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;

●	resort hotels with many amenities;

●	limited service hotels;

●	hotels and motels associated with national or regional franchise chains;

●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;

●	the seasonal nature of business at the property;

●	the level of room rates relative to those charged by competitors;

●	quality and perception of the franchise affiliation;

●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

●	the existence or construction of competing hospitality properties;

●	nature and quality of the services and facilities;

●	financial strength and capabilities of the owner and operator;

●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

●	increases in operating costs, which may not be offset by increased room rates;

●	the property’s dependence on business and commercial travelers and tourism;

●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

●
changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates.  Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties.  Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements.  The continuation of a franchise is typically subject to specified operating standards and other terms and conditions.  The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards.  The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license.  It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property.  In that event, the owner of the hospitality property may elect to allow the franchise license to lapse.  In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license.  The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;

●	the public perception of the franchise service mark; and

●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted.  The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses.  That party would be required to apply in its own right for new operating, liquor and other licenses.  There can be no assurance that a new license could be obtained or that it could be obtained promptly.  The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Casino Properties.  Factors affecting the economic performance of a casino property include:

●	location, including proximity to or easy access from major population centers;

●	appearance;

●	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

●	the existence or construction of competing casinos;

●	dependence on tourism; and

●	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

●	providing alternate forms of entertainment, such as performers and sporting events, and

●	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation.  A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator.  In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender.  Gaming licenses are not transferable, including in connection with a foreclosure.  There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.  Health care-related properties include:

●	hospitals;

●	medical offices;

●	skilled nursing facilities;

●	nursing homes;

●	congregate care facilities; and

●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare.  Medicaid and Medicare are subject to:

●	statutory and regulatory changes;

●	retroactive rate adjustments;

●	administrative rulings;

●	policy interpretations;

●	delays by fiscal intermediaries; and

●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility.  Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers.  In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law.  They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;

●	facility inspections;

●	rate setting;

●	disruptions in payments;

●	reimbursement policies;

●	audits, which may result in recoupment of payments made or withholding of payments due;

●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

●
patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.  Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure.  Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.  The lender or other purchaser may have to apply in its own right for those licenses and approvals.  There can be no assurance that a new license could be obtained or that a new approval would be granted.  In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues.  Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.  For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs.  Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs.  There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions.  The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property.  In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies.  There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities.  They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers.  The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions.  The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care.  If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.  Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time.  Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.  Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy.  In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

●	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use.  This will adversely affect their liquidation value.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.  Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low.  Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.  In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use.  This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,

●	location and visibility,

●	tenant privacy,

●	efficient access to the property,

●	proximity to potential users, including apartment complexes or commercial users,

●	services provided at the property, such as security,

●	age and appearance of the improvements, and

●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.  Therefore, these facilities may pose additional environmental risks to investors.  Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities.  Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Restaurants and Taverns.  Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;

●	perceptions by prospective customers of safety, convenience, services and attractiveness;

●	the cost, quality and availability of food and beverage products;

●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

●	changes in demographics, consumer habits and traffic patterns;

●	the ability to provide or contract for capable management; and

●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out.  Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive.  The principal means of competition are—

●	market segment,

●	product,

●	price,

●	value,

●	quality,

●	service,

●	convenience,

●	location, and

●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located.  Other restaurants could have—

●	lower operating costs,

●	more favorable locations,

●	more effective marketing,

●	more efficient operations, or

●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged.  The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities.  Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers.  In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements.  Those agreements typically do not contain provisions protective of lenders.  A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination.  In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement.  The transferability of a franchise may be subject to other restrictions.  Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.  Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units.  The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping.  The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.  In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use.  Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season.  This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.  In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

●	location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the number of comparable competing properties in the local market;

●	the age, appearance, condition and reputation of the property;

●	whether the property is subject to any age restrictions on tenants;

●	the quality of management; and

●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,

●	cooperatively-owned apartment buildings,

●	condominium complexes, and

●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use.  This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property.  In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks.  These ordinances may limit rent increases to—

●	fixed percentages,

●	percentages of increases in the consumer price index,

●	increases set or approved by a governmental agency, or

●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite.  Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states.  In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.  Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.  Factors affecting the economic performance of a property of this type include:

●	the location and appearance of the property;

●	the appeal of the recreational activities offered;

●	the existence or construction of competing properties, whether or not they offer the same activities;

●	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

●	geographic location and dependence on tourism;

●	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

●	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

●	sensitivity to weather and climate changes; and

●	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.  In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Arenas and Stadiums.  The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

●	sporting events;

●	musical events;

●	theatrical events;

●	animal shows; and/or

●	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

●	the appeal of the particular event;

●	the cost of admission;

●	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

●	perceptions by prospective patrons of the safety of the surrounding area; and

●	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant.  An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements.  Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses.  This will adversely affect their liquidation value.

Churches and Other Religious Facilities.  Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures.  The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors.  Donations may be adversely affected by economic conditions, whether local, regional or national.  Religious facilities are special purpose properties that are not readily convertible to alternative uses.  This will adversely affect their liquidation value.

Parking Lots and Garages.  The primary source of income for parking lots and garages is the rental fees charged for parking spaces.  Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.  The value of unimproved land is largely a function of its potential use.  This may depend on—

●	its location,

●	its size,

●	the surrounding neighborhood, and

●	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and

●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan.  In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,

●	cover operating expenses, and

●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy.  Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,

●	hotels and motels,

●	recreational vehicle parks, and

●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,

●	retail stores,

●	office buildings, and

●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants.  Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants.  Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property.  Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;

●	increases in interest rates and real estate tax rates; and

●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses.  However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default.  In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan.  In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans.  For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination.  The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time.  Moreover, even a current appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

●	the income capitalization method, which takes into account the property’s projected net cash flow; or

●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties.  For example—

●	it is often difficult to find truly comparable properties that have recently been sold;

●	the replacement cost of a property may have little to do with its current market value; and

●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance.  As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates.  The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

●	the operation of all of the related real properties, and

●	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property.  That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period.  In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management.  This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust.  In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

●	any adverse economic developments that occur in the locale, state or region where the properties are located;

●	changes in the real estate market where the properties are located;

●	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

●	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates.  In addition, some of those mortgage loans may be prepaid or liquidated.  As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities.  In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.  Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so.  This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.  The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents.  These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

●	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks.  We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent.  However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower.  Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity.  Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent.  Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.  See “—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates” below and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future.  Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property.  If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally.  To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right.  However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated.  While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.  Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.  This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts.  In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents.  Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

●
that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

●	that the results of the environmental testing were accurately evaluated in all cases;

●
that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost.  Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or

●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials.  The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner.  In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property.  In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.  Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument.  In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint.  Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or

●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws.  Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

●
to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

●	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

●	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums.  In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.  Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

For purposes of each prospectus supplement, unless otherwise indicated therein, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.  If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates.  Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds.  While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises.  As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease.  In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.  Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in a trust fund may not.

With respect to certain of the mortgage loans included in one of our trusts, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues” in this prospectus.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks.  In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements.  Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan.  While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest.  However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord.  In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.  Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure.  The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease.  In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property.  It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land.  In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer.  Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.  It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related.  If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan.  In order to do so, the court would have to determine that—

●	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

●
the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization.  The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.  Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear.  Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable.  In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.  Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or

●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●           the default is deemed to be immaterial,
●           the exercise of those remedies would be inequitable or unjust, or
●           the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions” below in this prospectus.

Assignments of Leases.  Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents.  Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  In the event the borrower defaults, the license terminates and the lender is entitled to collect rents.  In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow.  Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.  A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property.  The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan.  A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes.  In some states, some forms of prepayment premiums are unenforceable.  If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral.  This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules.  A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation.  In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans.  As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules.  See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt.  In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan.  See “The Trust Fund—Mortgage Loans—Loan Combinations.”

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults.  Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral.  For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity.  In addition, the related borrower may have difficulty repaying multiple loans.  The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy.  Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.  See “Certain Legal Aspects of the Mortgage Loans—Subordinate Financing.”

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

●
grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of the payment terms of the subject underlying mortgage loan; and or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also “—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests” below.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans — not included in the related trust — that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See “The Trust Fund—Mortgage Loans—Loan Combinations.” Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer — without cause — with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination — or, if applicable, any representative, designee or assignee thereof with respect to the particular right — that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in an unrelated securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination.  Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests.  See “Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.”

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral.  Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender.  While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law.  This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections.  In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder.  Such financing is often referred to as mezzanine debt.  While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

●	limits modifications of payment terms of the subject underlying mortgage loan; and/or

●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates.

The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates.  For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy.  Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,

●	riot, strike and civil commotion,

●	terrorism,

●	nuclear, biological or chemical materials,

●	revolution,

●	governmental actions,

●	floods and other water-related causes,

●	earth movement, including earthquakes, landslides and mudflows,

●	wet or dry rot,

●	mold,

●	vermin, and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements.  Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use.  This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises “as is” in the event of a substantial casualty loss.  This may adversely affect the cash flow available following the casualty.  If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full.  In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons.  If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance.  This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property.  There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates.  It is possible that those legal proceedings may have a material adverse effect on any borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;

●	negligence resulting in a personal injury, or

●	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property.  If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement.  You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests.  For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future.  However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust.  The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust.  Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

●	the real properties may be managed by property managers that are affiliated with the related borrowers;

●	the property managers also may manage additional properties, including properties that may compete with those real properties; or

●
affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments.  As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property.  Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property.  As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.  In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity.  We cannot assure you that a secondary market for your offered certificates will develop.  There will be no obligation on the part of anyone to establish a secondary market, including any underwriter of your offered certificates, although the prospectus supplement may indicate that one or more underwriters of your offered certificates intend to establish a secondary market in the certificates.  Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class.  Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates.  The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to.  Lack of liquidity could adversely affect the market value of your offered certificates.  We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets.  Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate securitization markets, as well as the debt markets generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate has resulted in increased delinquencies and defaults on loans secured by that real estate.  In addition, the downturn in the general economy has affected the financial strength of many commercial real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on securities that are backed by loans secured by that real estate and thus affect the values of those securities.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe or how it will affect the value of your offered certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of commercial mortgage-backed securities.  The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities.  Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of your offered certificates.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust.  The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.  No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.  Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets.  If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss.  Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support.  The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets.  Actual losses may, however, exceed the assumed levels.  See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.”  If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.  The credit support, if any, for your offered certificates may not cover all of your potential losses.  For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans.  You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.  If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable.  Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing — directly or through representatives — the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series.  You should expect that those certificateholders and/or certificate owners — directly or through representatives — will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The servicer for a series of certificates may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act.  If a servicer for any series of certificates were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the related pooling and servicing agreement or similar document provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable.  However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement or similar document in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement or similar document and give the trust a claim for damages and the ability to appoint a successor servicer.  An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption.  The bankruptcy court may permit the servicer to assume the pooling and servicing agreement or similar document and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer.  Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer.  Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool.  The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company.  As a result—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

●	you may have only limited access to information regarding your offered certificates;

●	you may suffer delays in the receipt of payments on your offered certificates; and

●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Book-Entry Registration.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

Any of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes.  If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property.  Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●
any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended, and

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.  If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate.  As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.  While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses.  Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics.  In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See “Material Federal Income Tax Consequences—REMICs.”

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986, as Amended.  A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986, as amended.  You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses.  In particular, the tax on excess inclusion:

●	generally will not be reduced by losses from other activities,

●	for a tax-exempt holder, will be treated as unrelated business taxable income, and

●	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.  The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.  However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986, as amended.  Therefore, the certificates that are residual interests generally are not appropriate investments for:

●	individuals,

●	estates,

●	trusts beneficially owned by any individual or estate, and

●	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions.  These restrictions will reduce your ability to liquidate a REMIC residual certificate.  For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

●	a foreign person under the Internal Revenue Code of 1986, as amended, or

●	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, as amended, unless all of its beneficial owners are U.S. persons, or

●	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this “—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences” section.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.”

The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates

Any credit rating assigned by a rating agency to a class of offered certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement.  Such rating will not constitute an assessment of the likelihood that—

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of such prepayments might differ from that originally anticipated; or

●	the likelihood of early optional termination of the trust.

Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios.  Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of offered certificates.

The amount, type and nature of credit support given a series of offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series.  Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group.  There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans.  However, we cannot assure you that those values will not decline in the future.  As a result, the credit support required in respect of the offered certificates of any series may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

The Ratings of Your Offered Certificates May Be Lowered or Withdrawn, or Your Certificates May Receive an Unsolicited Rating, Which May Adversely Affect the Liquidity, Market Value and Regulatory Characteristics of Your Offered Certificates

Unless otherwise provided in the prospectus supplement (and in any event as may be required by the applicable regulations associated with the depositor’s use of Form S-3 for the registration statement pursuant to which the offering of the offered certificates is being made hereby), it is a condition to the issuance of the offered certificates that they be rated investment grade (i.e., in one of the four highest rating categories) by at least one nationally recognized statistical rating organization.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.  The rating(s) of any series of offered certificates by any applicable rating agency may be lowered following the initial issuance of the certificates as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.  In addition, the Securities and Exchange Commission may determine that any rating agency retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates.  Neither the depositor nor any related sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of offered certificates.  If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of any series of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Additionally, it is possible that rating agencies not hired by the depositor, a sponsor or an underwriter may provide unsolicited ratings that differ from the ratings provided by any rating agencies retained by the depositor, a sponsor or an underwriter.  There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of any series of offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) in any series offered certificates if an unsolicited rating is issued after the date of the related prospectus supplement.  Consequently, if you intend to purchase offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered certificates.  If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by any rating agency retained by the depositor, a sponsor or an underwriter in connection with any series issuance, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus.  Frequently used capitalized terms will have the respective meanings assigned to them in the “Glossary” attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund.  Each such trust fund will primarily consist of:

●	various types of multifamily and/or commercial mortgage loans;

●
mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

●	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this “Description of the Trust Assets” section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool.  We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts.  Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.  Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt.  That obligation will be evidenced by a promissory note or bond.  In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

●	rental or cooperatively-owned buildings with multiple dwelling units;

●
retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

●
retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

●	office properties;

●	hospitality properties, such as hotels, motels and other lodging facilities;

●	casino properties;

●	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

●	industrial properties;

●	warehouse facilities, mini-warehouse facilities and self-storage facilities;

●	restaurants, taverns and other establishments involved in the food and beverage industry;

●	manufactured housing communities, mobile home parks and recreational vehicle parks;

●	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

●	arenas and stadiums;

●	churches and other religious facilities;

●	parking lots and garages;

●	mixed use properties;

●	other income-producing properties; and

●	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income.  Set forth above under “Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks” is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

●	a fee interest or estate, which consists of ownership of the property for an indefinite period,

●	an estate for years, which consists of ownership of the property for a specified period of years,

●	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

●	shares in a cooperative corporation which owns the property, or

●	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property.  In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination.  A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund.  Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note.  The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties.  The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted.  The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document.  Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination.  Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.  “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Junior Mortgage Loans.  If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.  However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund.  The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full.  In a foreclosure proceeding, the sale proceeds are generally applied—

●	first, to the payment of court costs and fees in connection with the foreclosure,

●	second, to the payment of real estate taxes, and

●	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan.  If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.  If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued.  In those cases, we will describe in the related prospectus supplement—

●	the period of the delinquency,
●	any forbearance arrangement then in effect,
●	the condition of the related real property, and
●	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.  Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.  Each of the mortgage loans included in one of our trusts will have the following features:

●	an original term to maturity of not more than approximately 40 years; and

●	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

●	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

●
provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

●	provide for no accrual of interest;

●
provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

●	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

●	permit the negative amortization or deferral of accrued interest;

●	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

●	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.  We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

●	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

●	the type or types of property that provide security for repayment of the mortgage loans;

●	the earliest and latest origination date and maturity date of the mortgage loans;

●
the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

●	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

●	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

●
if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

●	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

●
debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

●	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

●	more general information in the related prospectus supplement, and

●	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Real Property and Other Collateral.  Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

●
mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

●	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

●	will have been registered under the Securities Act, or

●	will be exempt from the registration requirements of that Act, or

●	will have been held for at least the holding period specified in Rule 144(d) under that Act, or

●	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts.  In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

●	the initial and outstanding principal amount(s) and type of the securities;

●	the original and remaining term(s) to stated maturity of the securities;

●	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

●	the payment characteristics of the securities;

●	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

●	a description of the related credit support, if any;

●	the type of mortgage loans underlying the securities;

●	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

●	the terms and conditions for substituting mortgage loans backing the securities; and

●	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Acquisition, Removal and Substitution of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Citigroup Global Markets Realty Corp. or another of our affiliates or from another seller of commercial and multifamily mortgage loans.  We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.  If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall.  For 90 days — or such other period as may be specified in the related prospectus supplement — following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.  If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period;

●	the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds;

●	triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

●	when and how new mortgage assets may be acquired during the prefunding period, and any limitation on the ability to add mortgage assets;

●	the acquisition or underwriting criteria for additional mortgage assets to be acquired during the prefunding period;

●	which party has the authority to add mortgage assets or determine if proposed additional mortgage assets meet the acquisition or underwriting criteria for adding mortgage assets;

●	any requirements to add minimum amounts of mortgage assets and any effects of not meeting those requirements;

●
if applicable, the procedures and standards for the temporary investment of funds in the prefunding account pending use and a description of the financial products or instruments eligible for the prefunding account; and

●	the circumstances under which funds in a prefunding account will be distributed to certificateholders or otherwise disposed of.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

●	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

●	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on a direct or indirect equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.  In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, all of the remaining certificateholders of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust.  Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also “Description of the Certificates—Termination and Redemption.”

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders.  All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts.  We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments.  In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets.  The types of credit support that may benefit the holders of a class of offered certificates include:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	a letter of credit;

●	a surety bond;

●	an insurance policy;

●	a guarantee; and/or

●	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested.  For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

●	interest rate exchange agreements;

●	interest rate cap agreements;

●	interest rate floor agreements; or

●	currency exchange agreements.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.  If applicable, we will also identify any obligor under the agreement or other arrangement.

TRANSACTION PARTICIPANTS

The Sponsor

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Realty Corp. (‘‘CGMRC’’), a New York corporation, will act as the sole sponsor or a co-sponsor of each securitization transaction involving the issuance of a series of offered certificates.  CGMRC was organized in 1979 and is a wholly owned subsidiary of Citigroup Inc. and an affiliate of both us and Citigroup Global Markets Inc. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group.  Its telecopy number is (212) 723-8604. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

The prospectus supplement for each series of certificates offered by this prospectus will also identify and provide information as to CGMRC, if it acts as sponsor, and any other sponsors for the related securitization transaction.  Such information will include, as to each such sponsor, a description of its securitization program.

The Depositor

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to each series of certificates offered by this prospectus.  We were incorporated in the state of Delaware on July 17, 2003.  We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

We are an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. and an affiliate of Citigroup Global Markets Inc.  Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.  Our telephone number is 212-816-6000.

We do not have, and do not expect in the future to have, any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

●	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans;

●	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans;

●
authorizing, issuing, selling and delivering bonds or other evidence of indebtedness that are secured by a pledge or other assignment of real properties, mortgage loans, mortgage-backed securities, reserve funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other credit enhancement device or interest rate or currency protection device;

●
acting as depositor of one or more trusts formed to issue, sell and deliver bonds or certificates of interest that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

●
doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2003, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.  We generally acquire the commercial and multifamily mortgage loans from CGMRC or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

●
to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or failure to make certain distributions to the certificateholders required pursuant to the related Governing Document, and thereupon appoint a successor trustee;

●	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

●
to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related Governing Document; and

●
to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related Governing Document.

Generally, however, it is expected that the functions and/or duties set out under this “—The Depositor” section will be performed by our agents or affiliates.

Neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement.  The pooling and servicing agreement for each series will provide that the holders of the certificates for the series will have no rights or remedies against us or any of our affiliates for any losses or other claims in connection with any series of offered certificates or the underlying mortgage loans other than the repurchase or substitution of the mortgage loans by us or one of our affiliates, if and to the extent specifically disclosed in the related prospectus supplement.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued.  Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or other jurisdiction specified in the related prospectus supplement.  As described in the related prospectus supplement, the  Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets.  Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.  Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by CGMRC or by one of our other affiliates.  In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts.  Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions.  See “Transaction Participants—The Sponsor.”  We will identify in the related prospectus supplement any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that will or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The “Governing Document” for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements.  In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party.  We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets.  The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder.  However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets.  The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates.  The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series.  The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement.  We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under “Transaction Participants—The Depositor.”

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund.  We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment.  We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.  Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document.  That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

●	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity, the maturity date or the anticipated repayment date, and

4.	the outstanding principal balance; and

●	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

●	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

●	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

●	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement.  In most cases, the warranting party will be a prior holder of the particular mortgage assets.  We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts.  The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust.  Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services.  In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.  Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

●	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

●	ensuring that the related properties are properly insured;

●	attempting to collect delinquent payments;

●	supervising foreclosures;

●	negotiating modifications;

●	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

●	protecting the interests of certificateholders with respect to senior lienholders;

●	conducting inspections of the related real properties on a periodic or other basis;

●	collecting and evaluating financial statements for the related real properties;

●	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

●	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer.  In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

●	mortgage loans as to which there is a material non-monetary default;

●	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

●	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer.  When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property.  In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate.  A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives.  The time period within which a special servicer can—

●	make the initial determination of appropriate action,

●	evaluate the success of corrective action,

●	develop additional initiatives,

●	institute foreclosure proceedings and actually foreclose, or

●	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located.  If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.  See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

●	performing property inspections and collecting, and

●	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

●	continuing to receive payments on the mortgage loan,

●	making calculations with respect to the mortgage loan, and

●	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under “The Trust Fund—Mortgage Loans—Loan Combinations.”  With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination.  With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans.  In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts.  See “Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.”

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers.  In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts.  A sub-servicer engaged by the master servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool.  However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document.  Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees.  Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

●	that mortgage-backed security will be registered in the name of the related trustee or its designee;

●	the related trustee will receive payments on that mortgage-backed security; and

●
subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

●	delinquent payments of principal and/or interest, other than balloon payments,

●	property protection expenses,

●	other servicing expenses, or

●	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders.  Advances are not a guarantee against losses.  The advancing party will be entitled to recover all of its advances out of—

●	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

●	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement.  That entity may be entitled to payment of interest on its outstanding advances—

●	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

●	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

●
the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

●
a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.  The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given.  If the duties of the master servicer or the special servicer are transferred to a successor thereto, then (except as otherwise described in the related prospectus supplement) any related master servicing compensation or special servicing compensation, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will generally be payable to such successor.  Unless otherwise specified in the related prospectus supplement, the Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

●	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

●	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective  members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that Governing Document or series of offered certificates or the related trust.

However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

●	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

●	incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document; or

●
incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that Governing Document.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

●	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

●	either—

1.	that party is specifically required to bear the expense of the action, or

2.
the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document.  In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

●	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

●	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

●	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement.  In general, that compensation will be payable out of the related trust assets.

Termination Events

We will identify in the related prospectus supplement the various events under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.  Unless otherwise specified in the related prospectus supplement, the Governing Document for each series of offered certificates will provide that if the master servicer, special servicer or manager is terminated as a result of any such event, and if certain specified other parties to that Governing Document actually incur any reasonable third-party costs or expenses in connection with transferring mortgage files, servicing files and related information, records and reports to the successor master servicer, special servicer or manager and amending the related Governing Document to reflect (as well as providing appropriate notices to mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession, then those costs and expenses of such other non-terminated party must be borne by the terminated party, and if not paid by the terminated party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-terminated party will be entitled to indemnification for those costs and expenses from the related trust fund, although the terminated party will not thereby be relieved of its liability for those costs and expenses.

Amendment

Under the circumstances described in the related prospectus supplement, the Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series.

In general, except as otherwise specified in the related prospectus supplement, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage or portion specified in the related prospectus supplement, of the voting rights allocated to those classes of that series that are affected by the amendment.

The Governing Document relating to each series of certificates may provide that no amendment to the Governing Document will be made unless there has been delivered in accordance therewith an opinion of counsel to the effect that the amendment will not cause the applicable trust to fail to qualify as a REMIC or grantor trust at any time that any of the related certificates are outstanding or cause a tax to be imposed on the trust under the provisions of the Internal Revenue Code.

The prospectus supplement for a series of certificates may describe other or different provisions concerning the amendment of the related Governing Document.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will furnish the requesting certificateholder with a list of the other certificateholders of record of that series identified in the certificate register at the time of the request.  However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send and may require the requesting certificateholder to cover the expense of the trustee or other certificate registrar providing that list.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, association, corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia.  In addition, the trustee must at all times—

●	be authorized under those laws to exercise trust powers;

●	with limited exception, have a combined capital and surplus of at least $50,000,000; and

●	be subject to supervision or examination by federal or state authority.

If the bank, association, corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, association, corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

In general, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

●	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

●
be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys.  However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets.  All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and control persons will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document.  However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document.  Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, certificate administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us.  Upon receiving that notice, we or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee.  If no successor trustee has been appointed and has accepted appointment within a specified period after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

●	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we or the master servicer make a written request for the trustee to resign, or

●
the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then (unless otherwise specified in the related prospectus supplement) we may remove the trustee and appoint a successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing more than 50%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee.  Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the related Governing Document.

Unless otherwise specified in the related prospectus supplement, the Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:  (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction.  Each series of offered certificates will consist of one or more classes.  Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

●	have the same series designation;

●	were issued under the same Governing Document; and

●	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

●	have the same class designation; and

●	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms.  An offered certificate may entitle the holder to receive:

●	a stated principal amount, which will be represented by its principal balance, if any;

●
interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

●	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

●	payments of principal, with disproportionate, nominal or no payments of interest;

●	payments of interest, with disproportionate, nominal or no payments of principal;

●
payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

●
payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

●	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

●	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

●	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

●
payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

●
payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

●	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

●	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes.  For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate.  That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate.  In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate.  Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement.  A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company.  Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange.  Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates.  If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.  Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval.  Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates.  In the prospectus supplement for each series of offered certificates, we will identify:

●	the frequency of distributions on, and the periodic distribution date for, that series,

●
the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

●	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.  Payments on an offered certificate will be made to the holder entitled thereto either—

●
by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

●	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

●
the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

●
any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

●
any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

●
how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

●	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we  will provide information regarding any directing of cash flows from the trust assets – such as to reserve accounts, cash collateral accounts or expenses – and the purpose and operation of those requirements.

Payments of Interest.  In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.  However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable.  For example, the pass-through rate for a class of interest-bearing offered certificates may be:

●	a specified fixed rate;

●	a rate based on the interest rate for a particular related mortgage asset;

●
a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

●
a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

●
a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

●
a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

●
a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

●
a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

●
the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

●
a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined.  If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

●	a 360-day year consisting of 12 30-day months,

●	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

●	the actual number of days elapsed during each relevant period in a normal calendar year, or

●	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date.  However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

●	based on the principal balances of some or all of the related mortgage assets; or

●	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.  An offered certificate may or may not have a principal balance.  If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

●	payments of principal actually made to the holders of that class, and

●	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement.  If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.  Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust.  If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets.  Payments of principal on a series of offered certificates may also be made from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets.  Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets.  We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date.  However, if the offered certificates of any particular class or series are not paid in full by a specified date, then,  as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, the allocations may be effected as follows:

●	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

●	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See “Description of Credit Support.”

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed by us with the SEC with respect to a trust and relating to a series of offered certificates, after the date of this prospectus and before the end of the related offering, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are deemed incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing.  Information contained in a document subsequently filed and incorporated or deemed incorporated by reference in this prospectus will modify or supersede different information contained in this prospectus—or in the related prospectus supplement—or in any other previously filed document that also is incorporated by reference in this prospectus.  Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including:

●
Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

●
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

●
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

●
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant.  Each of our trusts will have a separate file number assigned by the SEC, which will be comprised of a series number preceded by the Securities Act registration number set forth under “Available Information.” Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under that trust’s specific file number, which will be set forth in the final prospectus supplement related to the applicable series.

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  If this is the case, we will identify in the related prospectus supplement the address of that website.  If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus.  Unless we state otherwise in the related prospectus supplement, requests for this information should be made to us at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, New York, New York 10013 (phone: 1-877-858-5407).

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement.  In general, that statement will include information regarding—

●	the payments made on that distribution date with respect to the applicable class of offered certificates, and

●	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

●	that calendar year, or

●	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement.  Certificateholders will generally not have a right to vote, except—

●	with respect to certain amendments to the related Governing Document as described under “Description of the Governing Documents—Amendment,” or

●	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a  specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager.  In general, that removal or replacement must be for cause.  We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

●	the final payment or other liquidation of the last mortgage asset in that trust; and

●
the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the respective parties to the Governing Document and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder.  The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust.  We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all or substantially all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC or other specified class of non-offered certificates) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust.  Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to purchase, or to solicit bids for the purchase of, all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates.  The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value.  If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool – or, in the case of a master trust, of the particular series in which the class was issued – is still outstanding, will include the word “callable.”

Book-Entry Registration

General.  Any class of offered certificates may be issued in book-entry form through the facilities of DTC.  If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee.  If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.  DTC is:

●	a limited-purpose trust company organized under the New York Banking Law,

●	a “banking corporation” within the meaning of the New York Banking Law,

●	a member of the Federal Reserve System,

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

●	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations  that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC.  The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates.  Transactions may be settled in Clearstream in a variety of currencies, including United States dollars.  Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic securities markets in numerous countries through established depository and custodial relationships.  Clearstream is registered as a bank in Luxembourg.  It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks.  Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks.  Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.  Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in Euroclear in a variety of currencies, including United States dollars.  Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this “—Book-Entry Registration” section.  Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company.  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC.  ECSPLC establishes policy for the Euroclear system on behalf of  member organizations of Euroclear.  Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.  Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions.  The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.  All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.  Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose.  In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.  A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.  DTC has no knowledge of the actual beneficial owners of the book-entry certificates.  DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners.  The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds.  Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable.  These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.  Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day.  Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC.  The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC.  DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

●	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

●	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only “certificateholder” of book-entry certificates will be DTC or its nominee.  Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as “certificateholders.”  The beneficial owners of book-entry certificates will be permitted to exercise the rights of “certificateholders” only indirectly through the DTC participants, who in turn will exercise their rights through DTC.  We have been informed that DTC will take action permitted to be taken by a “certificateholder” only at the direction of one or more DTC participants.  DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.  Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

●
we advise the related trustee or other related certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

●
we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates.  Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

●	the price you paid for your offered certificates,

●	the pass-through rate on your offered certificates, and

●	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans.  If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate.  We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors.  That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates.  The rate of principal payments on those mortgage loans will be affected by the following:

●	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

●	the dates on which any balloon payments are due; and

●
the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

●	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

●
when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.  If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

●	be based on the principal balances of some or all of the mortgage assets in the related trust, or

●	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

●	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

●
payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

●	the availability of mortgage credit;

●	the relative economic vitality of the area in which the related real properties are located;

●	the quality of management of the related real properties;

●	the servicing of the mortgage loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

In general, those factors that increase—

●	the attractiveness of selling or refinancing a commercial or multifamily property, or

●	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate.  In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

●	prepayment lock-out periods, and

●	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

●	to convert to a fixed rate loan and thereby lock in that rate, or

●	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

●	realize its equity in the property,

●	meet cash flow needs or

●	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

●	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

●	the relative importance of those factors,

●	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

●	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates.  In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

●	scheduled amortization, or

●	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

●	the projected weighted average life of each class of those offered certificates with principal balances, and

●	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans.  Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.  CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.  For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.  Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans.  It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity.  The ability of a borrower to make a balloon payment typically will depend upon its ability either—

●	to refinance the loan, or

●	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout.  If a borrower defaults, recovery of proceeds may be delayed by—

●	the bankruptcy of the borrower, or

●	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.  The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur.  Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance.  Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

●	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

●	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

●	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.  We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates.  Deferred interest may be added to the total principal balance of a class of offered certificates.  In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate.  The result is the accelerated amortization of the mortgage loan.  The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.  The weighted average life of and yield on your offered certificates will be affected by—

●	the number of foreclosures with respect to the underlying mortgage loans; and

●	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.  The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls.  In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by the following:

●	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

●	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.  If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans.  They may also entitle you to payments of principal from the following sources:

●	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

●	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

●	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

●	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets.  That credit support may be in the form of any of the following:

●	overcollateralization and/or excess cash flow;

●	the subordination of one or more other classes of certificates of the same series;

●	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

●	the establishment of one or more reserve funds; or

●	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates.  If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies.  Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

●	the nature and amount of coverage under that credit support;

●	any conditions to payment not otherwise described in this prospectus;

●	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

●	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series.  If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.  If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls.  In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets.  We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series.  This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series.  As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement.  The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series.  The letter of credit may permit draws only in the event of select types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers.  These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement.  We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees.  If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related  prospectus supplement.  If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement.  If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls.  Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus.  We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions.  However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States.  Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated.  Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “The Trust Fund—Mortgage Loans.”

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property.  The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located.  Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,

●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

●	the knowledge of the parties to the mortgage, and

●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and

●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument.  The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,

●	the trustee to whom the real property is conveyed, and

●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties.  Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note.  In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,

●	the law of the state in which the real property is located,

●	various federal laws, and

●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts.  Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract.  Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser.  During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state.  Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited.  The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession.  In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture.  Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right.  In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.  Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases.  Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease.  However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC.  Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel.  In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse.  A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates.  However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or

●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.  See “—Bankruptcy Laws” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC.  Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection.  Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.  The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and

●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed.  A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property.  Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and

●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding.  The proceeds of that public sale are used to satisfy the judgment.  The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or

●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.  In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and

●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period.  In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property.  Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions.  Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens.  In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and

●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption.  In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.  Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly.  In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself.  In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.  Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules.  Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation.  In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first”

jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).  Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.  Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans.  Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale”  under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In  some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists.  Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.  These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale.  In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property.  Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness.  In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease.  Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.  Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants.  Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building.  That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.  Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative.  The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.  Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition.  Often, no interest or principal payments are made during the course of the bankruptcy case.  The delay caused by an automatic stay and its consequences can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.  Under the Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met.  A bankruptcy court may, among other things—

●
reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

●
reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

●	extend or shorten the term to maturity of the loan;

●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

●
permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the master servicer or special servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.  Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of the master servicer or special servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases.  In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents.  Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.  The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents.  Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.  A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,

●	accelerated rent,

●	damages, or

●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or

●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.  These remedies may be insufficient, and any assurances provided to the lessor may be inadequate.  If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease.  The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●
the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

●
the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.  To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Single Purpose Entity Covenants and Substantive Consolidation. Although the borrowers under the mortgage loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the recent bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity.  Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings.  In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases.  Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders.  However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective.  Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing.  In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization.  As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation.  Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired.  Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies.  A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings.  The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code.  In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities.  In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings.  Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.  Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.  Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the recent bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a sponsor of a borrower, such sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.  In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a mortgage loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement.  Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.  In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud.  It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee.  Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the mortgage loan proceeds, in addition to the overall cross-collateralization.  A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii)

the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.  It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition.  As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the related master servicer or special servicer to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.  A lender may be subject to environmental risks when taking a security interest in real property.  Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity.  Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan.  In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.  Environmental reports are generally prepared for mortgage properties that will be included in each mortgage pool.  At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.  Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental Condition..

CERCLA.  The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up.  A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower.  Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise.  Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Excluded from

CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.  This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.  The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks.  The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA.  Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing.  Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks.  It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.  Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption.  In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials.  These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and

●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose.  In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning.  If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer.  In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property.  While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often.  It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower.  These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.  The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard.  However, that individual or entity may be without substantial assets.  Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The related pooling and servicing agreement will provide that the master servicer or the special servicer, if any, acting on behalf of the related trust fund, may not acquire title to, or possession of, a mortgaged property underlying a mortgage loan, take over its operation or take any other action that might subject a given trust fund to liability under CERCLA or comparable laws unless the master servicer or special servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given trust fund to take any actions as are necessary to bring the mortgaged property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.  This requirement is intended to preclude enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that a given trust fund will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, we cannot assure you that any environmental assessment obtained by the master servicer or the special servicer, if any, will detect all possible Environmental Conditions or that the other requirements of the  related pooling and servicing agreement, even if fully observed by the master servicer and the special servicer, if any, will in fact insulate a given trust fund from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property.  In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states.  However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.  The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Unless otherwise specified in the related prospectus supplement, the pooling and servicing agreement for each series will provide that if any mortgage loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the related trust fund, the related master servicer or special servicer, on behalf of the related trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the related pooling and servicing agreement, and may waive or enforce any due on sale clause contained in the related mortgage loan, in each case subject to any consent rights of the special servicer (in the case of an action by the master servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.  The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;

●	second, to real estate taxes;

●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;

●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

●
acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

●
if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.  Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the mortgage loans underlying a series of offered certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”.  If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge.  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980.  Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.”  In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the  altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates.  In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred.  These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property.  This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America.  The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●
its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

●	the lender was, at the time of execution of the mortgage, “reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Terrorism Insurance Program

The Terrorism Risk Insurance Act of 2002 established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”).

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the related loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.  This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code.  It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings.  All of these authorities are subject to change and any change can apply retroactively.  No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.

Investors should consult their own tax advisers in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust.  If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus.  In addition, this discussion applies only to the extent that the related trust holds only mortgage loans.  If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included.  In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement.  See “The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.”

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections.  It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections.  The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.  With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	REMIC regular certificates, representing regular interests in the REMIC, or

2.	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status.  If so, the entity may become taxable as a corporation.  Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.  Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●
“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, the interest (including OID) on which will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, a corresponding portion of the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code.  If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations, the related offered certificates will qualify for the corresponding status in their entirety.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.  Generally, a “qualified mortgage” for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

The Treasury regulations provide that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.  It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code.  In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code.  If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Internal Revenue Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.  For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes.  As to each of these series of REMIC certificates, our counsel will opine -- assuming compliance with all applicable provisions -- that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC.  Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Internal Revenue Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.  Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.  Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income.  The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC, and prescribe a method for adjusting the amount and rate of accrual of such original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued.  The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing.  The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.  However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

In general, each REMIC regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

The stated redemption price at maturity of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest.  Generally, qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates.  If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments.  Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest.  In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate.  Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate.  However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be zero under the de minimis rule if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity.  For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

You may alternatively elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period.  For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC regular certificate as calculated taking into account the prepayment assumption), of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.  However, if the cost is in excess of its adjusted issue price, the daily portion will be reduced in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate.  The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero.  You may not deduct the negative amount currently.  Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate.  Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.  See “Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.”

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer.  Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS.  Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

Proposed regulations concerning the accrual of interest income by the holders of REMIC regular interests would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days.  The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC, in which the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments.  The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments.  It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.  You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.  Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income and must recognize as ordinary income the amount so allocated.  You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

You may elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method.  Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments.  Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire.  See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be zero under the de minimis rule if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations.  It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period, you may accrue  market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, you may be required to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income.  If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.  A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium.  You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate.  If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest.  If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire.  The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.  The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Deferred Interest.  Certain classes of REMIC regular certificates may provide for the accrual of deferred interest (i.e., interest deferred by reason of negative amortization) with respect to one or more adjustable rate mortgage loans.  Any deferred interest that accrues with respect to a class of REMIC regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such deferred interest are made.  It is unclear, under the OID regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as

OID (which could accelerate such inclusion).  Interest on REMIC regular certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC regular certificates.

Accrued Interest Certificates. Certain of the REMIC regular certificates (“Payment Lag Certificates”) may provide for payments of interest based on a period that corresponds to the interval between distribute dates but that ends prior to each such distribution date.  The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed such interval.  Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the REMIC regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date.  If a portion of the initial purchase price of a REMIC regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the REMIC regular certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC regular certificate.  However, it is unclear under this method how the OID regulations treat interest on Payment Lag Certificates.  Therefore, in the case of a Payment Lag Certificate, it is expected that the related trustee will include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held such Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Realized Losses.  Under section 166 of the Internal Revenue Code, although not entirely clear, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.  However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●
you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable.  As a result, your taxable income in a period could exceed your economic income in that period.  If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income.  However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.  Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.  Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we otherwise disclose in the related prospectus supplement.  These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.  Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.”  Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination.  Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.  These daily amounts generally will equal the amounts of taxable income or net loss determined as described above.  The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate.  These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate.  The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

Treasury regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  These regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption.  If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition.  These regulations also provide that an inducement fee shall be treated as income from sources within the United States.  In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these regulations (including a change from one safe harbor method to the other safe harbor method).  Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.  Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.  This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years.  Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss.  Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.  See “Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.”

Taxable Income of the REMIC.  The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property.  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

The REMIC will be allowed a deduction for interest and OID on the REMIC regular certificates.  The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC regular certificates except that the 0.25% per annum de minimus rule and adjustments for subsequent holders described therein will not apply.  That method is a constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price.  Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds.  Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year.  It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—REMICs—Prohibited Transactions Tax and Other Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code.  See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.  The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC.  However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder.  To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions.  This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above.  These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.  Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events.  In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation.  That calculation is the product  of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value.  The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT.  Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain.  Treasury regulations yet to be issued could apply a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates.  Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.”  If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate.  The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.  This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded.  These restrictions will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee  intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The applicable Treasury regulations (the “Safe Harbor Regulations”) provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules.  This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations.  However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions.  Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.  Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code.  Thus, a REMIC residual certificate is not subject to the mark-to-market rules.  We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.  Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

●	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

●
the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

●	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

●	80% of the amount of itemized deductions otherwise allowable for such tax year.

Subject to a sunset provision, the Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions over a five year phase-in period.  For tax years beginning in 2009, the above limitation is reduced by two-thirds.  For tax years 2010, 2011 and 2012, there is no limitation on itemized deductions.  For tax years beginning in 2013, pursuant to the sunset provision, the full limitation on itemized deductions described above applies.  Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

We recommend that those prospective investors who are individuals, estates or trusts, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.  If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.”  Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates.  However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:
●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.  The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.  The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs.  The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders.  However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.  If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization.  In that case, the tax would instead be imposed on the agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph.  This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.  A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.  Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners.  Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return.  In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item.  Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns.  An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS.  Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs.  This information will be provided upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.  Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate.  To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.  Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates.  If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes.  However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●
U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Securities Held Through Foreign Accounts.  Under the “Hiring Incentives to Restore Employment Act” (the “HIRE Act”) and recently proposed regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” generally are certain payments attributable to withholdable payments. The HIRE Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under the HIRE Act described above will, absent an exception, apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.   Pursuant to the proposed regulations, the HIRE Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013, (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2014 and (iii) passthru payments made after December 31, 2016. Additionally, the provisions of the HIRE Act discussed above generally will not apply to obligations, such as the regular certificates (but generally will apply to an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) if they are outstanding on January 1, 2013.  If a holder of regular certificates were to be subject to this legislation and fail to comply with its requirements, a portion of any payments made on such regular certificates after December 31, 2013 could be subject to 30% withholding. Unless a foreign financial institution is the beneficial owner of a payment, this withholding tax will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments, provided that the beneficial owner of the payment furnishes such information as the IRS deems necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Grantor Trusts

Classification of Grantor Trusts.  With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.  Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.  Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.  We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.  Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.  Subject to a sunset provision, the Economic Growth and Tax Relief Reconciliation Act of 2001, as amended, repealed the section 68 overall limitation on itemized deductions over a several year phase-in period.  For tax years beginning in 2011 and 2012, there is no limitation on itemized deductions.  For tax years beginning in 2013, pursuant to the sunset provision, the full limitation on itemized deductions described above is scheduled to apply.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial.  Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates.  The method of this allocation should recognize that each class benefits from the related services.  In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code.  Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon.  We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

The scope of this section covers investments in any pool of debt instruments the yield on which may be affected by reason of prepayments.  The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects.  For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.  If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code.  This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting.  See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price.  The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate.  The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.”  In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate.  This rate is compounded based on the regular interval between distribution dates.  In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.  In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield.  Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds.  Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount.  This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement.  If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be zero under the de minimis rule.  Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply.  Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting.  In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.  In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan.  If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount.  The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion.  See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans.  In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans.  However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.  If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount.  A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income.  However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month.  A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates.  Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.  This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.  If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method.  Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.  However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates.  The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates.  Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates.  Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method.  In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you.  This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code.  The precise means of applying that method is uncertain in various respects, however.  See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero.  That is, no current deduction of the negative amount will be allowed to you.  You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate.  Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate.  However, the loss may be a capital loss, which is limited in its deductibility.  The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.  See “Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable” above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments.  In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

The OID regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate mortgage loans.  Additionally, the IRS has not issued guidance under the Internal Revenue Code’s coupon stripping rules with respect to such instruments.  In the absence of any authority, the trustee or other applicable party will report OID on grantor trust certificates attributable to adjustable rate mortgage loans (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules described above and with the OID regulations.  In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income.  Further, the addition of deferred interest (i.e., interest deferred by reason of negative amortization) to the principal balance of an adjustable rate mortgage loan may require the inclusion of such amount in the income of the grantor trust certificateholder when such amount accrues.  Furthermore, the addition of deferred interest to the grantor trust certificate’s principal balance will result in additional income (including possibly OID income) to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

Sales of Grantor Trust Certificates.  Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection.  The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals.  No similar rate differential exists for corporations.  In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances.  Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.  Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position.  A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument.  Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates.  However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year.  This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.  Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate.  In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense.  Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

The applicable Treasury regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, is required to calculate and provide information to requesting persons with respect to the trust in accordance with these regulations.  The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), is required to file information returns with the IRS and provide tax information statements to holders in accordance with these regulations.

Backup Withholding.  In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors.  In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates.  However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences concerning the offered certificates.  State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

●	ERISA Plans, and

●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan.  For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements.  However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section.  Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and

●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies.  Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan.  For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;

●	loans or other extensions of credit; and

●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available.  In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons.  In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan.  The Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies.  One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant.  The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors.  The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or

●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and

●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code.  For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.  The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac.  Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan.  Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates.  Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.  The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc.  Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things—

●	the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

●
the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global Markets Inc. or any person affiliated with Citigroup Global Markets Inc., such as particular classes of the offered certificates.

Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class.  The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets.  A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets.  That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets.  In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account.  If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates.  Offered certificates generally may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, a mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan.  A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and

●	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code.  All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates that will qualify as “mortgage related securities” will be those that:  (1) are rated in one of two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which amended SMMEA, the SEC is required to establish new creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21, 2012.  As of the date of this prospectus, however, the SEC has neither proposed nor adopted a rule establishing such new creditworthiness standards for purposes of SMMEA. Nevertheless, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to effectiveness of a new rule (including prior to July 21, 2012) that are specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new rule is effective, and that future classes of offered certificates may not qualify, either.

Further, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties.

Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by any NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.  Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent:  (a) the offered certificates of any class or series constitute legal investments or are subject to investment, capital or other restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates.  We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph.  The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods.  The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates.  Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account.  These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  Such underwriters may be broker dealers affiliated with us or other parties to the particular offering, whose identities and relationships to us or such other parties will be as set forth in the related prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates.  In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

●	the obligations of the underwriters will be subject to various conditions precedent,

●	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

●
in limited circumstances, we will indemnify the several underwriters and each person, if any, that controls an underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and each person, if any, that controls us within the meaning of Section 15 of the Securities Act, against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates.  Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any third party may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters at a price specified or described in the prospectus supplement.  This selling certificateholder may then, from time to time, offer and sell, pursuant to this prospectus and a related prospectus supplement, some or all of the offered certificates it purchased in one of the following ways: (i) directly; (ii) through one or more underwriters to be designated at the time of the offering of the certificates; or (iii) through dealers acting as agent and/or principal.  Any of these offerings may be restricted in the matter specified in the related prospectus supplement.  These transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.  The underwriters and dealers participating in the purchaser’s offering of such certificates may receive compensation in the form of underwriting discounts or commissions from the selling certificateholder and these dealers may receive commissions from the investors purchasing such certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions).  Any dealer that participates in the distribution of these certificates will be an “underwriter” within the meaning of the Securities Act, and any commissions and discounts received by a dealer and any profit on the resale of these certificates by a dealer will be underwriting discounts and commissions under the Securities Act.

Unless otherwise specified in the related prospectus supplement, Citigroup Global Markets Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus.  Citigroup Global Markets Inc. is our affiliate and an affiliate of CGMRC.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Kaye Scholer LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates.  None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates.  Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.  We have determined that our financial statements will not be material to the offering of any offered certificates.

RATINGS

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one NRSRO has rated those certificates in one of its generic rating categories which signifies investment grade.  Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement or in a related free writing prospectus, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled.  These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer.  The rating(s) on a class of offered certificates will not represent any assessment of—

●	whether the price paid for those certificates is fair;

●	whether those certificates are a suitable investment for any particular investor;

●	the tax attributes of those certificates or of the related trust;

●	the yield to maturity or, if they have principal balances, the average life of those certificates;

●	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

●
if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this “Glossary” section whenever they are used in this prospectus.

“ADA” means the Americans with Disabilities Act of 1990, as amended.

“Bankruptcy Code” means Title 11 of the United States Code.

“CERCLA” means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“CGMRC” means Citigroup Global Markets Realty Corp.

“Clearstream” means Clearstream Banking, société anonyme.

“Committee Report” means the Conference Committee Report accompanying the Tax Reform Act of 1986.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

“Depositor” means Citigroup Commercial Mortgage Securities Inc.

“Disqualified Organization” means:

●	the United States,

●	any State or political subdivision of the United States,

●	any foreign government,

●	any international organization,

●	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

●
any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

●	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

“DRA” means the Deficit Reduction Act of 2006.

“DTC” means The Depository Trust Company.

“Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

“Environmental Condition” means any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand.

“EPA” means the Environmental Protection Agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

“ECSPLC” means Euroclear Clearance System Public Limited Company.

“Euroclear Operator” means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

“Euroclear Terms and Conditions” means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fannie Mae” means the Federal National Mortgage Association.

“Farmer Mac” means the Federal Agricultural Mortgage Corporation.

“FDIC” means the Federal Deposit Insurance Corporation.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association.

“Governing Document” means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“I.R.C. Plan” means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

“IRS” means the Internal Revenue Service.

“Lender Liability Act” means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

“Net Income From Foreclosure Property” means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

“NCUA” means the National Credit Union Administration.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“OCC” means the Office of the Comptroller of the Currency.

“OTS” means the Office of Thrift Supervision.

“Party in Interest” means any person that is a “party in interest” within the meaning of ERISA or a “disqualified person” within the meaning of Section 4975 of the Internal Revenue Code.

“Pass-Through Entity” means any:

●	regulated investment company,

●	real estate investment trust,

●	trust,

●	partnership, or

●	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

“Plan” means an ERISA Plan or an I.R.C. Plan.

“Plan Asset Regulations” means Section 2510.3-101 of the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA, describing what constitutes the assets of a Plan.

“PTE” means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

“RCRA” means the federal Resource Conservation and Recovery Act.

“REIT” means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

“Relief Act” means the Servicemembers Civil Relief Act.

“REMIC” means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

“Safe Harbor Regulations” means the final Treasury regulations issued on July 18, 2002.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“SPA” means standard prepayment assumption.

“Title V” means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

“Treasury Department” means the United States Department of the Treasury.

“UCC” means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

“Underwriter Exemption” means PTE 91-23, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5.

“U.S. Person” means:

●	a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

●
an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

●	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

$728,147,000
(Approximate)

Citigroup Commercial Mortgage
Trust 2012-GC8
(as Issuing Entity)

Citigroup Commercial Mortgage
Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2012-GC8

	Prospectus Supplement
	Certificate Summary	S-11
	Summary	S-12
	Risk Factors	S-47
	Description of the Mortgage Pool	S-87
	Transaction Parties	S-137
	Description of the Offered Certificates	S-183
	Yield, Prepayment and Maturity Considerations	S-207
	The Pooling and Servicing Agreement	S-216
	Use of Proceeds	S-267
	Material Federal Income Tax Consequences	S-267
	State and Local Tax Considerations	S-270
	ERISA Considerations	S-270
	Legal Investment	S-274
	Certain Legal Aspects of the Mortgage Loans	S-274
	Ratings	S-276
	Plan of Distribution (Underwriter Conflicts of Interest)	S-277
	Legal Matters	S-279
	Index of Significant Definitions	S-280

Annex A –	Statistical Characteristics of the Mortgage		Class A-1	$58,955,000
	Loans	A-1	Class A-2	$181,568,000
Annex B –	Structural and Collateral Term Sheet	B-1	Class A-3	$27,725,000
Annex C –	Mortgage Pool Information	C-1	Class A-4	$379,626,000
Annex D –	Form of Distribution Date Statement	D-1	Class A-AB	$80,273,000
Annex E-1 –	Sponsor Representations and Warranties	E-1-1	PROSPECTUS SUPPLEMENT Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co. Co-Managers Natixis RBS September 10, 2012
Annex E-2 –	Exceptions to Sponsor Representations and
	Warranties	E-2-1
Annex F –	Class A-AB Scheduled Principal Balance
	Schedule	F-1
Annex G –	17 Battery Place South Amortization
	Schedule	G-1
	Prospectus
	Table of Contents	2
	Important Notice About the Information Presented in this Prospectus and the Related Prospectus Supplement	6
	Available Information	6
	Summary of Prospectus	7
	Risk Factors	19
	Capitalized Terms Used in this Prospectus	76
	The Trust Fund	76
	Transaction Participants	85
	Description of the Governing Documents	88
	Description of the Certificates	99
	Yield and Maturity Considerations	113
	Description of Credit Support	119
	Certain Legal Aspects of the Mortgage Loans	121
	Material Federal Income Tax Consequences	142
	State and Other Tax Consequences	180
	ERISA Considerations	180
	Legal Investment	184
	Use of Proceeds	185
	Method of Distribution	185
	Legal Matters	187
	Financial Information	187
	Ratings	187
	Glossary	189

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.